As filed with the Securities and Exchange Commission on November 21, 2005

Registration No. 333-113876

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO
FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MORGAN STANLEY CHARTER GRAHAM L.P.

(Exact name of registrant as specified in charter document)

Delaware	6799	13-4018068
(State of Organization of Issuer)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

Managed Futures Department
330 Madison Avenue,
8th Floor
New York, New York 10017
(212) 905-2700
(Address, including zip code and telephone number, including area code,
of registrant’s principal executive offices)	Jeffrey A. Rothman
Demeter Management Corporation
330 Madison Avenue,
8th Floor
New York, New York 10017
(212) 905-2700
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copies of communications to:

Edwin L. Lyon, Esq. Cadwalader, Wickersham & Taft LLP 1201 F Street, N.W., Suite 1100 Washington, D.C. 20004 (202) 862-2200	Daniel Kosowsky, Esq. 2000 Westchester Avenue, 1st Floor Purchase, New York 10577 (914) 225-5552

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

      The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

      Pursuant to Rule 429 of the Securities Act of 1933, the prospectus which is part of this Registration Statement is a combined prospectus and includes all the information currently required in a prospectus relating to the securities covered by Registration Statement Nos. 333-60115, 333-91563, 333-85076 and 333-103166, previously filed by the registrant. This Registration Statement which relates to 19,528,718.650 unsold units of limited partnership interest of the registrant as of September 30, 2005, also constitutes a Post-Effective Amendment to Registration Statement Nos. 333-60115, 333-91563, 333-85076 and 333-103166.

MORGAN STANLEY CHARTER GRAHAM L.P.

CROSS REFERENCE SHEET

Item No.	Registration Item	Location in Prospectus
1.	Forepart of the Registration Statement and Outside Front Cover Page of Prospectus	Facing Page; Front Cover Pages.
2.	Inside Front and Outside Back Cover Pages of Prospectus	Inside Front Cover Page; Table of Contents.
3.	Summary Information, Risk Factors, and Ratio of Earnings to Fixed Charges	Summary; Risk Factors; Description of Charges; Use of Proceeds; The General Partner; The Commodity Brokers.
4.	Use of Proceeds	Use of Proceeds.
5.	Determination of Offering Price	Plan of Distribution.
6.	Dilution	Not Applicable.
7.	Selling Security Holders	Not Applicable.
8.	Plan of Distribution	Plan of Distribution.
9.	Description of Securities to be Registered	The Limited Partnership Agreement.
10.	Interests of Named Experts and Counsel	Not Applicable.
11.	Information with Respect to the Registrant
	(a) Description of Business	Summary; Risk Factors; Use of Proceeds; The Charter Series; The Trading Advisors; The Futures, Options, and Forwards Markets; The Limited Partnership Agreements.
	(b) Description of Property	Not Applicable.
	(c) Legal Proceedings	Litigation; The Trading Advisors.
	(d)Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	Risk Factors.
	(e) Financial Statements	Report of Independent Registered Public Accounting Firm; Independent Auditors’ Report.
	(f) Selected Financial Data	Selected Financial Data.
	(g) Supplementary Financial Information	Selected Financial Data.
	(h)Management’s Discussion and Analysis of Financial Condition and Results of Operations	Management’s Discussion and Analysis of Financial Condition and Results of Operations.
	(i) Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Not Applicable.
	(j) Quantitative and Qualitative Disclosures About Market Risk	Quantitative and Qualitative Disclosures About Market Risk.
	(k) Directors and Executive Officers	The General Partner.
	(l) Executive Compensation	Summary; Conflicts of Interest; Fiduciary Responsibility and Liability; Description of Charges; Risk Factors; The Trading Advisors; The General Partner; The Commodity Brokers.
	(m) Security Ownership of Certain Beneficial Owners and Management	The General Partner; Report of Independent Registered Public Accounting Firm; Independent Auditors’ Report.
	(n)Certain Relationships and Related Transactions	Summary; Conflicts of Interest; Fiduciary Responsibility and Liability; Description of Charges; Risk Factors; The Trading Advisors; The General Partner; The Commodity Brokers.
12.	Disclosure of Commission Position on Indemnification for Securities Act Liabilities	Fiduciary Responsibility and Liability.

EXPLANATORY STATEMENT

      The prospectus contained in this Registration Statement relates to the units of limited partnership interest for each of the following registrants:

Registrant	Registration Statement Nos.	Units Available as of September 30, 2005	Units Being Concurrently Registered
Morgan Stanley Charter Graham L.P.	333-60115, 333-91563, 333-85076, 333-103166 and 333-113876	19,528,718.650	—
Morgan Stanley Charter Millburn L.P.	333-60103, 333-91569, 333-103170 and 333-113893	10,228,865.203	—
Morgan Stanley Charter MSFCM L.P.	333-41684, 333-85074, 333-103168 and 333-113877	16,963,589.544	—
Morgan Stanley Charter Campbell L.P.	333-85078, 333-103171 and 333-113878	20,557,571.419	—

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

      SUBJECT TO COMPLETION DATED NOVEMBER 21, 2005

MORGAN STANLEY CHARTER SERIES

Morgan Stanley Charter Graham L.P.

Morgan Stanley Charter Millburn L.P.

Morgan Stanley Charter MSFCM L.P.

Morgan Stanley Charter Campbell L.P.

SUPPLEMENT
TO
PROSPECTUS DATED APRIL 25, 2005

      You should read this supplement together with the prospectus dated April 25, 2005. All page and section references in this supplement relate to the prospectus, except references to pages preceded by “S-,” which relate to this Supplement.

Services Provided by Morgan Stanley DW Inc.

The date of this Supplement is       •, 2005

TABLE OF CONTENTS

Page
Summary	S-•
Risk Factors	S-•
Description of Charges	S-•
The Charter Series	S-•
Selected Financial Data and Selected Quarterly Financial Data	S-•
Management’s Discussion and Analysis of Financial Condition and Results of Operations	S-•
Quantitative and Qualitative Disclosures About Market Risk	S-•
The General Partner	S-•
The Trading Advisors	S-•
Litigation	S-•
Plan of Distribution	S-•
Material Federal Income Tax Considerations	S-•
State and Local Income Tax Aspects	S-•
Experts	S-•
Potential Advantages	S-•
Supplemental Performance Information	S-•
Notice to Ohio Residents	S-•
Financial Statements	S-•

[This Page Intentionally Left Blank]

SUMMARY

      The following updates and replaces the break even analysis contained on the cover, page 7, page 8 and page 12.

Break Even Analysis

      Following is a table that sets forth the fees and expenses that you would incur on an initial investment of $20,000 in a partnership and the amount that your investment must earn, after taking into account estimated interest income, in order to break even after one year and after more than two years. The fees and expenses applicable to each partnership are described above.

	$20,000 Investment
	Charter Series Partnerships (excluding Charter Campbell)	Charter Campbell
Management Fee	400	530
Brokerage Fee (1)	1,200	1,200
Less: Interest Income (2)	(690)	(690)
Incentive Fee (3)	—	—
Redemption Charge (4)	408	408
Amount of trading profits a partnership must earn for you to recoup your initial investment at the end of one year after paying a redemption charge	1,318	1,448
Trading profits as a percentage of net assets that a partnership must earn for you to recoup your initial investment at the end of one year after paying a redemption charge	6.59%	7.24%
Amount of trading profits a partnership must earn each year for you to recoup your initial investment after two years with no redemption charge	910	1,040
Trading profits as a percentage of net assets that a partnership must earn each year for you to recoup your initial investment after two years with no redemption charge	4.55%	5.20%

(1) Effective July 1, 2005, the general partner reduced brokerage fees from a 6.25% annual rate to a 6.00% annual rate.

(2) The partnerships receive interest at the rate earned by Morgan Stanley DW on its U.S. Treasury bill investments with customer segregated funds, as if 100% of each partnership’s average daily net assets deposited with Morgan Stanley DW for the month were invested at that rate. In addition, Morgan Stanley DW will credit each partnership with 100% of the interest income Morgan Stanley DW receives from the clearing commodity brokers with respect to such partnership’s assets deposited as margin with the clearing commodity brokers. For purposes of the break even calculation, it was estimated that approximately 80% of a partnership’s average daily funds maintained in trading accounts will be on deposit with Morgan Stanley DW and earn interest income at a rate of approximately 3.50%, and that approximately 20% of a partnership’s average daily funds maintained in trading accounts will be on deposit with the clearing commodity broker and generate interest income at a rate of approximately 3.25%. An interest rate of 3.50% was derived by using an average of the blended rate for the five recent weekly auction rates for three-month U.S. Treasury bills and adjusting for the historical rate that Morgan Stanley DW earned in excess of such amount. The combined rate used for this break even analysis is estimated to be approximately 3.45%. Investors should be aware that the break even analysis will fluctuate as interest rates fluctuate, with the break even percentage decreasing as interest rates increase or increasing as interest rates decrease.

(3) Incentive fees are paid to a trading advisor only on trading profits earned. Trading profits are determined after deducting all partnership expenses, other than any extraordinary expenses, and do not include interest income. Therefore, incentive fees will be zero at the partnership’s break even point.

(4) Units redeemed at the end of 12 months from the date of purchase are generally subject to a 2% redemption charge; after 24 months there are no redemption charges.

RISK FACTORS

      The following updates and replaces the following risk factors on pages 10-12.

      The partnerships’ trading is highly leveraged. The trading advisor for each partnership uses substantial leverage when trading, which could result in immediate and substantial losses. For example, if 10% of the face value of a contract is deposited as margin for that contract, a 10% decrease in the value of the contract would cause a total loss of the margin deposit. A decrease of more than 10% in the value of the contract would cause a loss greater than the amount of the margin deposit.

      The leverage employed by the partnerships in their trading can vary substantially from month to month and can be significantly higher or lower than the averages set forth below. As an example of the leverage employed by the partnerships, set forth below is the average of the underlying value of each partnership’s month-end positions for the period October 2004 through September 2005, as compared to the average month-end net assets of the partnership during that period. While the leverage employed on a trade will accentuate the trading profit or loss on that trade, one partnership’s overall leverage as compared to another partnership’s overall leverage does not necessarily mean that it will be more volatile than the other partnership. This can be seen by a review of the monthly rates of return for the partnerships on pages S-• to S-•.

Charter Graham	11.7 times net assets
Charter Millburn	10.2 times net assets
Charter MSFCM	6.5 times net assets
Charter Campbell	10.7 times net assets

      Trading on foreign exchanges presents greater risks to each partnership than trading on U.S. exchanges.

      • Each partnership trades on exchanges located outside the U.S. Trading on U.S. exchanges is subject to CFTC regulation and oversight, including, for example, minimum capital requirements for commodity brokers, regulation of trading practices on the exchanges, prohibitions against trading ahead of customer orders, prohibitions against filling orders off exchanges, prescribed risk disclosure statements, testing and licensing of industry sales personnel and other industry professionals, and recordkeeping requirements. Trading on foreign exchanges is not regulated by the CFTC or any other U.S. governmental agency or instrumentality and may be subject to regulations that are different from those to which U.S. exchange trading is subject, provide less protection to investors than trading on U.S. exchanges and may be less vigorously enforced than regulations in the U.S.

      • Positions on foreign exchanges also are subject to the risk of exchange controls, expropriation, excessive taxation or government disruptions.

      • A partnership could incur losses when determining the value of its foreign positions in U.S. dollars because of fluctuations in exchange rates.

      Each partnership must deposit margin with respect to the partnership’s futures and options contracts on both U.S. exchanges and on foreign exchanges and must deposit margin with respect to its foreign currency forward contracts to assure the partnership’s performance on those contracts. Set forth below for each partnership is the average percentage of month-end margin requirements for the period October 2004 through September 2005 for each partnership that relate to futures and options contracts on foreign exchanges as compared to the partnership’s total average month-end margin requirements. This information will provide you with a sense of the magnitude of each partnership’s trading on foreign exchanges, and, therefore, the relevance of the risks described in the prior paragraph to each partnership. You should be aware, however, that the percentage of each partnership’s margin requirements that relate to positions on foreign exchanges varies from month to month and can be significantly higher or lower than the percentages set forth below.

%
Charter Graham	51.5
Charter Millburn	43.0
Charter MSFCM	45.5
Charter Campbell	34.6

      The unregulated nature of the forward markets creates counterparty risks that do not exist in futures trading on exchanges. Unlike futures contracts, forwards contracts are entered into between private parties off an exchange and are not regulated by the CFTC or by any other U.S. government agency. Because forwards contracts are not traded on an exchange, the performance of those contracts is not guaranteed by an exchange or its clearinghouse and the partnership is at risk to the ability of the counterparty to the trade to perform on the forwards contracts. Because trading in the forwards markets is not regulated, there are no specific standards or regulatory supervision of trade pricing and other trading activities that occur in those markets. Because the partnerships trade forwards contracts in foreign currency with Morgan Stanley & Co., they are at risk to the creditworthiness and trading practices of Morgan Stanley & Co. as the counterparty to the trades.

      As the counterparty to all of the partnerships’ foreign currency forwards contracts, Morgan Stanley & Co. requires the partnerships to make margin deposits to assure the partnerships’ performance on those contracts. Set forth below for each partnership is the average percentage of month-end margin requirements for the period October 2004 through September 2005 that relate to forwards contracts as compared to the partnership’s total average month-end margin requirements. This information will provide you with a sense of the magnitude of each partnership’s trading in the forwards contracts markets as compared to its trading of futures and options contracts on regulated exchanges, and, therefore, the relevance of the risks described in the prior paragraphs to each partnership. You should be aware that the percentage of each partnership’s margin requirements that relate to forwards contracts varies from month to month and can be significantly higher or lower than the percentages set forth below.

%
Charter Graham	15.7
Charter Millburn	32.3
Charter MSFCM	27.7
Charter Campbell	48.9

DESCRIPTION OF CHARGES

      The following updates the table relating to the Amount of Compensation for the commodity brokers under the sub-caption “—Charges to Each Partnership” on page 20.

      Effective July 1, 2005, the monthly brokerage fee payable to Morgan Stanley DW was reduced from 1/12 of 6.25% (a 6.25% annual rate) of the partnership’s net assets to 1/12 of 6.00% (a 6.00% annual rate) of the partnership’s net assets.

      The following updates the information relating to Brokerage Fees under the sub-caption “—Commodity Brokers—Brokerage Fees” on page 21.

      Effective July 1, 2005, pursuant to the customer agreements with the commodity brokers, the partnerships pay a monthly flat-rate brokerage fee based on their net assets as of the first day of each month, at the rate of 1/12 of 6.00% (a 6.00% annual rate), irrespective of the number of trades executed on a partnership’s behalf.

THE CHARTER SERIES

      The following updates and replaces the table under the sub-caption “— General” on page 26.

      Following is a summary of information relating to the sale of units of each partnership through September 30, 2005:

	Charter Graham	Charter Millburn	Charter MSFCM*	Charter Campbell
Units sold	30,471,281.350	10,771,134.797	19,957,272.856	34,442,428.581
Units available for sale	19,528,718.650	10,228,865.203	16,963,589.544	20,557,571.419
Total proceeds received	$566,453,947	$112,109,799	$339,696,259	$389,290,209
General partner contributions	$4,831,000	$710,000	$2,722,486	$3,500,000
Number of limited partners	15,855	3,244	11,079	11,886
Net asset value per unit	$18.88	$10.24	$15.92	$12.34

      *The number of units sold has been adjusted to reflect a 100-for-1 unit conversion that took place on December 1, 2000, when Charter MSFCM became part of the Charter Series of partnerships.

      The following updates, through September 30, 2005, and replaces the performance capsules beginning on page 31, with the exception of Capsule IV-A, Pro Forma Performance of Charter Campbell. The footnotes beginning on page 33 are an integral part of the performance capsules.

Capsule I

Performance of Charter Graham

Type of pool: publicly-offered fund
Inception of trading: March 1999
Aggregate subscriptions: $571,284,947
Current capitalization: $442,636,900
Current net asset value per unit: $18.88
Worst monthly % drawdown past five years: (13.72)% (November 2001)
Worst monthly % drawdown: (13.72)% (November 2001)
Worst month-end peak-to-valley drawdown past five years: (27.20)% (14 months, February 2004-April 2005)
Worst month-end peak-to-valley drawdown: (27.20)% (14 months, February 2004-April 2005)
Cumulative return since inception: 88.80%

	Monthly Performance
Month	2005	2004	2003	2002	2001	2000	1999
	%	%	%	%	%	%	%
January	(9.70)	1.14	8.39	1.60	(1.99)	2.53
February	(1.60)	8.13	8.62	(3.22)	3.41	(2.37)
March	(1.93)	(0.67)	(9.65)	(3.18)	8.41	0.29	(8.00)
April	(9.79)	(10.18)	0.50	(8.09)	(10.66)	(4.94)	4.24
May	1.38	(3.98)	9.19	5.31	0.81	(3.97)	(5.94)
June	5.04	(4.88)	(7.14)	13.87	(0.64)	(5.51)	6.65
July	(2.16)	(5.28)	(1.86)	15.92	(3.57)	(1.80)	(2.60)
August	0.28	(0.22)	2.45	6.87	6.05	7.09	4.70
September	3.74	2.50	(11.15)	7.09	14.82	(1.60)	1.22
October		6.56	10.03	(7.25)	9.18	2.93	(6.04)
November		5.71	2.24	(3.32)	(13.72)	16.54	1.82
December		4.14	6.63	9.60	0.88	13.47	8.32
Compound Annual/ Period Rate of Return	(14.80)	1.28	16.14	36.82	9.72	21.96	2.90
	(9 months)						(10 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Capsule II

Performance of Charter Millburn

Type of pool: publicly-offered fund
Inception of trading: March 1999
Aggregate subscriptions: $112,819,799
Current capitalization: $48,801,045
Current net asset value per unit: $10.24
Worst monthly % drawdown past five years: (11.09)% (April 2004)
Worst monthly % drawdown: (12.69)% (October 1999)
Worst month-end peak-to-valley drawdown past five years: (29.70)% (18 months, February 2003-August 2004)
Worst month-end peak-to-valley drawdown: (29.70)% 18 months, February 2003-August 2004)
Cumulative return since inception: 2.40%

	Monthly Performance
Month	2005	2004	2003	2002	2001	2000	1999
	%	%	%	%	%	%	%
January	(4.47)	1.26	4.65	1.30	0.58	2.16
February	0.00	3.64	6.75	(4.49)	(2.29)	(1.79)
March	(3.78)	(1.80)	(11.05)	0.67	9.69	(5.26)	(0.50)
April	(5.07)	(11.09)	0.18	(4.56)	(6.69)	0.68	5.03
May	1.31	(2.16)	11.59	4.31	1.63	(2.25)	(3.54)
June	4.09	(4.72)	(5.23)	14.97	(3.01)	(4.72)	5.16
July	(0.31)	(5.27)	1.44	7.19	(6.21)	(1.45)	(3.77)
August	1.24	(2.34)	1.68	1.36	2.69	3.07	0.98
September	4.81	1.03	(0.58)	6.80	(3.42)	(2.26)	0.19
October		6.88	(8.95)	(9.38)	4.69	4.02	(12.69)
November		9.81	(2.82)	(4.90)	(10.16)	4.45	1.44
December		1.06	4.03	8.65	2.33	16.59	1.53
Compound Annual/ Period Rate of Return	(2.66)	(5.31)	(0.63)	21.13	(11.25)	12.07	(7.20)
	(9 months)						(10 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Capsule III

Performance of Charter MSFCM

Type of pool: publicly-offered fund
Inception of trading: March 1994
Aggregate subscriptions: $342,418,745
Current capitalization: $160,485,114
Current net asset value per unit: $15.92
Worst monthly % drawdown past five years: (12.78)% (June 2003)
Worst monthly % drawdown since inception: (12.87)% (January 1995)
Worst month-end peak-to-valley drawdown past five years: (45.45)% (26 months, February 2003-April 2005)
Worst month-end peak-to-valley drawdown since inception: (45.45)% (26 months, February 2003-April 2005)
Cumulative return since inception: 59.20%

	Monthly Performance
Month	2005	2004	2003	2002	2001	2000	1999	1998	1997	1996	1995	1994
	%	%	%	%	%	%	%	%	%	%	%	%
January	(7.72)	(0.14)	12.73	1.65	(4.29)	(0.68)	(5.38)	(1.65)	10.03	2.85	(12.87)
February	(4.71)	7.10	11.70	(2.27)	0.42	(0.66)	1.34	(2.21)	6.10	(11.64)	11.47
March	(3.95)	(5.01)	(9.78)	(0.06)	7.07	4.72	(3.27)	(0.69)	(8.05)	0.89	28.77	2.28
April	(9.20)	(9.98)	2.98	1.07	(7.72)	2.15	2.78	(5.90)	(5.89)	3.90	4.41	(2.36)
May	8.40	(3.69)	3.48	6.71	5.96	2.34	(4.36)	6.70	0.36	(4.67)	1.21	2.58
June	1.91	(8.16)	(12.78)	11.37	(2.10)	(4.32)	0.54	(0.81)	0.42	(1.55)	(2.60)	2.15
July	(5.49)	(4.89)	1.91	3.77	(0.93)	(7.75)	(0.47)	(4.53)	15.17	5.97	0.48	(4.57)
August	2.30	4.33	(4.64)	3.39	4.68	3.32	5.00	15.33	(3.21)	(2.48)	3.58	(5.22)
September	(0.62)	0.54	(5.27)	3.19	(1.29)	(1.33)	0.14	1.62	4.51	4.88	(4.93)	(1.44)
October		7.95	(5.84)	(8.59)	7.54	1.29	(9.69)	1.57	(4.59)	8.88	(1.79)	4.96
November		4.32	(0.30)	0.64	(7.80)	4.31	2.39	(5.12)	6.81	7.53	(4.17)	1.72
December		3.88	3.96	6.28	(3.31)	20.52	2.35	2.44	4.43	(8.37)	1.68	(6.95)
Compound Annual/Period Rate of Return	(18.61)	(5.60)	(5.13)	29.08	(3.31)	23.77	(9.21)	5.07	26.22	3.97	21.88	(7.32)
	(9 months)											(10 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Capsule IV

Performance of Charter Campbell

Type of pool: publicly-offered fund
Inception of trading: October 1, 2002
Aggregate subscriptions: $392,790,209
Current capitalization: $358,485,750
Current net asset value per unit: $12.34
Worst monthly % drawdown: (6.99)% (April 2004)
Worst month-end peak-to-valley drawdown: (14.69)% (6 months, March 2004-September 2004)
Cumulative return since inception: 23.40%

	Monthly Performance
Month	2005	2004	2003	2002
	%	%	%	%
January	(2.33)	2.69	7.52
February	(1.33)	10.58	7.38
March	(0.09)	0.63	(6.06)
April	0.18	(6.99)	2.98
May	4.74	(0.84)	2.34
June	6.50	(3.58)	(1.46)
July	1.04	(1.06)	(5.19)
August	(5.64)	(1.34)	2.15
September	3.87	(1.72)	(1.34)
October		2.30	2.23	(5.60)
November		3.87	0.85	(1.91)
December		0.35	4.80	3.46
Compound Annual/ Period Rate of Return	6.56	3.95	16.28	(4.20)
	(9 months)			(3 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SELECTED FINANCIAL DATA
AND SELECTED QUARTERLY FINANCIAL DATA

      The following updates and replaces the information contained on pages 35-38.

Charter Graham

Selected Financial Data

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2005	2004	2004	2003	2002	2001	2000
	$	$	$	$	$	$	$
	(Unaudited)	(Unaudited)
Total Trading Results including interest	(44,946,168)	(28,331,323)	46,935,381	47,428,993	34,435,014	8,379,420	8,225,638
Net Income (Loss)	(71,745,615)	(54,323,235)	12,451,485	27,245,238	24,627,018	3,258,760	5,323,879
Net Income (Loss) Per Unit (Limited & General Partners)	(3.28)	(2.99)	0.28	3.04	5.07	1.22	2.26
Total Assets	457,278,781	381,601,323	485,512,885	275,757,181	117,617,443	48,611,167	30,380,410
Total Limited Partners’ Capital	437,791,742	372,219,332	471,290,914	267,851,230	115,164,948	47,429,838	28,446,182
Net Asset Value Per Unit	18.88	18.89	22.16	21.88	18.84	13.77	12.55

Selected Quarterly Financial Data
(Unaudited)

Quarter ended	Total Trading Results including interest	Net income (loss)	Net income (loss) per unit of limited partnership interest
	$	$	$
2005
March 31	(52,603,882)	(62,021,261)	(2.85)
June 30	(8,757,172)	(17,527,725)	(0.76)
September 30	16,414,886	7,803,371	0.33

Total	(44,946,168)	(71,745,615)	(3.28)

2004
March 31	35,933,690	24,605,992	1.89
June 30	(60,864,949)	(68,217,183)	(4.27)
September 30	(3,400,064)	(10,712,044)	(0.61)
December 31	75,266,704	66,774,720	3.27

Total	46,935,381	12,451,485	0.28

2003
March 31	13,703,187	6,055,004	1.20
June 30	6,009,634	2,287,809	0.38
September 30	(18,042,659)	(22,248,748)	(2.18)
December 31	45,758,831	41,151,173	3.64

Total	47,428,993	27,245,238	3.04

Charter Millburn

Selected Financial Data

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2005	2004	2004	2003	2002	2001	2000
	$	$	$	$	$	$	$
	(Unaudited)	(Unaudited)
Total Trading Results including interest	1,280,419	(10,039,183)	562,037	3,968,233	9,999,630	(844,206)	5,531,141
Net Income (Loss)	(2,039,833)	(13,922,241)	(4,460,040)	(1,288,513)	6,853,873	(3,631,650)	3,345,779
Net Income (Loss) Per Unit (Limited & General Partners)	(0.28)	(2.24)	(0.59)	(0.07)	1.95	(1.17)	1.12
Total Assets	53,313,313	52,867,845	62,694,837	66,898,633	44,834,563	30,701,006	30,595,019
Total Limited Partners’ Capital	48,113,201	50,426,305	59,881,786	64,188,800	43,800,015	29,883,431	29,457,979
Net Asset Value Per Unit	10.24	8.87	10.52	11.11	11.18	9.23	10.40

Selected Quarterly Financial Data
(Unaudited)

Quarter ended	Total Trading Results including interest	Net income (loss)	Net income (loss) per unit of limited partnership interest
	$	$	$
2005
March 31	(3,674,869)	(4,888,798)	(0.85)
June 30	1,088,703	(2,003)	0.01
September 30	3,866,585	2,850,968	0.56

Total	1,280,419	(2,039,833)	(0.28)

2004
March 31	3,417,767	1,998,517	0.34
June 30	(10,848,459)	(12,204,309)	(1.96)
September 30	(2,608,491)	(3,716,449)	(0.62)
December 31	10,601,220	9,462,201	1.65

Total	562,037	(4,460,040)	(0.59)

2003
March 31	952,464	(583,488)	(0.07)
June 30	3,991,601	2,844,205	0.66
September 30	2,758,765	1,471,851	0.30
December 31	(3,734,597)	(5,021,081)	(0.96)

Total	3,968,233	(1,288,513)	(0.07)

Charter MSFCM

Selected Financial Data

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2005	2004	2004	2003	2002	2001	2000
	$	$	$	$	$	$	$
	(Unaudited)	(Unaudited)
Total Trading Results including interest	(30,686,207)	(30,255,789)	6,167,974	(2,598,316)	21,980,820	2,265,316	10,529,366
Net Income (Loss)	(42,308,446)	(42,026,149)	(9,789,014)	(16,322,078)	14,407,426	(1,430,187)	7,369,945
Net Income (Loss) Per Unit (Limited & General Partners)	(3.64)	(4.00)	(1.16)	(1.12)	4.92	(0.58)	3.36	*
Total Assets	167,917,098	191,414,487	231,910,440	177,409,349	85,210,614	43,514,194	38,755,372
Total Limited Partners’ Capital	158,497,970	185,756,278	223,240,153	171,628,106	83,443,360	41,832,302	36,795,254
Net Asset Value Per Unit	15.92	16.72	19.56	20.72	21.84	16.92	17.50	*

* The Partnership became one of the Charter Series of funds on December 1, 2000 and each outstanding Unit on that date was converted to 100 Units of the Partnership. Per Unit amounts prior to the conversion have been restated to reflect this 100 for 1 split.

Selected Quarterly Financial Data
(Unaudited)

Quarter ended	Total Trading Results including interest	Net income (loss)	Net income (loss) per unit of limited partnership interest
	$	$	$
2005
March 31	(30,985,912)	(35,382,051)	(3.04)
June 30	3,903,462	127,655	0.05
September 30	(3,603,757)	(7,054,050)	(0.65)

Total	(30,686,207)	(42,308,446)	(3.64)

2004
March 31	6,385,669	2,496,608	0.33
June 30	(40,020,650)	(44,163,397)	(4.29)
September 30	3,379,192	(359,360)	(0.04)
December 31	36,423,763	32,237,135	2.84

Total	6,167,974	(9,789,014)	(1.16)

2003
March 31	14,806,178	10,540,655	2.97
June 30	(7,719,837)	(10,693,260)	(1.75)
September 30	(9,647,940)	(12,870,354)	(1.83)
December 31	(36,717)	(3,299,119)	(0.51)

Total	(2,598,316)	(16,322,078)	(1.12)

Charter Campbell

Selected Financial Data

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2005	2004	2004	2003	For the Period from October 1, 2002 (commencement of operations) to December 31, 2002
	$	$	$	$	$
	(Unaudited)	(Unaudited)
Total Trading Results including interest	42,789,929	3,684,768	24,521,854	13,377,361	107,809
Net Income (Loss)	22,163,442	(12,385,794)	3,033,128	7,350,048	(175,436)
Net Income (Loss) Per Unit (Limited & General Partners)	0.76	(0.28)	0.44	1.56	(0.42)
Total Assets	370,393,621	229,873,180	280,775,155	112,887,667	19,743,654
Total Limited Partners’ Capital	354,639,084	224,474,592	272,588,976	110,098,161	19,384,720
Net Asset Value Per Unit	12.34	10.86	11.58	11.14	9.58

Selected Quarterly Financial Data
(Unaudited)

Quarter ended	Total Trading Results including interest	Net Income (loss)	Net income (loss) per unit of limited partnership interest
	$	$	$
2005
March 31	(4,093,628)	(10,337,040)	(0.43)
June 30	42,711,425	35,851,381	1.31
September 30	4,172,132	(3,350,899)	(0.12)

Total	42,789,929	22,163,442	0.76

2004
March 31	24,514,628	17,343,278	1.59
June 30	(16,865,882)	(21,004,169)	(1.41)
September 30	(3,963,978)	(8,724,903)	(0.46)
December 31	20,837,086	15,418,922	0.72

Total	24,521,854	3,033,128	0.44

2003
March 31	2,545,855	1,269,308	0.81
June 30	2,760,196	1,596,059	0.40
September 30	(1,267,036)	(2,835,540)	(0.48)
December 31	9,338,346	7,320,221	0.83

Total	13,377,361	7,350,048	1.56

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

      The following updates, for the nine months ended September 30, 2005 and 2004, and supplements the information for each partnership under the sub-caption “— Results of Operations” on pages 39-48.

Charter Graham

For the Nine Months Ended September 30, 2005.

      For the nine months ended September 30, 2005, Charter Graham posted a decrease in net asset value per unit. The most significant trading losses of approximately 7.4% were recorded in the currency markets from positions in the euro relative to the Japanese yen, the U.S. dollar, and the British pound. During January, long positions in the euro versus most of its rivals incurred losses as the value of the euro reversed sharply lower in what many analysts described as a “corrective” move after its strong upward trend during the fourth quarter of 2004. This decline in the value of the euro was attributed to weak economic data out of the European Union. Further losses were recorded during January from positions in the euro against the Japanese yen and British pound as the value of the euro moved erratically against these currencies. Additional losses were incurred during August from short positions in the euro versus the U.S. dollar, British pound, and Japanese yen as the value of the euro advanced against its major rivals in response to strong signals of euro-zone economic improvement and enthusiasm for a positive reading of an index of business confidence in Germany, which had previously risen for two consecutive months. Elsewhere in the currency markets, losses resulted from positions in the South African rand, New Zealand dollar, and Australian dollar relative to the U.S. dollar primarily during January, as the value of the U.S. dollar moved erratically amid speculation that U.S. interest rates were likely to continue to rise on fears that the revaluation of the Chinese yuan was farther away than expected. Additional losses of approximately 6.7% were incurred in the global interest rate futures markets during February from long positions in long-term U.S. and European interest rate futures as prices declined in response to strong global economic data and congressional testimony by U.S. Federal Reserve Chairman Alan Greenspan, which supported Wall Street expectations for additional interest rate hikes. In April, further losses were recorded from short positions in U.S. interest rate futures as prices reversed higher in a “flight-to-quality” amid weakness in the equity markets due to concerns for the sustainability of a healthy global economy. Finally, losses were experienced throughout the third quarter from both long and short positions in the U.S. and European fixed-income futures as prices moved without consistent direction amid conflicting economic data, uncertainty regarding the future interest rate policy of the U.S. and the European Union, and volatility in energy prices. Additional losses of approximately 1.4% were incurred in the agricultural complex primarily during April from long futures positions in wheat as prices fell in response to favorable weather in growing regions, improved crop conditions, and reduced foreign demand. Elsewhere in the agricultural complex, losses were incurred from long positions in cotton futures during May as prices declined on news of weak demand in China and technically-based selling. Smaller losses were experienced from positions in soybean meal futures as prices moved in a trendless pattern through a majority of the year. Within the metals markets, losses of approximately 0.9% were recorded during January and April from long positions in aluminum futures as prices weakened on renewed strength in the U.S. dollar, lower equity prices, and news of a drop in Chinese demand. Then in July, additional losses were incurred from short positions in aluminum as prices reversed higher. Further losses in the metals markets were experienced during April and June from both long and short positions in gold futures amid significant volatility in market prices. A portion of these losses for the first nine months of the year was offset by gains of approximately 3.6% recorded in the global stock index futures markets during February from long positions in European and Japanese equity index futures as equity prices moved higher early in the month amid the successful elections in Iraq and lower-than-expected unemployment data out of the U.S. Equity prices in Japan were also pressured higher when positive economic data painted a brighter picture of the Far East Region’s economy. In June, further gains were recorded from long positions in European equity index futures as prices rallied on the perception that weakness in the euro could stimulate the European economy by making exports more attractive to foreign buyers. Prices were also bolstered by strong economic data out of the U.S. and news of a trade deal between the European Union and China that would avoid tariffs and manage the growth of Chinese textile imports to Europe through the end of 2008. Finally, gains were recorded during July and September from long positions in Japanese and European equity index futures. During July, long positions benefited as prices increased on positive economic data out of the U.S. and Japan. Prices continued to strengthen after China reformed its U.S. dollar currency peg policy, leading market participants to conclude that a revaluation in the Chinese yuan would likely ease trade tensions between China, the U.S, Europe, and Japan. Finally, strong corporate earnings out of the European Union and the U.S. resulted in optimistic investor sentiment and pushed prices higher. Then in September, long positions in Japanese stock index futures experienced gains as prices moved sharply higher on positive comments from Bank of Japan Governor Toshihiko Fukui, who said the Japanese economy was in the process of emerging from a soft patch as demonstrated by rising production, improving business sentiment and a sustained upturn in consumer spending. Additional sector gains resulted from long positions in European stock index futures as oil prices declined and investors embraced signs that the global economy could move forward despite Hurricane Katrina’s devastation of the U.S. Gulf Coast. Additional gains of approximately 0.7% were recorded in the energy markets, primarily during August from long positions in natural gas as prices climbed higher throughout the month on supply and demand concerns. After Hurricane Katrina struck the Gulf of Mexico, prices advanced further to touch record highs amid concern for heavily damaged, or even possibly destroyed, refineries and production facilities. Smaller gains resulted from long futures positions in unleaded gasoline as prices also moved higher during August.

      Charter Graham recorded total trading results including interest income totaling $(44,946,168) and expenses totaling $26,799,447, resulting in a net loss of $71,745,615 for the nine months ended September 30, 2005. The partnership’s net asset value per unit decreased from $22.16 at December 31, 2004 to $18.88 at September 30, 2005.

For the Nine Months Ended September 30, 2004.

      For the nine months ended September 30, 2004, Charter Graham posted a decrease in net asset value per unit. The most significant trading losses of approximately 8.3% were experienced in the currency markets from positions in the Japanese yen versus the U.S. dollar and the euro, primarily in the first and second quarters. Losses were incurred from both long and short positions in the Japanese yen as the value of the yen experienced short-term price volatility due to conflicting economic data regarding a Japanese economic recovery, uncertainty regarding currency market intervention by the Bank of Japan, geopolitical concerns stemming from terror warnings and instability in Iraq, and speculation regarding the direction of U.S. and Japanese interest rates. Elsewhere in the currency markets, losses were incurred from positions in the euro, South African rand, and British pound relative to the U.S. dollar as these currencies moved without consistent direction throughout a majority of the year. In the third quarter, however, volatility in the Australian dollar was responsible for losses in the euro/Australian dollar crossrate position as the value of the Australian dollar experienced significant “whipsawing” due to volatility in gold prices, geopolitical concerns regarding terror warnings in the Pacific Rim, and the decision by the Reserve Bank of Australia to raise interest rates. Finally, losses were incurred, primarily during July, from long positions in the Swiss franc against the U.S. dollar as the value of the franc reversed lower. Additional losses of approximately 5.6% were generated in the global stock index futures markets, during March, May, July, August, and September, from positions in European and U.S. equity index futures as prices moved without consistent direction due to conflicting economic data, volatility in energy prices, and significant geopolitical concerns. A portion of the partnership’s overall losses for the first nine months of the year was offset by gains of approximately 4.6% in the energy markets. During February, April, May, July, and September, long positions in crude oil profited as prices trended higher due to consistent news of tight supply, continuing geopolitical concerns in the Middle East, concerns that top Russian oil producer, Yukos, may break up or stop selling oil, major disruptions in oil production in the Gulf of Mexico due to Hurricane Ivan, and growing civil unrest in Nigeria. Additional gains of approximately 1.8% were experienced in the agricultural markets during January, March, and June from long positions in corn futures as prices increased on news of strong demand from Asia. Further gains were experienced during July and August from short positions in corn futures as prices weakened due to ideal weather conditions in the growing regions of the U.S. midwest, reports of increased inventories by the U.S. Department of Agriculture, and weaker export demand. Elsewhere in the agricultural complex, gains were recorded from short positions in cotton futures, primarily during March, April, June, and July, as prices trended lower amid rising supplies and news of a consistent decline in demand from China. Smaller gains of approximately 1.1% were generated in the metals markets, primarily during the first quarter, from long futures positions in copper and aluminum as industrial metals prices trended higher in response to greater demand from Asia driven by a declining U.S. dollar.

      Charter Graham recorded total trading results including interest income totaling $(28,331,323) and expenses totaling $25,991,912, resulting in a net loss of $54,323,235 for the nine months ended September 30, 2004. The partnership’s net asset value per unit decreased from $21.88 at December 31, 2003 to $18.89 at September 30, 2004.

Charter Millburn

For the Nine Months Ended September 30, 2005.

      For the nine months ended September 30, 2005, Charter Millburn posted a decrease in net asset value per unit. The most significant trading gains of approximately 7.7% were recorded in the global stock index futures markets during February from long positions in Pacific Rim and European equity index futures as equity prices moved higher early in the month amid the elections in Iraq and lower-than-expected unemployment data out of the U.S. Pacific Rim equity index futures prices were also pushed higher when positive economic data painted a brighter picture of the Far East Region’s economy. Further gains were recorded from long positions in European and South African equity index futures during May and June as prices finished higher amid weakness in the euro and the South African rand. During July and September, gains resulted from long positions in Pacific Rim, European, and South African equity index futures. In July, long positions in Pacific Rim and European stock index futures benefited as prices increased on positive economic data out of the U.S. and Japan. Prices continued to strengthen after China reformed its U.S. dollar currency peg policy, leading market participants to conclude that a revaluation in the Chinese yuan would likely ease trade tensions between China, the U.S., Europe, and Japan. Finally, strong corporate earnings out of the European Union and the U.S. resulted in optimistic investor sentiment and pushed prices higher. During September, long positions in Japanese stock index futures experienced gains as prices moved sharply higher on positive comments from Bank of Japan Governor Toshihiko Fukui, who said the Japanese economy was in the process of emerging from a soft patch. Additional sector gains resulted from long positions in European stock index futures as equity prices rose amid declining oil prices and as investors embraced signs that the global economy could move forward despite Hurricane Katrina’s devastation of the U.S. Gulf Coast. Elsewhere in the global stock index futures markets, gains were experienced during July and September from long positions in South African equity index futures as prices moved higher on continued strength in gold prices and optimism that the business climate in South Africa would continue to improve. Within the energy markets, gains of approximately 3.7% were recorded during February and March from long futures positions in crude oil and its related products as prices trended higher amid news of increased demand from China, fears of terror attacks against production facilities in the Middle East, cold weather in the Northeastern U.S., and predictions from analysts at Goldman Sachs that oil prices could reach $105 a barrel. Then in June, gains were recorded from long positions in energy futures as prices moved higher amid concerns that production facilities in the Gulf of Mexico would be affected by a newly formed tropical storm and news of weak supply. During July, gains were recorded from long positions in crude oil and unleaded gasoline as prices surged during the first week of the month on possible supply disruptions from Hurricane Dennis. Prices continued to move higher towards the end of the month after news of several refinery fires in Texas and Louisiana, declining U.S. inventories, and passage by the U.S. Congress of President Bush’s energy bill. Then in August, further gains were recorded from long positions in crude oil and its related products, and natural gas as prices climbed higher throughout the month on supply and demand concerns. After Hurricane Katrina struck the Gulf of Mexico, prices advanced further to touch record highs amid concerns for heavily damaged, or even possibly destroyed, refineries and production facilities. Within the global interest rate futures markets, gains of approximately 2.2% were experienced during January and March from long positions in European bond futures as prices trended higher amid a steady stream of weak economic data from the major countries of the European Union. Then in May, further gains were recorded from long positions in European interest rate futures as prices increased early in the month as investors sought the safe-haven of fixed-income investments due to speculation that certain hedge funds may have experienced significant losses. Prices then continued to strengthen after European Central Bank representatives publicly rejected calls for increases in European interest rates and after French voters rejected the European Union constitution. During June, additional gains were recorded from long positions in European interest rate futures as prices trended higher throughout the month due to European Central Bank officials’ decision to keep key interest rates unchanged. A portion of the Partnership’s overall gains for the first nine months of the year was offset by losses of approximately 4.7% in the currency markets, primarily during January, from short U.S. dollar positions relative to the euro, South African rand, Japanese yen, Swiss franc, Czech koruna, and Swedish krona as the value of the U.S. dollar reversed sharply higher in what many analysts described as a “corrective” move after its decline during the fourth quarter of 2004. This increase in the value of the U.S. dollar was attributed to data released by the U.S. Treasury Department which showed that November’s investment inflows to the U.S. were ample to cover that month’s record trade deficit. Speculation that U.S. interest rates were likely to continue to rise, and fears that the re-evaluation of the Chinese yuan was farther away than expected, also boosted the U.S. dollar. Further losses in the currency markets were incurred during March from long positions in the Polish zloty versus the U.S. dollar as the value of the Polish currency moved lower amid weak economic data out of that country. Additional losses were experienced from long positions in the South African rand, Singapore dollar, and the euro relative to the U.S. dollar as the value of the U.S. dollar reversed sharply higher leading up to and after the U.S. Federal Reserve’s announcement of a quarter-point increase in the federal funds’ rate. During May, long positions in the euro against the U.S. dollar resulted in losses as the value of the U.S. dollar increased after China downplayed rumors of a move toward a flexible exchange rate. Later in the month, weak economic data and geopolitical uncertainty due to French voters rejecting the European Union constitution resulted in the value of the euro weakening further. Additional losses of approximately 4.4% were recorded in the agricultural markets during the first and second quarter from positions in the soybean complex, wheat, corn, and cotton as prices moved without consistent direction amid conflicting news regarding supply and demand. Long futures positions in corn resulted in additional losses during July and August when prices declined after heavy rainfall in the U.S. growing regions and forecasts for increases in supply increases. Smaller losses during the third quarter were incurred from futures positions in the soybean complex and cotton as a result of “whipsawing” in market prices. In the metals markets, losses of approximately 1.0% were recorded during April and July from long futures positions in aluminum, lead, and zinc as prices declined due to fears of decreased demand from China and strength in the U.S. dollar. Elsewhere in the metals markets, losses were recorded during June from long positions in silver as prices finished lower.

      Charter Millburn recorded total trading results including interest income totaling $1,280,419 and expenses totaling $3,320,252, resulting in a net loss of $2,039,833 for the nine months ended

September 30, 2005. The partnership’s net asset value per unit decreased from $10.52 at December 31, 2004 to $10.24 at September 30, 2005.

For the Nine Months Ended September 30, 2004.

      For the nine months ended September 30, 2004, Charter Millburn posted a decrease in net asset value per unit. The most significant trading losses of approximately 16.5% were experienced in the currency markets from positions in the Japanese yen versus the U.S. dollar. These losses were experienced throughout the year from both long and short positions in the yen relative to the U.S. dollar and the euro as the value of the yen experienced significant short-term price volatility due to conflicting economic data regarding a Japanese economic recovery, uncertainty regarding a currency market intervention by the Bank of Japan, geopolitical concerns stemming from terror warnings and instability in Iraq, and speculation regarding the direction of U.S. and Japanese interest rates. Losses were also recorded from positions in the Singapore dollar against the U.S. dollar, primarily during the first and second quarters, as the value of the Singapore dollar experienced significant “whipsawing” in tandem with the Japanese yen. Elsewhere in the currency markets, losses were experienced in the Korean won against the U.S. dollar as the value of the won also moved without consistent direction throughout the first and second quarters. Smaller losses were recorded from positions in the euro and Czech koruna versus the U.S. dollar, primarily during the first quarter, as well as in July and August, as the value of these currencies also moved in a trendless pattern due to conflicting economic data and volatility in oil prices. Within the global stock index markets, losses of approximately 3.6% were incurred during April, May, and July from long positions in European equity index futures as prices drifted lower amid the continuing difficulties in Iraq, fears of global terrorism, and concerns of higher interest rates. Additional losses were recorded during April and July from long positions in U.S. equity index futures as prices declined for the aforementioned reasons. Smaller losses of approximately 0.9% were experienced in the metals markets, primarily during April, from long futures positions in gold as precious metals prices weakened due to the strength in the U.S. dollar. A portion of the partnership’s overall losses for the first nine months of the year was offset by gains of approximately 3.5% in the energy markets. During February, April, May, July, and September, long positions in unleaded gasoline, gas oil, and crude oil futures profited as prices trended higher due to consistent news of tight supply, continuing geopolitical concerns in the Middle East, concerns that top Russian oil producer, Yukos, may break up or stop selling oil, major disruptions in oil production in the Gulf of Mexico due to Hurricane Ivan, and growing civil unrest in Nigeria. Additional gains of approximately 0.7% were generated in the agricultural markets during March from long positions in corn futures as prices increased on news of strong demand from Asia. Further gains were experienced during July and August from short positions in corn futures as prices weakened due to ideal weather conditions in the growing regions of the U.S. midwest, reports of increased inventories by the U.S. Department of Agriculture, and weaker export demand. Smaller gains of approximately 0.3% were recorded in the global interest rate futures markets, primarily during February and March, from long positions in U.S. interest rate futures as prices trended higher on speculation about U.S. interest rate policy, uncertainty in global equity markets, and safe-haven buying following a major terrorist attack in Madrid.

      Charter Millburn recorded total trading results including interest income totaling $(10,039,183) and expenses totaling $3,883,058, resulting in a net loss of $13,922,241 for the nine months ended September 30, 2004. The partnership’s net asset value per unit decreased from $11.11 at December 31, 2003 to $8.87 at September 30, 2004.

Charter MSFCM

For the Nine Months Ended September 30, 2005.

      For the nine months ended September 30, 2005, Charter MSFCM posted a decrease in net asset value per unit. The most significant trading losses of approximately 21.1% were recorded in the currency markets from positions in the euro relative to the British pound and the U.S. dollar. During January, long positions in the euro versus the British pound and the U.S. dollar incurred losses as the value of the euro reversed sharply lower in what many analysts described as a “corrective” move after its strong upward trend during the fourth quarter of 2004. This decline in the value of the euro was attributed to weak economic data out of the European Union and a rebound in the value of its main rival, the U.S. dollar. Additional losses were recorded during February and March from both long and short positions in the euro against these currencies as the value of the euro moved without consistent direction amid conflicting economic data out of Germany, the European Union’s largest economy. Elsewhere in the currency markets, losses resulted from positions in the Singapore dollar, Swedish krona, South African rand, and Swiss franc relative to the U.S. dollar, primarily during February and March, as the value of the U.S. dollar moved in a trendless range amid speculation that China would revalue its currency, negative comments by the U.S. Federal Reserve Chairman Alan Greenspan about the considerable U.S. Current-Account deficit and the U.S. Federal Reserve’s announcement of a quarter-point increase in the federal funds rate. During August, further losses were incurred in currencies from long U.S. dollar positions against the euro, Swedish krona, and the Swiss franc as the value of the U.S. dollar declined amid higher crude oil prices, lower durable goods orders data, the U.S. trade imbalance, and economic warnings from the U.S. Federal Reserve Chairman Alan Greenspan. Smaller losses in August were experienced from long positions in the euro versus the British pound cross-rate as the value of the pound reversed higher against the euro. Finally, during September, losses were incurred from short U.S. dollar futures positions against the euro, Swiss franc, and Swedish krona as the value of the U.S. dollar increased during the month on expectations that the U.S. Federal Reserve would most likely continue to raise interest rates. Additional losses of approximately 3.2% were recorded in the global interest rate futures markets during March from short European interest rate futures positions as prices reversed higher amid strength in the euro towards the beginning of the month as investors feared that continued strength in the currency could restrict foreign exports. Prices were also pushed higher on the expectations that Europe would continue to maintain a low-interest rate environment, as well as economic concerns stemming from surging energy prices. Further losses were experienced during February from long positions in long-term U.S. interest rate futures as prices declined in response to strong global economic data and congressional testimony by the U.S. Federal Reserve Chairman Alan Greenspan, which supported Wall Street expectations for additional interest rate hikes. During the third quarter, losses were recorded from both long and short positions in the U.S., Australian, and European fixed-income futures as prices moved without consistent direction amid conflicting economic data, uncertainty regarding the future interest rate policy of the U.S. and the European Union, and volatility in energy prices. Within the metals markets, losses of approximately 1.3% were recorded during April, June, July, and August from both long and short positions in gold and aluminum futures as prices moved in a choppy manner amid conflicting news regarding supply and demand and volatility in the U.S. dollar. A portion of these losses for the first nine months of the year was offset by gains of approximately 8.0% in the global stock index futures markets during May, June, July, and September from long positions in European equity index futures as prices moved higher on strength in the technology sector, strong corporate earnings, and weakness in the euro, as investors expressed confidence that a weaker euro would boost European exports. Elsewhere in the global equity index markets, gains were recorded during September from long positions in Australian stock index futures as prices moved significantly higher on news of the largest ever annual jobs gain, an improvement in that country’s Current-Account deficit, and strong retail sales data. Additional gains of approximately 3.6% were experienced in the energy markets during May from long positions in natural gas futures as prices drifted higher on the heels of higher crude oil prices. During August, further gains resulted from long positions in natural gas as prices climbed higher after Hurricane Katrina struck the U.S. Gulf Coast, resulting in heavily damaged or destroyed production facilities. Additional gains were experienced during September from long positions in natural gas as prices continued to strengthen throughout the month in response to concern for the long-term effects on supplies in the Gulf of Mexico after Hurricane Katrina. Also pushing prices higher was anticipation of strong demand in the coming winter months and fears for the approach of Hurricane Rita and the additional damage it could have caused to output in the Gulf of Mexico.

      Charter MSFCM recorded total trading results including interest income totaling $(30,686,207) and expenses totaling $11,622,239, resulting in a net loss of $42,308,446 for the nine months ended September 30, 2005. The partnership’s net asset value per unit decreased from $19.56 at December 31, 2004 to $15.92 at September 30, 2005.

For the Nine Months Ended September 30, 2004.

      For the nine months ended September 30, 2004, Charter MSFCM posted a decrease in net asset value per unit. The most significant trading losses of approximately 18.8% were recorded in the currency markets from positions in the Japanese yen versus the U.S. dollar. These losses were experienced primarily during the first and second quarters from both long and short positions in the yen relative to the U.S. dollar as the value of the yen experienced significant short-term price volatility. Conflicting economic data regarding a Japanese economic recovery, uncertainty regarding currency market intervention by the Bank of Japan, geopolitical concerns stemming from instability in Iraq, and uncertainty regarding the direction of U.S. and Japanese interest rates contributed to the yen’s trendless movement. Losses were also recorded from positions in the Singapore dollar against the U.S. dollar as the value of the Singapore dollar experienced significant “whipsawing” during the first and second quarters in tandem with the Japanese yen. The price volatility in the Japanese yen also resulted in losses from cross-rate positions in the euro versus the Japanese yen for the aforementioned reasons. In the third quarter, volatility in the euro was responsible for losses in euro/Japanese yen cross-rate positions as the value of the euro moved in a trendless pattern throughout the quarter due to higher energy prices and uncertainty about the direction of the “euro-zone” economy. Additional losses of approximately 2.4% were incurred in the metals markets, primarily during April, from long futures positions in gold as precious metals prices weakened due to the strength in the U.S. dollar. Elsewhere in the metals markets, losses were recorded primarily during September from short positions in nickel futures as base metals prices increased on continued demand from China and reports of lower-than-expected inventories. Smaller losses of approximately 0.7% were recorded in the global stock index futures markets during March and May from long positions in S&P 500 Index futures as equity prices decreased on geopolitical concerns. During July and August, short positions in S&P 500 Index futures resulted in further losses as prices temporarily bounced higher due to better-than-expected U.S. economic data. A portion of the partnership’s overall losses for the first nine months of the year was offset by gains of approximately 4.8% in the energy markets. During February, May, July, and September, long positions in crude oil profited as prices trended higher due to consistent news of tight supply, continuing geopolitical concerns in the Middle East, concerns that top Russian oil producer, Yukos, may break up or stop selling oil, major disruptions in oil production in the Gulf of Mexico due to Hurricane Ivan, and growing civil unrest in Nigeria. Additional gains of approximately 3.4% were recorded in the global interest rate futures markets from long positions in European interest rate futures during February, March, August, and September as prices rallied on uncertainty in the global equity markets, disappointing economic data, safe-haven buying amid major geopolitical concerns and a surge in oil prices.

      Charter MSFCM recorded total trading results including interest income totaling $(30,255,789) and expenses totaling $11,770,360, resulting in a net loss of $42,026,149 for the nine months ended September 30, 2004. The partnership’s net asset value per unit decreased from $20.72 at December 31, 2003 to $16.72 at September 30, 2004.

Charter Campbell

For the Nine Months Ended September 30, 2005.

      For the nine months ended September 30, 2005, Charter Campbell posted an increase in net asset value per unit. The most significant trading gains of approximately 4.4% were recorded in the energy markets from long positions in crude oil and its related products as prices trended higher during January, February, and March amid news of increased demand from China, fears of terror attacks against production facilities in the Middle East, cold weather in the northeastern U.S., and predictions from analysts at Goldman Sachs that oil prices could reach $105 a barrel.

Further gains were recorded during June from long positions in these markets as prices moved higher amid concerns that production facilities in Gulf of Mexico would be affected by a higher tropical storm and news of weak supply. Additional gains in the energy markets were recorded during August from long positions in crude oil and its related products, and natural gas as prices climbed higher throughout the month on supply and demand concerns. After Hurricane Katrina struck the Gulf of Mexico, prices advanced further to touch record highs amid concern for heavily damaged, or even possibly destroyed, refineries and production facilities. Within the global interest rate futures markets, gains of approximately 3.3% were experienced during January from long positions in European bond futures as prices moved higher due to conflicting economic data out of the European Union and uncertainty in the equity markets. Further gains were recorded in March and April from long positions in European interest rate futures as prices strengthened due to weakness in the equity markets. During May, gains were recorded from long positions in European interest rate futures as prices increased early in the month as investors sought the “safe-haven” of fixed-income investments due to speculation that certain hedge funds may have experienced significant losses. Prices then continued to strengthen after European Central Bank representatives publicly rejected calls for increases in European interest rates and French voters rejected the European Union’s constitution. During June, gains were recorded from long positions in European interest rate futures as prices trended higher throughout the month due to European Central Bank officials’ decision to keep key interest rates unchanged and the release of weak economic data. Later in the month, long positions in European interest rate futures experienced gains as prices continued to move higher after the Swedish Central Bank made a sharper cut in interest rates than had been expected. Additional gains of approximately 2.3% were recorded in the currency markets, during March from short positions in the Japanese yen against the U.S. dollar as the value of the yen declined due to investor pessimism regarding the long-term future of the Japanese economy. Additional gains in the currency markets were experienced during May and June from short positions in the euro and Japanese yen relative to the U.S. dollar as the value of the U.S. dollar moved steadily higher after China downplayed rumors of a move toward a flexible exchange rate, the rejection of the European Constitution by French voters, data indicating a slowing in the euro-zone and Japanese economies, and the ninth consecutive quarter-point interest rate hike by the U.S. Federal Reserve. In July, gains were recorded from long U.S. dollar positions against the Japanese yen as the value of the U.S. dollar continued to move higher on news that the U.S. Current-Account deficit had narrowed. Finally, in September gains were recorded from long U.S. dollar positions relative to the Japanese yen and the euro as the value of the U.S. dollar moved higher amid bolstered expectations that the U.S. Federal Reserve would most likely continue to raise interest rates. In addition, the value of the euro was pulled lower after the release of lower 2005 and 2006 growth estimates for the European economy and news that Germany’s incumbent Chancellor, Gerhard Schroeder, refused to concede defeat to the opposition leader, Angela Merkel, in the days after the election. Within the metals markets, gains of approximately 0.5% were experienced during February, June, July, August, and September from long positions in copper futures as prices trended higher amid consistent strong demand from China. Smaller gains of approximately 0.4% were recorded in the global stock index futures markets during February from long positions in Pacific Rim and European equity index futures as prices moved higher early in the month amid the elections in Iraq and lower-than expected unemployment data out of the U.S. Pacific Rim equity prices were also pushed higher when positive economic data painted a brighter picture of the Far East region’s economy. Additional gains were recorded during July and September from long positions in Japanese and European equity index futures.

      Charter Campbell recorded total trading results including interest income totaling $42,789,929 and expenses totaling $20,626,487, resulting in net income of $22,163,442 for the nine months ended September 30, 2005. The partnership’s net asset value per unit increased from $11.58 at December 31, 2004 to $12.34 at September 30, 2005.

For the Nine Months Ended September 30, 2004.

      For the nine months ended September 30, 2004, Charter Campbell posted a decrease in net asset value per unit. The most significant trading losses of approximately 4.0% were incurred in the global stock index markets, primarily during March, from long European stock index futures positions as equity prices dropped on terror attacks in Madrid, worse-than-expected German industrial production, and weak business confidence data. Further losses were recorded during July from long positions in European and U.S. equity index futures as prices reversed lower early in the month due to the release of disappointing U.S. employment data, surging energy prices, and government warnings concerning potential terrorist attacks. Later in the month, losses were recorded from newly established short positions as U.S. equity prices reversed higher due to a better-than-expected consumer confidence report and the release of strong earnings in Great Britain, France, and Germany. During September, losses continued from long positions in European equity index futures as rising energy prices, conflicting economic data, and weak corporate earnings data pulled prices lower. Further losses were experienced in September from short positions in Nasdaq 100 Index futures in the first half of the month as prices drifted higher after better-than-expected earnings. A portion of the partnership’s overall losses for the first nine months of the year was offset by gains of approximately 8.8% generated in the global interest rate markets, primarily during February, March, and August, from long positions in European and U.S. interest rate futures as prices moved higher on speculation about European and U.S. interest rate policy, uncertainty in global equity markets, and safe-haven buying following major geopolitical concerns. Additional gains of approximately 1.9% were recorded in the energy markets, primarily during February, April, and May, from long futures positions in crude oil and its related products as prices trended higher amid fears of potential terrorist attacks against Saudi Arabian oil facilities and disruptions in Iraqi oil production, falling inventory levels, and uncertainty regarding production levels from OPEC. Smaller gains of approximately 1.0% were experienced in the currency markets during January, February, and September from long positions in the New Zealand and Canadian dollar versus the U.S. dollar as the value of these “commodity currencies” strengthened due to higher gold prices and interest rate hikes by the Reserve Bank of New Zealand and the Bank of Canada. Smaller gains were recorded from long positions in the British pound versus the U.S. dollar, primarily during January and February, as the pound increased sharply versus the dollar due to U.S. current-account deficits, concerns for potential terrorist attacks, and looming expectations for a further increase of U.K. interest rates by the Bank of England.

      Charter Campbell recorded total trading results including interest income totaling $3,684,768 and expenses totaling $16,070,562, resulting in a net loss of $12,385,794 for the nine months ended September 30, 2004. The partnership’s net asset value per unit decreased from $11.14 at December 31, 2003 to $10.86 at September 30, 2004.

QUANTITATIVE AND QUALITATIVE DISCLOSURES
ABOUT MARKET RISK

      The following updates and supplements the information for each partnership under the sub-caption “— Each Partnership’s Value at Risk in Different Market Sectors” on pages 51-53.

      The following tables indicate the VaR associated with each partnership’s open positions, as a percentage of total net assets as of September 30, 2005 and 2004.

Charter Graham:

      As of September 30, 2005 and 2004, Charter Graham’s total capitalization was approximately $443 million and $376 million, respectively.

	September 30, Value at Risk
Market Category	2005	2004
	%	%
Equity	(2.35)	(0.58)
Currency	(0.98)	(0.81)
Interest Rate	(0.09)	(5.72)
Commodity	(0.61)	(1.10)
Aggregate Value at Risk	(2.83)	(5.80)

Charter Millburn:

      As of September 30, 2005 and 2004, Charter Millburn’s total capitalization was approximately $49 million and $51 million, respectively.

	September 30, Value at Risk
Market Category	2005	2004
	%	%
Equity	(2.54)	(0.21)
Currency	(1.19)	(0.98)
Interest Rate	(1.18)	(2.02)
Commodity	(1.13)	(0.77)
Aggregate Value at Risk	(3.51)	(2.70)

Charter MSFCM:

      As of September 30, 2005 and 2004, Charter MSFCM’s total capitalization was approximately $161 million and $188 million, respectively.

	September 30, Value at Risk
Market Category	2005	2004
	%	%
Equity	(3.21)	—
Interest Rate	(1.43)	(1.94)
Currency	(1.28)	(1.11)
Commodity	(0.66)	(2.73)
Aggregate Value at Risk	(3.41)	(4.38)

Charter Campbell:

      As of September 30, 2005 and 2004, Charter Campbell’s total capitalization was approximately $359 million and $227 million, respectively.

	September 30, Value at Risk
Market Category	2005	2004
	%	%
Currency	(1.89)	(1.29)
Equity	(1.55)	(0.52)
Interest Rate	(0.56)	(2.25)
Commodity	(0.29)	(0.10)
Aggregate Value at Risk	(3.30)	(2.27)

      The VaR for a market category represents the one-day downside risk for the aggregate exposure associated with this market category. The Aggregate Value at Risk listed above for each partnership, represents the VaR of each partnership’s open positions across all the market categories and is less than the sum of the VaRs for all such market categories due to the diversification benefit across asset classes.

      Because the business of each partnership is the speculative trading of futures, forwards, and options, the composition of each partnership’s trading portfolio can change significantly over any given time period, or even within a single trading day, which could positively or negatively materially impact market risk as measured by VaR.

      The tables below supplement the September 30, 2005 VaR set forth above by presenting each partnership’s high, low, and average VaR as a percentage of total net assets for the four quarter-end reporting periods from October 1, 2004 through September 30, 2005.

Charter Graham

Market Category	High	Low	Average
	%	%	%
Equity	(5.24)	(2.35)	(3.90)
Currency	(3.57)	(0.45)	(1.73)
Interest Rate	(5.24)	(0.09)	(2.06)
Commodity	(1.38)	(0.23)	(0.70)
Aggregate Value at Risk	(5.39)	(2.83)	(4.63)

Charter Millburn

Market Category	High	Low	Average
	%	%	%
Equity	(2.54)	(1.86)	(2.20)
Currency	(1.61)	(1.08)	(1.28)
Interest Rate	(2.53)	(0.92)	(1.41)
Commodity	(1.13)	(0.45)	(0.93)
Aggregate Value at Risk	(3.51)	(2.65)	(3.08)

Charter MSFCM

Market Category	High	Low	Average
	%	%	%
Equity	(3.21)	(0.66)	(2.27)
Interest Rate	(1.98)	(0.63)	(1.46)
Currency	(2.36)	(1.25)	(1.56)
Commodity	(4.75)	(0.20)	(1.49)
Aggregate Value at Risk	(7.02)	(1.95)	(3.74)

Charter Campbell

Market Category	High	Low	Average
	%	%	%
Currency	(2.21)	(1.68)	(1.99)
Equity	(2.12)	(1.34)	(1.60)
Interest Rate	(2.86)	(0.56)	(1.45)
Commodity	(1.11)	(0.29)	(0.65)
Aggregate Value at Risk	(3.43)	(2.55)	(3.08)

      The following updates and supplements the information for each partnership under the sub-caption “— Qualitative Disclosures Regarding Primary Trading Risk Exposures” on pages 54-59.

      Charter Graham

      The following were the primary trading risk exposures of Charter Graham at September 30, 2005, by market sector. It may be anticipated, however, that these market exposures will vary materially over time.

      Equity. The largest market exposure of Charter Graham at September 30, 2005 was to the global stock index sector, primarily to equity price risk in the G-7 countries. The G-7 countries consist of France, the U.S., Britain, Germany, Japan, Italy, and Canada. The stock index futures traded by the partnership are by law limited to futures on broadly-based indices. The partnership’s primary market exposures were to the DAX (Germany), CAC 40 (France), NASDAQ 100 (U.S.), S&P 500 (U.S.), Euro Stoxx 50 (Europe), Hang Seng (China), IBEX 35 (Spain), FTSE 100 (United Kingdom), Nikkei 225 (Japan), TOPIX (Japan), Dow Jones (U.S.), and RUSSELL 2000 (U.S.) stock indices. The partnership is exposed to the risk of adverse price trends or static markets in the European, the U.S., Chinese, and Japanese stock indices. Static markets would not cause major market changes, but would make it difficult for the partnership to avoid trendless price movements, resulting in numerous small losses.

      Currency. The second largest market exposure of Charter Graham at September 30, 2005 was to the currency sector. The partnership’s currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes, as well as political and general economic conditions influence these fluctuations. The partnership trades a number of currencies, including cross-rates — i.e., positions between two currencies other than the U.S. dollar. At September 30, 2005, the partnership’s major exposures were to the euro, Canadian dollar, Australian dollar, Japanese yen, Swiss franc, and British pound currency crosses, as well as to outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk associated with the partnership’s currency trades will change significantly in the future.

      Interest Rate. At September 30, 2005, Charter Graham had exposure to the global interest rate sector. Exposure was primarily spread across the European, U.S., Australian, and Japanese interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country, as well as relative interest rate movements between countries, materially impact the partnership’s profitability. The partnership’s interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. However, the partnership also takes futures positions in the government debt of smaller nations — e.g., Australia. The general partner anticipates that the G-7 countries and Australian interest rates will remain the primary interest rate exposure of the partnership for the foreseeable future. The speculative futures positions held by the partnership may range from short to long-term instruments. Consequently, changes in short, medium, or long-term interest rates may have an effect on the partnership.

Commodity.

      Soft Commodities and Agriculturals. At September 30, 2005, the third largest market exposure of Charter Graham was to the markets that comprise these sectors. Most of the exposure was to the sugar, corn, coffee, wheat, and cocoa markets. Supply and demand inequalities, severe weather disruptions, and market expectations affect price movements in these markets.

      Metals. At September 30, 2005, Charter Graham had market exposure in the metals sector. The partnership’s metals exposure was to fluctuations in the price of base metals, such as copper, zinc, nickel, and aluminum. The partnership also had exposure to precious metals, such as gold. Economic forces, supply and demand inequalities, geopolitical factors, and market expectations influence price movements in these markets. The trading advisor utilizes the trading system(s) to take positions when market opportunities develop, and the general partner anticipates that the partnership will continue to do so.

      Energy. At September 30, 2005, Charter Graham had market exposure in the energy sector. The partnership’s energy exposure was shared primarily by futures contracts in crude oil and its related products. Price movements in these markets result from geopolitical developments, particularly in the Middle East, as well as weather patterns and other economic fundamentals. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in the future. Natural gas has exhibited volatility in prices resulting from weather patterns and supply and demand factors and will likely continue in this choppy pattern.

Charter Millburn

      The following were the primary trading risk exposures of Charter Millburn at September 30, 2005, by market sector. It may be anticipated, however, that these market exposures will vary materially over time.

      Equity. The largest market exposure of Charter Millburn at September 30, 2005 was to the global stock index sector, primarily to equity price risk in the G-7 countries. The G-7 countries consist of France, the U.S., Britain, Germany, Japan, Italy, and Canada. The stock index futures traded by the partnership are by law limited to futures on broadly-based indices. At September 30, 2005, the partnership’ primary exposures were to the FTSE 100 (United Kingdom), CAC 40 (France), IBEX 35 (Spain), Euro Stoxx 50 (Europe), DAX (Germany), NASDAQ 100 (U.S.), Hang Seng (China), Nikkei 225 (Japan), S&P 500 (U.S.), TOPIX (Japan), All Share (South Africa), SPI 200 (Australia), Russell 2000 (U.S.), Taiwan STX (Taiwan), and Dow Jones (U.S.) stock indices. The partnership is primarily exposed to the risk of adverse price trends or static markets in the European, U.S., Japanese, and Chinese stock indices. Static markets would not cause major market changes, but would make it difficult for the partnership to avoid trendless price movements, resulting in numerous small losses.

      Currency. The second largest market exposure of Charter Millburn at September 30, 2005 was to the currency sector. The partnership’s currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes, as well as political and general economic conditions influence these fluctuations. The partnership trades a large number of currencies, including cross-rates — i.e., positions between two currencies other than the U.S. dollar. The partnership’s major exposures were to the euro, Canadian dollar, Japanese yen, Swiss franc, British pound, Australian dollar, Norwegian krone, Polish zloty, and Swedish krona currency crosses, as well as to outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk associated with the partnership’s currency trades will change significantly in the future.

      Interest Rate. The third largest market exposure of the partnership at September 30, 2005 was to the global interest rate sector. Exposure was primarily spread across the European, U.S., Japanese, Canadian, and Australian interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country, as well as relative interest rate movements between countries, materially impact the partnership’s profitability. The partnership’s interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. However, the Partnership also takes futures positions in the government debt of smaller countries — e.g., Australia. The general partner anticipates that the G-7 countries’ interest rates will remain the primary interest rate exposure of the partnership for the foreseeable future. The speculative futures positions held by the partnership may range from short to long-term instruments. Consequently, changes in short, medium, or long-term interest rates may have an effect on the partnership.

Commodity.

      Energy. At September 30, 2005, the partnership had market exposure in the energy sector. The partnership’s energy exposure was primarily to futures contracts in crude oil and its related products, and natural gas. Price movements in these markets result from geopolitical developments, particularly in the Middle East, as well as weather patterns and other economic fundamentals. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in the future. Natural gas has exhibited volatility in price resulting from weather patterns and supply and demand factors and will likely continue in this choppy pattern.

      Metals. At September 30, 2005, the partnership had market exposure in the metals sector. The partnership’s metals exposure was to fluctuations in the price of base metals, such as lead, copper, zinc, nickel, tin, and aluminum and precious metals such as gold, silver, and platinum. Economic forces, supply and demand inequalities, geopolitical factors, and market expectations influence price movements in these markets. The trading advisor utilizes the trading system(s) to take positions when market opportunities develop, and the general partner anticipates that the partnership will continue to do so.

      Soft Commodities and Agriculturals. At September 30, 2005, the partnership had market exposure to the markets that comprise these sectors. Most of the exposure was to the sugar, wheat, corn, cotton, coffee, cocoa, soybeans, soybean meal, soybean oil, live cattle, and lean hogs markets. Supply and demand inequalities, severe weather disruptions, and market expectations affect price movements in these markets.

      Charter MSFCM

      The following were the primary trading risk exposures of Charter MSFCM at September 30, 2005, by market sector. It may be anticipated, however, that these market exposures will vary materially over time.

      Equity. The largest market exposure of Charter MSFCM at September 30, 2005 was to the global stock index sector, primarily to equity price risk in the G-7 countries. The G-7 countries consist of France, the U.S., Britain, Germany, Japan, Italy, and Canada. The stock index futures traded by the partnership are by law limited to futures on broadly-based indices. At September 30, 2005 the partnership’s primary exposures were to the CAC 40 (France), DAX (Germany), and Hang Seng (China) stock indices. The partnership is exposed to the risk of adverse price trends or static markets in the U.S., European, and Asian stock indices. Static markets would not cause major market changes, but would make it difficult for the partnership to avoid trendless price movements, resulting in numerous small losses.

      Interest Rate. The second largest market exposure of Charter MSFCM at September 30, 2005 was to the global interest rate sector. Exposure was primarily spread across the European, Japanese, and U.S. interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country, as well as relative interest rate movements between countries, materially impact the partnership’s profitability. The partnership’s primary interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. However, the partnership also takes futures positions in the government debt of smaller countries e.g., Australia. The general partner anticipates that the G-7 countries interest rates will remain the primary interest rate exposure of the partnership for the foreseeable future. The speculative futures positions held by the partnership may range from short to long-term instruments. Consequently, changes in short, medium, or long-term interest rates may have an effect on the partnership.

      Currency. The third largest market exposure of Charter MSFCM at September 30, 2005 was to the currency sector. The partnership’s currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes, as well as political and general economic conditions influence these fluctuations. The partnership trades a number of currencies, including cross-rates — i.e., positions between two currencies other than the U.S. dollar. At September 30, 2005, the partnership’s major exposures were to the euro and British pound currency crosses, as well as to outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk associated with the partnership’s currency trades will change significantly in the future.

Commodity.

      Metals. At September 30, 2005, Charter MSFCM had market exposure in the metals sector. The partnership’s metals exposure was to fluctuations in the price of base metals, such as aluminum, nickel, zinc and copper. The partnership also had exposure to precious metals, such as gold. Economic forces, supply and demand inequalities, geopolitical factors, and market expectations influence price movements in these markets. The trading advisor utilizes the trading system(s) to take positions when market opportunities develop, and the general partner anticipates that the partnership will continue to do so.

      Energy. At September 30, 2005, the partnership had market exposure to the energy sector. The Partnership’s energy exposure was primarily to futures contracts in natural gas. Natural gas has exhibited volatility in price resulting from weather patterns and supply and demand factors and will likely continue in this choppy pattern.

      Charter Campbell

      The following were the primary trading risk exposures of Charter Campbell at September 30, 2005, by market sector. It may be anticipated, however, that these market exposures will vary materially over time.

      Currency. The largest market exposure of Charter Campbell at September 30, 2004 was to the currency sector. The partnership’s currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes, as well as political and general economic conditions influence these fluctuations. At September 30, 2005, the partnership’s major exposure was to outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk associated with the partnership’s currency trades will change significantly in the future.

      Equity. The second largest market exposure of Charter Campbell at September 30, 2005, was to the global stock index sector, primarily to equity price risk in the G-7 countries. The G-7 countries consist of France, the U.S., Britain, Germany, Japan, Italy, and Canada. The stock index futures traded by the partnership are by law limited to futures on broadly-based indices. At September 30, 2005, The partnership’s primary exposures were to the S&P 500 (U.S.), DAX (Germany), Nikkei 225 (Japan), Euro Stoxx 50 (Europe), NASDAQ 100 (U.S.), Hang Seng (China), IBEX 35 (Spain), FTSE 100 (United Kingdom), and SPI 200 (Australia) stock indices. The partnership is exposed to the risk of adverse price trends or static markets in the European, the U.S., Chinese, and Japanese stock indices. Static markets would not cause major market changes, but would make it difficult for the partnership to avoid trendless price movements, resulting in numerous small losses.

      Interest Rate. The third largest market exposure of Charter Campbell at September 30, 2005 was to the global interest rate sector. Exposure was primarily spread across the U.S., European, Japanese, Australian, and Canadian interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures’ positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country, as well as relative interest rate movements between countries, materially impact the partnership’s profitability. The partnership’s primary interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. However, the partnership also takes futures positions in the government debt of smaller countries — e.g., Australia. The general partner anticipates that the G-7 countries interest rates will remain the primary interest rate exposure of the partnership for the foreseeable future. The speculative futures positions held by the partnership may range from short to long-term instruments. Consequently, changes in short, medium, or long-term interest rates may have an effect on the partnership.

Commodity.

      Energy. At September 30, 2005, Charter Campbell had market exposure in the energy sector. The partnership’s energy exposure was primarily to futures contracts in crude oil and its related products. Price movements in these markets result from geopolitical developments, particularly in the Middle East, as well as weather patterns and other economic fundamentals. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in the future. Natural gas has exhibited volatility in prices resulting from weather pattern and supply and demand factors and will likely continue in this choppy pattern.

      Metals. At September 30, 2005, Charter Campbell had market exposure in the metals sector. The partnership’s metals exposure was to fluctuations in the price of base metals, such as copper and zinc. Economic forces, supply and demand inequalities, geopolitical factors, and market expectations influence price movements in these markets. The trading advisor utilizes the trading system(s) to take positions when market opportunities develop, and the general partner anticipates that the partnership will continue to do so.

      The following updates and supplements the information for each partnership under the sub-caption “— Qualitative Disclosures Regarding Non-Trading Risk Exposure” on page 59.

      The following was the only non-trading risk exposure of each partnership at September 30, 2005:

      Foreign Currency Balances. Each partnership’s primary foreign currency balances were in:

Charter Graham	Charter Millburn	Charter MSFCM	Charter Campbell
euros Australian dollars Canadian dollars Japanese yen Hong Kong dollars British pounds Swiss francs Swedish krona	euros Hong Kong dollars Japanese yen South African rand British pounds Canadian dollars Australian dollars	Australian dollars Hong Kong dollars	euros British pounds Japanese yen Hong Kong dollars Canadian dollars Swiss francs Australian dollars

THE GENERAL PARTNER

      The following updates and replaces the first paragraph under the caption “The General Partner” on page 60.

      The general partner is or has been the general partner and commodity pool operator for 38 commodity pools, including seven other commodity pools which are exempt from certain disclosure requirements pursuant to CFTC Rule 4.7. As of September 30, 2005, the general partner had approximately $3.7 billion in aggregate net assets under management, making it one of the largest operators of commodity pools in the U.S. As of September 30, 2005, there were approximately 99,400 investors in the commodity pools managed by Demeter.

      The following updates the information under the sub-caption “— Directors and Officers of the General Partner” beginning on page 60.

      Raymond A. Harris, Todd Taylor, William D. Seugling and Louise M. Wasso-Jonikas have each resigned the position of Director of the general partner.

      Shelley Hanan, age 44, is a Director of the general partner. Ms. Hanan joined Morgan Stanley in 1984. She eventually became the Regional Manager of the Southwest for Private Wealth Management and a Senior Representative for the Morgan Stanley Foundation in Southern California. Her focus was senior relationship management of the firm’s largest private clients in the Southwest. Ms. Hanan now holds the position of Chief Operating Officer of the US Client

Coverage Group and is a Managing Director. Ms. Hanan graduated from the University of California at San Diego with a B.A. in Psychology.

      Harry Handler, age 47, is a Director of the general partner. Mr. Handler serves as an Executive Director for Morgan Stanley in the Individual Investor Group. Mr. Handler works in the Investment Solutions Division as Chief Infrastructure and Risk Officer. Additionally, Mr. Handler also serves as Chairman of the Morgan Stanley DW Best Execution Committee and manages the Individual Investor Group Stock Lending business. In his prior position, Mr. Handler was a Systems Director in Information Technology, in charge of Equity and Fixed Income Trading Systems along with the Special Products, such as Unit Trusts, Managed Futures, and Annuities. Prior to his transfer to the Information Technology Area, Mr. Handler managed the Foreign Currency and Precious Metals Trading Desk for Dean Witter, a predecessor company to Morgan Stanley. He also held various positions in the Futures Division where he helped to build the Precious Metals Trading Operation at Dean Witter. Before moving to Dean Witter, Mr. Handler worked at Mocatta Metals as an Assistant to the Chairman. His roles at Mocatta Metals included stints on the Futures Order Entry Desk and the Commodities Exchange Trading Floor. Additional work included building a computerized Futures Trading System and writing a history of the company. Mr. Handler graduated on the Dean’s List from the University of Wisconsin-Madison with a B.A. degree and a double major in History and Political Science.

THE TRADING ADVISORS
Morgan Stanley Charter Graham L.P.

      The following information updates and supplements the information under the sub-captions “— Principals” beginning on page 67.

      Gabriel J. Feder is no longer a principal of Graham.

      C. Craig Gile is no longer a principal of Graham.

      Sean D. Duffy is a discretionary trader and a principal of Graham, specializing in global macro markets with a focus on foreign currency, commodities and securities. Prior to joining Graham in Janaury 2005, Mr. Duffy was a principal of Briggs Capital Management, LLC, from March 2003 to December 2004. Before founding Briggs Capital Management, LLC, Mr. Duffy traded his own strategy from February 2002 through 2003. He was employed as a director in the Global Markets division of Deutsche Bank in New York from April 1997 to January 2002. From January 1995 until April 1997, Mr. Duffy served as a consultant to the commodity trading advisor community developing proprietary futures trading programs. While working as a consultant, Mr. Duffy was associated with GLT Direct LLP from February 1996 through April 1997. From June 1992 to December 1994, Mr. Duffy was a spot risk arbitrageur in the precious metals markets at the J. Aron division of Goldman Sachs & Co. From June 1990 to June 1992, Mr. Duffy was employed as a financial analyst in the investment banking division at Paine Webber in New York. Mr. Duffy received a B.A. from Harvard University in 1990.

      Eric C. Fill is a discretionary trader and a principal of Graham, specializing in foreign currency. Prior to joining Graham in March 2005, Mr. Fill was employed at Commerzbank Securities as a senior proprietary trader from April 2004 through November 2004. From October 1988 to April 2004, Mr. Fill was employed at Commerzbank New York. While at Commerzbank, he worked as a global macro proprietary trader (1996 to 2004) and a foreign exchange sales trader (1994 to 1996). Between 1991 and 1994, Mr. Fill ran the money market funding desk for Commerzbank Atlanta. From 1989 to 1991 he was a money market trader at Commerzbank New York. Mr. Fill graduated from the University of Rochester with a B.A. in Economics in 1988.

      Britton Holland is a discretionary trader and a principal of Graham, specializing in the energy commodity markets. Prior to joining Graham in March 2004, Mr. Holland worked as manager, financial trading at Duke Energy Corporation. From August 1998 to April 2002, he was employed in various groups at Duke Energy Corporation ranging from risk management to term deal origination before moving to financial trading. Mr. Holland received a B.A. in Economics in 1997 from the University of Texas in Austin, Texas.

      Kennedy Mitchell is a discretionary trader and a principal of Graham, specializing in global macro markets. Prior to joining Graham in January 2005, Mr. Mitchell worked at Meridian Investment Management, Inc. from April 1997 to January 2001 as a trader trading futures, foreign exchange and derivatives and from February 2002 to July 2004 as a trader focusing on fixed-income and foreign exchange. From February 2001 to February 2002, Mr. Mitchell was employed by the Federal Home Loan Bank of San Francisco as manager of the bank’s mortgage finance desk. From October 2004 to December 2004 he worked as a global macro trader for Koch Capital Markets. From 1994 to April 1997, Mr. Mitchell was employed by Coast Capital Management, Inc. as a trader focusing on futures, foreign exchange and OTC derivatives.

      Sri Viswanath is a discretionary trader and a principal of Graham, specializing in options and equity indices. Prior to joining Graham in December 2004, Mr. Viswanath worked as a portfolio manager at Welton Investment Corporation from December 2003 to November 2004. From July 1999 to November 2003, he worked for Neiderhoffer Investments as an investment manger; and from November 1998 to June 1999 Mr. Viswanath traded his own strategy. From September 1997 to November 1998, Mr. Viswanath worked as a portfolio manager at Core Capital Management. From March 1996 to October 1997, he was the director of research at Logical Information

Machines. Mr. Viswanath attended the University of Texas at Austin from August 1995 through October 1996 to pursue a PhD in Finance. From June 1993 to July 1995, he worked for Chemical Bank as an interest rate swap trader. Mr. Viswanath received his B.S. in Finance from Central Michigan University in 1989, and his M.B.A. from The University of Texas at Austin in 1993.

      The following updates the information relating to assets under management in the last sentence of the first paragraph under the sub-caption “The Graham Trading Programs” beginning on page 71.

      As of September 30, 2005, Graham was managing approximately $714 million of funds in the Global Diversified Program at Standard Leverage, approximately $468 million of funds in the Global Diversified Program at 150% Leverage, approximately $301 million of funds in the K4 Program at Standard Leverage, approximately $924 million of funds in the K4 Program at 150% Leverage, and approximately $5.3 billion of assets in all of its trading programs.

      The following replaces the information under the sub-caption “—The Graham Trading Programs” on pages 70-73.

Global Diversified Program

      The Global Diversified Program features the first trend system that Graham developed, which began trading client accounts in 1995. It utilizes multiple computerized trading models and offers broad diversification in both financial and non-financial markets, trading in approximately 65 global markets. The Global Diversified Program’s trend system is primarily long-term in nature and is intended to generate significant returns over time with an acceptable degree of risk and volatility. The computer models on a daily basis analyze the recent price action, the relative strength and the risk characteristics of each market and compare statistically the quantitative results of this data to years of historical data on each market.

Graham Selective Trading Program

      The Graham Selective Trading Program features a Graham trend system developed in 1997, which utilizes an appreciably different trading system than other Graham trend systems. The Graham Selective Trading Program trend system uses a mathematical model to identify certain price patterns that have very specific characteristics indicating a high probability that a significant directional move will occur. Although the Graham Selective Trading Program trend system does not trade against the market trend, this model should be distinguished from a true trend-following strategy inasmuch as it will only participate in specific types of market moves that meet the restrictive criteria of the model, typically requiring a substantial increase in volatility.

K4 Program

      The K4 Program trend system was developed in 1998 and commenced trading operations in January 1999. Like the Graham Selective Trading Program trend system, the K4 Program trend system uses a mathematical model to identify certain price patterns that have very specific characteristics indicating that there is a high probability that a significant directional move will occur. The K4 Program trend system normally enters or exits a position only when a significant price and volatility spike takes place. It is designed to have a high percentage of winning trades and it normally maintains a neutral position in approximately 50% of the markets in the portfolio.

K5 Program

      The K5 Program trend system was developed in 2002 and uses volatility, price, multiple time horizons and recent market behavior to identify trend-following opportunities in nearly 60 global markets. The K5 Program trend system uses two distinct trading systems, which are equally weighted in terms of risk allocation. One system is relatively quick and is intended to participate in new market trends earlier than other Graham programs, while the other system is very long term in nature and tends to be slow to react to new price trends as they develop and to stay with its positions for relatively long periods of time. In general, the two systems complement each other and are designed to reduce risk exposure following periods of very positive performance results.

Multi-Trend Program

      The Multi-Trend Program provides access through one single investment to all four individual Graham investment programs, including the trend system and other component strategies of each investment program. As of its inception in September 2003, the Multi-Trend Program allocates 25% of its assets equally to each of the Global Diversified Program, the Graham Selective Trading Program, the K4 Program and the K5 Program. As market conditions or other circumstances change, Graham may alter the weightings of the individual programs and add or subtract other programs to the Multi-Trend Program, as it deems appropriate.

Morgan Stanley Charter Millburn L.P.

      The following information updates and supplements the information under the sub-captions “—Principals” on page 74.

      Steven M. Felsenthal is a member of the Managed Funds Association Public Funds Task Force.

      The following replaces the information under the sub-captions “—Multiple Trading Systems” on page 76.

      The objective of Millburn’s trading method is to participate in all major sustained price moves in the markets traded. Millburn’s approach is medium-term to long-term in nature. Millburn makes trading decisions pursuant to its trading method, which includes technical trend analysis, certain non-trend-following technical systems, and money management principles. Given trends in price of sufficient duration and magnitude, these trading systems may be profitable even though more than half of all individual trades are unprofitable. A period of time without such trends, however, may result in substantial losses.

      Millburn is engaged in an ongoing research effort to improve its trading methods and to apply its quantitative analytic expertise to new financial products.

      Successful systematic futures trading depends primarily on two factors: development and selection of the trading systems used in each market, and allocation of portfolio risk among the markets available for trading.

      Market environments change over time, and particular systems may perform well in one environment but poorly in another. Likewise, portfolio sectors and individual markets go through periods where systematic trading is very profitable and other periods where no system makes any money.

      The goal of Miliburn’s research has been to develop and select mix of systems in each market and to allocate risk across a wide array of markets, so as to contain overall portfolio risk in the targeted range, while allowing exposure to profitable trend opportunities.

      Over the last 30 years, Miliburn has developed hundreds of trading systems. These intermediate-term to long-term trading systems generate buy or sell decisions in a particular market based on the direction of price movements in the market.

      Of course, systems can be materially different—better in some periods and worse in others. The main distinguishing features are time-frame over which systems work (intra-day to long-term), the type of data fed into them (granularity [ticks to weeks/months], type [market or economic statistics], source [cash, futures or options markets]), and the objective of the system (profiting from trends, trading-ranges or volatility). No single approach will work all the time. Therefore, Millburn’s objective is to have several approaches operating at all times. Since the early 1980’s, Millburn has selected multiple systems for each market.

      When arriving at the portfolio allocation, Millburn seeks maximum diversification subject to liquidity constraints. The markets traded and allocations are reviewed monthly, although changes may occur less frequently. The following factors are considered in constructing a universe of markets to trade for each portfolio: profitability, correlation of market performance, liquidity of markets, depth of markets, breadth of markets, professional judgment, desired diversification and transaction costs. Once the universe of markets is established, Millburn’s simulation and optimization techniques help determine which markets to include in the portfolio. Risk in any single market currently does not exceed 3% of the portfolio’s total risk.

      The following updates the information relating to assets under management under the sub-caption “The Millburn Trading Programs” on page 78.

      As of September 30, 2005, Millburn was managing approximately $758 million pursuant to the Diversified Portfolio and approximately $1.2 billion of client assets in all of its trading programs.

      The following updates the information in the last sentence under the sub-caption “—Diversified Portfolio” on page 78.

      Millburn trades its Diversified Portfolio at standard leverage, 150% of standard leverage and 250% of standard leverage.

Morgan Stanley Charter MSFCM L.P.

      Effective April 28, 2005, Morgan Stanley Futures and Currency Management, Inc. changed its name to VK Capital Inc.

      The following updates the information under the sub-captions “—Principals” on pages 79 to 80.

      Jeffrey D. Hahn no longer serves as the Chief Financial Officer and a Director of VK Capital Inc.

      Maureen Kaelin is a principal and an associated person of VK Capital Inc.

      The following updates the information relating to the trading program allocation in the last paragraph under the sub-caption “—Trading Methodology” beginning on page 80.

      Effective October 3, 2005, VK Capital Inc. began trading approximately 20% of Charter MSFCM’s assets pursuant to its QDS Program. The allocation to the QDS Program was primarily done to diversify the trading methodologies of VK Capital Inc. with the objective of enhancing the overall risk/return characteristics of Charter MSFCM. The QDS Program has been trading $1.4 million of proprietary assets of a Morgan Stanley affiliate since the inception of the QDS Program in August 2004.

      VK Capital Inc. will continue to trade approximately 80% of Charter MSFCM’s assets pursuant to its Global Program. Subject to the prior approval of the general partner, VK Capital Inc. may at any time, trade some or all of Charter MSFCM’s assets among one or more of its other trading programs.

      The following updates the information relating to assets under management in the last sentence of the last paragraph under the sub-caption “—Trading Methodology” on page 82.

      As of September 30, 2005, VK Capital Inc. was trading approximately $160 million of customer funds in the Global Program, approximately $49 million of customer funds in the QDS Program, and approximately $241 million of client assets in all of its trading programs.

Morgan Stanley Charter Campbell L.P.

      The following updates and supplements the information under the sub-caption “—Principals” beginning on page 82.

      Theresa D. Becks also serves as the Chief Financial Officer, Treasurer and Assistant Secretary of both Campbell & Company Investment Adviser LLC, a wholly-owned subsidiary of Campbell and The Multi-Strategy Trust, a registered investment company.

      Bruce L. Cleland also serves as the President and Chief Executive Officer of Campbell & Company Investment Adviser LLC, a wholly-owned subsidiary of Campbell, and as Trustee, Chief Executive Officer and President of The Campbell Multi-Strategy Trust, a registered investment company.

      Kevin M. Heerdt serves as Chief Operating Officer of Campbell since June 2005. Mr. Heerdt also serves as the Vice President and Chief Operating Officer of The Campbell Multi-Strategy Trust, a registered investment company.

      James M. Little also serves as the Vice President of both Campbell & Company Investment Adviser LLC, a wholly-owned subsidiary of Campbell and The Multi-Strategy Trust, a registered investment company.

      Thomas P. Lloyd joined Campbell in September 2005 as General Counsel and Executive Vice President—Legal and Compliance. In this capacity, Mr. Lloyd is involved in all aspects of legal affairs, compliance and regulatory oversight. Mr. Lloyd is also the Secretary, Chief Compliance Officer and Assistant Treasurer of both Campbell & Company Investment Adviser LLC, a wholly-owned subsidiary of Campbell and The Campbell Multi-Strategy Trust, a registered investment company. From 1999 to 2005, Mr. Lloyd was employed by Deutsche Bank Securities Inc. in several positions including Managing Director and head of the legal group for Deutsche Bank Alex Brown, the private client division of Deutsche Bank Securities Inc. From 1997 to 1999, Mr. Lloyd was an attorney in the Enforcement Department of NASD Regulation, Inc. and from 1995 to 1997, he served as a senior counsel in the Division of Enforcement of the United States Securities and Exchange Commission. From 1989 to 1995, he was engaged in the private practice of law. Mr. Lloyd holds a B.A. in Economics from the University of Maryland, and a J.D. from the University of Baltimore School of Law. Mr. Lloyd is a member of the Bars of the State of Maryland and the United States Supreme Court.

      Craig A. Weynand no longer serves as Vice President and General Counsel of Campbell.

      C. Douglas York no longer serves as Executive Vice President—Trading and Director of Campbell.

      The following updates the information relating to assets under management in the last sentence of the first paragraph under the sub-caption “—The Campbell Trading Program” on page 84.

      As of September 30, 2005, Campbell was managing approximately $9.5 billion of client assets pursuant to the Financial, Metal & Energy Large Portfolio and approximately $10.7 billion in all of its programs.

LITIGATION

      The following updates and supplements the information under the caption “Litigation” beginning on page 95.

      On July 14, 2003, the Massachusetts Securities Division filed an administrative complaint alleging that Morgan Stanley DW Inc. filed false information in response to an inquiry from the Massachusetts Securities Division pertaining to mutual fund sales practices. On August 11, 2003, the Massachusetts Securities Division filed an administrative complaint, alleging that Morgan Stanley DW Inc. failed to make disclosures of incentive compensation for proprietary and partnered mutual fund transactions. On November 25, 2003, the Massachusetts Securities Division filed an administrative complaint, alleging that a former branch manager engaged in securities fraud and dishonest conduct in promoting the sales of proprietary mutual funds. On May 24, 2004, the presiding hearing officer granted Morgan Stanley DW Inc.’s motion to dismiss all claims relating to Morgan Stanley DW Inc.’s differential compensation practices and its receipt of remuneration from third-party fund families, holding that these practices did not violate any state law or regulation. Regarding the Massachusetts Securities Division’s complaint filed on July 14, 2003, Morgan Stanley DW Inc. waived its right to a hearing and agreed to pay an administrative fine of $25,000 on September 27, 2004. Regarding the Massachusetts Securities Division’s complaints filed on August 11, 2003 and November 25, 2003, hearings were concluded on December 20, 2004. On March 27, 2005 the hearing officer issued two decisions dismissing all charges against Morgan Stanley DW Inc. and the branch manager. On April 7, 2005, the Massachusetts Securities Division filed a Motion for Reconsideration of the hearing officer’s decisions to dismiss all charges against Morgan Stanley DW Inc. and the branch manager. On August 24, 2005, the hearing officer denied the Massachusetts Securities Division’s motion for reconsideration as to the branch manager, not having yet ruled upon the motion as to Morgan Stanley DW Inc.

      In fiscal 2004, Morgan Stanley DW Inc. discovered irregularities in the accounts of certain clients of Carlos Soto, a former registered representative in its San Juan, Puerto Rico branch. Mr. Soto stated that, with respect to certain clients, he had raised some funds by making misrepresentations, issuing false account statements and diverting some funds to accounts he controlled. Morgan Stanley DW Inc. promptly notified regulators and law enforcement. On February 11 and 13, 2004, respectively, the U.S. District Court for District of Puerto Rico granted requests for temporary restraining orders freezing Mr. Soto’s assets. On February 19, 2004, Mr. Soto was arrested by federal authorities. On February 20, 2004, in the Securities and Exchange Commission matter, the Court granted a preliminary injunction freezing Mr. Soto’s assets, and on November 8, 2004, the Securities and Exchange Commission barred Mr. Soto from any association with any broker or dealer. On December 3, 2004, Morgan Stanley DW Inc. reached a final settlement with the New York Stock Exchange to resolve this matter (see matter as of December 3, 2004). Morgan Stanley DW Inc. is continuing to assist other regulators in their investigations of Mr. Soto’s activities and to resolve customer claims concerning those activities. On November 29, 2004, the U.S. District Court for the District of Puerto Rico presiding in Mr. Soto’s criminal proceeding issued a preliminary order of forfeiture with respect to Mr. Soto’s assets. Morgan Stanley DW Inc. and others have filed petitions in that proceeding with respect to such assets. On January 25, 2005, the United States Attorney’s Office moved to dismiss the third-party petitions. On February 18, 2005, Morgan Stanley DW Inc. filed a Joint Motion for Entry of an Agreed Order of Restitution with the U.S. District Court for the District of Puerto Rico. Judgment in Mr. Soto’s criminal case was entered on August 18, 2005. Mr. Soto filed a notice of appeal of same on August 19, 2005.

      On June 17, 2004, the New Hampshire Bureau of Securities Regulation filed a petition for relief against Morgan Stanley DW Inc. alleging, among other things, that a former representative solicited certain customers to purchase certain unregistered, non-exempt securities, that certain managers promoted the sale of proprietary mutual funds and other products by the use of certain “sales contests” and that Morgan Stanley DW Inc. failed to disclose the alleged material fact of such contests. On April 7, 2005, Morgan Stanley DW Inc. entered into a consent agreement with the New Hampshire Bureau of Securities Regulation. Morgan Stanley DW Inc. agreed to a $425,000 fine, a cease and desist order, to pay $10,000 for the cost of investigation, and to comply with a variety of undertakings, including requirements to retain an independent consultant to review certain compliance and policy procedures, provide rescission with respect to certain transactions, and notify New Hampshire residents of certain rights with respect to arbitration agreements.

      On December 3, 2004, Morgan Stanley DW Inc. and its affiliate, Morgan Stanley & Co. Incorporated executed two stipulations of facts and consent to penalty (one with respect to failure to comply with certain prospectus delivery requirements, operational deficiencies and other matters, and the other with respect to employee defalcations, including the Carlos Soto matter). The first stipulation included a fine of $13 million and the second a fine of $6 million. On December 9, 2004, a hearing panel of the New York Stock Exchange accepted both settlements.

      In an acceptance, waiver and consent dated August 1, 2005, the National Association of Securities Dealers, Inc. found that Morgan Stanley DW Inc. violated the National Association of Securities Dealers, Inc.’s rules 3010 and 2110 by failing to establish and maintain a supervisory system, including written procedures, reasonably designed to review and monitor its fee-based brokerage business between January 2001 and December 2003. Without admitting or denying the allegations, Morgan Stanley DW Inc. consented to the described sanctions and findings. The firm was censured and fined $1.5 million, and agreed to the payment of restitution to 3,549 customers in the total amount of approximately $4,640,582, plus interest from December 31, 2003 until August 1, 2005.

      On May 16, 2005, a jury for the Circuit Court of the Fifteenth Judicial Circuit for Palm Beach County, Florida returned a verdict in favor of Coleman (Parent) Holdings, Inc. with respect to its claims against Morgan Stanley & Co. Incorporated. On May 16, and May 18, 2005, respectively, the jury awarded Coleman (Parent) Holdings, Inc. $604 million in compensatory damages and $850 million in punitive damages. On June 23, 2005, the Court issued a final judgment in the amount of $1,578 million, which includes prejudgment interest of $208 million and excludes $84 million received by Coleman (Parent) Holdings, Inc. in settlements of related claims with others. On June 27, 2005, Morgan Stanley & Co. Incorporated filed its notice of appeal and posted a supersedes bond, which automatically stayed execution of the judgment pending appeal.

PLAN OF DISTRIBUTION

      The following updates the information regarding the compensation to qualified employees of Morgan Stanley DW under the sub-caption “—Compensation to Morgan Stanley DW Employees and Additional Selling Agents” on pages 101-103.

      Effective July 1, 2005, the initial gross sales credit payable to qualified employees of Morgan Stanley DW was reduced from a gross sales credit equal to 4% of the net asset value per unit to a gross sales credit equal to 3% of the net asset value per unit.

      Effective July 1, 2005, the continuing compensation payable to qualified employees of Morgan Stanley DW was changed from a gross sales credit of up to 74% of the brokerage fees received by Morgan Stanley DW to a gross sales credit of up to 84% of the brokerage fees received by Morgan Stanley DW.

      Effective July 1, 2005, with respect to qualified employees of Morgan Stanley DW who choose the option of receiving the initial gross sales credit and the continuing compensation, the period of payment of continuing compensation was changed from commencing with the fifteenth month to commencing with the thirteenth month, following the issuance of the relevant units.

      The following updates the information regarding the compensation to qualified additional selling agents under the subcaption “—Compensation to Morgan Stanley DW Employees and Additional Selling Agents” on page 103.

      Effective July 1, 2005, the initial selling commission payable to qualified additional selling agents was reduced from a selling commission not to exceed 4% of the net asset value of units sold to a selling commission not to exceed 3% of the net asset value of units sold.

      Effective July 1, 2005, continuing compensation payable to qualified additional selling agents was reduced from an additional commission of up to 35% of the brokerage fees to an additional commission of up to 28% of the brokerage fees.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS AND
STATE AND LOCAL INCOME TAX ASPECTS

      The following supplements the information under the caption “Material Federal Income Tax Considerations” beginning on page 107 and the information under the caption “State and Local Income Tax Aspects” beginning on page 114.

IRS Circular 230

      The disclosure of U.S. federal, state and local income tax consequences contained herein was written in connection with the promotion or marketing of units in the partnerships. Such disclosure was not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state or local tax penalties. An investor should seek advice based on his/her particular circumstances from an independent tax advisor.

EXPERTS

      The following updates the information under the caption “Experts” on page 115.

      The statements of financial condition as of December 31, 2004 and 2003, including the schedules of investments as of December 31, 2004 and 2003, and the related statements of operations, changes in partners’ capital, and cash flows for each of the three years in the period ended December 31, 2004, for Morgan Stanley Charter Graham L.P., Morgan Stanley Charter Millburn L.P. and Morgan Stanley Charter MSFCM L.P. and for the years ended December 31, 2004 and 2003 and the period from October 1, 2002 (commencement of operations) to December 31, 2002 for Morgan Stanley Charter Campbell L.P., and of Demeter Management Corporation as of November 30, 2004 and 2003 included in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports appearing herein, and are included in reliance upon such reports of such firm given upon their authority as experts in accounting and auditing. Deloitte & Touche LLP also acts as independent auditors for Morgan Stanley.

PART TWO
STATEMENT OF ADDITIONAL INFORMATION

POTENTIAL ADVANTAGES

      The following table updates and replaces through September 30, 2005, the “Annual Returns of Various Asset Classes Over Time” table on page 123. The notes on pages 124-125 (as amended below) are an integral part of the following table.

ANNUAL RETURNS OF VARIOUS ASSET CLASSES OVER TIME

	U.S. Stocks (S&P 500 Index)	U.S. Treasury Bonds (Lehman Brothers Treasury Bond Index)	U.S. Corporate Bonds (Citigroup Corporate Bond Index)	Non-U.S. Stocks (MSCI EAFE Index)	Global Stocks (MSCI World Index)	Managed Futures (Barclay CTA Index)	Public Managed Futures Funds (CISDM Public Fund Index)
	%	%	%	%	%	%	%
1980	32.5	(2.8)	(0.3)	24.4	27.7	63.7	N/A
1981	(4.9)	1.1	2.7	(1.0)	(3.3)	23.9	N/A
1982	21.5	41.1	37.2	(0.9)	11.3	16.7	N/A
1983	22.6	1.8	8.9	24.6	23.3	23.8	N/A
1984	6.3	14.7	16.1	7.9	5.8	8.7	1.4
1985	31.7	32.0	25.0	56.7	41.8	25.5	21.9
1986	18.7	24.1	17.0	69.9	42.8	3.8	(14.4)
1987	5.3	(2.7)	2.1	24.9	16.8	57.3	43.1
1988	16.6	9.2	9.5	28.6	23.9	21.8	7.3
1989	31.7	18.9	14.0	10.8	17.2	1.8	4.7
1990	(3.1)	4.6	7.3	(23.2)	(16.5)	21.0	14.2
1991	30.5	17.9	18.5	12.5	19.0	3.7	10.0
1992	7.6	7.8	8.9	(11.8)	(4.7)	(0.9)	(1.4)
1993	10.1	16.4	12.1	32.9	23.1	10.4	10.7
1994	1.3	(6.9)	(3.5)	8.1	5.6	(0.7)	(7.7)
1995	37.6	30.7	21.7	11.6	21.3	13.7	13.9
1996	23.0	(0.4)	3.3	6.4	14.0	9.1	9.8
1997	33.4	14.9	10.2	2.1	16.2	10.9	7.6
1998	28.6	13.5	8.6	20.3	24.8	7.0	7.9
1999	21.0	(8.7)	(1.6)	27.3	25.3	(1.2)	(1.4)
2000	(9.1)	20.1	9.3	(14.0)	(12.9)	7.9	4.7
2001	(11.9)	4.6	10.9	(21.2)	(16.5)	0.8	(0.1)
2002	(22.1)	17.2	9.4	(15.7)	(19.6)	12.4	14.3
2003	28.7	2.1	8.7	39.2	33.8	8.7	11.6
2004	10.9	8.0	5.6	20.7	15.3	3.3	1.5
2005*	2.8	5.4	1.5	9.5	6.7	(0.6)	(2.0)

*Through September 30, 2005

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

      The following updates the information under the sub-caption “—Notes to “Annual Returns of Various Asset Class Over Time” Table” on pages 124-125.

      Monthly returns for the Barclay CTA Index reflect the composite fee structure of the representative commodity trading advisors, and therefore, may be higher or lower than those fees applicable to any one particular managed futures fund. Accordingly, the Barclay CTA Index may not be representative of any specific Morgan Stanley managed futures fund.

      The CISDM Public Fund Index performance data for managed futures is provided by the Center for International Securities and Derivatives Markets, Isenberg School of Management, the University of Massachusetts, Amherst, MA.

      Indexes are unmanaged and returns are shown for illustrative purposes only. It is not possible to invest directly in an index. Generally, an aggressive investment that seeks the highest possible gains will have a greater degree of risk, whereas a conservative investment that offers safety of principal tends to provide lower returns over time. Keep in mind that while all investing involves risk, stocks tend to experience greater volatility and carry greater risks than bonds. The income and principal payments of U.S. government bonds are backed by the full faith and credit of the U.S. government. Other investments are not insured, and your proceeds from the resale of stocks, from the resale, early redemption, or repayment at maturity of bonds, or from the redemption of interests in a managed futures fund, may be more or less than what you originally paid for them. International investing may subject the portfolio to additional risks including currency, political, economic, and market risks.

      Managed futures investments are speculative, involve a high degree of risk, use significant leverage, have substantial charges, are generally less liquid than the other investments represented by the indices herein, and are suitable only for the risk capital portion of an investor’s portfolio.

      The managed futures data discussed reflect the fee structures of trading advisors managing individual accounts and does not reflect fee structures of commodity pools, which are typically higher. The comparison of the S&P 500 Index and the Barclay CTA Index is for illustrative purposes only. The Barclay CTA Index attempts to provide a benchmark of representative performance of the money managers within the managed futures industry. The Index is comprised of over 375 money managers, all of which have at least four years of prior performance history. The Index is unweighted and rebalanced at the beginning of each year. Accordingly, the Barclay CTA Index is not a proxy for, or otherwise representative of, any specific Morgan Stanley managed futures fund.

      Furthermore, the S&P 500 Index and the Barclay CTA Index reflect the volatility and risk of loss characteristics of a broadly diversified equity portfolio and universe of commodity trading advisors, respectively. The performance results of any Morgan Stanley managed futures fund will be different from the performance of the Barclay CTA Index.

      The futures and forward markets are fundamentally different from the securities markets in that for every gain in futures and forward trading, there is an equal and offsetting loss. If a managed futures fund does not perform in a manner non-correlated with the general financial markets or does not perform successfully, investors will obtain no diversification benefits by investing in such fund.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

      The following charts update and replace through September 30, 2005, the “Correlation Analysis” charts on pages 126-127. The chart for “Pro Forma for Charter Campbell Correlation Analysis” was replaced with “Charter Campbell Correlation Analysis.”

Charter Graham
Correlation Analysis

Charter Millburn
Correlation Analysis

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Charter MSFCM
Correlation Analysis

Charter Campbell
Correlation Analysis

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

      The following chart updates and replaces through September 30, 2005, the “Managed Futures vs. Stocks” chart on page 128. The notes on page 129 (as amended on the following page S-•) are an integral part of the following chart.

Managed Futures vs. Stocks

12-Month Holding Period Performance

70.00%
60.00%
50.00%
40.00%
30.00%
20.00%
10.00%
0.00%
-10.00%
-20.00%
-30.00%
-40.00%
Stocks
Managed Futures
12/80
12/81
12/82
12/83
12/84
12/85
12/86
12/87
12/88
12/89
12/90
12/91
12/92
12/93
12/94
12/95
12/96
12/97
12/98
12/99
12/00
12/01
12/02
12/03
12/04
9/05

Data: January 1980 through September 2005

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

      The following updates the information under the sub-caption the “Managed Futures vs. Stocks” Table on page 129.

      The managed futures data discussed reflect the fee structures of trading advisors managing individual accounts and does not reflect fee structures of commodity pools, which are typically higher. The comparison of the S&P 500 Index and the Barclay CTA Index is for illustrative purposes only. The Barclay CTA Index attempts to provide a benchmark of representative performance of the money managers within the managed futures industry. The Index is comprised of over 375 money managers, all of which have at least four years of prior performance history. The Index is unweighted and rebalanced at the beginning of each year. Accordingly, the Barclay CTA Index is not a proxy for, or otherwise representative of, any specific Morgan Stanley managed futures fund.

      Furthermore, the S&P 500 Index and the Barclay CTA Index reflect the volatility and risk of loss characteristics of a broadly diversified equity portfolio and universe of commodity trading advisors, respectively. The performance results of any Morgan Stanley managed futures fund will be different from the performance of the Barclay CTA Index.

      The futures and forward markets are fundamentally different from the securities markets in that for every gain in futures and forward trading, there is an equal and offsetting loss. If a managed futures fund does not perform in a manner non-correlated with the general financial markets or does not perform successfully, investors will obtain no diversification benefits by investing in such fund.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

      The following chart updates and replaces through September 30, 2005, the “Improved Portfolio Efficiency” chart on page 131. The notes on page 131 are an integral part of the following chart.

Improved Portfolio Efficiency
January 1980 through September 2005
U.S. Stocks/Bonds/International Equities/Managed Futures

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

SUPPLEMENTAL PERFORMANCE INFORMATION

The following charts update and replace through September 30, 2005, the charts on pages 136-143.

CHARTER GRAHAM

All of the performance data below is as of September 30, 2005.

CHARTER GRAHAM STATISTICS

Trading Advisor:      Graham Capital Management, L.P.

Began Trading:      March 1, 1999

Net Assets in Fund:      $442.6 million

Minimum Investment:       $20,000

Monthly Management Fee:      1/12 of 2% of Beg. Net Assets

Monthly Brokerage Fee:*      1/12 of 6.00% of Beg. Net Assets

Monthly Incentive Fee:      20% of Monthly Trading Profits

Investment Style:      Technical

* On July 1, 2005, the brokerage fee was reduced from 1/12 of 6.25% to 1/12 of 6.00% of Beg. Net Assets

RISK ANALYSIS

Compounded Annual Rate of Return:      10.13%
Standard Deviation of Monthly Returns:      6.81%
Annualized Standard Deviation:      23.58%
Sharpe Ratio:*      0.26
Largest Decline Period (2/04-4/05):      -27.20%
Average Recovery (No. of months):      3.23
Average Monthly Loss:      -5.10%
Standard Deviation of Monthly Loss:      3.54%
% of Losing Months:      43.75%
Average Monthly Gain:      5.78%
Standard Deviation of Monthly Gain:      4.41%
% of Winning Months:      56.25%

* Sharpe ratio is the compounded annual rate of return minus the risk-free U.S. Treasury Bill rate, divided by the annualized standard deviation.

AVERAGE SECTOR PARTICIPATION

TRADING STRATEGY

Graham relies on technical information as the basis for its systematic trading decisions. Graham seeks to, over time, anticipate market events using multiple quantitative mathematical models to determine its systematic trading activities. The objective of the trading system is to identify positions in markets where the price action of a particular market signals the computerized systems used by Graham that a potential trend in prices is occurring. The systems are designed to mathematically analyze the recent trading characteristics of each market and statistically compare such characteristics to the long-term historical trading pattern of a particular market. As a result of this analysis, the programs will utilize proprietary risk management and trade filter strategies which are intended to enable the system to benefit from sustained price trends while protecting the account from unacceptable levels of risk and volatility exposure. One of the most important objectives of Graham’s programs is to strategically reduce leverage in markets where it has achieved significant profits prior to substantial price reversal using proprietary techniques designed to reduce volatility, without diluting net returns. The owners and employees of Graham have a significant amount invested in Graham’s trading programs.

Charter Graham’s use of an increased rate of leverage may result in high trading volatility, as compared to other trading programs using standard leverage.

FUTURES MARKETS TRADED

Markets traded may include, but are not limited to, the following:

AGRICULTURALS Cocoa Coffee Corn Cotton Lean hogs Soybean meal Sugar Wheat STOCK INDICES CAC 40 DAX DOW 30 Euro Stoxx 50 FTSE 100 Hang Seng IBEX 35 NASDAQ 100 Nikkei 225 S&P 500 Topix	INTEREST RATES Australian Treasury Bonds British Government Bonds European Bonds Eurodollars Japanese Government Bonds U.S. Treasury Bonds U.S. Treasury Notes ENERGIES Crude oil Gas oil Natural gas Unleaded gas	FOREIGN EXCHANGE Australian dollar British pound Canadian dollar Euro Japanese yen Mexican peso New Zealand dollar South African rand Swiss franc U.S. dollar METALS Aluminum Copper Gold Nickel Zinc

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

CHARTER GRAHAM PERFORMANCE

1999	2000	2001	2002	2003	2004	2005
2.90%	21.96%	9.72%	36.82%	16.14%	1.28%	-14.80%
(10 months)						(9 months)

ROLLING 12-MONTH PERFORMANCE VS. CISDM PUBLIC FUND INDEX

HISTORICAL PERFORMANCE COMPARISON (2/28/99 = $10)

CORRELATION ANALYSIS (3/99 - 9/05)

Note: The closer the value to zero, the lower the correlation to the indices compared.

	Charter Graham	CISDM	S&P	CITI	EAFE
Charter Graham	1.00	0.89	-0.26	0.18	-0.18
CISDM Public Fund Index		1.00	-0.22	0.27	-0.11
S & P 500 Index			1.00	-0.07	0.84
Citigroup Corporate Bond Index				1.00	-0.02
MSCI EAFE Index					1.00

The S&P 500 Index, Citigroup Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Strategic Financial Solutions, LLC, Memphis, TN. The CISDM Public Fund Index performance data for managed futures programs is provided by the Center for International Securities and Derivatives Markets (“CISDM”), Isenberg School of Management, the University of Massachusetts, Amherst, MA. Indexes are unmanaged and returns are shown for illustrative purposes only. It is not possible to invest directly in an index. Generally, an aggressive investment that seeks the highest possible gains will have a greater degree of risk, whereas a conservative investment that offers safety of principal tends to provide lower returns over time. Keep in mind that while all investing involves risk, stocks tend to experience greater volatility and carry greater risks than bonds. The income and principal payments of U.S. government bonds are backed by the full faith and credit of the U.S. government. Other investments are not insured, and your proceeds from the resale of stocks, from the resale, early redemption, or repayment at maturity of bonds, or from the redemption of interests in a managed futures fund, may be more or less than what you originally paid for them. International investing may subject the portfolio to additional risks including currency, political, economic, and market risks. Managed futures investments are speculative, involve a high degree of risk, use significant leverage, have substantial charges, are generally less liquid than the other investments represented by the indices herein, and are suitable only for the risk capital portion of an investor’s portfolio. For a detailed discussion of the differences between each of the indices listed, prospective investors should carefully review the Notes to “Annual Returns of Various Asset Classes Over Time” Table, contained on pages 124-125, of the Charter Series Prospectus.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

CHARTER MILLBURN

All of the performance data below is as of September 30, 2005.

CHARTER MILLBURN STATISTICS

Trading Advisor:      Millburn Ridgefield Corporation

Began Trading:      March 1, 1999

Net Assets in Fund:      $48.8 million

Minimum Investment:      $20,000

Monthly Management Fee:      1/12 of 2% of Beg. Net Assets

Monthly Brokerage Fee:*      1/12 of 6.00% of Beg. Net Assets

Monthly Incentive Fee:      20% of Monthly Trading Profits

Investment Style:      Technical

* On July 1, 2005, the brokerage fee was reduced from 1/12 of 6.25% to 1/12 of 6.00% of Beg. Net Assets.

RISK ANALYSIS

Compounded Annual Rate of Return:      0.36%
Standard Deviation of Monthly Returns:      5.62%
Annualized Standard Deviation:      19.46%
Sharpe Ratio:*      -0.19
Largest Decline Period (2/03 - 8/04):      -29.70%
Average Recovery (No. of Months):      7.92
Average Monthly Loss:      -4.66%
Standard Deviation of Monthly Loss:      3.18%
% of Losing Months:      43.75%
Average Monthly Gain:      3.95%
Standard Deviation of Monthly Gain:      3.87%
% of Winning Months:      56.25%

* Sharpe ratio is the compounded annual rate of return minus the risk-free U.S. Treasury Bill rate, divided by the annualized standard deviation.

AVERAGE SECTOR PARTICIPATION

TRADING STRATEGY

Millburn’s trading methodology includes technical trend analysis, certain non-trend-following technical systems, and money management principles. The first step in the trading methodology is developing trading systems which generate buy or sell decisions in a particular market based on the direction of price trends occurring over different time frames. These “heritage” systems are augmented from time to time with the results of research. Millburn then tests the full range of the systems in each market traded against five, ten or fifteen years of historical data to simulate the results the system would have achieved in the markets had the system been used to make trading decisions during the simulation period. It then calculates (i) the profitability of the systems and (ii) a number of statistics designed to identify high quality profits such as (a) the percentage of profitable trades, (b) the worst losses experienced, (c) the average giveback of maximum profits on profitable trades and (d) the applicable Sharpe ratio (risk adjusted returns).

Millburn selects systems in each market after a review of statistical data for the heritage systems in an effort to diversify away from reliance on a single system. Millburn attempts to select systems with different characteristics to smooth the return stream. Millburn then selects portfolio weightings taking into account statistical data on the systems’ returns, the relative volatility of the markets, liquidity constraints and Millburn’s judgment and experience.

In attempting to assess market volatility as a means of monitoring and evaluating risk, Millburn uses a volatility overlay as a part of individual market risk management. This system is designed to measure the risk in a portfolio’s position in each market and signals a decrease in position size when risk increases and an increase in position size when risk decreases. Millburn’s volatility overlay is designed to maintain overall portfolio risk and distribution of risk across markets within designated ranges. In addition to the volatility overlay, Millburn’s risk management focuses on money management principles applicable to the portfolio as a whole rather than to individual markets and the careful control of leverage or portfolio size.

Millburn is engaged in a substantial ongoing research effort to improve its trading methods and to apply its quantitative analytic expertise to new financial products.

FUTURES MARKETS TRADED

Markets traded may include, but are not limited to, the following:

AGRICULTURALS
Cocoa
Coffee
Corn
Cotton
Lean Hogs
Live cattle
Soybean meal
Soybean oil
Soybeans
Sugar
Wheat
STOCK INDICES
CAC 40
DAX
DOW 30
Euro Stoxx 50
FTSE 100
Hang Seng
IBEX 35
NASDAQ 100
Nikkei 225
Russell 2000
S&P 500
SPI 200
Taiwan
Topix	INTEREST
RATES
Austrialian
  Treasury Bonds
British
  Government
  Bonds
Canadian
  Government
  Bonds
Eurodollar
European Bonds
Japanese
  Government
  Bond
U.S. Treasury
  Bonds
U.S. Treasury
  Notes
METALS
Aluminum
Copper
Gold
Lead
Nickel
Platinum
Silver
Tin
Zinc	FOREIGN
EXCHANGE
Australian dollar
Brazilian real
British pound
Canadian dollar
Czech koruna
Euro
Japanese yen
New Zealand
  dollar
Norwegian krone
Polish zloty
Singapore dollar
South Korean won
Swedish krona
Swiss franc
U.S. dollar
ENERGIES
Crude oil
Gas oil
Heating oil
Kerosene
Natural gas
Unleaded gas

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

CHARTER MILLBURN PERFORMANCE

1999	2000	2001	2002	2003	2004	2005
-7.20%	12.07%	-11.25%	21.13%	-0.63%	-5.31%	-2.66%
(10 months)						(9 months)

ROLLING 12-MONTH PERFORMANCE VS. CISDM PUBLIC FUND INDEX

HISTORICAL PERFORMANCE COMPARISON (2/28/99 = $10)

CORRELATION ANALYSIS (3/99 - 9/05)

Note: The closer the value to zero, the lower the correlation to the indices compared.

	Charter Millburn	CISDM	S&P	CITI	EAFE
Charter Millburn	1.00	0.86	-0.23	0.22	-0.08
CISDM Public Fund Index		1.00	-0.22	0.27	-0.11
S & P 500 Index			1.00	-0.07	0.84
Citigroup Corporate Bond Index				1.00	-0.02
MSCI EAFE Index					1.00

The S&P 500 Index, Citigroup Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Strategic Financial Solutions, LLC, Memphis, TN. The CISDM Public Fund Index performance data for managed futures programs is provided by the Center for International Securities and Derivatives Markets (“CISDM”), Isenberg School of Management, the University of Massachusetts, Amherst, MA. Indexes are unmanaged and returns are shown for illustrative purposes only. It is not possible to invest directly in an index. Generally, an aggressive investment that seeks the highest possible gains will have a greater degree of risk, whereas a conservative investment that offers safety of principal tends to provide lower returns over time. Keep in mind that while all investing involves risk, stocks tend to experience greater volatility and carry greater risks than bonds. The income and principal payments of U.S. government bonds are backed by the full faith and credit of the U.S. government. Other investments are not insured, and your proceeds from the resale of stocks, from the resale, early redemption, or repayment at maturity of bonds, or from the redemption of interests in a managed futures fund, may be more or less than what you originally paid for them. International investing may subject the portfolio to additional risks including currency, political, economic, and market risks. Managed futures investments are speculative, involve a high degree of risk, use significant leverage, have substantial charges, are generally less liquid than the other investments represented by the indices herein, and are suitable only for the risk capital portion of an investor’s portfolio. For a detailed discussion of the differences between each of the indices listed, prospective investors should carefully review the Notes to “Annual Returns of Various Asset Classes Over Time” Table, contained on pages 124-125 of the Charter Series Prospectus.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

CHARTER MSFCM

All of the performance data below is as of September 30, 2005.

CHARTER MSFCM STATISTICS

Trading Advisor:      VK Capital Inc. (formerly
  Morgan Stanley Futures & Currency Mgmt. Inc.)

Began Trading:      March 1, 1994

Total Assets in Fund:      $160.5 Million

Minimum Investment:      $20,000

Monthly Management Fee:      1/12 of 2% of Beg. Net Assets

Monthly Brokerage Fee:*      1/12 of 6.00% of Beg. Net Assets

Quarterly Incentive Fee:      20% of Quarterly Trading Profits

Investment Style:      Technical

* On July 1, 2005, the brokerage fee was reduced from 1/12 of 6.25% to 1/12 of 6.00% of Beg. Net Assets.

RISK ANALYSIS

Compounded Annual Rate of Return:      4.10%
Standard Deviation of Monthly Returns:      6.33%
Annualized Standard Deviation:      21.93%
Sharpe Ratio:*      0.00
Largest Decline Period (2/03 - 4/05):      -45.45%
Average Recovery (No. of months):      3.20
Average Monthly Loss:      -4.64%
Standard Deviation of Monthly Loss:      3.23%
% of Losing Months:      45.71%
Average Monthly Gain:      4.87%
Standard Deviation of Monthly Gain:      4.81%
% of Winning Months:      54.29%

* Sharpe Ratio is the compounded annual rate of return minus the risk-free U.S. Treasury Bill rate, divided by the annualized standard deviation.

AVERAGE SECTOR PARTICIPATION

TRADING STRATEGY

VK Capital’s (formerly Morgan Stanley Futures & Currency Management, Inc.) trading methodology is trend-following in nature, attempting to identify long-term trends that are beginning and taking positions that can potentially profit from a continuation of these trends. Positions are maintained until certain price objectives are reached or the trend is no longer detected in the data. Deciding when to enter and exit a position, and how much exposure to maintain, is made systematically utilizing a fixed set of technical rules and mathematical formulas that consider factors such as daily price activity, volatility, volume, and open interest. Although VK Capital’s trading methodology is generally applicable across all markets traded, variations are applied from sector to sector. In addition, a longer term perspective may be applied in certain market sectors when detecting rising versus declining trends.

Determining which markets to trade and how much risk to allocate to each market is accomplished using a combination of technical inputs and professional judgment. Factors employed to scrutinize the potential contribution each market can make to the overall portfolio include historical return, volatility and cross-correlations to other markets. Professional judgment is used in making the final determination as to which markets to trade and takes into account such things as market liquidity and cost of trading.

Over its sixteen year history, VK Capital has allocated significant resources to maintain an active research and development process. This ongoing commitment is maintained to improve the potential for strong future performance for VK Capital clients.

The trading advisor trades a limited portfolio of financial, metal and energy futures and forwards and may thereby exhibit greater volatility than other trading programs.

FUTURES MARKETS TRADED

Markets traded may include, but are not limited to, the following:

INTEREST RATES Australian Treasury Bonds European Bonds Eurodollar Japanese Government Bond U.S. Treasury Bonds U.S. Treasury Notes	FOREIGN EXCHANGE Australian dollar British pound Euro Hong Kong dollar Japanese yen Singapore dollar South African rand Swedish krona Swiss franc U.S. dollar STOCK INDICES CAC 40 DAX FTSE 100 Hang Seng S&P 500 SPI 200	METALS Aluminum Copper Gold Nickel Zinc ENERGIES Crude oil Natural gas

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

CHARTER MSFCM PERFORMANCE

1994	1995	1996	1997	1998	1999	2000	2001	2002	2003	2004	2005
-7.32%	21.88%	3.97%	26.22%	5.07%	-9.21%	23.77%	-3.31%	29.08%	-5.13%	-5.60%	-18.61%
(10 months)											(9 months)

ROLLING 12-MONTH PERFORMANCE VS. CISDM PUBLIC FUND INDEX

HISTORICAL PERFORMANCE COMPARISON (2/28/94 = $10)

CORRELATION ANALYSIS (3/94 - 9/05)

Note: The closer the value to zero, the lower the correlation to the indices compared.

	Charter MSFCM	CISDM	S&P	CITI	EAFE
Charter MSFCM	1.00	0.82	-0.08	0.25	-0.03
CISDM Public Fund Index		1.00	-0.13	0.28	-0.07
S & P 500 Index			1.00	0.15	0.77
Citigroup Corporate Bond Index				1.00	0.02
MSCI EAFE Index					1.00

The S&P 500 Index, Citigroup Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Strategic Financial Solutions, LLC, Memphis, TN. The CISDM Public Fund Index performance data for managed futures programs is provided by the Center for International Securities and Derivatives Markets (“CISDM”), Isenberg School of Management, the University of Massachusetts, Amherst, MA. Indexes are unmanaged and returns are shown for illustrative purposes only. It is not possible to invest directly in an index. Generally, an aggressive investment that seeks the highest possible gains will have a greater degree of risk, whereas a conservative investment that offers safety of principal tends to provide lower returns over time. Keep in mind that while all investing involves risk, stocks tend to experience greater volatility and carry greater risks than bonds. The income and principal payments of U.S. government bonds are backed by the full faith and credit of the U.S. government. Other investments are not insured, and your proceeds from the resale of stocks, from the resale, early redemption, or repayment at maturity of bonds, or from the redemption of interests in a managed futures fund, may be more or less than what you originally paid for them. International investing may subject the portfolio to additional risks including currency, political, economic, and market risks. Managed futures investments are speculative, involve a high degree of risk, use significant leverage, have substantial charges, are generally less liquid than the other investments represented by the indices herein, and are suitable only for the risk capital portion of an investor’s portfolio. For a detailed discussion of the differences between each of the indices listed, prospective investors should carefully review the Notes to “Annual Returns of Various Asset Classes Over Time” Table, contained on pages 124-125 of the Charter Series Prospectus.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

CHARTER CAMPBELL

All of the performance data below is as of September 30, 2005.

CHARTER CAMPBELL STATISTICS

Trading Advisor:      Campbell & Company, Inc.

Began Trading:      October 1, 2002

Total Assets in Fund:      $358.5 Million

Minimum Investment:      $20,000

Monthly Management Fee:            1/12 of 2.65% of Beg. Net Assets

Monthly Brokerage Fee:*      1/12 of 6.00% of Beg. Net Assets

Monthly Incentive Fee:      20% of Monthly Trading Profits

Investment Style:      Technical

* On July 1, 2005, the brokerage fee was reduced from 1/12 of 6.25% to 1/12 of 6.00% of Beg. Net Assets.

RISK ANALYSIS

Compounded Annual Rate of Return:      7.27%
Standard of Monthly Returns:      4.09%
Annualized Standard:      14.17%
Sharpe Ratio:*      0.23
Largest Decline Period (03/04-09/04):      -14.69%
Average Recovery (No. of months):      3.50
Average Monthly Loss:      -2.91%
Standard of Monthly Loss:      2.23%
% of Losing Months:      44.44%
Average Monthly Gain:      3.52%
Standard of Monthly Gain:      2.75%
% of Winning Months:      55.56%

* Sharpe ratio is the compounded annual rate of return minus the risk-free U.S. Treasury Bill rate, divided by the annualized standard deviation.

AVERAGE SECTOR PARTICIPATION

TRADING STRATEGY

Campbell makes trading decisions for all clients’ accounts using proprietary technical trading models which analyze market statistics. Campbell’s trading models are designed to detect and exploit medium- to long-term price changes, while also applying proven risk management and portfolio management principles. Campbell believes that utilizing multiple trading models for the same client account provides an important level of diversification, and is most beneficial when multiple contracts in each market are traded. Every trading model may not trade every market. It is possible that one trading model may signal a long position while another trading model signals a short position in the same market. It is Campbell’s intention to offset these signals to reduce unnecessary trading, but if the signals are not simultaneous, both trades will be taken and since it is unlikely that both positions would prove profitable, in retrospect, one or both trades will appear to have been unnecessary. It is Campbell’s policy to follow trades signaled by each trading model independently of the other models. Campbell’s trading models may include trend-following trading models, counter-trend trading models and trading models that do not seek to identify or follow price trends at all.

Campbell applies risk management and portfolio management strategies to measure and manage overall portfolio risk. These strategies include portfolio structure, risk balance, capital allocation, and risk limitation. One objective of risk and portfolio management is to determine periods of relatively high and low portfolio risk, and when such points are reached, Campbell may reduce or increase position size accordingly. It is possible, however, that this reduction or increase in position size may not enhance the results achieved over time.

The trading advisor trades a limited portfolio of financial, metal and energy futures and forwards, and may thereby exhibit greater volatility than other trading programs.

FUTURES MARKETS TRADED

Markets traded may include, but are not limited to, the following:

INTEREST RATES Australian Treasury Bonds British Government Bonds Canadian Government Bonds Eurodollar European Bonds Japanese Government Bond U.S. Treasury Bonds U.S. Treasury Notes	FOREIGN EXCHANGE Australian dollar British pound Canadian dollar Euro Hong Kong dollar Japanese yen Mexican peso New Zealand dollar Singapore dollar South African rand Swiss franc U.S. dollar METALS Copper Nickel Zinc	ENERGIES Crude oil Gas oil Heating oil Natural gas STOCK INDICES DAX Euro Stoxx 50 FTSE 100 Hang Seng IBEX 35 NASDAQ 100 Nikkei 225 S&P 500 SPI 200 Taiwan Stock

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

CHARTER CAMPBELL PERFORMANCE

2002	2003	2004	2005
-4.20%	16.28%	3.95%	6.56%
(3 months			(9 months)

ROLLING 12-MONTH PERFORMANCE VS. CISDM PUBLIC FUND INDEX

HISTORICAL PERFORMANCE COMPARISON (9/30/02 = $10)

CORRELATION ANALYSIS (10/02 - 9/05)

Note: The closer the value to zero, the lower the correlation to the indices compared.

	Charter Campbell	CISDM	S&P	CITI	EAFE
Charter Campbell	1.00	0.91	-0.01	0.36	0.07
CISDM Public Fund Index		1.00	0.03	0.33	0.15
S & P 500 Index			1.00	-0.12	0.85
Citigroup Corporate Bond Index				1.00	0.00
MSCI EAFE Index					1.00

The S&P 500 Index, Citigroup Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Strategic Financial Solutions, LLC, Memphis, TN. The CISDM Public Fund Index performance data for managed futures programs is provided by the Center for International Securities and Derivatives Markets (“CISDM”), Isenberg School of Management, the University of Massachusetts, Amherst, MA. Indexes are unmanaged and returns are shown for illustrative purposes only. It is not possible to invest directly in an index. Generally, an aggressive investment that seeks the highest possible gains will have a greater degree of risk, whereas a conservative investment that offers safety of principal tends to provide lower returns over time. Keep in mind that while all investing involves risk, stocks tend to experience greater volatility and carry greater risks than bonds. The income and principal payments of U.S. government bonds are backed by the full faith and credit of the U.S. government. Other investments are not insured, and your proceeds from the resale of stocks, from the resale, early redemption, or repayment at maturity of bonds, or from the redemption of interests in a managed futures fund, may be more or less than what you originally paid for them. International investing may subject the portfolio to additional risks including currency, political, economic, and market risks. Managed futures investments are speculative, involve a high degree of risk, use significant leverage, have substantial charges, are generally less liquid than the other investments represented by the indices herein, and are suitable only for the risk capital portion of an investor’s portfolio. For a detailed discussion of the differences between each of the indices listed, prospective investors should carefully review the Notes to “Annual Returns of Various Asset Classes Over Time” Table, contained on pages 124-125 of the Charter Series Prospectus.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

      The following charts update and replace through September 30, 2005, the “Fund Asset History” charts on pages 144-145.

Charter Graham
Fund Asset History

Charter Millburn
Fund Asset History

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Charter MSFCM
Fund Asset History

Charter Campbell
Fund Asset History

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

      The following charts update and replace through September 30, 2005, the “Historical Performance Comparison” charts on pages 146-147. As of September 30, 2005, there were 79 public managed futures funds included in the calculation of the CISDM Public Fund Index, 19 of which are Morgan Stanley public managed futures fund.

Charter Graham vs. CISDM Public Fund Index
Historical Performance Comparison

Charter Millburn vs. CISDM Public Fund Index
Historical Performance Comparison

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Charter MSFCM vs. CISDM Public Fund Index
Historical Performance Comparison

Charter Campbell vs. CISDM Public Fund Index
Historical Performance Comparison

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

      The following charts update and replace through September 30, 2005, the “Historical Performance Comparison (Rate of Return)” charts on pages 148 - 149.

Charter Graham vs. CISDM Public Fund Index
Historical Performance Comparison (Rate of Return)

Charter Millburn vs. CISDM Public Fund Index
Historical Performance Comparison (Rate of Return)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Charter MSFCM vs. CISDM Public Fund Index
Historical Performance Comparison (Rate of Return)

Charter Campbell vs. CISDM Public Fund Index
Historical Performance Comparison (Rate of Return)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

      The following charts update and replace through September 30, 2005, the “Historical Performance” charts on pages 150-156.

Charter Graham
Historical Performance

Month	Monthly Return		NAV/Unit	Qrtly Return		Annual Return	12 Mo. Holding Period		24 Mo. Holding Period
Feb-99			10.00
Mar-99	(8	.00)%	9.20	(8	.00)%
Apr-99	4.24%		9.59
May-99	(5	.94)%	9.02
Jun-99	6.65%		9.62	4.57%
Jul-99	(2	.60)%	9.37
Aug-99	4.70%		9.81
Sep-99	1.22%		9.93	3.22%
Oct-99	(6	.04)%	9.33
Nov-99	1.82%		9.50
Dec-99	8.32%		10.29	3.63%		2.90%
Jan-00	2.53%		10.55
Feb-00	(2	.37)%	10.30				3.00%
Mar-00	0.29%		10.33	0.39%			12.28%
Apr-00	(4	.94)%	9.82				2.40%
May-00	(3	.97)%	9.43				4.55%
Jun-00	(5	.51)%	8.91	(13	.75)%		(7	.38)%
Jul-00	(1	.80)%	8.75				(6	.62)%
Aug-00	7.09%		9.37				(4	.49)%
Sep-00	(1	.60)%	9.22	3.48%			(7	.15)%
Oct-00	2.93%		9.49				1.71%
Nov-00	16.54%		11.06				16.42%
Dec-00	13.47%		12.55	36.12%		21.96%	21.96%
Jan-01	(1	.99)%	12.30				16.59%
Feb-01	3.41%		12.72				23.50%		27.20%
Mar-01	8.41%		13.79	9.88%			33.49%		49.89%
Apr-01	(10	.66)%	12.32				25.46%		28.47%
May-01	0.81%		12.42				31.71%		37.69%
Jun-01	(0	.64)%	12.34	(10	.51)%		38.50%		28.27%
Jul-01	(3	.57)%	11.90				36.00%		27.00%
Aug-01	6.05%		12.62				34.69%		28.64%
Sep-01	14.82%		14.49	17.42%			57.16%		45.92%
Oct-01	9.18%		15.82				66.70%		69.56%
Nov-01	(13	.72)%	13.65				23.42%		43.68%
Dec-01	0.88%		13.77	(4	.97)%	9.72%	9.72%		33.82%
Jan-02	1.60%		13.99				13.74%		32.61%
Feb-02	(3	.22)%	13.54				6.45%		31.46%
Mar-02	(3	.18)%	13.11	(4	.79)%		(4	.93)%	26.91%
Apr-02	(8	.09)%	12.05				(2	.19)%	22.71%
May-02	5.31%		12.69				2.17%		34.57%
Jun-02	13.87%		14.45	10.22%			17.10%		62.18%
Jul-02	15.92%		16.75				40.76%		91.43%
Aug-02	6.87%		17.90				41.84%		91.04%
Sep-02	7.09%		19.17	32.66%			32.30%		107.92%
Oct-02	(7	.25)%	17.78				12.39%		87.36%
Nov-02	(3	.32)%	17.19				25.93%		55.42%
Dec-02	9.60%		18.84	(1	.72)%	36.82%	36.82%		50.12%
Jan-03	8.39%		20.42				45.96%		66.02%
Feb-03	8.62%		22.18				63.81%		74.37%
Mar-03	(9	.65)%	20.04	6.37%			52.86%		45.32%
Apr-03	0.50%		20.14				67.14%		63.47%
May-03	9.19%		21.99				73.29%		77.05%
Jun-03	(7	.14)%	20.42	1.90%			41.31%		65.48%
Jul-03	(1	.86)%	20.04				19.64%		68.40%
Aug-03	2.45%		20.53				14.69%		62.68%
Sep-03	(11	.15)%	18.24	(10	.68)%		(4	.85)%	25.88%
Oct-03	10.03%		20.07				12.88%		26.86%
Nov-03	2.24%		20.52				19.37%		50.33%
Dec-03	6.63%		21.88	19.96%		16.14%	16.14%		58.90%
Jan-04	1.14%		22.13				8.37%		58.18%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Charter Graham
Historical Performance (continued)

Month	Monthly Return		NAV/Unit	Qrtly Return		Annual Return		12 Mo. Holding Period		24 Mo. Holding Period
Feb-04	8.13%		23.93					7.89%		76.74%
Mar-04	(0	.67)%	23.77	8.64%				18.61%		81.31%
Apr-04	(10	.18)%	21.35					6.01%		77.18%
May-04	(3	.98)%	20.50					(6	.78)%	61.54%
Jun-04	(4	.88)%	19.50	(17	.96)%			(4	.51)%	34.95%
Jul-04	(5	.28)%	18.47					(7	.83)%	10.27%
Aug-04	(0	.22)%	18.43					(10	.23)%	2.96%
Sep-04	2.50%		18.89	(3	.13)%			3.56%		(1	.46)%
Oct-04	6.56%		20.13					0.30%		13.22%
Nov-04	5.71%		21.28					3.70%		23.79%
Dec-04	4.14%		22.16	17.31%		1.28%		1.28%		17.62%
Jan-05	(9	.70)%	20.01					(9	.58)%	(2	.01)%
Feb-05	(1	.60)%	19.69					(17	.72)%	(11	.23)%
Mar-05	(1	.93)%	19.31	(12	.86)%			(18	.76)%	(3	.64)%
Apr-05	(9	.79)%	17.42					(18	.41)%	(13	.51)%
May-05	1.38%		17.66					(13	.85)%	(19	.69)%
Jun-05	5.04%		18.55	(3	.94)%			(4	.87)%	(9	.16)%
Jul-05	(2	.16)%	18.15					(1	.73)%	(9	.43)%
Aug-05	0.28%		18.20					(1	.25)%	(11	.35)%
Sep-05	3.74		18.88	1.78%		(14	.80)%	(0	.05)%	3.51%
Compounded Annual ROR:				10.13%
Standard Deviation of Monthly Returns:				6.81%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Charter Millburn
Historical Performance

Month	Monthly Return		NAV/Unit	Qrtly Return		Annual Return		12 Mo. Holding Period		24 Mo. Holding Period
Feb-99			10.00
Mar-99	(0	.50)%	9.95	(0	.50)%
Apr-99	5.03%		10.45
May-99	(3	.54)%	10.08
Jun-99	5.16%		10.60	6.53%
Jul-99	(3	.77)%	10.20
Aug-99	0.98%		10.30
Sep-99	0.19%		10.32	(2	.64)%
Oct-99	(12	.69)%	9.01
Nov-99	1.44%		9.14
Dec-99	1.53%		9.28	(10	.08)%	(7	.20)%
Jan-00	2.16%		9.48
Feb-00	(1	.79)%	9.31					(6	.90)%
Mar-00	(5	.26)%	8.82	(4	.96)%			(11	.36)%
Apr-00	0.68%		8.88					(15	.02)%
May-00	(2	.25)%	8.68					(13	.89)%
Jun-00	(4	.72)%	8.27	(6	.24)%			(21	.98)%
Jul-00	(1	.45)%	8.15					(20	.10)%
Aug-00	3.07%		8.40					(18	.45)%
Sep-00	(2	.26)%	8.21	(0	.73)%			(20	.45)%
Oct-00	4.02%		8.54					(5	.22)%
Nov-00	4.45%		8.92					(2	.41)%
Dec-00	16.59%		10.40	26.67%		12.07%		12.07%
Jan-01	0.58%		10.46					10.34%
Feb-01	(2	.29)%	10.22					9.77%		2.20%
Mar-01	9.69%		11.21	7.79%				27.10%		12.66%
Apr-01	(6	.69)%	10.46					17.79%		0.10%
May-01	1.63%		10.63					22.47%		5.46%
Jun-01	(3	.01)%	10.31	(8	.03)%			24.67%		(2	.74)%
Jul-01	(6	.21)%	9.67					18.65%		(5	.20)%
Aug-01	2.69%		9.93					18.21%		(3	.59)%
Sep-01	(3	.42)%	9.59	(6	.98)%			16.81%		(7	.07)%
Oct-01	4.69%		10.04					17.56%		11.43%
Nov-01	(10	.16)%	9.02					1.12%		(1	.31)%
Dec-01	2.33%		9.23	(3	.75)%	(11	.25)%	(11	.25)%	(0	.54)%
Jan-02	1.30%		9.35					(10	.61)%	(1	.37)%
Feb-02	(4	.49)%	8.93					(12	.62)%	(4	.08)%
Mar-02	0.67%		8.99	(2	.60)%			(19	.80)%	1.93%
Apr-02	(4	.56)%	8.58					(17	.97)%	(3	.38)%
May-02	4.31%		8.95					(15	.80)%	3.11%
Jun-02	14.97%		10.29	14.46%				(0	.19)%	24.43%
Jul-02	7.19%		11.03					14.06%		35.34%
Aug-02	1.36%		11.18					12.59%		33.10%
Sep-02	6.80%		11.94	16.03%				24.50%		45.43%
Oct-02	(9	.38)%	10.82					7.77%		26.70%
Nov-02	(4	.90)%	10.29					14.08%		15.36%
Dec-02	8.65%		11.18	(6	.37)%	21.13%		21.13%		7.50%
Jan-03	4.65%		11.70					25.13%		11.85%
Feb-03	6.75%		12.49					39.87%		22.21%
Mar-03	(11	.05)%	11.11	(0	.63)%			23.58%		(0	.89)%
Apr-03	0.18%		11.13					29.72%		6.41%
May-03	11.59%		12.42					38.77%		16.84%
Jun-03	(5	.23)%	11.77	5.94%				14.38%		14.16%
Jul-03	1.44%		11.94					8.25%		23.47%
Aug-03	1.68%		12.14					8.59%		22.26%
Sep-03	(0	.58)%	12.07	2.55%				1.09%		25.86%
Oct-03	(8	.95)%	10.99					1.57%		9.46%
Nov-03	(2	.82)%	10.68					3.79%		18.40%
Dec-03	4.03%		11.11	(7	.95)%	(0	.63)%	(0	.63)%	20.37%
Jan-04	1.26%		11.25					(3	.85)%	20.32%
Feb-04	3.64%		11.66					(6	.65)%	30.57%
Mar-04	(1	.80)%	11.45	3.06%				3.06%		27.36%
Apr-04	(11	.09)%	10.18					(8	.54)%	18.65%
May-04	(2	.16)%	9.96					(19	.81)%	11.28%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Charter Millburn
Historical Performance (continued)

Month	Monthly Return		NAV/Unit	Qrtly Return		Annual Return		12 Mo. Holding Period		24 Mo. Holding Period
Jun-04	(4	.72)%	9.49	(17	.12)%			(19	.37)%	(7	.77)%
Jul-04	(5	.27)%	8.99					(24	.71)%	(18	.50)%
Aug-04	(2	.34)%	8.78					(27	.68)%	(21	.47)%
Sep-04	1.03%		8.87	(6	.53)%			(26	.51)%	(25	.71)%
Oct-04	6.88%		9.48					(13	.74)%	(12	.38)%
Nov-04	9.81%		10.41					(2	.53)%	1.17%
Dec-04	1.06%		10.52	18.60%		(5	.31)%	(5	.31)%	(5	.90)%
Jan-05	(4	.47)%	10.05					(10	.67)%	(14	.10)%
Feb-05	0.00%		10.05					(13	.81)%	(19	.54)%
Mar-05	(3	.78)%	9.67	(8	.08)%			(15	.55)%	(12	.96)%
Apr-05	(5	.07)%	9.18					(9	.82)%	(17	.52)%
May-05	1.31%		9.30					(6	.63)%	(25	.12)%
Jun-05	4.09%		9.68	0.10%				2.00%		(17	.76)%
Jul-05	(0	.31)%	9.65					7.34%		(19	.18)%
Aug-05	1.24%		9.77					11.28%		(19	.52)%
Sep-05	4.81%		10.24	5.79%		(2	.66)%	15.45%		(15	.16)%
Compounded Annual ROR:				0.36%
Standard Deviation of Monthly Returns:				5.62%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Charter MSFCM
Historical Performance

Month	Monthly Return		NAV/Unit	Qrtly Return		Annual Return		12 Mo. Holding Period		24 Mo. Holding Period
Feb-94			10.00
Mar-94	2.28%		10.23	2.28%
Apr-94	(2	.36)%	9.99
May-94	2.58%		10.24
Jun-94	2.15%		10.46	2.31%
Jul-94	(4	.57)%	9.99
Aug-94	(5	.22)%	9.46
Sep-94	(1	.44)%	9.33	(10	.86)%
Oct-94	4.96%		9.79
Nov-94	1.72%		9.96
Dec-94	(6	.95)%	9.27	(0	.65)%	(7	.32)%
Jan-95	(12	.87)%	8.07
Feb-95	11.47%		9.00					(9	.99)%
Mar-95	28.77%		11.59	25.06%				13.32%
Apr-95	4.41%		12.10					21.18%
May-95	1.21%		12.25					19.56%
Jun-95	(2	.60)%	11.93	2.92%				14.00%
Jul-95	0.48%		11.99					20.03%
Aug-95	3.58%		12.41					31.17%
Sep-95	(4	.93)%	11.80	(1	.06)%			26.53%
Oct-95	(1	.79)%	11.59					18.39%
Nov-95	(4	.17)%	11.11					11.54%
Dec-95	1.68%		11.30	(4	.30)%	21.88%		21.88%
Jan-96	2.85%		11.62					43.87%
Feb-96	(11	.64)%	10.27					14.05%		2.65%
Mar-96	0.89%		10.36	(8	.31)%			(10	.65)%	1.25%
Apr-96	3.90%		10.76					(11	.08)%	7.75%
May-96	(4	.67)%	10.26					(16	.24)%	0.14%
Jun-96	(1	.55)%	10.10	(2	.48)%			(15	.34)%	(3	.49)%
Jul-96	5.97%		10.70					(10	.71)%	7.18%
Aug-96	(2	.48)%	10.44					(15	.93)%	10.27%
Sep-96	4.88%		10.95	8.38%				(7	.26)%	17.34%
Oct-96	8.88%		11.92					2.82%		21.72%
Nov-96	7.53%		12.82					15.37%		28.68%
Dec-96	(8	.37)%	11.74	7.29%		3.97%		3.97%		26.71%
Jan-97	10.03%		12.92					11.23%		60.02%
Feb-97	6.10%		13.71					33.56%		52.32%
Mar-97	(8	.05)%	12.61	7.34%				21.72%		8.76%
Apr-97	(5	.89)%	11.86					10.25%		(1	.97)%
May-97	0.36%		11.91					16.06%		(2	.79)%
Jun-97	0.42%		11.96	(5	.15)%			18.38%		0.23%
Jul-97	15.17%		13.77					28.65%		14.88%
Aug-97	(3	.21)%	13.33					27.70%		7.36%
Sep-97	4.51%		13.93	16.50%				27.25%		18.01%
Oct-97	(4	.59)%	13.29					11.50%		14.64%
Nov-97	6.81%		14.19					10.75%		27.77%
Dec-97	4.43%		14.82	6.42%		26.22%		26.22%		31.23%
Jan-98	(1	.65)%	14.58					12.82%		25.49%
Feb-98	(2	.21)%	14.26					3.98%		38.88%
Mar-98	(0	.69)%	14.16	(4	.49)%			12.31%		36.70%
Apr-98	(5	.90)%	13.32					12.29%		23.80%
May-98	6.70%		14.21					19.39%		38.57%
Jun-98	(0	.81)%	14.10	(0	.41)%			17.92%		39.60%
Jul-98	(4	.53)%	13.46					(2	.24)%	25.77%
Aug-98	15.33%		15.52					16.48%		48.74%
Sep-98	1.62%		15.78	11.89%				13.26%		44.12%
Oct-98	1.57%		16.02					20.58%		34.45%
Nov-98	(5	.12)%	15.20					7.11%		18.62%
Dec-98	2.44%		15.57	(1	.28)%	5.07%		5.07%		32.62%
Jan-99	(5	.38)%	14.74					1.08%		14.04%
Feb-99	1.34%		14.93					4.76%		8.93%
Mar-99	(3	.27)%	14.45	(7	.25)%			2.04%		14.60%
Apr-99	2.78%		14.85					11.45%		25.15%
May-99	(4	.36)%	14.20					(0	.10)%	19.27%
Jun-99	0.54%		14.28	(1	.17)%			1.26%		19.41%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Charter MSFCM
Historical Performance (continued)

Month	Monthly Return		NAV/Unit	Qrtly Return		Annual Return		12 Mo. Holding Period		24 Mo. Holding Period
Jul-99	(0	.47)%	14.21					5.56%		3.19%
Aug-99	5.00%		14.92					(3	.89)%	11.95%
Sep-99	0.14%		14.94	4.66%				(5	.29)%	7.27%
Oct-99	(9	.69)%	13.49					(15	.79)%	1.54%
Nov-99	2.39%		13.82					(9	.12)%	(2	.66)%
Dec-99	2.35%		14.14	(5	.36)%	(9	.21)%	(9	.21)%	(4	.60)%
Jan-00	(0	.68)%	14.04					(4	.69)%	(3	.66)%
Feb-00	(0	.66)%	13.95					(6	.58)%	(2	.13)%
Mar-00	4.72%		14.61	3.33%				1.14%		3.20%
Apr-00	2.15%		14.92					0.52%		12.03%
May-00	2.34%		15.27					7.56%		7.45%
Jun-00	(4	.32)%	14.61	0.03%				2.37%		3.65%
Jul-00	(7	.75)%	13.48					(5	.12)%	0.16%
Aug-00	3.32%		13.93					(6	.64)%	(10	.28)%
Sep-00	(1	.33)%	13.74	(5	.96)%			(8	.02)%	(12	.89)%
Oct-00	1.29%		13.92					3.16%		(13	.13)%
Nov-00	4.31%		14.52					5.10%		(4	.49)%
Dec-00	20.52%		17.50	27.34%		23.77%		23.77%		12.37%
Jan-01	(4	.29)%	16.75					19.27%		13.67%
Feb-01	0.42%		16.82					20.56%		12.63%
Mar-01	7.07%		18.01	2.91%				23.27%		24.68%
Apr-01	(7	.72)%	16.62					11.36%		11.94%
May-01	5.96%		17.61					15.30%		24.01%
Jun-01	(2	.10)%	17.24	(4	.28)%			17.97%		20.76%
Jul-01	(0	.93)%	17.08					26.69%		20.21%
Aug-01	4.68%		17.88					28.37%		19.84%
Sep-01	(1	.29)%	17.65	2.38%				28.43%		18.13%
Oct-01	7.54%		18.98					36.36%		40.67%
Nov-01	(7	.80)%	17.50					20.52%		26.67%
Dec-01	(3	.31)%	16.92	(4	.14)%	(3	.31)%	(3	.31)%	19.66%
Jan-02	1.65%		17.20					2.69%		22.47%
Feb-02	(2	.27)%	16.81					(0	.06)%	20.49%
Mar-02	(0	.06)%	16.80	(0	.71)%			(6	.72)%	14.99%
Apr-02	1.07%		16.98					2.17%		13.77%
May-02	6.71%		18.12					2.90%		18.64%
Jun-02	11.37%		20.18	20.12%				17.05%		38.09%
Jul-02	3.77%		20.94					22.60%		55.33%
Aug-02	3.39%		21.65					21.09%		55.44%
Sep-02	3.19%		22.34	10.70%				26.57%		62.56%
Oct-02	(8	.59)%	20.42					7.59%		46.70%
Nov-02	0.64%		20.55					17.43%		41.53%
Dec-02	6.28%		21.84	(2	.24)%	29.08%		29.08%		24.80%
Jan-03	12.73%		24.62					43.14%		46.99%
Feb-03	11.70%		27.50					63.59%		63.50%
Mar-03	(9	.78)%	24.81	13.60%				47.68%		37.76%
Apr-03	2.98%		25.55					50.47%		53.73%
May-03	3.48%		26.44					45.92%		50.14%
Jun-03	(12	.78)%	23.06	(7	.05)%			14.27%		33.76%
Jul-03	1.91%		23.50					12.23%		37.59%
Aug-03	(4	.64)%	22.41					3.51%		25.34%
Sep-03	(5	.27)%	21.23	(7	.94)%			(4	.97)%	20.28%
Oct-03	(5	.84)%	19.99					(2	.11)%	5.32%
Nov-03	(0	.30)%	19.93					(3	.02)%	13.89%
Dec-03	3.96%		20.72	(2	.40)%	(5	.13)%	(5	.13)%	22.46%
Jan-04	(0	.14)%	20.69					(15	.96)%	20.29%
Feb-04	7.10%		22.16					(19	.42)%	31.83%
Mar-04	(5	.01)%	21.05	1.59%				(15	.16)%	25.30%
Apr-04	(9	.98)%	18.95					(25	.83)%	11.60%
May-04	(3	.69)%	18.25					(30	.98)%	0.72%
Jun-04	(8	.16)%	16.76	(20	.38)%			(27	.32)%	(16	.95)%
Jul-04	(4	.89)%	15.94					(32	.17)%	(23	.88)%
Aug-04	4.33%		16.63					(25	.79)%	(23	.19)%
Sep-04	0.54%		16.72	(0	.24)%			(21	.24)%	(25	.16)%
Oct-04	7.95%		18.05					(9	.70)%	(11	.61)%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Charter MSFCM
Historical Performance (continued)

Month	Monthly Return		NAV/Unit	Qrtly Return		Annual Return		12 Mo. Holding Period		24 Mo. Holding Period
Nov-04	4.32%		18.83					(5	.52)%	(8	.37)%
Dec-04	3.88%		19.56	16.99%		(5	.60)%	(5	.60)%	(10	.44)%
Jan-05	(7	.72)%	18.05					(12	.76)%	(26	.69)%
Feb-05	(4	.71)%	17.20					(22	.38)%	(37	.45)%
Mar-05	(3	.95)%	16.52	(15	.54)%			(21	.52)%	(33	.41)%
Apr-05	(9	.20)%	15.00					(20	.84)%	(41	.29)%
May-05	8.40%		16.26					(10	.90)%	(38	.50)%
Jun-05	1.91%		16.57	0.30%				(1	.13)%	(28	.14)%
Jul-05	(5	.49)%	15.66					(1	.76)%	(33	.36)%
Aug-05	2.30%		16.02					(3	.67)%	(28	.51)%
Sep-05	(0	.62)%	15.92	(3	.92)%	(18	.61)%	(4	.78)%	(25	.01)%
Compounded Annual ROR:				4.10%
Standard Deviation of Monthly Returns:				6.33%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Charter Campbell
Historical Performance

Month	Monthly Return		NAV/Unit	Qrtly Return		Annual Return		12 Mo. Holding Period		24 Mo. Holding Period
Sep-02			10.00
Oct-02	(5	.60)%	9.44
Nov-02	(1	.91)%	9.26
Dec-02	3.46%		9.58	(4	.20)%	(4	.20)%
Jan-03	7.52%		10.30
Feb-03	7.38%		11.06
Mar-03	(6	.06)%	10.39	8.46%
Apr-03	2.98%		10.70
May-03	2.34%		10.95
Jun-03	(1	.46)%	10.79	3.85%
Jul-03	(5	.19)%	10.23
Aug-03	2.15%		10.45
Sep-03	(1	.34)%	10.31	(4	.45)%			3.10%
Oct-03	2.23%		10.54					11.65%
Nov-03	0.85%		10.63					14.79%
Dec-03	4.80%		11.14	8.05%		16.28%		16.28%
Jan-04	2.69%		11.44					11.07%
Feb-04	10.58%		12.65					14.38%
Mar-04	0.63%		12.73	14.27%				22.52%
Apr-04	(6	.99)%	11.84					10.65%
May-04	(0	.84)%	11.74					7.21%
Jun-04	(3	.58)%	11.32	(11	.08)%			4.91%
Jul-04	(1	.06)%	11.20					9.48%
Aug-04	(1	.34)%	11.05					5.74%
Sep-04	(1	.72)%	10.86	(4	.06)%			5.33%		8.60%
Oct-04	2.30%		11.11					5.41%		17.69%
Nov-04	3.87%		11.54					8.56%		24.62%
Dec-04	0.35%		11.58	6.63%		3.95%		3.95%		20.88%
Jan-05	(2	.33)%	11.31					(1	.14)%	9.81%
Feb-05	(1	.33)%	11.16					(11	.78)%	0.90%
Mar-05	(0	.09)%	11.15	(3	.71)%			(12	.41)%	7.31%
Apr-05	0.18%		11.17					(5	.66)%	4.39%
May-05	4.74%		11.70					(0	.34)%	6.85%
Jun-05	6.50%		12.46	11.75%				10.07%		15.48%
Jul-05	1.04%		12.59					12.41%		23.07%
Aug-05	(5	.64)%	11.88					7.51%		13.68%
Sep-05	3.87%		12.34	(0	.96)%	6.56%		13.63%		19.69%
Compounded Annual ROR:				7.27%
Standard Deviation of Monthly Returns:				4.09%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

NOTICE TO OHIO RESIDENTS

      The following updates and supplements the “State Suitability Requirements” in the Subscription Agreement and Power of Attorney included as Exhibit B to the Prospectus.

      By signing the Subscription and Exchange Agreement and Power of Attorney, Ohio residents will be deemed to represent and warrant that they meet the following special suitability requirements.

Ohio:   Solely with respect to subscribers who have not purchased Units of any Charter Series partnership at or prior to the November 30, 2005 Monthly Closing, (a) $250,000 NW and investment may not exceed 10% of NW, or (b) $70,000 NW and $70,000 AI and investment may not exceed 10% of NW.

FINANCIAL STATEMENTS

INDEX

Page
Morgan Stanley Charter Series
Report of Independent Registered Public Accounting Firm	S-•
Statements of Financial Condition as of September 30, 2005 (unaudited) and as of December 31, 2004 and 2003	S-•

Statements of Operations for the nine months ended September 30, 2005 (unaudited) and September 30, 2004 (unaudited), for the three years in the period ended December 31, 2004 for Morgan Stanley Charter Graham L.P., Morgan Stanley Charter Millburn L.P. and Morgan Stanley Charter MSFCM L.P. and for the years ended December 31, 2004 and 2003 and for the period from October 1, 2002 (commencement of operations) to December 31, 2002 for Morgan Stanley Charter Campbell L.P.

S-•

Statements of Changes in Partners’ Capital for the nine months ended September 30, 2005 (unaudited), for the three years in the period ended December 31, 2004 for Morgan Stanley Charter Graham L.P., Morgan Stanley Charter Millburn L.P. and Morgan Stanley Charter MSFCM L.P. and for the years ended December 31, 2004 and 2003 and for the period from October 1, 2002 (commencement of operations) to December 31, 2002 for Morgan Stanley Charter Campbell L.P.

S-•

Statements of Cash Flows for the nine months ended September 30, 2005 (unaudited) and September 30, 2004 (unaudited), for the three years in the period ended December 31, 2004 for Morgan Stanley Charter Graham L.P., Morgan Stanley Charter Millburn L.P. and Morgan Stanley Charter MSFCM L.P. and for the years ended December 31, 2004 and 2003 and for the period from October 1, 2002 (commencement of operations) to December 31, 2002 for Morgan Stanley Charter Campbell L.P.

S-•
Schedules of Investments	S-•
Notes to Financial Statements	S-•
Demeter Management Corporation
Independent Auditors’ Report	S-•
Statements of Financial Condition as of August 31, 2005 (unaudited) and as of November 30, 2004 and 2003	S-•
Notes to Statements of Financial Condition	S-•

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Limited Partners and the General Partner of
   Morgan Stanley Charter Graham L.P.
   Morgan Stanley Charter Millburn L.P.
   Morgan Stanley Charter MSFCM L.P.
   Morgan Stanley Charter Campbell L.P.

We have audited the accompanying statements of financial condition, of Morgan Stanley Charter Graham L.P., Morgan Stanley Charter Millburn L.P., Morgan Stanley Charter MSFCM L.P. and Morgan Stanley Charter Campbell L.P. (collectively, the “Partnerships”), including the schedules of investments, as of December 31, 2004 and 2003, and the related statements of operations, changes in partners’ capital, and cash flows for each of the three years in the period ended December 31, 2004 for Morgan Stanley Charter Graham L.P., Morgan Stanley Charter Millburn L.P., and Morgan Stanley Charter MSFCM L.P. and for the years ended December 31, 2004 and 2003 and the period from October 1, 2002 (commencement of operations) to December 31, 2002 for Morgan Stanley Charter Campbell L.P. These financial statements are the responsibility of the Partnerships’ management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Morgan Stanley Charter Graham L.P., Morgan Stanley Charter Millburn L.P., Morgan Stanley Charter MSFCM L.P. and Morgan Stanley Charter Campbell L.P. at December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2004 for Morgan Stanley Charter Graham L.P., Morgan Stanley Charter Millburn L.P., and Morgan Stanley Charter MSFCM L.P., and for the years ended December 31, 2004 and 2003 and the period from October 1, 2002 (commencement of operations) to December 31, 2002 for Morgan Stanley Charter Campbell L.P. in conformity with accounting principles generally accepted in the United States of America.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of the Partnership’s internal control over financial reporting as of December 31, 2004, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report (not presented herein) dated March 11, 2005 expressed an unqualified opinion on management’s assessment of the effectiveness of the Partnerships’ internal control over financial reporting and an unqualified opinion on the effectiveness of the Partnerships’ internal control over financial reporting.

New York, New York
March 11, 2005

MORGAN STANLEY CHARTER GRAHAM L.P.
STATEMENTS OF FINANCIAL CONDITION

		December 31,
	September 30, 2005	2004	2003
	$	$	$
	(Unaudited)
ASSETS
Equity in futures interests trading accounts:
Cash	435,078,002	469,228,886	245,088,422
Net unrealized gain on open contracts (Morgan Stanley & Co.)	8,884,754	372,464	9,532,167
Net unrealized gain (loss) on open contracts (Morgan Stanley International)	3,158,679	(132,550)	6,934,499

Total net unrealized gain on open contracts	12,043,433	239,914	16,466,666

Total Trading Equity	447,121,435	469,468,800	261,555,088
Subscriptions receivable	8,943,282	15,265,122	14,005,999
Interest receivable (Morgan Stanley DW)	1,214,064	778,963	196,094

Total Assets	457,278,781	485,512,885	275,757,181

LIABILITIES AND PARTNERS’ CAPITAL
LIABILITIES
Redemptions payable	11,779,258	5,991,320	3,370,668
Accrued brokerage fees (Morgan Stanley DW)	2,146,967	2,336,127	1,270,243
Accrued management fees	715,656	747,560	406,478

Total Liabilities	14,641,881	9,075,007	5,047,389

PARTNERS’ CAPITAL
Limited Partners (23,191,229.409, 21,265,535.495, and 12,239,934.203 Units, respectively)	437,791,742	471,290,914	267,851,230
General Partner (256,663.501, 232,240.705, and 130,627.064 Units, respectively)	4,845,158	5,146,964	2,858,562

Total Partners’ Capital	442,636,900	476,437,878	270,709,792

Total Liabilities and Partners’ Capital	457,278,781	485,512,885	275,757,181

NET ASSET VALUE PER UNIT	18.88	22.16	21.88

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER MILLBURN L.P.
STATEMENTS OF FINANCIAL CONDITION

		December 31,
	September 30, 2005	2004	2003
	$	$	$
	(Unaudited)
ASSETS
Equity in futures interests trading accounts:
Cash	49,216,887	58,204,901	59,756,846
Net unrealized gain on open contracts (Morgan Stanley & Co.)	3,617,295	3,182,764	4,376,376
Net unrealized gain (loss) on open contracts (Morgan Stanley International)	(34,931)	114,741	—

Total net unrealized gain on open contracts	3,582,364	3,297,505	4,376,376

Total Trading Equity	52,799,251	61,502,406	64,133,222
Subscriptions receivable	389,150	1,100,388	2,719,812
Interest receivable (Morgan Stanley DW)	124,912	92,043	45,599

Total Assets	53,313,313	62,694,837	66,898,633

LIABILITIES AND PARTNERS’ CAPITAL
LIABILITIES
Redemptions payable	4,177,566	1,689,928	1,601,321
Accrued brokerage fees (Morgan Stanley DW)	251,027	315,431	319,177
Accrued management fees	83,675	100,938	102,137

Total Liabilities	4,512,268	2,106,297	2,022,635

PARTNERS’ CAPITAL
Limited Partners (4,700,191.592, 5,693,351.324, and 5,778,353.071 Units, respectively)	48,113,201	59,881,786	64,188,800
General Partner (67,195.701, 67,195.701, and 61,862.368 Units, respectively)	687,844	706,754	687,198

Total Partners’ Capital	48,801,045	60,588,540	64,875,998

Total Liabilities and Partners’ Capital	53,313,313	62,694,837	66,898,633

NET ASSET VALUE PER UNIT	10.24	10.52	11.11

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER MSFCM L.P.
STATEMENTS OF FINANCIAL CONDITION

		December 31,
	September 30, 2005	2004	2003
	$	$	$
	(Unaudited)
ASSETS
Equity in futures interests trading accounts:
Cash	177,890,420	213,442,730	161,809,223
Net unrealized gain (loss) on open contracts (Morgan Stanley & Co.)	(10,350,696)	13,483,848	3,139,491
Net unrealized gain (loss) on open contracts (Morgan Stanley International)	(846,268)	(460,130)	3,771,371

Total net unrealized gain (loss) on open contracts	(11,196,964)	13,023,718	6,910,862

Total Trading Equity	166,693,456	226,466,448	168,720,085
Subscriptions receivable	744,044	5,099,306	8,566,805
Interest receivable (Morgan Stanley DW)	479,598	344,686	122,459

Total Assets	167,917,098	231,910,440	177,409,349

LIABILITIES AND PARTNERS’ CAPITAL
LIABILITIES
Redemptions payable	6,318,470	4,737,970	2,825,203
Accrued brokerage fees (Morgan Stanley DW)	835,136	1,129,383	840,610
Accrued management fees (VK Capital Inc.)	278,378	361,403	268,996

Total Liabilities	7,431,984	6,228,756	3,934,809

PARTNERS’ CAPITAL
Limited Partners (9,954,087.263, 11,410,826.848, and 8,284,969.696 Units, respectively)	158,497,970	223,240,153	171,628,106
General Partner (124,797.841, 124,797.841, and 89,132.554 Units, respectively)	1,987,144	2,441,531	1,846,434

Total Partners’ Capital	160,485,114	225,681,684	173,474,540

Total Liabilities and Partners’ Capital	167,917,098	231,910,440	177,409,349

NET ASSET VALUE PER UNIT	15.92	19.56	20.72

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER CAMPBELL L.P.
STATEMENTS OF FINANCIAL CONDITION

		December 31,
	September 30, 2005	2004	2003
	$	$	$
	(Unaudited)
ASSETS
Equity in futures interests trading accounts:
Cash	341,760,239	267,002,332	97,828,371
Net unrealized gain (loss) on open contracts (Morgan Stanley & Co.)	15,850,089	(905,509)	5,068,363
Net unrealized gain (loss) on open contracts (Morgan Stanley International)	538,715	(91,713)	144,170

Total net unrealized gain (loss) on open contracts	16,388,804	(997,222)	5,212,533

Total Trading Equity	358,149,043	266,005,110	103,040,904
Subscriptions receivable	11,325,975	14,332,785	9,775,917
Interest receivable (Morgan Stanley DW)	918,603	437,260	70,846

Total Assets	370,393,621	280,775,155	112,887,667

LIABILITIES AND PARTNERS’ CAPITAL
LIABILITIES
Redemptions payable	9,432,298	3,320,046	825,951
Accrued brokerage fees (Morgan Stanley DW)	1,717,161	1,372,469	508,438
Accrued management fees	758,412	581,926	215,577
Accrued incentive fee	—	—	9,503

Total Liabilities	11,907,871	5,274,441	1,559,469

PARTNERS’ CAPITAL
Limited Partners (28,740,482.570, 23,535,882.766, and 9,879,493.243 Units, respectively)	354,639,084	272,588,976	110,098,161
General Partner (311,739.560, 251,405.283, and 110,375.550 Units, respectively)	3,846,666	2,911,738	1,230,037

Total Partners’ Capital	358,485,750	275,500,714	111,328,198

Total Liabilities and Partners’ Capital	370,393,621	280,775,155	112,887,667

NET ASSET VALUE PER UNIT	12.34	11.58	11.14

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER GRAHAM L.P.
STATEMENTS OF OPERATIONS

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2005	2004	2004	2003	2002
	$ (Unaudited)	$ (Unaudited)	$	$	$
INVESTMENT INCOME
Interest income (Morgan Stanley DW)	8,869,999	2,505,571	4,414,059	1,799,417	1,164,347

EXPENSES
Brokerage fees (Morgan Stanley DW)	20,237,371	15,800,402	22,233,723	11,874,342	4,751,864
Management fees	6,562,076	5,056,129	7,114,792	3,651,522	1,395,472
Incentive fees	—	5,135,381	5,135,381	4,657,891	3,660,660

Total Expenses	26,799,447	25,991,912	34,483,896	20,183,755	9,807,996

NET INVESTMENT LOSS	(17,929,448)	(23,486,341)	(30,069,837)	(18,384,338)	(8,643,649)

TRADING RESULTS
Trading profit (loss):
Realized	(65,619,686)	(36,859,950)	58,748,074	36,375,835	26,923,850
Net change in unrealized	11,803,519	6,023,056	(16,226,752)	9,253,741	6,346,817

Total Trading Results	(53,816,167)	(30,836,894)	42,521,322	45,629,576	33,270,667

NET INCOME (LOSS)	(71,745,615)	(54,323,235)	12,451,485	27,245,238	24,627,018

Net Income (Loss) Allocation:
Limited Partners	(70,963,809)	(53,724,001)	12,333,083	26,947,948	24,356,676
General Partner	(781,806)	(599,234)	118,402	297,290	270,342
Net Income (Loss) Per Unit:
Limited Partners	(3.28)	(2.99)	0.28	3.04	5.07
General Partner	(3.28)	(2.99)	0.28	3.04	5.07

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER MILLBURN L.P.
STATEMENTS OF OPERATIONS

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2005	2004	2004	2003	2002
	$ (Unaudited)	$ (Unaudited)	$	$	$
INVESTMENT INCOME
Interest income (Morgan Stanley DW)	1,006,837	489,329	727,529	629,921	603,947

EXPENSES
Brokerage fees (Morgan Stanley DW)	2,507,649	2,941,710	3,804,604	3,658,103	2,355,852
Management fees	812,603	941,348	1,217,473	1,122,424	690,564
Incentive fees	—	—	—	476,219	99,341

Total Expenses	3,320,252	3,883,058	5,022,077	5,256,746	3,145,757

NET INVESTMENT LOSS	(2,313,415)	(3,393,729)	(4,294,548)	(4,626,825)	(2,541,810)

TRADING RESULTS
Trading profit (loss):
Realized	(11,277)	(9,278,304)	913,379	1,603,313	8,189,036
Net change in unrealized	284,859	(1,250,208)	(1,078,871)	1,734,999	1,206,647

Total Trading Results	273,582	(10,528,512)	(165,492)	3,338,312	9,395,683

NET INCOME (LOSS)	(2,039,833)	(13,922,241)	(4,460,040)	(1,288,513)	6,853,873

Net Income (Loss) Allocation:
Limited Partners	(2,020,923)	(13,770,838)	(4,419,596)	(1,275,885)	6,779,217
General Partner	(18,910)	(151,403)	(40,444)	(12,628)	74,656
Net Income (Loss) Per Unit:
Limited Partners	(0.28)	(2.24)	(0.59)	(0.07)	1.95
General Partner	(0.28)	(2.24)	(0.59)	(0.07)	1.95

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER MSFCM L.P.
STATEMENTS OF OPERATIONS

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2005	2004	2004	2003	2002
	$ (Unaudited)	$ (Unaudited)	$	$	$
INVESTMENT INCOME
Interest income (Morgan Stanley DW)\	3,893,989	1,515,552	2,427,231	1,305,055	937,878

EXPENSES
Brokerage fees (Morgan Stanley DW)	8,778,588	8,916,938	12,088,626	8,960,530	3,858,279
Management fees (VK Capital Inc.)	2,843,651	2,853,422	3,868,362	2,752,466	1,132,395
Incentive fees (VK Capital Inc.)	—	—	—	2,010,766	2,582,720

Total Expenses	11,622,239	11,770,360	15,956,988	13,723,762	7,573,394

NET INVESTMENT LOSS	(7,728,250)	(10,254,808)	(13,529,757)	(12,418,707)	(6,635,516)

TRADING RESULTS
Trading profit (loss):
Realized	(10,359,514)	(29,069,182)	(2,374,993)	(3,248,330)	12,083,168
Net change in unrealized	(24,220,682)	(2,705,039)	6,112,856	(655,041)	8,667,368

	(34,580,196)	(31,774,221)	3,737,863	(3,903,371)	20,750,536
Proceeds from Litigation Settlement	—	2,880	2,880	—	292,406

Total Trading Results	(34,580,196)	(31,771,341)	3,740,743	(3,903,371)	21,042,942

NET INCOME (LOSS)	(42,308,446)	(42,026,149)	(9,789,014)	(16,322,078)	14,407,426

Net Income (Loss) Allocation:
Limited Partners	(41,854,059)	(41,564,990)	(9,674,111)	(16,143,139)	14,239,699
General Partner	(454,387)	(461,159)	(114,903)	(178,939)	167,727
Net Income (Loss) Per Unit:
Limited Partners	(3.64)	(4.00)	(1.16)	(1.12)	4.92
General Partner	(3.64)	(4.00)	(1.16)	(1.12)	4.92

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER CAMPBELL L.P.
STATEMENTS OF OPERATIONS

	For the Nine Months Ended September 30,		For the Years Ended December 31,		For the Period from October 1, 2002 (commencement of operations) to December 31,
	2005	2004	2004	2003	2002
	$ (Unaudited)	$ (Unaudited)	$	$	$
INVESTMENT INCOME
Interest income (Morgan Stanley DW)	6,243,197	1,379,960	2,467,486	522,737	35,475

EXPENSES
Brokerage fees (Morgan Stanley DW)	14,420,153	8,289,961	12,094,851	3,807,406	201,253
Management fees	6,206,334	3,514,942	5,128,216	1,586,956	81,992
Incentive fees	—	4,265,659	4,265,659	632,951	—

Total Expenses	20,626,487	16,070,562	21,488,726	6,027,313	283,245

NET INVESTMENT LOSS	(14,383,290)	(14,690,602)	(19,021,240)	(5,504,576)	(247,770)

TRADING RESULTS
Trading profit (loss):
Realized	19,160,706	2,276,947	28,264,123	8,138,778	(424,353)
Net change in unrealized	17,386,026	27,861	(6,209,755)	4,715,846	496,687

Total Trading Results	36,546,732	2,304,808	22,054,368	12,854,624	72,334

NET INCOME (LOSS)	22,163,442	(12,385,794)	3,033,128	7,350,048	(175,436)

Net Income (Loss) Allocation:
Limited Partners	21,928,514	(12,250,787)	3,001,427	7,267,734	(173,159)
General Partner	234,928	(135,007)	31,701	82,314	(2,277)
Net Income (Loss) Per Unit:
Limited Partners	0.76	(0.28)	0.44	1.56	(0.42)
General Partner	0.76	(0.28)	0.44	1.56	(0.42)

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER SERIES
STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL
For the Nine Months Ended
September 30, 2005 (Unaudited), and
For the Years Ended December 31, 2004, 2003 and 2002

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$
Morgan Stanley Charter Graham L.P.
Partners’ Capital, December 31, 2001	3,480,546.336	47,429,838	510,930	47,940,768
Offering of Units	3,256,032.080	52,245,849	450,000	52,695,849
Net income	—	24,356,676	270,342	24,627,018
Redemptions	(558,920.184)	(8,867,415)	—	(8,867,415)

Partners’ Capital, December 31, 2002	6,177,658.232	115,164,948	1,231,272	116,396,220
Offering of Units	7,061,916.942	143,646,579	1,330,000	144,976,579
Net income	—	26,947,948	297,290	27,245,238
Redemptions	(869,013.907)	(17,908,245)	—	(17,908,245)

Partners’ Capital, December 31, 2003	12,370,561.267	267,851,230	2,858,562	270,709,792
Offering of Units	10,495,671.792	219,363,280	2,170,000	221,533,280
Net loss	—	12,333,083	118,402	12,451,485
Redemptions	(1,368,456.859)	(28,256,679)	—	(28,256,679)

Partners’ Capital, December 31, 2004	21,497,776.200	471,290,914	5,146,964	476,437,878
Offering of Units	5,536,588.513	103,453,470	480,000	103,933,470
Net loss	—	(70,963,809)	(781,806)	(71,745,615)
Redemptions	(3,586,471.803)	(65,988,833)	—	(65,988,833)

Partners’ Capital, September 30, 2005	23,447,892.910	437,791,742	4,845,158	442,636,900

For the Nine Months Ended
September 30, 2005 (Unaudited), and
For the Years Ended December 31, 2004, 2003 and 2002

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$
Morgan Stanley Charter Millburn L.P.
Partners’ Capital, December 31, 2001	3,275,652.396	29,883,431	335,170	30,218,601
Offering of Units	1,249,986.726	12,765,966	70,000	12,835,966
Net income	—	6,779,217	74,656	6,853,873
Redemptions	(566,455.117)	(5,628,599)	—	(5,628,599)

Partners’ Capital, December 31, 2002	3,959,184.005	43,800,015	479,826	44,279,841
Offering of Units	2,596,025.144	29,901,428	220,000	30,121,428
Net loss	—	(1,275,885)	(12,628)	(1,288,513)
Redemptions	(714,993.710)	(8,236,758)	—	(8,236,758)

Partners’ Capital, December 31, 2003	5,840,215.439	64,188,800	687,198	64,875,998
Offering of Units	2,031,792.936	21,322,002	60,000	21,382,002
Net loss	—	(4,419,596)	(40,444)	(4,460,040)
Redemptions	(2,111,461.350)	(21,209,420)	—	(21,209,420)

Partners’ Capital, December 31, 2004	5,760,547.025	59,881,786	706,754	60,588,540
Offering of Units	497,867.073	4,867,648	—	4,867,648
Net loss	—	(2,020,923)	(18,910)	(2,039,833)
Redemptions	(1,491,026.805)	(14,615,310)	—	(14,615,310)

Partners’ Capital, September 30, 2005	4,767,387.293	48,113,201	687,844	48,801,045

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER SERIES
STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL
For the Nine Months Ended
September 30, 2005 (Unaudited), and
For the Years Ended December 31, 2004, 2003 and 2002

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$
Morgan Stanley Charter MSFCM L.P.
Partners’ Capital, December 31, 2001	2,505,315.694	41,832,302	567,646	42,399,948
Offering of Units	1,650,078.947	33,075,899	200,000	33,275,899
Net income	—	14,239,699	167,727	14,407,426
Redemptions	(291,943.370)	(5,704,540)	—	(5,704,540)

Partners’ Capital, December 31, 2002	3,863,451.271	83,443,360	935,373	84,378,733
Offering of Units	5,067,317.039	116,565,731	1,090,000	117,655,731
Net loss	—	(16,143,139)	(178,939)	(16,322,078)
Redemptions	(556,666.060)	(12,237,846)	—	(12,237,846)

Partners’ Capital, December 31, 2003	8,374,102.250	171,628,106	1,846,434	173,474,540
Offering of Units	4,820,781.793	91,495,743	710,000	92,205,743
Net loss	—	(9,674,111)	(114,903)	(9,789,014)
Redemptions	(1,659,259.354)	(30,209,585)	—	(30,209,585)

Partners’ Capital, December 31, 2004	11,535,624.689	223,240,153	2,441,531	225,681,684
Offering of Units	1,198,583.646	20,020,230	—	20,020,230
Net loss	—	(41,854,059)	(454,387)	(42,308,446)
Redemptions	(2,655,323.231)	(42,908,354)	—	(42,908,354)

Partners’ Capital, September 31, 2005	10,078,885.104	158,497,970	1,987,144	160,485,114

For the Nine Months Ended
September 30, 2005 (Unaudited), and
For the Years Ended December 31, 2004 and 2003, and For the Period from October 1, 2002 (commencement of operations) to December 31, 2002

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$
Morgan Stanley Charter Campbell L.P.
Partners’ Capital, Initial Offering	832,786.300	8,227,863	100,000	8,327,863
Offering of Units	1,216,003.471	11,350,313	120,000	11,470,313
Net loss	—	(173,159)	(2,277)	(175,436)
Redemptions	(2,118.644)	(20,297)	—	(20,297)

Partners’ Capital, December 31, 2002	2,046,671.127	19,384,720	217,723	19,602,443
Offering of Units	8,470,100.382	89,106,873	930,000	90,036,873
Net income	—	7,267,734	82,314	7,350,048
Redemptions	(526,902.716)	(5,661,166)	—	(5,661,166)

Partners’ Capital, December 31, 2003	9,989,868.793	110,098,161	1,230,037	111,328,198
Offering of Units	15,066,314.126	173,974,554	1,650,000	175,624,554
Net income	—	3,001,427	31,701	3,033,128
Redemptions	(1,268,894.870)	(14,485,166)	—	(14,485,166)

Partners’ Capital, December 31, 2004	23,787,288.049	272,588,976	2,911,738	275,500,714
Offering of Units	9,168,963.862	106,630,606	700,000	107,330,606
Net income	—	21,928,514	234,928	22,163,442
Redemptions	(3,904,029.781)	(46,509,012)	—	(46,509,012)

Partners’ Capital, September 30, 2005	29,052,222.130	354,639,084	3,846,666	358,485,750

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER GRAHAM L.P.
STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2005	2004	2004	2003	2002
	$ (Unaudited)	$ (Unaudited)	$	$	$
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	(71,745,615)	(54,323,235)	12,451,485	27,245,238	24,627,018
Noncash item included in net income (loss):
Net change in unrealized	(11,803,519)	(6,023,056)	16,226,752	(9,253,741)	(6,346,817)
(Increase) in operating assets:
Interest receivable (Morgan Stanley DW)	(435,101)	(211,500)	(582,869)	(82,925)	(43,615)
Increase (decrease) in operating liabilities:
Accrued brokerage fees (Morgan Stanley DW)	(189,160)	599,423	1,065,884	700,176	305,114
Accrued management fees	(31,904)	191,815	341,082	237,569	93,209

Net cash provided by (used for) operating activities	(84,205,299)	(59,766,553)	29,502,334	18,846,317	18,634,909

CASH FLOWS FROM FINANCING ACTIVITIES
Cash received from offering of Units	110,255,310	178,664,727	220,274,157	136,751,456	49,342,974
Cash paid from redemptions of Units	(60,200,895)	(16,580,226)	(25,636,027)	(15,019,824)	(8,714,914)

Net cash provided by financing activities	50,054,415	162,084,501	194,638,130	121,731,632	40,628,060

Net increase (decrease) in cash	(34,150,884)	102,317,948	224,140,464	140,577,949	59,262,969
Balance at beginning of period	469,228,886	245,088,422	245,088,422	104,510,473	45,247,504

Balance at end of period	435,078,002	347,406,370	469,228,886	245,088,422	104,510,473

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER MILLBURN L.P.
STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2005	2004	2004	2003	2002
	$ (Unaudited)	$ (Unaudited)	$	$	$
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	(2,039,833)	(13,922,241)	(4,460,040)	(1,288,513)	6,853,873
Noncash item included in net income (loss):
Net change in unrealized	(284,859)	1,250,208	1,078,871	(1,734,999)	(1,206,647)
(Increase) decrease in operating assets:
Interest receivable (Morgan Stanley DW)	(32,869)	(19,123)	(46,444)	3,033	(2,156)
Increase (decrease) in operating liabilities:
Accrued brokerage fees (Morgan Stanley DW)	(64,404)	(51,593)	(3,746)	96,557	53,304
Accrued management fees	(17,263)	(16,511)	(1,199)	36,176	17,585

Net cash provided by (used for) operating activities	(2,439,228)	(12,759,260)	(3,432,558)	(2,887,746)	5,715,959

CASH FLOWS FROM FINANCING ACTIVITIES
Cash received from offering of Units	5,578,886	19,590,863	23,001,426	28,930,014	12,119,569
Cash paid from redemptions of Units	(12,127,672)	(17,539,329)	(21,120,813)	(6,901,578)	(5,627,171)

Net cash provided by (used for) financing activities	(6,548,786)	2,051,534	1,880,613	22,028,436	6,492,398

Net increase (decrease) in cash	(8,988,014)	(10,707,726)	(1,551,945)	19,140,690	12,208,357
Balance at beginning of period	58,204,901	59,756,846	59,756,846	40,616,156	28,407,799

Balance at end of period	49,216,887	49,049,120	58,204,901	59,756,846	40,616,156

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER MSFCM L.P.
STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2005	2004	2004	2003	2002
	$ (Unaudited)	$ (Unaudited)	$	$	$
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	(42,308,446)	(42,026,149)	(9,789,014)	(16,322,078)	14,407,426
Noncash item included in net income (loss):
Net change in unrealized	24,220,682	2,705,039	(6,112,856)	655,041	(8,667,368)
(Increase) in operating assets:
Interest receivable (Morgan Stanley DW)	(134,912)	(109,801)	(222,227)	(43,975)	(11,667)
Increase (decrease) in operating liabilities:
Accrued brokerage fees (Morgan Stanley DW)	(294,247)	123,051	288,773	411,884	175,910
Accrued management fees (VK Capital Inc.)	(83,025)	39,376	92,407	141,966	54,797

Net cash provided by (used for) operating activities	(18,599,948)	(39,268,484)	(15,742,917)	(15,157,162)	5,959,098

CASH FLOWS FROM FINANCING ACTIVITIES
Cash received from offering of Units	24,375,492	81,992,415	95,673,242	112,755,933	30,884,651
Cash paid from redemptions of Units	(41,327,854)	(21,746,644)	(28,296,818)	(9,688,768)	(6,217,612)

Net cash provided by (used for) financing activities	(16,952,362)	60,245,771	67,376,424	103,067,165	24,667,039

Net increase (decrease) in cash	(35,552,310)	20,977,287	51,633,507	87,910,003	30,626,137
Balance at beginning of period	213,442,730	161,809,223	161,809,223	73,899,220	43,273,083

Balance at end of period	177,890,420	182,786,510	213,442,730	161,809,223	73,899,220

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER CAMPBELL L.P.
STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2005	2004	2004	2003	For the Period from October 1, 2002 (commencement of operations) to December 31, 2002
	$ (Unaudited)	$ (Unaudited)	$	$	$
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	22,163,442	(12,385,794)	3,033,128	7,350,048	(175,436)
Noncash item included in net income (loss):
Net change in unrealized	(17,386,026)	(27,861)	6,209,755	(4,715,846)	(496,687)
Increase in operating assets:
Interest receivable (Morgan Stanley DW)	(481,343)	(186,902)	(366,414)	(57,130)	(13,716)
Increase (decrease) in operating liabilities:
Accrued brokerage fees (Morgan Stanley DW)	344,692	645,598	864,031	422,526	85,912
Accrued management fees	176,486	273,734	366,349	180,575	35,002
Accrued incentive fees	—	(9,503)	(9,503)	9,503	—

Net cash provided by (used for) operating activities	4,817,251	(11,690,728)	10,097,346	3,189,676	(564,925)

CASH FLOWS FROM FINANCING ACTIVITIES
Initial offering	—	—	—	—	8,327,863
Cash received from offering of Units	110,337,416	134,804,771	171,067,686	84,088,113	7,643,156
Cash paid from redemptions of Units	(40,396,760)	(7,003,108)	(11,991,071)	(4,855,512)	—

Net cash provided by financing activities	69,940,656	127,801,663	159,076,615	79,232,601	15,971,019

Net increase in cash	74,757,907	116,110,935	169,173,961	82,422,277	15,406,094
Balance at beginning of period	267,002,332	97,828,371	97,828,371	15,406,094	—

Balance at end of period	341,760,239	213,939,306	267,002,332	97,828,371	15,406,094

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER GRAHAM L.P.
SCHEDULES OF INVESTMENTS

Partnership Net Assets at December 31, 2004: $476,437,878

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	(757,683)	(0.16)	852,477	0.18	94,794
Equity	8,942,281	1.88	—	—	8,942,281
Foreign currency	(5,479,156)	(1.15)	(2,287,245)	(0.48)	(7,766,401)
Interest rate	2,408,876	0.50	443,338	0.09	2,852,214

Grand Total	5,114,318	1.07	(991,430)	(0.21)	4,122,888

Unrealized Currency Loss					(3,882,974)

Total Net Unrealized Gain per Statement of Financial Condition					239,914

Partnership Net Assets at December 31, 2003: $270,709,792

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized (Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	6,241,497	2.31	(5,968)	(0.01)	6,235,529
Equity	7,631,514	2.82	(262,587)	(0.10)	7,368,927
Foreign currency	4,816,855	1.78	(1,285,220)	(0.47)	3,531,635
Interest rate	(290,120)	(0.11)	—	—	(290,120)

Grand Total	18,399,746	6.80	(1,553,775)	(0.58)	16,845,971

Unrealized Currency Loss					(379,305)

Total Net Unrealized Gain per Statement of Financial Condition					16,466,666

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER MILLBURN L.P.
SCHEDULES OF INVESTMENTS

Partnership Net Assets at December 31, 2004: $60,588,540

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	18,125	0.03	97,467	0.16	115,592
Equity	504,281	0.83	—	—	504,281
Foreign currency	1,029,901	1.70	(325,404)	(0.54)	704,497
Interest rate	(11,832)	(0.02)	10,402	0.02	(1,430)

Grand Total	1,540,475	2.54	(217,535)	(0.36)	1,322,940

Unrealized Currency Gain					1,974,565

Total Net Unrealized Gain per Statement of Financial Condition					3,297,505

Partnership Net Assets at December 31, 2003: $64,875,998

Futures and Forward Contracts:	Long Unrealized Gain	Percentage of Net Assets	Short Unrealized (Loss)	Percentage of Net Assets	Net Unrealized Gain
	$	%	$	%	$
Commodity	88,962	0.14	(438)	—	88,524
Equity	301,184	0.46	—	—	301,184
Foreign currency	3,458,602	5.33 *	(1,122,986)	(1.73)	2,335,616
Interest rate	20,495	0.03	(16,194)	(0.02)	4,301

Grand Total	3,869,243	5.96	(1,139,618)	(1.75)	2,729,625

Unrealized Currency Gain					1,646,751

Total Net Unrealized Gain per Statement of Financial Condition					4,376,376

* No single contract’s value exceeds 5% of Net Assets.

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER MSFCM L.P.
SCHEDULES OF INVESTMENTS

Partnership Net Assets at December 31, 2004: $225,681,684

Futures and Forward Contracts:	Long Unrealized Gain	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain
	$	%	$	%	$
Commodity	1,491,833	0.66	(1,169,823)	(0.52)	322,010
Equity	3,573,003	1.58	—	—	3,573,003
Foreign currency	8,362,854	3.71	—	—	8,362,854
Interest rate	613,394	0.27	486,725	0.22	1,100,119

Grand Total	14,041,084	6.22	(683,098)	(0.30)	13,357,986

Unrealized Currency Loss					(334,268)

Total Net Unrealized Gain per Statement of Financial Condition					13,023,718

Partnership Net Assets at December 31, 2003: $173,474,540

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	5,451,831	3.14	—	—	5,451,831
Equity	1,176,725	0.68	—	—	1,176,725
Foreign currency	1,100,599	0.63	—	—	1,100,599
Interest rate	(661,987)	(0.38)	—	—	(661,987)

Grand Total	7,067,168	4.07	—	—	7,067,168

Unrealized Currency Loss					(156,306)

Total Net Unrealized Gain per Statement of Financial Condition					6,910,862

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER CAMPBELL L.P.
SCHEDULES OF INVESTMENTS

Partnership Net Assets at December 31, 2004: $275,500,714

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	(559,611)	(0.20)	—	—	(559,611)
Equity	1,898,546	0.69	—	—	1,898,546
Foreign currency	(1,727,800)	(0.63)	(3,015,578)	(1.09)	(4,743,378)
Interest rate	2,000,017	0.72	452,692	0.16	2,452,709

Grand Total	1,611,152	0.58	(2,562,886)	(0.93)	(951,734)

Unrealized Currency Loss					(45,488)

Total Net Unrealized Loss per Statement of Financial Condition					(997,222)

Partnership Net Assets at December 31, 2003: $111,328,198

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized (Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	597,104	0.54	—	—	597,104
Equity	1,447,121	1.30	—	—	1,447,121
Foreign currency	5,860,684	5.26 *	(2,551,537)	(2.29)	3,309,147
Interest rate	(45,925)	(0.04)	(99,252)	(0.09)	(145,177)

Grand Total	7,858,984	7.06	(2,650,789)	(2.38)	5,208,195

Unrealized Currency Gain					4,338

Total Net Unrealized Gain per Statement of Financial Condition					5,212,533

* No single contract’s value exceeds 5% of Net Assets.

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS
(Information with respect to 2005 is Unaudited)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization — Morgan Stanley Charter Graham L.P. (“Charter Graham”), Morgan Stanley Charter MSFCM L.P. (“Charter MSFCM”), Morgan Stanley Charter Millburn L.P. (“Charter Millburn”) and Morgan Stanley Charter Campbell L.P. (“Charter Campbell”) (individually, a “Partnership”, or collectively, the “Partnerships”) are limited partnerships organized to engage primarily in the speculative trading of futures contracts, options on futures contracts, and forward contracts on physical commodities and other commodity interests, including, but not limited to, foreign currencies, financial instruments, metals, energy and agricultural products (collectively, “Futures Interests”).

The general partner for each Partnership is Demeter Management Corporation (“Demeter”). The non-clearing commodity broker is Morgan Stanley DW Inc. (“Morgan Stanley DW”). The clearing commodity brokers are Morgan Stanley & Co. Incorporated (“MS & Co.”) and Morgan Stanley & Co. International Limited (“Morgan Stanley International”). The trading advisor for Charter MSFCM is VK Capital Inc. (“VK Capital”, formerly, Morgan Stanley Futures & Currency Management Inc.) Demeter, Morgan Stanley DW, MS & Co., Morgan Stanley International and VK Capital are wholly-owned subsidiaries of Morgan Stanley.

Effective June 20, 2002, Morgan Stanley Dean Witter & Co. changed its name to Morgan Stanley.

Effective July 29, 2002, Charter Campbell was added to the Charter Series and began trading on October 1, 2002.

Effective April 28, 2005, Morgan Stanley Futures & Currency Management Inc. changed its name to VK Capital Inc.

Demeter is required to maintain a 1% minimum interest in the equity of each Partnership and income (losses) are shared by Demeter and the limited partners based on their proportional ownership interests.

Use of Estimates — The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from those estimates.

Revenue Recognition — Futures Interests are open commitments until settlement date, at which time they are realized. They are valued at market on a daily basis and the resulting net change in unrealized gains and losses is reflected in the change in unrealized trading profit (loss) on open contracts from one period to the next on the Statement of Operations. Monthly, Morgan Stanley DW credits each Partnership with interest income on 100% of its average daily funds held at Morgan Stanley DW. In addition, Morgan Stanley DW credits each Partnership with 100% of the interest income Morgan Stanley DW receives from MS & Co. and Morgan Stanley International with respect to such Partnership’s assets deposited as margin. The interest rates used are equal to that earned by Morgan Stanley DW on its U.S. Treasury bill investments. For purposes of such interest payments, Net Assets do not include monies owed to the Partnerships on forward contracts and other Futures Interests.

Net Income (Loss) per Unit — Net income (loss) per unit of limited partnership interest (“Unit(s)”) is computed using the weighted average number of Units outstanding during the period.

Condensed Schedules of Investments — In December 2003, the American Institute of Certified Public Accountants’ Accounting Standards Executive Committee issued Statement of Position

MORGAN STANLEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS—(Continued)
(Information with respect to 2005 is Unaudited)

03-4 (“SOP 03-4”) “Reporting Financial Highlights and Schedule of Investments by Nonregistered Investment Partnerships: An Amendment to the Audit and Accounting Guide Audits Of Investment Companies and AICPA Statement of Position 95-2, Financial Reporting By Nonpublic Investment Partnerships”. SOP 03-4 requires commodity pools to disclose the number of contracts, the contracts’ expiration dates, and the cumulative unrealized gains/(losses) on open futures contracts, when the cumulative unrealized gains/(losses), on an open futures contract exceeds 5% of Net Assets, taking long and short positions into account separately. SOP 03-4 also requires ratios for net investment income/(losses), expenses before and after incentive fees, and net income/(losses) based on average net assets, and ratios for total return before and after incentive fees based on average units outstanding to be disclosed in Financial Highlights. SOP 03-4 was effective for fiscal years ending after December 15, 2003.

Equity in Futures Interests Trading Accounts — The Partnerships’ asset “Equity in futures interests trading accounts”,, reflected on the Statements of Financial Condition, consists of (A) cash on deposit with Morgan Stanley DW, MS & Co. and Morgan Stanley International to be used as margin for trading; (B) net unrealized gains or losses on open contracts, which are valued at market and calculated as the difference between original contract value and market value; and (C) net option premiums, which represent the net of all monies paid and/or received for such option premiums.

The Partnerships, in their normal course of business, enter into various contracts with MS & Co. and Morgan Stanley International acting as their commodity brokers. Pursuant to brokerage agreements with MS & Co. and Morgan Stanley International, to the extent that such trading results in unrealized gains or losses, these amounts are offset and reported on a net basis in the Partnerships’ Statements of Financial Condition.

The Partnerships have offset the fair value amounts recognized for forward contracts executed with the same counterparty as allowable under the terms of their master netting agreements with MS & Co., the sole counterparty on such contracts. The Partnerships have consistently applied their right to offset.

Brokerage and Related Transaction Fees and Costs — As of July 1, 2005, each Partnership pays a flat-rate monthly brokerage fee of 1/12 of 6.00% of the Partnership’s Net Assets as of the first day of each month (a 6.00% annual rate). Such fees currently cover all brokerage fees, transaction fees and costs, and ordinary administrative and offering expenses.

Effective August 1, 2002 to June 30, 2005, each Partnership paid a flat-rate monthly brokerage fee of 1/12 of 6.25% of the Partnership’s Net Assets as of the first day of each month (a 6.25% annual rate).

From May 1, 2002 to July 31, 2002, each Partnership paid a flat-rate monthly brokerage fee of 1/12 of 6.75% of the Partnership’s Net Assets as of the first day of each month (a 6.75% annual rate).

From inception to April 30, 2002, each Partnership paid a flat-rate monthly brokerage fee of 1/12 of 7% of the Partnership’s Net Assets as of the first day of each month (a 7% annual rate).

Operating Expenses — Each Partnership incurs a monthly management fee and may incur an incentive fee. All common administrative and continuing offering expenses including legal, auditing, accounting, filing fees, and other related expenses are borne by Morgan Stanley DW through the brokerage fees paid by the Partnerships.

MORGAN STANLEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS—(Continued)
(Information with respect to 2005 is Unaudited)

Income Taxes — No provision for income taxes has been made in the accompanying financial statements, as partners are individually responsible for reporting income or loss based upon their respective share of each Partnership’s revenues and expenses for income tax purposes.

Distributions — Distributions, other than redemptions of Units, are made on a pro-rata basis at the sole discretion of Demeter. No distributions have been made to date. Demeter does not intend to make any distributions of the Partnerships’ profits.

Continuing Offering — Units of each Partnership are offered at a price equal to 100% of the Net Asset Value per Unit at monthly closings held as of the last day of each month. No selling commissions or charges related to the continuing offering of Units are paid by the limited partners or the Partnerships. Morgan Stanley DW pays all such costs.

Redemptions — Limited partners may redeem some or all of their Units at 100% of the Net Asset Value per Unit as of the last day of any month that is at least six months after the closing at which a person first becomes a limited partner. The Request for Redemption must be delivered to a limited partner’s local Morgan Stanley Branch office in time for it to be forwarded and received by Demeter before the last day of the month in which the redemption is to be effective. Redemptions may only be made in whole Units, with a minimum of 100 Units required for each redemption, unless a limited partner is redeeming his entire interest in a particular Partnership.

Units redeemed on or prior to the last day of the twelfth month from the date of purchase will be subject to a redemption charge equal to 2% of the Net Asset Value of a Unit on the Redemption Date. Units redeemed after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month from the date of purchase will be subject to a redemption charge equal to 1% of the Net Asset Value of a Unit on the Redemption Date. Units redeemed after the last day of the twenty-fourth month from the date of purchase will not be subject to a redemption charge. The foregoing redemption charges are paid to Morgan Stanley DW.

Exchanges — On the last day of the first month which occurs more than six months after a person first becomes a limited partner in any of the Partnerships, and at the end of each month thereafter, limited partners may exchange their investment among the Partnerships (subject to certain restrictions outlined in the Limited Partnership Agreements) without paying additional charges.

Dissolution of the Partnerships — Charter MSFCM will terminate on December 31, 2025 and Charter Graham, Charter Millburn, and Charter Campbell will terminate on December 31, 2035 or at an earlier date if certain conditions occur as defined in each Partnership’s Limited Partnership Agreement.

Litigation Settlement — On February 27, 2002, Charter MSFCM received notification of a preliminary entitlement to payment from the Sumitomo Copper Litigation Settlement Administrator and received settlement award payments in the amount of $292,406 during August 2002, $2,880 during July 2004, and $3,661 during November 2005. Any amounts received are accounted for in the period received, for the benefit of the limited partners at the date of receipt.

Reclassifications — Certain reclassifications have been made to the prior years’ financial statements to conform to the current year presentation. Such reclassifications have no impact on the Partnerships’ reported net income (loss).

2. RELATED PARTY TRANSACTIONS

Each Partnership pays brokerage fees to Morgan Stanley DW as described in Note 1. Each Partnership’s cash is on deposit with Morgan Stanley DW, MS & Co. and Morgan Stanley

MORGAN STANLEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS—(Continued)
(Information with respect to 2005 is Unaudited)

International in futures interests trading accounts to meet margin requirements as needed. Morgan Stanley DW pays interest on these funds as described in Note 1.

Demeter, on behalf of Charter MSFCM and itself, entered into a Management Agreement with VK Capital to make all trading decisions for the Partnership. Charter MSFCM pays management and incentive fees (if any) to VK Capital.

3. TRADING ADVISORS

Demeter, on behalf of each Partnership, retains certain commodity trading advisors to make all trading decision for the Partnerships. The trading advisors for each Partnership at September 30, 2005 were as follows:

Morgan Stanley Charter Graham L.P.
   Graham Capital Management, L.P.

Morgan Stanley Charter Millburn L.P.
   Millburn Ridgefield Corporation

Morgan Stanley Charter Campbell L.P.
   Campbell & Company, Inc.

Morgan Stanley Charter MSFCM L.P.
   VK Capital Inc.

Compensation to the trading advisors by the Partnerships consists of a management fee and an incentive fee as follows:

Management Fee — Charter Graham, Charter Millburn and Charter MSFCM, each pay its trading advisor a flat-rate monthly fee equal to 1/12 of 2% (a 2% annual rate) of the Partnership’s Net Assets under management by each trading advisor as of the first day of each month.

Charter Campbell pays its trading advisor a flat-rate monthly fee equal to 1/12 of 2.65% (a 2.65% annual rate) of the Partnership’s Net Assets under management as of the first day of each month. Prior to August 1, 2003, Charter Campbell paid a flat-rate monthly fee equal to 1/12 of 2.75% (a 2.75% annual rate) of the Partnership’s Net Assets under management as of the first day of each month.

Incentive Fee — Each Partnership’s incentive fee is equal to 20% of trading profits, paid on a quarterly basis for Charter MSFCM, and paid on a monthly basis for Charter Graham, Charter Millburn and Charter Campbell.

Trading profits represent the amount by which profits from futures, forwards, and options trading exceed losses after brokerage and management fees are deducted. When a trading advisor experiences losses with respect to Net Assets as of the end of a calendar month, or calendar quarter with respect to Charter MSFCM, the trading advisor must recover such losses before that trading advisor is eligible for an incentive fee in the future.

4. FINANCIAL INSTRUMENTS

The Partnerships trade Futures Interests. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the market value of these contracts, including interest rate volatility.

MORGAN STANLEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS—(Continued)
(Information with respect to 2005 is Unaudited)

The market value of exchange-traded contracts is based on the settlement price quoted by the exchange on the day with respect to which market value is being determined. If an exchange-traded contract could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange, the settlement price shall be the settlement price on the first subsequent day on which the contract could be liquidated. The market value of off-exchange-traded contracts is based on the fair market value quoted by the counterparty.

The Partnerships’ contracts are accounted for on a trade-date basis and marked to market on a daily basis. Each Partnership accounts for its derivative investments in accordance with the provisions of Statement of Financial Accounting Standard No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS No. 133”). SFAS No. 133 defines a derivative as a financial instrument or other contract that has all three of the following characteristics:

(1) One or more underlying notional amounts or payment provisions;

(2) Requires no initial net investment or a smaller initial net investment than would be required relative to changes in market factors;

(3) Terms require or permit net settlement.

Generally, derivatives include futures, forward, swaps or options contracts, and other financial instruments with similar characteristics such as caps, floors, and collars.

The net unrealized gains (losses) on open contracts, reported as a component of “Equity in futures interests trading accounts” on the Statements of Financial Condition, and their longest contract maturities were as follows:

Charter Graham

	Net Unrealized Gains/ (Losses) on Open Contracts			Longest Maturities
Date	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$
Sep. 30, 2005	6,439,973	5,603,460	12,043,433	Mar. 2007	Dec. 2005
Dec. 31, 2004	7,966,178	(7,726,264)	239,914	Jun. 2006	Mar. 2005
Dec. 31, 2003	17,018,386	(551,720)	16,466,666	Jun. 2005	Mar. 2004

Charter Millburn

	Net Unrealized Gains on Open Contracts			Longest Maturities
Date	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$
Sep. 30, 2005	2,118,514	1,463,850	3,582,364	Jun. 2006	Dec. 2005
Dec. 31, 2004	2,593,008	704,497	3,297,505	Dec. 2005	Mar. 2005
Dec. 31, 2003	2,040,760	2,335,616	4,376,376	Jun. 2004	Mar. 2004

MORGAN STANLEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS—(Continued)
(Information with respect to 2005 is Unaudited)

Charter MSFCM

	Net Unrealized Gains/(Losses) on Open Contracts			Longest Maturities
Date	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$
Sep. 30, 2005	527,699	(11,724,663)	(11,196,964)	Jun. 2006	Jan. 2006
Dec. 31, 2004	5,612,530	7,411,188	13,023,718	Sep. 2005	Mar. 2005
Dec. 31, 2003	5,810,267	1,100,595	6,910,862	Mar. 2004	Mar. 2004

Charter Campbell

	Net Unrealized Gains/(Losses) on Open Contracts			Longest Maturities
Date	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$
Sep. 30, 2005	7,565,307	8,823,497	16,388,804	Jun. 2006	Dec. 2005
Dec. 31, 2004	3,746,156	(4,743,378)	(997,222)	Sep. 2005	Mar. 2005
Dec. 31, 2003	1,903,386	3,309,147	5,212,533	Sep. 2004	Mar. 2004

The Partnerships have credit risk associated with counterparty nonperformance. The credit risk associated with the instruments in which the Partnerships trade is limited to the amounts reflected in the Partnerships’ Statements of Financial Condition.

The Partnerships also have credit risk because Morgan Stanley DW, MS & Co., and Morgan Stanley International act as the futures commission merchants or the counterparties, with respect to most of the Partnerships’ assets. Exchange-traded futures, forwards, and futures-styled options contracts are marked to market on a daily basis, with variations in value settled on a daily basis. Morgan Stanley DW, MS & Co. and Morgan Stanley International, each as a futures commission merchant for each Partnership’s exchange-traded futures, forwards, and futures-styled options contracts, are required, pursuant to regulations of the Commodity Futures Trading Commission, to segregate from their own assets, and for the sole benefit of their commodity customers, all funds held by them with respect to exchange-traded futures, forward, and futures-styled options contracts, including an amount equal to the net unrealized gains (losses) on all open futures, forward, and futures-styled options contracts, which funds, in the aggregate, totaled $441,517,975, $477,195,064, and $262,106,808, for Charter Graham; $51,335,401, $60,797,909, and $61,797,606, for Charter Millburn; $178,418,119, $219,055,260, and $167,619,490 for Charter MSFCM; and $349,325,546, $270,748,488, and $99,731,757 for Charter Campbell, at September 30, 2005, December 31, 2004 and 2003, respectively. With respect to each Partnership’s off-exchange-traded forward currency contracts, there are no daily exchange-required settlements of variations in value nor is there any requirement that an amount equal to the net unrealized gains (losses) on open forward contracts be segregated. However, each Partnership is required to meet margin requirements equal to the net unrealized loss on open contracts in the Partnership accounts with the counterparty, which is accomplished by daily maintenance of the cash balance in a custody account held at Morgan Stanley DW for the benefit of MS & Co. With respect to those off-exchange-traded forward currency contracts, the Partnerships are at risk to the ability of MS & Co., the sole counterparty on all such contracts, to perform. Each Partnership has a netting agreement with MS & Co. These agreements, which seek to reduce both the Partnerships’ and MS & Co.’s

MORGAN STANLEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS—(Continued)
(Information with respect to 2005 is Unaudited)

exposure on off-exchange-traded forward currency contracts, should materially decrease the Partnerships’ credit risk in the event of MS & Co.’s bankruptcy or insolvency.

5. FINANCIAL HIGHLIGHTS

Charter Graham

Per Unit:
NET ASSET VALUE, JANUARY 1, 2004:	$21.88

NET OPERATING RESULTS:
Interest Income	0.25
Expenses	(1.96)
Realized Profit	2.91
Unrealized Loss	(0.92)

Net Income	0.28

NET ASSET VALUE, DECEMBER 31, 2004:	$22.16

RATIOS TO AVERAGE NET ASSETS:
Net Investment Loss	(8.1)%
Expenses before Incentive Fees	7.9%
Expenses after Incentive Fees	9.2%
Net Income	3.3%
TOTAL RETURN BEFORE INCENTIVE FEES	2.6%
TOTAL RETURN AFTER INCENTIVE FEES	1.3%
INCEPTION-TO-DATE RETURN	121.6%
COMPOUND ANNUALIZED RETURN	14.6%

MORGAN STANLEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS—(Continued)
(Information with respect to 2005 is Unaudited)

Charter Millburn

Per Unit:
NET ASSET VALUE, JANUARY 1, 2004:	$11.11

NET OPERATING RESULTS:
Interest Income	0.12
Expenses	(0.84)
Realized Profit	0.31
Unrealized Loss	(0.18)

Net Loss	(0.59)

NET ASSET VALUE, DECEMBER 31, 2004:	$10.52

RATIOS TO AVERAGE NET ASSETS:
Net Investment Loss	(7.1)%
Expenses before Incentive Fees	8.3%
Expenses after Incentive Fees	8.3%
Net Loss	(7.4)%
TOTAL RETURN BEFORE INCENTIVE FEES	(5.3)%
TOTAL RETURN AFTER INCENTIVE FEES	(5.3)%
INCEPTION-TO-DATE RETURN	5.2%
COMPOUND ANNUALIZED RETURN	0.9%

Charter MSFCM

Per Unit:
NET ASSET VALUE, JANUARY 1, 2004:	$20.72

NET OPERATING RESULTS:
Interest Income	0.23
Expenses	(1.52)
Realized Loss	(0.45)
Unrealized Profit	0.58
Proceeds from Litigation Settlement	0.00

Net Loss	(1.16)

NET ASSET VALUE, DECEMBER 31, 2004:	$19.56

RATIOS TO AVERAGE NET ASSETS:
Net Investment Loss	(6.8)%
Expenses before Incentive Fees	8.1%
Expenses after Incentive Fees	8.1%
Net Loss	(4.9)%
TOTAL RETURN BEFORE INCENTIVE FEES	(5.6)%
TOTAL RETURN AFTER INCENTIVE FEES	(5.6)%
INCEPTION-TO-DATE RETURN	95.6%
COMPOUND ANNUALIZED RETURN	6.4%

MORGAN STANLEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS—(Concluded)

Charter Campbell

Per Unit:
NET ASSET VALUE, JANUARY 1, 2004:	$11.14

NET OPERATING RESULTS:
Interest Income	0.14
Expenses	(1.24)
Realized Profit	1.90
Unrealized Loss	(0.36)

Net Income	0.44

NET ASSET VALUE, DECEMBER 31, 2004:	$11.58

RATIOS TO AVERAGE NET ASSETS:
Net Investment Loss	(9.2)%
Expenses before Incentive Fees	8.3%
Expenses after Incentive Fees	10.4%
Net Income	1.5%
TOTAL RETURN BEFORE INCENTIVE FEES	6.2%
TOTAL RETURN AFTER INCENTIVE FEES	3.9%
INCEPTION-TO-DATE RETURN	15.8%
COMPOUND ANNUALIZED RETURN	6.7%

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of
   Demeter Management Corporation:

We have audited the accompanying statements of financial condition of Demeter Management Corporation (the “Company”), a wholly-owned subsidiary of Morgan Stanley, as of and for the years ended November 30, 2004 and 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such statements of financial condition present fairly, in all material respects, the financial position of Demeter Management Corporation at November 30, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.

New York, New York
February 7, 2005

DEMETER MANAGEMENT CORPORATION
(Wholly-owned Subsidiary of Morgan Stanley)

Purchasers of units in a Charter Series partnership will
not receive any interest in this company.

STATEMENTS OF FINANCIAL CONDITION
at August 31, 2005 (Unaudited) and
November 30, 2004 and 2003

	August 31,	November 30,
	2005	2004	2003
	$ (Unaudited)	$	$
ASSETS
Investments in affiliated partnerships	37,236,814	38,517,816	26,396,481
Deferred income taxes	1,412,706	1,412,706	2,248,934
Income taxes receivable	$443,492	—	—

Total Assets	39,093,012	39,930,522	28,645,415

LIABILITIES AND STOCKHOLDER’S EQUITY
LIABILITIES:
Payable to Parent	30,470,437	29,174,812	18,547,853
Accrued expenses	15,398	13,274	13,206

Total Liabilities	30,485,835	29,188,086	18,561,059

STOCKHOLDER’S EQUITY:
Common stock, no par value:
Authorized 1,000 shares; outstanding 100 shares at stated value of $500 per share	50,000	50,000	50,000
Additional paid-in capital	330,100,000	300,100,000	195,100,000
Retained earnings	8,457,177	10,592,436	9,934,356

	338,607,177	310,742,436	205,084,356
Less: Notes receivable from Parent	(330,000,000)	(300,000,000)	(195,000,000)

Total stockholder’s equity	8,607,177	10,742,436	10,084,356

Total liabilities and stockholder’s equity	39,093,012	39,930,522	28,645,415

The accompanying notes are an integral part of these financial statements.

DEMETER MANAGEMENT CORPORATION
(Wholly-Owned Subsidiary of Morgan Stanley)

Purchasers of units in a Charter Series partnership will
not receive any interest in this company.

NOTES TO STATEMENTS OF FINANCIAL CONDITION
(Information with respect to 2005 is Unaudited)

At August 31, 2005 (unaudited) and For the Years Ended November 30, 2004 and 2003

1. INTRODUCTION AND BASIS OF PRESENTATION

Demeter Management Corporation (“Demeter”) is a wholly-owned subsidiary of Morgan Stanley (the “Parent”).

Demeter manages the following commodity pools as sole general partner: Dean Witter Cornerstone Fund II, Dean Witter Cornerstone Fund III, Dean Witter Cornerstone Fund IV, Dean Witter Diversified Futures Fund Limited Partnership, Dean Witter Diversified Futures Fund II L.P., Dean Witter Diversified Futures Fund III L.P., Dean Witter Multi-Market Portfolio L.P., Dean Witter Principal Plus Fund L.P., Dean Witter Principal Plus Fund Management L.P., Dean Witter Portfolio Strategy Fund L.P., Dean Witter Global Perspective Portfolio L.P., Dean Witter World Currency Fund L.P., Morgan Stanley Spectrum Currency L.P., Morgan Stanley Spectrum Global Balanced L.P., Morgan Stanley Spectrum Strategic L.P., Morgan Stanley Spectrum Technical L.P., Morgan Stanley Spectrum Select L.P., Morgan Stanley/Chesapeake L.P., Morgan Stanley /JWH Futures Fund L.P., Morgan Stanley Charter Campbell L.P., Morgan Stanley Charter MSFCM L.P., Morgan Stanley Charter Graham L.P., Morgan Stanley Charter Millburn L.P., Stanley Strategic Alternatives L.P. and Morgan Stanley/Mark J. Walsh & Company L.P.

Each of the commodity pools is a limited partnership organized to engage in the speculative trading of commodity futures contracts, forward contracts on foreign currencies and other commodity interests.

The statements of financial condition are prepared in accordance with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from these estimates.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Income Taxes — Income tax expense is provided for using the asset and liability method, under which deferred tax assets and liabilities are determined based upon the temporary differences between the financial statement and the income tax basis of assets and liabilities, using enacted tax rates and laws that will be in effect when such differences are expected to reverse.

3. INVESTMENTS IN AFFILIATED PARTNERSHIPS

The limited partnership agreement of each commodity pool requires Demeter to maintain a general partnership interest in each partnership, generally in an amount equal to, but not less than, 1 percent of the aggregate capital contributed to the partnership by all partners.

DEMETER MANAGEMENT CORPORATION
(Wholly-Owned Subsidiary of Morgan Stanley)

Purchasers of units in a Charter Series partnership will
not receive any interest in this company.

NOTES TO STATEMENTS OF FINANCIAL CONDITION — (Concluded)
(Information with respect to 2005 is Unaudited)

At August 31, 2005 (unaudited) and For the Years Ended November 30, 2004 and 2003

The total assets, liabilities, and partners’ capital of all the funds managed by Demeter at August 31, 2005, November 30, 2004 and 2003 were as follows:

	August 31,	November 30,
	2005	2004	2003
	$ (Unaudited)	$	$
Total assets	3,409,505,993	3,520,441,929	2,403,993,109
Total liabilities	94,659,615	57,896,935	35,113,850

Total partners’ capital	3,314,846,378	3,462,544,994	2,368,879,259

Demeter’s investments in such limited partnerships are carried at market value.

4. PAYABLE TO PARENT

The payable to Parent is primarily for amounts due for the purchase of partnership investments, income tax payments made by Morgan Stanley on behalf of Demeter and the cumulative results of operations from inception to date.

5. NET WORTH REQUIREMENT

At August 31, 2005, November 30, 2004, and 2003, Demeter held non-interest bearing notes from its Parent that were payable on demand. These notes were received in connection with additional capital contributions aggregating $330,000,000, $300,000,000, and $195,000,000 at August 31, 2005, November 30, 2004 and 2003, respectively.

The limited partnership agreement of each commodity pool requires Demeter to maintain its net worth at an amount not less than 10% of the capital contributions by all partners in each pool in which Demeter is the general partner (15% if the capital contributions to any partnership are less than $2,500,000, or $250,000, whichever is less).

In calculating this requirement, Demeter’s interests in each limited partnership and any amounts receivable from or payable to such partnerships are excluded from net worth. Notes receivable from Parent are included in net worth for purposes of this calculation. It is the Parent’s intent to ensure that Demeter maintains the required net worth.

6. INCOME TAXES

The Company is included in the consolidated federal income tax return filed by Morgan Stanley and certain other subsidiaries. Federal income taxes have been provided on a separate entity basis. The Company is included in various unitary and combined tax filings. Accordingly, state and local income taxes have been provided on separate entity income based upon unitary/combined effective tax rates.

In accordance with the terms of the Tax Allocation Agreement with Morgan Stanley, current taxes payable are due to Morgan Stanley. The Company accounts for its own deferred tax assets and liabilities. Deferred income taxes are primarily attributable to partnership investments.

      No person is authorized to give any information or to make any representation not contained in this prospectus in connection with the matters described herein, and, if given or made, such information or representation must not be relied upon as having been authorized. This prospectus does not constitute an offer by any person within any jurisdiction in which such offer is not authorized, or in which the person making such offer is not qualified to do so, or to any person to whom such offer would be unlawful. The delivery of this prospectus at any time does not imply that information contained herein is correct as of any time subsequent to the date of its issue.

      Until 40 days from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

38280-14

MORGAN STANLEY CHARTER GRAHAM L.P.
MORGAN STANLEY CHARTER MILLBURN L.P.
MORGAN STANLEY CHARTER MSFCM L.P.
MORGAN STANLEY CHARTER CAMPBELL L.P.
Supplement to the Prospectus dated April 25, 2005

      The prospectus dated April 25, 2005 is supplemented by a supplement dated
• , 2005. The supplement is an integral part of, and must be read together with, the prospectus.

•, 2005

      38280-15

      MORGAN STANLEY CHARTER SERIES

	Maximum Available Units	Net Asset Value Per Unit
		$
Morgan Stanley Charter Graham L.P.	23,441,674.854	19.69
Morgan Stanley Charter Millburn L.P.	10,568,238.806	10.05
Morgan Stanley Charter MSFCM L.P.	17,624,287.709	17.20
Morgan Stanley Charter Campbell L.P.	27,281,156.050	11.16

Each partnership trades futures, forwards, and options contracts pursuant to trading programs employed by the trading advisor for that partnership. You may purchase units as of the last day of each month. The price you pay for each unit will equal 100% of the net asset value per unit on the date of purchase. The actual net asset value per unit on the date of your purchase may differ significantly from the net asset values per unit set forth above, which are provided for reference purposes only.

The net asset value per unit and the maximum available units as of the date of this prospectus of each partnership are set forth above as of February 28, 2005.

Minimum Initial Purchase	$20,000 with at least $5,000 in any one partnership
Minimum Purchase for Existing Investors	$ 1,000 in any one partnership

Before you invest you will be required to represent and warrant that you meet applicable state minimum financial suitability standards. You are encouraged to discuss your investment with your financial, legal, and tax advisors before you invest.

Your subscription funds will be held in escrow at JPMorgan Chase Bank, New York, New York until they are transferred to the partnership whose units you have purchased.

Morgan Stanley DW Inc. is the selling agent for each partnership and is offering units on a ‘best efforts’ basis without any agreement by Morgan Stanley DW to purchase units.

All performance information contained in this prospectus is presented net of all fees and expenses.

These are speculative securities. You could lose all or substantially all of your investment in the partnerships. Read this prospectus carefully and consider the “Risk Factors” section beginning on page 10. In particular, you should be aware that:

• Each partnership’s futures, forwards, and options trading is speculative and trading performance has been, and is expected to be, volatile.

• Each partnership’s trading is highly leveraged, which accentuates the trading profit or trading loss on a trade.

• Past performance is not necessarily indicative of future results.

• You may not redeem your units until you have been an investor for at least six months.

• If you redeem units within 24 months after they are purchased, you will pay a redemption charge, except in defined circumstances.

• Units will not be listed on an exchange and no other secondary market will exist for the units.

• The fixed expenses of each partnership will require the partnership to earn annual net trading profits, after taking into account estimated interest income, of the following percentages of average annual net assets:

	Without a redemption charge	With a 2% redemption charge
Charter Graham	5.80%	7.84%
Charter Millburn	5.80%	7.84%
Charter MSFCM	5.80%	7.84%
Charter Campbell	6.45%	8.49%

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN ANY ONE OF THESE POOLS NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

Services Provided by Morgan Stanley DW Inc.

April 25, 2005

COMMODITY FUTURES TRADING COMMISSION
RISK DISCLOSURE STATEMENT

      YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

      FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO EACH POOL BEGINNING AT PAGE 20 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 7.

      THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THESE COMMODITY POOLS. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN ANY OF THESE COMMODITY POOLS, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, BEGINNING AT PAGE 10.

      YOU SHOULD ALSO BE AWARE THAT EACH OF THESE COMMODITY POOLS MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR EACH POOL MAY BE EFFECTED.

PART ONE
DISCLOSURE DOCUMENT

Table of Contents

Page
Summary	1
Risk Factors	10
Trading and Performance Risks	10
The partnerships’ trading is speculative and volatile	10
The partnerships’ trading is highly leveraged	10
Options trading can be more volatile than futures trading	10
You should not rely on the past performance of a partnership in deciding to purchase units	10
Charter Campbell has a limited operating history	10
Market illiquidity may cause less favorable trade prices	10
Trading on foreign exchanges presents greater risks to each partnership than trading on U.S. exchanges	11
The unregulated nature of the forward markets creates counterparty risks that do not exist in futures trading on exchanges	11
The partnerships are subject to speculative position limits	12
The partnerships could lose assets and have their trading disrupted if a commodity broker or others become bankrupt	12
Partnership and Offering Risks	12
Each partnership incurs substantial charges	12
Incentive fees may be paid by a partnership even though the partnership sustains trading losses	12
Restricted investment liquidity in the units	13
Each partnership’s structure has conflicts of interest	13
An investment in units may not diversify an overall portfolio	13
The limited portfolios employed by Charter Campbell and Charter MSFCM may result in increased volatility	13
The partnerships are not registered investment companies	13
Trading Advisor Risks	14
Reliance on the trading advisor to trade successfully	14
Market factors may adversely influence the trading programs	14
Single-advisor funds lack the diversity of multi-advisor funds	14
Increasing the assets managed by a trading advisor may adversely affect performance	14
Charter Graham’s use of an increased rate of leverage could affect future performance	14
Limited partners will not be aware of changes to trading programs	14
Limited term of management agreements may limit access to a trading advisor	14
The quarterly incentive fee paid by Charter MSFCM can create certain distortions regarding the share of the incentive fee borne by each investor	14
Taxation Risks	15
Even though the partnerships do not intend to make distributions, you will be liable for taxes on your share of any trading profits and any other income of the partnerships in which you have invested	15
The partnerships’ tax returns could be audited	15
A portion of the profits on each partnership’s trading activities will cause you to recognize short-term capital gain	15
Conflicts of Interest	15
Fiduciary Responsibility and Liability	18
Description of Charges	20
Use of Proceeds	24
The Charter Series	26
Selected Financial Data and Selected Quarterly Financial Data	35
Management’s Discussion and Analysis of Financial Condition and Results of Operations	39
Quantitative and Qualitative Disclosures About Market Risk	50
The General Partner	59
The Trading Advisors	66
Exchange Right	91
Redemptions	92
The Commodity Brokers	94
Litigation	95
The Limited Partnership Agreements	97
Plan of Distribution	100
Subscription Procedure	104
Certain ERISA Considerations	105
Material Federal Income Tax Considerations	107
State and Local Income Tax Aspects	114
Legal Matters	115
Experts	115
Where You Can Find More Information	115
Part Two
Statement of Additional Information
The Futures, Options, and Forwards Markets	116
Potential Advantages	121
Supplemental Performance Information	135
Glossary of Terms	157
Financial Statements	F-1
Exhibit A—Form of Amended and Restated Limited Partnership Agreements	A-1
Annex A—Specimen Form of Request for Redemption	A-27
Exhibit B—Specimen Form of Subscription and Exchange Agreement and Power of Attorney	B-1
Exhibit C—Specimen Form of Subscription Agreement Update Form	C-1

i

(This page has been left blank intentionally.)

The date of this prospectus is April 25, 2005.

SUMMARY

      Because this is a summary, it does not contain all of the information that may be important to you. You should read the entire prospectus and its exhibits carefully before you decide to invest.

Morgan Stanley Charter Series

      The Morgan Stanley Charter Series consists of four continuously offered limited partnerships, each organized in the State of Delaware:

Date Organized
Morgan Stanley Charter Graham L.P.	July 15, 1998
Morgan Stanley Charter Millburn L.P.	July 15, 1998
Morgan Stanley Charter MSFCM L.P.	October 22, 1993
Morgan Stanley Charter Campbell L.P.	March 26, 2002

      The offices of each partnership are located at 330 Madison Avenue, 8th Floor, New York, New York 10017, telephone (212) 905-2700.

      Each partnership provides the opportunity to invest in futures, forwards, and options contracts managed by an experienced, professional trading advisor. Since each partnership’s assets are traded by a different trading advisor, each employing a different trading program, you should review the specific information relating to each partnership and its trading advisor to better understand how a partnership may fit into your overall investment plan. If you decide to invest in more than one partnership, you may allocate your investment among any one or more of the partnerships and, after an initial six-month holding period, you may shift your investment among one or more of the other Charter Series partnerships.

      A futures contract is an agreement to buy or sell a fixed amount of a commodity or other underlying product, instrument, or index at a predetermined price at a specified time in the future. In order to secure its obligation to make or take delivery under a futures contract, the trader must deposit funds, referred to as margin, with the commodity broker through which it trades. An option on a futures contract gives the buyer of the option, in exchange for a one-time payment known as premium, the right, but not the obligation, to buy or sell a futures contract at a specified price within a specified period of time. The seller of an option on a futures contract receives the premium payment and has the obligation to buy or sell the futures contract at the specified price within the specified period of time. Futures contracts and options on futures contracts are traded on U.S. and foreign exchanges. A forward contract is an agreement directly between two parties to buy or sell a fixed amount of an underlying product at an agreed price at an agreed date in the future. Forward contracts are not traded on exchanges, but rather are traded in the dealer markets. A partnership may take long positions in futures, forwards, and options contracts in which the partnership is obligated to take delivery of the underlying commodity, product, instrument, or index. A partnership also may take short positions in those contracts in which the partnership has an obligation to deliver the underlying commodity, product, instrument, or index. Futures, forwards, and options contracts are traded in a number of commodities, products, instruments, and indices, including foreign currencies, financial instruments, precious and industrial metals, energy products, agricultural commodities, stock indices, and “soft” commodities like cotton and cocoa. For additional information on the futures, options, and forwards markets, see “Statement of Additional Information” beginning on page 116.

      The investment objective of each partnership is to achieve capital appreciation and to provide investors with the opportunity to diversify a portfolio of traditional investments consisting of stocks and bonds. While the partnerships have the same overall investment objective, and the trading advisors may trade in the same futures, forwards, and options contracts, each trading advisor and its trading programs trades differently. Each partnership has a different trading advisor and trading program. You should review and compare the specifics of each partnership, its terms, and its trading advisor before selecting one or more partnerships in which to invest.

Morgan Stanley Charter Graham L.P.

      This partnership’s assets are traded by Graham Capital Management, L.P. pursuant to its Global Diversified Program at 1.5 times the leverage it normally applies for the program and its K4 Program at 1.5 times the leverage it normally applies for the program. The Global Diversified Program utilizes computerized trading models to participate in the potential profit opportunities in approximately 80 markets. The computer models on a daily basis analyze the recent price action, the relative strength, and the risk characteristics of each market and compare statistically the quantitative results of this data to years of historical data on each market. The program will normally have weightings of approximately 26% in futures contracts based on short-term and long-term global interest rates, 25% in currencies, 17% in stock index futures, 15% in softs and agricultural futures, 8% in metal futures, and 9% in energy futures. The K4 Program uses a mathematical model to identify certain price patterns that have very specific characteristics indicating that there is a high probability that a significant directional move will occur, and will normally enter or exit a position only when a significant price and volatility spike takes place. The program trades in approximately 65 markets and as of February 2005 had weightings of approximately 27% in futures contracts based on short-term and long-term global interest rates, 36% in currencies, 18% in stock index futures, 5% in softs and agricultural futures, 6% in metal futures, and 8% in energy futures. The average leverage employed by the partnership from March 2004 through February 2005 was 12.7 times net assets. The actual weighting and leverage used in each market will change over time due to liquidity, price action, and risk considerations.

Morgan Stanley Charter Millburn L.P.

      This partnership’s assets are traded by Millburn Ridgefield Corporation pursuant to its Diversified Portfolio at standard leverage. The objective of Millburn’s trading method is to participate in all major sustained price moves in the markets traded. Millburn makes trading decisions pursuant to its trading method, which includes technical trend analysis, certain non-trend-following technical systems and money management principles. The Diversified Portfolio trades in approximately eighty markets and will normally have weightings of approximately 42% in currencies, 23% in interest rates, 7% in softs and agricultural futures, 10% in stock index futures, 12% in energy futures, and 6% in metal futures. The average leverage employed by the partnership from March 2004 through February 2005 was 7.6 times net assets. The actual weightings and leverage used in each market may change over time due to liquidity, price action, and risk considerations.

Morgan Stanley Charter MSFCM L.P.

      This partnership’s assets are traded by Morgan Stanley Futures & Currency Management Inc. pursuant to its Global Portfolio at standard leverage. The Global Portfolio employs a technical trading strategy that concentrates participation in futures contracts traded on futures exchanges worldwide and select foreign currencies traded in the forward markets. The Global Portfolio trades global interest rates and stock index futures, currencies, energy futures, and precious and industrial metals. The Global Portfolio trades approximately 20 markets and will normally have weightings of approximately 20% in global interest rate futures, 28% in stock index futures, 30% in currencies, 13% in energy futures, and 9% in metal futures. The average leverage employed by the partnership from March 2004 through February 2005 was 7.0 times net assets. The actual weightings and leverage used in each market may change over time due to liquidity, price action, and risk considerations.

Morgan Stanley Charter Campbell L.P.

      This partnership’s assets are traded by Campbell & Company, Inc. pursuant to its Financial, Metal & Energy Large Portfolio. Campbell’s trading models are designed to detect and exploit medium- to long-term price changes, while also applying proven risk management and portfolio management principles. Trading models may include trend-following trading models, counter-trend trading models, and trading models that do not seek to identify or follow price trends at all. The Financial, Metal & Energy Large Portfolio trades approximately 50 markets and will have weightings of approximately 30% in global interest rate futures, 11% in stock index futures, 53% in currencies, 5% in energy futures, and 1% in metals futures. These percentages, and the specific markets traded, may frequently fluctuate in response to changes in market volatility. The average leverage employed by the partnership from March 2004 through February 2005 was 7.6 times net assets. The actual weightings and leverage used in each market may change over time due to liquidity, price action, and risk considerations.

Who May Subscribe
Investment Considerations

      You must have a brokerage account with Morgan Stanley DW in order to purchase units in a partnership. You should purchase units in a partnership only if you understand the risks involved in the investment and only if your financial condition permits you to bear those risks, including the risk of losing all or substantially all of your investment in the partnership. You should invest in the units only with the risk capital portion of your investment portfolio.

Minimum Investment

      If you are a new investor in the Charter Series of partnerships, you must invest at least $20,000. You may allocate your investment among any one or more of the partnerships in the Charter Series, but you must invest at least $5,000 in a partnership. Once you become an investor in any Charter Series partnership, you may increase that investment or make an investment in any other Charter Series partnership by making a contribution of at least $1,000. In the case of a Charter Series exchange, you must exchange a minimum of 100 units, unless you are liquidating your entire interest in a partnership.

      If you are an investor in another limited partnership for which Demeter Management Corporation serves as the general partner, you may redeem your interest in that other partnership and use the proceeds to invest in any one or more of the Charter Series of partnerships. The $20,000 minimum subscription will be satisfied if the proceeds from the redemption would have equaled at least $20,000 as of the last day of the month immediately preceding the monthly closing at which the units are purchased, irrespective of whether the actual proceeds from the redemption are less than $20,000 when the units are redeemed.

      The general partner may, in its sole discretion, reject any subscription in whole or in part.

Financial Suitability

      Unless otherwise specified in the subscription agreement under “State Suitability Requirements,” you must have either: a net worth of at least $150,000, exclusive of home, furnishings, and automobiles; or both a net worth of at least $45,000, exclusive of home, furnishings, and automobiles, and an annual income of at least $45,000. You should be aware, however, that certain states impose more restrictive suitability and/or higher minimum investment requirements. Before you invest you will be required to represent and warrant that you meet the applicable state minimum financial suitability standard set forth in the subscription agreement, which may also require a greater minimum investment.

Limited Revocation Right

      After you subscribe for units in any Charter Series partnership, you will have limited rights to revoke your subscription. You may only revoke a subscription and receive a full refund of the subscription amount, plus any accrued interest, by delivering written notice to your Morgan Stanley financial advisor who must forward the notice so that it is received by the general partner no later than 3:00 p.m., New York City time, on the date of the applicable monthly closing.

The Offering of Units

The Charter Series Continuous Offering

      Each partnership is continuously offering units of limited partnership interest for sale at monthly closings held as of the last day of each month. Since you must subscribe for units prior to the month-end closing date, you will not know the actual per unit purchase price until after the monthly closing has occurred. The purchase price of each unit in a partnership will be equal to 100% of the partnership’s net asset value per unit as of the month-end closing date. The general partner calculates each partnership’s net asset value per unit on a monthly basis by dividing the partnership’s month-end net assets by the number of its month-end outstanding units. A partnership’s net assets is its assets minus its liabilities.

Escrow Terms

      During each partnership’s continuous offering, your subscription will be transferred to, and held in escrow by, JPMorgan Chase Bank, New York, New York. Subscription funds held in escrow will be invested in the escrow agent’s money market account and will earn interest at the rate then paid by the bank on that money market account. If the general partner accepts your subscription, the escrow agent will pay the subscription amount to the appropriate partnerships and pay any interest earned on those funds to Morgan Stanley DW Inc., the non-clearing commodity broker for each partnership. In turn, the non-clearing commodity broker will credit your customer account with the interest. If the general partner rejects a subscription, your account will be credited in an amount equal to the rejected subscription amount, together with any interest earned on those funds while held in escrow.

Summary of Risk Factors You Should Consider

      • These are speculative securities.

      • You could lose all or substantially all of your investment in the partnerships.

      • Past performance is not necessarily indicative of future results.

      • Each partnership’s futures, forwards, and options trading is speculative and trading performance has been, and is expected to be, volatile.

      • Each partnership’s trading is highly leveraged, which accentuates the trading profit or loss on a trade.

      • Charter Campbell has a limited operating history.

      • You may not redeem your units until you have been an investor for at least six months.

      • If you redeem units within 24 months after they are purchased, you will pay a redemption charge, except in defined circumstances.

      • Units will not be listed on an exchange and no other secondary market will exist for the units.

      • Each partnership pays substantial charges and fees and must earn substantial trading profits in order to pay these expenses.

      • Profits earned by a partnership will be taxable to an investor even though the general partner does not intend to make any distributions.

Major Conflicts of Interest

      • Because the general partner, the commodity brokers, and the trading advisor for Charter MSFCM are affiliates, the fees and other compensation received by those parties and the other terms relating to the operation of the partnerships and the sale of units were not negotiated by an independent party.

      • Because your Morgan Stanley financial advisor receives a portion of the brokerage fees paid by the partnerships, your financial advisor has a conflict of interest in advising you in the purchase or redemption of units.

      • The trading advisors, commodity brokers, and general partner may trade futures, forwards, and options for their own accounts and, thus, they may compete with a partnership for positions. Also, the other commodity pools managed by the general partner and the trading advisors compete with the partnerships for positions. These conflicts can result in less favorable prices on the partnerships’ transactions.

The General Partner

      The general partner for each partnership is Demeter Management Corporation, a Delaware corporation. The general partner is or has been the commodity pool operator for 34 other commodity pools and currently operates 22 other commodity pools. As of February 28, 2005, the general partner managed $3.7 billion of client assets. The general partner’s address is 330 Madison Avenue, 8th Floor, New York, New York 10017, telephone (212) 905-2700.

The Commodity Brokers

      The commodity brokers for the partnerships are responsible for holding the partnerships’ funds deposited with them as margin for trades. If the commodity broker is also a clearing broker, it will also be responsible for assuring that the partnerships’ trades are properly processed and recorded or “cleared” by the clearinghouse affiliated with the exchange on which the trade took place.

      Morgan Stanley DW Inc., an affiliate of the general partner, is the non-clearing commodity broker for each partnership. As non-clearing commodity broker, Morgan Stanley DW Inc. holds each partnership’s funds and provides margin funds to the clearing commodity brokers for the partnership’s futures, forwards, and options positions.

      Morgan Stanley & Co. Incorporated, an affiliate of the general partner, serves as the clearing commodity broker for each partnership, with the exception of trades on the London Metal Exchange, which are cleared by Morgan Stanley & Co. International Limited, also an affiliate of the general partner. In addition, Morgan Stanley & Co. Incorporated acts as the counterparty on all of the foreign currency forward trades for the partnerships.

Organizational Chart

      Following is an organizational chart, which shows the relationships among the various parties involved with this offering. All of the parties are affiliates of Morgan Stanley except for the trading advisors for Charter Graham, Charter Millburn, and Charter Campbell.

      *Demeter presently serves as the commodity pool operator for 22 other commodity pools. Morgan Stanley DW acts as the non-clearing commodity broker for all of the commodity pools. Morgan Stanley & Co. acts as clearing commodity broker for all but one of the other commodity pools, and Morgan Stanley International serves as the clearing commodity broker for trades of such pools that take place on the London Metal Exchange. Morgan Stanley DW also serves as selling agent for all of the commodity pools managed by the general partner. All of the commodity pools, including the partnerships, are managed and traded independently of one another.

Fees to be Paid by the Partnerships

      The partnerships pay the following fees on a monthly basis, except that Charter MSFCM pays a quarterly incentive fee:

	Management fee (annual rate)	Incentive fee	Brokerage fee (annual rate)
	%	%	%
Charter Graham	2	20	6.25	[1]
Charter Millburn	2	20	6.25	[1]
Charter MSFCM	2	20	6.25	[1]
Charter Campbell	2.65	20	6.25	[1]

(1) On or about July 1, 2005, the general partner expects brokerage fees will be reduced from a 6.25% annual rate to a 6.00% annual rate.

      The management fee payable to each trading advisor and the brokerage fee payable to the non-clearing commodity broker are based on a percentage of net assets and will be paid monthly regardless of a partnership’s performance. Each partnership pays its trading advisor an incentive fee only if trading profits are earned on the net assets managed by the trading advisor. Trading profits represent the amount by which profits from futures, forwards, and options trading exceed losses, after fees have been paid.

      Neither you nor the partnerships will pay any selling commissions or organizational, initial, or continuing offering expenses in connection with the offering of units by the partnerships. The non-clearing commodity broker will pay all costs incurred in connection with the continuing offering of units of each partnership and will pay the ordinary administrative expenses of each partnership. Each partnership will pay any extraordinary expenses it may incur.

Break Even Analysis

      Following is a table that sets forth the fees and expenses that you would incur on an initial investment of $20,000 in a partnership and the amount that your investment must earn, after taking into account estimated interest income, in order to break even after one year and after more than two years. The fees and expenses applicable to each partnership are described above.

	$20,000 Investment
	Charter Series Partnerships (excluding Charter Campbell)	Charter Campbell
Management Fee	400	530
Brokerage Fee (1)	1,250	1,250
Less: Interest Income (2)	(490)	(490)
Incentive Fee (3)	—	—
Redemption Charge (4)	408	408
Amount of trading profits a partnership must earn for you to recoup your initial investment at the end of one year after paying a redemption charge	1,568	1,698
Trading profits as a percentage of net assets that a partnership must earn for you to recoup your initial investment at the end of one year after paying a redemption charge	7.84%	8.49%
Amount of trading profits a partnership must earn each year for you to recoup your initial investment after two years with no redemption charge	1,160	1,290
Trading profits as a percentage of net assets that a partnership must earn each year for you to recoup your initial investment after two years with no redemption charge	5.80%	6.45%
Break Even Percentages after reduction in brokerage fees (1):
After paying a redemption charge	7.59%	8.24%
With no redemption charge	5.55%	6.20%

(1) On or about July 1, 2005, the general partner expects brokerage fees will be reduced from a 6.25% annual rate to a 6.00% annual rate.

(2) The partnerships receive interest at the rate earned by Morgan Stanley DW on its U.S. Treasury bill investments with customer segregated funds, as if 100% of each partnership’s average daily net assets deposited with Morgan Stanley DW for the month were invested at that rate. In addition, Morgan Stanley DW will credit each partnership with 100% of the interest income Morgan Stanley DW receives from the clearing commodity brokers with respect to such partnership’s assets deposited as margin with the clearing commodity brokers. For purposes of the break even calculation, it was estimated that approximately 80% of a partnership’s average daily funds maintained in trading accounts will be on deposit with Morgan Stanley DW and earn interest income at a rate of approximately 2.50%, and that approximately 20% of a partnership’s average daily funds maintained in trading accounts will be on deposit with the clearing commodity broker and generate interest income at a rate of approximately 2.25%. An interest rate of 2.50% was derived by using an average of the blended rate for the five recent weekly auction rates for three-month U.S. Treasury bills and adjusting for the historical rate that Morgan Stanley DW earned in excess of such amount. The combined rate used for this break even analysis is estimated to be approximately 2.45%. Investors should be aware that the break even analysis will fluctuate as interest rates fluctuate, with the break even percentage decreasing as interest rates increase or increasing as interest rates decrease.

(3) Incentive fees are paid to a trading advisor only on trading profits earned. Trading profits are determined after deducting all partnership expenses, other than any extraordinary expenses, and do not include interest income. Therefore, incentive fees will be zero at the partnership’s break even point.

(4) Units redeemed at the end of 12 months from the date of purchase are generally subject to a 2% redemption charge; after 24 months there are no redemption charges.

Redemption Charges Incurred by You

      You will pay a redemption charge equal to 2% of the net asset value of the units redeemed if you redeem within the first 12 months after the units were purchased, and 1% if you redeem units within the 13th through the 24th month after the units were purchased. Units are not subject to a redemption charge after you have owned them for more than 24 months.

      You will not incur a redemption charge if you redeem units during the first 24 months after they were issued in the following circumstances:

      • If you redeem units immediately following notice of an increase in brokerage, management or incentive fees.

      • If you redeem units in connection with an exchange for units in another Charter Series partnership.

      • If you acquire units with the proceeds from the redemption of interests in a non-Charter Series partnership for which Demeter serves as the general partner, you will not be subject to a redemption charge on those units when they are redeemed.

      • If you previously redeemed units and paid a redemption charge or held those units for at least 24 months, you will not have to pay a redemption charge on subsequently purchased units, provided they are purchased within 12 months of the redemption of the old units and the purchase price of the new units does not exceed the net proceeds received from the prior redemption.

Redemptions

      Once you have been an investor in any Charter Series partnership for more than six months, you are permitted to redeem any part of your investment, even if subsequent purchases have been held for less than six months. However, you will pay a redemption charge of 2% of the net asset value redeemed if your redeemed units were purchased within 12 months of the date of redemption, and 1% if purchased within 13 to 24 months of the date of redemption. You will not be subject to a redemption charge after you have owned your units for more than 24 months. Unless you are redeeming your entire interest in a partnership, redemptions may only be made in whole units, with a minimum of 100 units required for each redemption.

Exchange Right

      You may redeem units in any partnership after you have been an investor for six months and use the proceeds to purchase units in one or more of the other partnerships in the Charter Series at a price equal to 100% of the net asset value per unit, without incurring any redemption or other charge on the transaction.

Distributions

      The general partner currently does not intend to make any distribution of partnership profits.

Tax Considerations

      Even though the general partner currently does not intend to make distributions, your allocable share of the trading profits and other income of the partnerships in which you invest will be taxable to you.

      The trading activities of each partnership, in general, generate capital gains and losses and ordinary income. 40% of any trading profits on U.S. exchange-traded contracts and certain forward contracts on foreign currency are taxed as short-term capital gains at your ordinary income tax rate, while 60% of such gains are taxed at your long-term capital gains tax rate. We expect that each partnership’s trading gains from other contracts will be primarily short-term capital gains. This tax treatment applies regardless of how long you hold your units.

      You may deduct losses on units against capital gains income. You may deduct losses in excess of capital gains against ordinary income only to the extent of $3,000 per year. You may also have to pay tax on a partnership’s interest income even though you have lost money on your units.

RISK FACTORS

      This section includes all of the principal risks that you will face with an investment in the partnerships. Each risk factor applies equally to each partnership, except where specifically noted.

Trading and Performance Risks

      The partnerships’ trading is speculative and volatile. The rapid fluctuations in the market prices of futures, forwards, and options makes an investment in the partnerships volatile. Volatility is caused by changes in supply and demand relationships; weather; agricultural, trade, fiscal, monetary, and exchange control programs; domestic and foreign political and economic events and policies; and changes in interest rates. If a trading advisor incorrectly predicts the direction of prices, large losses may occur. As can be seen from the information in the performance capsules for the partnerships on pages 30 to 34; each partnership has experienced volatility in its performance on both a monthly and an annual basis.

      The partnerships’ trading is highly leveraged. The trading advisor for each partnership uses substantial leverage when trading, which could result in immediate and substantial losses. For example, if 10% of the face value of a contract is deposited as margin for that contract, a 10% decrease in the value of the contract would cause a total loss of the margin deposit. A decrease of more than 10% in the value of the contract would cause a loss greater than the amount of the margin deposit.

      The leverage employed by the partnerships in their trading can vary substantially from month to month and can be significantly higher or lower than the averages set forth below. As an example of the leverage employed by the partnerships, set forth below is the average of the underlying value of each partnership’s month-end positions for the period March 2004 through February 2005 for each of the partnerships, as compared to the average month-end net assets of the partnership during such period. While the leverage employed on a trade will accentuate the trading profit or loss on that trade, one partnership’s overall leverage as compared to another partnership’s overall leverage does not necessarily mean that it will be more volatile than the other partnership. This can be seen by a review of the monthly rates of return for the partnerships on pages 150 to 156.

Charter Graham	12.7 times net assets
Charter Millburn	7.6 times net assets
Charter MSFCM	7.0 times net assets
Charter Campbell	7.6 times net assets

      Options trading can be more volatile than futures trading. Each partnership may trade options on futures. Although successful options trading requires many of the same skills as successful futures trading, the risks are different. Successful options trading requires a trader to accurately assess near-term market volatility because that volatility is immediately reflected in the price of outstanding options. Correct assessment of market volatility can therefore be of much greater significance in trading options than it is in many long-term futures strategies where volatility does not have as great an effect on the price of a futures contract. During the period March 2004 through February 2005, none of the partnerships engaged in any significant options trading. You should be aware, however, that in the future the partnerships may engage in significant options trading, the level of which could vary significantly.

      You should not rely on the past performance of a partnership in deciding to purchase units. Since the future performance of a partnership is unpredictable, each partnership’s past performance is not necessarily indicative of future results.

      Charter Campbell has a limited operating history. Charter Campbell commenced trading operations in October 2002, and therefore has a limited performance history.

      Market illiquidity may cause less favorable trade prices. Although the trading advisor for each partnership generally will purchase and sell actively traded contracts where last trade price information and quoted prices are readily available, the prices at which a sale or purchase occur may differ from the prices expected because there may be a delay between receiving a quote and executing a trade, particularly in circumstances where a market has limited trading volume and prices are often quoted for relatively limited quantities. In addition, most U.S. futures exchanges have established “daily price fluctuation limits” which preclude the execution of trades at prices outside of the limit, and, from time to time, the CFTC or the exchanges may suspend trading in market disruption circumstances. In these cases it is possible that a partnership could be required to maintain a losing position that it otherwise would execute and incur significant losses or be unable to establish a position and miss a profit opportunity.

      Trading on foreign exchanges presents greater risks to each partnership than trading on U.S. exchanges.

• Each partnership trades on exchanges located outside the U.S. Trading on U.S. exchanges is subject to CFTC regulation and oversight, including, for example, minimum capital requirements for commodity brokers, regulation of trading practices on the exchanges, prohibitions against trading ahead of customer orders, prohibitions against filling orders off exchanges, prescribed risk disclosure statements, testing and licensing of industry sales personnel and other industry professionals, and recordkeeping requirements. Trading on foreign exchanges is not regulated by the CFTC or any other U.S. governmental agency or instrumentality and may be subject to regulations that are different from those to which U.S. exchange trading is subject, provide less protection to investors than trading on U.S. exchanges, and may be less vigorously enforced than regulations in the U.S.

• Positions on foreign exchanges also are subject to the risk of exchange controls, expropriation, excessive taxation or government disruptions.

• A partnership could incur losses when determining the value of its foreign positions in U.S. dollars because of fluctuations in exchange rates.

      Each partnership must deposit margin with respect to the partnership’s futures and options contracts on both U.S. exchanges and on foreign exchanges and must deposit margin with respect to its foreign currency forward contracts to assure the partnership’s performance on those contracts. Set forth below for each partnership is the average percentage of month-end margin requirements for the period March 2004 through February 2005, for each partnership, that relate to futures and options contracts on foreign exchanges as compared to the partnership’s total average month-end margin requirements. This information will provide you with a sense of the magnitude of each partnership’s trading on foreign exchanges, and, therefore, the relevance of the risks described in the prior paragraph to each partnership. You should be aware, however, that the percentage of each partnership’s margin requirements that relate to positions on foreign exchanges varies from month to month and can be significantly higher or lower than the percentages set forth below.

%
Charter Graham	50.0
Charter Millburn	34.7
Charter MSFCM	36.8
Charter Campbell	37.0

      The unregulated nature of the forward markets creates counterparty risks that do not exist in futures trading on exchanges. Unlike futures contracts, forwards contracts are entered into between private parties off an exchange and are not regulated by the CFTC or by any other U.S. government agency. Because forwards contracts are not traded on an exchange, the performance of those contracts is not guaranteed by an exchange or its clearinghouse and the partnership is at risk to the ability of the counterparty to the trade to perform on the forwards contract. Because trading in the forwards markets is not regulated, there are no specific standards or regulatory supervision of trade pricing and other trading activities that occur in those markets. Because the partnerships trade forwards contracts in foreign currency with Morgan Stanley & Co., they are at risk to the creditworthiness and trading practices of Morgan Stanley & Co. as the counterparty to the trades.

      As the counterparty to all of the partnerships’ foreign currency forwards contracts, Morgan Stanley & Co. requires the partnerships to make margin deposits to assure the partnerships’ performance on those contracts. Set forth below for each partnership is the average percentage of month-end total margin requirements for the period March 2004 through February 2005, for each partnership, that relate to forwards contracts as compared to the partnership’s total average month-end margin requirements. This information will provide you with a sense of the magnitude of each partnership’s trading in the forwards contracts markets as compared to its trading of futures and options contracts on regulated exchanges, and, therefore, the relevance of the risks described in the prior paragraphs to each partnership. You should be aware that the percentage of each partnership’s margin requirements that relate to forwards contracts varies from month to month and can be significantly higher or lower than the percentages set forth below.

%
Charter Graham	3.3
Charter Millburn	35.4
Charter MSFCM	31.6
Charter Campbell	49.4

      The partnerships are subject to speculative position limits. The CFTC and U.S. futures exchanges have established speculative position limits on the maximum number of futures and options positions that may be held or controlled by any one person or group. Therefore, a trading advisor may have to reduce the size of its futures position in order to avoid exceeding position limits, which could adversely affect the profitability of a partnership.

      The partnerships could lose assets and have their trading disrupted if a commodity broker or others become bankrupt. The partnerships’ assets could be lost or impounded and trading suspended if a commodity broker, an exchange or a clearinghouse becomes insolvent or involved in lengthy bankruptcy proceedings.

Partnership and Offering Risks

      Each partnership incurs substantial charges. Each partnership incurs substantial charges and must earn significant trading profits just to pay those expenses. We estimate the percentage of partnership net assets that must be earned each year in order for each partnership to break even without accounting for a redemption charge to be:

%
Charter Graham	5.80
Charter Millburn	5.80
Charter MSFCM	5.80
Charter Campbell	6.45

      For actual past performance results relating to each partnership, including when a partnership did not break even, see each partnership’s performance capsule on pages 30 to 34.

      Incentive fees may be paid by a partnership even though the partnership sustains trading losses. Each partnership pays its trading advisor an incentive fee based upon partnership trading profits. These trading profits include unrealized appreciation on open positions. Accordingly, it is possible that a partnership will pay an incentive fee on trading profits that do not become realized. Also, each trading advisor will retain all incentive fees paid to it, even if the partnership managed by the trading advisor incurs a subsequent loss after payment of an incentive fee. Because incentive fees are paid monthly for each partnership (except Charter MSFCM, which pays a quarterly incentive fee), it is possible that an incentive fee may be paid to a trading advisor during a year in which the partnership suffers a loss for the year. Because each trading advisor for a partnership receives an incentive fee based on the trading profits earned by the partnership, the trading advisor may have an incentive to make investments that are riskier than would be the case in the absence of such an incentive fee.

      Restricted investment liquidity in the units. There is no secondary market for units and you are not permitted to redeem your units until you have been an investor in the Charter Series of partnerships for at least six months. After the initial six-month period, you may redeem your units at any month-end, but you may have to pay a redemption charge if you redeem units during the first twenty-four months after they were purchased. Your right to receive payment on a redemption is not absolute and is dependent upon the partnership having sufficient assets to pay its liabilities on the redemption date, and the general partner receiving your request for redemption no later than 3:00 p.m., New York City time, on the date of the applicable monthly closing.

      The general partner will not permit a transfer or assignment of units unless it is satisfied that the transfer or assignment would not be in violation of Delaware law or applicable federal, state, or foreign securities laws and notwithstanding any transfer or assignment, the partnership will continue to be classified as a partnership rather than as an association taxable as a corporation under the Internal Revenue Code of 1986, as amended. No transfer or assignment of units will be effective or recognized by a partnership if the transfer or assignment would result in the termination of that partnership for federal income tax purposes. Any attempt to transfer or assign units in violation of the limited partnership agreement will be ineffective.

      Each partnership’s structure has conflicts of interest.

      • The general partner, each commodity broker, and the trading advisor for Charter MSFCM are affiliates. As a result, the fees and other compensation received by those parties and other terms relating to the operation of the partnerships and the sale of the units have not been independently negotiated. In addition, the management fee paid by Charter MSFCM to its trading advisor and the terms of its management agreement have not been independently negotiated.

      • Employees of Morgan Stanley DW receive a portion of the brokerage fees paid by the partnerships. Therefore, those employees have a conflict of interest in advising you in the purchase or redemption of units.

      • The trading advisors, commodity brokers, and general partner may trade futures, forwards, and options for their own accounts, and thus they may compete with a partnership for positions. Also, the other commodity pools managed by the general partner and the trading advisors compete with the partnerships for positions. These conflicts can result in less favorable prices on the partnerships’ transactions.

      An investment in units may not diversify an overall portfolio. Because futures, forwards, and options have historically performed independently of traditional investments, the general partner believes that managed futures funds like the partnerships can diversify a portfolio of stocks and bonds. However, the general partner cannot assure you that any of the partnerships will perform with a significant degree of non-correlation to your other investments in the future. Information showing the monthly correlation comparison of each partnership, or, in the case of Charter Campbell, the past performance of the program used by Campbell, as adjusted to reflect the leverage employed and the fees payable to Charter Campbell, to the S&P 500 Index and to the Citigroup Corporate Bond Index is provided on pages 125 and 127.

      The limited portfolios employed by Charter Campbell and Charter MSFCM may result in increased volatility. The trading advisor to Charter Campbell and the trading advisor to Charter MSFCM each trade a limited portfolio of financial, metal and energy futures, forwards, and options markets. Trading a limited portfolio may result in a partnership experiencing greater performance volatility and greater risk of loss than would be experienced by a more diversified portfolio.

      The partnerships are not registered investment companies. The partnerships are not required to register as investment companies under the Investment Company Act of 1940, as amended. Accordingly, you will not have the protections afforded by the Investment Company Act of 1940 (which, among other matters, requires investment companies to have a majority of disinterested directors and regulates the relationship between the adviser and the investment company).

Trading Advisor Risks

      Reliance on the trading advisor to trade successfully. The trading advisor for each partnership is responsible for making all trading decisions for the partnership. The general partner cannot assure you that the trading program employed by a trading advisor will be successful.

      Market factors may adversely influence the trading programs. Often, the most unprofitable market conditions for the partnerships are those in which prices “whipsaw,” moving quickly upward, then reversing, then moving upward again, then reversing again. In these conditions, the trading advisors may establish positions based on incorrectly identifying both the brief upward or downward price movements as trends when in fact no trends sufficient to generate profits develop.

      Single-advisor funds lack the diversity of multi-advisor funds. The partnerships are each managed by a single trading advisor. Therefore, the partnerships lack the potential benefit of trading advisor diversification available in funds that are managed by more than one trading advisor.

      Increasing the assets managed by a trading advisor may adversely affect performance. The rates of return achieved by trading advisors may diminish as the assets under their management increase. This can occur for many reasons, including the inability of the trading advisor to execute larger position sizes at desired prices and because of the need to adjust the trading advisor’s trading program to avoid exceeding speculative position limits. These are limits established by the CFTC and the exchanges on the number of speculative futures and options contracts in a commodity that one trader may own or control. You should know that the trading advisors have not agreed to limit the amount of additional assets that they will manage, and that two of the partnership’s trading advisors have recently experienced a significant increase in assets under management. The assets under management for Graham, the trading advisor for Charter Graham, have increased from approximately $3 billion on February 29, 2004 to approximately $5.8 billion on February 28, 2005. Similarly, the assets under management for Campbell, the trading advisor for Charter Campbell have increased from approximately $7.8 billion on February 29, 2004 to approximately $9.3 billion on February 28, 2005.

      Charter Graham’s use of an increased rate of leverage could affect future performance. The general partner and the trading advisor for Charter Graham have agreed that the trading advisor will leverage the funds of Charter Graham at 1.5 times the leverage the trading advisor normally applies to its Global Diversified Program and its K4 Program. This increased leverage could, depending on the trading advisor’s performance, result in increased gain or loss and trading volatility, as compared to other accounts employing the trading advisor’s Global Diversified Program at standard leverage and K4 Program at standard leverage.

      Limited partners will not be aware of changes to trading programs. Because of the proprietary nature of each trading advisor’s trading programs, limited partners generally will not be advised if adjustments are made to a trading advisor’s trading program in order to accommodate additional assets under management or for any other reason.

      Limited term of management agreements may limit access to a trading advisor. When the management agreement with a trading advisor expires, the general partner may not be able to enter into arrangements with that trading advisor or another trading advisor on terms substantially similar to the management agreements described in this prospectus. The management agreements with Charter Graham, Charter Millburn, and Charter MSFCM had an initial term ending on December 31, 2004 and the management agreement with Charter Campbell has an initial term ending on August 31, 2005. At the end of its initial term, each management agreement renews annually unless terminated by the general partner or the trading advisor.

      The quarterly incentive fee paid by Charter MSFCM can create certain distortions regarding the share of the incentive fee borne by each investor. Charter MSFCM pays its trading advisor a quarterly incentive fee. If the partnership has new trading profits as of the end of a month that is not the end of a quarter, the net asset value of each unit will be reduced by the amount of an accrued (but not paid) incentive fee. If new units are issued at that month-end, the net asset value of the new units will reflect the accrued incentive fee. If an investor redeems units at the end of a month when there is an accrued incentive fee, the value of the units redeemed will reflect (be reduced by) the amount of the accrued incentive fee and the fee with respect to those units will be paid to the trading advisor, even if the partnership subsequently experiences a trading loss during the remainder of the quarter. If the partnership subsequently experiences a trading loss during the remainder of the calendar quarter, any accrued incentive fee would be reversed with respect to the remaining units, thereby causing an increase in the net asset value per unit. Because all units have the same net asset value, any reversal of an incentive fee accrual would be spread over all outstanding units, including units issued after the profits resulting in the accrued incentive fee, thereby diluting the “benefit” of the accrual reversal.

Taxation Risks

      Even though the partnerships do not intend to make distributions, you will be liable for taxes on your share of any trading profits and any other income of the partnerships in which you have invested. For U.S. federal income tax purposes, if a partnership in which you own units has taxable income for a year, that income will be taxable to you in accordance with your allocable share of income from the partnership, whether or not any amounts have been distributed to you. The general partner presently does not intend to make distributions from the partnerships. Accordingly, it is anticipated that you will incur tax liabilities as a result of being allocated taxable income from a partnership even though you will not receive current cash distributions with which to pay the taxes.

      The partnerships’ tax returns could be audited. The IRS could audit a partnership’s tax return. If an audit results in an adjustment to a partnership’s tax return, you could be required to file an amended tax return.

      A portion of the profits on each partnership’s trading activities will cause you to recognize short-term capital gain. Profits on futures contracts traded on regulated U.S. and some foreign exchanges, certain foreign currency contracts traded in the interbank market, and U.S. and some foreign exchange-traded options on commodities are generally treated as short-term capital gain to the extent of 40% of the gain and currently taxed at a maximum marginal tax rate of 35%. A partnership’s trading gains from open contracts are expected to be primarily short-term capital gains. Losses on units may generally be deducted against capital gains. However, capital losses in excess of capital gains may only be deducted against ordinary income to the extent of $3,000 per year. Consequently, you could pay tax on a partnership’s interest income even though you have lost money on your units.

CONFLICTS OF INTEREST

      While the general partner, the commodity brokers and the trading advisor for Charter MSFCM, and their affiliates, will seek to avoid conflicts of interest to the extent feasible and to resolve all conflicts that may arise equitably and in a manner consistent with their responsibilities to the partnerships, no specific policies regarding conflicts of interest have been or are intended to be adopted by the general partner or the partnerships. The following are actual and potential conflicts of interest that do and may continue to exist with respect to the partnerships.

The brokerage arrangements with affiliates of the general partner were not negotiated at arm’s-length or reviewed by any independent party for fairness.

      The general partner and each commodity broker are wholly-owned subsidiaries of Morgan Stanley. The non-clearing commodity broker for each partnership receives a monthly brokerage fee from each partnership. The clearing commodity broker will receive a portion of the monthly brokerage fee payable to the non-clearing commodity broker for effecting transactions for the partnerships. Morgan Stanley International will serve as the clearing commodity broker for each partnership’s trades on the London Metal Exchange; however, Morgan Stanley International’s fees will be paid by Morgan Stanley & Co. and not by the partnerships. Because the general partner is an affiliate of each commodity broker, the flat-rate brokerage fees charged to each partnership have not been negotiated at arm’s-length. Moreover, the general partner has a conflict of interest in managing the partnerships for your benefit, obtaining favorable brokerage fees for the non-clearing commodity broker and retaining the commodity brokers. In addition, the brokerage fees generated by the partnerships are used by the non-clearing commodity broker as a factor in determining the salaries and bonuses of the non-clearing commodity broker’s employees who are also officers and directors of the general partner. Customers of the non-clearing commodity broker who maintain commodity trading accounts of over $1,000,000 pay commissions at negotiated rates that may be less than the rate paid by each partnership.

      The general partner has a disincentive to replace the commodity brokers.

      The general partner has a disincentive to replace the commodity brokers because they are affiliates of the general partner and receive compensation for serving as the partnerships’ commodity broker. In connection with this conflict of interest, you should understand that the non-clearing commodity broker receives a monthly flat-rate brokerage fee from each partnership for serving as the partnership’s non-clearing commodity broker. From its brokerage fee, the non-clearing commodity broker pays or reimburses each partnership for the transaction fees and costs charged by the partnerships’ clearing commodity brokers. Also, the clearing commodity broker, as the counterparty on each partnerships’ foreign currency forward trades, will attempt to earn a mark-up, spread, or other profit on each foreign currency forward contract trade which is separate from the flat-rate brokerage fees paid by the partnership to the non-clearing commodity broker.

      While each partnership has the right to seek lower commission rates from other commodity brokers at any time, the general partner believes that the customer agreements and other arrangements between each partnership and the commodity brokers are fair, reasonable, and competitive, and represent the best price and services available, considering the following factors: the non-clearing commodity broker pays the expenses of organizing the partnerships, offering the units, and the partnerships’ ordinary administrative expenses. None of these expenses would ordinarily be paid by an independent commodity broker, and these expenses would otherwise have to be borne by the partnerships. Further, the general partner provides ongoing services to the partnerships, including administering the redemption and exchanges of units, and the general partner has financial obligations as the general partner of the partnerships. The general partner is not reimbursed or otherwise compensated by the partnerships for these services or obligations.

      The general partner reviews the brokerage and foreign currency forward counterparty arrangements annually to ensure that they are fair, reasonable and competitive, and that they represent the best price and services available, taking into consideration, among other factors, the size and trading activity of each partnership, the services provided, and the costs, expenses, and risk borne, by the commodity brokers and the general partner.

The terms of this offering were not subject to independent due diligence.

      The partnerships, the commodity broker, the trading advisor for Charter MSFCM, and the general partner are represented by a single counsel. Therefore, the terms of this offering relating to those parties were not negotiated at arm’s-length. In addition, no independent due diligence has been conducted with respect to this offering.

Employees of the non-clearing commodity broker are compensated based upon your investment and redemption decisions.

      The non-clearing commodity broker pays a significant portion of the brokerage fees it receives from each partnership to its employees for providing continuing assistance to limited partners. Therefore, because the non-clearing commodity broker’s employees are directly compensated based on your decision to purchase and retain units in a partnership, they have a conflict of interest when advising you to purchase or redeem units in a partnership.

The selection of a trading advisor may benefit the non-clearing commodity broker.

      The general partner is responsible for selecting and replacing, if necessary, each trading advisor. However, since selecting trading advisors who engage in a high volume of trades will increase the non-clearing commodity broker’s costs, without necessarily increasing revenue, the general partner has an incentive to select trading advisors who trade less frequently.

The general partner has a disincentive to replace the trading advisor for Charter MSFCM because it is an affiliate of the general partner.

      The trading advisor for Charter MSFCM receives a monthly management fee and a possible quarterly incentive fee. Because the general partner and the trading advisor for Charter MSFCM are both wholly-owned subsidiaries of Morgan Stanley, they are affiliates and, as such, the terms of the management agreement, including the management and incentive fees, have not been negotiated at arm’s-length. Further, the general partner has a disincentive to remove and replace the trading advisor for Charter MSFCM.

Affiliates of the general partner, the trading advisors, and the commodity brokers may trade for their own accounts in competition with the partnerships.

      The general partner does not trade futures, forwards, and options for its own account, but officers, directors, and employees of the general partner, the commodity brokers, and the trading advisors and their affiliates, principals, officers, directors, and employees, may trade futures, forwards, and options for their own proprietary accounts. Their trading records will not be available to you. As a result, you will not be able to compare the performance of their trading to the performance of the partnerships.

      The clearing commodity brokers are large futures commission merchants, handling substantial customer business in physical commodities and futures, forwards, and options. Thus, the clearing commodity brokers may effect transactions for the account of a partnership in which the other parties to such transactions are employees or affiliates of the general partner, a trading advisor, the clearing commodity brokers, or customers or correspondents of the clearing commodity brokers. These persons might also compete with a partnership in bidding on purchases or sales of futures, forwards, and options without knowing that the partnership is also bidding. It is possible that transactions for these other persons might be effected when similar trades for one or more partnerships are not executed or are executed at less favorable prices.

The trading advisors manage other accounts that will compete with the partnerships.

• Each trading advisor manages other accounts trading futures, forwards, and options, in addition to the partnership’s accounts. Each trading advisor must aggregate futures and options positions in other accounts managed by it with futures and options positions in the applicable partnership’s account for speculative position limit purposes. This may require a trading advisor to liquidate or modify positions for all of its accounts, which could adversely affect the partnership’s performance.

• Each trading advisor currently manages accounts that pay fees higher than the fees paid by the partnerships. A trading advisor will have a conflict of interest in rendering advice to a partnership because the compensation it receives for managing another account exceeds the compensation it receives for managing the partnership’s account.

• If a trading advisor makes trading decisions for other accounts and a partnership’s account at or about the same time, the partnership may be competing with those other accounts for the same or similar positions.

• The trading advisors’ records for these other accounts will not be made available to you. As a result, you will not be able to compare the performance of these accounts to the performance of the partnerships.

The lack of distributions increases the fees paid to affiliates of the general partner.

      The general partner is responsible for determining whether and when to distribute trading profits earned by a partnership. Since the general partner currently does not intend to distribute trading profits, the non-clearing commodity broker will receive increased brokerage fees, because these fees are based upon the net asset value of a partnership, and net asset value will increase by retaining a partnership’s trading profits.

Customer agreements with the commodity brokers permit actions which could result in losses or lost profit opportunity.

      Under each customer agreement for a partnership, all funds, futures, forwards, options, and securities positions, and credits carried for the partnership, are held as security for its obligations to the commodity broker; the margins necessary to initiate or maintain open positions will be established by the commodity broker from time to time; and the commodity broker may close out positions, purchase futures, forwards, and options, or cancel orders at any time it deems necessary for its protection, without the consent of the partnership. For example, a commodity broker may determine to take any of these actions if prices in the futures markets are moving rapidly against a partnership’s positions and the commodity broker is concerned that potential losses could exceed the partnership’s assets such that the commodity broker would be left to incur the loss. While not a likely occurrence, it is possible for the trading advisors to believe that market conditions will change and that existing positions or trades they wish to make would be profitable, such that the actions of the commodity broker preclude the partnership from engaging in profitable transactions or avoiding losses.

      Each commodity broker or the general partner, or the investors in each partnership by majority vote, may terminate the brokerage relationship upon prior written notice.

FIDUCIARY RESPONSIBILITY AND LIABILITY

      You should be aware that the general partner has a fiduciary duty under the limited partnership agreements and the Delaware Revised Uniform Limited Partnership Act to exercise good faith and fairness in all dealings affecting the partnerships. The limited partnership agreements do not permit the general partner to limit, by any means, the fiduciary duty it owes to investors. In the event that you believe the general partner has violated its responsibilities, you may seek legal relief under the Partnership Act, the Commodity Exchange Act, as amended, applicable federal and state securities laws, and other applicable laws. Each trading advisor also has a fiduciary duty under applicable law to the partnership it advises.

      The limited partnership agreements, the customer agreements, and the selling agreement generally provide that the general partner, the commodity brokers, Morgan Stanley DW (as selling agent), any other firm selling units, and their affiliates shall not be liable to a partnership or its investors for any act or omission by or on behalf of the partnership which the general partner, the commodity brokers, Morgan Stanley DW (as selling agent), or any additional seller, as applicable, determines in good faith to be in the best interests of the partnership, unless the act or omission constituted misconduct or negligence.

      Under the limited partnership agreements, the customer agreements, and the selling agreement, each partnership has generally agreed to indemnify and defend the general partner, the commodity brokers, Morgan Stanley DW (as selling agent), and any additional seller, and their affiliates, against any loss, liability, damage, cost, or expense (including attorneys’ and accountants’ fees and expenses) they incur which arise from acts or omissions undertaken by or on behalf of the partnership, including claims by investors. These indemnities apply where the general partner, the commodity brokers, Morgan Stanley DW (as selling agent), any additional seller, or their affiliates, as applicable, has determined, in good faith, that the act or omission was in the best interests of the partnership, and the act or omission was not the result of misconduct or negligence. Payment of any indemnity by a partnership would reduce the net assets of that partnership. The partnerships do not carry liability insurance covering such potential losses or indemnification exposure.

      No indemnification of the general partner, the commodity brokers, Morgan Stanley DW (as selling agent), any additional seller, or their affiliates by a partnership is permitted for losses, liabilities, or expenses arising out of alleged violations of federal or state securities laws unless a court has found in favor of the indemnitee on the merits of the claim, or a court has dismissed the claim with prejudice on the merits, or a court has approved a settlement on the claim and found that the indemnification should be made by the partnership. Where court approval for indemnification is sought, the person claiming indemnification must advise the court of the views on indemnification of the SEC and the relevant state securities administrators. It is the opinion of the SEC that indemnification for liabilities arising under the Securities Act of 1933, as amended, for directors, officers or controlling persons of a partnership or the general partner is against public policy and is therefore unenforceable. The CFTC has issued a statement of policy relating to indemnification of officers and directors of a futures commission merchant, such as the commodity brokers, and its controlling persons under which the CFTC has taken the position that whether such an indemnification is consistent with the policies expressed in the Commodity Exchange Act will be determined by the CFTC on a case-by-case basis.

      Each management agreement generally provides that trading advisor affiliates will not be liable to the partnership or the general partner or their partners, officers, shareholders, directors, or controlling persons. However, the trading advisor is liable for acts or omissions of the trading advisor or its affiliates if the act or omission constitutes a breach of the management agreement or a representation, warranty or covenant in the management agreement, constitutes misconduct or negligence, or is the result of such persons not having acted in good faith and in the reasonable belief that such actions or omissions were in, or not opposed to, the best interests of the partnership. Each partnership has agreed to indemnify and defend its trading advisor and the trading advisor’s affiliates against any loss, claim, damage, liability, cost, and expense resulting from a demand, claim, lawsuit, action, or proceeding (other than those incurred as a result of claims brought by or in the right of the indemnified party), relating to the trading activities of the partnership, if a court finds, or independent counsel renders an opinion, that the action or inaction giving rise to the claim did not constitute negligence, misconduct or a breach of the management agreement or a representation, warranty or covenant of the trading advisor in that agreement, and was done in good faith and in a manner the indemnified party reasonably believed to be in, or not opposed to, the best interests of the partnership.

      Each partnership will also indemnify its trading advisor and its affiliates against any loss, claim, damage, liability, cost, and expense, arising under certain federal securities laws, the Commodity Exchange Act, or the securities or Blue Sky law of any jurisdiction, in respect of the offer or sale of units. This indemnification will be made for liabilities resulting from a breach of any representation, warranty or agreement in the management agreement relating to the offering, or an actual or alleged misleading or untrue statement of a material fact, or an actual or alleged omission of a material fact, made in the registration statement, prospectus, or related selling material, so long as the statement or omission does not relate to the trading advisor or its principals, was not made in reliance upon, and in conformity with, information or instructions furnished by the trading advisor, or does not result from a breach by the trading advisor of any representation, warranty or agreement relating to the offering.

      The foregoing involves a rapidly developing and changing area of the law. If you have questions concerning the duties of the partnerships, the general partner, the commodity brokers, the selling agent, any additional seller, or the trading advisors, you should consult with your attorney.

DESCRIPTION OF CHARGES
Charges to Each Partnership

      Each partnership is subject to substantial charges, all of which are described below. Except for Charter Campbell’s management fee and Charter MSFCM’s incentive fee, the charges described below are the same for each partnership, and represent all of the fees and compensation payable by the partnerships to the trading advisors and Morgan Stanley DW. The charges actually incurred by each partnership are set forth in their statements of operations, which can be found on pages F-7 to F-10 of the prospectus, for the periods covered by those statements.

Entity	Form of Compensation	Amount of Compensation
The trading advisor	Monthly management fee.	1/12 of 2% (1/12 of 2.65% in the case of Charter Campbell) of the partnership’s net assets.
	Monthly (quarterly in the case of Charter MSFCM) incentive fee.	20% of the trading profits experienced by the partnership.
The Commodity Brokers	Monthly brokerage fee to Morgan Stanley DW.	1/12 of 6.25% of the partnership’s net assets.
On or about July 1, 2005, the general partner expects brokerage fees will be reduced from a 6.25% annual rate to a 6.00% annual rate.
	Financial benefit to Morgan Stanley DW from interest earned on the partnership’s assets in excess of the interest paid to the partnership and from compensating balance treatment in connection with its designation of a bank or banks in which the partnership’s assets are deposited.	The compensating balance and excess net interest benefit to Morgan Stanley DW is estimated at less than 2% of the partnership’s annual average month-end net assets. The aggregate of the brokerage fee payable by the partnership and net excess interest and compensating balance benefits to Morgan Stanley DW (after crediting the partnership with interest) will not exceed 14% annually of the partnership’s average month-end net assets during a calendar year.
	Morgan Stanley & Co. generally will earn a spread, markup, or other profit on the foreign currency forward contract trades it executes with the partnerships.	Bid/ask spreads to Morgan Stanley & Co. on foreign currency forward trades.

Trading Advisors

      Each partnership pays its trading advisor a monthly management fee, whether or not the partnership is profitable. In addition, each partnership pays its trading advisor an incentive fee if trading profits are earned on the net assets.

      Monthly management fee. Each partnership pays its trading advisor a monthly management fee equal to 1/12 of 2% (a 2% annual rate) or, in the case of Charter Campbell, a monthly management fee equal to 1/12 of 2.65% (a 2.65% annual rate), of the partnership’s net assets as of the first day of each month, whether or not the partnership is profitable. The monthly management fee compensates the trading advisor for the services performed in connection with the net assets under management.

      Following is an example of the management fee payable by a partnership. If the net assets of Charter Graham equaled $100,000,000 as of the first day of each month during the fiscal year, the trading advisor would receive an aggregate monthly management fee for the year of $2,000,000 (1/12 of 2% of $100,000,000 per month, or $166,667 times 12).

      Incentive fee. Each partnership pays its trading advisor an incentive fee equal to 20% of trading profits experienced by the partnership as of the end of each calendar month, in the case of Charter Graham, Charter Millburn, and Charter Campbell, or calendar quarter, in the case of Charter MSFCM. Trading profits means the net futures, forwards, and options profits (realized and unrealized) earned on a partnership’s net assets, decreased by monthly management fees and brokerage fees, with such trading profits and items of decrease determined from the end of the last period in which an incentive fee was earned by the trading advisor or, if no incentive fee has been earned previously by the trading advisor, from the date that the partnership commenced trading to the end of the period as of which the income fee calculation is being made. Extraordinary expenses of the partnership, if any, are not deducted in determining trading profits. An extraordinary expense would result from an event that is both unusual in nature and infrequent in occurrence, such as litigation. No incentive fee is paid on interest earned by a partnership.

      In the case of Charter MSFCM, whose trading advisor is eligible to receive a quarterly incentive fee, any accrued incentive fees with respect to units of Charter MSFCM that are redeemed during a quarter will be deducted and paid to the trading advisor at the time of redemption, even though it may not qualify for an incentive fee at the end of that quarter. The quarterly incentive fee paid by Charter MSFCM can create certain distortions regarding the share of the incentive fee borne by each investor. See “Risk Factors—Trading Advisor Risks—The quarterly incentive fee paid by Charter MSFCM can create certain distortions regarding the share of the incentive fee borne by each investor” on page 14.

      If incentive fees are paid to a trading advisor and the partnership fails to earn trading profits for any subsequent period, the trading advisor will retain the incentive fees previously paid. However, no subsequent incentive fees will be paid to the trading advisor until the partnership has again earned trading profits. If the partnership’s net assets are reduced or increased because of redemptions or additions that occur at the end of or subsequent to an incentive period in which the trading advisor experiences a trading loss, the trading loss which must be recovered will be adjusted pro rata.

      Following is an example of the incentive fee payable by a partnership. If the trading advisor for Charter Graham earns trading profits of $1,000,000 for the period ended December 31, 2005, the trading advisor will receive an incentive fee of $200,000 for that period (20% of $1,000,000). If, however, the trading advisor experiences realized and/or unrealized trading losses, or fees offset trading profits, so as to result in a $250,000 loss for the period ended January 31, 2006, an incentive fee will not be paid to the trading advisor for that period. In order for the trading advisor to earn an incentive fee in the following period ending February 28, 2006, the trading advisor will have to earn trading profits exceeding $250,000 for that period since the incentive fee is payable based upon trading profits measured from the last period for which an incentive fee was paid (i.e., December 31), and not from the immediately preceding period. The foregoing example assumes no redemptions or additional purchases of units during the periods in question, which would require adjustments as described above.

Commodity Brokers

      Brokerage fees. Commodity brokerage fees for futures, forwards, and options trades are typically paid on the completion or liquidation of a trade and are referred to as “roundturn commissions,” which cover both the initial purchase (or sale) of a futures interest and the subsequent offsetting sale (or purchase). However, pursuant to the customer agreements with the commodity brokers, the partnerships pay a monthly flat-rate brokerage fee based on their net assets as of the first day of each month, at the rate of 1/12 of 6.25% (a 6.25% annual rate), irrespective of the number of trades executed on a partnership’s behalf. On or about July 1, 2005, we expect brokerage fees will be reduced from a 6.25% annual rate to a 6.00% annual rate.

      Following is an example of the brokerage fee payable by a partnership. If the net assets of a partnership equaled $100,000,000 as of the first day of each month during the fiscal year, Morgan Stanley DW would receive an aggregate monthly brokerage fee for the year of $6,250,000 (1/12 of 6.25% of $100,000,000 per month, or $520,833 times 12).

      From the flat-rate brokerage fees received from the partnerships, the non-clearing commodity broker pays or reimburses the partnerships for all fees and costs charged or incurred by the clearing commodity broker(s) for executing trades on behalf of the partnerships, including floor brokerage fees, exchange fees, clearinghouse fees, National Futures Association fees, “give up” fees, any taxes (other than income taxes), any third party clearing costs incurred by the clearing commodity broker(s), and costs associated with taking delivery of futures, forwards, and options contracts.

      The non-clearing commodity broker also pays, from the brokerage fees it receives, the ordinary administrative expenses of each partnership, and the continuing offering expenses of each partnership. Ordinary administrative expenses include legal, accounting and auditing expenses, printing and mailing expenses, and filing fees incurred in preparing reports, notices and tax information to limited partners and regulatory bodies. The continuing offering expenses of each partnership include legal, accounting and auditing fees, printing costs, filing fees, escrow fees, marketing costs, which include costs relating to sales seminars and the preparation of customer sales kits and brochures, and other related fees and expenses.

      While each partnership pays a flat-rate brokerage fee, rather than “roundturn commissions” on each trade, it is estimated, based upon each trading advisor’s historical trading, that such flat-rate brokerage fee would approximate roundturn commissions ranging as follows:

$40-$50 for Charter Graham
$35-$45 for Charter Millburn
$55-$65 for Charter MSFCM
$80-$90 for Charter Campbell

      You should note that the approximate roundturn commissions set forth above include administrative, offering, and other expenses, for which the non-clearing commodity broker is responsible, but are typically paid separately from roundturn commissions. The foregoing estimates are based on past results and may vary in the future.

      Financial Benefits. Each partnership deposits all of its assets with the commodity brokers in connection with the partnership’s futures, forwards, and options trading. The non-clearing commodity broker then pays each partnership the rate that the non-clearing commodity broker earns on its U.S. Treasury bill investments with all customer segregated funds, as if 100% of the partnership’s average net assets deposited with the non-clearing commodity broker for the month were invested at that rate. In addition, the non-clearing commodity broker will credit each partnership with 100% of the interest income the non-clearing commodity broker receives from the clearing commodity brokers with respect to such partnership’s assets deposited as margin with the clearing commodity brokers. It is estimated that approximately 80% of each partnership’s average daily funds maintained in trading accounts will be on deposit with the non-clearing commodity broker, and that approximately 20% of each partnership’s average daily funds maintained in trading accounts will be on deposit with the clearing commodity brokers.

      The commodity brokers, as permitted under CFTC regulations, invest a portion of the partnerships’ funds in CFTC-specified securities and other instruments and retain any interest earned on those investments. Instead of investing these funds, the non-clearing commodity broker may choose to deposit the funds in non-interest-bearing bank accounts at various banks, in exchange for which the banks offer the non-clearing commodity broker’s affiliates advantageous interest rates on loans up to the amount of the deposits. This is known as compensating balance treatment. The benefit to the non-clearing commodity broker and its affiliates from this compensating balance treatment is the difference between the lending rate they would have received without the deposits and the rate they receive by reason of the deposits. The benefit to the non-clearing commodity broker from this compensating balance arrangement and the investment of the partnerships’ funds will vary depending upon market conditions. The approximate benefit to the non-clearing commodity broker for each partnership is set forth in the “Description of Charges—Charges to Each Partnership” table on page 20. For more information regarding the non-clearing commodity broker’s interest crediting arrangements with the partnerships and the investment of customer funds by the commodity brokers, see “Use of Proceeds—Interest Credits” beginning on page 25. Solely in the case of Charter MSFCM, if any of that partnership’s assets are invested in securities approved by the CFTC for investment of customer funds, the interest earned on such securities will be paid to that partnership.

      Morgan Stanley & Co. is a dealer and market maker in the over-the-counter foreign exchange market. In the ordinary course of its business as a dealer, Morgan Stanley & Co. prices currency transactions, including those that may be executed with each partnership, in the form of a bid-ask spread, which is intended to cover a dealer’s market making costs and generate a profit. Morgan Stanley & Co. calculates the bid-ask spread that it earns on foreign currency forward trades executed with each partnership in the same general manner as for other foreign currency forward trades executed in its capacity as a dealer and market maker in the over-the-counter foreign exchange market, subject to prevailing market conditions. The amount earned by Morgan Stanley & Co. on this bid-ask spread differential is separate from the flat-rate brokerage fees paid by the partnerships to the non-clearing commodity broker. See “Conflicts of Interest” beginning on page 15.

Extraordinary Expenses

      Each partnership is obligated to pay any extraordinary expenses it may incur. Extraordinary expenses will be determined in accordance with generally accepted accounting principles, which generally include events that are both unusual in nature and occur infrequently, such as litigation.

Expense Limitations

      The general partner may permit an increase, subject to state limits described below, in the management, incentive, and brokerage fees payable by a partnership only on the first business day following a redemption date. Limited partners do not have any right to vote with respect to the approval of any increase in the fees payable by a partnership. However, prior to any such increase, the following conditions must be satisfied:

      • notice of the increase must be mailed to investors at least five business days prior to the last date on which a “request for redemption” must be received by the general partner;

      • the notice must describe investors’ redemption and voting rights; and

      • investors must not be subject to any redemption charges if they redeem units at the first redemption date following the notice.

      Each partnership’s fees and expenses are subject to limits imposed under guidelines applied by certain state securities regulators, as set forth in Section 7(e) of the limited partnership agreement, including the limitation that the aggregate of the brokerage fees payable by the partnership to any commodity broker and the net excess interest and compensating balance benefits to any commodity broker, after crediting the partnership with interest, shall not exceed 14% annually of the partnership’s average month-end net assets during the calendar year. The general partner will pay any fees and expenses in excess of any such limits.

Redemption Charges

      You may redeem all or part of your investment in any partnership at any month-end once you have been an investor in the partnership for at least six months, regardless of when your units were actually purchased.

      Units redeemed on or before the last day of the twelfth month after they were purchased are subject to a redemption charge equal to 2% of the net asset value of the unit on the redemption date. Units redeemed after the last day of the twelfth month and on or before the last day of the twenty-fourth month after they were purchased are subject to a redemption charge equal to 1% of the net asset value of the units on the redemption date. If you redeem units after the last day of the twenty-fourth month after they were purchased, you will not be subject to a redemption charge. All redemption charges will be paid to Morgan Stanley DW and will not be shared with the financial advisor or additional selling agent who sold the units.

      The following is an example of a redemption charge that may be payable by you to Morgan Stanley DW. If you redeem $20,000 worth of units in a partnership after the sixth month and on or before the last day of the twelfth month after the units were purchased, you will be subject to the full 2% redemption charge. In that case, an aggregate redemption charge equal to $400 (2% of $20,000) will be deducted from the proceeds of your redemption.

USE OF PROCEEDS

      Each partnership engages in the speculative trading of futures, forwards, and options contracts. The proceeds received by each partnership from the sale of its units and the continuing capital contributions made by the general partner to each partnership will be deposited in commodity trading accounts established by the commodity brokers for the partnership. All of the funds in a partnership’s trading accounts will be used to engage in trading futures, forwards, and options contracts.

      The partnerships’ assets held by the commodity brokers will be segregated or secured in accordance with the Commodity Exchange Act and CFTC regulations. The partnerships’ trading on various U.S. futures exchanges is subject to CFTC regulation and the rules of the exchanges. The partnerships’ trading on foreign futures exchanges is subject to regulation by foreign regulatory authorities and the rules of the exchanges.

      Each partnership’s margin commitments with respect to its U.S. commodity futures and forwards positions have ranged, and are anticipated to range, between 10% and 40% of net assets. However, a partnership’s margin levels could deviate substantially from that range in the future.

      The partnerships may trade on one or more of the following foreign futures exchanges and, from time to time, may trade on other foreign exchanges.

• Deutsche Terminborse/Eurex

• Hong Kong Futures Exchange Ltd.

• International Petroleum Exchange of London Ltd.

• Italian Derivatives Market

• London International Financial Futures Exchange Ltd.

• London Commodity Exchange

• London Metal Exchange

• London Securities and Derivatives Exchange

• Marché à Terme International de France

• MEFF Renta Fija

• MEFF Renta Variable

• Montreal Exchange

• New Zealand Futures and Options Exchange

• Osaka Securities Exchange

• Singapore International Monetary Exchange

• Swiss Options and Financial Futures Exchange AG

• Sydney Futures Exchange

• Tokyo Commodity Exchange

• Tokyo Grain Exchange

• Tokyo International Financial Futures Exchange

• Tokyo Stock Exchange

• Winnipeg Commodity Exchange

      In connection with foreign futures and options contracts, the partnerships’ assets may be deposited by the commodity brokers in accounts with non-U.S. banks and foreign brokers that are segregated on the books of those banks or brokers for the benefit of their customers. All non-U.S. banks and foreign brokers will be qualified depositories pursuant to relevant CFTC Advisories. All non-U.S. banks will be subject to the local bank regulatory authorities, and the foreign brokers will be members of the exchanges on which the futures and option trades are to be executed and will be subject to the regulatory authorities in the jurisdictions in which they operate.

      The assets of the partnerships are not commingled with the assets of one another or any other entity. Margin deposits and deposits of assets with a commodity broker do not constitute commingling.

Interest Credits

      The partnerships’ funds held by the commodity brokers will either be held and invested together with other customer segregated or secured funds of the commodity brokers, or will be held in non-interest-bearing bank accounts. In either case, the non-clearing commodity broker will credit each partnership with interest income at each month-end at the rate earned by the non-clearing commodity broker on its U.S. Treasury bill investments with customer segregated funds as if 100% of each partnership’s average daily funds (including cash and securities) held in such partnership’s account with the non-clearing commodity broker during the month were invested in U.S. Treasury bills at such rate. In addition, the non-clearing commodity broker will credit each partnership with 100% of the interest income the non-clearing commodity broker receives from the clearing commodity brokers with respect to such partnership’s assets deposited as margin with the clearing commodity brokers. It is anticipated that approximately 80% of each partnership’s average daily funds maintained in trading accounts will be on deposit with the non-clearing commodity broker and that approximately 20% of each partnership’s average daily funds maintained in trading accounts will be on deposit with the clearing commodity broker, although those percentages will vary from time to time. The non-clearing commodity broker will retain any interest earned in excess of the interest paid by the non-clearing commodity broker to the partnerships.

      In the event that Charter MSFCM’s assets are invested in securities approved by the CFTC for investment of customer funds, the interest earned on such securities will be paid to that partnership.

      To the extent the partnerships’ funds are held by the commodity brokers in customer segregated accounts relating to trading in U.S. exchange-traded futures and options, such funds, along with segregated funds of other customers in the accounts, may be invested by the commodity brokers, under applicable CFTC regulations, in obligations of, or fully guaranteed by, the U.S., general obligations of any state or any political subdivision thereof, general obligations issued by any agency sponsored by the U.S., certificates of deposit issued by a bank as defined in the Exchange Act or a domestic branch of a foreign bank insured by the FDIC, commercial paper, corporate notes, general obligations of a sovereign nation, and interests in money market mutual funds, subject to conditions and restrictions regarding marketability, investment quality, and investment concentration. In addition, such investments may be bought and sold pursuant to designated reverse repurchase agreements. To the extent the partnerships’ funds are held by the commodity brokers in secured accounts relating to trading in futures or options contracts on non-U.S. exchanges or in forward contracts, such funds may be invested by the commodity brokers, under applicable CFTC regulations, in the instruments described above for customer segregated funds, in equity and debt securities traded on established securities markets in the U.S., and in commercial paper and other debt instruments that are rated in one of the top two rating categories by Moody’s Investor Service, Inc. or Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. A significant portion of the partnerships’ funds held by the non-clearing commodity broker will be held in secured accounts and will be invested in short-term or medium-term commercial paper rated AAA or the equivalent or in other permitted debt instruments rated AAA or the equivalent.

      To the extent that the partnerships’ funds are held in non-interest-bearing bank accounts, the non-clearing commodity broker or its affiliates may benefit from compensating balance treatment in connection with their designation of a bank or banks in which the partnerships’ assets are deposited, meaning that the non-clearing commodity broker or its affiliates will receive favorable loan rates from such bank or banks by reason of such deposits. To the extent that the excess interest and compensating balance benefits to the non-clearing commodity broker or its affiliates exceed the interest the non-clearing commodity broker is obligated to credit to the partnerships, they will not be shared with the partnerships.

THE CHARTER SERIES
General

      The Charter Series presently consists of four limited partnerships each formed under the laws of Delaware.

	Date Partnership Was Organized	Date Partnership Began Operations
Charter Graham	July 15, 1998	March 1, 1999
Charter Millburn	July 15, 1998	March 1, 1999
Charter MSFCM	October 22, 1993	March 1, 1994
Charter Campbell	March 26, 2002	October 1, 2002

      Each partnership calculates its net asset value per unit independently of the other partnerships. Each partnership’s performance depends solely on the performance of its trading advisor.

      Each partnership is continuously offering its units for sale at monthly closings held as of the last day of each month. The purchase price per unit is equal to 100% of the net asset value of a unit as of the date of the monthly closing at which the general partner accepts a subscription.

      Following is a summary of information relating to the sale of units of each partnership through February 28, 2005:

	Charter Graham	Charter Millburn	Charter MSFCM*	Charter Campbell
Units sold	26,558,325.146	10,431,761.194	19,296,574.691	27,718,843.950
Units available for sale	23,441,674.854	10,568,238.806	17,624,287.709	27,281,156.050
Total proceeds received	$494,737,452	$108,835,011	$329,141,315	$309,443,737
General partner contributions	$4,591,000	$710,000	$2,722,486	$3,030,000
Number of limited partners	16,031	3,717	12,402	11,450
Net asset value per unit	$19.69	$10.05	$17.20	$11.16

      * The number of units sold has been adjusted to reflect a 100-for-1 unit conversion that took place on December 1, 2000, when Charter MSFCM became part of the Charter Series of partnerships.

Investment Objectives

      The investment objective of each partnership is to achieve capital appreciation and to provide investors with the opportunity to diversify a portfolio of traditional investments consisting of stocks and bonds. While each partnership has the same over-all investment objective and the trading advisor for each partnership may trade in the same futures, forwards, and options contracts, each trading advisor has developed its trading programs and trades futures, forwards, and options in a different manner. You should review and compare the specifics of each partnership, its terms, and its trading advisor before selecting one or more partnerships in which to invest.

      Morgan Stanley Charter Graham L.P.

      Graham relies on technical information as the basis for its systematic trading decisions. Graham believes that it can, over time, anticipate market events using multiple quantitative mathematical models to determine its systematic trading activities. The objective of the trading systems is to identify positions in markets where the price action of a particular market signals the computerized systems used by Graham that a potential trend in prices is occurring. The systems are designed to mathematically analyze the recent trading characteristics of each market and statistically compare such characteristics to the long-term historical trading pattern of a particular market. As a result of this analysis, the programs will utilize proprietary risk management and trade filter strategies that are intended to enable the system to benefit from sustained price trends while protecting the account from unacceptable levels of risk and volatility exposure. One of the most important objectives of Graham’s programs is to strategically reduce leverage in markets where it has achieved significant profits prior to substantial price reversal using proprietary techniques designed to reduce volatility, without diluting net returns. For a more detailed discussion of Graham and its various programs, see “The Trading Advisors—Morgan Stanley Charter Graham L.P.” on pages 66 to 73.

      Morgan Stanley Charter Millburn L.P.

      Millburn’s trading methodology includes technical trend analysis, certain non-trend-following technical systems, and money management principles. The first step in the trading methodology is developing trading systems which generate buy or sell decisions in a particular market based on the direction of price trends occurring over different time frames. These “heritage” systems are augmented from time to time with the results of research. Millburn tests the full range of the systems in each market traded against five, ten or fifteen years of historical data to simulate the results the system would have achieved in the markets had the system been used to make trading decisions during the simulation period. It then calculates (i) the profitability of the systems and (ii) a number of statistics designed to identify high quality profits such as (a) the percentage of profitable trades, (b) the worst losses experienced, (c) the average giveback of maximum profits on profitable trades and (d) Sharpe ratio (risk adjusted returns).

      Millburn selects systems in each market after a review of statistical data for the heritage systems in an effort to diversify away from reliance on a single system. Millburn attempts to select systems with different characteristics to smooth the return stream. Millburn then selects portfolio weightings taking into account statistical data on the systems’ returns, the relative volatility of the markets, liquidity constraints and Millburn’s judgment and experience.

      In attempting to assess market volatility as a means of monitoring and evaluating risk, Millburn uses a volatility overlay as a part of individual market risk management. This system is designed to measure the risk in the portfolio’s position in each market and signals a decrease in position size when risk increases and an increase in position size when risk decreases. Millburn’s volatility overlay maintains overall portfolio risk and distribution of risk across markets within designated ranges. In addition to the volatility overlay, Millburn’s risk management focuses on money management principles applicable to the portfolio as a whole rather than to individual markets and the careful control of leverage or portfolio size.

      Millburn is engaged in a substantial ongoing research effort to improve its trading methods and to apply its quantitative analytic expertise to new financial products. For a more detailed discussion of Millburn and its various programs, see “The Trading Advisors—Morgan Stanley Charter Millburn L.P.” on pages 73 to 79.

      Morgan Stanley Charter MSFCM L.P.

      Morgan Stanley Futures & Currency Management’s trading methodology is trend following in nature, attempting to identify long-term trends that are beginning and taking positions that can potentially profit from a continuation of these trends. Positions are maintained until certain price objectives are reached or the trend is no longer detected in the data. Deciding when to enter and exit a position and how much exposure to maintain is made systematically utilizing a fixed set of technical rules and mathematical formulas that consider factors such as daily price activity, volatility, volume, and open interest. Although Morgan Stanley Futures & Currency Management’s trading methodology is generally universal across all markets traded, variations are applied from sector to sector. In some markets, Morgan Stanley Futures & Currency Management will maintain either a long or short position at all times, but in other markets a position will only be taken if a clear trend is determined. In addition, a longer term perspective may be applied in certain market sectors when detecting rising versus declining trends.

      Determining which markets to trade and how much risk to allocate to each market is accomplished using a combination of technical inputs and professional judgment. Factors employed to scrutinize the potential contribution each market can make to the overall portfolio include historical return, volatility, and cross-correlations to other markets. Professional judgment is used in making the final determination as to which markets to trade and takes into account such things as market liquidity and cost of trading. Morgan Stanley Futures & Currency Management allocates significant resources to maintain an active research and development process. For a more detailed discussion of Morgan Stanley Futures & Currency Management and its various programs, see “The Trading Advisors—Morgan Stanley Charter MSFCM L.P.” on pages 79 to 82.

      Morgan Stanley Charter Campbell L.P.

      Campbell makes trading decisions for all clients’ accounts using proprietary technical trading models, which analyze market statistics. Campbell’s trading models are designed to detect and exploit medium- to long-term price changes, while also applying proven risk management and portfolio management principles. Campbell believes that utilizing multiple trading models for the same client account provides an important level of diversification, and is most beneficial when multiple contracts in each market are traded. Every trading model may not trade every market. It is possible that one trading model may signal a long position while another trading model signals a short position in the same market. It is Campbell’s intention to offset these signals to reduce unnecessary trading, but if the signals are not simultaneous, both trades will be taken. Since it is unlikely that both positions would prove profitable, in retrospect, one or both trades will appear to have been unnecessary. It is Campbell’s policy to follow trades signaled by each trading model independently of the other models. Campbell’s trading models may include trend-following trading models, counter-trend trading models and trading models that do not seek to identify or follow price trends at all.

      Campbell applies risk management and portfolio management strategies to measure and manage overall portfolio risk. These strategies include portfolio structure, risk balance, capital allocation, and risk limitation. One objective of risk and portfolio management is to determine periods of relatively high and low portfolio risk, and when such points are reached, Campbell may reduce or increase position size accordingly. It is possible, however, that this reduction or increase in position size may not enhance the results achieved over time. For a more detailed discussion of Campbell and its various programs, see “The Trading Advisors—>Morgan Stanley Charter Campbell L.P.” on pages 82 to 91.

Trading Policies

      Material changes to the trading policies described below may be made only with the prior written approval of limited partners owning more than 50% of units then outstanding. The general partner will notify the limited partners within seven business days after any material change in the partnership’s trading policies so approved by the limited partners.

      Each trading advisor will manage partnership funds in accordance with the following trading policies. [Note: Bracketed language is only applicable to Charter MSFCM.]

      1. The trading advisor will trade only in those futures, forwards, and options contracts that have been approved by the general partner. The partnership normally will not establish new positions in a futures, forward, or option contract for any one month if such additional positions would result in a net long or short position for that contract requiring as margin or premium more than 15% of the partnership’s net assets. [In addition, Charter MSFCM will, except under extraordinary circumstances, maintain positions in commodity interest contracts in at least two market segments (i.e., agricultural items, industrial items (including energies), metals, currencies, and financial instruments (including stock, financial, and economic indexes)) at any time.]

      2. The partnership will not acquire additional positions in any futures, forwards, or options contract if such additional positions would result in the aggregate net long or short positions for all futures, forwards, and options requiring as margin or premium for all outstanding positions more than 66 2/3% of the partnership’s net assets. Under certain market conditions, such as an abrupt increase in margins required by a commodity exchange or its clearinghouse or an inability to liquidate open positions because of daily price fluctuation limits, or both, the partnership may be required to commit as margin amounts in excess of the foregoing limit. In such event, the trading advisor will reduce its open positions to comply with the foregoing limit before initiating new positions.

      3. The partnership will trade currencies and other commodities in the interbank and forward contract markets only with banks, brokers, dealers, and other financial institutions which the general partner, in conjunction with the non-clearing commodity broker, has determined to be creditworthy. In determining the creditworthiness of a counterparty to a forward contract, the general partner and the non-clearing commodity broker will consult with the Corporate Credit Department of Morgan Stanley DW.

      4. The trading advisor will not generally take a position after the first notice day in any futures, forward, or option contract during the delivery month of that contract, except to match trades to close out a position on the interbank foreign currency or other forward markets or liquidate trades in a limit market.

      5. The partnership will not employ the trading technique commonly known as “pyramiding,” in which the speculator uses unrealized profits on existing positions in a given futures, forward, or option contract due to favorable price movement as margin specifically to buy or sell additional positions in the same or a related contract. Taking into account the partnership’s open trade equity on existing positions in determining generally whether to acquire additional futures, forwards, and options positions on behalf of the partnership will not be considered to constitute “pyramiding.”

      6. The partnership will not under any circumstances lend money to affiliates or otherwise. The partnership will not utilize borrowings except if the partnership purchases or takes delivery of commodities. If the partnership borrows money from the general partner or any affiliate thereof, the lender may not receive interest in excess of its interest costs, nor may the lender receive interest in excess of the amounts which would be charged the partnership (without reference to the general partner’s financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose, nor may the lender or any affiliate thereof receive any points or other financing charges or fees regardless of the amount. Use of lines of credit in connection with its forward trading does not, however, constitute borrowing for purposes of this trading limitation.

      7. The partnership will not permit “churning” of the partnership’s assets.

      8. The partnership will not purchase, sell, or trade securities (except securities permitted by the CFTC for investment of customer funds). The partnership may, however, trade in futures contracts on securities and securities indices, options on such futures contracts, and other commodity options.

Performance Records

      A summary of performance information for each partnership from its commencement of operations (March 1994 for Charter MSFCM, March 1999 for Charter Graham and Charter Millburn, and October 2002 for Charter Campbell) through February 28, 2005 is set forth in Capsules I through IV below. All performance information has been calculated on an accrual basis in accordance with accounting principles generally accepted in the United States of America and is “net” of all fees and expenses. The “Current net asset value per unit” figure for Charter MSFCM has been adjusted to reflect the 100-for-1 unit conversion in connection with the partnership becoming a part of the Charter Series. You should read the footnotes on pages 33 and 34, which are an integral part of the following capsules.

      Since Charter Campbell has a limited trading history, Capsule IV-A below is presented to show pro forma performance information of Campbell’s Financial, Metal & Energy Large Portfolio, adjusted for the brokerage, management, and incentive fees and interest income of Charter Campbell.

      You are cautioned that the information set forth in each capsule is not indicative of, and has no bearing on, any trading results which may be attained by any partnership in the future. Past performance is not necessarily indicative of future results. We cannot assure you that a partnership will be profitable or will avoid incurring substantial losses. You should also note that interest income may constitute a significant portion of a partnership’s total income and may generate profits where there have been realized or unrealized losses from futures, forwards, and options trading.

      Capsule I

Performance of Charter Graham

Type of pool: publicly-offered fund
Inception of trading: March 1999
Aggregate subscriptions: $499,328,452
Current capitalization: $449,695,206
Current net asset value per unit: $19.69
Worst monthly % drawdown past five years: (13.72)% (November 2001)
Worst monthly % drawdown: (13.72)% (November 2001)
Worst month-end peak-to-valley drawdown past five years: (23.83)% (6 months, October 2001-April 2002)
Worst month-end peak-to-valley drawdown: (23.83)% (6 months, October 2001-April 2002)
Cumulative return since inception: 96.90%

	Monthly Performance
Month	2005	2004	2003	2002	2001	2000	1999
	%	%	%	%	%	%	%
January	(9.70)	1.14	8.39	1.60	(1.99)	2.53
February	(1.60)	8.13	8.62	(3.22)	3.41	(2.37)
March		(0.67)	(9.65)	(3.18)	8.41	0.29	(8.00)
April		(10.18)	0.50	(8.09)	(10.66)	(4.94)	4.24
May		(3.98)	9.19	5.31	0.81	(3.97)	(5.94)
June		(4.88)	(7.14)	13.87	(0.64)	(5.51)	6.65
July		(5.28)	(1.86)	15.92	(3.57)	(1.80)	(2.60)
August		(0.22)	2.45	6.87	6.05	7.09	4.70
September		2.50	(11.15)	7.09	14.82	(1.60)	1.22
October		6.56	10.03	(7.25)	9.18	2.93	(6.04)
November		5.71	2.24	(3.32)	(13.72)	16.54	1.82
December		4.14	6.63	9.60	0.88	13.47	8.32
Compound Annual/ Period Rate of Return	(11.15)	1.28	16.14	36.82	9.72	21.96	2.90
	(2 months)						(10 months)

      Capsule II

Performance of Charter Millburn

Type of pool: publicly-offered fund
Inception of trading: March 1999
Aggregate subscriptions: $109,545,011
Current capitalization: $58,100,788
Current net asset value per unit: $10.05
Worst monthly % drawdown past five years: (11.09)% (April 2004)
Worst monthly % drawdown: (12.69)% (October 1999)
Worst month-end peak-to-valley drawdown past five years: (29.70)% (18 months, February 2003-August 2004)
Worst month-end peak-to-valley drawdown: (29.70)% (18 months, February 2003-August 2004)
Cumulative return since inception: 0.50%

	Monthly Performance
Month	2005	2004	2003	2002	2001	2000	1999
	%	%	%	%	%	%	%
January	(4.47)	1.26	4.65	1.30	0.58	2.16
February	0.00	3.64	6.75	(4.49)	(2.29)	(1.79)
March		(1.80)	(11.05)	0.67	9.69	(5.26)	(0.50)
April		(11.09)	0.18	(4.56)	(6.69)	0.68	5.03
May		(2.16)	11.59	4.31	1.63	(2.25)	(3.54)
June		(4.72)	(5.23)	14.97	(3.01)	(4.72)	5.16
July		(5.27)	1.44	7.19	(6.21)	(1.45)	(3.77)
August		(2.34)	1.68	1.36	2.69	3.07	0.98
September		1.03	(0.58)	6.80	(3.42)	(2.26)	0.19
October		6.88	(8.95)	(9.38)	4.69	4.02	(12.69)
November		9.81	(2.82)	(4.90)	(10.16)	4.45	1.44
December		1.06	4.03	8.65	2.33	16.59	1.53
Compound Annual/ Period Rate of Return	(4.47)	(5.31)	(0.63)	21.13	(11.25)	12.07	(7.20)
	(2 months)						(10 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

      Capsule III

Performance of Charter MSFCM

Type of pool: publicly-offered fund
Inception of trading: March 1994
Aggregate subscriptions: $331,863,801
Current capitalization: $203,057,004

Current net asset value per unit: $17.20
Worst monthly % drawdown past five years: (12.78)% (June 2003)
Worst monthly % drawdown since inception: (12.87)% (January 1995)
Worst month-end peak-to-valley drawdown past five years: (42.04)% (17 months, February 2003-July 2004)
Worst month-end peak-to-valley drawdown since inception: (42.04)% (17 months, February 2003-July 2004)
Cumulative return since inception: 72.00%

	Monthly Performance
Month	2005	2004	2003	2002	2001	2000	1999	1998	1997	1996	1995	1994
	%	%	%	%	%	%	%	%	%	%	%
January	(7.72)	(0.14)	12.73	1.65	(4.29)	(0.68)	(5.38)	(1.65)	10.03	2.85	(12.87)
February	(4.71)	7.10	11.70	(2.27)	0.42	(0.66)	1.34	(2.21)	6.10	(11.64)	11.47
March		(5.01)	(9.78)	(0.06)	7.07	4.72	(3.27)	(0.69)	(8.05)	0.89	28.77	2.28
April		(9.98)	2.98	1.07	(7.72)	2.15	2.78	(5.90)	(5.89)	3.90	4.41	(2.36)
May		(3.69)	3.48	6.71	5.96	2.34	(4.36)	6.70	0.37	(4.67)	1.21	2.58
June		(8.16)	(12.78)	11.37	(2.10)	(4.32)	0.54	(0.81)	0.41	(1.55)	(2.60)	2.15
July		(4.89)	1.91	3.77	(0.93)	(7.75)	(0.47)	(4.53)	15.17	5.97	0.48	(4.57)
August		4.33	(4.64)	3.39	4.68	3.32	5.00	15.33	(3.21)	(2.48)	3.58	(5.22)
September		0.54	(5.27)	3.19	(1.29)	(1.33)	0.14	1.62	4.51	4.88	(4.93)	(1.44)
October		7.95	(5.84)	(8.59)	7.54	1.29	(9.69)	1.57	(4.59)	8.88	(1.79)	4.96
November		4.32	(0.30)	0.64	(7.80)	4.31	2.39	(5.12)	6.81	7.53	(4.17)	1.72
December		3.88	3.96	6.28	(3.31)	20.52	2.35	2.44	4.43	(8.37)	1.68	(6.95)
Compound Annual/Period Rate of Return	(12.07)	(5.60)	(5.13)	29.08	(3.31)	23.77	(9.21)	5.07	26.22	3.97	21.88	(7.32)
	(2 months)											(10 months)

      Capsule IV

Performance of Charter Campbell

Type of pool: publicly-offered fund
Inception of trading: October 1, 2002
Aggregate subscriptions: $312,473,737
Current capitalization: $287,584,905
Current net asset value per unit: $11.16
Worst monthly % drawdown: (6.99)% (April 2004)
Worst month-end peak-to-valley drawdown: (14.69)% (6 months, March 2004-September 2004)
Cumulative return since inception: 11.60%

	Monthly Performance
Month	2005	2004	2003	2002
	%	%	%	%
January	(2.33)	2.69	7.52
February	(1.33)	10.58	7.38
March		0.63	(6.06)
April		(6.99)	2.98
May		(0.84)	2.34
June		(3.58)	(1.46)
July		(1.06)	(5.19)
August		(1.34)	2.15
September		(1.72)	(1.34)
October		2.30	2.23	(5.60)
November		3.87	0.85	(1.91)
December		0.35	4.80	3.46
Compound Annual/ Period Rate of Return	(3.63)	3.95	16.28	(4.20)
	(2 months)			(3 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

      Capsule IV-A

Pro Forma Performance of Charter Campbell

Worst monthly % drawdown past five years: (10.94)% (November 2001)
Worst monthly % drawdown since inception: (17.04)% (June 1986)
Worst month-end peak-to-valley drawdown past five years: (16.79)% (6 months, October 2001-April 2002)
Worst month-end peak-to-valley drawdown since inception: (38.88)% (8 months, March 1986-November 1986)
Cumulative return since inception: 879.83%

	Monthly Performance
Month	2005	2004	2003	2002	2001	2000	1999	1998	1997	1996	1995	1994
	%	%	%	%	%	%	%	%	%	%	%	%
January	(2.45)	2.12	7.58	(1.10)	(1.49)	3.64	(5.27)	2.74	5.65	4.83	(4.96)	(5.09)
February	(1.39)	10.60	7.44	(2.38)	0.29	(0.88)	1.06	(3.25)	1.96	(6.21)	5.24	(7.15)
March		0.78	(5.76)	(1.94)	6.78	(2.60)	0.53	5.08	(2.98)	5.09	9.02	6.69
April		(7.06)	3.06	(4.49)	(8.56)	(2.26)	5.60	(6.38)	(4.53)	2.96	1.54	(2.13)
May		(0.84)	2.24	3.78	0.83	2.41	(3.97)	4.01	(2.37)	(2.24)	0.28	(3.12)
June		(3.44)	(1.27)	7.71	(2.10)	1.82	4.80	1.64	1.69	0.77	(1.51)	4.94
July		(0.89)	(4.93)	8.22	1.09	(2.11)	(0.44)	(4.13)	9.45	(0.37)	(4.67)	(4.72)
August		(1.37)	2.13	3.31	1.75	2.81	0.94	9.04	(6.36)	1.27	5.22	(4.19)
September		(1.80)	(1.69)	3.62	6.78	(3.72)	1.61	2.51	4.19	1.98	(4.06)	6.57
October		2.16	2.58	(5.17)	4.75	2.84	(4.67)	4.06	2.27	11.60	0.56	0.00
November		3.57	0.58	(1.74)	(10.94)	6.33	0.15	(1.10)	0.16	11.27	(0.82)	(7.42)
December		0.58	4.45	3.28	3.33	2.08	3.29	0.29	4.65	(5.61)	6.23	(5.47)
Compound Annual/ Period Rate of Return	(3.81)	3.49	16.57	12.69	0.82	10.30	3.00	14.34	13.39	26.39	11.50	(20.35)
	(2 months)
	Monthly Performance
Month	1993	1992	1991	1990	1989	1988	1987	1986	1985	1984	1983
	%	%	%	%	%	%	%	%	%	%	%
January	(1.20)	(6.08)	(8.62)	2.54	7.74	(0.07)	36.26	(5.94)	3.72	1.56
February	12.70	(4.11)	(2.23)	0.24	(3.85)	1.71	3.89	18.03	10.76	2.54
March	(6.64)	0.62	20.42	3.18	10.78	(2.74)	14.48	6.14	1.36	2.91
April	2.84	(3.28)	(2.57)	4.06	1.18	(6.46)	14.67	(7.76)	5.15	0.19	0.83
May	2.67	0.69	2.40	(12.60)	12.45	0.96	(4.02)	5.54	3.21	9.17	0.81
June	2.83	10.41	1.23	6.94	1.05	8.03	(2.74)	(17.04)	(2.33)	(4.81)	(3.30)
July	4.70	9.40	(8.51)	10.37	0.20	(1.19)	10.45	5.76	5.35	6.79	3.55
August	(5.31)	4.14	3.27	11.39	(1.62)	(0.76)	(0.54)	8.17	(4.19)	(0.93)	(1.17)
September	(5.34)	(2.56)	5.61	1.53	(5.30)	4.29	4.89	(16.97)	(11.13)	8.75	1.78
October	(6.63)	(5.17)	0.10	0.30	(7.34)	0.00	(12.99)	(10.13)	6.17	2.20	(3.76)
November	0.20	5.93	(2.62)	(2.14)	1.81	(0.93)	(0.27)	(11.34)	7.58	(2.51)	(1.71)
December	(0.40)	(2.36)	16.59	(1.27)	11.98	(0.72)	2.85	2.76	3.68	1.25	(2.54)
Compound Annual/ Period Rate of Return	(1.30)	6.09	23.22	24.77	30.11	1.44	78.40	(25.99)	31.11	29.51	(5.61)
											(9 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Footnotes to Capsules I through IV

      “Aggregate subscriptions” represent the total amount received for all units purchased by investors since the partnership commenced operations.

      “Drawdown” means decline in net asset value per unit over a specified period.

      “Worst month-end peak-to-valley drawdown” is the largest decline experienced by the partnership, determined in accordance with CFTC Rule 4.10(1), and represents the greatest cumulative percentage decline from any month-end net asset value per unit that occurs without such month-end net asset value per unit being equaled or exceeded as of a subsequent month-end net asset value per unit. For example, if the net asset value per unit of a partnership was $15 and declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be still continuing and to be $3 in amount because the $15 initial month-end net asset value per unit had not been equalled or exceeded by a subsequent month-end net asset value per unit, whereas if the net asset value of a unit had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level because the $15 initial net asset value per unit would have been equaled in March. Such “drawdowns” are measured on the basis of month-end net asset values only, and do not reflect intra-month figures.

      “Monthly Performance” is the percentage change in net asset value per unit from one month to another.

      “Compound Annual/Period Rate of Return” is calculated by multiplying on a compound basis each of the monthly rates of return and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are year-to-date.

Footnotes to Capsule IV-A Pro Forma Performance Summary

      Capsule IV-A above reflects pro forma rates of return, which are the result of the general partner making pro forma adjustments to the actual past performance record of Campbell’s Financial, Metal & Energy Large Portfolio, which results are set forth in Capsule A on page 86. The pro forma adjustments are an attempt to reflect the interest income, brokerage, management, and incentive fees that would have been paid or received by Charter Campbell.

      Furthermore, you must be aware that pro forma rates of return have inherent limitations: (A) pro forma adjustments are only an approximate means of modifying historical records to reflect certain aspects of the economic terms of a commodity pool, constitute no more than mathematical adjustments to actual performance numbers, and give no effect whatsoever to such factors as possible changes in trading approach that might have resulted from the different fee structure, interest income, and other factors; and (B) there are different means by which the pro forma adjustments could have been made. The general partner believes that the method used above provides a fair representation of the pro forma effect of the different fees and interest income on the composite trading results.

      While the general partner believes that the information set forth in Capsule IV-A is relevant to evaluating an investment in Charter Campbell, no representation is or could be made that the capsule presents what the performance results would have been in the past or are likely to be in the future. Past performance is not necessarily indicative of future results.

Additional Partnerships

      In the future, additional partnerships may be added to the Charter Series of partnerships and units of limited partnership interest of such partnerships may be offered pursuant to a separate prospectus or an updated version of, or supplement to, this prospectus. Such partnerships will generally have different trading advisors and may have substantially different trading approaches or fee structures. You should carefully review any such separate prospectus, updated version of, or supplement to, this prospectus before making the decision to purchase units in any new Charter Series partnership.

Availability of Exchange Act Reports

      The partnerships are required to file periodic reports with the SEC, such as annual and quarterly reports, and proxy statements. You may read any of these filed documents, or obtain copies by paying prescribed charges, at the SEC’s public reference rooms located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; 233 Broadway, New York, New York 10279; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The partnerships’ SEC filings are also available to the public from the SEC’s Web site at “http://www.sec.gov.” Their SEC file numbers are 0-25603 (Charter Graham), 0-25605 (Charter Millburn), 0-26282 (Charter MSFCM) and 0-50064 (Charter Campbell).

SELECTED FINANCIAL DATA
AND SELECTED QUARTERLY FINANCIAL DATA

      The following are the results of operations and selected quarterly financial data for each partnership for the periods indicated. Per unit results for Charter MSFCM have been adjusted to reflect a 100-for-1 unit conversion that became effective on December 1, 2000.

Charter Graham

Selected Financial Data

	For the Years Ended December 31,
	2004	2003	2002	2001	2000
	$	$	$	$	$
Total Trading Results including interest	46,935,381	47,428,993	34,435,014	8,379,420	8,225,638
Net Income	12,451,485	27,245,238	24,627,018	3,258,760	5,323,879
Net Income Per Unit (Limited & General Partners)	0.28	3.04	5.07	1.22	2.26
Total Assets	485,512,885	275,757,181	117,617,443	48,611,167	30,380,410
Total Limited Partners’ Capital	471,290,914	267,851,230	115,164,948	47,429,838	28,446,182
Net Asset Value Per Unit	22.16	21.88	18.84	13.77	12.55

Selected Quarterly Financial Data

Quarter ended	Total Trading Results including interest	Net income (loss)	Net income (loss) per unit of limited partnership interest
	$	$	$
2004
March 31	35,933,690	24,605,992	1.89
June 30	(60,864,949)	(68,217,183)	(4.27)
September 30	(3,400,064)	(10,712,044)	(0.61)
December 31	75,266,704	66,774,720	3.27

Total	46,935,381	12,451,485	0.28

2003
March 31	13,703,187	6,055,004	1.20
June 30	6,009,634	2,287,809	0.38
September 30	(18,042,659)	(22,248,748)	(2.18)
December 31	45,758,831	41,151,173	3.64

Total	47,428,993	27,245,238	3.04

Charter Millburn

Selected Financial Data

	For the Years Ended December 31,
	2004	2003	2002	2001	2000
	$	$	$	$	$
Total Trading Results including interest	562,037	3,968,233	9,999,630	(844,206)	5,531,141
Net Income (Loss)	(4,460,040)	(1,288,513)	6,853,873	(3,631,650)	3,345,779
Net Income (Loss) Per Unit (Limited & General Partners)	(0.59)	(0.07)	1.95	(1.17)	1.12
Total Assets	62,694,837	66,898,633	44,834,563	30,701,006	30,595,019
Total Limited Partners’ Capital	59,881,786	64,188,800	43,800,015	29,883,431	29,457,979
Net Asset Value Per Unit	10.52	11.11	11.18	9.23	10.40

Selected Quarterly Financial Data

Quarter ended	Total Trading Results including interest	Net income (loss)	Net income (loss) per unit of limited partnership interest
	$	$	$
2004
March 31	3,417,767	1,998,517	0.34
June 30	(10,848,459)	(12,204,309)	(1.96)
September 30	(2,608,491)	(3,716,449)	(0.62)
December 31	10,601,220	9,462,201	1.65

Total	562,037	(4,460,040)	(0.59)

2003
March 31	952,464	(583,488)	(0.07)
June 30	3,991,601	2,844,205	0.66
September 30	2,758,765	1,471,851	0.30
December 31	(3,734,597)	(5,021,081)	(0.96)

Total	3,968,233	(1,288,513)	(0.07)

Charter MSFCM

Selected Financial Data

	For the Years Ended December 31,
	2004	2003	2002	2001	2000
	$	$	$	$	$
Total Trading Results including interest	6,167,974	(2,598,316)	21,980,820	2,265,316	10,529,366
Net Income (Loss)	(9,789,014)	(16,322,078)	14,407,426	(1,430,187)	7,369,945
Net Income (Loss) Per Unit (Limited & General Partners)	(1.16)	(1.12)	4.92	(0.58)	3.36	*
Total Assets	231,910,440	177,409,349	85,210,614	43,514,194	38,755,372
Total Limited Partners’ Capital	223,240,153	171,628,106	83,443,360	41,832,302	36,795,254
Net Asset Value Per Unit	19.56	20.72	21.84	16.92	17.50	*

* The Partnership became one of the Charter Series of funds on December 1, 2000 and each outstanding Unit on that date was converted to 100 Units of the Partnership. Per Unit amounts prior to the conversion have been restated to reflect this 100 for 1 split.

Selected Quarterly Financial Data

Quarter ended	Total Trading Results including interest	Net income (loss)	Net income (loss) per unit of limited partnership interest
	$	$	$
2004
March 31	6,385,669	2,496,608	0.33
June 30	(40,020,650)	(44,163,397)	(4.29)
September 30	3,379,192	(359,360)	(0.04)
December 31	36,423,763	32,237,135	2.84

Total	6,167,974	(9,789,014)	(1.16)

2003
March 31	14,806,178	10,540,655	2.97
June 30	(7,719,837)	(10,693,260)	(1.75)
September 30	(9,647,940)	(12,870,354)	(1.83)
December 31	(36,717)	(3,299,119)	(0.51)

Total	(2,598,316)	(16,322,078)	(1.12)

Charter Campbell

Selected Financial Data

	For the Years Ended December 31,
	2004	2003	For the Period from October 1, 2002 (commencement of operations) to December 31, 2002
	$	$	$
Total Trading Results including interest	24,521,854	13,377,361	107,809
Net Income (Loss)	3,033,128	7,350,048	(175,436)
Net Income (Loss) Per Unit (Limited & General Partners)	0.44	1.56	(0.42)
Total Assets	280,775,155	112,887,667	19,743,654
Total Limited Partners’ Capital	272,588,976	110,098,161	19,384,720
Net Asset Value Per Unit	11.58	11.14	9.58

Selected Quarterly Financial Data

Quarter ended	Total Trading Results including interest	Net Income (loss)	Net income (loss) per unit of limited partnership interest
	$	$	$
2004
March 31	24,514,628	17,343,278	1.59
June 30	(16,865,882)	(21,004,169)	(1.41)
September 30	(3,963,978)	(8,724,903)	(0.46)
December 31	20,837,086	15,418,922	0.72

Total	24,521,854	3,033,128	0.44

2003
March 31	2,545,855	1,269,308	0.81
June 30	2,760,196	1,596,059	0.40
September 30	(1,267,036)	(2,835,540)	(0.48)
December 31	9,338,346	7,320,221	0.83

Total	13,377,361	7,350,048	1.56

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Liquidity

      Each partnership deposits its assets with Morgan Stanley DW as non-clearing broker, and MS  & Co. and MSIL as clearing brokers in separate futures, forwards, and options trading accounts established for the trading advisor. Such assets are used as margin to engage in trading and may be used as margin solely for a partnership’s trading. The assets are held in either non-interest bearing bank accounts or in securities and instruments permitted by the CFTC for investment of customer segregated or secured funds. Since each partnership’s sole purpose is to trade in futures, forwards, and options, it is expected that each partnership will continue to own such liquid assets for margin purposes.

      Each partnership’s investment in futures, forwards, and options may, from time to time, be illiquid. Most U.S. futures exchanges limit fluctuations in prices during a single day by regulations referred to as “daily price fluctuations limits” or “daily limits.” Trades may not be executed at prices beyond the daily limit. If the price for a particular futures or options contract has increased or decreased by an amount equal to the daily limit, positions in that futures or options contract can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit. Futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. These market conditions could prevent a partnership from promptly liquidating its futures or options contracts and result in restrictions on redemptions.

      There is no limitation on daily price moves in trading forward contracts on foreign currencies. The markets for some world currencies have low trading volume and are illiquid, which may prevent a partnership from trading in potentially profitable markets or prevent a partnership from promptly liquidating unfavorable positions in such markets, subjecting it to substantial losses. Either of these market conditions could result in restrictions on redemptions. For the periods covered by this prospectus, illiquidity has not materially affected the partnership’s assets.

      There are no known material trends, demands, commitments, events, or uncertainties at the present time that are reasonably likely to result in the partnerships’ liquidity increasing or decreasing in any material way.

Capital Resources

      The partnerships do not have, nor expect to have, any capital assets. Redemptions, exchanges, and sales of additional units in the future will affect the amount of funds available for investment in futures, forwards, and options in subsequent periods. It is not possible to estimate the amount, and therefore the impact, of future inflows and outflows of units.

      There are no known material trends, favorable or unfavorable, that would affect, nor any expected material changes to, the partnerships’ capital resources arrangement at the present time.

Off Balance Sheet Arrangements and Contractual Obligations

      None of the partnerships has off-balance sheet arrangements, nor do they have contractual obligations or commercial commitments to make future payments that would affect their liquidity or capital resources.

Results of Operations

      General.  Each partnership’s results depend on the trading advisors and the ability of its trading advisor’s trading programs to take advantage of price movements in the futures, forwards, and options markets. The following presents a summary of the operations for each of the three years in the period ended December 31, 2004, for Charter Graham, Charter Millburn, and Charter MSFCM, and for the period from October 1, 2002 (commencement of operations) to December 31, 2002 and the years ended December 31, 2004 and 2003 for Charter Campbell, and a general discussion of each partnership’s trading activities during those periods. It is important to note, however, that each trading advisor trades in various markets at different times and that prior activity in a particular market does not mean that such market will be actively traded by the trading advisors or will be profitable in the future. Consequently, the results of operations of each partnership are difficult to discuss other than in the context of its trading advisor’s trading activities on behalf of the partnership during the period in question. Past performance is not necessarily indicative of future results.

      The partnerships’ results of operations set forth in the financial statements (see the financial ( “F-”) pages of this prospectus) are prepared in accordance with accounting principles generally accepted in the United States of America, which require the use of certain accounting policies that affect the amounts reported in these financial statements, including the following: The contracts the partnerships trade are accounted for on a trade-date basis and marked to market on a daily basis. The difference between their cost and market value is recorded on the Statements of Operations as net change in unrealized trading profit/loss for open (unrealized) contracts, and recorded as ‘realized trading profit/loss’ when open positions are closed out. The sum of these amounts constitutes the partnerships’ trading results. The market value of futures contracts is the settlement price on the exchange on which that futures contract are traded on a particular day. The value of foreign currency forward contracts is based on the spot rate as of the close of business. Interest income, as well as management fees, incentive fees, and brokerage fee expenses of the partnerships are recorded on an accrual basis.

      The general partner believes that, based on the nature of the operations of the partnerships, no assumptions relating to the application of critical accounting policies other than those presently used could reasonably affect reported amounts.

      Results of Operations for Morgan Stanley Charter Graham L.P.

      2004 Results.  The most significant trading gains of approximately 5.4% were recorded in the energy markets. During much of the year, long positions in crude oil and its related products behaved well as prices trended higher due to consistent news of tight supply, continuing geopolitical concerns in the Middle East, concerns that top Russian oil producer, Yukos, may break up or stop selling oil, major production disruptions in the Gulf of Mexico, growing civil unrest in Nigeria, and the threat of a national strike in Norway. Additional gains of approximately 4.8% were experienced in the global interest rate futures markets from long positions in European interest rate futures during February, March, August, and September as prices rallied on uncertainty in the global equity markets, disappointing economic data, “safe-haven” buying amid major geopolitical concerns, and a surge in oil prices. Further gains from long positions in European interest rates were recorded in the fourth quarter as prices continued to trend higher for the aforementioned reasons, in addition to the rise in the value of the euro, which created strong demand for euro-denominated investments. Gains of approximately 1.7% were experienced in the agricultural markets during January, March, and June from long positions in corn futures as prices increased on news of strong demand from Asia. Further gains were experienced during July and August from short positions in corn futures as prices weakened due to ideal weather conditions in the growing regions of the U.S. Midwest, reports of increased inventories, and weaker export demand. Elsewhere in this complex, gains were recorded from short positions in cotton futures, primarily during March, April, June, and July, as prices trended lower amid rising supplies and news of a consistent decline in demand from China. Additional gains of approximately 0.3% were experienced in the currency markets during January, February, September, October, and November from long positions in the New Zealand dollar, Canadian dollar, and Australian dollar versus the U.S. dollar as the value of these “commodity currencies” strengthened due to higher gold prices and interest rate hikes by the Reserve Bank of New Zealand and the Bank of Canada. The widening U.S. current-account deficit, concerns for potential terrorist attacks, and rising oil prices also pulled the value of the U.S. dollar lower versus these currencies, as well as versus the euro throughout much of the year, resulting in further gains. Elsewhere in the currency markets, gains were experienced during January and February from short positions in the Swiss franc relative to the U.S. dollar as the value of the franc moved lower due to conflicting economic data out of Switzerland. Long positions in the Swiss franc relative to the U.S. dollar resulted in additional gains in November as the value of the U.S. dollar declined when investors concluded that the Bush Administration was unlikely to intervene in the currency markets to strengthen the U.S. dollar. Gains of approximately 0.3% were generated in the metals markets, primarily during the first and fourth quarter, from long futures positions in copper and aluminum as prices trended higher in response to greater demand from Asia driven by a declining U.S. dollar. A portion of the partnership’s overall gains for the year was offset by losses of approximately 1.7% in the global stock index futures markets during March, May, July, August, and September, from positions in European equity index futures as prices moved without consistent direction due to conflicting economic data, volatility in energy prices, and significant geopolitical concerns. Additional losses were incurred from positions in U.S. equity index futures, particularly the Russell 2000 Index, as prices moved in a trendless pattern for the aforementioned reasons.

      The partnership recorded total trading results including interest totaling $46,935,381 and expenses totaling $34,483,896, resulting in net income of $12,451,485 for the year ended December 31, 2004. The partnership’s net asset value per unit increased from $21.88 at December 31, 2003 to $22.16 at December 31, 2004. Total redemptions and subscriptions for the year were $28,256,679 and $221,533,280, respectively, and the partnership’s ending capital was $476,437,878 at December 31, 2004, an increase of $205,728,086 from ending capital at December 31, 2003 of $270,709,792.

      2003 Results.  The most significant trading gains of approximately 17.0% in the currency markets were produced from long positions in the Australian dollar, Canadian dollar, South African rand, and New Zealand dollar versus the U.S. dollar during a majority of the year as the value of the “commodity currencies” increased sharply versus the U.S. dollar on the heels of higher commodity prices and a significant interest rate differential between these countries and the U.S. Additional gains resulted from long positions in the euro, Japanese yen, and Swiss franc versus the U.S. dollar as the value of the U.S. dollar declined throughout much of the year due to geopolitical uncertainty and negative economic data. Additional gains were recorded from long cross-rate positions in the euro versus the British pound and Japanese yen. In the global stock index futures markets, gains of approximately 13.9% were experienced from long positions in U.S., Pacific Rim, and European stock index futures as global equity prices moved higher during the latter half of the year due to continued optimism regarding a global economic recovery. Additional gains of approximately 3.2% were recorded in the metals markets primarily during the fourth quarter from long positions in copper, nickel, and zinc as base metal prices rallied in response to growing investor sentiment that the global economy was on the path to recovery and amid increased demand, especially from China. Smaller gains of approximately 1.2% were recorded in the energy markets, primarily during January and February from long positions in natural gas futures as prices jumped sharply higher amid fears that extremely cold weather in the U.S. Northeast and Midwest could further deplete already diminished supplies. Additional gains were recorded from long positions in crude oil futures as prices continued to trend higher during those months amid the increasing likelihood of military action against Iraq. A portion of the partnership’s overall gains for year was offset by losses of approximately 5.0% in the global interest rate markets primarily during the third quarter, from positions in U.S., European, and Japanese interest rate futures as prices first declined during July amid rising interest rates and a rally in global equities. Prices then reversed higher during August and September as renewed fears for an unsustainable economic recovery resurfaced. Smaller losses of approximately 1.2% were recorded in the agricultural markets from short positions in wheat and corn futures during early May as prices moved higher amid concerns of weather related crop damage in the U.S. Midwest.

      The partnership recorded total trading results including interest totaling $47,428,993 and expenses totaling $20,183,755, resulting in net income of $27,245,238 for the year ended December 31, 2003. The partnership’s net asset value per unit increased from $18.84 at December

31, 2002 to $21.88 at December 31, 2003. Total redemptions and subscriptions for the year were $17,908,245 and $144,976,579, respectively, and the partnership’s ending capital was $270,709,792 at December 31, 2003, an increase of $154,313,572 from ending capital at December 31, 2002 of $116,396,220.

      2002 Results.  The most significant trading gains of approximately 23.4% were recorded in the global interest rate futures markets from long positions in European and U.S. interest rate futures as prices trended higher during the period from June through September, as well as in December, drawing strong support from falling equity prices, increased economic uncertainty, and global tensions. Additional gains of approximately 21.3% were recorded in the currency markets from long positions in the euro and Swiss franc versus the U.S. dollar as the value of the U.S. dollar weakened during May, June, and December, prompted by pessimism regarding a U.S. economic recovery and increased global tensions concerning India, Pakistan, Iraq, and North Korea. Smaller gains of approximately 6.6% were recorded in the agricultural futures markets from long positions in corn and wheat futures as prices trended higher during the third quarter amid fears that continued hot-dry weather would have an adverse affect on crops in the U.S. Midwest. In the global stock index futures markets, gains of approximately 6.1% were recorded from short positions in U.S. and European stock index futures, primarily in July and September, as prices moved lower amid suspicions regarding corporate accounting practices and skepticism surrounding a global economic recovery. A portion of the partnership’s overall gains was offset by losses of approximately 4.9% recorded in the metals futures markets from positions in copper, nickel and zinc futures as prices moved without consistent direction throughout a majority of the year amid shifting supply and demand concerns. In the energy futures markets, losses of approximately 3.7% were recorded from long positions in crude oil futures as prices reversed lower during May and October amid a temporary easing of tensions between the U.S. and Iraq.

      The partnership recorded total trading results including interest totaling $34,435,014 and expenses totaling $9,807,996, resulting in net income of $24,627,018 for the year ended December 31, 2002. The partnership’s net asset value per unit increased from $13.77 at December 31, 2001 to $18.84 at December 31, 2002. Total redemptions and subscriptions for the year were $8,867,415 and $52,695,849, respectively, and the partnership’s ending capital was $116,396,220 at December 31, 2002, an increase of $68,455,452 from ending capital at December 31, 2001 of $47,940,768.

      Results of Operations for Morgan Stanley Charter Millburn L.P.

      2004 Results.  The most significant trading losses of approximately 3.1% were experienced in the currency markets from positions in the Japanese yen versus the U.S. dollar. These losses were experienced throughout the year from both long and short positions in the yen relative to the U.S. dollar and the euro as the value of the yen experienced significant short-term price volatility due to conflicting economic data regarding a Japanese economic recovery, uncertainty regarding currency market interventions by the Bank of Japan, geopolitical concerns stemming from terror warnings and instability in Iraq, and speculation regarding the direction of U.S. and Japanese interest rates. Losses were also recorded from positions in the Singapore dollar against the U.S. dollar, primarily during the first and second quarter, as the value of the Singapore dollar experienced significant “whipsawing” in tandem with the value of the Japanese yen. Elsewhere in the currency markets, losses were recorded from positions in the euro versus the U.S. dollar, primarily during the first quarter, as well as during July and August, as the value of the euro also moved in a trendless pattern due to conflicting economic data and volatility in oil prices. Within the global stock index markets, losses of approximately 2.4% were incurred during April, May, and July from long positions in European equity index futures as prices drifted lower amid the continuing instability in Iraq, fears of global terrorism and concerns of higher interest rates. Additional losses were recorded from positions in Pacific Rim equity index futures as prices moved without consistent direction for the aforementioned reasons, in addition to inconsistent earnings in the technology sector, conflicting news regarding a full recovery for Japan’s economy, and volatility in the energy markets. Smaller losses of approximately 0.3% were experienced in the metals markets from long futures positions in gold as precious metals prices weakened due to the sudden strength in the U.S. dollar during April. A portion of the partnership’s overall losses for the year was offset by gains of approximately 2.7% in global interest rate futures markets from long positions in European interest rate futures during February, March, August, and September as prices rallied on uncertainty in the global equity markets, disappointing economic data, “safe-haven” buying amid major geopolitical concerns, and a surge in oil prices. Further gains from long positions in European interest rates were recorded in the fourth quarter as prices continued to trend higher for the aforementioned reasons, in addition to the rise in the value of the euro. Additional gains of approximately 2.4% were experienced in the energy markets. Long positions in crude oil and its related products profited as prices trended higher throughout a majority of the year due to consistent news of tight supply, continuing geopolitical concerns in the Middle East, concerns that top Russian oil producer, Yukos, may break up or stop selling oil, major production disruptions in the Gulf of Mexico, growing civil unrest in Nigeria, and the threat of a national strike in Norway. Smaller gains of approximately 0.6% were generated in the agricultural markets during March from long positions in corn futures as prices increased on news of strong demand from Asia. Further gains were experienced during July and August from short positions in corn futures as prices weakened due to ideal weather conditions in the growing regions of the U.S. Midwest, reports of increased inventories, and weaker export demand.

      The partnership recorded total trading results including interest totaling $562,037 and expenses totaling $5,022,077, resulting in a net loss of $4,460,040 for the year ended December 31, 2004. The partnership’s net asset value per unit decreased from $11.11 at December 31, 2003 to $10.52 at December 31, 2004. Total redemptions and subscriptions for the year were $21,209,420 and $21,382,002, respectively, and the partnership’s ending capital was $60,588,540 at December 31, 2004, a decrease of $4,287,458 from ending capital at December 31, 2003 of $64,875,998.

      2003 Results.  The most significant trading gains of approximately 5.7% were recorded in the currency markets from long positions in the euro versus the U.S. dollar as the value of the U.S. dollar declined against the euro throughout a majority of the year due to geopolitical uncertainty, negative economic data, and the decision by the European Central Bank to leave interest rates unchanged. Additional gains were recorded from long positions in the Australian dollar, New Zealand dollar, and South African rand versus the U.S. dollar during much of the year as the value of the “commodity currencies” increased versus the U.S. dollar on the heels of higher commodity prices and a significant interest rate differential between these countries and the U.S. Additional gains of approximately 3.6% were recorded in the global stock index futures markets from long positions in Pacific Rim and U.S. stock index futures as global equity prices moved higher throughout the latter half of the year due to continued optimism regarding a global economic recovery. Smaller gains of approximately 2.0% were recorded in the metals markets from long positions in gold futures as prices trended higher, ultimately climbing to a seven-year high in December due to weakness in the U.S. dollar and technically-based buying. Smaller gains were recorded from long copper positions during the fourth quarter. A portion of the partnership’s overall gains for the year was offset by trading losses of approximately 2.1% in the agricultural markets from positions in corn futures as prices moved without consistent direction during the first three quarters of the year amid weather-related concerns throughout the U.S. Midwest. Additional losses of approximately 1.9% were recorded in the energy markets, primarily during October, as the partnership entered the month with short natural gas positions which proved unprofitable as prices rallied during the first part of the month. In response to this rise in prices, the partnership reversed its position from short to long, only to see prices decline in the latter part of the month. Additional losses were incurred in the energy sector from positions in crude oil futures as prices moved erratically during October in response to geopolitical and supply/demand factors. Additional losses were experienced during November as crude oil prices continued to trade in a volatile fashion, moving in one direction and then sharply reversing. In December, long futures positions in natural gas resulted in losses as prices fell sharply following mild temperatures across the U.S. and U.S. Department of Energy reports of increases in U.S. inventories that were much larger than expected.

      The partnership recorded total trading results including interest totaling $3,968,233 and expenses totaling $5,256,746, resulting in a net loss of $1,288,513 for the year ended December 31, 2003. The partnership’s net asset value per unit decreased from $11.18 at December 31, 2002 to $11.11 at December 31, 2003. Total redemptions and subscriptions for the year were $8,236,758 and $30,121,428, respectively, and the partnership’s ending capital was $64,875,998 at December 31, 2003, an increase of $20,596,157 from ending capital at December 31, 2002 of $44,279,841.

      2002 Results.  The most significant trading gains of approximately 18.4% were recorded in the global interest rate futures markets during the period from June through September, as well as in December, from long positions in European, U.S., and Japanese interest rate futures as prices trended higher amid increased demand among investors seeking the “safe-haven” of fixed income investments. Additional gains of approximately 11.2% resulted from long positions in the euro, Swiss franc, and Singapore dollar versus the U.S. dollar as the value of the U.S. dollar weakened during May, June, and December amid concerns regarding the U.S. economic recovery and escalating tensions involving Iraq and North Korea. Smaller gains of approximately 1.7% were recorded in the global stock index futures markets from short positions in European and U.S. stock index futures as equity prices trended lower throughout a majority of the year amid continued uncertainty regarding a global economic recovery. A portion of the partnership’s overall gains was offset by losses of approximately 2.4% recorded in the agricultural futures markets throughout the first and second quarter from long positions in sugar futures as prices initially declined and then moved erratically amid rumors of larger than expected Brazilian exports.

      The partnership recorded total trading results including interest totaling $9,999,630 and expenses totaling $3,145,757, resulting in net income of $6,853,873 for the year ended December 31, 2002. The partnership’s net asset value per unit increased from $9.23 at December 31, 2001 to $11.18 at December 31, 2002. Total redemptions and subscriptions for the year were $5,628,599 and $12,835,966, respectively, and the partnership’s ending capital was $44,279,841 at December 31, 2002, an increase of $14,061,240 from ending capital at December 31, 2001 of $30,218 601.

      Results of Operations for Morgan Stanley Charter MSFCM L.P.

      General.  All per unit amounts have been restated to reflect the 100-for-1 unit conversion that took place when Charter MSFCM became part of the Charter Series of partnerships.

      2004 Results.  The most significant trading losses of approximately 11.9% were recorded in the currency markets from positions in the Japanese yen versus the U.S. dollar. These losses were experienced primarily during the first and second quarter from both long and short positions in the yen relative to the U.S. dollar as the value of the yen experienced significant short-term price volatility. Conflicting economic data regarding a Japanese economic recovery, uncertainty regarding currency market interventions by the Bank of Japan, geopolitical concerns stemming from instability in Iraq, and uncertainty regarding the direction of U.S. and Japanese interest rates contributed to the yen’s trendless movements. Losses were also recorded from positions in the Singapore dollar against the U.S. dollar as the value of the Singapore dollar experienced significant “whipsawing” during the first and second quarter in tandem with the value of the Japanese yen. The price volatility in the Japanese yen also resulted in losses from cross-rate positions in the euro versus the Japanese yen for the aforementioned reasons. In the third quarter, volatility in the euro was responsible for losses in euro/Japanese yen cross-rate positions as the value of the euro moved in a trendless pattern throughout the quarter due to higher energy prices and uncertainty about the direction of the European economy. Finally, losses were recorded from long positions in the British pound relative to the euro, primarily during December, as the value of the pound reversed lower following news that the Bank of England was considering an interest rate cut and the release of weaker-than-expected British economic data. Additional losses of approximately 3.0% were incurred in the metals markets, primarily during April and December, from long futures positions in gold as prices weakened due to strength in the U.S. dollar and stronger-than-expected economic data as demand for the “safe-haven” asset was reduced. Elsewhere in the metals markets, losses were recorded, primarily during July and September, from short positions in nickel futures as base metals prices increased on continued demand from China and reports of lower-than-expected inventories. Smaller losses were experienced during December from both long and short positions in nickel futures as prices moved without consistent direction due to volatility in the currency markets and conflicting news regarding supply and demand. A portion of the partnership’s overall losses for the year was offset by gains of approximately 8.9% in the global interest rate futures markets from long positions in European interest rate futures during February, March, August, and September as prices trended higher on uncertainty in the global equity markets, disappointing economic data, “safe-haven” buying amid major geopolitical concerns, and a surge in oil prices. Further gains from long positions in European interest rate futures were recorded in the fourth quarter as prices continued to trend higher for the aforementioned reasons, in addition to the rise in the value of the euro, which created strong demand for euro-denominated investments. Additional gains of approximately 7.3% were experienced in the energy markets. During February, May, July, September, and October, long positions in crude oil profited as prices trended higher due to consistent news of tight supply, continuing geopolitical concerns in the Middle East, concerns that top Russian oil producer, Yukos, may break up or stop selling oil, major production disruptions in the Gulf of Mexico, growing civil unrest in Nigeria, and the threat of a national strike in Norway. In December, smaller gains in the energy markets resulted from newly established short positions in crude oil as prices declined on news of a full recovery in production within the Gulf of Mexico, increased output from OPEC, warmer weather in the U.S., and reports of abundant supply. Smaller gains of approximately 1.8% were recorded in the global stock index futures markets, primarily during December, from long positions in Australian equity index futures as prices moved higher on positive investor sentiment and speculation that interest rates in that country would remain at current levels throughout 2005. Elsewhere in the global stock index markets, gains were recorded during December from long positions in Hang Seng stock index futures as equity prices in Hong Kong moved higher due to strong earnings from the technology sector and optimism that the Japanese economy was finally in full recovery and may, thereby, boost the entire Asian region.

      The partnership recorded total trading results including interest totaling $6,167,974 and expenses totaling $15,956,988, resulting in a net loss of $9,789,014 for the year ended December 31, 2004. The partnership’s net asset value per unit decreased from $20.72 at December 31, 2003 to $19.56 at December 31, 2004. Total redemptions and subscriptions for the year were $30,209,585 and $92,205,743, respectively, and the partnership’s ending capital was $225,681,684 at December 31, 2004, an increase of $52,207,144 from ending capital at December 31, 2003 of $173,474,540.

      2003 Results.  The most significant trading losses of approximately 5.9% were incurred in the global interest rate markets from short positions in Japanese, Australian and European interest rate futures during September as bond prices reversed higher due to renewed skepticism regarding a global economic recovery and lower equity prices. Further losses in this sector stemmed from long positions in Australian interest rate futures during March as prices reversed sharply lower amid reports of advancing Coalition forces in the Persian Gulf region. Losses within this sector continued in December as European bond prices increased in value amid perceptions that the European Central Bank would maintain low interest rates. Consequently, losses were experienced from short positions in European interest rate futures. Additional losses of approximately 2.3% were recorded in the energy markets, primarily during October, as the partnership entered the month with short natural gas positions, but these positions proved unprofitable as prices rallied during the first part of the month. In response to this rise in prices, the partnership reversed its position from short to long, only to see prices decline in the latter part of the month. Further losses were incurred in the energy sector from positions in crude oil futures as prices moved erratically during October in response to geopolitical and supply/demand factors. Additional losses were experienced during November and December as energy prices continued to trade in a volatile fashion, moving in one direction and then sharply reversing. This type of volatility was particularly evident in the crude oil market in November as prices rallied over the first portion of the month only to sharply decline during the latter portion of the month. In December, long futures positions in natural gas resulted in losses as prices fell sharply following mild temperatures across the U.S. and U.S. Department of Energy reports of increases in U.S. inventories that were much larger than expected. A portion of the partnership’s overall losses for the year was offset by gains of approximately 12.7% in the currency markets produced from long positions in the Australian dollar versus the U.S. dollar during a majority of the year as the value of the Australian currency increased versus the U.S. dollar throughout much of the year on the heels of higher commodity prices and a significant interest rate differential between the two countries. Additional gains resulted from long positions in the euro, Singapore dollar, Swedish krona, and Swiss franc versus the U.S. dollar as the value of the U.S. dollar declined throughout much of the year due to geopolitical uncertainty, and negative economic data. Additional gains were recorded from long positions in the euro versus the Japanese yen. Additional gains of approximately 2.0% were recorded in the metals markets primarily during the fourth quarter from long positions in copper and nickel as base metal prices rallied in response to growing investor sentiment that the global economy was on the path to recovery and amid increased demand, especially from China. Smaller gains of approximately 0.4% were experienced in the global stock index futures markets primarily during December from long positions in U.S. stock index futures as prices increased due to strong manufacturing data and the strongest U.S. quarterly growth rate in almost 20 years.

      The partnership recorded total trading results including interest totaling $(2,598,316) and expenses totaling $13,723,762, resulting in a net loss of $16,322,078 for the year ended December 31, 2003. The partnership’s net asset value per unit decreased from $21.84 at December 31, 2002 to $20.72 at December 31, 2003. Total redemptions and subscriptions for the year were $12,237,846 and $117,655,731, respectively, and the partnership’s ending capital was $173,474,540 at December 31, 2003, an increase of $89,095,807 from ending capital at December 31, 2002 of $84,378,733.

      2002 Results.  The most significant trading gains of approximately 23.3% were recorded from long positions in European, Japanese, and U.S. interest rate futures during the period from June through September, as well as in December, as prices trended higher amid increased demand among investors seeking the safety of fixed income investments. Additional gains of approximately 21.7% were generated in the currency markets from long positions in the Swiss franc, euro, Japanese yen, and Swedish krona, relative to the U.S. dollar, as the U.S. dollar weakened due to continued uncertainty regarding a U.S. economic recovery. Additional currency gains were recorded from long positions in the euro versus the British pound. In the energy futures markets, long positions in crude oil futures resulted in gains of approximately 1.3%, primarily in March, as tensions in the Middle East and supply/demand concerns placed upward pressure on prices. A portion of the partnership’s overall gains was offset by losses of approximately 6.5% recorded in the metals markets from positions in aluminum futures as prices moved without consistent direction throughout a majority of the year amid shifting supply and demand concerns.

      The partnership recorded total trading results including interest totaling $21,980,820 and expenses totaling $7,573,394, resulting in net income of $14,407,426 for the year ended December 31, 2002. The partnership’s net asset value per unit increased from $16.92 at December 31, 2001 to $21.84 at December 31, 2002. Total redemptions and subscriptions for the year were $5,704,540 and $33,275,899, respectively, and the partnership’s ending capital was $84,378,733 at December 31, 2002, an increase of $41,978,785 from ending capital at December 31, 2001 of $42,399,948.

      Results of Operations for Morgan Stanley Charter Campbell L.P.

      2004 Results.  The most significant trading gains of approximately 13.8% were generated in the global interest rate markets, primarily during February, March, and August, from long positions in European and U.S. interest rate futures as prices moved higher on speculation about European and U.S. interest rate policy, uncertainty in the global equity markets, “safe-haven” buying amid major geopolitical concerns and surging energy prices. Further gains from long positions in European interest rates were recorded in the fourth quarter as prices continued to trend higher for the aforementioned reasons, in addition to the rise in the value of the euro, which created strong demand for euro-denominated investments. Additional gains of approximately 2.5% were experienced in the currency markets during January, February, September, October, and November from long positions in the New Zealand and Canadian dollar versus the U.S. dollar as the value of these “commodity currencies” strengthened due to higher gold prices and interest rate hikes by the Reserve Bank of New Zealand and the Bank of Canada. The widening U.S. current-account deficit, concerns for potential terrorist attacks, and rising oil prices also pulled the value of the U.S. dollar lower versus these currencies, as well as against the British pound. The value of the British pound was bolstered during January, February, and November by looming expectations for further increases in U.K. interest rates by the Bank of England. Elsewhere in the currency markets, gains were accumulated during January and February from short positions in the Swiss franc relative to the U.S. dollar as the value of the franc moved lower due to conflicting economic data out of Switzerland. Long positions in the Swiss franc relative to the U.S. dollar resulted in additional gains in November as the value of the U.S. dollar declined due to investor perceptions that the Bush Administration was unlikely to intervene in the currency markets to strengthen the U.S. dollar. Smaller gains of approximately 2.2% were recorded in the energy markets, primarily during February, April, and May, from long futures positions in crude oil and its related products as prices trended higher amid fears of potential terrorist attacks on Saudi Arabian oil facilities, disruptions in Iraqi oil production, falling inventory levels, and uncertainty regarding production levels from OPEC. A portion of the partnership’s overall gains for the year was offset by losses of approximately 2.0% in the global stock index markets, primarily during March, from long European stock index futures positions as equity prices dropped due to terror attacks in Madrid, worse-than-expected German industrial production and weak business confidence data. Further losses were recorded during July from long positions in European equity index futures as prices reversed lower early in the month due to the release of disappointing U.S. employment data, surging energy prices, and government warnings concerning potential terrorist attacks. During September, losses continued from long positions in European equity index futures as rising energy prices, conflicting economic data, and weak corporate earnings data pulled prices lower. Elsewhere in the global stock index futures markets, losses were recorded from positions in Japanese equity index futures during May, October, and November as prices moved without consistent direction amid conflicting economic data regarding a Japanese economic recovery and volatility in the energy markets. Smaller losses of approximately 0.6% were incurred in the metals markets from both long and short positions in nickel futures as prices moved erratically throughout most of the year amid conflicting news regarding supply and demand and volatility in the U.S. dollar.

      The partnership recorded total trading results including interest totaling $24,521,854 and expenses totaling $21,488,726, resulting in net income of $3,033,128 for the year ended December 31, 2004. The partnership’s net asset value per unit increased from $11.14 at December 31, 2003 to $11.58 at December 31, 2004. Total redemptions and subscriptions for the year were $14,485,166 and $175,624,554, respectively, and the partnership’s ending capital was $275,500,714 at December 31, 2004, an increase of $164,172,516 from ending capital at December 31, 2003 of $111,328,198.

      2003 Results.  The most significant trading gains of approximately 29.1% in the currency markets were produced from long positions in the euro, British pound, and Japanese yen versus the U.S. dollar during a majority of the year as the value of the U.S. dollar declined sharply due to geopolitical uncertainty and negative economic data. Additional currency gains were recorded from long positions in the Australian dollar, New Zealand dollar, South African rand, and Canadian dollar against the U.S. dollar as the value of the “commodity currencies” increased versus the U.S. dollar on the heels of higher commodity prices and a significant interest rate differential between these countries and the U.S. In the global stock index futures markets, gains of approximately 5.7% were experienced from long positions in U.S., Pacific Rim, and European stock index futures as global equity prices moved higher throughout a majority of the year due to continued optimism regarding a global economic recovery. A portion of the partnership’s overall gains for the year was offset by losses of approximately 3.78% recorded in the global interest rate markets primarily during the third quarter from positions in U.S., European, and Japanese interest rate futures as prices first declined during July amid rising interest rates and a rally in global equities and prices then reversed higher during August and September as renewed fears for an unsustainable economic recovery resurfaced. Additional losses of approximately 1.2% were recorded in the energy markets, primarily during October, as the partnership entered the month with short natural gas positions that proved unprofitable as prices rallied during the first part of the month. In response to this rise in prices, the partnership reversed its position from short to long, only to see prices decline in the latter part of the month. In December, long futures positions in natural gas resulted in further losses as prices fell sharply following mild temperatures across the U.S. and U.S. Department of Energy reports of increases in inventories that were much larger than expected. Elsewhere in the energy markets, losses were recorded from futures positions in crude oil and its related products during September as prices trailed lower throughout a majority of the month and then unexpectedly reversed higher after OPEC announced that it would move to reduce output.

      The partnership recorded total trading results including interest totaling $13,377,361 and expenses totaling $6,027,313, resulting in net income of $7,350,048 for the year ended December 31, 2003. The partnership’s net asset value per unit increased from $9.58 at December 31, 2002 to $11.14 at December 31, 2003. Total redemptions and subscriptions for the year were $5,661,166 and $90,036,873, respectively, and the partnership’s ending capital was $111,328,198 at December 31, 2003, an increase of $91,725,755 from ending capital at December 31, 2002 of $19,602,443.

      2002 Results. The most significant trading gains of approximately 2.8% were recorded in the currency markets from long positions in the euro and British pound versus the U.S. dollar as the U.S. dollar’s value weakened amid investors’ fears concerning increased global tensions. A portion of the partnership’s overall gains was offset by losses of approximately 4.2% in the energy futures markets from both long and short positions in crude oil futures amid price volatility caused by tensions with Iraq and concerns regarding output from Venezuela. Additional losses were recorded from long positions in heating oil futures as prices moved lower during October as geopolitical and weather related concerns temporarily subsided. Smaller losses of approximately 1.4% were recorded in the global stock index futures markets from short positions in European, U.S., and Asian stock index futures as prices reversed higher during October amid short-lived optimism regarding an economic recovery.

      The partnership recorded total trading results including interest totaling $107,809 and expenses totaling $283,245, resulting in a net loss of $175,436 for the period from October 1, 2002 (commencement of operations) to December 31, 2002. The partnership’s net asset value per unit decreased from $10.00 at October 1, 2002 (commencement of operations) to $9.58 at December 31, 2002. Total redemptions and subscriptions for the period from October 1, 2002 (commencement of operations) to December 31, 2002 were $20,297 and $11,470,313, respectively, and the partnership’s ending capital was $19,602,443 at December 31, 2002, an increase of $11,274,580 from ending capital at October 1, 2002 (commencement of operations) of $8,327,863.

Market Risk

Financial Instruments

      Each partnership is a party to financial instruments with elements of off-balance sheet market and credit risk. Each partnership trades futures contracts, options on futures contracts, and forward contracts on physical commodities and other commodity interests, including, but not limited to, foreign currencies, financial instruments, metals, energy, and agricultural products. In entering into these contracts each partnership is subject to the market risk that such contracts may be significantly influenced by market conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the positions held by a partnership at the same time, and if its trading advisor was unable to offset positions of the partnership, the partnership could lose all of its assets and the limited partners would realize a 100% loss. In addition to the trading advisors’ internal controls, each trading advisor must comply with the partnership’s trading policies that include standards for liquidity and leverage that must be maintained. The trading advisor and the general partner monitor each partnership’s trading activities to ensure compliance with the trading policies and the general partner can require the trading advisor to modify positions of the partnership if the general partner believes they violate the partnership’s trading policies.

Credit Risk

      In addition to market risk, in entering into futures, forward, and options contracts there is a credit risk to each partnership that the counterparty on a contract will not be able to meet its obligations to the partnership. The ultimate counterparty or guarantor of a partnership for futures, forward, and options contracts traded in the United States and most foreign exchanges on which the partnership trades is the clearinghouse associated with such exchange. In general, a clearinghouse is backed by the membership of the exchange and will act in the event of non-performance by one of its members or one of its member’s customers, which should significantly reduce this credit risk. There is no assurance that a clearing house, exchange, or other exchange member will meet its obligations to the partnership, and the general partner and commodity brokers will not indemnify the partnership against a default by such parties. Further, the law is unclear as to whether a commodity broker has any obligation to protect its customers from loss in the event of an exchange or clearinghouse defaulting on trades effected for the broker’s customers. In cases where a partnership trades off-exchange forward contracts with a counterparty, the sole recourse of the partnership will be the forward contract’s counterparty. For a list of the foreign exchanges on which the partnerships trade, see “Use of Proceeds” beginning on page 24. For an additional discussion of the credit risks relating to trading on foreign exchanges, see “Risk Factors—Trading and Performance Risks—Trading on foreign exchanges presents greater risks to each partnership than trading on U.S. exchanges” on page 11.

      The general partner deals with these credit risks of the partnerships in several ways. First, it monitors each partnership’s credit exposure to each exchange on a daily basis. The commodity brokers inform each partnership, as with all their customers, of its net margin requirements for all its existing open positions and the general partner has installed a system which permits it to monitor each partnership’s potential net credit exposure, exchange by exchange, by adding the unrealized trading gains on each exchange, if any, to the partnership’s margin liability thereon.

      Second, each partnership’s trading policies limit the amount of the partnership’s net assets that can be committed at any given time to futures contracts and require a minimum amount of diversification in the partnership’s trading, usually over several different products and exchanges. Historically, the partnerships’ exposure to any one exchange has typically amounted to only a small percentage of their total net assets and on those relatively few occasions where a partnership’s credit exposure climbs above such level, the general partner deals with the situation on a case by case basis, carefully weighing whether the increased level of credit exposure remains appropriate. Material changes to the trading policies may only be made with the prior written approval of the limited partners owning more than 50% of units then outstanding.

      Third, with respect to forward contract trading, each partnership trades with only those counterparties which the general partner, together with Morgan Stanley DW, have determined to be creditworthy. The partnerships presently deal with Morgan Stanley & Co. as the sole counterparty on forward contracts.

      Inflation has not been a major factor in the partnerships’ operations.

QUANTITATIVE AND QUALITATIVE DISCLOSURES
ABOUT MARKET RISK

Introduction

      Each partnership is a commodity pool engaged primarily in the speculative trading of futures, forwards, and options. The market-sensitive instruments held by each partnership are acquired for speculative trading purposes only and, as a result, all or substantially all of each partnership’s assets are at risk of trading loss. Unlike an operating company, the risk of market-sensitive instruments is inherent to each partnership’s primary business activities.

      The futures, forwards, and options traded by each partnership involve varying degrees of related market risk. Market risk is often dependent upon changes in the level or volatility of interest rates, exchange rates, and prices of financial instruments and commodities, factors that result in frequent changes in the fair value of each partnership’s open positions, and, consequently, in its earnings, whether realized or unrealized, and cash flow. Gains and losses on open positions of exchange-traded futures, forwards, and options are settled daily through variations margin. Gains and losses on off-exchange-traded forward currency contracts are settled upon termination of the contract, however, each partnership is required to meet margin requirements equal to the net unrealized loss on open contracts in each partnership accounts with the counterparty, which is accomplished by daily maintenance of the cash balance in a custody account held at Morgan Stanley DW for the benefit of MS & Co.

      Each partnership’s total market risk may increase or decrease as it is influenced by a wide variety of factors, including, but not limited to, the diversification among each partnership’s open positions, the volatility present within the markets, and the liquidity of the markets.

      The face value of the market sector instruments held by each partnership is typically many times the applicable margin requirements. Margin requirements generally range between 2% and 15% of contract face value. Additionally, the use of leverage causes the face value of the market sector instruments held by each partnership to typically be many times the total capitalization of each partnership.

      Each partnership’s past performance is not necessarily indicative of its future results. Any attempt to numerically quantify a partnership’s market risk is limited by the uncertainty of its speculative trading. Each partnership’s speculative trading and use of leverage may cause future losses and volatility (i.e. “risk of ruin”) that far exceed the partnership’s experiences to date under “Each Partnership’s value at Risk in Different Market Sectors” section on page 51 and significantly exceed the VaR tables disclosed.

      Limited partners will not be liable for losses exceeding the current net asset value of their investment.

Quantifying each Partnership’s Trading Value at Risk

      The following quantitative disclosures regarding the market risk exposure of each partnership contain “forward-looking statements” within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). All quantitative disclosures in this section are deemed to be forward-looking statements for purposes of safe harbor, except for statements of historical fact.

      Each partnership accounts for open positions on the basis of mark to market accounting principles. Any loss in the market value of a partnership’s open positions is directly reflected in the partnership’s earnings and cash flow.

      Each partnership’s risk exposure in the various market sectors traded by the trading advisor is estimated below in terms of Value at Risk ( “VaR”). Each partnership estimates VaR using a model based upon historical simulation (with a confidence level of 99%) which involves constructing a distribution of hypothetical daily changes in the value of a trading portfolio. The VaR model takes into account linear exposures to risks, including equity and commodity prices, interest rates, foreign exchange rates, and correlation among these variables. The hypothetical changes in portfolio value are based on daily percentage changes observed in key market indices or other market factors to which the portfolio is sensitive. The one-day 99% confidence level of each partnership’s VaR corresponds to the negative change in portfolio value that, based on observed market risk factors, would have been exceeded once in 100 trading days or one day in 100. VaR typically does not represent the worst case outcome.

      The general partner uses approximately four years of daily market data (1,000 observations) and revalues its portfolio (using delta-gamma approximations) for each of the historical market moves that occurred over this time period. This generates a probability distribution of daily ‘simulated profit and loss’ outcomes. The VaR is the appropriate percentile of this distribution. For example, the 99% one-day VaR would represent the 10th worst outcome from the general partner’s simulated profit and loss series.

      The partnerships’ VaR computations are based on the risk representation of the underlying benchmark for each instrument or contract and do not distinguish between exchange and non-exchange dealer-based instruments. They are also not based on exchange and/or dealer-based maintenance margin requirements.

      VaR models, including the partnerships’, are continually evolving as trading portfolios become more diverse and modeling techniques and systems capabilities improve. Please note that the VaR model is used to numerically quantify market risk for historic reporting purposes only and is not utilized by either the general partner or the trading advisors in their daily risk management activities. Please further note that VaR as described above may not be comparable to similarly titled measures used by other entities.

Each Partnership’s Value at Risk in Different Market Sectors

      The following tables indicate the VaR associated with each partnership’s open positions as a percentage of total net assets by primary market risk category at December 31, 2004 and 2003.

Charter Graham:

      At December 31, 2004 and 2003, Charter Graham’s total capitalization was approximately $476 million and $271 million, respectively.

Primary Market Risk Category	December 31, 2004 VaR	December 31, 2003 VaR
	%	%
Equity	(5.24)	(3.12)
Currency	(1.91)	(2.06)
Interest Rate	(1.80)	(0.56)
Commodity	(0.57)	(1.14)
Aggregate Value at Risk	(4.94)	(3.47)

Charter Millburn:

      At December 31, 2004 and 2003, Charter Millburn’s total capitalization was approximately $61 million and $65 million, respectively.

Primary Market Risk Category	December 31, 2004 VaR	December 31, 2003 VaR
	%	%
Equity	(1.86)	(1.14)
Currency	(1.61)	(2.74)
Interest Rate	(0.92)	(1.58)
Commodity	(0.45)	(1.29)
Aggregate Value at Risk	(2.65)	(3.55)

Charter MSFCM:

      At December 31, 2004 and 2003, Charter MSFCM’s total capitalization was approximately $226 million and $173 million, respectively.

Primary Market Risk Category	December 31, 2004 VaR	December 31, 2003 VaR
	%	%
Currency	(2.36)	(2.71)
Equity	(2.18)	(0.64)
Interest Rate	(0.63)	(0.84)
Commodity	(0.20)	(2.00)
Aggregate Value at Risk	(2.60)	(3.37)

Charter Campbell:

      At December 31, 2004 and 2003, Charter Campbell’s total capitalization was approximately $276 million and $111 million, respectively.

Primary Market Risk Category	December 31, 2004 VaR	December 31, 2003 VaR
	%	%
Currency	(2.21)	(1.75)
Equity	(2.12)	(1.23)
Interest Rate	(1.29)	(1.89)
Commodity	(0.40)	(0.58)
Aggregate Value at Risk	(3.04)	(2.78)

      The VaR for a market category represents the one-day downside risk for the aggregate exposures associated with this market category. The Aggregate Value at Risk, listed above for each partnership, represents the VaR of a partnership’s open positions across all the market categories, and is less than the sum of the VaRs for all such market categories due to the diversification benefit across asset classes.

      Because the business of each partnership is the speculative trading of futures, forwards, and options, the composition of a partnership’s trading portfolio can change significantly over any given time period, or even within a single trading day, which could positively or negatively materially impact market risk as measured by VaR.

      The tables below supplement the December 31, 2004 VaR set forth above by presenting each partnership’s high, low, and average VaR, as a percentage of total net assets for the four quarter-end reporting periods from January 1, 2004 through December 31, 2004.

Charter Graham

Primary Market Risk Category	High	Low	Average
	%	%	%
Equity	(5.24)	(0.58)	(1.90)
Currency	(1.91)	(0.23)	(0.91)
Interest Rate	(5.72)	(1.58)	(2.99)
Commodity	(1.10)	(0.34)	(0.69)
Aggregate Value at Risk	(5.80)	(1.92)	(3.90)

Charter Millburn

Primary Market Risk Category	High	Low	Average
	%	%	%
Equity	(1.86)	(0.21)	(0.94)
Currency	(1.76)	(0.98)	(1.46)
Interest Rate	(2.16)	(0.92)	(1.52)
Commodity	(1.30)	(0.32)	(0.71)
Aggregate Value at Risk	(3.04)	(2.05)	(2.61)

Charter MSFCM

Primary Market Risk Category	High	Low	Average
	%	%	%
Currency	(2.36)	(1.11)	(1.77)
Equity	(2.18)	—	(0.59)
Interest Rate	(2.27)	(0.63)	(1.75)
Commodity	(4.46)	(0.20)	(1.95)
Aggregate Value at Risk	(5.78)	(2.60)	(3.84)

Charter Campbell

Primary Market Risk Category	High	Low	Average
	%	%	%
Currency	(2.21)	(0.92)	(1.34)
Equity	(2.12)	(0.23)	(0.85)
Interest Rate	(2.25)	(0.54)	(1.53)
Commodity	(0.50)	(0.10)	(0.28)
Aggregate Value at Risk	(3.04)	(1.19)	(2.13)

Limitations on Value at Risk as an Assessment of Market Risk

      VaR models permit estimation of a portfolio’s aggregate risk exposure, incorporating a range of varied market risks; reflect risk reduction due to portfolio diversification or hedging activities; and can cover a wide range of portfolio assets. However, VaR risk measures should be viewed in light of the methodology’s limitations, which include, but may not be limited to the following:

• past changes in market risk factors will not always result in accurate predictions of the distributions and correlations of future market movements;

• changes in portfolio value caused by market movements may differ from those of the VaR model;

• VaR results reflect past market fluctuations applied to current trading positions while future risk depends on future positions;

• VaR using a one-day time horizon does not fully capture the market risk of positions that cannot be liquidated or hedged within one day; and

• the historical market risk factor data used for VaR estimation may provide only limited insight into losses that could be incurred under certain unusual market movements.

      In addition, the VaR tables above, as well as the past performance of each partnership, give no indication of each partnership’s potential “risk of ruin”.

      The VaR tables provided above present the results of each partnership’s VaR for each of the partnership’s market risk exposures and on an aggregate basis at December 31, 2003 and for the four quarter-end reporting periods during calendar year 2004. VaR is not necessarily representative of the historic risk nor should it be used to predict a partnership’s future financial performance or its ability to manage and monitor risk. There can be no assurance that a partnership’s actual losses on a particular day will not exceed the VaR amounts indicated above or that such losses will not occur more than once in 100 trading days.

Non-Trading Risk

      Each partnership has non-trading market risk on its foreign cash balances. These balances and any market risk they may represent are immaterial. Each partnership also maintains a substantial portion (approximately 80-85%) of its available assets in cash at Morgan Stanley DW. A decline in short-term interest rates would result in a decline in a partnership’s cash management income. This cash flow risk is not considered to be material.

      Materiality, as used throughout this section, is based on an assessment of reasonably possible market movements and any associated potential losses, taking into account the leverage, optionality, and multiplier features of a partnership’s market sensitive instruments, in relation to the partnership’s net assets.

Qualitative Disclosures Regarding Primary Trading Risk Exposures

      The following qualitative disclosures regarding each partnership’s market risk exposures—except for (A) those disclosures that are statements of historical fact and (B) the descriptions of how a partnership manages its primary market risk exposures—constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Each partnership’s primary market risk exposures as well as the strategies used and to be used by the general partner and the trading advisors for managing such exposures, are subject to numerous uncertainties, contingencies and risks, any one of which could cause the actual results of each partnership’s risk controls to differ materially from the objectives of such strategies. Government interventions, defaults and expropriations, illiquid markets, the emergence of dominant fundamental factors, political upheavals, changes in historical price relationships, an influx of new market participants, increased regulation and many other factors could result in material losses, as well as in material changes to the risk exposures and the risk management strategies of each partnership. Investors must be prepared to lose all or substantially all of their investment in a partnership.

Morgan Stanley Charter Graham L.P.

      The following were the primary trading risk exposures of Charter Graham at December 31, 2004, by market sector. It should be anticipated, however, that these market exposures will vary materially over time.

      Equity.  The primary market exposure of the partnership at December 31, 2004 was to the global stock index sector, primarily to equity price risk in the G-7 countries. The G-7 countries consist of France, the U.S., Britain, Germany, Japan, Italy and Canada. The stock index futures traded by the partnership are by law limited to futures on broadly-based indices. At December 31, 2004, the partnership’s primary exposures were to the S&P 500 (U.S.), DAX (Germany), NASDAQ (U.S.), IBEX 35 (Spain), and CAC 40 (France) stock indices. The partnership is exposed to the risk of adverse price trends or static markets in the U.S., European, and Japanese stock indices. Static markets would not cause major market changes, but would make it difficult for the partnership to avoid trendless price movements, resulting in numerous small losses.

      Currency.  The second largest market exposure of the partnership at December 31, 2004 was to the currency sector. The partnership’s currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes as well as political and general economic conditions influence these fluctuations. The partnership trades a large number of currencies, including cross-rates — i.e., positions between two currencies other than the U.S. dollar. At December 31, 2004, the partnership’s major exposures were to the euro, Australian dollar, Canadian dollar, Japanese yen, Swiss franc and British pound currency crosses, as well as to outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk associated with the partnership’s currency trades will change significantly in the future.

      Interest Rate.  The third largest market exposure of the partnership at December 31, 2004 was to the global interest rate sector. Exposure was primarily spread across the European, U.S., Japanese and Australian interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country, as well as relative interest rate movements between countries, materially impact the partnership’s profitability. The partnership’s interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. However, the partnership also takes futures positions in the government debt of smaller nations — e.g. Australia. The general partner anticipates that the G-7 countries and Australian interest rates will remain the primary interest rate exposure of the partnership for the foreseeable future. The speculative futures positions held by the partnership may range from short to long-term instruments. Consequently, changes in short, medium, or long-term interest rates may have an effect on the partnership.

Commodity.

      Energy.  At December 31, 2004, the partnership had market exposure in the energy sector. The partnership’s energy exposure was primarily to futures contracts in crude oil and its related products, and natural gas. Price movements in these markets result from geopolitical developments, particularly in the Middle East, as well as weather patterns and other economic fundamentals. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in the future. Natural gas has exhibited volatility in prices resulting from weather patterns and supply and demand factors and will likely continue in this choppy pattern.

      Metals.  At December 31, 2004, the partnership had market exposure in the metals sector. The partnership’s metals exposure at December 31, 2004 was to fluctuations in the price of precious metals, such as gold, and base metals, such as aluminum, copper, and zinc. Economic forces, supply and demand inequalities, geopolitical factors, and market expectations influence price movements in these markets. The trading advisor utilizes the trading system(s) to take positions when market opportunities develop and the general partner anticipates that the partnership will continue to do so.

      Soft Commodities and Agriculturals.  At December 31, 2004, the partnership had exposure to the markets that comprise these sectors. Most of the exposure was to the coffee and soybean meal markets. Supply and demand inequalities, severe weather disruptions, and market expectations affect price movements in these markets.

Morgan Stanley Charter Millburn L.P.

      The following were the primary trading risk exposures of Charter Millburn at December 31, 2004, by market sector. It may be anticipated, however, that these market exposures will vary materially over time.

      Equity.  The primary market exposure of the partnership at December 31, 2004 was to equity price risk in the G-7 countries. The stock index futures traded by the partnership are by law limited to futures on broadly-based indices. At December 31, 2004, the partnership’s primary exposures were to the DAX (Germany), NASDAQ (U.S.), S&P 500 (U.S.), and TOPIX (Japan) stock indices. The partnership is primarily exposed to the risk of adverse price trends or static markets in the U.S., European, and Japanese stock indices. Static markets would not cause major market changes, but would make it difficult for the partnership to avoid trendless price movements, resulting in numerous small losses.

      Currency.  The second largest market exposure of the partnership at December 31, 2004 was to the currency sector. The partnership’s currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes, as well political and general economic conditions influence these fluctuations. The partnership trades a large number of currencies, including cross-rates - i.e., positions between two currencies other than the U.S. dollar. At December 31, 2004, the partnership’s major exposures were to the euro, Canadian dollar, Japanese yen, Norwegian krone, Swiss franc, British pound, Australian dollar, Swedish krona, and Polish zloty currency crosses, as well as to outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk associated with the partnership’s currency trades will change significantly in the future.

      Interest Rate.  The third largest market exposure of the partnership at December 31, 2004 was to the global interest rate sector. Exposure was primarily spread across the European, Japanese, U.S., and Canadian interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country, as well as relative interest rate movement, between countries, materially impact the partnership’s profitability. The partnership’s primary interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. The general partner anticipates that the G-7 countries interest rates will remain the primary interest rate exposure of the partnership for the foreseeable future. The speculative futures positions held by the partnership may range from short to long-term instruments. Consequently, changes in short, medium, or long-term interest rates may have an effect on the partnership.

Commodity.

      Metals.  At December 31, 2004, the partnership had market exposure in the metals sector. The partnership’s metals exposure at December 31, 2004 was to fluctuations in the price of precious metals, such as gold, silver, and platinum, and base metals, such as copper, aluminum, lead, zinc, nickel, and tin. Economic forces, supply and demand inequalities, geopolitical factors, and market expectations influence movements in these markets. The trading advisor utilizes the trading system(s) to take positions when market opportunities develop, and the general partner anticipates that the partnership will continue to do so.

      Energy.  At December 31, 2004, the partnership had market exposure in the energy sector. The partnership’s energy exposure was primarily to futures contracts in crude oil and its related products, and natural gas. Price movements in these markets result from geopolitical developments, particularly in the Middle East, as well as weather patterns and other economic fundamentals. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in the future. Natural gas has exhibited volatility in prices resulting from weather patterns and supply and demand factors and will likely continue in this choppy pattern.

      Soft Commodities and Agriculturals.  At December 31, 2004, the partnership had exposure to the markets that comprise these sectors. Most of the exposure was to the corn, wheat, and cotton markets. Supply and demand inequalities, severe weather disruptions, and market expectations affect price movements in these markets.

Morgan Stanley Charter MSFCM L.P.

      The following were the primary trading risk exposures of Charter MSFCM at December 31, 2004, by market sector. It may be anticipated, however, that these market exposures will vary materially over time.

      Currency.  The primary market exposure of the partnership at December 31, 2004 was to the currency sector. The partnership’s currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes as well as political and general economic conditions influence these fluctuations. The partnership trades a large number of currencies, including cross-rates — i.e., positions between two currencies other than the U.S. dollar. At December 31, 2004, the partnership’s major exposures were to the euro, British pound and Japanese yen currency crosses, as well as to outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk associated with the partnership’s currency trades will change significantly in the future.

      Equity.  The second largest market exposure of the partnership at December 31, 2004 was to equity price risk in the G-7 countries. The stock index futures traded by the partnership are by law limited to futures on broadly-based indices. At December 31, 2004, the partnership’s primary exposures were to the CAC 40 (France), Hang Seng (China), and all Ordinaries Share Price (Australia) stock indices. The partnership is primarily exposed to the risk of adverse price trends or static markets in the European, Chinese, and Australian stock indices. Static markets would not cause major market changes but would make it difficult for the partnership to avoid trendless price movements, resulting in numerous small losses.

      Interest Rate. The third largest market exposure of the partnership at December 31, 2004 was to the global interest rate sector. Exposure was primarily spread across the Japanese, European, and U.S. interest rate sectors. Interest rate movements directly after the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country, a well as relative interest rate movements between countries materially impact the partnership’s profitability. The partnership’s interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. The general partner anticipates that the G-7 countries interest rates will remain the primary interest rate exposure of the partnership for the foreseeable future. The speculative future positions held by the partnership may range from short to long- term instruments. Consequently, changes in short, medium, or long-term interest rates may have an effect on the partnership.

Commodity.

      Energy.  At December 31, 2004, the partnership had market exposure in the energy sector. The partnership’s energy exposure was primarily to futures contracts in crude oil and natural gas.

Price movements in these markets result from geopolitical developments, particularly in the Middle East, as well as weather patterns and other economic fundamentals. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in the future. Natural gas has exhibited volatility in prices resulting from weather patterns and supply and demand factors and will likely continue in this choppy pattern.

      Metals.  At December 31, 2004, the partnership had market exposure in the metals sector. The partnership’s metals exposure at December 31, 2004 was to fluctuations in the price of base metals, such as aluminum, copper, nickel, and zinc. Economic forces, supply and demand inequalities, geopolitical factors and market expectations influence price movements in these markets. The trading advisor utilizes the trading system(s) to take positions when market opportunities develop, and the general partner anticipates that the partnership will continue to do so.

Morgan Stanley Charter Campbell L.P.

      The following were the primary trading risk exposures of Charter Campbell at December 31, 2004, by market sector. It may be anticipated, however, that these market exposures will vary materially over time.

      Currency.  The primary market exposure of the partnership at December 31, 2004 was to the currency sector. The partnership’s currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes as well as political and general economic conditions influence these fluctuations. At December 31, 2004, the partnership’s major exposure was to outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk associated with the partnership’s currency trades will change significantly in the future.

      Equity.  The second largest market exposure of the partnership at December 31, 2004 was to the global stock index sector, primarily to equity price risk in the G-7 countries. The stock index futures traded by the partnership are by law limited to futures on broadly-based indices. At December 31, 2004, the partnerships primary exposures were to the Euro Stoxx 50 (Europe), S&P 500 (U.S.), DAX (Germany), NASDAQ 100 (U.S.), IBEX 35 (Spain), and FTSE (Britain) stock indices. The partnership is primarily exposed to the risk of adverse price trends or static markets in the European and U.S. stock indices. Static markets would not cause major market changes, but would make it difficult for the partnership to avoid trendless price movements, resulting in numerous small losses.

      Interest Rate.  The third largest market exposure of the partnership at December 31, 2004 was to the global interest rate sector. Exposure was primarily spread across the European, U.S., and Japanese interest rate sectors. Interest rate movements directly affect the price of sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries, materially impact the partnership’s profitability. The partnership’s primary interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 counties. The general partner anticipates that the G-7 countries interest rates will remain the primary interest rate exposure of the partnership for the foreseeable future. The speculative futures positions held by the partnership may range from short to long-term instruments. Consequently, changes in short, medium, or long-term interest rates may have an effect on the partnership.

Commodity.

      Energy.  At December 31, 2004, the partnership had market exposure in the energy sector. The partnership’s energy exposure was primarily to futures contracts in crude oil and its related products, and natural gas. Price movements in these markets result from geopolitical developments, particularly in the Middle East, as well as weather patterns and other economic fundamentals. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in the future. Natural gas has exhibited volatility in prices resulting from weather patterns and supply and demand factors, and will likely continue in this choppy pattern.

      Metals.  At December 31, 2004, the Partnership had market exposure in the metals sector. The partnership’s metals exposure at December 31, 2004 was to fluctuations in the price of base metals, such as copper, nickel, and zinc. Economic forces, supply and demand inequalities, geopolitical factors, and market expectations influence price movements in these markets. The trading advisor, utilizes the trading system(s) to take positions when market opportunities develop and the general partner anticipates that the partnership will continue to do so.

Qualitative Disclosures Regarding Non-Trading Risk Exposure

      The following was the only non-trading risk exposure of the partnerships at December 31, 2004:

      Foreign Currency Balances. Each partnership’s primary foreign currency balances were in:

Charter Graham	Charter Millburn	Charter MSFCM	Charter Campbell
Japanese Yen Euros Australian dollars Swiss Francs Hong Kong dollars Canadian dollars	Euros Hong Kong dollars British pounds Japanese yen Australian dollars	Euros Hong Kong dollars Australian dollars	Euros British pounds Japanese yen Hong Kong dollars

      Each partnership controls the non-trading risk of these balances by regularly converting them back into U.S. dollars upon liquidation of the respective positions.

Qualitative Disclosures Regarding Means of Managing Risk Exposure

      Each partnership and its trading advisor, separately, attempt to manage the risk of the partnership’s open positions in essentially the same manner in all market categories traded. The general partner attempts to manage market exposure by diversifying each partnership’s assets among different market sectors and trading approaches, and by monitoring the performance of the trading advisor daily. In addition, the trading advisors establishes diversification guidelines, often set in terms of the maximum margin to be committed to positions in any one market sector or market sensitive instrument.

      The general partner monitors and controls the risk of each partnership’s non-trading instrument, cash. Cash is the only partnership investment directed by the general partner, rather than the trading advisors.

THE GENERAL PARTNER

      The general partner and commodity pool operator of each partnership is Demeter Management Corporation, a Delaware corporation formed on August 18, 1977 to act as a commodity pool operator. Effective in 1977, the general partner became registered with the CFTC as a commodity pool operator and is currently a member of the National Futures Association in such capacity. The general partner’s business office is located at 330 Madison Avenue, 8th Floor, New York, New York 10017, telephone (212) 905-2700. The general partner is an affiliate of Morgan Stanley DW in that they are both wholly-owned subsidiaries of Morgan Stanley, which is a publicly-owned company subject to the reporting requirements of the Securities Exchange Act of 1934. Morgan Stanley’s SEC file number is 1-11758.

      The general partner is or has been the commodity pool operator for 38 commodity pools, including 7 commodity pools that are exempt from certain disclosure requirements pursuant to CFTC Rule 4.7 and the 4 existing Charter Series partnerships. As of February 28, 2005, the general partner had approximately $3.7 billion in aggregate net assets under management, making it one of the largest operators of commodity pools in the U.S. As of February 28, 2005, there were approximately 104,000 investors in the commodity pools managed by Demeter.

      The general partner is required to maintain its net worth at an amount equal to at least 10% of the total contributions to each limited partnership for which it acts as a general partner. Morgan Stanley has contributed to the general partner the capital necessary to permit the general partner to meet its net worth obligations as general partner of each partnership and intends to continue to do so. The general partner’s minimum net worth requirements may be modified by the general partner at its option without notice to or the consent of the limited partners, provided the modification does not adversely affect the partnership or the limited partners. The general partner and its principals are not obligated to purchase units but may do so.

      Pursuant to each limited partnership agreement, the general partner is required to contribute to each partnership, in $1,000 increments, the greater of 1% of the aggregate capital contributions by all partners and $25,000. As of February 28, 2005, the general partner’s capital account in each partnership was equal to:

Capital Account
$
Charter Graham	4,808,970
Charter Millburn	675,558
Charter MSFCM	2,146,583
Charter Campbell	3,032,251

      The general partner does not manage the day-to-day trading of the partnerships, but rather monitors the performance of the partnerships. Based on its observations and in consultation with the trading advisors, the general partner may agree to changes, including changing the allocation of assets among the trading programs and the leverage at which a partnership’s assets are traded. The general partner must approve the category of contracts that are traded by the partnerships, but not each individual trade.

      According to Morgan Stanley’s Form 10-Q for the quarter ended February 28, 2005, Morgan Stanley had total shareholders’ equity of $28,495 million and total assets of $802,210 million as of February 28, 2005. Additional financial information regarding Morgan Stanley is included in the financial statements filed as part of that report and its 2004 annual report. Morgan Stanley will provide to you at no charge, upon request, copies of its most recent Forms 10-K, 10-Q and 8-K, as filed from time to time with the SEC, by writing to Morgan Stanley at 1585 Broadway, New York, New York 10036 (Attn: Investor Relations). These reports are also available from the SEC, in the manner described under “The Charter Series—Availability of Exchange Act Reports” on page 34.

      Because of their relationship to the partnerships and each other, Morgan Stanley, Morgan Stanley DW, and the general partner may have liability as a promoter or parent of the partnerships if any violations of the federal securities laws occur in connection with the offering of units.

Directors and Officers of the General Partner

      Jeffrey A. Rothman, age 43, is the Chairman of the Board of Directors and the President of the general partner. Mr. Rothman is the Managing Director of Morgan Stanley Managed Futures, responsible for overseeing all aspects of Morgan Stanley’s Managed Futures Department. Mr. Rothman has been with the Managed Futures Department for eighteen years. Throughout his career, Mr. Rothman has helped with the development, marketing, and administration of approximately 40 commodity pools. Mr. Rothman is an active member of the Managed Funds

Association and has recently served on its Board of Directors. Mr. Rothman has a B.A. degree in Liberal Arts from Brooklyn College, New York.

      Richard A. Beech, age 53, is a Director of the general partner. Mr. Beech has been associated with the futures industry for over 25 years. He has been at Morgan Stanley DW since August 1984, where he is presently an Executive Director and head of Futures, Forex & Metals. Mr. Beech began his career at the Chicago Mercantile Exchange, where he became the Chief Agricultural Economist doing market analysis, marketing, and compliance. Prior to joining Morgan Stanley DW, Mr. Beech worked at two investment banking firms in operations, research, managed futures, and sales management. Mr. Beech has a B.S. degree in Business Administration from Ohio State University and an M.B.A. from Virginia Polytechnic Institute and State University.

      Raymond A. Harris, age 48, is a Director of the general partner. Mr. Harris is currently Managing Director and head of Client Solutions for Morgan Stanley’s Individual Investor Group, a Board Member of Morgan Stanley DW Inc., and Director of Morgan Stanley Trust. Mr. Harris joined Morgan Stanley in 1982 and served in financial and operational assignments for Dean Witter Reynolds. In 1994, he joined the Discover Financial Services division, leading restructuring and product development efforts. Mr. Harris became Chief Administrative Officer for Morgan Stanley Investment Management in 1999. In 2001, he was named head of Global Products and Services for Investment Management. Mr. Harris has an M.B.A in Finance from the University of Chicago and a B.A. degree from Boston College.

      Frank Zafran, age 50, is a Director of the general partner. Mr. Zafran is an Executive Director of Morgan Stanley and, in September 2002, was named Chief Administrative Officer of Morgan Stanley’s Client Solutions Division. Mr. Zafran joined the firm in 1979 and held various positions in Corporate Accounting and the Insurance Department, including Senior Operations Officer—Insurance Division, until his appointment in 2000 as Director of 401(k) Plan Services, responsible for all aspects of 401(k) Plan Services including marketing, sales, and operations. Mr. Zafran received a B.S. degree in Accounting from Brooklyn College, New York.

      Douglas J. Ketterer, age 39, is a Director of the general partner. Mr. Ketterer is a Managing Director and has had responsibility for managing a number of departments at Morgan Stanley over the years, most recently as head of the Investment Solutions Group, which is comprised of a number of departments which offer products and services through Morgan Stanley’s Individual Investor Group (including Managed Futures, Alternative Investments, Insurance Services, Personal Trust, Corporate Services, and others). Mr. Ketterer joined the firm in 1990 in the Corporate Finance division as part of the Retail Products Group. He later moved to the origination side of Investment Banking, and then, after the merger between Morgan Stanley and Dean Witter, served in the Product Development Group at Morgan Stanley Dean Witter Advisors (now known as Morgan Stanley Funds). From the summer of 2000 to the summer of 2002, Mr. Ketterer served as the Chief Administrative Officer for Morgan Stanley Investment Management, where he headed the Strategic Planning & Administration Group. Mr. Ketterer received his M.B.A. from New York University’s Leonard N. Stern School of Business and his B.S. in Finance from the University at Albany’s School of Business.

      Todd Taylor, age 42, is a Director of the general partner. Mr. Taylor began his career with Morgan Stanley in June 1987 as a Financial Advisor in the Dallas office. In 1995, he joined the Management Training Program in New York and was appointed Branch Manager of the Missouri and southern Illinois branch offices in 1997. Three years later, in 2000, Mr. Taylor was appointed to a newly created position, Director of Individual Investor Group Learning and Development, before becoming the Director of Individual Investor Group Strategy in 2002. Most recently, Mr.Taylor has taken on a new role as the High Net Worth Segment Director. Mr. Taylor graduated from Texas Tech University with a B.B.A. in Finance.

      William D. Seugling, age 35, is a Director of the general partner. Mr. Seugling is a Managing Director at Morgan Stanley and currently serves as Director of Client Solutions for U.S. Private Wealth Management. Mr. Seugling joined Morgan Stanley in June 1993 as an Associate in Equity Structured Products having previously worked in research and consulting for Greenwich Associates from October 1991 to June 1993. Since 1994, he has focused broadly on analysis and solutions for wealthy individuals and families culminating in his current role within the division. He was named Vice President in 1996 and an Executive Director in 1999. Mr. Seugling graduated cum laude from Bucknell University with a B.S. in Management and a concentration in Chemistry.

      Louise M. Wasso-Jonikas, age 51, is a Director of the general partner. Ms. Wasso-Jonikas is a Managing Director of Morgan Stanley and the Director of Alternative Investments for the Individual Investor Group of Morgan Stanley. Ms. Wasso-Jonikas was Co-Founder, President, and Chief Operating Officer of Graystone Partners, an objective consulting firm, from 1993 to 1999, when Graystone was acquired by Morgan Stanley. Prior to founding Graystone, Ms. Wasso-Jonikas was a Senior Vice President at Bessemer Trust and opened their Chicago office. She also was a Vice President at the Northern Trust in their Wealth Management Services Group where she worked exclusively with their largest private clients and family offices throughout the U.S. and abroad, serving their broad investment and custody needs. Ms. Wasso-Jonikas also worked as an equity block trader with Goldman Sachs and with Morgan Stanley advising and managing money for private clients. Ms. Wasso-Jonikas’ focus is on developing a robust external manager platform utilizing alternative managers for Morgan Stanley’s Individual Investor Group private clients as well as overseeing some of Morgan Stanley’s largest client relationships. Ms. Wasso-Jonikas holds a B.A. in Economics from Mount Holyoke College and an M.B.A. in Finance from the University of Chicago Graduate School of Business.

      Kevin Perry, age 35, is the Chief Financial Officer of the general partner. Mr. Perry currently serves as an Executive Director and Controller within the Individual Investor Group at Morgan Stanley. Mr. Perry joined Morgan Stanley in October 2000 and is also Chief Financial Officer of Morgan Stanley Trust National Association, Van Kampen Funds Inc., and Morgan Stanley Distribution, Inc. Prior to joining Morgan Stanley, Mr. Perry worked as an auditor and consultant in the financial services practice of Ernst & Young LLP from October 1991 to October 2000. Mr. Perry received a B.S. degree in Accounting from the University of Notre Dame in 1991 and is a Certified Public Accountant.

      Effective May 1, 2005, the following individuals will be appointed, subject to approval by and registration with the National Futures Association, as Directors of the general partner: Shelley Hanan and Harry Handler.

      Shelley Hanan, age 44, joined Morgan Stanley in 1984. She eventually became the Regional Manager of the Southwest for Private Wealth Management and a Senior Representative for the Morgan Stanley Foundation in Southern California. Her focus was senior relationship management of the firm’s largest private clients in the Southwest. Ms. Hanan now holds the position of Chief Operating Officer of the US Client Coverage Group and is a Managing Director. Ms. Hanan graduated from the University of California at San Diego with a B.A. in Psychology.

      Harry Handler, age 46, serves as an Executive Director for Morgan Stanley in the Individual Investor Group. Mr. Handler works in the Client Technology Services Division and is responsible for Straight Through Processing and Re-Engineering. Among many projects, he is currently managing the Ultra-High Net Worth Convergence, and Equity Trading Integration initiatives for Transaction Processing Services. Mr. Handler also serves as Chairman of the Morgan Stanley DW Best Execution Committee and manages the Individual Investor Group Stock Lending business. In his prior position, Mr. Handler was a Systems Director in Information Technology, in charge of Equity and Fixed Income Trading Systems along with the Special Products, such as Unit Trusts, Managed Futures, and Annuities. Prior to his transfer to the Information Technology Area, Mr.

Handler managed the Foreign Currency and Precious Metals Trading Desk for Dean Witter, a predecessor company to Morgan Stanley. He also held various positions in the Futures Division where he helped to build the Precious Metals Trading Operation at Dean Witter. Before moving to Dean Witter, Mr. Handler worked at Mocatta Metals as an Assistant to the Chairman. His roles at Mocatta Metals included stints on the Futures Order Entry Desk, and the Commodities Exchange Trading Floor. Additional work included building a computerized Futures Trading System and writing a history of the company. Mr. Handler graduated on the Dean’s List from the University of Wisconsin-Madison with a B.A. degree and a double major in History and Political Science.

      Effective May 1, 2005, Raymond A. Harris, Todd Taylor, William D. Seugling and Louise M. Wasso-Jonikas will no longer serve as Directors of the general partner.

      The general partner and its officers and directors may, from time to time, trade futures, forwards, and options for their own proprietary accounts. The records of trading in such accounts will not be made available to you for inspection.

      As of the date of this prospectus, Jeffrey A. Rothman, Chairman of the Board of Directors of the general partner, beneficially owns 302.1 units of Charter MSFCM, which amount represents less than 1% of the outstanding units of Charter MSFCM. None of the other directors or executive officers of the general partner beneficially own units of any partnership.

Description and Performance Information of Commodity Pools Operated by the General Partner

      The following table summarizes information relating to each of the other commodity pools operated by the general partner during the past five years, except those commodity pools exempt from disclosure under CFTC rule 4.7.

      While each of these commodity pools has essentially the same objective—appreciation of assets through speculative trading—the structure, including fees, interest income arrangements, and trading advisors, and the performance of these pools varies widely. There are significant differences between the partnerships and the commodity pools described below. For example, some of the commodity pools have principal protection features to protect investors against the loss of their investment principal, and none of these other commodity pools has the same mix of trading advisors, trading strategies, and fee structures as those employed by the partnerships.

      All summary performance information is current as of February 28, 2005. In reviewing the following summary performance information, you should understand that performance is calculated on the accrual basis in accordance with generally accepted accounting principles and is “net” of all fees and expenses, and a more complete presentation of the performance of the futures funds operated or managed by the general partner is available upon request to the general partner.

      Past performance is not necessarily indicative of future results and material differences exist between the commodity pools described in the chart and the partnerships. There is no assurance that the partnerships will perform in a manner comparable to any of the commodity pools described below. You should also note that interest income may constitute a significant portion of a commodity pool’s total income and may generate profits where there have been realized or unrealized losses from futures, forwards, and options trading.

Demeter Management Corporation
Capsule Summary of Performance Information Regarding Commodity Pools Operated
(except as otherwise indicated, beginning January 1, 2000 through February 28, 2005)

Morgan Stanley Spectrum Strategic L.P.
											Compound Annual Rates of Return(10)
Fund Type/Fund(1)	Start Date(2)		Close Date(3)		Aggregate Subscriptions(4)	Current Total Net Asset Value(5)	Current Net Asset Value per Unit(6)	Cumulative Rate of Return since Inception(7)	Worst Monthly % Decline/ Month(8)	Worst Peak- to-Valley Decline Period(9)	2005	2004	2003	2002	2001	2000
					$	$	$	%	%	%	%	%	%	%	%	%

Publicly-Offered Single Advisor Funds without “Principal Protection”
Columbia Futures Fund (11)		Jul-83		Dec-02	29,276,299	8,530,860	3,870.80	294.98	(17.54)	(48.63)				10.38	10.85	9.08
									4/86	7/83-12/86
DW Diversified Futures Fund L.P.		Apr-88		N/A	206,815,107	53,185,246	1,143.76	353.50	(14.27)	(44.00)	(11.03)	(4.58)	(11.88)	28.42	1.30	22.00
									6/03	3/03-7/04	(2 months)
DW Multi-Market Portfolio L.P. (12)		Sep-88		N/A	252,526,000	6,026,731	1,358.80	35.88	(13.26)	(42.34)	(10.74)	(3.35)	(11.24)	30.81	1.38	21.64
									2/96	3/03-7/04	(2 months)
DW Diversified Futures Fund II L.P.		Jan-89		N/A	13,210,576	5,524,618	3,065.00	206.50	(13.41)	(42.15)	(10.67)	(2.63)	(11.70)	27.36	1.86	20.33
									8/89	3/03-7/04	(2 months)
DW Principal Plus Fund L.P. (13)		Feb-90		N/A	109,013,535	20,502,321	1,929.74	92.97	(7.48)	(13.08)	(2.04)	(4.05)	1.07	2.42	2.14	6.96
									2/96	2/96-5/96	(2 months)
DW Diversified Futures Fund III L.P.		Nov-90		N/A	126,815,755	31,383,453	1,908.05	90.81	(13.99)	(43.28)	(10.95)	(4.34)	(11.45)	28.64	1.07	21.99
									6/03	2/03-7/04	(2 months)
DW Portfolio Strategy Fund L.P. (14)		Feb-91		N/A	143,522,564	67,042,446	2,926.50	192.65	(15.28)	(35.95)	(18.67)	9.60	3.70	26.69	(6.01)	9.87
									11/01	3/03-8/04	(2 months)
Morgan Stanley Spectrum Global Balanced L.P. (15)		Nov-94		N/A	112,551,925	48,084,906	14.33	43.30	(7.92)	(14.24)	(1.92)	(5.56)	6.18	(10.12)	(0.31)	0.87
									2/96	5/99 - 7/04	(2 months)
Morgan Stanley Spectrum Commodity L.P. (16)		Jan-98		Jan-03	47,221,948	8,770,994	6.82	(31.80)	(9.09)	(43.83)			0.15	16.61	(25.61)	3.15
									11/98	2/98-10/01			(1 month)
Morgan Stanley Charter Welton L.P.		Mar-99		Apr-03	36,083,724	4,868,127	7.55	(24.50)	(13.40)	(38.60)			0.40	5.47	(13.05)	(8.17)
									2/02	3/99-2/02			(4 months)
Publicly-Offered Multi Advisor Funds without “Principal Protection”
DW Cornerstone Fund II		Jan-85		N/A	65,653,270	15,626,161	3,989.57	309.19	(12.69)	(32.70)	(14.37)	(6.47)	0.37	13.83	(1.33)	11.46
									1/05	7/88-10/89	(2 months)
DW Cornerstone Fund III		Jan-85		N/A	137,132,762	25,006,296	3,827.18	292.53	(18.28)	(32.35)	(9.28)	7.92	8.83	17.94	0.27	(0.26)
									2/89	2/89-10/89	(2 months)
DW Cornerstone Fund IV		May-87		N/A	168,125,690	79,597,802	6,194.57	535.34	(21.04)	(45.21)	(15.00)	(8.26)	13.56	12.30	15.92	14.74
									9/89	7/89-9/89	(2 months)
Morgan Stanley Spectrum Select L.P. (17)		Aug-91		N/A	793,728,740	564,663,517	27.11	171.10	(13.72)	(26.78)	(6.13)	(4.72)	9.62	15.40	1.65	7.14
									1/92	6/95-8/96	(2 months)
DW Global Perspective Portfolio L.P.		Mar-92		N/A	67,424,535	7,898,431	1,100.12	10.01	(13.44)	(40.90)	(2.98)	(12.59)	15.53	13.32	(1.43)	3.63
									4/04	8/93-1/95	(2 months)
DW World Currency Fund L.P.		Apr-93		N/A	114,945,830	11,856,741	1,161.75	16.18	(10.82)	(46.04)	(12.42)	(9.30)	6.50	17.30	10.78	6.36
									1/05	8/93-1/95	(2 months)
	Nov-94		N/A		266,589,279	181,563,220	14.07	40.70	(18.47)	(43.28)	(3.37)	1.75	24.00	9.38	(0.57)	(33.06)
									2/00	1/00-10/00	(2 months)
Morgan Stanley Spectrum Technical L.P.		Nov-94		N/A	886,731,316	739,311,105	21.74	117.40	(15.59)	(26.56)	(8.00)	4.37	22.98	23.31	(7.15)	7.85
									11/01	4/01-4/02	(2 months)
Morgan Stanley Spectrum Currency L.P.		Jul-00		N/A	313,474,644	240,765,155	12.33	23.30	(11.24)	(26.05)	(14.43)	(7.98)	12.42	12.25	11.10	11.70
									1/05	1/04-9/04	(2 months)					(6 months)
Privately-Offered Single Advisor Funds without “Principal Protection”
Morgan Stanley/Chesapeake L.P.		Nov-94		N/A	47,937,750	26,947,603	3,127.46	212.75	(20.66)	(38.99)	(6.81)	7.98	46.16	22.88	(18.96)	7.38
									11/01	4/01-4/02	(2 months)
Morgan Stanley/JWH Futures Fund L.P.		Feb-96		N/A	45,787,749	16,567,237	1,821.69	82.17	(18.57)	(46.68)	(15.09)	4.79	18.66	39.71	3.60	9.78
									11/01	7/99-9/00	(2 months)
Morgan Stanley/Mark J. Walsh & Company L.P.		May-01		N/A	21,404,595	18,948,745	1,570,94	57.09	(12.35)	(23.29)	(3.27)	13.44	8.43	41.78	(6.87)
									3/03	11/01-4/02	(2 months)				(7 months)
Privately-Offered Multi Advisor Funds without “Principal Protection”
Morgan Stanley/Market Street Futures Fund L.P.		Oct-98		Jan-02	27,198,118	8,551,809	891.64	(10.84)	(10.76)	(31.12)				0.98	(4.24)	(5.55)
									3/00	3/99-7/00				(1 month)
Morgan Stanley Strategic Alternatives Fund L.L.C.		May-00		N/A	237,024,240	211,125,393	1,449.57	44.96	(6.08)	(9.05)	(0.91)	4.71	9.43	11.62	5.06	8.87
									11/01	11/01-4/02	(2 months)					(8 months)
Morgan Stanley Japan Managed Futures L.L.C.		Sep-02		N/A	152,428,957	127,212,957	991.32	4.82	(5.02)	(12.20)	(4.96)	(0.74)	6.57	2.20
									4/04	2/04-8/04	(2 months)			(4 months)
Morgan Stanley Alternative Managed Futures Limited		Mar-04		N/A	250,000,000	248,912,489	962.47	(3.75)	(5.72)	(10.79)	(2.53)	(1.25)
									5/04	5/04-8/04	(2 months)	(10 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Footnotes to Demeter Management Corporation Performance Information

1.  “Publicly-offered” funds are pools offered to the public. “Privately-offered” funds are pools offered in private placements exempt from registration. Funds with “principal protection” are pools with an investment feature that guarantees the return of the amount originally invested, generally within 5 to 7 years. Funds without “principal protection” do not guarantee the return of an investor’s investment.

2.  “Start Date” is the month and year that the pool began trading.

3.  “Close Date” is the month and year that the pool liquidated its assets and stopped doing business.

4.  “Aggregate Subscriptions” is the aggregate of all amounts contributed to the pool, including investments that were later redeemed by investors.

5.  “Current Total Net Asset Value” is the net asset value of the pool as of February 28, 2005, or, in the case of liquidated pools, the net asset value of the pool on the Close Date.

6.  “Current Net Asset Value Per Unit” is calculated by dividing the current total net asset value by the total number of units outstanding as of February 28, 2005, or, in the case of a liquidated pool, through the Close Date.

7.  “Cumulative Rate of Return Since Inception” is the percentage change in the net asset value of a unit from its Start Date through February 28, 2005, or, in the case of a liquidated pool, its Start Date through the Close Date.

8.  “Worst Monthly Decline” means losses experienced in the net asset value per unit over the specified period and is calculated by dividing the net change in the net asset value per unit by the beginning net asset value per unit for the relevant period. “Decline” is measured on the basis of monthly returns only, and does not reflect intra-month figures. The month in which the worst monthly drawdown occurred during the history of the pool is set forth under “Worst Monthly % Decline.”

9.  “Worst Peak-to-Valley Decline” is the largest percentage decline in the net asset value per unit over the history of the fund. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive ones. The months during which the worst peak-to-valley decline occurred are set forth under “Worst Peak-to-Valley Decline.”

10. “Compound Annual Rates of Return” are calculated annually by multiplying on a compound basis each of the monthly rates of return during the year (not shown), and not by adding or averaging such monthly rates of return. For the year in which a pool commenced operations, “Compound Annual Rates of Return” reflect the compounded monthly rates of return (not shown) from the Start Date for, or the beginning of, such partial year.

11. Columbia was a publicly-offered fund with more than one advisor from its inception in July 1983 through January 1988, at which point it was changed to a publicly-offered fund with one advisor.

12. Multi-Market was a publicly-offered fund with more than one advisor with principal protection from its inception in September 1988 through September 30, 1993, at which point it was changed to a publicly-offered fund with one advisor without principal protection.

13. The performance record of DW Principal Plus Fund L.P. includes the performance of Dean Witter Principal Plus Fund Management L.P., an affiliated pool.

14. Portfolio Strategy was a publicly-offered fund with one advisor with principal protection from its inception in February 1991 through July 31, 1996, at which point it was changed to a publicly-offered fund with one advisor without principal protection.

15. Spectrum Global Balanced was formerly named Spectrum Balanced.

16. Spectrum Commodity was formerly named Morgan Stanley Tangible Asset Fund L.P.

17. Spectrum Select was formerly named Select Futures Fund; each unit of Select Futures Fund was converted into 100 units of Spectrum Select on April 30, 1998, with a corresponding revaluation of net asset value per unit from $2,008.20 to $20.08.

THE TRADING ADVISORS

Management Agreements

      Each trading advisor has entered into a management agreement with its respective partnership and the general partner. The management agreements with the trading advisors each had an initial term ending on December 31, 2003, except the management agreement with Campbell has an initial term ending on August 31, 2005. At the end of its initial term, each management agreement renews annually unless terminated by the general partner or the trading advisor. The trading advisor is responsible for directing the investment and reinvestment in futures, forwards, and options of the partnership’s assets. Each management agreement will terminate if the partnership terminates, and may be terminated by the partnership at any month-end upon five days’ prior written notice to the trading advisor. Each partnership may also terminate its management agreement immediately for events that the general partner believes would have an immediate adverse effect on the partnership, such as a violation of a partnership’s trading policy. Each management agreement may also be terminated by the trading advisor for events that it deems would have a material adverse effect on its abilities to perform under the management agreement, such as the implementation of a new trading limitation not agreed to by the trading advisor.

Introduction to Trading Advisor Descriptions

      The biographies of the principals and brief summaries of the trading programs of the trading advisor for each partnership are set forth below. The success of each partnership is dependent upon the success of its trading advisor. However, in evaluating these descriptions, an investor should be aware that each trading advisor’s trading methods are proprietary and confidential, the trading advisor selected for a partnership may change, and even if the same trading advisor continues to trade for a partnership it may make substantial modifications to its trading programs. Investors will generally not be made aware of when a trading advisor makes a modification to its trading program.

      The descriptions of each trading advisor, its trading programs and its principals are general and are not intended to be exhaustive. It is not possible to provide a precise description of any trading advisor’s trading program. Furthermore, each trading advisor may refer to specific aspects of its trading programs, which aspects may also be applicable to other trading advisors that did not choose to make specific reference to these aspects of their own trading programs. As a consequence, contrasts in the following descriptions may not, in fact, indicate a substantive difference between the different programs involved. However, all non-proprietary information about a trading program that the trading advisor believes to be material has been included.

      A trading advisor’s registration with the CFTC or its membership in the National Futures Association should not be taken as an indication that any such agency has recommended or approved the trading advisor.

      Except as noted below, the trading advisors and their principals have no affiliation with any futures commission merchant, introducing broker, or principal thereof, and do not and will not participate in brokerage commissions, directly or indirectly. Morgan Stanley Futures & Currency Management Inc. is the only trading advisor affiliated with the general partner, Morgan Stanley DW, Morgan Stanley & Co., and Morgan Stanley International, but does not directly participate in the brokerage commissions charged by Morgan Stanley DW. As of the date of this prospectus, none of the trading advisors or any principal of a trading advisor beneficially owns any units in any partnership.

Morgan Stanley Charter Graham L.P.

      The trading advisor for Charter Graham is Graham Capital Management, L.P. Graham is a Delaware limited partnership which was organized in May 1994. Graham’s main business address is Rock Ledge Financial Center, Rowayton, Connecticut, 06853. Graham has been registered with the CFTC as a commodity pool operator and commodity trading advisor since July 1994 and is a member of the National Futures Association in such capacities.

Principals

      Kenneth G. Tropin is the Chairman, the founder and a principal of Graham. Mr. Tropin has developed the majority of Graham’s core trading programs and he is additionally responsible for the overall management of the organization, including the investment of its proprietary trading capital. Prior to founding Graham in 1994, Mr. Tropin served as President, Chief Executive Officer, and a Director of John W. Henry & Company, Inc., during which the assets under management grew from approximately $200 million to approximately $1.2 billion. Previously, Mr. Tropin was Senior Vice President at Dean Witter Reynolds, where he served as Director of Managed Futures and as President of Demeter Management Corporation and Dean Witter Futures and Currency Management Inc. Mr. Tropin has also served as Chairman of the Managed Funds Association and its predecessor organization, which he was instrumental in founding during the 1980’s.

      Paul Sedlack is Chief Executive Officer, the General Counsel and a principal of Graham. He oversees the operation of the finance and administration departments and is also responsible for all legal and compliance matters. Mr. Sedlack began his career at the law firm of Coudert Brothers in New York in 1986 and was resident in Coudert’s Singapore office from 1988 to 1989. Prior to joining Graham in June 1998, Mr. Sedlack was a Partner at the law firm of McDermott, Will & Emery in New York, focusing on securities and commodities laws pertaining to the investment management and related industries. Mr. Sedlack received a J.D. from Cornell Law School in 1986 and an M.B.A. in Finance in 1983 and B.S. in Engineering in 1982 from State University of New York at Buffalo.

      Michael S. Rulle Jr. is the President and a principal of Graham. Prior to joining Graham in February 2002, Mr. Rulle was President of Hamilton Partners Limited, a private investment company that deployed its capital in a variety of internally managed equity and fixed income alternative investment strategies on behalf of its sole shareholder, Stockton Reinsurance Limited, a Bermuda based insurance company. From 1994 to 1999, Mr. Rulle was Chairman and CEO of CIBC World Markets Corp., the US broker-dealer formerly known as CIBC Oppenheimer Corp. Mr. Rulle served as a member of its Management Committee, Executive Board and Credit Committee and was Co-Chair of its Risk Committee. Business responsibilities included Global Financial Products, Asset Management, Structured Credit and Loan Portfolio Management. Prior to joining CIBC World Markets Corp., Mr. Rulle was a Managing Director of Lehman Brothers and a member of its Executive Committee and held positions of increasing responsibility since 1979. At Lehman, Mr. Rulle founded and headed the firm’s Derivative Division, which grew to a $600 million enterprise by 1994. Mr. Rulle received his M.B.A. from Columbia University in 1979, where he graduated first in his class, and he received his bachelor’s degree from Hobart College in 1972 with a concentration in political science.

      Robert E. Murray is the Chief Operating Officer and a principal at Graham and is responsible for the management and oversight of client services, systematic trading, and technology efforts. Prior to joining Graham, from 1984 until June 2003, Mr. Murray held positions of increasing responsibility at various Morgan Stanley entities (and predecessors), including Managing Director of the Strategic Products Group, Chairman of Demeter Management Corporation (a commodity pool operator that grew to $2.3 billion in assets under management during Mr. Murray’s tenure) and Chairman of Morgan Stanley Futures & Currency Management Inc. (a commodity trading advisor). Mr. Murray is currently a member of the Board of Directors of the National Futures Association and serves on its Membership and Finance Committees. Mr. Murray has served as Vice Chairman and a Director of the Board of the Managed Funds Association. Mr. Murray received a Bachelor’s Degree in Finance from Geneseo State University in 1983.

      Thomas P. Schneider is an Executive Vice President, and a principal of Graham. He is responsible for managing Graham’s systematic futures trading operations, including order execution, formulating policies and procedures, and developing and maintaining relationships with independent executing brokers and futures commission merchants. In addition to his responsibilities as Chief Trader, Mr. Schneider has also been an NFA arbitrator since 1989 and has served on the MFA’s Trading and Markets Committee. Mr. Schneider graduated from the

University of Notre Dame in 1983 with a B.B.A. in Finance and received his Executive M.B.A. from the University of Texas at Austin in 1994. From June 1985 through September 1993, Mr. Schneider held positions of increasing responsibility at ELM Financial, Inc., a commodity trading advisor in Dallas, Texas, where he was ultimately Chief Trader, Vice President and Principal responsible for 24-hour trading execution, compliance and accounting. In January 1994, Mr. Schneider began working as Chief Trader for Chang Crowell Management Corporation, a commodity trading advisor in Norwalk, Connecticut, where he was responsible for streamlining operations for more efficient order execution, and for maintaining and developing relationships with over 15 futures commission merchants on a global basis.

      Robert G. Griffith is an Executive Vice President, the Director of Research and a principal of Graham and is responsible for the management of all research activities and technology resources of Graham including portfolio management, asset allocation and trading system development. Mr. Griffith is in charge of the day-to-day administration of Graham’s trading systems and the management of Graham’s database of price information in more than 100 markets. Prior to joining Graham, Mr. Griffith’s company, Veridical Methods, Inc., provided computer programming and consulting services to such firms as GE Capital, Lehman Brothers and Morgan Guaranty Trust. He received his B.B.A. in Management Information systems from the University of Iowa in 1979.

      Fred J. Levin is the Chief Economist, a Senior Discretionary Trader and a principal of Graham specializing in fixed income markets with particular emphasis on short-term interest rates. Prior to joining Graham in March 1999, Mr. Levin was employed as director of research at Aubrey G. Lanston & Co. Inc. From 1991 to 1998, Mr. Levin was the chief economist and a trader at Eastbridge Capital. From 1988 to 1991, Mr. Levin was the chief economist and a trader at Transworld Oil. From 1982 to 1988, Mr. Levin was the chief economist, North American Investment Bank at Citibank. From 1970 to 1982, Mr. Levin headed the domestic research department and helped manage the open market desk at the Federal Reserve Bank of New York. Mr. Levin received an M.A. in economics from the University of Chicago in 1968 and a B.S. from the University of Pennsylvania, Wharton School in 1964.

      Savvas Savvinidis, C.P.A., joined Graham in April 2003 as Chief Financial Officer and a principal. He was Chief Operating Officer of Agnos Group, L.L.C. from January 2001-February 2003 and had previously served as Director of Operations of Moore Capital Management, Inc., from October 1994 to June 2000, and of Argonaut Capital Management, Inc., from July 1993 to September 1994. From May 1988 to June 1993, he worked at Lehman Brothers and from July 1986 to April 1988, at the North American Investment Bank of Citibank. Upon graduating from St. John’s University with a B.S. in Accounting, Mr. Savvinidis started his career with Grant Thornton in 1984, where he received his CPA designation in 1986. He is a member of the New York Society of C.P.A.’s.

      Robert C. Hill is a discretionary trader of Graham specializing in the energy commodity markets and a principal of Graham. Prior to joining Graham in April 2003, Mr. Hill worked as a consultant at Gerson Lehrman Group. From November 1999 to October 2002, he was employed as Director of Trading at Duke Energy. From March 1997 to October 1999, Mr. Hill was an energy trader at Louis Dreyfus Energy Corp. and from May 1994 to March 1997, he worked for Enterprise Products Company as a distribution coordinator for energy products. Mr. Hill received an M.B.A. in 1997 from the University of St. Thomas in Houston, TX and a B.A. in 1992 from Stephen F. Austin State University.

      Steven T. Aibel is a discretionary trader and a principal of Graham, specializing in global macro markets with a primary focus on foreign exchange. Prior to joining Graham in July 2003, Mr. Aibel worked as a proprietary trader at J.P. Morgan Chase from April 2002 to March 2003 trading foreign exchange. He began his career at Goldman Sachs and Co. in the precious metals area in 1988 until 1993, moving over to the foreign exchange area of Goldman Sachs and Co. until November 1994. Following work in the foreign exchange area of Lehman Brothers from then until June 1995, Mr. Aibel worked at Credit Suisse First Boston as a Deutsche Mark market maker from July 1995 until July 1997 and a proprietary foreign exchange trader from July 1997 until April

2000. Mr. Aibel received an MBA in 1988 with a double major in Finance and International Business and a B.A. in 1987 in Finance, all from George Washington University.

      Xin-yun Zhang is a discretionary trader and a principal of Graham, specializing in fixed income. Prior to joining Graham in September 2003, Mr. Zhang worked at Tudor Investment Corp. from January 2000 to August 2003, where his trading focused on US and Japanese government bonds. From October 1995 to January 2000, he was a fixed-income trader for Greenwich Capital. He worked in fixed-income research for Long-Term Capital Management from October 1993 to October 1995. He received a B.S. from Beijing University in 1983 and a Ph.D. in theoretical physics from University of California, San Diego in 1989, and was a post-doctoral research fellow at Rutgers University from 1989-1993.

      Gabriel J. Feder is a discretionary trader and a principal of Graham, specializing in global macro markets with a primary focus on foreign exchange. Prior to joining Graham in November 2003, Mr. Feder worked as a portfolio manager for Platinum Partners LLC from September 2002 to September 2003, trading the US Treasury market as well as US Stock indexes and European fixed income. He began his career working for the Federal Reserve Bank of New York from 1990 to 1993 as a bank analyst and then a bank examiner. Then, upon his graduating in 1995 from The Wharton School of Business at the University of Pennsylvania with an MBA in Finance, Mr. Feder worked for JP Morgan Chase, where he traded emerging market currencies in the FX department and fixed income and currency in Global Treasury from 1995 to 2000 and he managed the bank’s Canadian fixed income portfolio from 2000 to September 2002. Mr. Feder received a B.A., cum laude, in Economics from Yeshiva University in 1990.

      C. Craig Gile is a discretionary trader and a Principal of Graham, specializing in the energy commodity markets. Prior to joining Graham in June 2004, Mr. Gile was a Managing Director in the Global Commodity Derivatives group at Citibank. Mr. Gile worked at Citibank from February 1995 to March 2004, trading fixed income for 3 years and commodities for the last 6 years. Mr. Gile joined Citibank upon graduation from the Wharton Business School at the University of Pennsylvania in December 1994, where he majored in Finance. Prior to business school, Mr. Gile served as an aviator in the U.S. Navy. Mr. Gile graduated from Vanderbilt University in 1986 with bachelor degrees in both Electrical Engineering and Mathematics.

      David Ciocca is a discretionary trader and a Principal of Graham, specializing in equity futures. Prior to joining Graham in March 2002, Mr. Ciocca was employed as a portfolio manager at Niederhoffer Investments from April 2001 to February 2002, where he concentrated on the short-term modeling and trading of futures and options. From December 1998 to April 2001, Mr. Ciocca was a principal of DLC Capital Management, Inc., a registered investment advisor that focused on investment portfolio management, and trading strategy development. Mr. Ciocca has a Bachelor of Science in Engineering (1993) and a Master of Science in Finance (1998) from Rochester Institute of Technology, Rochester, New York.

      During the five years preceding the date of this prospectus, there have been no material administrative, civil or criminal actions, including actions pending, on appeal or concluded, against Graham or its principals.

      Graham and its principals may, from time to time, trade futures, forwards, or options contracts for their own proprietary accounts. These accounts may take positions that are opposite, or ahead of, positions advocated for clients. Such trades may or may not be in accordance with the Graham trading programs described below. Although Graham maintains records of these trades, clients of Graham are not entitled to inspect these records except in certain limited circumstances. Graham may place block orders with a brokerage firm on behalf of multiple accounts, including accounts in which Graham or its principals have an interest. If Graham or its principals place the same trade orders for their accounts as they do for their clients in a single block order with a brokerage firm, the brokerage firm allocates the trade fill prices assigned to each account in a manner consistent with that firm’s policy. Unless an average price of split fills is allocated, split fills generally are allocated to accounts on a “high to low” basis—accounts are ranked based on commencement of trading, and the highest split fill prices are allocated to the highest-ranked accounts. Therefore, any advantage a high-ranked account enjoys on a sell order generally is offset by its disadvantage on the buy order. Graham maintains a written policy of prohibiting employees from trading futures, forwards, or options contracts for their personal accounts without the written approval of a Graham compliance officer. Graham also requires its employees with access to certain sensitive information to deliver to Graham copies of their federal income tax returns, which are then reviewed by Graham’s compliance officer for compliance with the above-described policy and other of Graham’s internal policies.

Systematic Trading

      Graham’s trading systems rely primarily on technical rather than fundamental information as the basis for their trading decisions. Graham’s systems are based on the expectation that they can over time successfully anticipate market events using quantitative mathematical models to determine their trading activities, as opposed to attempting properly to forecast price trends using subjective analysis of supply and demand.

      Graham’s core trading systems are primarily very long term in nature and are designed to participate selectively in potential profit opportunities that can occur during periods of sustained price trends in a diverse number of U.S. and international markets. The primary objective of the core trading systems is to establish positions in markets where the price action of a particular market signals the computerized systems used by Graham that a potential trend in prices is occurring. The systems are designed to analyze mathematically the recent trading characteristics of each market and statistically compare such characteristics to the long-term historical trading pattern of the particular market. As a result of this analysis, the systems will utilize proprietary risk management and trade filter strategies that are intended to benefit from sustained price trends while reducing risk and volatility exposure.

      Graham utilizes discretion in connection with its systematic trading programs in determining which markets warrant participation in the programs, market weighting, leverage and timing of trades for new accounts. Graham also may utilize discretion in establishing positions or liquidating positions in unusual market conditions where, in its sole discretion, Graham believes that the risk-reward characteristics have become unfavorable.

Discretionary Trading

      The Discretionary Trading Group was established at Graham in February 1998. Unlike Graham’s systematic trading programs, which are based almost entirely on computerized mathematical models, the Discretionary Trading Group determines its trades subjectively on the basis of personal assessment of trading data and trading experience. Graham believes that the Discretionary Trading Group’s performance results generally are not highly correlated to the results of other discretionary traders or Graham’s systematic trading programs. Graham believes the Discretionary Trading Group can generate successful performance results in trading range type markets where there are few long-term trends.

The Graham Trading Programs

      Graham currently trades approximately 50% of Charter Graham’s assets pursuant to its Global Diversified Program, as described below, at 1.5 times the standard leverage it applies for such program and approximately 50% of Charter Graham’s assets pursuant to its K4 Program, as described below, at 1.5 times the standard leverage it applies for such program. The general partner and Graham made a determination to allocate Charter Graham’s assets between the two programs in an effort to diversify the partnership’s assets, in hopes of improving overall performance. Reallocation requires the joint approval of the general partner and the trading advisor. It is impossible to determine in advance the actual effect of a reallocation. However, the desired and anticipated effects of any reallocation include increased diversification benefits, lower correlation amongst the various programs and benchmarks, and improved performance. These effects, individually or in combination, in turn, should result in added value to the investor. Margin requirements over time at standard leverage are expected to average about 15% to 20% of equity for accounts traded by Graham; thus, Graham expects the margin requirements for Charter Graham over time to average about 20% to 30% of Charter Graham’s net assets. Increased leverage will alter risk exposure and may lead to greater profits and losses and trading volatility. See “Risk Factors—Trading and Performance Risks—The partnerships’ trading is highly leveraged” on page 10, and “Risk Factors—Trading Advisor Risks—Charter Graham’s use of an increased rate of leverage could affect future performance” on page 14. Subject to the prior approval of the general partner, Graham may, at any time, trade a portion of the partnership’s assets pursuant to one or more of Graham’s other systematic programs and/or the Discretionary Trading Group discretionary program, and at an increased or reduced rate of leverage. In consultation with Graham, the general partner may, from time to time, reallocate the assets of a partnership among the trading programs offered by the trading advisor for the partnership. As of February 28, 2005, Graham was managing approximately $845.9 million of funds in the Global Diversified Program at Standard Leverage, approximately $483.2 million of funds in the Global Diversified Program at 150% Leverage, approximately $437.6 million of funds in the K4 Program at Standard Leverage, approximately $1.6 billion of funds in the K4 Program at 150% Leverage, and approximately $5.8 billion of assets in all of its trading programs.

      The various futures, forwards, and options markets which are traded pursuant to each Graham systematic trading program are identified below under the description of that program. Each Graham systematic trading program generally entails a consistent approach to all futures, forwards, and options markets traded by that program. Graham conducts ongoing research regarding expanding the number of futures, forwards, and options markets each program trades to further the objective of portfolio diversification. Particular futures, forwards, and options markets may be added to, or deleted from, a program at any time without notice. Portfolios may be rebalanced with respect to the weighting of existing markets at any time without notice. Additions, deletions and rebalancing decisions with respect to each program are made based on a variety of factors, including performance, risk, volatility, correlation, liquidity and price action, each of which factors may change at any time. In trading the various futures, forwards, and options markets pursuant to its systematic trading programs, Graham generally applies the systematic trading approach described above under “ —Systematic Trading.”

      Global Diversified Program

      The Global Diversified Program utilizes multiple computerized trading models, which are designed to participate in the potential profit opportunities of approximately 80 global markets. This program features broad diversification in both financial and non-financial markets.

      The strategies which are utilized are primarily long term in nature and are intended to generate significant returns over time with an acceptable degree of risk and volatility. The computer models on a daily basis analyze the recent price action, the relative strength, and the risk characteristics of each market and compare statistically the quantitative results of this data to years of historical data on each market.

      The Global Diversified Program will normally have weightings of approximately 26% in futures contracts based on short-term and long-term global interest rates (including U.S. and foreign bonds, notes and Eurodollars), 25% in currency forwards (including major and minor currencies), 17% in stock index futures (including all major indices), 15% in softs and agricultural futures (including grains, meats and softs), 8% in metal futures (including gold, aluminum and copper), and 9% in energy futures (including crude oil and natural gas). The actual weighting and leverage used in each market will change over time due to liquidity, price action, and risk considerations.

      Graham rebalances the weighting of each market in the portfolio on a monthly basis so as to maintain, on a volatility and risk adjusted basis, consistent exposure to each market over time.

      K4 Program

      The K4 Program was developed in 1998 and commenced trading operations in January 1999. Similar to the Graham Selective Trading Program, the K4 Program uses a mathematical model to identify certain price patterns that have very specific characteristics indicating that there is a high probability that a significant directional move will occur. The K4 Program differs from the Graham Selective Trading Program in many respects, including a tendency to enter markets at different times and it uses significantly different parameters. The K4 Program will normally enter or exit a position only when a significant price and volatility spike takes place and is designed to have a high percentage of winning trades. K4 will normally maintain a neutral position in 50% of the markets in the portfolio.

      The K4 program trades in approximately 65 markets with weightings, as of February 2005, of about 36% in foreign exchange, 27% in global interest rates, 18% in stock index futures, 5% in agricultural futures, 6% in metals futures and 8% in energy futures.

K5 Program

      Graham’s K5 trading program, developed in 2002, is a systematic and broadly diversified, global macro trend-following program which uses volatility, price, multiple time horizons and recent market behavior to identify trend-following opportunities in nearly 60 markets including global interest rates, foreign exchange, global stock indices and world commodities. K5 uses two distinct trading systems, which are equally weighted in terms of risk allocation. One system is relatively quick and is intended to participate in new market trends earlier than other Graham trend-following models. The second K5 system is very long term in nature; it tends to be slow to react to new price trends as they develop and will stay with its positions for relatively long periods of time. In general, the two systems complement each other and are designed to reduce risk exposure following periods of very positive performance results.

      K5 had sector weightings, as of February 2005, of approximately 29% in foreign exchange, 22% in global interest rates, 17% in stock index futures, 11% in agricultural futures, 10% in metal futures and 11% in energy futures.

Multi-Trend Program

      The Multi-Trend Program provides access to Graham’s established systematic trend-following programs through one single investment. As of its inception in September 2003, the Multi-Trend Program allocates 25% of its assets equally to each of Graham’s four active trend-following programs: the Global Diversified Program, the K4 Program, the Graham Selective Trading Program and the K5 Program. As market conditions or other circumstances change, Graham may alter the weightings of the individual programs and add (or subtract) other trend-following systems to the Multi-Trend Program, as it deems appropriate.

      This collective investment vehicle provides clients access to a diverse portfolio of trend following strategies that feature low or negative correlation to traditional investment strategies, a strong complement to other hedge fund strategies, trend following model diversification, broad market participation, and attractive risk adjusted returns.

      The Multi-Trend Program had sector weightings, as of February 2005, of approximately 31% in foreign exchange, 26% in global interest rates, 17% in stock index futures, 8% in agricultural futures, 8% in metal futures and 10% in energy futures.

Multi-Trend Financial and Energy Program

      The Multi-Trend Financial and Energy Program provides access to Graham’s systematic trend-following strategies through one single investment. These strategies may be not only long-term trend-following systems, but also short-term momentum trading systems. The Multi-Trend Financial and Energy Program will initially trade the financial and energy sectors in the same manner as they are traded in Graham’s current principal trend-following programs (the Global Diversified Program, the K4 Program, the Graham Selective Trading Program and the K5 Program). Initially, therefore, the Multi-Trend Financial and Energy Program will track Graham’s Multi-Trend Program with the sole exception that it will not be trading any contracts in the agricultural and metals sectors. As market conditions or other circumstances change, the composition of the Multi-Trend Financial and Energy Program may diverge from Graham’s Multi-Trend Program, weightings of the individual programs may be altered or other strategies may be added to (or subtracted from) the Multi-Trend Financial and Energy Program, as Graham deems appropriate.

      This program, combining several different trend following strategies, offers not only trend following model diversification, broad market participation, and attractive risk adjusted returns, but also low correlation to traditional investment strategies.

      The Multi-Trend Financial and Energy Program had sector weightings, as of February 2005, of approximately 37% in foreign exchange, 32% in global interest rates, 20% in stock index futures, and 11% in energy futures.

      Graham Selective Trading Program

      The Graham Selective Trading Program was developed in 1997 and utilizes a completely different trading system than other Graham programs. The Graham Selective Trading Program uses a mathematical model to identify certain price patterns that have very specific characteristics indicating that there is a high probability that a significant directional move will occur. Although the system does not trade against the market trend, it is not a true trend-following system inasmuch as it will only participate in very specific types of market moves that meet the very restrictive criteria of the model. In general, the Graham Selective Trading Program will participate only in significant market moves that are characterized by a substantial increase in volatility. As a result, it frequently will not participate in market trends in which virtually all trend-following systems would have a position. Due to the extremely selective criteria of the Graham Selective Trading model, the program will normally maintain a neutral position in approximately 50% to 60% of the markets in the portfolio.

      The Graham Selective Trading Program trades in approximately 55 markets with weightings, as of February 2005, of about 36% in foreign exchange, 21% in global interest rates, 6% in agricultural futures, 7% in metal futures, 19% in stock index futures and 11% in energy futures. Due to the extremely selective criteria of the Graham Selective Trading Program model, the program will normally maintain a neutral position in approximately 50% to 60% of the markets in the portfolio.

      Discretionary Trading Group Program

      Certain (but not necessarily all) of the traders for Graham’s Discretionary Trading Group will trade for the Proprietary Matrix Portfolio. The Discretionary Trading Group was established at Graham in February 1998. Unlike Graham’s systematic trading programs, which are based almost entirely on computerized mathematical models, the Discretionary Trading Group determines its trades subjectively on the basis of personal opinion, trading data and trading experience. As of February 2005, the trading strategies used by Discretionary Trading Group’s traders gain exposure to their markets through using futures, options, over-the-counter and swaps contracts and other financial instruments. These strategies utilize a variety of discretionary trading methodologies and disciplines that currently focus on the fixed income, energy, currencies and precious metals markets. The Discretionary Trading Group provides clients with a portfolio that is diversified among highly liquid global macro markets and is generally non-correlated with traditional and other alternative investments as well as the Advisor’s core trend-following programs. Importantly, traders in the Discretionary Trading Group can generate successful performance results in trading range type markets where there are few long-term trends.

      The Discretionary Trading Group may trade in global fixed income, foreign exchange and other futures, forward, securities and swaps markets. The Discretionary Trading Group may purchase or sell call and put options in these markets.

Morgan Stanley Charter Millburn L.P.

      The trading advisor for Charter Millburn is Millburn Ridgefield Corporation. Millburn is a Delaware Corporation which was organized in May 1982. Millburn’s main business address is 411 West Putnam Avenue, Greenwich, Connecticut 06830. Millburn has been registered with the CFTC as a commodity trading advisor since September 1984 and as a commodity pool operator since July 1982 and is a member of the National Futures Association in such capacities.

Principals

      Mr. Harvey Beker is Co-Chief Executive Officer and Co-Chairman of Millburn Ridgefield Corporation and The Millburn Corporation, and a partner of their affiliate, ShareInVest Research L.P. He received a Bachelor of Arts degree in economics from New York University in 1974 and a Master of Business Administration degree in finance from New York University in 1975. From June 1975 to July 1977, Mr. Beker was employed by Loeb Rhoades, Inc. where he developed and traded silver arbitrage strategies. From July 1977 to June 1978, Mr. Beker was a futures trader at Clayton Brokerage Co. of St. Louis. Mr. Beker has been employed by The Millburn Corporation since June 1978 and initially served as the Director of operations for its affiliate, Millburn Partners. During his tenure at Millburn Ridgefield Corporation (including its affiliates, Millburn Partners and CommInVest Research Limited Partnership), he has been instrumental in the development of the research, trading and operations areas. Mr. Beker became a principal of the firm in June 1982, and a partner in ShareInVest, the predecessor of ShareInVest Research, L.P., in April 1982.

      Mr. George E. Crapple is Co-Chief Executive Officer and Co-Chairman of Millburn Ridgefield Corporation and The Millburn Corporation, and a partner of ShareInVest. In 1966 he graduated with honors from the University of Wisconsin where his field of concentration was economics and he was elected to Phi Beta Kappa. In 1969 he graduated from Harvard Law School, magna cum laude, where he was a member of the Harvard Law Review. He was a lawyer with Sidley & Austin, Chicago, Illinois, from 1969 until 1983, as a partner since 1975, specializing in commodities, securities, corporate and tax law. He was first associated with Millburn Ridgefield Corporation in 1976 and joined Millburn Ridgefield Corporation and The Millburn Corporation (including its affiliates, Millburn Partners and CommInVest Research Limited Partnership) on April 1, 1983 on a full-time basis. He became a partner in ShareInVest in April 1984. Mr. Crapple is a Director, Member of the Executive Committee, Chairman of the Appeals Committee and a former Chairman of the Eastern Regional Business Conduct Committee of the NFA, past Chairman of the Managed Funds Association, a member of the Global Markets Advisory Committee of the CFTC and a member of the board of directors of the Futures Industry Association.

      Mr. Gregg R. Buckbinder is Senior Vice President and Chief Operating Officer of Millburn Ridgefield Corporation and The Millburn Corporation, and a partner, since January 2000, of ShareInVest. He graduated cum laude from Pace University in 1980 with a B.B.A. in accounting and received an M.S. in taxation from Pace University in 1988. He joined Millburn Ridgefield Corporation and The Millburn Corporation in January 1998 from Odyssey Partners, L.P. where he was responsible for the operation, administration and accounting of the firm’s merchant banking and managed account businesses from July 1990 through December 1997. Mr. Buckbinder was employed by Tucker Anthony, a securities broker and dealer, from June 1985 to July 1990 where he was First Vice President and Controller, and from August 1983 to June 1984, where he designed and implemented various operations and accounting systems. He was with the public accounting firm of Ernst & Whinney from June 1984 to June 1985 as a manager in the tax department and from September 1980 to August 1983 as a senior auditor, with an emphasis on clients in the financial services business. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

      Mr. Steven M. Felsenthal is General Counsel and Chief Compliance Officer of Millburn Ridgefield Corporation, The Millburn Corporation and ShareInVest. Prior to joining Millburn Ridgefield Corporation in January 2004, Mr. Felsenthal was a senior associate in the investment management group at Schulte Roth & Zabel LLP from September 1999 to January 2004, where he represented and advised hedge funds, registered investment companies, investment advisers, broker-dealers and banks in connection with all facets of their asset management businesses, and a member of the tax department of Kramer, Levin, Naftalis & Frankel LLP from October 1996 to September 1999. He graduated cum laude from Yeshiva University in 1991 with a bachelor of arts degree in political science, and order of the coif from Fordham University School of Law in 1996, where he also served as an editor of the Fordham Environmental Law Journal. Mr. Felsenthal received an LL.M degree in taxation from NYU School of Law in 2001 and has written and been quoted in numerous published articles on various topics related to investment management. Mr. Felsenthal is a member of the New York State Bar.

      Mr. Mark B. Fitzsimmons is a Senior Vice-President of Millburn Ridgefield Corporation and The Millburn Corporation, and a partner, since January 2000, of ShareInVest Research L.P. His responsibilities include both business development and investment strategy. He joined Millburn Ridgefield Corporation and its affiliates in January 1990 from Morgan Stanley & Co. Incorporated where he was a Principal and Manager of institutional foreign exchange sales and was involved in strategic trading for the firm from October 1987 until January 1990. From September 1977 to October 1987, he was with Chemical Bank New York Corporation, first as a Senior Economist in the Foreign Exchange Advisory Service and later as a Vice-President and Manager of the Corporate Trading Group. While at Chemical Bank New York Corportion, he also traded both foreign exchange and fixed income products. From September 1973 to September 1977, Mr. Fitzsimmons was employed by the Federal Reserve Bank of New York, dividing his time between the International Research Department and the Foreign Exchange Department. He graduated summa cum laude from the University of Bridgeport, Connecticut in 1970 with a B.S. in economics. His graduate work was done at the University of Virginia, where he received a certificate of candidacy for a Ph.D. in economics in 1973.

      Mr. Barry Goodman is Executive Vice-President, Director of Trading and Co-Director of Research of Millburn RidgefIeld Corporation and The Millburn Corporation, and a partner of ShareInVest Research L.P. His responsibilities include overseeing the firm’s trading operation and managing its trading relationships, as well as the design and implementation of trading systems. He graduated maga cum laude from Harpur College of the State University of New York in 1979 with a B.A. in economics. From September 1980 to November 1982, he was a commodity trader for E. F. Hutton & Co., Inc. At E.F. Hutton & Co., Inc., he also designed and maintained various technical indicators and coordinated research projects pertaining to the futures markets. He joined Millburn Ridgefield Corporation and The Millburn Corporation (including its affiliate, Millburn Partners) in November 1982 as Assistant Director of Trading. He became a partner in ShareInVest Research L.P. in January 1984.

      Mr. Dennis B. Newton is a Senior Vice-President of Millburn Ridgefield Corporation and The Millburn Corporation. His primary responsibilities are in administration and business development. Prior to joining Millburn Ridgefield Corporation and The Millburn Corporation in September 1991, Mr. Newton was President of Phoenix Asset Management, Inc., a registered commodity pool operator, from April 1990 to August 1991, and President of its affiliated introducing broker, Phoenix Futures Inc., from March 1990 to June 1991. Prior to his employment with Phoenix Asset Management, Inc., Mr. Newton was a Director of Managed Futures with Prudential-Bache Securities Inc. from October 1987 to March 1990, and was associated with its affiliated futures commission merchant entity, Prudential Securities Futures Management, Inc. Mr. Newton joined Prudential-Bache Securities Inc. from Heinold Asset Management, Inc., and its affiliated futures commission merchant, Heinold Commodities Inc., where he was a member of the senior management team from October 1974 to October 1987. Heinold Asset Management, Inc. was a pioneer and one of the largest sponsors of funds utilizing futures and currency forward trading.

      Mr. Grant N. Smith is Executive Vice-President and Co-Director of Research of Millburn Ridgefield Corporation, and The Millburn Corporation, and a partner of ShareInVest. He is responsible for the design, testing and implementation of quantitative trading strategies, as well as for planning and overseeing the computerized decision-support systems of the firm. He received a B.S. degree from the Massachusetts Institute of Technology in 1974 and an M.S. degree from Massachusetts Institute of Technology in 1975. While at Massachusetts Institute of Technology, he held several teaching and research positions in the computer science field and participated in various projects relating to database management. He joined the predecessor entity to The Millburn Corporation in June 1975, and has been continuously associated with Millburn Ridgefield Corporation, The Millburn Corporation and their affiliates since that time.

      Mr. Tod A. Tanis is a Vice President, Principal Accounting Officer and Director of Operations of MilIburn Ridgefield Corporation and The Millburn Corporation. He is responsible for overseeing operations and accounting for the firm’s commodity pools. He graduated from Grove City College in May 1976 with a B.A. in accounting and joined Millburn Ridgefield Corporation and The Millburn Corporation in May 1983. Prior to joining Millburn Ridgefield Corporation and its affiliates, he was with E.F. Hutton & Co., where he was a Manager from December 1982 to April 1983; a Supervisor from August 1982 to December 1982; an International Accountant from April 1979 to August 1982; and a staff accountant from June 1978 to April 1979. As a Manager at E.F. Hutton & Co., he was responsible for all internal and external commodity reporting. Mr. Tanis also served as a Junior Accountant and then International Staff Accountant with Merrill Lynch & Company from September 1976 to May 1978.

      During the five years preceding the date of this prospectus, there have been no material administrative, civil or criminal actions, including actions pending, on appeal or concluded, against Millburn or its principals.

      Millburn and its principals may, from time to time, trade futures, forwards, or options contracts for their own proprietary accounts. Such trades may or may not be in accordance with the Millburn trading programs described below. Although Millburn maintains records of these trades, clients of Millburn are not entitled to inspect these records. Millburn maintains a written policy prohibiting employees from trading futures, forwards, or options contracts for their personal accounts without the prior approval of a a senior officer of Millburn. Employees authorized for this trading or who have access to certain information regarding trading decisions are required to deliver to Millburn certain documentation with respect to their personal accounts, which are then reviewed by Millburn to monitor compliance with Millburn’s internal policies.

Multiple Trading Systems

      The objective of Millburn’s trading method is to participate in all major sustained price moves in the markets traded. Millburn’s approach ranges from short-term to long-term in nature. Millburn makes trading decisions pursuant to its trading method, which includes technical trend analysis, certain non-trend-following technical systems, and the money management principles described below, which may be revised from time to time. Given trends in price of sufficient duration and magnitude, these trading systems may be profitable even though more than half of all individual trades are unprofitable. A period of time without such trends, however, may result in substantial losses.

      Millburn is engaged in a substantial ongoing research effort to improve its trading methods and to apply its quantitative analytic expertise to new financial products.

      Successful systematic futures trading depends primarily on two factors: development and selection of the trading systems used in each market, and allocation of portfolio risk among the markets available for trading.

      Market environments change over time, and particular systems may perform well in one environment but poorly in another. Likewise, portfolio sectors and individual markets go through periods where systematic trading is very profitable and other periods where no system makes any money.

      The goal of Millburn’s research has been to develop a diversified mix of systems for use in each market and to determine portfolio allocations.

      The first step in the trading methodology is developing trading systems which generate buy or sell decisions in a particular market based on the direction of price trends occurring over different time frames. Over the last 30 years, Millburn has developed hundreds of trading systems. These “heritage” systems are augmented from time to time with the results of research. Millburn tests the full range of the systems in each market against five, ten or fifteen years of historical data to simulate the results the system would have achieved in the markets had the system been used to make trading decisions during the simulation period. It then calculates (i) the profitability of the systems and (ii) a number of statistics designed to identify high quality profits such as (a) the percentage of profitable trades, (b) the worst losses experienced, (c) the average giveback of maximum profits on profitable trades and (d) Sharpe ratio (risk adjusted returns).

      Millburn selects systems in each market after a review of statistical data for the heritage systems in an effort to diversify away from reliance on a single system. Millburn attempts to select systems with different characteristics to smooth the return stream. Millburn then selects portfolio weightings taking into account statistical data on the systems’ returns, the relative volatility of the markets, liquidity constraints and Millburn’s judgement and experience.

Risk Management

      Risk is a function of both price level and price volatility. For example, for any given level of volatility, a 100,000 barrel crude oil position is worth more and is, therefore, more risky with oil at $30 per barrel than with oil at $10 per barrel. Similarly, oil would be more risky if prices are moving in a 5% daily range, than if prices are moving in a 1% daily range. In attempting to assess market volatility as a means of monitoring and evaluating risk, Millburn uses its volatility overlay as a part of individual market risk management. This system is designed to measure the risk in the portfolio’s position in each market and signals a decrease in position size when risk increases and an increase in position size when risk decreases. Millburn’s volatility overlay maintains overall portfolio risk and distribution of risk across markets within designated ranges. It is applied to the systematic strategies described above. Although not its intended function, the volatility overlay can result in timely profit taking. Because markets tend to become more volatile after a profitable trend has been long underway, the volatility overlay often signals position reductions before trend reversals.

      In addition to the volatility overlay, Millburn’s risk management focuses on money management principles applicable to the portfolio as a whole rather than to individual markets. The first principle is portfolio diversification which attempts to improve the quality of profits by reducing volatility.

      Additional money management principles applicable to the portfolio as a whole include:

      (1) limiting the assets committed as margin or collateral, generally within a range of 15% to 35% of an account’s net assets, though the amount may any time be substantially higher;

      (2) prohibiting pyramiding — that is, using unrealized profits in a particular market as margin for additional positions in the same market; and

      (3) changing the equity used for trading by an account solely on a controlled periodic basis, not automatically due to an increase in equity from trading profits.

      Another important risk management function is the careful control of leverage or portfolio size. Leverage levels are determined by simulating the entire portfolio — all markets, all systems, all risk control overlays, the exact weightings of the markets in the portfolio and the proposed level of leverage — over the past five or ten years to determine the worst case experienced by the portfolio in the simulation period. The worst case or peak-to-trough drawdown, is measured from a daily high in portfolio assets to the subsequent daily low whether that occurs days, weeks or months after the daily high. If Millburn considers the drawdown too severe, it reduces the leverage or portfolio size. Subject to the prior approval of the general partner, there are, however, no restrictions on the amount of leverage that Millburn may use at any time.

      Decisions whether to trade a particular market require the exercise of judgment. The decision not to trade certain markets for certain periods, or to reduce the size of a position in a particular market, may result at times in missing significant profit opportunities.

      Millburn employs discretion in the execution of trades where trader expertise plays a role in timing of orders and, from time to time, may adjust the size of a position, long or short, in any given market indicated by its systematic trading strategies. This exercise of discretion generally occurs only in response to unusual market conditions that may not have been factored into the design of the trading systems and is generally intended to reduce risk exposure. Decisions to make such adjustments also require the exercise of judgment and may include consideration of the volatility of the particular market; the pattern of price movements, both inter-day and intra-day; open interest; volume of trading; changes in spread relationships between various forward contracts; and overall portfolio balance and risk exposure.

      With respect to the execution of trades, Millburn may rely to an extent upon the judgment of others, including dealers, bank traders and floor brokers. No assurance is given that it will be possible to execute trades regularly at or near the desired buy or sell point.

      The trading method, systems and money management principles utilized by Millburn are proprietary and confidential. The foregoing description is general and is not intended to be complete.

The Millburn Trading Programs

      Millburn currently trades 100% of Charter Millburn’s assets pursuant to its Diversified Portfolio, as described below, at standard leverage. Subject to the prior approval of the general partner, Millburn may, at any time, trade some or all of the partnership’s assets among one or more of Millburn’s other programs. As of February 28, 2005, Millburn was managing approximately $763 million pursuant to the Diversified Portfolio and approximately $1.2 billion of client assets in all of its trading programs.

      Diversified Portfolio

      Millburn trades a broadly diversified portfolio of approximately 80 markets in the following six sectors: currencies, precious and industrial metals, debt instruments, stock indices, agricultural commodities and energy. The Diversified Portfolio program has approximately 42% weighting in currencies, 23% in interest rates, 7% in softs and agricultural commodities, 10% in stock indices, 12% in energy products, and 6% in metals futures. Millburn trades its Diversified Portfolio at standard leverage, 150% of standard leverage and 200% of standard leverage.

      Currency Portfolio

      Millburn trades approximately 20 different currencies in its Currency Portfolio, including “cross-rate” positions (positions in two different currencies other than the United States dollar). Millburn — which had managed financially-oriented accounts since 1979 — began managing currency-only accounts in November 1989. Millburn trades its Currency Portfolio at standard leverage and at 150% of standard leverage.

      Global Portfolio

      The Global Portfolio includes the currency markets as well as futures and options contracts on U.S. and non-U.S. interest rates and stock indices as well as precious and industrial metals. Millburn trades its Global Portfolio at standard leverage and it is available to trade at 150% of standard leverage.

      World Resource Portfolio

      The World Resource Portfolio is a variation of the Diversified Portfolio, but with a reduced emphasis on currency markets. Millburn began trading the World Resource Portfolio on a non-proprietary basis in September 1995.

      Millburn Index Portfolio

      The Millburn Index portfolio uses a trend following system, based on signals generated twice per month (on the last business day prior to the 15th of each month and on the penultimate trading day of each month), for trading in between 25 and 30 individual commodity futures and currency markets within four major market sectors: Financial Instruments- interest rate futures and currency markets; Metals- precious and industrial; Energy- oil, oil products and natural gas; and Agricultural- cotton, grains, meats and other food products. Millburn Ridgefield Corporation began trading the Millburn Index portfolio on a non-proprietary basis in April 2002.

      Short Term Trading Portfolio

      The Short-Term Trading portfolio uses both trend following and pattern recognition trading models, and trades in approximately forty markets. Millburn has only recently introduced the Short-Term Trading portfolio and to date has only traded proprietary capital pursuant to this strategy.

Morgan Stanley Charter MSFCM L.P.

      The trading advisor for Charter MSFCM is Morgan Stanley Futures & Currency Management Inc. Morgan Stanley Futures & Currency Management is a Delaware corporation formed in June 1987 to provide long-term capital growth through participation in the global futures and futures-related markets. Morgan Stanley Futures & Currency Management’s main business address is 1221 Avenue of the Americas, New York, NY 10020. Morgan Stanley Futures & Currency Management has been registered with the CFTC as a commodity pool operator and commodity trading advisor since August 1987 and is a member of the National Futures Association in such capacities.

Principals

      Maureen Kaelin is President and Director of Morgan Stanley Futures & Currency Management Inc. Ms. Kaelin is currently an Executive Director of Morgan Stanley. Ms. Kaelin began her career at Morgan Stanley in 1989 as a trader for Morgan Stanley Futures & Currency Management Inc. and in her role as Senior Portfolio Manager she is responsible for direct management of the technically based trading systems of Morgan Stanley Futures & Currency Management Inc. In addition, other responsibilities include risk management, portfolio diversification and performance evaluation. In response to the increasingly global nature of the portfolios, Ms. Kaelin initiated the establishment of a 24-hour trading desk. Ms. Kaelin graduated from Fordham University with a B.A. in Economics in 1989 and received her M.B.A. in Finance at Fordham University in December 1999.

      Jeffrey D. Hahn is the Chief Financial Officer and a Director of Morgan Stanley Futures & Currency Management Inc. and of Demeter Management Corporation. Mr. Hahn began his career at Morgan Stanley in 1992 and is currently an Executive Director responsible for the management and supervision of the accounting, reporting, tax and finance functions for Morgan Stanley’s private equity, managed futures, and certain legacy real estate investing activities. From August 1984 through May 1992, Mr. Hahn held various positions as an auditor at Coopers & Lybrand, specializing in manufacturing businesses and venture capital organizations. Mr. Hahn received his B.A. in Economics from St. Lawrence University in 1979, an M.B.A. from Pace University in 1984, and is a Certified Public Accountant.

      Rajesh Gupta is the Chairman, a Director and a principal of Morgan Stanley Futures & Currency Management, Inc. He is a Managing Director, Global Head of Fixed Income/Alternatives of the Global Investor Group, Morgan Stanley Investment Management. He joined Morgan Stanley Investment Management in June 1987, and was formerly of Bernstein-Macauley, Inc., where he served as Vice President and Bond Portfolio Manager for institutional pension accounts and bond funds from December 1985 to June 1987. He has also managed Guaranteed Insurance Contract Portfolios for Metropolitan Life Insurance Company from June 1983 to December 1985. Mr. Gupta has over 20 years of investment experience. He graduated from New York University where he received a Bachelor of Science degree in Quantitative Analysis and Management in 1982, and an MBA in Finance in 1983.

      Brian Bruman is a principal and Director of Morgan Stanley Futures and Currency Management, Inc. He is a managing Director of Morgan Stanley Investment Management and began his work in June 1983 in the financial services industry with Peat, Marwick, and Mitchell, as a member of the Investment Performance Evaluation consulting group. Subsequently, he joined Effron Enterprises Inc. in January 1985 as an investment performance analyst. In November 1985, he joined Citibank, N.A. as Vice President in the Investment Performance Evaluation Department. He was head of the department’s performance measurement reporting and its related applications design. In November 1992, Mr. Bruman joined State Street Bank as a Vice President of State Street

Analytics. He was principal consultant to several of the Bank’s key charitable endowments and U.S. based multi-national pension fund clients. He was also vice president in charge of State Street Analytics, Australia. In addition, Mr. Bruman led the design, development and implementation of State Street Analytics’ global portfolio evaluation system, one of the industry’s first intranet based client applications. Subsequently, Mr. Bruman joined Morgan Stanley Investment Management in July 1996 as Vice President and head of Global Portfolio Analysis and Reporting.

      Yie-Hsin Hung, age 42 is a Director and a principal of Morgan Stanley Futures & Currency Management Inc. She is a Managing Director and Head of Business Development — Alternative Investments in Morgan Stanley Investment Management. She has served in that position since January 2005. From November 2003 to January 2005, Yie-Hsin was Chief Administrative Officer for Morgan Stanley Investment Management. From October, 2003 to November, 2003, Yie-Hsin was Head of Business Development and Strategy for Morgan Stanley Investment Management’s Global Services Group. Yie-Hsin joined Morgan Stanley in September 1986. From September 1986 to September, 1988, she was in the Corporate Finance Department of Investment Banking. From September, 1988 until February 2000, she was an Executive Director for the Firm’s Real Estate Investment Banking group. From February 2000 to October 2003, she served as Co-Head of the Investment Banking Division’s Technology Strategy Group. Yie-Hsin graduated from Harvard Business School in June 1986, and earned her undergraduate degree from Northwestern University in March 1984.

      Cory Pulfrey, age 44 is a Director and a principal of Morgan Stanley Futures & Currency Management Inc. He is a Managing Director of Morgan Stanley Alternative Investment Products, Alternative Investment Products Group Co-Business Head and Co-Business Head and Chief Investment Officer of the Private Markets portfolio for Morgan Stanley Alternative Investment Products. Prior to formation of Morgan Stanley Alternative Investment Products in April 2000, from October 1996 to March 2000, with the Weyerhaeuser Company, Mr. Pulfrey was a Managing Director of the Weyerhaeuser Pension Fund Investment Group where he managed the global private markets investment program. While in the Pension Fund Investment Group, he oversaw the commitment of approximately $1.5 billion to over 50 new fund and co-investment opportunities. From June 1987 to September 1996, he held management positions in the Weyerhaeuser Company in which he led or played a major part in the evaluation of over 30 corporate investment and M&A opportunities which resulted in capital commitments of over $1.5 billion. Mr. Pulfrey holds a B.S. in Chemical Engineering with highest honors from Montana State University and an M.B.A. with distinction from the University of Pennsylvania’s Wharton School. He is a Chartered Financial Analyst Charterholder.

      The principals of Morgan Stanley Futures & Currency Management Inc. are supported by a staff of approximately 11 professional trading and research associates.

      Morgan Stanley Futures & Currency Management and its principals may, from time to time, trade futures, forwards, or options contracts for their own proprietary accounts. Although Morgan Stanley Futures & Currency Management Inc. maintains records of these trades, its clients are not entitled to inspect these records at this time. This trading is subject to management approval and management’s right to inspect and review the records of these trades.

      During the five years preceding the date of this prospectus, there have been no material administrative, civil or criminal actions, including actions pending, on appeal or concluded, against Morgan Stanley Futures & Currency Management Inc. or its principals.

      None of the other directors or executive officers of Morgan Stanley Futures & Currency Management Inc. beneficially own units of any partnership.

Trading Methodology

      Morgan Stanley Futures & Currency Management manages client accounts pursuant to technical trend-following trading systems and money management policies. The main objective of these systems is long-term capital growth through participation in the global futures and futures-

related markets, including commodity futures and forward contracts, options on futures contracts and on physical commodities, and exchange of futures for physical transactions. Although futures trading can entail greater risk than many traditional investments, it also has the potential to produce significant returns.

      Morgan Stanley Futures & Currency Management’s trading methodology is trend-following in nature, attempting to identify long-term trends that are beginning and taking positions that can potentially profit from a continuation of these trends. Positions are maintained until certain price objectives are reached or the trend is no longer detected in the data. Deciding when to enter or exit a position and how much exposure to maintain is made systematically utilizing a fixed set of technical rules and mathematical formulas that consider factors such as daily price activity, volatility, volume, and open interest. Investors should bear in mind that technical trend-following trading systems seldom direct market entry or exit at the most favorable price in the particular market trend. Rather, such trading systems seek to close losing positions relatively quickly and to maintain profitable positions, or portions thereof, for as long as the trading systems determine that the particular market trend is profitable or continues to exist.

      Although Morgan Stanley Futures & Currency Management’s trading methodology is generally universal across all markets traded, variations are applied from sector to sector. In some sectors Morgan Stanley Futures & Currency Management will maintain either a long or short position at all times, but in other sectors a position will only be taken if a clear trend is determined. In addition, a longer term perspective may be applied in certain sectors when detecting rising versus declining trends.

      Morgan Stanley Futures & Currency Management may, at its sole discretion, add to or delete from its universe of markets traded, as well as adjust the level of risk exposure allocated thereto. Determining which markets to trade and how much risk to allocate to each market is accomplished using a combination of technical inputs and professional judgment. Factors employed to scrutinize the potential contribution each market can make to the overall portfolio include historical return, volatility and cross-correlations to other markets. Professional judgment is used in making the final determination as to which markets to trade and takes into account such things as market liquidity and cost of trading. With respect to the timing and execution of trades, Morgan Stanley Futures & Currency Management may also rely, to some extent, on the judgment of others, such as floor brokers.

      Investors should bear in mind that decisions concerning the management of client assets, including, but not limited to, decisions relating to the establishment or liquidation of positions, the markets traded, and the appropriate level of risk exposure allocated to each market, may result at times in clients, such as the partnership, missing significant profit opportunities which might otherwise have been captured. Furthermore, no assurance can be made that Morgan Stanley Futures & Currency Management will give consideration to any or all of the foregoing factors with respect to a particular trade for an account managed by Morgan Stanley Futures & Currency Management, or that consideration of any such factors in a particular situation will lessen the account’s risk of loss.

      Over its seventeen year history, Morgan Stanley Futures & Currency Management has allocated significant resources to maintain an active research and development process. This ongoing commitment is maintained to improve the potential for strong future performance for Morgan Stanley Futures & Currency Management clients. From time to time, Morgan Stanley Futures & Currency Management may change or refine the trading systems employed to manage client assets. Additional trading systems entirely independent of, or materially different from, those employed by Morgan Stanley Futures & Currency Management on behalf of the partnership may be developed and employed by Morgan Stanley Futures & Currency Management to manage client assets. Morgan Stanley Futures & Currency Management consistently reviews and maintains discretion over all computer-generated trading parameters and may, at its sole discretion, choose not to establish certain positions if judged to present unacceptable risk to client assets.

      Morgan Stanley Futures & Currency Management generally has committed between 10% and 30% of an account’s equity as margin, but may exceed such range at any given time. It is anticipated that Morgan Stanley Futures & Currency Management may cause certain trading systems or portfolios to commit a greater percentage of equity as margin than will be the case for other trading systems or portfolios. Accordingly, those accounts on whose behalf Morgan Stanley Futures & Currency Management employs such trading systems or portfolios may be more aggressively leveraged from time to time than will other accounts participating in other Morgan Stanley Futures & Currency Management trading systems and portfolios.

      Morgan Stanley Futures & Currency Management currently trades 100% of Charter MSFCM’s assets pursuant to its Global Portfolio, as described below. Subject to the prior approval of the general partner, Morgan Stanley Futures & Currency Management may, at any time, trade some or all of the partnership’s assets among one or more of its other programs. As of February 28, 2005, Morgan Stanley Futures & Currency Management was managing approximately $245 million of customer funds in the Global Portfolio and approximately $302 million of client assets in all of its trading programs.

The Global Portfolio

      Morgan Stanley Futures & Currency Management’s Global Portfolio has been developed to concentrate participation in futures contracts traded on futures exchanges worldwide. Certain selected foreign currencies traded in the forward markets are also included in the Global Portfolio. The Global Portfolio trades global futures, forwards, and options including, but not limited to, global interest rate and stock index futures, currencies, energy futures and certain precious and industrial metals. The Global Portfolio will normally have weightings of approximately 20% in global interest rate futures, 28% in stock index futures, 30% in currencies, 13% in energy futures, and 9% in metal futures. The actual weightings and leverage used in each market may change over time.

The Diversified Portfolio

      Morgan Stanley Futures & Currency Management’s Diversified Portfolio offers diversification into futures, forwards, and options representing global financial and tangible assets. The Diversified Portfolio typically trades a portfolio of diverse futures and forward markets, including contracts on currencies, interest rates, energies, metals, soft commodities, agriculturals and stock indices.

QDS Portfolio

      The QDS Program is a diversified systematic trading program designed to provide consistent returns with strict risk control measures. The portfolio composition includes a diverse group of global futures and currency markets which include the Agriculture, Currency, Energy, Global Stocks, Global Financial, and Metal complexes. QDS positions itself with managed exposure to take advantage of significant longer term price moves via algorithms that highlight trading opportunities.

Morgan Stanley Charter Campbell L.P.

      The trading advisor for Charter Campbell is Campbell & Company, Inc., a Maryland corporation organized in April 1978 as a successor to a partnership originally organized in January 1974. Campbell has been registered with the CFTC as a commodity trading advisor since May 1978 and is a member of the National Futures Association in such capacity. Campbell’s principal place of business is located at 210 W. Pennsylvania Ave., Suite 770, Towson, MD 21204.

      Principals

      Theresa D. Becks, joined Campbell in June 1991 and has served as the Chief Financial Officer and Treasurer since 1992, and Secretary and a Director since 1994. In addition to her role as CFO, Ms. Becks also oversees administration, compliance and trading operations. Ms. Becks is currently a member of the Board of Directors of the Managed Funds Association. From 1987 to 1991, she

was employed by Bank Maryland Corp, a publicly held company, as a Vice President and Chief Financial Officer. Prior to that time, she worked with Ernst & Young. Ms. Becks is a C.P.A. and has a B.S. in Accounting from the University of Delaware. Ms. Becks is an associated person of Campbell.

      D. Keith Campbell, has served as the Chairman of the Board of Directors of Campbell since it began operations, was President until 1994, and was Chief Executive Officer until 1997. Mr. Campbell is the majority voting stockholder of Campbell. From 1971 to 1978, he was a registered representative of a futures commission merchant. Mr. Campbell has acted as a commodity trading advisor since January 1972 when, as general partner of the Campbell Fund, a limited partnership engaged in commodity futures trading, he assumed sole responsibility for trading decisions made on behalf of the Fund. Since then, he has applied various technical trading models to numerous discretionary futures trading accounts. Mr. Campbell is registered with the CFTC and NFA as a commodity pool operator. Mr. Campbell is an associated person of Campbell.

      William C. Clarke, III, joined Campbell in June 1997 and has served as an Executive Vice President since 1991 and a Director since 1984. Mr. Clarke holds a B.S. in Finance from Lehigh University where he graduated in 1973. Mr. Clarke currently oversees all aspects of research which involves the development of proprietary trading models and portfolio management methods. Mr. Clarke is an associated person of Campbell.

      Bruce L. Cleland, joined Campbell in January 1993 and has served as President and a Director since 1994, and Chief Executive Officer since 1997. Mr. Cleland has worked in the international derivatives industry since 1973, and has owned and managed firms engaged in global clearing, floor brokerage, trading and portfolio management. Mr. Cleland is currently a member of the Board of Directors of the National Futures Association, and previously served as a member of the Board of Directors of the Managed Funds Association and as a member of the Board of Governors of the COMEX, in New York. Mr. Cleland is a graduate of Victoria University in Wellington, New Zealand where he earned a Bachelor of Commerce and Administration degree. Mr. Cleland is an associated person of Campbell.

      Kevin M. Heerdt, joined Campbell in March 2003 and has served as Executive Vice President-Research since then. His duties include risk management, research, and the development of quantitatively based hedge fund and options strategies. From February 2002 to March 2003, he was self-employed through Integrity Consulting. Previously, Mr. Heerdt worked for twelve years at Moore Capital Management, Inc., where he was a Director until 1999, and a Managing Director from 2000 to 2002. Mr. Heerdt holds a B.A. in Economics and in International Relations from the University of Southern California. Mr. Heerdt is an associated person of Campbell.

      James M. Little, joined Campbell in 1990 and has served as Executive Vice President-Business Development and a Director since 1992. Mr. Little holds a B.S. in Economics and Psychology from Purdue University. From 1989 to 1990, Mr. Little was a registered representative of A.G. Edwards & Sons, Inc. From 1984 to 1989, he was the Chief Executive Officer of James Little & Associates, Inc., a commodity pool operator and broker-dealer. Mr. Little is the co-author of The Handbook of Financial Futures, and is a frequent contributor to investment industry publications. Mr. Little is an associated person of Campbell.

      Craig A. Weynand, joined Campbell in October 2003 as Vice President and has served as General Counsel since November 2003. In this capacity, he is involved in all aspects of legal affairs and regulatory oversight, as well as managerial oversight of compliance and trade operations. From May 1990 to September 2003, Mr. Weynand was employed by Morgan Stanley, serving as Senior Trader for Morgan Stanley Futures and Currency Management Inc., a commodity trading advisor, until 1998 and as Vice President-Director of Product Origination & Analysis for the Morgan Stanley Managed Futures Department until his departure. Mr. Weynand holds a B.S. in International Business and Marketing and an M.B.A. in Economics from New York University, and a J.D. from the Fordham University School of Law. Mr. Weynand is a member of the New York State Bar and serves on the Government Relations Committee of the Managed Funds Association. Mr. Weynand is an associated person of Campbell.

      C. Douglas York, has been employed by Campbell since November 1992, was appointed a Senior Vice President-Trading in 1997, and has served as Executive Vice President-Trading since 2003 and a Director since 2001. His duties include managing daily trade execution for the assets under Campbell’s management. From 1991 to 1992, Mr. York was the Global Foreign Exchange Manager for Black & Decker. He holds a B.A. in Government from Franklin and Marshall College. Mr. York is an associated person of Campbell.

      During the five years preceding the date of this prospectus, there have been no material administrative, civil or criminal actions, including actions pending, on appeal or concluded, against Campbell or its principals.

      Any principal of Campbell may trade futures and related contracts for his or her own accounts. In addition, Campbell manages proprietary accounts for its deferred compensation plan and for certain principals. Trading records for proprietary trading accounts are available for review by clients upon reasonable notice.

      The Campbell Trading Program

      Campbell trades Charter Campbell’s assets pursuant to its Financial, Metal & Energy Large Portfolio, which trades exclusively in futures, forward and option contracts, including foreign currencies, precious and base metals, energy products, stock market indices and interest rate futures. As of February 28, 2005, Campbell was managing approximately $8.4 billion of client assets pursuant to the Financial, Metal & Energy Large Portfolio and approximately $9.3 billion in all of its programs.

      Campbell makes trading decisions using proprietary computerized trading models, which analyze market statistics. There can be no assurance that the trading models currently being used will produce results similar to those produced in the past. Campbell’s trading models are designed to detect and exploit medium-term to long-term price changes, while also applying proven risk management and portfolio management principles. No one market exceeds 15% of a total portfolio allocation.

      Campbell believes that utilizing multiple trading models provides an important level of diversification, and is most beneficial when multiple contracts in each market are traded. Every trading model may not trade every market. It is possible that one trading model may signal a long position while another trading model signals a short position in the same market. It is Campbell’s intention to offset those signals to reduce unnecessary trading, but if the signals are not simultaneous, both trades will be taken and since it is unlikely that both positions would prove profitable, in retrospect, one or both trades will appear to have been unnecessary. It is Campbell’s policy to follow trades signaled by each trading model independently of the other models.

      Over the course of a medium-term to long-term trend, there are times when the risk of the market does not appear to be justified by the potential reward. In such circumstances, some of Campbell’s trading models may exit a winning position prior to the end of a price trend. While there is some risk to this method (for example, being out of the market during a significant portion of a price trend), Campbell’s research indicates that this is well compensated for by the decreased volatility of performance that may result.

      Campbell’s trading models may include trend-following trading models, counter-trend trading models, and trading models that do not seek to identify or follow price trends at all. Campbell expects to develop additional trading models and to modify models currently in use and may or may not employ all such models for all clients’ accounts. The trading models currently used by Campbell may be eliminated from use if Campbell ever believes such action is warranted.

      While Campbell normally follows a disciplined systematic approach to trading, on occasion, it may override the signals generated by the trading models, such as when market conditions dictate otherwise. While such action may be taken for any reason at any time at Campbell’s discretion, it will normally only be taken to reduce risk in the portfolio, and may or may not enhance the results that would otherwise be achieved.

      Campbell applies risk management and portfolio management strategies to measure and manage overall portfolio risk. These strategies include portfolio structure, risk balance, capital allocation and risk limitation. One objective of risk and portfolio management is to determine periods of relatively high and low portfolio risk, and when such points are reached, Campbell may reduce or increase position size accordingly. It is possible, however, that this reduction or increase in position size may not enhance the results achieved over time.

      From time to time, Campbell may increase or decrease the total number of contracts held based on increases or decreases in an account’s assets, changes in market conditions, perceived changes in portfolio-wide risk factors, or other factors which may be deemed relevant.

      Campbell estimates that, based on the amount of margin required to maintain positions in the markets currently traded, aggregate margin for all positions held in a client’s account will range between 5% and 30% of the account’s net assets. From time to time, margin commitments may be above or below this range.

      The number of contracts that Campbell believes can be bought or sold in a particular market without unduly influencing price adversely may at times be limited. In such cases, a client’s portfolio would be influenced by liquidity factors because the positions in such markets might be substantially smaller than the positions that would otherwise be taken.

Trading Capacity

      Campbell believes that it is not possible to define or quantify capacity with any degree of certainty. As assets under management have increased, Campbell has continued to introduce new strategies designed to deliver returns which have low correlations to return from existing strategies. In addition, Campbell has continued to develop new ways to manage assets, such as the application of dynamic portfolio and capital management tools and innovative execution methods. At the same time, a significant increase in assets has led to portfolio compromises, as increasingly large positions can only be established and maintained in those markets that have sufficient depth and liquidity.

      Notwithstanding Campbell’s research, risk and portfolio management efforts, there may come a time when the combination of available markets and new strategies may not be sufficient for Campbell to add new assets without detriment to diversification. If this were to occur, Campbell would expect risk-adjusted returns to begin to degrade — a more concentrated portfolio may result in lower risk-adjusted returns and may have a detrimental affect on your investment.

Past Performance of Campbell

      Set forth below in Capsules A through H is the past performance history of Campbell and its principals for client accounts. The performance information in Capsules A through H in these composite tables does not reflect the performance of any one account. An individual account may have realized more or less favorable results than the composite indicates. The footnotes following Capsule H are an integral part of each Capsule.

      You are cautioned that the information set forth in the following Capsule performance summaries is not necessarily indicative of, and may have no bearing on, any trading results which may be attained by Campbell or Charter Campbell in the future, since past results are not a guarantee of future results. There can be no assurance that Campbell or the partnership will make any profits at all, or will be able to avoid incurring substantial losses. You should also note that interest income may constitute a significant portion of a commodity pool’s total income and, in certain instances, may generate profits where there have been realized or unrealized losses from commodity trading.

CAPSULE A

Campbell & Company, Inc.
Financial, Metal & Energy Large Portfolio

Name of commodity trading advisor: Campbell & Company, Inc.
Name of program: Financial, Metal & Energy Large Portfolio
Inception of trading by commodity trading advisor: January 1972
Inception of trading in program: April 1983
Number of open accounts: 30
Aggregate assets overall: $9.29 billion
Aggregate assets in program: $8.41 billion
Largest monthly drawdown since inception: (17.68)% - (June 1986)
Largest monthly drawdown past five years: (9.62)% - (November 2001)
Worst peak-to-valley drawdown since inception: (41.94)% - (March 1986-November 1986)
Worst peak-to-valley drawdown past five years: (13.84)% - (October 2001-April 2002)

Month	2005 YTD	2004	2003	2002	2001	2000	1999	1998	1997	1996	1995	1994	1993
	%	%	%	%	%	%	%	%	%	%	%	%	%
January	(2.16)	2.36	7.75	(0.71)	(1.09)	3.70	(4.83)	3.25	5.26	5.46	(4.53)	(4.67)	(0.71)
February	(1.11)	10.79	7.71	(1.98)	0.71	(0.35)	1.45	(2.38)	2.26	(5.63)	5.85	(6.81)	13.74
March		0.94	(4.38)	(1.60)	6.97	(1.96)	0.87	4.95	(2.08)	5.62	9.58	7.00	(5.79)
April		(6.67)	2.77	(4.03)	(8.09)	(1.86)	5.60	(5.88)	(3.84)	3.49	2.08	(1.77)	2.99
May		(0.54)	2.09	4.12	1.23	2.74	(3.25)	4.34	(1.84)	(1.71)	0.88	(2.78)	2.81
June		(3.14)	(0.77)	7.73	(1.71)	1.95	4.63	2.04	2.23	1.29	(0.90)	5.24	2.55
July		(0.61)	(4.56)	7.64	1.45	(1.72)	(0.15)	(3.68)	9.27	0.01	(4.05)	(4.36)	5.55
August		(1.10)	2.42	3.61	2.10	3.08	1.22	9.23	(5.14)	1.78	5.83	(3.79)	(4.33)
September		(1.54)	(1.37)	3.90	6.94	(3.23)	1.75	2.97	4.23	2.47	(3.47)	6.91	(4.83)
October		2.41	2.84	(4.75)	4.96	3.19	(4.25)	4.41	2.39	12.06	1.20	0.36	(6.19)
November		4.04	0.79	(1.31)	(9.62)	5.98	0.53	(0.50)	0.57	12.22	(0.24)	(7.02)	0.59
December		0.78	4.29	3.65	3.72	2.38	3.64	0.64	4.95	(4.29)	6.82	(5.08)	(0.08)
Compound Annual/Period Rate of Return	(3.25)	6.96	20.41	16.39	6.20	14.31	6.81	20.07	18.75	35.96	19.46	(16.76)	4.68
	(2 months)
Month	1992	1991	1990	1989	1988	1987	1986	1985	1984	1983
	%	%	%	%	%	%	%	%	%	%
January	(5.54)	(7.89)	3.00	7.90	(0.08)	33.71	(6.28)	3.63	1.27
February	(3.58)	(1.59)	0.59	(1.99)	2.39	3.23	17.84	11.59	2.12
March	1.05	20.41	3.37	10.74	(1.88)	13.51	6.48	0.74	2.44
April	(2.78)	(1.87)	4.62	1.94	(5.12)	15.39	(7.87)	5.97	0.09	(0.40)
May	1.14	2.81	(11.50)	13.72	1.63	(4.17)	5.01	2.92	9.78	0.18
June	10.66	1.49	8.29	1.88	8.29	(3.21)	(17.68)	(2.18)	(5.50)	(3.71)
July	10.40	(7.96)	10.04	0.55	(0.68)	9.80	5.21	5.48	6.86	3.27
August	4.99	3.79	12.30	(0.81)	(0.22)	(1.12)	7.61	(3.63)	(1.34)	(1.47)
September	(2.17)	6.07	2.59	(4.27)	4.80	2.71	(17.22)	(11.29)	8.32	0.83
October	(4.67)	0.63	1.25	(6.88)	(0.06)	(13.45)	(11.74)	3.95	2.79	(4.18)
November	6.26	(2.03)	(1.35)	2.46	(0.35)	(0.53)	(11.84)	10.45	(3.12)	(1.93)
December	(1.36)	17.45	(0.54)	12.88	(0.42)	2.11	1.84	3.40	1.49	(3.21)
Compound Annual/Period Rate of Return	13.47	31.12	35.24	42.23	7.96	64.38	(30.45)	33.05	26.96	(10.34)
										(9 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

CAPSULE B

Campbell & Company, Inc.
Financial, Metal & Energy Small (Above $5 Million) Portfolio
This Portfolio is closed to new investors.

Name of commodity trading advisor: Campbell & Company, Inc.
Name of program: Financial, Metal & Energy Small (Above $5 Million) Portfolio
Inception of trading by commodity trading advisor: January 1972
Inception of trading in program: February 1995
Number of open accounts: 7
Aggregate assets overall: $9.29 billion
Aggregate assets in program: $60.1 million
Largest monthly drawdown: (9.94)% - (November 2001)
Worst peak-to-valley drawdown: (15.41)% - (October 2001-April 2002)
2005 year-to-date return: (3.21)% (2 months)
2004 annual return: 5.57%
2003 annual return: 18.45%
2002 annual return: 12.65%
2001 annual return: 1.33%
2000 annual return: 9.02%

CAPSULE C

Campbell & Company, Inc.
Financial, Metal & Energy Small (Below $5 Million) Portfolio*

Name of commodity trading advisor: Campbell & Company, Inc.
Name of program: Financial, Metal & Energy Small (Below $5 Million) Portfolio
Inception of trading by commodity trading advisor: January 1972
Inception of trading in program: July 2000
Number of open accounts: 0
Aggregate assets overall: $9.29 billion
Aggregate assets in program: $0.0
Largest monthly drawdown: (11.84)% - (November 2001)
Worst peak-to-valley drawdown: (17.19)% - (October 2001-April 2002)
2005 year-to-date return: (4.94)% (2 months)
2004 annual return: 15.03%
2003 annual return: 10.90%
2002 annual return: 25.28%
2001 annual return: (3.76)%
2000 annual return: 13.12% (6 months)
* Portfolio closed on February 28, 2005.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

CAPSULE D

Campbell & Company, Inc.
Global Diversified Large Portfolio

Name of commodity trading advisor: Campbell & Company, Inc.
Name of program: Global Diversified Large Portfolio
Inception of trading by commodity trading advisor: January 1972
Inception of trading in program: February 1986
Number of open accounts: 3
Aggregate assets overall: $9.29 billion
Aggregate assets in program: $782.5 million
Largest monthly drawdown: (9.95)% - (November 2001)
Worst peak-to-valley drawdown: (14.59)% - (October 2001-April 2002)
2005 year-to-date return: (3.30)% (2 months)
2004 annual return: 8.63%
2003 annual return: 18.82%
2002 annual return: 14.98%
2001 annual return: 5.89%
2000 annual return: 11.18%

CAPSULE E

Campbell & Company, Inc.
Global Diversified Small Portfolio*

Name of commodity trading advisor: Campbell & Company, Inc.
Name of program: Global Diversified Small Portfolio
Inception of trading by commodity trading advisor: January 1972
Inception of trading in program: June 1997
Number of open accounts: 0
Aggregate assets overall: $9.29 billion
Aggregate assets in program: N/A
Largest monthly drawdown: (12.47)% - (November 2001)
Worst peak-to-valley drawdown: (17.60)% - (October 2001-April 2002)
2003 annual return: 3.91% (9 months)
2002 annual return: 22.73%
2001 annual return: (1.16)%
2000 annual return: 17.59%

* Portfolio closed on September 30, 2003.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

CAPSULE F

Campbell & Company, Inc.
Foreign Exchange Portfolio

Name of commodity trading advisor: Campbell & Company, Inc.
Name of program: Foreign Exchange Portfolio
Inception of trading by commodity trading advisor: January 1972
Inception of trading in program: November 1990
Number of open accounts: 2
Aggregate assets overall: $9.29 billion
Aggregate assets in program: $20.3 million
Largest monthly drawdown: (6.71)% - (July 2003)
Worst peak-to-valley drawdown: (18.07)% - (February 2004-February 2005)
2005 year-to-date return: (4.34)% (2 months)
2004 annual return: (6.90)%
2003 annual return: 38.81%
2002 annual return: 10.76%
2001 annual return: 15.92%
2000 annual return: 11.39%

CAPSULE G

Campbell & Company, Inc.
Interest Rates, Stock Indices & Commodities Portfolio*

Name of commodity trading advisor: Campbell & Company, Inc.
Name of program: Interest Rates, Stock Indices & Commodities Portfolio
Inception of trading by commodity trading advisor: January 1972
Inception of trading in program: February 1996
Number of open accounts: 0
Aggregate assets overall: $9.29 billion
Aggregate assets in program: N/A
Largest monthly drawdown: (16.13)% - (November 2001)
Worst peak-to-valley drawdown: (21.16)% - (October 2001-February 2002)
2002 year-to-date return: 0.48% (3 months)
2001 annual return: (0.71)%
2000 annual return: 18.12%
*Portfolio closed on March 31, 2002.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

CAPSULE H

Campbell & Company, Inc.
The Ark Portfolio *

Name of commodity trading advisor: Campbell & Company, Inc.
Name of program: The Ark Portfolio Composite
Inception of trading by commodity trading advisor: January 1972
Inception of trading in program: September 1996
Number of open accounts: 0
Aggregate assets overall: $9.29 billion
Aggregate assets in program: N/A
Largest monthly drawdown: (11.69)% - (November 2001)
Worst peak-to-valley drawdown: (21.62)% - (October 2001-April 2002)
2004 annual return: (6.96)% (8 months)
2003 annual return: 7.88%
2002 annual return: 39.95%
2001 annual return: (4.35)%
2000 annual return: 28.86%

*Portfolio closed on August 31, 2004.

As of May 1, 2004, the Fully-Funded Subset method (used for capsules B, C, E and H through April 2004 and Capsule F through March 2002) was no longer allowed by the CFTC and the Only Accounts Traded (OAT) method was adopted for all portfolios. In addition, as of May 1, 2004, performance was calculated using nominal account sizes rather than using actual funds.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Footnotes to Campbell’s Capsule Performance Summaries

      “Inception of trading by commodity trading advisor” is the date on which Campbell began trading client accounts.

      “Inception of trading in program” is the date on which Campbell began trading client accounts pursuant to the program shown.

      “Number of open accounts” is the number of accounts directed by Campbell pursuant to the program shown as of February 28, 2005.

      “Aggregate assets overall” is the aggregate amount of assets in non-proprietary accounts under the management of Campbell as of February 28, 2005.

      “Aggregate assets in program” is the aggregate amount of assets in the program specified as of February 28, 2005.

      “Drawdown” means losses experienced by the trading program over a specified period. A small number of accounts in the portfolio composites have experienced monthly drawdowns and peak-to-valley drawdowns that are materially larger than the largest composite monthly drawdown and peak-to-valley drawdown. These variances result from factors such as small account size (i.e., accounts with net assets of less than the prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, and investment restrictions imposed by the client.

      “Largest monthly drawdown” means greatest percentage decline in net asset value due to losses sustained by the trading program from the beginning to the end of a calendar month during the most recent five calendar years (and from inception to date in the case of Capsule A).

      “Worst peak-to-valley drawdown” means greatest cumulative percentage decline in month-end net asset value of the trading program due to losses sustained during a period in which the initial month-end net asset value of the trading program is not equaled or exceeded by a subsequent month-end net asset value of the trading program during the most recent five calendar years (and from inception to date in the case of Capsule A).

      “Compound annual and year-to-date/period rate of return” presented in the composite performance Capsule A is calculated by dividing the net profit or loss by the assets at the beginning of such period plus additions minus withdrawals occurring during the period. When an account closes on the last day of the month, the withdrawal is not subtracted from beginning net assets for purposes of this calculation. Beginning in January 1987, rate of return is calculated using the Only Accounts Traded method of computation. This computation method is one of the methods approved by the CFTC to reduce the distortion caused by significant additions or withdrawals of capital during a month. This Only Accounts Traded method excludes from the calculation of rate of return those accounts which had material intra-month additions or withdrawals and accounts which were open for only part of the month. In this way, the composite rate of return is based on only those accounts whose rate of return is not distorted through intra-month capital changes. For Capsules B, C, E and H through April 2004, and Capsule F through March 2002, rate-of-return is calculated by dividing net performance of the Fully-Funded Subset by the beginning net assets of the Fully-Funded Subset, except in periods of significant additions or withdrawals to the accounts in the Fully-Funded Subset. In such instances, the Fully-Funded Subset is adjusted to exclude accounts with significant additions or withdrawals that would materially distort the rate of return pursuant to the Fully-Funded Subset method. Following these time periods, performance for Capsules B, C, E, F and H, and the entire performance for Capsules D and G were calculated using the Only Accounts Traded method.

EXCHANGE RIGHT

      If the conditions described below are satisfied, you may redeem your units in any partnership as of the last day of any calendar month and use the proceeds to purchase units of any of the other Charter Series partnerships. However, a Charter Series exchange will only be permitted as of the sixth month-end after you first became an investor in a Charter Series partnership, and as of the last day of each month thereafter. Each unit you purchase in a Charter Series exchange will be issued and sold at a price per unit equal to 100% of the net asset value of a unit as of the close of business on the exchange date. Any units you redeem in a Charter Series exchange will not be subject to a redemption charge. Units you acquire in a Charter Series exchange will be subject to redemption charges, but will be deemed to have the same purchase date as the units you exchanged for purposes of determining the applicability of any redemption charges. Thus, for example, if you hold units of Charter Graham for twelve months, exchange those units for units of Charter Millburn, then redeem any of those units fifteen months later, you will not have to pay a redemption charge, because those units will be deemed to have been held for 27 months.

      When you request a Charter Series exchange, additional conditions must be satisfied. First, the partnership from which you are redeeming must have assets sufficient to discharge its liabilities and redeem units. In order to effect a Charter Series exchange, you must send a subscription and exchange agreement to a Morgan Stanley branch office, and that agreement must be forwarded by the branch office and received by the general partner by 3:00 p.m., New York City time, on the applicable exchange date. In that agreement you must acknowledge that you are still eligible to purchase units on the exchange date. You must exchange a minimum of 100 units in a Charter Series exchange, unless you are liquidating your entire interest in a partnership. A form of subscription and exchange agreement is annexed to this prospectus as Exhibit B, and additional copies of the subscription and exchange agreement may be obtained by written request to the general partner or from a local Morgan Stanley branch office.

      In order to effect a Charter Series exchange, each partnership must have a sufficient number of units registered and qualified for sale under federal and applicable state securities laws pursuant to a current prospectus. While the general partner intends to maintain a sufficient number of registered units to effect series exchanges, it is under no obligation to do so. Therefore, the general partner cannot assure you that any units will be available for sale on an exchange date. Furthermore, states may impose significant burdens on, or alter the requirements for, qualifying units for sale. In that event, the general partner may not continue qualifying units for sale in those states, and residents of those states would not be eligible for a Charter Series exchange. In addition, certain states may impose more restrictive suitability and/or investment requirements than those set forth in the form of subscription and exchange agreement. Any such restrictions may limit the ability of residents of those states to effect a Charter Series exchange. In the event that not all subscription and exchange agreements can be processed because an insufficient number of units is available for sale on an exchange date, the general partner will allocate units in a manner it determines in its sole discretion. The general partner has not yet determined how it will allocate units in the event there are an insufficient number of units available on an exchange date.

      Units of any new partnership in the Charter Series may be offered to investors pursuant to exercise of the Charter Series exchange right. Before purchasing units of a new partnership, you will be required to receive a copy of a prospectus and any supplement to this prospectus describing the new partnership and its units, and you will be required to execute a new subscription agreement to purchase units of that partnership.

      Since a Charter Series exchange is equivalent to a redemption and an immediate reinvestment of the proceeds of the redemption, you should carefully review the portions of this prospectus describing redemptions and the tax consequences before effecting a Charter Series exchange.

REDEMPTIONS

      Once you are an investor in a Charter Series partnership for at least six months, you may redeem all or part of your units, regardless of when such units were purchased. Redemptions may only be made in whole units, with a minimum of 100 units required for each redemption, unless you are redeeming your entire interest in a partnership. The general partner will redeem your units in the order in which they were purchased.

      Redemptions will only be effective as of the last day of the month in which a request for redemption in proper form has been timely received by the general partner. A “request for redemption” is a letter in the form specified by the general partner that must be sent by you to a local Morgan Stanley branch office in time for it to be forwarded and received by the general partner no later than 3:00 p.m., New York City time, on the date of the applicable monthly closing. A form of request for redemption is annexed to the limited partnership agreement, which agreement is annexed to this prospectus as Exhibit A. Additional copies of the request for redemption may be obtained by written request to the general partner or a local Morgan Stanley branch office.

      If you redeem units, you will receive 100% of the net asset value of each unit redeemed as of the redemption date, less any applicable redemption charges. Since you must deliver written notice to your Morgan Stanley financial advisor who must forward the notice so that it will be received by the general partner no later than 3:00 p.m., New York City time, on the date of the applicable monthly closing, you will not know the actual amount you are to receive prior to the redemption date. The “net asset value” of a unit is an amount equal to the partnership’s net assets allocated to capital accounts represented by units, divided by the number of units outstanding. “Net Assets” means the total assets of a partnership, including all cash and cash equivalents (valued at cost), accrued interest and amortization of original issue discount, and the market value of all open futures, forwards, and options positions and other assets of the partnership, less the total liabilities of the partnership, including, but not limited to, all brokerage, management, and incentive fees, and ordinary administrative expenses, transaction fees and costs, if any, and extraordinary expenses, determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. The market value of a futures contract traded on a U.S. exchange means the settlement price on the exchange on which that futures contract is traded on the day net assets are being determined. However, if a futures contract could not have been liquidated on that day because of the operation of daily limits or other rules of the exchange or otherwise, the settlement price on the first subsequent day on which the futures contract could be liquidated will be the market value of that futures contract for that day. The market value of a forward contract or a futures contract traded on a foreign exchange or market means its market value as determined by the general partner on a basis consistently applied for each different variety of forward contract or futures interest.

      If you redeem units on or prior to the last day of the twelfth month from the date of their purchase, those units will be subject to a redemption charge equal to 2% of their net asset value on the redemption date. If you redeem units after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month from the date of their purchase, those units will be subject to a redemption charge equal to 1% of their net asset value on the redemption date. If you redeem units after the last day of the twenty-fourth month from the date of purchase, those units will not be subject to a redemption charge. All redemption charges will be paid to Morgan Stanley DW and will not be shared with the financial advisor or additional selling agent who sold the units.

      Your units will be exempt from redemption charges under the following circumstances:

      • If you redeem units at the first redemption date following notice of an increase in brokerage, management, or incentive fees, those units will not be subject to redemption charges.

      • If you redeem units in a Charter Series exchange, the units you redeem will not be subject to redemption charges and, for purposes of determining the applicability of future redemption charges, the units you acquire will be deemed to have the same purchase date as the units you exchanged.

      • If you redeem units of any other partnerships for which Demeter serves as the general partner, the units you redeem from the other limited partnership in the exchange will be subject to any applicable redemption charges, but the Charter Series units you acquire will not be subject to redemption charges.

      • If you redeem units and have either paid a redemption charge with respect to the units or held the units for at least twenty-four months, you will not be subject to redemption charges with respect to any newly-purchased units, provided the new units are purchased within twelve months of and in an amount no greater than the net proceeds of the prior redemption, and the units are held for at least six months from the date of purchase. In that event, you will still be subject to the minimum purchase and suitability requirements.

      The general partner will endeavor to pay redemptions within ten business days after the redemption date. A partnership may be forced to liquidate open futures, forwards, and options positions to satisfy redemptions in the event it does not have sufficient cash on hand that is not required as margin on open positions, and may delay payment to limited partners requesting redemption of units of the proportionate part of the net asset value of the units represented by the sums for which sufficient cash is not available. See “Risk Factors—Partnership and Offering Risks—Restricted investment liquidity in the units” on page 13. When you redeem units, payment will be made by credit to your customer account with Morgan Stanley DW, or by check mailed to you if your account is closed. Absent written notice to the contrary, you may assume that any redemption of units by you will be paid in full on or about the 10th business day following the applicable redemption date, and you may confirm such payment by calling your Morgan Stanley financial advisor or, if your account is closed, you may call Morgan Stanley DW at (212) 905-2700. Your right to redeem units is contingent upon the redeeming partnership having assets sufficient to discharge its liabilities on the redemption date, and timely receipt by the general partner of your request for redemption as described above.

      The terms and conditions applicable to redemptions in general, other than those prohibiting redemptions before the sixth month-end following the closing at which you first became an investor in a Charter Series partnership, and providing that redemptions may only be made as of the end of a calendar month, will also apply to redemptions effected on “special redemption dates.” See “The Limited Partnership Agreements—Books and Records; Reports to Limited Partners” on pages 99 and 100.

THE COMMODITY BROKERS

Morgan Stanley DW Inc., Morgan Stanley & Co. Incorporated, and Morgan Stanley & Co. International Limited

      Morgan Stanley DW Inc., a Delaware corporation, acts as the partnerships’ non-clearing commodity broker. Morgan Stanley DW, as the non-clearing commodity broker, holds each partnership’s funds in customer segregated or secured accounts, and provides all required margin funds to the clearing commodity brokers. Morgan Stanley & Co. Incorporated, a Delaware corporation, acts as the partnerships’ clearing commodity broker and foreign currency forward counterparty, and Morgan Stanley & Co. International Limited serves as the clearing commodity broker for trades that take place on the London Metal Exchange. Morgan Stanley DW monitors each partnership’s futures positions that the clearing commodity brokers report they are carrying for any errors in trade prices or trade fill. Morgan Stanley DW also serves as the non-clearing commodity broker for all, and Morgan Stanley & Co. serves as the clearing commodity broker and foreign exchange counterparty for all but one, of the other commodity pools for which Demeter serves as general partner and commodity pool operator. Morgan Stanley International serves as the clearing commodity broker for the trades of such pools that take place on the London Metal Exchange.

      Morgan Stanley DW is a financial services company which provides to its individual, corporate, and institutional clients services as a broker in securities, futures, and options, a dealer in corporate, municipal and government securities, an investment adviser, and an agent in the sale of life insurance and various other products and services. Morgan Stanley DW has its main business office at 1585 Broadway, New York, New York 10036. Morgan Stanley DW is a member firm of the New York Stock Exchange, the American Stock Exchange, the Chicago Board Options Exchange, and other major securities exchanges. Morgan Stanley DW is registered with the CFTC as a futures commission merchant and is a member of the National Futures Association in such capacity. Morgan Stanley DW is also registered with the SEC as a broker-dealer and is a member of the NASD. Morgan Stanley DW and its affiliates currently service clients through a network of approximately 600 offices with approximately 12,000 financial advisors servicing individual and institutional client accounts.

      Morgan Stanley & Co. Incorporated is the clearing commodity broker for all trades for the partnerships, other than for those trades on the London Metal Exchange. Morgan Stanley & Co. has its main business office at 1585 Broadway, New York, New York 10036. Morgan Stanley & Co. is registered as a futures commission merchant, is a member of the National Futures Association, and is a member of most major U.S. and foreign commodity exchanges. Morgan Stanley & Co. is registered with the SEC as a broker-dealer and is a member of the NASD.

      Morgan Stanley International, a United Kingdom corporation, acts as the partnerships’ clearing commodity broker solely with regard to any trading on the London Metal Exchange. Morgan Stanley International has its main business office at 25 Cabot Square, Canary Wharf,

London E14 4QA, England, is regulated by the United Kingdom Securities and Futures Authority as a member firm, and is a member of the London Metal Exchange and other securities and commodities exchanges worldwide.

      Morgan Stanley, the parent company of Morgan Stanley DW, Morgan Stanley & Co., and Morgan Stanley International, is a worldwide financial services firm, employing, directly and through its subsidiaries, more than 53,000 people worldwide in offices throughout the United States and 27 foreign countries. Morgan Stanley is a publicly-traded company listed on the New York Stock Exchange; its common stock had a market value of approximately $62 billion at February 28, 2005. At that date, Morgan Stanley had leading market positions in its three primary businesses (securities, asset management and credit services), and it ranked among the top asset managers globally, with over $576 billion in assets under management.

Brokerage Arrangements

      The partnerships’ brokerage arrangements with Morgan Stanley DW, Morgan Stanley & Co., and Morgan Stanley International are discussed in “Conflicts of Interest—The brokerage arrangements with affiliates of the general partner were not negotiated at arm’s-length or reviewed by any independent party for fairness” beginning on page 15, “Conflicts of Interest—Customer agreements with the commodity brokers permit actions which could result in losses or lost profit opportunity” on page 18, and “Description of Charges—Commodity Brokers” beginning on page 21.

      The general partner will review at least annually the brokerage arrangements of each partnership to ensure that those arrangements are fair, reasonable, and competitive, and represent the best price and services available, taking into consideration:

      • the size of the partnership;

      • the futures, forwards, and options trading activity;

      • the services provided by the commodity broker or any affiliate thereof to the partnership;

      • the cost incurred by the commodity broker or its affiliates in organizing and operating the partnership and offering units;

      • the overall costs to the partnership;

      • any excess interest and compensating balance benefits to the commodity broker from assets held thereby; and

      • if the general partner does not receive any direct compensation from the partnership for its services as general partner, the risks incurred by the general partner as general partner of the partnership.

      Each customer agreement sets forth a standard of liability for the commodity broker and provides for indemnities of the commodity broker. See “Fiduciary Responsibility and Liability” beginning on page 18.

LITIGATION

      At any given time, the commodity brokers are involved in numerous legal actions, some of which seek significant damages.

      On April 6, 2000, Morgan Stanley & Co., along with 16 other firms, entered into an industry-wide settlement with the SEC, IRS and the Department of Justice (intervening on behalf of a qui tam plaintiff) to resolve litigation and investigations relating to “yield burning” allegations. At the core of the “yield burning” litigation and investigations were allegations that, from 1990 to 1994, escrow providers excessively marked up securities sold to escrow accounts in connection with advance refunding transactions on behalf of municipal bond issuers. The practice was alleged to benefit the escrow provider to the detriment of either the United States Treasury or the municipal issuer. The industry-wide settlement required 17 firms to pay a total of over $139 million (over $120 million to the United States Treasury and over $18 million directly to municipal issuers). Without admitting or denying any wrongdoing, Morgan Stanley & Co. consented to the entry of an order directing that it cease and desist from violating Sections 17(a)(2) and 17(a)(3) of the Securities Act of 1933 and requiring it to pay $2.45 million to the United States Treasury. No payment to municipal issuers was required.

      On July 14, 2003, the Massachusetts Securities Division filed an administrative complaint alleging that Morgan Stanley DW Inc. filed false information in response to an inquiry from the Massachusetts Securities Division pertaining to mutual fund sales practices. On August 11, 2003, the Massachusetts Securities Division filed an administrative complaint, alleging that Morgan Stanley DW Inc. failed to make disclosures of incentive compensation for proprietary and partnered mutual fund transactions. On November 25, 2003, the Massachusetts Securities Division filed an administrative complaint, alleging that a former branch manager engaged in securities fraud and dishonest conduct in promoting the sales of proprietary mutual funds. On May 24, 2004, the presiding hearing officer granted Morgan Stanley DW Inc.’s motion to dismiss all claims relating to Morgan Stanley DW Inc.’s differential compensation practices and its receipt of remuneration from third-party fund families, holding that these practices did not violate any state law or regulation. Regarding the Massachusetts Securities Division’s complaint filed on June 14, 2003, Morgan Stanley DW Inc. waived its right to a hearing and agreed to pay an administrative fine of $25,000 on September 27, 2004. Regarding the Massachusetts Securities Division’s complaints filed on August 11, 2003 and November 25, 2003, hearings were concluded on December 20, 2004, and the parties are awaiting a decision from the independent hearing officer.

      On September 15, 2003, Morgan Stanley DW Inc. and one of its officers entered into a settlement with the NASD pursuant to a Letter of Acceptance, Waiver and Consent. The Letter of Acceptance, Waiver and Consent alleges violations of applicable NASD rules in connection with various sales contests conducted from October 1999 to December 2002. Under the terms of the settlement, Morgan Stanley DW Inc. and its officer neither admitted nor denied the allegations of the Letter of Acceptance, Waiver and Consent and accepted a censure and the imposition of monetary fines in the amounts of $2 million and $250,000, respectively.

      On November 17, 2003, Morgan Stanley DW Inc. consented, without admitting or denying the findings, to the entry of an order by the Securities and Exchange Commission that resolved the Securities and Exchange Commission’s investigations into certain practices relating to Morgan Stanley DW Inc.’s offer and sale of shares of certain registered investment companies from January 1, 2000 to the date of the order. Pursuant to the order, Morgan Stanley DW Inc. will: (a) distribute for the benefit of certain customers who purchased shares of mutual funds through Morgan Stanley DW Inc. pursuant to the marketing arrangements between Morgan Stanley DW Inc. and certain mutual fund complexes the amount of $50 million; (b) place on its website disclosures relating to certain marketing programs pursuant to which it offered and sold certain mutual funds; (c) prepare a Mutual Fund Bill of Rights that discloses, among other things, the differences in fees and expenses associated with the purchase of different classes or proprietary mutual fund shares; (d) prepare a plan by which certain customers’ proprietary Class B shares can be converted to Class A shares; (e) retain an independent consultant to review, among other things, the adequacy of Morgan Stanley DW Inc.’s disclosures with respect to such marketing programs and other matters in connection with Morgan Stanley DW Inc.’s offer and sale of shares of mutual funds and compliance with the order; and (f) adopt the recommendations of the independent consultant.

      On June 17, 2004, the New Hampshire Bureau of Securities Regulation filed a petition for relief against Morgan Stanley DW Inc. alleging, among other things, that a former representative solicited certain customers to purchase certain unregistered, non-exempt securities, that certain managers promoted the sale of proprietary mutual funds and other products by the use of certain “sales contests” and that Morgan Stanley DW Inc. failed to disclose the alleged material fact of such contests. The petition for relief seeks, among other things, an administrative fine of $500,000 and an order to show cause why Morgan Stanely DW Inc.’s broker-dealer license should not be suspended or revoked.

      On November 18, 2004, the NASD enforcement staff informed Morgan Stanley that it had made a preliminary determination to recommend that a disciplinary action be brought against Morgan Stanley DW Inc. in connection with the staff’s investigation of fee-based brokerage acccounts. The potential disciplinary action, which would allege NASD Rule violations, concerns Morgan Stanley’s opening and maintenance of certain Choice accounts, the fees charged for certain such accounts and the content of certain Choice marketing materials.

      During the five years preceding the date of this prospectus, other than as described above, there have been no material criminal, civil, or administrative actions pending, on appeal or concluded against the commodity brokers, the general partner, or any of their principals, which the general partner believes would be material to an investor’s decision to invest in the partnerships.

THE LIMITED PARTNERSHIP AGREEMENTS

      This section of the prospectus summarizes all material provisions of the limited partnership agreement of each partnership that are not discussed elsewhere in the prospectus. A form of the limited partnership agreements is annexed to this prospectus as Exhibit A. Each limited partnership agreement is identical, except as noted otherwise below or in Exhibit A.

Nature of the Partnerships

      Each partnership was formed under Delaware law on July 15, 1998, except that Charter MSFCM was formed on October 22, 1993, and Charter Campbell was formed on March 26, 2002. The fiscal year of each partnership begins on January 1 of each year and ends on the following December 31.

      The units that you purchase and pay for in this offering will be fully paid and nonassessable. You may be liable to a partnership for liabilities that arose before the date of a redemption or Charter Series exchange. Your liability, however, will not exceed the sum of your unredeemed capital contribution, undistributed profits, if any, any distributions and amounts received upon a redemption or deemed received on a Charter Series exchange, together with interest on any such amount. However, a partnership will not make a claim against you for any amounts received in connection with a redemption of units or a Charter Series exchange unless the net assets of the partnership are insufficient to discharge the liabilities of the partnership that arose before any distributions were made to you. The general partner will be liable for all obligations of a partnership to the extent that assets of the partnership are insufficient to pay those obligations.

Management of Partnership Affairs

      You will not participate in the management or operations of a partnership. Under each limited partnership agreement, the general partner is solely responsible for managing the partnership.

      The general partner may use a partnership’s funds only to operate the business of that partnership. The general partner may hire an affiliate to perform services for the partnership if the general partner determines that the affiliate is qualified to perform the services, and can perform those services under competitive terms that are fair and reasonable. Any agreement with an affiliate must be for a term not in excess of one year and be terminable by the partnership without penalty upon 60 days’ prior written notice.

      Other responsibilities of the general partner include:

      • determining whether a partnership will make a distribution

      • administering redemptions and series exchanges;

      • preparing monthly and annual reports;

      • preparing and filing tax returns required for each partnership;

      • signing documents on behalf of each partnership and its limited partners pursuant to powers of attorney; and

      • supervising the liquidation of a partnership, if necessary.

Sharing of Profits and Losses

      You will have a capital account in each partnership in which you invest, with an initial balance equal to the amount you paid for units of the partnership. The general partner also has a capital account. Each partnership’s net assets will be calculated monthly, and your capital account will be adjusted as necessary to reflect any increases or decreases that may have occurred since the preceding month. The general partner and limited partners will share profits and losses in proportion to the size of their respective capital accounts. For a description of the federal tax allocations, see “Material Federal Income Tax Considerations—Partnership Taxation—Allocation of Partnership Profits and Losses” on page 108.

Restrictions on Transfers or Assignments

      While you may transfer or assign your units, the transferee or assignee may not become a limited partner without the written consent of the general partner. You may only withdraw capital or profits from a partnership by redeeming units. The general partner may withdraw any portion of its interest in a partnership that exceeds the amount required under the limited partnership agreement without prior notice to or consent of the limited partners. In addition, the general partner may withdraw or assign its entire interest in a partnership if it gives 120 days’ prior written notice to the limited partners. If a majority of limited partners elect a new general partner or partners to continue the business of the partnership, the withdrawing general partner must pay all reasonable expenses incurred by the partnership in connection with its withdrawal.

      Any transfer or assignment of units by you will take effect at the end of the month in which the transfer or assignment is made, subject to the following conditions. A partnership is not required to recognize a transfer or assignment until it has received at least 30 days’ prior written notice from the limited partner. The notice must be signed by the limited partner and include the address and social security or taxpayer identification number of the transferee or assignee and the number of units transferred or assigned. A transfer or assignment of less than all units held by you cannot occur if as a result either party to the transfer or assignment would own fewer than the minimum number of units required for an investment in the partnership (subject to certain exceptions relating to gifts, death, divorce, or transfers to family members or affiliates). The general partner will not permit a transfer or assignment of units unless it is satisfied that the transfer or assignment would not be in violation of Delaware law or applicable federal, state, or foreign securities laws; and notwithstanding such transfer or assignment, the partnership will continue to be classified as a partnership rather than as an association taxable as a corporation under the Internal Revenue Code of 1986, as amended. No transfer or assignment of units will be effective or recognized by a partnership if the transfer or assignment would result in the termination of that partnership for federal income tax purposes, and any attempt to transfer or assign units in violation of the limited partnership agreement will be ineffective. The limited partner must pay all costs, including any attorneys’ and accountants’ fees, related to a transfer or assignment.

Amendments; Meetings

      Each limited partnership agreement may be amended by the general partner and by limited partners owning more than 50% of the units of that partnership. In addition, the general partner may make certain amendments to a limited partnership agreement without the consent of the limited partners, including any amendment that is not adverse to the limited partners or is required by the staff of the SEC, the CFTC, any other federal agency, any state “Blue Sky” official, or other governmental official, or to comply with applicable law. However, no amendment may be made to a limited partnership agreement without the consent of all partners affected if that amendment would reduce the capital account of any partner, modify the percentage of profits, losses, or distributions to which any partner is entitled, or change or alter the provisions of the limited partnership agreement relating to amendments requiring the consent of all partners.

      Upon written request to the general partner delivered either in person or by certified mail, you or your authorized attorney or agent may obtain a list of the names and addresses of, and units owned by, all limited partners in your partnership, provided that you pay reasonable duplicating and postage costs. Limited partners owning at least 10% of the units of a partnership may request a meeting to consider any matter upon which limited partners may vote. Upon receipt of such a request, the general partner must call a meeting of that partnership, by written notice sent by certified mail or delivered in person within 15 days of the request. The meeting must be held at least 30 but not more than 60 days after the mailing by the general partner of notice of the meeting. The notice must specify the date, a reasonable place and time, and the purpose of the meeting.

      At any meeting of the limited partners, the following actions may be taken upon the affirmative vote of limited partners owning more than 50% of the units:

      • amend the limited partnership agreement;

      • dissolve the partnership;

      • remove and replace the general partner;

      • elect a new general partner or general partners if the general partner terminates or liquidates or elects to withdraw from the partnership, or becomes insolvent, bankrupt or is dissolved;

      • terminate any contract with the general partner or any of its affiliates on 60 days’ prior written notice; and

      • approve the sale of all or substantially all of the assets of the partnership.

      Any of the foregoing actions may also be taken by limited partners without a meeting, without prior notice, and without a vote, by means of written consents signed by limited partners owning the required number of units. Notice of any actions taken by written consent must be given to non-consenting limited partners within seven business days.

Books and Records; Reports to Limited Partners

      The books and records of each partnership are maintained at its principal office for at least five years. You or your authorized attorney or agent will have the right during normal business hours to inspect and copy the books and records of each partnership of which you are a limited partner. Alternatively, you may request that copies of the books and records be sent to you, provided that you pay all reasonable reproduction and distribution costs. The partnership will retain copies of subscription documentation in connection with purchases and exchanges of units for at least six years.

      Within 30 days after the close of each calendar month, the general partner will provide such financial and other information with respect to each partnership as the CFTC and National Futures Association require, together with information concerning any material change in the brokerage commissions or fees payable by the partnerships to any commodity broker. You will also receive within 90 days after the close of each fiscal year an annual report containing audited financial statements for the partnerships. Annual reports will provide a detailed statement of any transactions with the general partner or its affiliates and of fees, commissions, and any compensation paid or accrued to the general partner or its affiliates. By March 15 of each year, the partnership will send you the tax information necessary for you to prepare your federal income tax return. The net asset value of each partnership’s units, which is estimated daily by the general partner, will be promptly supplied to you upon written request.

      A written notice, including a description of limited partners’ redemption and voting rights, will be mailed to the limited partners of a partnership within seven business days if any of the following events occur:

      • the net asset value of a unit decreases by at least 50% from the net asset value of that unit as of the end of the immediately preceding month;

      • the limited partnership agreement is materially amended;

      • there is any change in trading advisors or any material change in a management agreement.

      • there is any change in commodity brokers or any material change in the compensation arrangements with a commodity broker;

      • there is any change in general partners or any material change in the compensation arrangements with a general partner;

      • there is any change in the partnership’s fiscal year;

      • there is any material change in the partnership’s trading policies as specified in the limited partnership agreement; or

      • the partnership ceases to trade futures, forwards, and options.

      If you receive a notice as to a 50% decrease in net asset value per unit, that notice will also advise you that a “special redemption date” will take place when limited partners may redeem their units in the same manner as described under “Redemptions” beginning on page 92 for regular redemption dates. Further, following the close of business on the date of the 50% decrease giving rise to that notice, the partnership will liquidate all existing positions as promptly as reasonably practicable, and will suspend all futures, forwards, and options trading through the special redemption date. The general partner will then determine whether to reinstitute futures, forwards, and options trading or to terminate the partnership.

      In addition, subject to limits imposed under certain state guidelines incorporated in the limited partnership agreements, no increase in any of the management, incentive, or brokerage fees payable by the partnerships, or any of the caps on fees, may take effect until the first business day following a redemption date. In the event of such an increase:

      • notice of the increase will be mailed to limited partners at least five business days prior to the last date on which a “request for redemption” must be received by the general partner with respect to the applicable redemption date;

      • the notice will describe the redemption and voting rights of limited partners; and

      • units redeemed at the first redemption date following the notice will not be subject to any redemption charges.

      Each limited partner expressly agrees that in the event of his death, he waives on behalf of himself and his estate the furnishing of any inventory, accounting, or appraisal of the assets of the partnership and any right to an audit or examination of the books of the partnership.

PLAN OF DISTRIBUTION

General

      Morgan Stanley DW is offering units pursuant to a selling agreement with the partnerships and the general partner. This offering is being conducted in accordance with the provisions of Rule 2810 of the Conduct Rules of the NASD. With the approval of the general partner, Morgan Stanley DW may appoint additional selling agents to make offers and sales of the units. These additional selling agents may include any securities broker or dealer which is a member in good standing of the NASD, as well as any foreign bank, dealer, institution or person ineligible for membership in the NASD that agrees not to make any offers or sales of units within the U.S. or its territories, possessions, or areas subject to its jurisdiction, or to U.S. citizens or residents. Any such non-NASD member must also agree to comply with applicable provisions of the Conduct Rules of the NASD in making offers and sales of units.

      Morgan Stanley DW is offering the units on a “best efforts” basis without any agreement by Morgan Stanley DW to purchase units. The general partner may in the future register additional units of any partnership with the SEC. There is no maximum amount of funds which may be contributed to a partnership. The general partner may in the future subdivide or combine outstanding units of any partnership, in its discretion, provided that any subdivision or combination will not affect the net asset value of any limited partner’s interest in the partnership.

      Each partnership has agreed to indemnify its trading advisors in connection with the offer and sale of units of any partnership with respect to any misleading or untrue statement or alleged misleading or untrue statement of a material fact or material omission or alleged omission unrelated to its trading advisor. Each partnership has also agreed to indemnify Morgan Stanley DW, the general partner and any additional sellers in connection with the offer and sale of units. See “Fiduciary Responsibility and Liability” beginning on page 18.

Continuing Offering

      Units of each partnership are being offered for sale at monthly closings held on the last day of each month. Units will be offered and sold at the net asset value of a unit of the partnership on the date of the monthly closing. Since you must subscribe for units prior to the month-end closing date, you will not know the actual per unit purchase price until after the monthly closing has occurred. The sale amount will be delivered to the partnership that sold the unit.

Escrow Arrangements

      During the continuing offering, if your subscription is not immediately rejected by the general partner, your subscription funds will be transferred to, and held in escrow by, JPMorgan Chase Bank, New York, New York. The subscription funds held in escrow will be invested in the escrow agent’s interest-bearing money market account, and will earn the interest rate then paid by the bank on that account. If the general partner accepts your subscription, at the applicable month-end closing the escrow agent will pay your subscription funds to the appropriate partnership and pay any interest earned on those funds to Morgan Stanley DW. Morgan Stanley DW in turn will credit your Morgan Stanley DW customer account with the interest. If the general partner rejects your subscription, the escrow agent will promptly pay the rejected subscription funds and any interest earned to Morgan Stanley DW, and Morgan Stanley DW will then credit your Morgan Stanley DW customer account with those amounts, and the funds will be immediately available for investment or withdrawal. If you closed your Morgan Stanley DW customer account, any subscription returned and interest earned will be paid by check. Interest will be earned on subscription funds from the day of deposit with the escrow agent to the day that funds are either paid to the appropriate partnerships in the case of accepted subscriptions or paid to Morgan Stanley DW in the case of rejected subscriptions. At all times during the continuing offering, and prior to each monthly closing, subscription funds will be in the possession of the escrow agent, and at no time will the general partner hold or take possession of the funds.

Compensation to Morgan Stanley DW Employees and Additional Selling Agents

      In the case of units purchased for cash, qualified employees of Morgan Stanley DW have the option to receive from Morgan Stanley DW (payable solely from its own funds) a gross sales credit equal to 4% of the net asset value per unit as of the monthly closing for each unit sold by them and issued at the monthly closing, plus a gross sales credit of up to 74% of the brokerage fees received by Morgan Stanley DW from the partnership each month that are attributable to outstanding units sold by them, commencing after the fifteenth month after the monthly closing at which a unit is issued. Alternatively, qualified employees of Morgan Stanley DW may forego the initial sales credit of 4% of the net asset value per unit and immediately commence receiving a gross sales credit of up to 74% of the brokerage fees received by Morgan Stanley DW from the partnership each month that are attributable to outstanding units sold by them.

      In the case of units purchased pursuant to a Charter Series exchange or non-Charter Series exchange, qualified employees of Morgan Stanley DW will not receive the initial gross sales credit of 4%. However, in the case of a Charter Series exchange or non-Charter Series exchange, Morgan Stanley DW employees will receive a gross sales credit of up to 74% of the brokerage fees received by Morgan Stanley DW from the partnership each month that are attributable to such outstanding units, as follows:

      • in the case of a Charter Series exchange where the Morgan Stanley DW employee elected to receive the initial gross sales credit of 4% in connection with the initial purchase of the units redeemed, the Morgan Stanley DW employee will receive the monthly gross sales credit commencing after the fifteenth month after the date the units being redeemed were purchased; and

      • in the case of a Charter Series exchange where the Morgan Stanley DW employee elected not to receive the initial gross sales credit of 4% in connection with the initial purchase of the units redeemed, or in the case of a non-Charter Series exchange, the Morgan Stanley DW employee will receive the monthly gross sales credit commencing with the first month after the units are issued.

      In the case of an investor who previously redeemed units in a Charter Series or non-Charter Series partnership and paid a redemption charge or held those units for at least 24 months, and invests in the Charter Series within 12 months of the redemption of old units, the Morgan Stanley DW employee will not receive the initial gross sales credit of 4% but will receive a monthly gross sales credit of up to 74% of the brokerage fees received by Morgan Stanley DW from the partnership each month that are attributable to such units commencing with the first month after the units are issued.

      In the case of units of Charter Campbell purchased with proceeds of the redemption from a public commodity pool for which Campbell & Company, Inc. serves as the general partner and sole trading advisor, Morgan Stanley DW employees will only be entitled to receive a gross sales credit of up to 74% of the brokerage fees received by Morgan Stanley DW from Charter Campbell each month that are attributable to such units commencing with the first month after the units are issued.

      In all cases, qualified Morgan Stanley DW employees will receive continuing compensation until the applicable partnership terminates or the unit is redeemed, whichever comes first.

      No part of this compensation will be paid by a partnership and, accordingly, net assets will not be reduced as a result of such compensation.

      Each person receiving continuing compensation must be a Morgan Stanley DW employee at the time of receipt of payment and must be registered as an associated person with the CFTC and be a member of the National Futures Association in such capacity only after either having passed the Series 3 or Series 31 examination or having been “grandfathered” as an associated person qualified to do commodity brokerage under the Commodity Exchange Act and the CFTC’s regulations. These employees must also perform additional services, including:

      • inquiring of the general partner from time to time, at the request of limited partners, as to the net asset value of each partnership’s units;

      • inquiring of the general partner, at the request of limited partners, regarding the futures, forwards, and options markets and the activities of the partnerships;

      • responding to questions of limited partners with respect to the monthly account statements, annual reports, financial statements and annual tax information furnished periodically to limited partners;

      • providing advice to limited partners as to when and whether to make additional investments or to redeem or exchange units;

      • assisting limited partners in the redemption or exchange of units; and

      • providing such other services as limited partners from time to time may reasonably request.

      The additional compensation paid by Morgan Stanley DW may be deemed to be underwriting compensation. In addition, certain officers and directors of the general partner may receive compensation as employees of Morgan Stanley DW based, in part, on the amount of brokerage fees paid by the partnerships to Morgan Stanley DW. The selling agreement among Morgan Stanley DW, the general partner, and the partnerships provides that such compensation may only be paid by Morgan Stanley DW as long as these services are provided. Any limited partner may telephone, write or visit a financial advisor at a Morgan Stanley branch office to avail himself of these services.

      Morgan Stanley DW may at any time implement cash sales incentive and/or promotional programs for its employees who sell units. These programs will provide for Morgan Stanley DW, and not any partnership or the general partner, to pay Morgan Stanley DW’s employees bonus compensation based on sales of units. Any sales or promotional program will be approved by the NASD prior to its start.

      The aggregate of all compensation paid to employees of Morgan Stanley DW from the initial 4% gross sales credit, the redemption charges received by Morgan Stanley DW, and any sales incentives will not exceed 10% of the proceeds of the sale of units.

      Morgan Stanley DW may compensate any qualified additional selling agent for each unit sold by it by paying a selling commission, from Morgan Stanley DW’s own funds, as determined by Morgan Stanley DW and the additional selling agent, but not to exceed 4% of the net asset value of the unit sold. Additional selling agents who are properly registered as futures commission merchants or introducing brokers with the CFTC and are members of the National Futures Association in such capacity may also receive from Morgan Stanley DW, payable from Morgan Stanley DW’s own funds, continuing compensation for providing to limited partners the continuing services described above. This additional compensation paid by Morgan Stanley DW may be up to 35% of the brokerage fees generated by outstanding units sold by additional selling agents and received by Morgan Stanley DW as commodity broker for the partnership (except for employees of affiliates of Morgan Stanley DW, who will be compensated at the same rate as employees of Morgan Stanley DW). Additional selling agents may pay all or a portion of this additional compensation to their employees who have sold units and provide continuing services to limited partners if the employees are properly registered with the CFTC and are members of the National Futures Association. Additional compensation paid by Morgan Stanley DW may be deemed to be underwriting compensation.

      At such time as the brokerage fees payable by the partnerships are reduced, the amounts payable to employees as described above may be reduced.

SUBSCRIPTION PROCEDURE

      The minimum initial subscription for most subscribers is $20,000. However, in the case of eligible subscribers purchasing units pursuant to a non-Charter Series exchange, the $20,000 minimum initial subscription will be satisfied if the proceeds of the redemption of the units redeemed would have equaled at least $20,000 as of the last day of the month immediately preceding the closing at which the units are purchased, irrespective of whether the actual proceeds from such redemption are less than $20,000 when the units are redeemed.

      Such minimum initial subscription may be for units of one partnership, or may be divided among two or more partnerships, provided that the minimum initial subscription for any one partnership is:

      • in the case of a cash purchase, $5,000;

      • in the case of a non-Charter Series exchange, the proceeds from the redemption of 5 units from commodity pools other than the Spectrum Series of partnerships, or 500 units from one, or any combination, of the Spectrum Series of partnerships.

      If you already own units in a partnership and you wish to make an additional investment in the same partnership or make an investment in any other Charter Series partnership, you may subscribe for units at a monthly closing with a minimum investment of:

      • in the case of a cash purchase, $1,000;

      • in the case of a Charter Series exchange, you must exchange a minimum of 100 units, unless you are liquidating your entire interest in a partnership; and

      • in the case of a non-Charter Series exchange, the proceeds from the redemption of 1 unit from commodity pools other than the Spectrum Series of partnerships, or 100 units from one, or any combination, of the Spectrum Series of partnerships.

      In order to make your first purchase of units of a partnership, other than by means of an exchange, you must complete, sign, and deliver to Morgan Stanley DW a subscription agreement which will authorize the general partner and Morgan Stanley DW to transfer the full subscription amount from your Morgan Stanley DW customer account to the partnerships’ escrow account. If your subscription agreement is received by Morgan Stanley DW and not immediately rejected, you must have the appropriate amount in your Morgan Stanley DW customer account on the first business day following the date that your subscription agreement is received by Morgan Stanley DW. Morgan Stanley DW will deduct the subscription amount from your customer account and transfer funds into escrow with the escrow agent on that date. If you do not have a Morgan Stanley DW customer account or an account with an affiliate of Morgan Stanley DW, or do not have sufficient funds in your existing Morgan Stanley DW customer account, you should make appropriate arrangements with your Morgan Stanley financial advisor, or contact your local Morgan Stanley branch office. Do not mail any payment to the general partner, as it will be returned to you for proper placement with the Morgan Stanley branch office where your account is maintained.

      In the case of a Charter Series exchange or a non-Charter Series exchange, you must complete, sign, and deliver to your Morgan Stanley financial advisor a subscription agreement, which will authorize the general partner to redeem all or a portion of your interest in a partnership or another commodity pool for which the general partner serves as general partner and commodity pool operator, subject to terms of the applicable limited partnership agreement, and to use the proceeds, after deducting any applicable redemption charges, to purchase units in one or more of the partnerships.

      In accordance with an NASD rule, Morgan Stanley DW will not subscribe for units on your behalf if it has discretionary authority over your customer account, unless it gets prior written approval from you.

      If you subscribe by check, units will be issued subject to the collection of the funds represented by the check. If your check is returned unpaid, Morgan Stanley DW will notify the general partner, and the relevant partnership will cancel the units issued to you represented by the check. Any losses or profits sustained by the partnership allocable to the cancelled units will be allocated among the remaining partners. In the limited partnership agreements, each limited partner agrees to reimburse a partnership for any expense or loss (including any trading loss) incurred in connection with the issuance and cancellation of any units issued to the limited partner.

      Subscriptions for units are generally irrevocable by subscribers. However, you may revoke your subscription agreement and receive a full refund of the subscription amount and any accrued interest, or revoke the redemption of units in the other commodity pool in the case of an exchange, by delivering written notice to your Morgan Stanley financial advisor who must forward the notice so that it will be received by the general partner no later than 3:00 p.m., New York City time, on the date of the applicable monthly closing. There may be other rescission rights under applicable federal and state securities laws. The general partner may reject any subscription, in whole or in part, in its sole discretion.

      A sample form of the subscription agreement is annexed to this prospectus as Exhibit B. A separate copy of the subscription agreement accompanies this prospectus or you may obtain one, after delivery of this prospectus, from a local Morgan Stanley branch office. You will not receive any certificate evidencing units, but you will be sent confirmations of purchases in Morgan Stanley DW’s customary form.

      Once you are an investor in a partnership, you may make additional cash purchases of units of that partnership without executing a new subscription agreement by completing a subscription agreement update form, a sample of which is annexed to this prospectus as Exhibit C, and by contacting your Morgan Stanley financial advisor and authorizing your financial advisor to deduct the additional amount you want to invest from your Morgan Stanley DW customer account. Those amounts will be held in escrow and applied towards the purchase of units in the same manner as initial purchases described above. However, if a new prospectus has been issued since the date of your original subscription agreement you will be required to complete a new subscription update form. Further, your Morgan Stanley financial advisor will be required to confirm to the general partner that the information you provided, and the representations and warranties you made, in your original subscription agreement, including, in particular, that you satisfy applicable minimum financial suitability requirements, are still true and correct. You may not use the subscription procedure described in this paragraph to purchase additional units in a partnership by way of an exchange or to purchase units of a partnership in which you are not currently an investor; in either of those cases, you must execute a new subscription agreement.

CERTAIN ERISA CONSIDERATIONS

      If you are a fiduciary with respect to a U.S. employee benefit plan or trust within the meaning of and subject to the provisions of the Employee Retirement Security Act of 1974, as amended ( “ERISA”) (any such plan, an “ERISA Plan”) or an individual retirement account or a Keogh plan subject solely to the provisions of Section 4975 of the Internal Revenue Code of 1986, as amended, you should consider, among other things, the matters described below before determining whether the purchase of units is appropriate. References to ERISA include parallel references to the Internal Revenue Code.

      ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, avoidance of prohibited transactions and compliance with other standards. In determining whether a particular investment is appropriate for an ERISA Plan, U.S. Department of Labor regulations provide that a fiduciary of an ERISA Plan must give appropriate consideration to, among other things, the role that the investment plays in the ERISA Plan’s portfolio, taking into consideration whether the investment is designed reasonably to further the ERISA Plan’s purposes, the risk and return factors of the potential investment, the portfolio’s composition with regard to diversification, the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the ERISA Plan, the projected return of the total portfolio relative to the ERISA Plan’s funding objectives, and the limitation on the rights of unitholders to redeem all or any part of their units or to transfer their units. Before purchasing units, a fiduciary should determine whether such an investment is consistent with its fiduciary responsibilities and the foregoing regulations.

      Notwithstanding the general requirement that investors in one or more partnerships must invest a minimum of $5,000, a minimum purchase requirement of $2,000 has been set for individual retirement accounts. The minimum subscription for any one of the partnerships must be at least $1,000. Greater minimum purchases may be mandated by the securities laws and regulations of certain states, and each investor should consult the subscription agreement to determine the applicable investment requirements.

      The Department of Labor has published a regulation describing when the underlying assets of an entity into which certain benefit plan investors (as defined in the regulation) invest constitute “plan assets” for purposes of ERISA. If the assets of an investing ERISA Plan, individual retirement account or Keogh plan were to be treated, for purposes of the reporting and disclosure provisions and certain other of the fiduciary responsibility provisions of Title I of ERISA, as including an undivided interest in each of the underlying assets of a partnership, an investment in units would in general be an inappropriate investment for the ERISA Plan, individual retirement account or Keogh plan. The Department of Labor regulation provides that assets of an entity will not be deemed to constitute “plan assets” of a plan that purchases an equity security of the entity, if the equity security is a “publicly-offered security.” A “publicly-offered security” is one that is:

• freely transferable;

• held by more than 100 investors independent of the issuer and of each other; and

• either registered under Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934, or sold to the plan as part of a public offering of such securities pursuant to an effective registration statement under the Securities Act of 1933, where the security is then timely registered under Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934.

      The units currently meet, and it is expected that the units will continue to meet, the “publicly-offered security”criteria of the Department of Labor regulation.

      The general partner believes, based upon the advice of its legal counsel, that income earned by the partnership will not constitute “unrelated business taxable income” under Section 512 of the Internal Revenue Code to ERISA Plans, individual retirement accounts, Keogh plans and other tax-exempt entities. Although the Internal Revenue Service has issued favorable private letter rulings to taxpayers in somewhat similar circumstances, other taxpayers may not use or cite such rulings as precedent. If you have investment discretion on behalf of an ERISA Plan, an individual retirement account or a Keogh plan, you should consult a professional tax adviser regarding the application of the foregoing matters to the purchase of units.

      Units may not be purchased with the assets of an ERISA Plan, an individual retirement account or Keogh plan if the general partner, Morgan Stanley DW, any additional selling agents, any trading adviser, or any of their respective affiliates either:

• has investment discretion with respect to the investment of such plan assets;

• has authority or responsibility to give or regularly gives investment advice with respect to such plan assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of such plan; or

• is an employer maintaining or contributing to such plan.

      Subscribing for units does not create an ERISA Plan, individual retirement account or Keogh plan. If you are considering the purchase of units on behalf of an ERISA Plan, individual retirement account or Keogh plan, you must first ensure that such plan has been properly established in accordance with ERISA and the Internal Revenue Code and the regulations and administrative rulings thereunder, and that such plan has been adequately funded. Then, after all of the considerations discussed above have been taken into account, the trustee or custodian of such plan who decides to or is instructed to do so may subscribe for units in one or more of the partnerships, subject to the applicable minimum subscription requirement per partnership.

      The offering of units to and acceptance of subscriptions on behalf of ERISA Plans, individual retirement accounts or Keogh plans is in no respect a representation by the general partner, Morgan Stanley DW, any additional selling agents, any partnership or any trading advisor that the investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

Introduction

      The general partner has been advised by counsel, Cadwalader, Wickersham & Taft LLP, that in its opinion, the following summary correctly describes the material federal income tax consequences to a U.S. taxpayer who invests in a partnership. The opinions appearing in this section are the opinions of Cadwalader, Wickersham & Taft LLP, except as otherwise specifically noted. The following summary is based upon the Internal Revenue Code of 1986, rulings thereon, regulations promulgated thereunder, and existing interpretations thereof, any of which could be changed at any time and which changes could be retroactive. The federal income tax summary and the state and local income tax summary that follow, in general, relate only to the tax implications of an investment in the partnerships by individuals who are citizens or residents of the U.S. Except as indicated below or under “Certain ERISA Considerations,” the summaries do not address the tax implications of an investment in the partnerships by corporations, partnerships, trusts, or other non-individuals. Moreover, the summaries are not intended as a substitute for careful tax planning, particularly since certain of the tax consequences of owning an interest in the partnerships may not be the same for all taxpayers, such as non-individuals or foreign persons, or in light of an investor’s personal investment circumstances. A complete discussion of all federal, state, and local tax aspects of an investment in each partnership is beyond the scope of the following summary, and prospective investors are urged to consult their own tax advisors on these matters.

Partnership Status

      The general partner has been advised by its legal counsel, Cadwalader, Wickersham & Taft LLP, that in its opinion under current federal income tax law, each partnership will be classified as a partnership and not as an association (or a publicly traded partnership) taxable as a corporation. This opinion is based upon the facts set forth in this prospectus, including that a principal activity of each partnership consists of buying and selling futures, options, and forward contracts, and at least 90% of the partnership’s gross income during each year consists of gains from such trading and interest income. No ruling has been requested from the Internal Revenue Service with respect to classification of each partnership and the general partner does not intend to request such a ruling.

      If a partnership were treated as an association (or a publicly traded partnership) taxable as a corporation, income or loss of the partnership would not be passed through to its partners, and the partnership would be subject to tax on its income at the rates applicable to corporations without deductions for any distributions to its partners. In addition, all or a portion of any distributions by such partnership to its partners could be taxable to the partners as dividends or capital gains. The discussion that follows assumes that each partnership will be treated as a partnership for federal income tax purposes.

Partnership Taxation

      Partners, rather than a Partnership, are Subject to Federal Income Tax.   None of the partnerships will pay federal income tax. Except as provided below with respect to certain nonresident aliens, each limited partner will report his distributive share of all items of partnership income, gain, loss, deduction, and credit for the partnership’s taxable year ending within or with the partner’s taxable year. A limited partner must report and pay tax on his share of partnership income for a particular year whether or not he has received any distributions from the partnership in that year. The characterization of an item of profit or loss will usually be determined at the partnership level.

      Syndication Expenses.   None of the partnerships nor any partner thereof will be entitled to any deduction for syndication expenses (i.e., those amounts paid or incurred in connection with issuing and marketing units). There is a risk that some of the brokerage fees paid to Morgan Stanley DW could be treated as a nondeductible payment by the partnerships of syndication expenses.

      Allocation of Partnership Profits and Losses.   In general, each limited partnership allocates items of ordinary income and expense pro rata among the partners based upon their respective capital accounts as of the end of the month in which such items are accrued. Net recognized capital gain or loss is generally allocated among all partners based upon their respective capital accounts. However, recognized capital gain or loss is allocated first to partners who have redeemed units in the partnership during a taxable year to the extent of the difference between the amount received on the redemption and the allocation account as of the date of redemption attributable to the redeemed units. Any remaining recognized capital gain or loss is next allocated among all those partners whose capital accounts differ from their allocation accounts based on the respective differences for each partner.

      The special allocation of each partnership’s gain or loss upon a redemption of units, which retains the same character as in the hands of each partnership, may alter the character of a redeeming limited partner’s income (by reducing the amount of long-term capital gain recognized upon receipt of redemption proceeds) and may accelerate the recognition of income by such limited partner.

      These allocations are designed to reconcile tax allocations to economic allocations. However, the general partner cannot assure you that the Internal Revenue Service will not challenge such allocations, including each partnership’s tax allocations in respect of redeemed units.

      If the allocation provided by each limited partnership is not respected by the Internal Revenue Service for federal income tax purposes, the amount of income or loss allocated to the partners for federal income tax purposes may be increased or reduced or the character of the income or loss may be modified.

Cash Distributions and Redemptions

      Because of the special allocation of partnership gain or loss upon a redemption of units, the amounts received upon the partial or complete redemption of a limited partner’s units normally will not result in additional taxable income or loss to the limited partner. However, distributions by a partnership and amounts received upon the partial or complete redemption of a limited partner’s units will be taxable to the limited partners to the extent cash distributions by a partnership or amounts received upon redemption by a limited partner exceed such partner’s adjusted tax basis in his units. Such excess will be taxable to him as though it were a gain from a sale of the units. A loss will be recognized upon a redemption of units only if, following the redemption of all of a limited partner’s units, the partner has any tax basis in his units remaining. In such case, the limited partner will recognize loss to the extent of the remaining basis. See “Redemptions.” Generally, if a limited partner is not a “dealer” with respect to his interest in the partnership and he has held his interest in the partnership for more than one year, the gain or loss would be long-term capital gain or loss.

Gain or Loss on Trading Activity

      Nature of Partnership Income.  Each partnership does not expect to hold its futures, forwards, or options for sale to customers. For federal income tax purposes substantially all of the profit and loss generated by each partnership from its trading activities is expected to be capital gain and loss, which in turn may be either short-term, long-term, or a combination thereof. Nevertheless, certain foreign currency transactions could result in ordinary gain or loss, as discussed below. Further, interest paid to a partnership will be taxable currently to the limited partners as ordinary income. Thus, during taxable years in which little or no profit is generated from trading activities, a limited partner may still have interest income.

      Mark-to-Market.  Section 1256 contracts held at the end of a partnership’s taxable year will be treated as having been sold for the fair market value on the last day of the taxable year, and gain or loss will be taken into account for the year. Gain or loss with respect to a Section 1256 contract is generally treated as short-term capital gain or loss to the extent of 40% of the gain or loss, and long-term capital gain or loss to the extent of 60% of the gain or loss. Section 1256 contracts include regulated futures contracts which are futures contracts traded on regulated U.S. and certain foreign exchanges; foreign currency contracts that are traded in the interbank market and relate to currencies for which positions are also traded through regulated futures contracts; and U.S. and certain foreign exchange-traded options on commodities, including options on regulated futures contracts, debt securities, and stock indices. While the partnerships expect that a majority of their trading activities will be conducted in Section 1256 contracts, the partnerships also expect that a portion of their trading activities will be conducted in contracts that do not presently qualify as Section 1256 contracts, such as positions in futures contracts on most foreign exchanges and foreign currency forward contracts that do not relate to currencies for which positions are also traded through regulated futures contracts.

      Subject to certain limitations, a limited partner, other than a corporation, estate, or trust, may elect to carry back net Section 1256 contract losses to each of the three preceding years. Net Section 1256 contract losses carried back to prior years may only be used to offset net Section 1256 contract gains. Generally, such losses are carried back as 40% short-term capital losses and 60% long-term capital losses. Capital assets not marked to market under Section 1256, such as any non-currency forward contracts, are not subject to the 60/40 tax regime for Section 1256 contracts, and gain or loss on sale generally will be long-term only if such property has been held for more than one year.

      Gain or Loss on Non-Section 1256 Contracts. Except as described below with respect to “Section 988 transactions” entered into by a “qualified fund” or as a result of a “mixed straddle account” election, gain or loss with respect to contracts that are not Section 1256 contracts will be taken into account for tax purposes only when realized.

      Straddles. If a partnership incurs a loss upon the disposition of any position which is part of a “straddle” (i.e., two or more offsetting positions), recognition of that loss for tax purposes will be deferred until the partnership recognizes the gain in the offsetting position of the straddle (or successor position, or offsetting position to the successor position). Interest and other carrying charges allocable to positions which are part of a straddle must be capitalized, rather than deducted currently. Certain modified “short sale” rules may apply to positions held by a partnership so that what might otherwise be characterized as long-term capital gain would be characterized as short-term capital gain or potential short-term capital loss as long-term capital loss.

      For purposes of applying the above rules restricting the deductibility of losses with respect to offsetting positions, if a limited partner takes into account gain or loss with respect to a position held by the partnership, the limited partner will be treated as holding the partnership’s position, except to the extent otherwise provided in regulations. Accordingly, positions held by a partnership may limit the deductibility of realized losses sustained by a limited partner with respect to positions held for his own account, and positions held by a limited partner for his own account may limit his ability to deduct realized losses sustained by a partnership. Thus, straddles may not be used to defer gain from one taxable year to the next. Reporting requirements generally require taxpayers to disclose all unrecognized gains with respect to positions held at the end of the taxable year. The above principle, whereby a limited partner may be treated as holding partnership positions, may also apply to require a limited partner to capitalize (rather than deduct) interest and carrying charges allocable to property held by him.

      Where the positions of a straddle are comprised of both Section 1256 and non-Section 1256 contracts, a partnership will be subject to the mixed straddle rules of the Internal Revenue Code of 1986 and the regulations promulgated thereunder. The appropriate tax treatment of any gains and losses from trading in mixed straddles will depend on what elections a partnership makes. Each partnership has elected, and intends to maintain, one or more mixed straddle accounts. The mixed straddle account rules require a daily marking to the market of all open positions and a netting of gains and losses each day. As a result of a partnership electing to establish one or more mixed straddle accounts, the general partner expects, although it cannot assure, that all trading positions of a partnership in respect of commodities (other than financials and currencies) will be treated as marked-to-market on a daily basis. The annual net gain or loss from the mixed straddle accounts will be recognized in each taxable year of each partnership.

      The Treasury Regulations governing mixed straddle accounts require a daily marking-to-market of all positions and a daily (as well as annual) netting of gains and losses. No more than 50% of total annual account net gain for the taxable year can be treated as long-term capital gain and not more than 40% of total annual account net loss for the taxable year can be treated as short-term capital loss.

      In the event any offsetting positions are not included in the mixed straddle accounts which may be established by a partnership, such offsetting positions will be subject to the other straddle rules described above, including deferral of loss to the extent of any unrecognized gain in offsetting positions held at the close of a partnership’s taxable year. In addition, long-term capital gain may be re-characterized as short-term capital gain and short-term capital loss as long-term capital loss.

      Taxation of Foreign Currency Transactions. Certain of the trading activities of a partnership will be “Section 988 transactions.” Section 988 transactions include entering into or acquiring any forward contract, futures contract or similar instrument if the amount paid or received is denominated in terms of a nonfunctional currency or is determined by reference to the value of one or more nonfunctional currencies. In general, foreign currency gain or loss on Section 988 transactions is characterized as ordinary income or loss except that gain or loss on regulated futures contracts or non-equity options on foreign currencies which are Section 1256 contracts is characterized as capital gain or loss. If a partnership engages in Section 988 transactions which are not Section 1256 contracts of the type described in the preceding sentence and if a partnership is otherwise eligible, the general partner may elect to have a partnership be treated as a qualified fund. Each partnership has made such an election. Pursuant to this election, each partnership intends to treat gain or loss with respect to substantially all of the partnership’s transactions with a foreign currency component (other than foreign currency contracts which are Section 1256 contracts) as short-term capital gain or loss, and the contracts themselves as subject to the mark-to-market system of taxation. It is possible that the Internal Revenue Service might assert that certain of these contracts should be taken into account for tax purposes only when realized. If a partnership so elects but fails to meet the requirements of electing qualified fund status in a taxable year, (i) a net loss recognized by the partnership in such taxable year with respect to all forward contracts, futures contracts and options with respect to foreign currency trades by the partnership will be characterized as a capital loss, and (ii) a net gain recognized by the partnership in such taxable year with respect to certain contracts will be characterized as ordinary income.

Taxation of Limited Partners

      Limitations on Deductibility of Partnership Losses. The amount of partnership loss, including capital loss, which a limited partner will be entitled to take into account for federal income tax purposes is limited to the tax basis of his units, except in the case of certain limited partners including individuals and closely-held C corporations, for which he is “at risk” with respect to the units as of the end of the partnership’s taxable year in which such loss occurred.

      Generally, a limited partner’s initial tax basis will be the amount paid for each unit. A limited partner’s adjusted tax basis will be his initial tax basis reduced by the limited partner’s share of partnership distributions, losses, and expenses and increased by his share of partnership income and gains. The amount for which a limited partner is “at risk” with respect to his units in a partnership is generally equal to his tax basis for the units, less: any amounts borrowed in connection with his acquisition of the units for which he is not personally liable and for which he has pledged no property other than his units; any amounts borrowed from persons who have a proprietary interest in the partnership; and any amounts borrowed for which the limited partner is protected against loss through guarantees or similar arrangements.

      Because of the limitations imposed upon the deductibility of capital losses referred to below, a limited partner’s share of a partnership’s net capital losses, if any, will not materially reduce his federal income tax on his ordinary income. In addition, certain expenses of a partnership might be deductible by a limited partner only as itemized deductions and, therefore, will not reduce the federal taxable income of a limited partner who does not itemize his deductions. Furthermore, an individual who is subject to the alternative minimum tax for a taxable year may not realize any tax benefit from such itemized deductions.

      Limitations on Deductibility of Passive Losses. The partnerships’ income will not be treated as a “passive activity” for purposes of the limitation on the deduction of passive activity losses.

      Limited Deduction of Certain Expenses. Certain miscellaneous itemized deductions, such as expenses incurred to maintain property held for investment, are deductible only to the extent that they exceed 2% of the adjusted gross income of an individual, trust, or estate. The amount of certain itemized deductions allowable to individuals is further reduced by an amount equal to the lesser of (i) 3% of the individual’s adjusted gross income in excess of a certain threshold amount and (ii) 80% of such itemized deductions. Moreover, such investment expenses are miscellaneous itemized deductions that are not deductible by a non-corporate taxpayer in calculating its alternative minimum tax liability. Based upon the current and contemplated activities of the partnerships, the general partner has been advised by its legal counsel that, in such counsel’s opinion, expenses incurred by the partnerships in their futures, forwards, and options trading businesses should not be subject to the 2% “floor” or the 3% phaseout, except to the extent that the Internal Revenue Service promulgates regulations that so provide. However, that advice is not binding on a court or the Internal Revenue Service, and the Internal Revenue Service could assert, and a court could agree, that such expenses of the partnerships (including incentive fees) are investment expenses which are subject to these limitations. In that case, individuals could not deduct investment advisory expenses in calculating their alternative minimum tax.

      Tax Liability Will Exceed Distributions.   Under federal tax laws, a limited partner must report and pay tax on his share of any partnership income each year, even though the general partner does not intend to make any distributions from the partnerships.

      Tax on Capital Gains and Losses.   In general, for individuals, trusts, and estates, “long-term capital gains” are currently taxed at a maximum marginal tax rate of 15% for gains recognized in taxable years beginning on or before December 31, 2008. “Short-term capital gains” and other ordinary income generally are currently taxed at a maximum marginal tax rate of 35%. Corporate taxpayers are currently subject to a maximum marginal tax rate of 35% on all capital gains and income.

      The excess of capital losses over capital gains is deductible by an individual against ordinary income on a one-for-one basis, subject to an annual limitation of $3,000 ($1,500 in the case of a married individual filing a separate return). Accordingly, a partnership could incur significant losses, but a limited partner would still be required to pay taxes on the limited partner’s share of the partnership’s interest income. Excess capital losses may be carried forward.

      Net losses from Section 1256 contracts are treated as 60% long-term capital loss and 40% short-term capital loss. Such losses may, at the individual taxpayer’s election, be carried back to each of the preceding three years and applied against gains from Section 1256 contracts.

      Alternative Minimum Tax. The alternative minimum tax for individuals is imposed on “alternative minimum taxable income” in excess of certain exemption amounts. Alternative minimum taxable income consists of taxable income determined with certain adjustments and increased by the amount of items of tax preference. Alternative minimum taxable income may not be offset by certain interest deductions, including (in certain circumstances) interest incurred to purchase or carry units in the partnerships. Corporations are also subject to an alternative minimum tax. The extent to which the alternative minimum tax will be imposed will depend on the overall tax situation of each limited partner at the end of such taxable year.

      Limitation on Deductibility of Interest on Investment Indebtedness.   Interest paid or accrued on indebtedness properly allocable to property held for investment is investment interest. Such interest is generally deductible by non-corporate taxpayers only to the extent it does not exceed net investment income. A limited partner’s distributive share of net partnership income and any gain from the disposition of units will be treated as investment income, except that a limited partner’s net capital gain from the disposition of units is not investment income unless the limited partner waives the benefit of the preferential tax rate on such gain. It is not clear whether a limited partner’s distributive share of partnership net capital gain constitutes investment income where such gain is taxed at the maximum rate for capital gains. Interest expense incurred by a limited partner to acquire his units generally will be investment interest. Any investment interest disallowed as a deduction in a taxable year solely by reason of the limitation above is treated as investment interest paid or accrued in the succeeding taxable year.

      Taxation of Foreign Limited Partners. A nonresident alien individual, foreign corporation, or foreign partnership (a “foreign limited partner”) generally should not be deemed to be engaged in a U.S. trade or business solely by virtue of an investment in the partnerships; provided that such foreign limited partner is not a “dealer” in commodities and, in the case of an individual, does not have certain present or former connections with the U.S. (e.g., is not present in the U.S. more than 182 days during his or her taxable year, or, in certain limited circumstances, a prior taxable year) and provided further, that such foreign limited partner is not engaged in a trade or business within the U.S. during the taxable year or, in certain limited circumstances, a prior taxable year to which income, gain, or loss from the partnerships is treated as “effectively connected.” Capital gains earned by the partnerships and allocated to such a foreign limited partner will, as a general rule, not be subject to U.S. federal income taxation or withholding, but may be subject to taxation by the jurisdiction in which the foreign limited partner is resident, organized or operating. In the event that a partnership were found to be engaged in a U.S. trade or business, a foreign limited partner would be required to file a U.S. federal income tax return for such year and pay tax at full U.S. rates. In the case of a foreign limited partner which is a foreign corporation, an additional 30% “branch profits” tax might be imposed. Furthermore, in such event the partnerships would be required to withhold taxes from the income or gain allocable to such a foreign limited partner under Section 1446 of the Code.

      A foreign limited partner is not subject to U.S. tax on certain interest income, including income attributable to (i) original issue discount on Treasury bills that have a maturity of 183 days or less or (ii) commercial bank deposits, provided, in either case, that such foreign limited partner is not engaged in a trade or business within the U.S. during a taxable year. Additionally, a foreign limited partner not engaged in a trade or business within the U.S. is not subject to U.S. tax on interest income (other than certain so-called “contingent interest”) attributable to obligations issued after July 18, 1984 that are in registered form if the foreign limited partner timely provides the relevant partnership with an IRS Form W-8BEN.

      Prospective foreign limited partners who are engaged in a U.S. trade or business or who act as dealers in commodities may be subject to U.S. income tax and should consult their tax advisors before investing in a partnership.

      The estate of a deceased foreign limited partner may be liable for U.S. estate tax and may be required to obtain an estate tax release from the Internal Revenue Service in order to transfer the units of such foreign limited partner.

      Foreign persons should consult their own tax advisers before deciding whether to invest in the partnerships.

      Tax Elections.   The Internal Revenue Code of 1986 provides for optional adjustments to the basis of partnership property upon distributions of partnership property to a partner (Section 734) and transfers of units, including transfers by reason of death (Section 743), provided that a partnership election has been made pursuant to Section 754. As a result of the complexities and added expense of the tax accounting required to implement such an election, the general partner does not presently intend to make such an election for any of the partnerships. Therefore, any benefits which might be available to the partners by reason of such an election will be foreclosed.

      Tax Returns and Information.   The partnerships will file their information returns using the accrual method of accounting. Within 75 days after the close of each partnership’s taxable year, the partnership will furnish each limited partner, and any assignee of the units of any limited partner, copies of the partnership’s Schedule K-1 indicating the limited partner’s distributive share of tax items and any additional information as is reasonably necessary to permit the limited partners to prepare their own federal and state tax returns.

      Partnership’s Taxable Year.   Each partnership has the calendar year as its taxable year.

      Unrelated Business Taxable Income of Employee Benefit Plan Limited Partners and Other Tax-Exempt Investors.   Income allocated to a limited partner which is an employee benefit plan or other tax-exempt entity should not be subject to tax under Section 511 of the Internal Revenue Code of 1986, provided that the units purchased by such plans and entities are not “debt-financed.”

      However, if a partnership were to purchase physical commodities with borrowed funds (whether upon delivery under a futures or forward contract or otherwise) and to sell those commodities at a gain, the gain would likely constitute unrelated business income. The partnerships are entitled to engage in such leveraged purchases of physical commodities. Tax exempt investors should see “Certain ERISA Considerations” above.

Tax Audits

      All partners are required under the Internal Revenue Code of 1986 to report all the partnership items on their own returns consistently with the treatment by a partnership, unless they file a statement with the Internal Revenue Service disclosing the inconsistencies. Adjustments in tax liability with respect to partnership items will be made at the partnership level. The general partner will represent each partnership during any audit and in any dispute with the Internal Revenue Service. Each limited partner will be informed by the general partner of the commencement of an audit of a partnership. In general, the general partner may enter into a settlement agreement with the Internal Revenue Service on behalf of, and binding upon, limited partners owning less than a 1% profits interest if the partnership has more than 100 partners. However, prior to settlement, such a limited partner may file a statement with the Internal Revenue Service stating that the general partner does not have the authority to settle on behalf of the limited partner. If the audit of a partnership results in an adjustment, all partners may be required to pay additional taxes, interest, and penalties.

      The period for assessing a deficiency against a partner in a partnership with respect to a partnership item is the later of three years after the partnership files its return or, if the name and address of the partner does not appear on the partnership return, one year after the Internal Revenue Service is furnished with the name and address of the partner. In addition, the general partner may consent on behalf of each partnership to the extension of the period for assessing a deficiency with respect to a partnership item. As a result, a limited partner’s federal income tax return may be subject to examination and adjustment by the Internal Revenue Service for a partnership item more than three years after it has been filed.

      All of the foregoing statements are based upon the existing provisions of the Internal Revenue Code of 1986 and the regulations promulgated thereunder and the existing administrative and judicial interpretations thereof. The general partner cannot assure you that legislative, administrative, or judicial changes will not occur which will modify such statements.

      The foregoing statements are not intended as a substitute for careful tax planning, particularly since certain of the federal income tax consequences of purchasing units may not be the same for all taxpayers. The partnerships’ tax returns could be audited by the Internal Revenue Service and adjustments to the returns could be made as a result of such audits. If an audit results in adjustment, limited partners may be required to file amended returns and their returns may be audited. Accordingly, prospective purchasers of units are urged to consult their tax advisers with specific reference to their own tax situation under federal law and the provisions of applicable state, local, and foreign laws before subscribing for units.

STATE AND LOCAL INCOME TAX ASPECTS

      In addition to the federal income tax consequences for individuals described under “Material Federal Income Tax Considerations” above, the partnerships and their limited partners may be subject to various state and local taxes. Certain of these taxes could, if applicable, have a significant effect on the amount of tax payable in respect of an investment in the partnerships. A limited partner’s distributive share of the realized profits of a partnership may be required to be included in determining his reportable income for state or local tax purposes. Furthermore, state and local tax laws may not reflect recent changes made to the federal income tax law and, therefore, may be inconsistent with the federal income treatment of gains and losses arising from the partnerships’ transactions in Section 1256 contracts. Accordingly, prospective limited partners should consult with their own tax advisers concerning the applicability of state and local taxes to an investment in the partnerships.

      The general partner has been advised by its legal counsel, Cadwalader, Wickersham & Taft LLP, that in such counsel’s opinion, the partnerships should not be liable for New York City unincorporated business tax. Limited partners who are nonresidents of New York State will not be liable for New York State personal income tax on such partners’ income from the partnerships, but may be liable for such tax to the extent such limited partners’ allocable share of income attributable to the partnerships’ transactions involves tangible personal property. Likewise, limited partners who are nonresidents of New York City will not be liable for New York City earnings tax on such partners’ income from the partnerships. New York City residents may be subject to New York City personal income tax on the partners’ income from the partnerships. No ruling from the New York State Department of Taxation and Finance or the New York City Department of Finance has been, or will be, requested regarding such matters.

LEGAL MATTERS

      Legal matters in connection with the units being offered hereby, including the discussion of the material federal income tax considerations relating to the acquisition, ownership, and disposition of units, have been passed upon for each partnership and the general partner by Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, New York 10281. Cadwalader, Wickersham & Taft LLP also has acted as counsel for Morgan Stanley DW in connection with the offering of units. Cadwalader, Wickersham & Taft LLP may advise the general partner with respect to its responsibilities as general partner of, and with respect to matters relating to, the partnerships.

EXPERTS

      The statements of financial condition as of December 31, 2004 and 2003, including the schedules of investments as of December 31, 2004 and 2003, and the related statements of operations, changes in partners’ capital, and cash flows for each of the three years in the period ended December 31, 2004, for Morgan Stanley Charter Graham L.P., Morgan Stanley Charter Millburn L.P. and Morgan Stanley Charter MSFCM L.P. and for the years ended December 31, 2004 and 2003 and the period from October 1, 2002 (commencement of operations) to December 31, 2002 for Morgan Stanley Charter Campbell L.P., and of Demeter Management Corporation as of November 30, 2004 and 2003 included in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports appearing herein, and are included in reliance upon such reports of such firm given upon their authority as experts in accounting and auditing. Deloitte & Touche LLP also acts as independent auditors for Morgan Stanley.

WHERE YOU CAN FIND MORE INFORMATION

      The partnerships filed registration statements relating to the units registered with the SEC. This prospectus is part of the registration statements, but the registration statements include additional information.

      You may read any of the registration statements, or obtain copies by paying prescribed charges, at the SEC’s public reference rooms located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; 233 Broadway, New York, New York 10279; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. For further information on the public reference rooms, please call the SEC at 1-800-SEC-0330. The registration statements are also available to the public from the SEC’s Web site at “http://www.sec.gov.”

PART TWO
STATEMENT OF ADDITIONAL INFORMATION
Morgan Stanley Charter Series
April 25, 2005

      This prospectus is in two parts: a Disclosure Document and a Statement of Additional Information. These parts are bound together and may not be distributed separately.

THE FUTURES, OPTIONS, AND FORWARDS MARKETS

Futures Contracts

      Futures contracts are standardized contracts made on a domestic or foreign exchange that call for the future delivery of specified quantities of various commodities at a specified price, time, and place. The following are some of the commodities traded on an exchange:

• agricultural and tropical (soft) commodities	• energy products	• industrial goods
• currencies	• financial instruments	• metals

      The futures markets have undergone dramatic changes during the past three decades. According to statistics provided by the Futures Industry Association, in 1980 and 2004 activity in futures markets was divided as follows:

	1980		2004*
	%		%
Agricultural Products	64	Interest Rates	57
Metals	16	Stock Indices	22
Interest Rates	14	Agricultural Products	7
Currencies	5	Energy Products	6
Lumber and Energy Products	1	Metals	5
		Currencies**	3

      * Data as of December 31, 2004.

      ** Activity reported with regard to Currencies does not include trading activity which takes place on the Interbank forward currency market.

      A market participant can make a futures contract to buy or sell a commodity. The contractual obligations may be satisfied either by taking or making, as the case may be, physical delivery of an approved grade of the commodity or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or a mutually offsetting, exchange prior to the designated date of delivery.

      For example, if we sell one contract of December 2005 wheat on a commodity exchange, we may fulfill the contract at any time prior to the December 2005 delivery date by purchasing one contract of December 2005 wheat on the same exchange.

      The difference between the price at which the futures contract is sold or purchased and the price paid for the offsetting purchase or sale, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Certain futures contracts, such as those for stock or other financial or economic indices approved by the CFTC or Eurodollar contracts, settle in cash (irrespective of whether any attempt is made to offset such contracts) rather than delivery of any physical commodity.

Options on Futures

      An option on a futures contract or on a physical commodity gives the buyer of the option the right to take a position of a specified amount at a specified price of a specific commodity (the “striking,” “strike,” or “exercise” price) in the underlying futures contract or commodity.

      The buyer of a “call” option acquires the right to take a long position (i.e., the obligation to take delivery of a specified amount at a specified price of a specific commodity) in the underlying futures contract or commodity.

      The buyer of a “put” option acquires the right to take a short position (i.e., the obligation to make delivery of a specified amount at a specified price of a specific commodity) in the underlying futures contract or commodity.

      The purchase price of an option is referred to as its “premium.” The seller (or “writer”) of an option is obligated to take a futures position at a specified price opposite to the option buyer if the option is exercised. Thus, the seller of a call option must stand ready to sell (take a short position in the underlying futures contract) at the striking price if the buyer should exercise the option. The seller of a put option, on the other hand, must stand ready to buy (take a long position in the underlying futures contract) at the striking price.

      A call option on a futures contract is said to be “in-the-money” if the striking price is below current market levels, and “out-of-the-money” if the striking price is above current market levels. Conversely, a put option on a futures contract is said to be “in-the-money” if the striking price is above current market levels, and “out-of-the-money” if the striking price is below current market levels.

      Options have limited life spans, usually tied to the delivery or settlement date of the underlying futures contract. An option that is out-of-the-money and not offset by the time it expires becomes worthless. Options usually trade at a premium above their intrinsic value (i.e., the difference between the market price for the underlying futures contract and the striking price), because the option trader is speculating on (or hedging against) future movements in the price of the underlying contract. As an option nears its expiration date, the market and intrinsic value typically move into parity. The difference between an option’s intrinsic and market values is referred to as the “time value” of the option. See “Risk Factors—Trading and Performance Risks—Options trading can be more volatile than futures trading” beginning on page 10.

Forward Contracts

      Contracts for the future delivery of certain commodities may also be made through banks or dealers pursuant to what are commonly referred to as “forward contracts.” A forward contract is a contractual right to purchase or sell a specified quantity of a commodity at or before a specified date in the future at a specified price and, therefore, it is similar to a futures contract. In forward contract trading, a bank or dealer generally acts as principal in the transaction and includes its anticipated profit (the “spread” between the “bid” and the “asked” prices), and in some instances a mark-up, in the prices it quotes for forward contracts. Unlike futures contracts, forward contracts are not standardized contracts; rather, they are the subject of individual negotiation between the parties involved. Because there is no clearinghouse system applicable to forward contracts, forward contracts are not fungible, and there is no direct means of “offsetting” a forward contract by purchase of an offsetting position on the same exchange as one can a futures contract. In recent years, the terms of forward contracts have become more standardized and in some instances such contracts now provide a right of offset or cash settlement as an alternative to making delivery on the contract. See “Risk Factors—Trading and Performance Risks— The unregulated nature of the forward markets creates counterparty risks that do not exist in futures trading on exchanges” on page 11.

Hedgers and Speculators

      The two broad classes of persons who trade futures, forwards, and options contracts are “hedgers” and “speculators.” Commercial interests, including farmers, that market or process commodities, and financial institutions that market or deal in commodities, including interest rate sensitive instruments, foreign currencies, and stocks, which are exposed to currency, interest rate, and stock market risks, may use the futures markets for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations occurring, for example, between the time a processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. The futures markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator risks his capital with the hope of making profits from price fluctuations in futures, forwards, and options contracts. Speculators rarely take delivery of commodities, but rather close out their positions by entering into offsetting purchases or sales of futures, forwards, and options contracts. Since the speculator may take either a long or short position in the futures, forwards, and options markets, it is possible for him to make profits or incur losses regardless of whether prices go up or down. The partnerships will trade for speculative rather than for hedging purposes.

Futures Exchanges

      Futures exchanges provide centralized market facilities for trading futures contracts and options (but not forward contracts). Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the U.S. are the Chicago Board of Trade, the Chicago Mercantile Exchange, the New York Mercantile Exchange, and the New York Board of Trade.

      Each futures exchange in the U.S. has an associated “clearinghouse.” Once trades between members of an exchange have been confirmed, the clearinghouse becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearinghouse for performance. The clearinghouse generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that enables the clearinghouse to meet its obligations with regard to the “other side” of an insolvent clearing member’s contracts. Clearinghouses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearinghouses is to ensure the integrity of trades, and members effecting futures transactions on an organized exchange need not worry about the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their commodity broker and the clearinghouse.

      Foreign futures exchanges differ in certain respects from their U.S. counterparts. In contrast to U.S. exchanges, certain foreign exchanges are “principals’ markets,” where trades remain the liability of the traders involved, and the exchange does not become substituted for any party. See “Regulations” on page 119 and “Risk Factors—Trading and Performance Risks—Trading on foreign exchanges presents greater risks to each partnership than trading on U.S. exchanges” beginning on page 11.

Speculative Position Limits

      The CFTC and U.S. futures exchanges have established limits, referred to as “speculative position limits” or “position limits,” on the maximum net long or net short speculative position that any person or group of persons (other than a hedger, which the partnerships are not) may hold, own, or control in certain futures or options contracts. Among the purposes of speculative position limits is to prevent a “corner” on a market or undue influence on prices by any single trader or group of traders. The CFTC has jurisdiction to establish position limits with respect to all commodities and has established position limits for all agricultural commodities. In addition, the CFTC requires each U.S. exchange to submit position limits for all commodities traded on such exchange for approval by the CFTC. However, position limits do not apply to many currency futures contracts. Position limits do not apply to forward contract trading or generally to trading on foreign commodity exchanges. See “Risk Factors—Trading and Performance Risks—The partnerships are subject to speculative position limits” on page 12.

Daily Limits

      Most U.S. futures exchanges (but generally not foreign exchanges or banks or dealers in the case of forward contracts) limit the amount of fluctuation in futures or options contract prices during a single trading day by regulation. These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.” The daily limits establish the maximum amount that the price of a futures or options contract may vary either up or down from the previous day’s settlement price. Once the daily limit has been reached in a particular futures or options market, no trades may be made at a price beyond the limit. See “Risk Factors—Trading and Performance Risks—Market illiquidity may cause less favorable trade prices” on page 10.

Regulations

      Futures exchanges in the U.S. are subject to regulation under the Commodity Exchange Act by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges.

      The CFTC also regulates the activities of “commodity trading advisors” and “commodity pool operators” and has adopted regulations with respect to certain of such persons’ activities. The CFTC requires a commodity pool operator (such as the general partner) to keep accurate, current, and orderly records with respect to each pool it operates. The CFTC may suspend the registration of a commodity pool operator if the CFTC finds that the operator has violated the Commodity Exchange Act or regulations thereunder and in certain other circumstances. Suspension, restriction, or termination of the general partner’s registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the partnerships. The Commodity Exchange Act gives the CFTC similar authority with respect to the activities of commodity trading advisors, such as the trading advisors. If the registration of a trading advisor as a commodity trading advisor were to be terminated, restricted, or suspended, the trading advisor would be unable, until such time (if any) as such registration were to be reinstated, to render trading advice to the relevant partnership. The partnerships themselves are not registered with the CFTC in any capacity.

      The Commodity Exchange Act requires all “futures commission merchants,” such as Morgan Stanley DW and Morgan Stanley & Co., to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. The partnerships have no present intention of using any introducing brokers in their trading.

      The Commodity Exchange Act also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

      You are afforded certain rights for reparations under the Commodity Exchange Act. You may also be able to maintain a private right of action for certain violations of the Commodity Exchange

Act. The CFTC has adopted rules implementing the reparation provisions of the Commodity Exchange Act which provide that any person may file a complaint for a reparations award with the CFTC for violation of the Commodity Exchange Act against a floor broker, futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

      Pursuant to authority in the Commodity Exchange Act, the National Futures Association has been formed and registered with the CFTC as a “registered futures association.” At the present time, the National Futures Association is the only non-exchange self-regulatory organization for commodities professionals. National Futures Association members are subject to National Futures Association standards relating to fair trade practices, financial condition, and consumer protection. As the self-regulatory body of the commodities industry, the National Futures Association promulgates rules governing the conduct of commodity professionals and disciplines those professionals who do not comply with such standards. The CFTC has delegated to the National Futures Association responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers, and their respective associated persons and floor brokers. Morgan Stanley DW, Morgan Stanley & Co., the general partner and the trading advisors are all members of the National Futures Association (the partnerships themselves are not required to become members of the National Futures Association).

      The CFTC has no authority to regulate trading on foreign commodity exchanges and markets. See “Risk Factors—Trading and Performance Risks—Trading on foreign exchanges presents greater risks to each partnership than trading on U.S. exchanges” beginning on page 11.

Margins

      “Initial” or “original” margin is the minimum amount of funds that a futures trader must deposit with his commodity broker in order to initiate futures trading or to maintain an open position in futures contracts. “Maintenance” margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance of the futures contracts he purchases or sells. Futures contracts are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the purchase price of the underlying commodity being traded. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investment or speculation. The minimum amount of margin required in connection with a particular futures contract is set by the exchange on which such contract is traded, and may be modified from time to time by the exchange during the term of the contract. See “Risk Factors—Trading and Performance Risks—The partnerships’ trading is highly leveraged” on page 10.

      Brokerage firms, such as Morgan Stanley DW, Morgan Stanley & Co., and Morgan Stanley International, carrying accounts for traders in futures contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy in order to afford further protection for themselves. The commodity brokers presently intend to require each partnership to make margin deposits equal to the exchange minimum levels for all futures contracts.

      Trading in the currency forward contract market does not require margin, but generally does require the extension of credit by a bank or dealer to those with whom the bank or dealer trades. Since each partnership’s trading will be conducted through a commodity broker, each partnership will be able to take advantage of the commodity brokers’ credit lines with several participants in the interbank market. The commodity broker will require margin with respect to a partnership’s trading of currency forward contracts.

      Margin requirements are computed each day by a trader’s commodity broker. When the market value of a particular open futures contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the trader’s position. With respect to a partnership’s trading, that partnership, and not its limited partners personally or any other partnership, will be subject to margin calls.

POTENTIAL ADVANTAGES

      Developing a comprehensive financial plan entails evaluating options and acting upon those options. In this fast-paced and ever-changing financial environment, selecting from the broad array of investments available can be difficult and time-consuming. Astute investors often turn to professional money managers for the expertise and guidance needed to map out a successful investment strategy. Morgan Stanley, a global leader in financial management, has developed the Charter Series of partnerships to provide professional money management in the futures, options, and forward markets.

      An investment in a partnership is speculative and involves a high degree of risk. The general partner and Morgan Stanley DW believe that managed futures investments (such as the partnerships) can provide you with the potential for long-term capital appreciation (with commensurate risk), but are appropriate only for the aggressive growth portion of an investor’s comprehensive financial plan. See “Risk Factors” beginning on page 10. Taking the risks into consideration, this investment does offer the following potential advantages.

Investment Diversification

      If you are not prepared to make a significant investment or spend substantial time trading various futures, forwards, and options, you may still participate in these markets through an investment in a Charter Series partnership, obtaining diversification from more traditional investments in stocks, bonds, and real estate. The general partner believes, on the basis of past experience, that the profit potential of a partnership does not depend upon favorable general economic conditions, and that a partnership is as likely to be profitable during periods of declining stock, bond, and real estate markets as at any other time; conversely, a partnership may be unprofitable during periods of generally favorable economic conditions.

      Managed futures investments can serve to diversify your portfolio and smooth overall portfolio volatility. This concept has been explored in Modern Portfolio Theory, which was originally developed in the 1950s by Nobel Laureates William Sharpe and Harold Markowitz. These two pioneers developed a framework for efficiently diversifying assets within a portfolio. They suggested that investing in any asset class with positive returns and low correlation to other assets improves the overall risk/reward characteristics of the entire portfolio. In 1983, Dr. John H. Lintner of Harvard University focused on the concepts of Modern Portfolio Theory in a study about portfolio diversification. Specifically, Modern Portfolio Theory was utilized to evaluate the addition of a managed futures component to a diversified portfolio comprised of 60% stocks and 40% bonds. The results of Lintner’s work demonstrated that by including a variety of assets, such as commodities, in a hypothetical portfolio, an investor may lower the portfolio’s overall volatility or risk. Lintner’s findings were further supported by the works of Dr. Thomas Schneeweis of the University of Massachusetts, Amherst, in his 1999 study, “The Benefits of Managed Futures.” Dr. Schneeweis concluded that “while ... the correlation between managed futures and most traditional investments is approximately zero, when asset returns are segmented according to whether the traditional asset rose or fell, managed futures are often negatively correlated in months when traditional asset returns are negative while being positively correlated when traditional asset returns are positive.”

      The partnerships’ combined benefits of growth potential (with commensurate risk) and diversification can potentially reduce the overall volatility of your portfolio, while increasing profits. By combining asset classes, you may create a portfolio mix that provides the potential to offer the greatest possible return within acceptable levels of volatility. Whether you are able to lower the overall volatility of your portfolio with managed futures investments will depend in part on the characteristics of your portfolio. Depending on these characteristics, the addition of a managed futures investment could increase or decrease the overall volatility and risk of your portfolio. While past performance is no guarantee of future results, managed futures investments, such as the partnerships, may profit (with commensurate risk) from futures, forwards, and options market moves, with the potential to enhance your overall portfolio.

      The trading advisor’s speculative trading techniques will be the primary factor in a partnership’s success or failure. You should note that there are always two parties to a futures, forward, or option contract; consequently, for any gain achieved by one party on a contract, a corresponding loss is suffered. Therefore, due to the nature of futures, forwards, and options trading, only 50% of contract interests held by all market participants can experience gain at any one time. Brokerage commissions and other costs of trading may reduce or eliminate any gain that would otherwise be achieved.

      The first step toward a sound financial future is to establish your investment objectives. Based on your financial goals, requirements, and investment preferences, your Morgan Stanley financial advisor can help you determine the combination of asset classes as well as the type of trading advisor that most suits your investment profile.

      Asset allocation is the next critical step to help you achieve your investment objectives. Asset allocation refers to the division of investment dollars over a variety of asset classes in order to reduce overall volatility through portfolio diversification, while increasing the long-term performance potential of an investment portfolio. A fully diversified portfolio should contain cash, income, growth, and aggressive growth investments.

      Managed futures investments are designed to fit into a total financial plan as aggressive growth vehicles with the potential for long-term capital appreciation (with commensurate risk). As part of a well-balanced and fully diversified portfolio, managed futures can offer significant benefits.

      The table below is an empirical example of how different assets can react to business cycles. In each case, the asset class is represented by a recognized industry index for that asset.

ANNUAL RETURNS OF VARIOUS ASSET CLASSES OVER TIME

	U.S. Stocks (S&P 500 Index)	U.S. Treasury Bonds (Lehman Brothers Treasury Bond Index)	U.S. Corporate Bonds (Citigroup Corporate Bond Index)	Non-U.S. Stocks (MSCI EAFE Index)	Global Stocks (MSCI World Index)	Managed Futures (Barclay CTA Index)	Public Managed Futures Funds (CISDM Public Fund Index)
	%	%	%	%	%	%	%
1980	32.5	(2.8)	(0.3)	24.4	27.7	63.7	N/A
1981	(4.9)	1.1	2.7	(1.0)	(3.3)	23.9	N/A
1982	21.5	41.1	37.2	(0.9)	11.3	16.7	N/A
1983	22.6	1.8	8.9	24.6	23.3	23.8	N/A
1984	6.3	14.7	16.1	7.9	5.8	8.7	1.4
1985	31.7	32.0	25.0	56.7	41.8	25.5	21.9
1986	18.7	24.1	17.0	69.9	42.8	3.8	(14.4)
1987	5.3	(2.7)	2.1	24.9	16.8	57.3	43.1
1988	16.6	9.2	9.5	28.6	23.9	21.8	7.3
1989	31.7	18.9	14.0	10.8	17.2	1.8	4.7
1990	(3.1)	4.6	7.3	(23.2)	(16.5)	21.0	14.2
1991	30.5	17.9	18.5	12.5	19.0	3.7	10.0
1992	7.6	7.8	8.9	(11.8)	(4.7)	(0.9)	(1.4)
1993	10.1	16.4	12.1	32.9	23.1	10.4	10.7
1994	1.3	(6.9)	(3.5)	8.1	5.6	(0.7)	(7.7)
1995	37.6	30.7	21.7	11.6	21.3	13.7	13.9
1996	23.0	(0.4)	3.3	6.4	14.0	9.1	9.8
1997	33.4	14.9	10.2	2.1	16.2	10.9	7.6
1998	28.6	13.5	8.6	20.3	24.8	7.0	7.9
1999	21.0	(8.7)	(1.6)	27.3	25.3	(1.2)	(1.4)
2000	(9.1)	20.1	9.3	(14.0)	(12.9)	7.9	4.7
2001	(11.9)	4.6	10.9	(21.2)	(16.5)	0.8	(0.1)
2002	(22.1)	17.2	9.4	(15.7)	(19.6)	12.4	14.3
2003	28.7	2.1	8.7	39.2	33.8	8.7	11.6
2004	10.9	8.0	5.6	20.7	15.3	3.3	1.5
2005*	(0.4)	1.2	0.2	2.4	0.9	(2.9)	(7.8)

* Through February 28, 2005.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Notes to “Annual Returns of Various Asset Classes Over Time” Table:

      For the analyses used in this table, the performance of independent indices has been used to represent the seven asset classes: U.S. stocks, U.S. Treasury bonds, U.S. corporate bonds, international stocks, global stocks, managed futures, and public managed futures funds. The respective indices used are the Standard and Poor’s 500 Stock Index, the Lehman Brothers Treasury Bond Index, the Citigroup Corporate Bond Index, the Morgan Stanley Capital International ( “MSCI”) EAFE Index, the MSCI World Index, the Barclay CTA Index, and the CISDM Public Fund Index.

      The S&P 500 Stock Index and the Citigroup Corporate Bond Index are compiled assuming dividends and interest are re-invested.

      The S&P 500 Index is based on a portfolio of 500 stocks (consisting of 23 energy, 33 materials, 59 industrials, 87 consumer discretionary, 37 consumer staples, 47 healthcare, 84 financials, 82 information technology, 12 telecom services, and 36 utilities). The weights of the stocks in the portfolio at a given time reflect the stocks’ total market capitalization. The S&P 500 Index accounts for approximately 80% of the market capitalization of all stocks listed on the New York Stock Exchange.

      The Lehman Brothers Treasury Bond Index consists of all existing U.S. Treasury bond issues.

      The Citigroup Corporate Bond Index is a benchmark of investment grade fixed rate corporate issues with maturities of at least one year and in minimum outstanding amounts of $100 million. The corporate issues encompass such industry sectors as Manufacturing, Service, Energy, Consumer, Transportation, Industrial-Other, Utility, and Finance.

      The MSCI EAFE Index is comprised of approximately 1,000 companies, representing a market structure of 21 European and Pacific based countries covering 59 industries. The index is used to represent international equities.

      The MSCI World Index is comprised of more than 1,500 companies, representing a market structure of 23 countries around the world. The index is used to represent global equities, including U.S. and Canadian markets.

      The Barclay CTA Index provides a benchmark of performance of commodity trading advisors. In order to qualify for inclusion in the Barclay CTA Index, a commodity trading advisor must meet the following criteria: (1) the commodity trading advisor must have four years of prior performance history; and (2) in cases where a commodity trading advisor who is in the Barclay CTA Index introduces an additional program, this additional program is added to the Index only after its second year of trading. As of February 28, 2005 there were 386 commodity trading advisor programs included in the calculation of the Barclay CTA Index.

      The CISDM Public Fund Index averages managed futures fund performance for public funds. CISDM indices are dollar, or equity weighted to reflect performance. To qualify for inclusion in CISDM’s fund indices, an investment product must appear in CISDM’s fund performance tables. CISDM imposes no minimum size restriction on the funds and/or pools that it tracks. As of February 28, 2005 there were 54 public funds included in the calculation of the CISDM Public Fund Index.

      The S&P 500 Index, Salomon Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Strategic Financial Solutions, LLC, Memphis, TN. The MSCI World Index performance data for global stocks are provided by Morgan Stanley Capital International Inc., New York, NY. The Lehman Brothers Treasury Bond Index and the Barclay CTA Index performance data for U.S. Treasury bonds and managed futures, respectively, are provided by the Barclay Trading Group Ltd., Fairfield, IA. The CISDM Public Fund Index performance data for public managed futures funds are provided by Managed Account Reports LLC, New York, NY. Performance of any of these indices (which, by definition, are averages of many individual investments) may not be representative of any specific investment within that index’s asset class.

      The performance information of the asset classes above does not reflect the effect of fees identical to those to be paid by the partnerships, including management, incentive, and brokerage fees. Past performance is not necessarily indicative of future results. Note that while the Barclay CTA Index and the CISDM Public Fund Index reflect results net of actual fees and expenses, the Barclay CTA Index includes accounts with trading advisors and fee structures that differ from public managed futures funds (such as the partnerships), and the CISDM Public Fund Index includes funds with trading advisors and fee structures that differ from the partnerships. Also, the partnerships’ trading strategies may be different from the trading strategies employed by the trading advisors included in the Barclay CTA Index and the public managed futures funds included in the CISDM Public Fund Index. Accordingly, while the Barclay CTA Index is believed to be representative of managed futures in general, and the CISDM Public Fund Index is believed to be representative of public managed futures funds in general, the performance of the partnerships may differ from the performance reflected in such indices.

Correlation to Traditional Investments

      Managed futures have historically demonstrated the ability to perform independently of traditional investments, such as stocks and bonds. This is referred to as non-correlation, or the potential for managed futures to perform when traditional markets such as stocks and bonds may experience difficulty performing. Of course, managed futures funds will not automatically be profitable during unfavorable periods for these traditional investments, and vice versa. The degree of non-correlation of any given managed futures fund will vary, particularly as a result of market conditions, and some funds will have a significantly lesser degree of non-correlation (i.e., greater correlation) with stocks and bonds than others. To the extent the performance of managed futures and the performance of traditional markets are non-correlated, managed futures may or may not perform as well when the traditional markets are performing well.

      The factors that influence the stock and bond markets can affect the futures markets in different ways and to varying degrees. In this connection, an article in the June 8, 1998 issue of Business Week, “Commodities Are Cheap—Time to Leap?” discusses the risks and potential rewards of investing in managed futures funds, noting the low correlation of their performance to stocks and bonds.

      Correlation measures how closely related two data series are, in this case, returns on asset classes. More specifically, the correlation coefficient measures the direction and extent of the linear relationship between two data series. Correlation coefficient values range from 1 to -1. A value greater than 0 implies a positive linear relationship (positive correlation). A value less than 0 implies an inverse linear relationship (negative correlation). A value of 0 implies no linear relationship (no correlation). The following tables and charts were prepared by the general partner to illustrate the correlation coefficient of each partnership’s performance results to those of the S&P 500 Index and the Citigroup Corporate Bond Index for the periods specified. The charts also show the number of months the monthly returns of the partnerships were positive or negative with, or different from, the monthly returns of these two indices. A pro forma of the trading program for Charter Campbell was used rather than the actual performance results of the partnership because of that partnership’s limited operating history. The performance results of the pro forma used for Charter Campbell were based on the composite performance results of the trading advisor in trading assets pursuant to the Financial, Metal & Energy Large Portfolio used in Charter Campbell and reflect adjustments made for the leverage, interest income, brokerage, management, and incentive fees payable by Charter Campbell. The pro forma performance results of Charter Campbell are located on page 33 in Capsule IV-A. Investors are cautioned that the performance information set forth in the following charts is not necessarily indicative of, and may have no bearing on, any trading results that may be attained by a partnership in the future.

Charter Graham
Correlation Analysis

Charter Millburn
Correlation Analysis

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Charter MSFCM
Correlation Analysis

Pro Forma for
Charter Campbell
Correlation Analysis

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

      The following chart was prepared by the general partner to illustrate the performance of managed futures against that of stocks from January 1980 through February 28, 2005, using the recognized market indices of each asset. The notes below are an integral part of the following chart.

Managed Futures vs. Stocks
12-Month Holding Period Performance

Stocks
Managed Futures
70.00%
60.00%
50.00%
40.00%
30.00%
20.00%
10.00%
0.00%
-10.00%
-20.00%
-30.00%
-40.00%
12/80
12/81
12/82
12/83
12/84
12/85
12/86
12/87
12/88
12/89
12/90
12/91
12/92
12/93
12/94
12/95
12/96
12/97
12/98
12/99
12/00
12/01
12/02
12/03
12/04

Data: January 1980 through February 2005

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Notes to “Managed Futures vs. Stocks” Table:

      Stocks are represented by the S&P 500 Index, provided by Strategic Financial Solutions, LLC, Memphis, TN; managed futures are represented by the Barclay CTA Index, provided by Barclay Trading Group Ltd., Fairfield, IA. Each bar represents the asset class performance derived from successive 12-month hypothetical holding periods or windows. (A 12-month holding period is defined as a period of 12 consecutive months, i.e., from January 1989 to December 1989; the next would be from February 1989 to January 1990, etc.) Performance of any of these indices (which, by definition, are averages of many individual investments) may not be representative of any specific investment within that index’s asset class.

      By overlaying returns, investors can see the potential benefits of a diversified portfolio that includes both traditional and alternative investments. There are many times when both the managed futures and stock indices showed positive performance. Obviously, though, there is no investment that only appreciates. There are 35 periods when managed futures showed negative returns, while stocks experienced 58 periods of negative returns during the studied time frame. While not a guarantee of future results, this chart illustrates the non-correlated aspect of managed futures. This non-correlation enables investors with managed futures to potentially lower the overall volatility of their portfolios.

      The performance information of the asset classes above does not reflect the effect of fees identical to those to be paid by the partnerships, including management, incentive, and brokerage fees. Past performance is not necessarily indicative of future results. Note that while the Barclay CTA Index reflects results net of actual fees and expenses, it includes accounts with trading advisors and fee structures that differ from public managed futures funds (such as the partnerships). Also, the partnerships’ trading strategies may be different from the trading strategies employed by the trading advisors included in the Barclay CTA Index. Accordingly, while the Barclay CTA Index is believed to be representative of managed futures in general, the performance of public managed futures funds as a subclass, or individually (in particular, the partnerships), may differ.

      The diversification story supporting managed futures is compelling, as the chart below shows. Since 1980, stocks have declined more than 10% on five occasions, with the average decline of 24.2%. Managed futures has had an average rate of return of 19.2% during those five periods. Since 1980, bonds have declined more than 10% on two occasions, with the average decline of 13.0%. Managed futures has had an average rate of return of 38.0% during those two periods.

Managed Futures vs. Stocks

Managed Futures vs. Bonds

Data: January 1980 - February 2005. Monthly returns for the S&P 500 Index and the Citigroup Corporate Bond Index provided by Strategic Financial Solutions, LLC (Memphis, TN) and monthly returns for the Barclay CTA Index provided by Barclay Trading Group Ltd. (Fairfield, IA). Managed futures investments do not replace equities or bonds but rather act as a complement to help smooth overall portfolio returns. Managed Futures data reflects the fee structure of commodity trading advisors managing individual accounts and does not reflect fee structures of commodity pools, which are typically higher.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

      The following chart was prepared by the general partner to illustrate the risk/return characteristics of a portfolio consisting of different combinations of domestic stocks, corporate bonds, international equities, and/or managed futures, based on the performance of recognized market indices of each asset over the period January 1980 through February 2005. The notes below are an integral part of the following chart.

Improved Portfolio Efficiency
January 1980 through February 2005
U.S. Stocks/Bonds/International Equities/Managed Futures

Notes to “Improved Portfolio Efficiency”:

      Stocks are represented by the S&P 500 Index, corporate bonds are represented by the Citigroup Corporate Bond Index, and international equities are represented by the MSCI EAFE Index, each provided by Strategic Financial Solutions, LLC, Memphis, TN; managed futures are represented by the Barclay CTA Index, provided by the Barclay Trading Group Ltd., Fairfield, IA. Performance of any of these indices (which, by definition, are averages of many individual investments) may not be representative of any specific investment within that index’s asset class.

      The performance information of the asset classes above does not reflect the effect of fees identical to those to be paid by the partnerships, including management, incentive, and brokerage fees. Past performance is no guarantee of future results. Note that while the Barclay CTA Index reflects results net of actual fees and expenses, it includes accounts with trading advisors and fee structures that differ from public managed futures funds (such as the partnerships). Also, the partnerships’ trading strategies may be different from the trading strategies employed by the trading advisors included in the Barclay CTA Index. Accordingly, while the Barclay CTA Index is believed to be representative of managed futures in general, the performance of public managed futures funds as a subclass, or individually (in particular, the partnerships), may differ.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Professional Management

      Professional money management is one of the most significant benefits a managed futures investment can offer. A professional trading advisor has several advantages over an individual investor.

      • Capitalization — Trading advisors are well capitalized, and capable of managing market volatility.

      • Discipline — Trading advisors employ established, disciplined approaches to futures trading, as well as strict money management policies and techniques.

      • Planned Strategy — Trading advisors research and design trading strategies that seek to provide long-term profit potential.

      • Risk Control — Trading advisors offer a full time commitment to risk control, based upon calculated risk management strategies and years of research and experience.

      • Research and Development — Trading advisors are committed to ongoing research and development, in an effort to continuously improve upon existing systems and technology in order to keep pace with industry developments and potentially capitalize on market opportunities as they occur.

      In considering the advantages of utilizing a professional trading advisor, you also should consider the fees a trading advisor will be paid to manage a partnership’s account. The monthly management fee for each partnership is 1/12 of 2.0% of the partnership’s average month-end net assets, except for Charter Campbell, which pays a monthly management fee of 1/12 of 2.65% of that partnership’s average month end net assets and the monthly incentive fee is 20.0% of trading profits, except for Charter MSFCM, which pays a quarterly incentive fee of 20% of trading profits.

The Trading Advisor Selection Process

      The trading advisor for each partnership was chosen by the general partner based upon a strict selection process, including such criteria as performance history, experience, personnel, and due diligence. The performance history and trading experience of the trading advisors chosen for each partnership span a range of nine to thirty years, and each trading advisor employs experienced personnel. Additionally, the general partner monitors daily each trading advisor’s activities on behalf of a partnership and periodically conducts on-site due diligence visits to remain abreast of each trading advisor’s continuing efforts toward research and development. This selection process is described below.

      In order for a trading advisor to be selected by the general partner, a qualitative and quantitative due diligence process is undertaken, considering the factors described below. The general partner’s primary objective in the selection process is to allocate assets to trading advisors with well-established performance histories and whom it believes have the potential to continue to be successful in the future.

      Monitoring is an important second phase in the due diligence process. The general partner has invested significant resources into its proprietary Fund Management System, a comprehensive computerized management system. This sophisticated system produces daily control reports generated from actual trading data and enables the general partner to closely monitor the activity and performance of trading advisors relative to their historical profile.

      Monitoring also occurs on a periodic basis by discussing with the trading advisors their performance relative to profile and peer trading advisors, recent market conditions, and trading opportunities. Ongoing research and development, and continued on-site due diligence visits are conducted. While the due diligence process cannot guarantee future success, the general partner believes the process can provide the basis for sound decision-making and can increase the potential for future success.

Trading Advisor Evaluation and Selection

Screening	Trading advisors are screened from a pool of approximately 400.
Evaluation	Trading advisors are categorized and evaluated based on quantitative and qualitative factors.
Selection	Trading advisors are selected based on quantitative and qualitative analysis.
Monitoring	Daily and periodic monitoring and reporting takes place on an ongoing basis.

      Trading advisors are analyzed by a combination of quantitative measures and qualitative factors, including:

Quantitative Measures

• Review of historic performance returns

• Review of performance versus managed futures industry

• Review of risk, including standard deviation of monthly returns and worst decline periods

• Scrutiny of performance in key periods

• Leverage policies of trading advisors

• Correlation analysis of trading advisor returns versus managed futures industry indices and other asset class indices

Qualitative Factors

• Experience of staff responsible for development and management of trading approach

• Development of trading advisor’s profile

• Consistency of trading approach

• On-site office visit to trading advisor headquarters

• Ongoing commitment to research and development

• Flexibility to expand in order to meet demands of growth in assets

Futures, Forwards, and Options Traded

      Adding managed futures investments to a traditional portfolio of stocks and bonds can provide qualified investors with access to major world economic markets. At any given time, managed futures investments can participate in a broad array of markets, selected from among approximately 75 global futures and forward markets on approximately 20 exchanges worldwide.

MAJOR FUTURES MARKETS TRADED

      Markets traded may include, but are not limited to, the following:

AGRICULTURALS	FOREIGN EXCHANGE	STOCK INDICES	INTEREST RATES
Cocoa
Coffee
Corn
Cotton
Feeder cattle
Lean hogs
Live cattle
Lumber
Oats
Orange juice
Pork bellies
Rapeseed
Rough rice
Rubber
Soybean meal
Soybean oil
Soybeans
Sugar
Wheat
METALS
Aluminum
Copper
Gold
Lead
Nickel
Palladium
Platinum
Silver
Tin
Zinc	Australian dollar
Brazilian real
British pound
Canadian dollar
Czech koruna
Euro
Hong Kong dollar
Japanese yen
Korean won
Mexican peso
New Zealand dollar
Norwegian krone
Polish zloty
Philippine peso
Singapore dollar
South African rand
Swedish krona
Swiss franc
Turkish lira
U.S. dollar
ENERGIES
Brent crude oil
Crude oil
Gas oil
Heating oil
Kerosene
Natural gas
Unleaded gas	SPI 200 CAC 40 DAX Dow 30 FT-SE 100 Hang Seng IBEX 35 MIB 30 NASDAQ 100 Nikkei 225 NYSE Composite OMX 30 Russell 2000 S&P Canada 60 S&P 500 Taiwan Stock Index Topix Stock Index	Australian Bank Bill
Australian T-Bonds
British Long Gilt
British Short Sterling
Canadian Bankers
  Acceptances
Canadian Government
   Bond
European Bonds
Euribor
Eurodollar
Euroyen
Japanese Government
  Bond
Muni Bond Index
New Zealand Bill
Swiss Government
  Bond
U.S. Treasury Bonds
U.S. Treasury Notes

      Each partnership normally trades a portfolio of diverse futures, forwards, and options, but may trade a greater or lesser number of futures, forwards, and options from time to time. Each limited partner will obtain greater diversification in futures, forwards, and options traded than would be possible trading individually, unless substantially more than the minimum investment described herein were committed to the futures, forwards, and options markets.

Exchange Right

      At the sixth month-end after a person first becomes a limited partner in any Charter Series partnership, and each calendar month thereafter, a limited partner may shift his investment among the partnerships. This permits a limited partner to select one or more partnerships which best suit his investment needs and objectives, which may change from time to time. A limited partner is not required to pay any redemption charges in connection with a Charter Series exchange.

Diversified Professional Trading Management

      Trading decisions for each partnership will be made by a trading advisor retained by the general partner. The trading approaches employed on behalf of each partnership by its trading advisor are not available for investments as small as the required minimum investment in each partnership. A limited partner can diversify his professional trading management by dividing his investment among two or all four of the partnerships. For example, an investor owning units of all four partnerships in the Charter Series would have the benefit of having his investment managed by four different trading advisors.

Limited Liability

      Unlike an individual who invests directly in futures, forwards, and options, an investor in a partnership cannot be individually subject to margin calls and cannot lose more than the amount of his unredeemed capital contribution, his share of undistributed profits, if any, and, under certain circumstances, any distributions and amounts received upon redemption, or deemed received on an exchange of units, and interest thereon.

Interest Income

      Many commodity brokers permit accounts above a certain size to deposit margin for futures, forwards, and options in the form of interest-bearing obligations, such as U.S. Treasury bills, rather than cash, thus enabling the account to earn interest on funds being used for futures trading, or such brokers pay interest at U.S. Treasury bill rates on a portion of the cash deposited in the account. Each partnership deposits its assets in separate commodity trading accounts with the commodity brokers. Morgan Stanley DW credits each partnership at each month-end with interest income as if 100% of each partnership’s average daily net assets for the month were invested at a prevailing rate on U.S. Treasury bills. Generally, an individual trader would not receive any interest on the funds in his commodity account unless he committed substantially more than the minimum investment required for the partnerships. While the partnerships are credited with interest by Morgan Stanley DW on the respective percentage of their assets deposited as margin as described above, the form of margin posted, whether cash or interest-bearing obligations (such as U.S. Treasury bills), does not reduce the risks inherent in the trading of futures, forwards, and options.

Administrative Convenience

      The partnerships are structured so as to provide limited partners with numerous services designed to alleviate the administrative details involved in engaging directly in futures, forwards, and options trading, including monthly and annual financial reports (showing, among other things, the net asset value of a unit, trading profits or losses, and expenses), and all tax information relating to the partnerships necessary for limited partners to complete their federal income tax returns.

SUPPLEMENTAL PERFORMANCE INFORMATION

      The tables on the following pages contain summary performance information and certain other data for each partnership, supplementing the information in Part I of this prospectus. A pro forma of the trading program for Charter Campbell was used because of that partnership’s limited operating history. The performance results of the pro forma used for Charter Campbell were based on the composite performance results of the trading advisor in trading assets pursuant to the Financial, Metal & Energy Large Portfolio to be used in Charter Campbell. The pro forma reflects adjustments made for the brokerage, management, and incentive fees, interest income, and leverage of Charter Campbell.

CHARTER GRAHAM

All of the performance data below is as of February 28, 2005.

CHARTER GRAHAM STATISTICS

Trading Advisor:      Graham Capital Management, L.P.

Began Trading:      March 1, 1999

Total Assets in Fund:      $449.7 million

Minimum Investment:       $20,000

Monthly Management Fee:      1/12 of 2% of Beg. Net Assets

Monthly Brokerage Fee:      1/12 of 6.25% of Beg. Net Assets;
    On or about July 1, 2005, the general partner expects
      1/12 of 6.00% of Beg. Net Assets

Monthly Incentive Fee:      20% of Monthly Trading Profits

Investment Style:      Technical

RISK ANALYSIS

Compounded Annual Rate of Return:      11.15%
Standard Deviation of Monthly Returns:      6.97%
Annualized Standard Deviation:      24.16%
Sharpe Ratio:      0.35
Largest Decline Period (10/01-4/02):      -23.83%
Average Recovery (No. of months):      3.90
Average Monthly Loss:      -5.15%
Standard Deviation of Monthly Loss:      3.53%
% of Losing Months:      43.84%
Average Monthly Gain:      6.09%
Standard Deviation of Monthly Gain:      4.47%
% of Winning Months:      56.16%

AVERAGE SECTOR PARTICIPATION

TRADING STRATEGY

Graham relies on technical information as the basis for its systematic trading decisions. Graham believes that it can, over time, anticipate market events using multiple quantitative mathematical models to determine its systematic trading activities. The objective of the trading system is to identify positions in markets where the price action of a particular market signals the computerized systems used by Graham that a potential trend in prices is occurring. The systems are designed to mathematically analyze the recent trading characteristics of each market and statistically compare such characteristics to the long-term historical trading pattern of a particular market. As a result of this analysis, the programs will utilize proprietary risk management and trade filter strategies which are intended to enable the system to benefit from sustained price trends while protecting the account from unacceptable levels of risk and volatility exposure. One of the most important objectives of Graham’s programs is to strategically reduce leverage in markets where it has achieved significant profits prior to substantial price reversal using proprietary techniques designed to reduce volatility, without diluting net returns. The owners and employees of Graham have a significant amount invested in Graham’s trading programs.

FUTURES MARKETS TRADED

Markets traded may include, but are not limited to, the following:

AGRICULTURALS
Cocoa
Coffee
Corn
Cotton
Lean hogs
Soybean meal
Soybean oil
Sugar
Wheat
STOCK INDICES
CAC 40 Index
DAX Index
Dow 30 Index
Euro Stoxx 50
FTSE 100 Index
Hang Seng Index
IBEX 35 PLUS
  Index
NASDAQ 100
  Index
Nikkei 225 Index
Russell 1000 Index
S&P 500 Index
Topix Index
INTEREST RATES Australian bonds British bonds European bonds Eurodollars Japanese government bonds U.S. Treasury bonds U.S. Treasury notes ENERGIES Crude oil Gas oil Natural gas Unleaded gas	FOREIGN
EXCHANGE
Australian dollar
British pound
Canadian dollar
Euro
Japanese yen
Hong Kong dollar
Mexican peso
New Zealand
  dollar
South African rand
Swedish krona
Swiss franc
U.S. dollar
METALS
Aluminum
Copper
Gold
Nickel
Zinc

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

CHARTER GRAHAM PERFORMANCE

1999	2000	2001	2002	2003	2004	2005
2.90%	21.96%	9.72%	36.82%	16.14%	1.28%	-11.15%
(10 months)						(2 months)

ROLLING 12-MONTH PERFORMANCE VS. CISDM PUBLIC FUND INDEX

HISTORICAL PERFORMANCE COMPARISON (2/28/99 = $10)

CORRELATION ANALYSIS (3/99 - 2/05)

Note: The closer the value to zero, the lower the correlation to the indexes compared.

	Charter Graham	CISDM	S&P	CITI	EAFE
Charter Graham	1.00	0.89	-0.28	0.20	-0.20
CISDM Public Fund Index		1.00	-0.24	0.29	-0.12
S & P 500 Index			1.00	-0.07	0.84
Citigroup Corporate Bond Index				1.00	0.00
MSCI EAFE Index					1.00

The S&P 500 Index, Citigroup Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Strategic Financial Solutions, LLC, Memphis, TN. The CISDM Public Fund Index performance data for managed futures is provided by Managed Account Reports LLC, New York, N.Y.

Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges and are suitable only for the risk capital portion of an investor’s portfolio. Before investing in any partnership and in order to make an informed decision, you should read the Charter Series prospectus carefully for complete information, including charges, expenses, and risks. Financial Advisors should also read the prospectus before discussing managed futures with clients.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

CHARTER MILLBURN

All of the performance data below is as of February 28, 2005.

CHARTER MILLBURN STATISTICS

Trading Advisor:      Millburn Ridgefield Corporation

Began Trading:      March 1, 1999

Total Assets in Fund:      $58.1 million

Minimum Investment:      $20,000

Monthly Management Fee:      1/12 of 2% of Beg. Net Assets

Monthly Brokerage Fee:      1/12 of 6.25% of Beg. Net Assets;
    On or about July 1, 2005, the general partner expects
      1/12 of 6.00% of Beg. Net Assets

Monthly Incentive Fee:      20% of Monthly Trading Profits

Investment Style:      Technical

RISK ANALYSIS

Compounded Annual Rate of Return:      0.08%
Standard Deviation of Monthly Returns:      5.79%
Annualized Standard Deviation:      20.05%
Sharpe Ratio:      -0.20
Largest Decline Period (2/03 - 8/04):      -29.70%
Average Recovery (No. of Months):      4.50
Average Monthly Loss:      -4.81%
Standard Deviation of Monthly Loss:      3.23%
% of Losing Months:      43.84%
Average Monthly Gain:      4.05%
Standard Deviation of Monthly Gain:      4.01%
% of Winning Months:      56.16%

AVERAGE SECTOR PARTICIPATION

TRADING STRATEGY

Millburn’s trading methodology includes technical trend analysis, certain non-trend-following technical systems, and money management principles. The first step in the trading methodology is developing trading systems which generate buy or sell decisions in a particular market based on the direction of price trends occurring over different time frames. These “heritage” systems are augmented from time to time with the results of research. Millburn then tests the full range of the systems in each market traded against five, ten or fifteen years of historical data to simulate the results the system would have achieved in the markets had the system been used to make trading decisions during the simulation period. It then calculates (i) the profitability of the systems and (ii) a number of statistics designed to identify high quality profits such as (a) the percentage of profitable trades, (b) the worst losses experienced, (c) the average giveback of maximum profits on profitable trades and (d) Sharpe ratio (risk adjusted returns).

Millburn selects systems in each market after a review of statistical data for the heritage systems in an effort to diversify away from reliance on a single system. Millburn attempts to select systems with different characteristics to smooth the return stream. Millburn then selects portfolio weightings taking into account statistical data on the systems’ returns, the relative volatility of the markets, liquidity constraints and Millburn’s judgment and experience.

In attempting to assess market volatility as a means of monitoring and evaluating risk, Millburn uses a volatility overlay as a part of individual market risk management. This system is designed to measure the risk in the portfolio’s position in each market and signals a decrease in position size when risk increases and an increase in position size when risk decreases. Millburn’s volatility overlay maintains overall portfolio risk and distribution of risk across markets within designated ranges. In addition to the volatility overlay, Millburn’s risk management focuses on money management principles applicable to the portfolio as a whole rather than to individual markets and the careful control of leverage or portfolio size.

Millburn is engaged in a substantial ongoing research effort to improve its trading methods and to apply its quantitative analytic expertise to new financial products.

FUTURES MARKETS TRADED

Markets traded may include, but are not limited to, the following:

AGRICULTURALS
Cocoa
Coffee
Corn
Cotton
Lean hogs
Live cattle
Soybean meal
Soybean oil
Soybeans
Sugar
Wheat
STOCK INDICES
AOI Index
CAC 40 Index
DAX Index
DOW 30 Index
Euro Stoxx 50 Index
FTSE 100 Index
Hang Seng Index
IBEX 35 Index
NASDAQ 100 Index
Nikkei 225 Index
Russell 2000 Index
S&P 500 Index
Taiwan Index
Topix Index	INTEREST RATES Canadian Bonds European bonds Japanese government bond U.S. Treasury bonds U.S. Treasury notes METALS Aluminum Copper Gold Lead Nickel Platinum Silver Tin Zinc	FOREIGN
EXCHANGE
Australian dollar
British pound
Canadian dollar
Euro
Japanese yen
Korean won
Mexican peso
New Zealand dollar
Norwegian krone
Singapore dollar
Swedish Krona
Swiss franc
U.S. dollar
ENERGIES
Crude oil
Gas oil
Heating oil
Kerosene
Natural gas
Unleaded gas

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

CHARTER MILLBURN PERFORMANCE

1999	2000	2001	2002	2003	2004	2005
-7.20%	12.07%	-11.25%	21.13%	-0.63%	-5.31%	-4.47%
(10 months)						(2 months)

ROLLING 12-MONTH PERFORMANCE VS. CISDM PUBLIC FUND INDEX

HISTORICAL PERFORMANCE COMPARISON (2/28/99 = $10)

CORRELATION ANALYSIS (3/99 - 2/05)

Note: The closer the value to zero, the lower the correlation to the indexes compared.

	Charter Millburn	CISDM	S&P	CITI	EAFE
Charter Millburn L.P.	1.00	0.86	-0.25	0.25	-0.11
CISDM Public Fund Index		1.00	-0.24	0.29	-0.12
S & P 500 Index			1.00	-0.07	0.84
Citigroup Corporate Bond Index				1.00	0.00
MSCI EAFE Index					1.00

The S&P 500 Index, Citigroup Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Strategic Financial Solutions, LLC, Memphis, TN. The CISDM Public Fund Index performance data for managed futures is provided by Managed Account Reports LLC, New York, N.Y.

Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges and are suitable only for the risk capital portion of an investor’s portfolio. Before investing in any partnership and in order to make an informed decision, you should read the Charter Series prospectus carefully for complete information, including charges, expenses, and risks. Financial Advisors should also read the prospectus before discussing managed futures with clients.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

CHARTER MSFCM

All of the performance data below is as of February 28, 2005.

CHARTER MSFCM STATISTICS

Trading Advisor:      Morgan Stanley Futures &
      Currency Mgmt. Inc.

Began Trading:      March 1, 1994

Total Assets in Fund:      $203.1 Million

Minimum Investment:      $20,000

Monthly Management Fee:      1/12 of 2% of Beg. Net Assets

Monthly Brokerage Fee:      1/12 of 6.25% of Beg. Net Assets;
    On or about July 1, 2005, the general partner expects
      1/12 of 6.00% of Beg. Net Assets

Quarterly Incentive Fee:      20% of Quarterly Trading Profits

Investment Style:      Technical

RISK ANALYSIS

Compounded Annual Rate of Return:      5.05%
Standard Deviation of Monthly Returns:      6.37%
Annualized Standard Deviation:      22.06%
Sharpe Ratio:      0.05
Largest Decline Period (2/03 - 7/04):      -42.04%
Average Recovery (No. of months):      3.27
Average Monthly Loss:      -4.62%
Standard Deviation of Monthly Loss:      3.24%
% of Losing Months:      45.11%
Average Monthly Gain:      4.90%
Standard Deviation of Monthly Gain:      4.87%
% of Winning Months:      54.89%

AVERAGE SECTOR PARTICIPATION

TRADING STRATEGY

Morgan Stanley Futures & Currency Management’s trading methodology is trend following in nature, attempting to identify long-term trends that are beginning and taking positions that can potentially profit from a continuation of these trends. Positions are maintained until certain price objectives are reached or the trend is no longer detected in the data. Deciding when to enter and exit a position, and how much exposure to maintain, is made systematically utilizing a fixed set of technical rules and mathematical formulas that consider factors such as daily price activity, volatility, volume, and open interest. Although Morgan Stanley Futures & Currency Management’s trading methodology is generally universal across all markets traded, variations are applied from sector to sector. In some sectors, Morgan Stanley Futures & Currency Management will maintain either a long or short position at all times, but in other sectors a position will only be taken if a clear trend is determined. In addition, a longer term perspective may be applied in certain market sectors when detecting rising versus declining trends.

Determining which markets to trade and how much risk to allocate to each market is accomplished using a combination of technical inputs and professional judgment. Factors employed to scrutinize the potential contribution each market can make to the overall portfolio include historical return, volatility and cross-correlations to other markets. Professional judgment is used in making the final determination as to which markets to trade and takes into account such things as market liquidity and cost of trading.

Over its sixteen year history, Morgan Stanley Futures & Currency Management has allocated significant resources to maintain an active research and development process. This ongoing commitment is maintained to improve the potential for strong future performance for Morgan Stanley Futures & Currency Management clients.

FUTURES MARKETS TRADED

Markets traded may include, but are not limited to, the following:

INTEREST RATES Australian bonds European bonds Eurodollars Japanese government bond U.S. Treasury bonds U.S. Treasury notes	FOREIGN EXCHANGE
Australian dollar
British pound
Euro
Japanese yen
Singapore dollar
South African rand
Swedish krona
Swiss franc
U.S. dollar
STOCK INDICES
AOI Index
CAC 40 Index
Hang Seng Index
Nikkei 225 Index
S&P 500 Index
METALS Aluminum Copper Gold Nickel Zinc ENERGIES Crude oil Natural gas

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

CHARTER MSFCM PERFORMANCE

1994	1995	1996	1997	1998	1999	2000	2001	2002	2003	2004	2005
-7.32%	21.88%	3.97%	26.22%	5.07%	-9.21%	23.77%	-3.31%	29.08%	-5.13%	-5.60%	-12.07%
(10 months)											(2 months)

ROLLING 12-MONTH PERFORMANCE VS. CISDM PUBLIC FUND INDEX

HISTORICAL PERFORMANCE COMPARISON (2/28/94 = $10)

CORRELATION ANALYSIS (3/94 - 2/05)

Note: The closer the value to zero, the lower the correlation to the indexes compared.

	Charter MSFCM	CISDM	S&P	CITI	EAFE
Charter MSFCM	1.00	0.83	-0.10	0.25	-0.04
CISDM Public Fund Index		1.00	-0.14	0.29	-0.08
S & P 500 Index			1.00	0.16	0.77
Citigroup Corporate Bond Index				1.00	0.03
MSCI EAFE Index					1.00

The S&P 500 Index, Citigroup Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Strategic Financial Solutions, LLC, Memphis, TN. The CISDM Public Fund Index performance data for managed futures is provided by Managed Account Reports LLC, New York, N.Y.

Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges and are suitable only for the risk capital portion of an investor’s portfolio. Before investing in any partnership and in order to make an informed decision, you should read the Charter Series prospectus carefully for complete information, including charges, expenses, and risks. Financial Advisors should also read the prospectus before discussing managed futures with clients.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

CHARTER CAMPBELL PRO FORMA

All of the information below pertains to Campbell’s Financial, Metal & Energy Large Portfolio. The performance information contained in “Pro Forma Risk Analysis” and the charts on the following page were based on a pro forma, prepared by the general partner, of Campbell’s Financial, Metal & Energy Large Portfolio, adjusted for the brokerage, management, and incentive fees and interest income of Charter Campbell. All of the performance data below is as of February 28, 2005.

CHARTER CAMPBELL STATISTICS

Trading Advisor:      Campbell & Company, Inc.

Began Trading:      October 1, 2002

Total Assets in Fund:      $287.6 Million

Minimum Investment:      $20,000

Monthly Management Fee:            1/12 of 2.65% of Beg. Net Assets

Monthly Brokerage Fee:      1/12 of 6.25% of Beg. Net Assets;
    On or about July 1, 2005, the general partner expects
      1/12 of 6.00% of Beg. Net Assets

Monthly Incentive Fee:      20% of Monthly Trading Profits

Investment Style:      Technical

PRO FORMA RISK ANALYSIS

Compounded Annual Rate of Return:      11.12%
Standard Deviation of Monthly Returns:      6.02%
Annualized Standard Deviation:      20.84%
Sharpe Ratio:      0.34
Largest Decline Period (3/86-11/86):      -38.88%
Average Recovery (No. of months):      3.42
Average Monthly Loss:      -4.14%
Standard Deviation of Monthly Loss:      3.33%
% of Losing Months:      41.06%
Average Monthly Gain:      4.68%
Standard Deviation of Monthly Gain:      4.66%
% of Winning Months:      58.94%

AVERAGE SECTOR PARTICIPATION

TRADING STRATEGY

Campbell makes trading decisions for all clients’ accounts using proprietary technical trading models which analyze market statistics. Campbell’s trading models are designed to detect and exploit medium- to long-term price changes, while also applying proven risk management and portfolio management principles. Campbell believes that utilizing multiple trading models for the same client account provides an important level of diversification, and is most beneficial when multiple contracts in each market are traded. Every trading model may not trade every market. It is possible that one trading model may signal a long position while another trading model signals a short position in the same market. It is Campbell’s intention to offset these signals to reduce unnecessary trading, but if the signals are not simultaneous, both trades will be taken and since it is unlikely that both positions would prove profitable, in retrospect, one or both trades will appear to have been unnecessary. It is Campbell’s policy to follow trades signaled by each trading model independently of the other models. Campbell’s trading models may include trend-following trading models, counter-trend trading models, and trading models that do not seek to identify or follow price trends at all.

Campbell applies risk management and portfolio management strategies to measure and manage overall portfolio risk. These strategies include portfolio structure, risk balance, capital allocation, and risk limitation. One objective of risk and portfolio management is to determine periods of relatively high and low portfolio risk, and when such points are reached, Campbell may reduce or increase position size accordingly. It is possible, however, that this reduction or increase in position size may not enhance the results achieved over time.

FUTURES MARKETS TRADED

Markets traded may include, but are not limited to, the following:

INTEREST RATES British bonds Canadian bonds Eurodollars European bonds Japanese government bond U.S. Treasury bonds U.S. Treasury notes	FOREIGN EXCHANGE Australian dollar British pound Canadian dollar Euro Hong Kong dollar Japanese yen Mexican peso New Zealand dollar Singapore dollar South African rand Swiss franc U.S. dollar METALS Copper Nickel Zinc	ENERGIES Crude oil Gas oil Heating oil Natural gas Unleaded gas STOCK INDICES DAX Index Euro Stoxx 50 Index FTSE Index Hang Seng Index IBEX 35 Index NASDAQ 100 Index Nikkei 225 Index S&P 500 Index Taiwan Stock Index

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

CHARTER CAMPBELL PRO FORMA PERFORMANCE

1983	1984	1985	1986	1987	1988	1989	1990	1991	1992	1993
-5.61%	29.51%	31.11%	-25.99%	78.40%	1.44%	30.11%	24.77%	23.22%	6.09%	-1.30%
(9 months)
1994	1995	1996	1997	1998	1999	2000	2001	2002	2003	2004	2005
-20.35%	11.50%	26.39%	13.39%	14.34%	3.00%	10.30%	0.82%	12.69%	16.57%	3.49%	-3.81%
											(2 months)

ROLLING 12-MONTH PERFORMANCE VS. CISDM PUBLIC FUND INDEX

HISTORICAL PERFORMANCE COMPARISON (12/31/83 = $1,000)

CORRELATION ANALYSIS (4/83 - 2/05)

Note: The closer the value to zero, the lower the correlation to the indexes compared.

	Charter Campbell Pro Forma	CISDM	S&P	CITI	EAFE
Charter Campbell—Pro Forma	1.00	0.75	0.12	0.12	0.01
* CISDM Public Fund Index		1.00	0.03	0.21	0.00
S & P 500 Index			1.00	0.27	0.58
Citigroup Corporate Bond Index				1.00	0.13
MSCI EAFE Index					1.00

*Performance data for the CISDM Public Fund Index begins in January 1984.

The S&P 500 Index, Citigroup Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Strategic Financial Solutions, LLC, Memphis, TN. The CISDM Public Fund Index performance data for managed futures is provided by Managed Account Reports LLC, New York, N.Y.

Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges and are suitable only for the risk capital portion of an investor’s portfolio. Before investing in any partnership and in order to make an informed decision, you should read the Charter Series prospectus carefully for complete information, including charges, expenses, and risks. Financial Advisors should also read the prospectus before discussing managed futures with clients.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

      The following charts were prepared by the general partner to illustrate the change in fund assets from their inception of trading through February 28, 2005 to reflect each partnership’s performance and net additions of capital.

Charter Graham
Fund Asset History

Charter Millburn
Fund Asset History

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Charter MSFCM
Fund Asset History

Charter Campbell
Fund Asset History

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

      The following charts were prepared by the general partner to illustrate the monthly performance, on a net asset value per unit basis, of each partnership versus that of the CISDM Public Fund Index from inception of trading through February 28, 2005. The CISDM Public Fund Index represents the dollar-weighted average performance of public managed futures funds. To qualify for inclusion in the CISDM Public Fund Index, an investment product must appear in CISDM’s fund performance tables. CISDM imposes no minimum size restrictions on the public managed futures funds that it tracks. As of February 28, 2005 there were 54 public managed futures funds included in the calculation of the CISDM Public Fund Index.

Charter Graham vs. CISDM Public Fund Index
Historical Performance Comparison

Charter Millburn vs. CISDM Public Fund Index
Historical Performance Comparison

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Charter MSFCM vs. CISDM Public Fund Index
Historical Performance Comparison

Charter Campbell vs. CISDM Public Fund Index
Historical Performance Comparison

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

      The following charts were prepared by the general partner to illustrate the performance, on a rate of return basis, of each partnership versus that of the CISDM Public Fund Index, from each partnership’s inception of trading through February 28, 2005.

Charter Graham vs. CISDM Public Fund Index
Historical Performance Comparison (Rate of Return)

Charter Millburn vs. CISDM Public Fund Index
Historical Performance Comparison (Rate of Return)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Charter MSFCM vs. CISDM Public Fund Index
Historical Performance Comparison (Rate of Return)

Charter Campbell vs. CISDM Public Fund Index
Historical Performance Comparison (Rate of Return)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

      The following charts were prepared by the general partner to illustrate certain period performance and statistical information relating to the partnerships, from their inception of trading through February 28, 2005.

Charter Graham
Historical Performance

Month	Monthly Return		NAV/Unit	Qrtly Return		Annual Return	12 Mo. Holding Period		24 Mo. Holding Period
Beginning NAV per Unit			10.00
Mar-99	(8	.00)%	9.20	(8	.00)%
Apr-99	4.24%		9.59
May-99	(5	.94)%	9.02
Jun-99	6.65%		9.62	4.57%
Jul-99	(2	.60)%	9.37
Aug-99	4.70%		9.81
Sep-99	1.22%		9.93	3.22%
Oct-99	(6	.04)%	9.33
Nov-99	1.82%		9.50
Dec-99	8.32%		10.29	3.63%		2.90%
Jan-00	2.53%		10.55
Feb-00	(2	.37)%	10.30				3.00%
Mar-00	0.29%		10.33	0.39%			12.28%
Apr-00	(4	.94)%	9.82				2.40%
May-00	(3	.97)%	9.43				4.55%
Jun-00	(5	.51)%	8.91	(13	.75)%		(7	.38)%
Jul-00	(1	.80)%	8.75				(6	.62)%
Aug-00	7.09%		9.37				(4	.49)%
Sep-00	(1	.60)%	9.22	3.48%			(7	.15)%
Oct-00	2.93%		9.49				1.71%
Nov-00	16.54%		11.06				16.42%
Dec-00	13.47%		12.55	36.12%		21.96%	21.96%
Jan-01	(1	.99)%	12.30				16.59%
Feb-01	3.41%		12.72				23.50%		27.20%
Mar-01	8.41%		13.79	9.88%			33.49%		49.89%
Apr-01	(10	.66)%	12.32				25.46%		28.47%
May-01	0.81%		12.42				31.71%		37.69%
Jun-01	(0	.64)%	12.34	(10	.51)%		38.50%		28.27%
Jul-01	(3	.57)%	11.90				36.00%		27.00%
Aug-01	6.05%		12.62				34.69%		28.64%
Sep-01	14.82%		14.49	17.42%			57.16%		45.92%
Oct-01	9.18%		15.82				66.70%		69.56%
Nov-01	(13	.72)%	13.65				23.42%		43.68%
Dec-01	0.88%		13.77	(4	.97)%	9.72%	9.72%		33.82%
Jan-02	1.60%		13.99				13.74%		32.61%
Feb-02	(3	.22)%	13.54				6.45%		31.46%
Mar-02	(3	.18)%	13.11	(4	.79)%		(4	.93)%	26.91%
Apr-02	(8	.09)%	12.05				(2	.19)%	22.71%
May-02	5.31%		12.69				2.17%		34.57%
Jun-02	13.87%		14.45	10.22%			17.10%		62.18%
Jul-02	15.92%		16.75				40.76%		91.43%
Aug-02	6.87%		17.90				41.84%		91.04%
Sep-02	7.09%		19.17	32.66%			32.30%		107.92%
Oct-02	(7	.25)%	17.78				12.39%		87.36%
Nov-02	(3	.32)%	17.19				25.93%		55.42%
Dec-02	9.60%		18.84	(1	.72)%	36.82%	36.82%		50.12%
Jan-03	8.39%		20.42				45.96%		66.02%
Feb-03	8.62%		22.18				63.81%		74.37%
Mar-03	(9	.65)%	20.04	6.37%			52.86%		45.32%
Apr-03	0.50%		20.14				67.14%		63.47%
May-03	9.19%		21.99				73.29%		77.05%
Jun-03	(7	.14)%	20.42	1.90%			41.31%		65.48%
Jul-03	(1	.86)%	20.04				19.64%		68.40%
Aug-03	2.45%		20.53				14.69%		62.68%
Sep-03	(11	.15)%	18.24	(10	.68)%		(4	.85)%	25.88%
Oct-03	10.03%		20.07				12.88%		26.86%
Nov-03	2.24%		20.52				19.37%		50.33%
Dec-03	6.63%		21.88	19.96%		16.14%	16.14%		58.90%
Jan-04	1.14%		22.13				8.37%		58.18%
Feb-04	8.13%		23.93				7.89%		76.74%
Mar-04	(0	.67)%	23.77	8.64%			18.61%		81.31%
Apr-04	(10	.18)%	21.35				6.01%		77.18%
May-04	(3	.98)%	20.50				(6	.78)%	61.54%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Charter Graham
Historical Performance (continued)

Month	Monthly Return		NAV/Unit	Qrtly Return		Annual Return		12 Mo. Holding Period		24 Mo. Holding Period
Jun-04	(4	.88)%	19.50	(17	.96)%			(4	.51)%	34.95%
Jul-04	(5	.28)%	18.47					(7	.83)%	10.27%
Aug-04	(0	.22)%	18.43					(10	.23)%	2.96%
Sep-04	2.50%		18.89	(3	.13)%			3.56%		(1	.46)%
Oct-04	6.56%		20.13					0.30%		13.22%
Nov-04	5.71%		21.28					3.70%		23.79%
Dec-04	4.14%		22.16	17.31%		1.28%		1.28%		17.62%
Jan-05	(9	.70)%	20.01					(9	.58)%	(2	.01)%
Feb-05	(1	.60)%	19.69	(7	.47)%	(11	.15)%	(17	.72)%	(11	.23)%
Compounded Annual ROR:				11.15%
Standard Deviation of Monthly Returns:				6.97%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Charter Millburn
Historical Performance

Month	Monthly Return		NAV/Unit	Qrtly Return		Annual Return		12 Mo. Holding Period		24 Mo. Holding Period
Beginning NAV per Unit			10.00
Mar-99	(0	.50)%	9.95	(0	.50)%
Apr-99	5.03%		10.45
May-99	(3	.54)%	10.08
Jun-99	5.16%		10.60	6.53%
Jul-99	(3	.77)%	10.20
Aug-99	0.98%		10.30
Sep-99	0.19%		10.32	(2	.64)%
Oct-99	(12	.69)%	9.01
Nov-99	1.44%		9.14
Dec-99	1.53%		9.28	(10	.08)%	(7	.20)%
Jan-00	2.16%		9.48
Feb-00	(1	.79)%	9.31					(6	.90)%
Mar-00	(5	.26)%	8.82	(4	.96)%			(11	.36)%
Apr-00	0.68%		8.88					(15	.02)%
May-00	(2	.25)%	8.68					(13	.89)%
Jun-00	(4	.72)%	8.27	(6	.24)%			(21	.98)%
Jul-00	(1	.45)%	8.15					(20	.10)%
Aug-00	3.07%		8.40					(18	.45)%
Sep-00	(2	.26)%	8.21	(0	.73)%			(20	.45)%
Oct-00	4.02%		8.54					(5	.22)%
Nov-00	4.45%		8.92					(2	.41)%
Dec-00	16.59%		10.40	26.67%		12.07%		12.07%
Jan-01	0.58%		10.46					10.34%
Feb-01	(2	.29)%	10.22					9.77%		2.20%
Mar-01	9.69%		11.21	7.79%				27.10%		12.66%
Apr-01	(6	.69)%	10.46					17.79%		0.10%
May-01	1.63%		10.63					22.47%		5.46%
Jun-01	(3	.01)%	10.31	(8	.03)%			24.67%		(2	.74)%
Jul-01	(6	.21)%	9.67					18.65%		(5	.20)%
Aug-01	2.69%		9.93					18.21%		(3	.59)%
Sep-01	(3	.42)%	9.59	(6	.98)%			16.81%		(7	.07)%
Oct-01	4.69%		10.04					17.56%		11.43%
Nov-01	(10	.16)%	9.02					1.12%		(1	.31)%
Dec-01	2.33%		9.23	(3	.75)%	(11	.25)%	(11	.25)%	(0	.54)%
Jan-02	1.30%		9.35					(10	.61)%	(1	.37)%
Feb-02	(4	.49)%	8.93					(12	.62)%	(4	.08)%
Mar-02	0.67%		8.99	(2	.60)%			(19	.80)%	1.93%
Apr-02	(4	.56)%	8.58					(17	.97)%	(3	.38)%
May-02	4.31%		8.95					(15	.80)%	3.11%
Jun-02	14.97%		10.29	14.46%				(0	.19)%	24.43%
Jul-02	7.19%		11.03					14.06%		35.34%
Aug-02	1.36%		11.18					12.59%		33.10%
Sep-02	6.80%		11.94	16.03%				24.50%		45.43%
Oct-02	(9	.38)%	10.82					7.77%		26.70%
Nov-02	(4	.90)%	10.29					14.08%		15.36%
Dec-02	8.65%		11.18	(6	.37)%	21.13%		21.13%		7.50%
Jan-03	4.65%		11.70					25.13%		11.85%
Feb-03	6.75%		12.49					39.87%		22.21%
Mar-03	(11	.05)%	11.11	(0	.63)%			23.58%		(0	.89)%
Apr-03	0.18%		11.13					29.72%		6.41%
May-03	11.59%		12.42					38.77%		16.84%
Jun-03	(5	.23)%	11.77	5.94%				14.38%		14.16%
Jul-03	1.44%		11.94					8.25%		23.47%
Aug-03	1.68%		12.14					8.59%		22.26%
Sep-03	(0	.58)%	12.07	2.55%				1.09%		25.86%
Oct-03	(8	.95)%	10.99					1.57%		9.46%
Nov-03	(2	.82)%	10.68					3.79%		18.40%
Dec-03	4.03%		11.11	(7	.95)%	(0	.63)%	(0	.63)%	20.37%
Jan-04	1.26%		11.25					(3	.85)%	20.32%
Feb-04	3.64%		11.66					(6	.65)%	30.57%
Mar-04	(1	.80)%	11.45	3.06%				3.06%		27.36%
Apr-04	(11	.09)%	10.18					(8	.54)%	18.65
May-04	(2	.16)%	9.96					(19	.81)%	11.28%
Jun-04	(4	.72)%	9.49	(17	.12)%			(19	.37)%	(7	.77)%
Jul-04	(5	.27)%	8.99					(24	.71)%	(18	.50)%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Charter Millburn
Historical Performance (continued)

Month	Monthly Return		NAV/Unit	Qrtly Return		Annual Return		12 Mo. Holding Period		24 Mo. Holding Period
Aug-04	(2	.34)%	8.78					(27	.68)%	(21	.47)%
Sep-04	1.03%		8.87	(6	.53)%			(26	.51)%	(25	.71)%
Oct-04	6.88%		9.48					(13	.74)%	(12	.38)%
Nov-04	9.81%		10.41					(2	.53)%	1.17%
Dec-04	1.06%		10.52	18.60%		(5	.31)%	(5	.31)%	(5	.90)%
Jan-05	(4	.47)%	10.05					(10	.67)%	(14	.10)%
Feb-05	0.00%		10.05			(4	.47)%	(13	.81)%	(19	.54)%
Compounded Annual ROR:				0.08%
Standard Deviation of Monthly Returns:				5.79%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Charter MSFCM
Historical Performance

Month	Monthly Return		NAV/Unit	Qrtly Return		Annual Return		12 Mo. Holding Period		24 Mo. Holding Period
Beginning NAV per Unit			10.00
Mar-94	2.28%		10.23	2.28%
Apr-94	(2	.36)%	9.99
May-94	2.58%		10.24
Jun-94	2.15%		10.46	2.31%
Jul-94	(4	.57)%	9.99
Aug-94	(5	.22)%	9.46
Sep-94	(1	.44)%	9.33	(10	.86)%
Oct-94	4.96%		9.79
Nov-94	1.72%		9.96
Dec-94	(6	.95)%	9.27	(0	.65)%	(7	.32)%
Jan-95	(12	.87)%	8.07
Feb-95	11.47%		9.00					(9	.99)%
Mar-95	28.77%		11.59	25.06%				13.32%
Apr-95	4.41%		12.10					21.18%
May-95	1.21%		12.25					19.56%
Jun-95	(2	.60)%	11.93	2.92%				14.00%
Jul-95	0.48%		11.99					20.03%
Aug-95	3.58%		12.41					31.17%
Sep-95	(4	.93)%	11.80	(1	.06)%			26.53%
Oct-95	(1	.79)%	11.59					18.39%
Nov-95	(4	.17)%	11.11					11.54%
Dec-95	1.68%		11.30	(4	.30)%	21.88%		21.88%
Jan-96	2.85%		11.62					43.87%
Feb-96	(11	.64)%	10.27					14.05%		2.65%
Mar-96	0.89%		10.36	(8	.31)%			(10	.65)%	1.25%
Apr-96	3.90%		10.76					(11	.08)%	7.75%
May-96	(4	.67)%	10.26					(16	.24)%	0.14%
Jun-96	(1	.55)%	10.10	(2	.48)%			(15	.34)%	(3	.49)%
Jul-96	5.97%		10.70					(10	.71)%	7.18%
Aug-96	(2	.48)%	10.44					(15	.93)%	10.27%
Sep-96	4.88%		10.95	8.38%				(7	.26)%	17.34%
Oct-96	8.88%		11.92					2.82%		21.72%
Nov-96	7.53%		12.82					15.37%		28.68%
Dec-96	(8	.37)%	11.74	7.29%		3.97%		3.97%		26.71%
Jan-97	10.03%		12.92					11.23%		60.02%
Feb-97	6.10%		13.71					33.56%		52.32%
Mar-97	(8	.05)%	12.61	7.34%				21.72%		8.76%
Apr-97	(5	.89)%	11.86					10.25%		(1	.97)%
May-97	0.37%		11.91					16.07%		(2	.78)%
Jun-97	0.41%		11.96	(5	.15)%			18.38%		0.23%
Jul-97	15.17%		13.77					28.65%		14.88%
Aug-97	(3	.21)%	13.33					27.70%		7.36%
Sep-97	4.51%		13.93	16.50%				27.25%		18.01%
Oct-97	(4	.59)%	13.29					11.50%		14.64%
Nov-97	6.81%		14.19					10.75%		27.77%
Dec-97	4.43%		14.82	6.42%		26.22%		26.22%		31.23%
Jan-98	(1	.65)%	14.58					12.82%		25.49%
Feb-98	(2	.21)%	14.26					3.98%		38.88%
Mar-98	(0	.69)%	14.16	(4	.49)%			12.31%		36.70%
Apr-98	(5	.90)%	13.32					12.29%		23.80%
May-98	6.70%		14.21					19.38%		38.57%
Jun-98	(0	.81)%	14.10	(0	.41)%			17.92%		39.60%
Jul-98	(4	.53)%	13.46					(2	.24)%	25.77%
Aug-98	15.33%		15.52					16.48%		48.74%
Sep-98	1.62%		15.78	11.89%				13.26%		44.12%
Oct-98	1.57%		16.02					20.58%		34.45%
Nov-98	(5	.12)%	15.20					7.11%		18.62%
Dec-98	2.44%		15.57	(1	.28)%	5.07%		5.07%		32.62%
Jan-99	(5	.38)%	14.74					1.08%		14.04%
Feb-99	1.34%		14.93					4.76%		8.93%
Mar-99	(3	.27)%	14.45	(7	.25)%			2.04%		14.60%
Apr-99	2.78%		14.85					11.45%		25.15%
May-99	(4	.36)%	14.20					(0	.10)%	19.26%
Jun-99	0.54%		14.28	(1	.17)%			1.26%		19.41%
Jul-99	(0	.47)%	14.21					5.56%		3.19%
Aug-99	5.00%		14.92					(3	.89)%	11.95%
Sep-99	0.14%		14.94	4.66%				(5	.29)%	7.27%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Charter MSFCM
Historical Performance (continued)

Month	Monthly Return		NAV/Unit	Qrtly Return		Annual Return		12 Mo. Holding Period		24 Mo. Holding Period
Oct-99	(9	.69)%	13.49					(15	.79)%	1.54%
Nov-99	2.39%		13.82					(9	.12)%	(2	.66)%
Dec-99	2.35%		14.14	(5	.36)%	(9	.21)%	(9	.21)%	(4	.60)%
Jan-00	(0	.68)%	14.04					(4	.69)%	(3	.66)%
Feb-00	(0	.66)%	13.95					(6	.58)%	(2	.13)%
Mar-00	4.72%		14.61	3.33%				1.14%		3.20%
Apr-00	2.15%		14.92					0.52%		12.03%
May-00	2.34%		15.27					7.56%		7.45%
Jun-00	(4	.32)%	14.61	0.03%				2.37%		3.65%
Jul-00	(7	.75)%	13.48					(5	.12)%	0.16%
Aug-00	3.32%		13.93					(6	.64)%	(10	.28)%
Sep-00	(1	.33)%	13.74	(5	.96)%			(8	.02)%	(12	.89)%
Oct-00	1.29%		13.92					3.16%		(13	.13)%
Nov-00	4.31%		14.52					5.10%		(4	.49)%
Dec-00	20.52%		17.50	27.34%		23.77%		23.77%		12.37%
Jan-01	(4	.29)%	16.75					19.27%		13.67%
Feb-01	0.42%		16.82					20.56%		12.63%
Mar-01	7.07%		18.01	2.91%				23.27%		24.68%
Apr-01	(7	.72)%	16.62					11.36%		11.94%
May-01	5.96%		17.61					15.30%		24.01%
Jun-01	(2	.10)%	17.24	(4	.28)%			17.97%		20.76%
Jul-01	(0	.93)%	17.08					26.69%		20.21%
Aug-01	4.68%		17.88					28.37%		19.84%
Sep-01	(1	.29)%	17.65	2.38%				28.43%		18.13%
Oct-01	7.54%		18.98					36.36%		40.67%
Nov-01	(7	.80)%	17.50					20.52%		26.67%
Dec-01	(3	.31)%	16.92	(4	.14)%	(3	.31)%	(3	.31)%	19.66%
Jan-02	1.65%		17.20					2.69%		22.47%
Feb-02	(2	.27)%	16.81					(0	.06)%	20.49%
Mar-02	(0	.06)%	16.80	(0	.71)%			(6	.72)%	14.99%
Apr-02	1.07%		16.98					2.17%		13.77%
May-02	6.71%		18.12					2.90%		18.64%
Jun-02	11.37%		20.18	20.12%				17.05%		38.09%
Jul-02	3.77%		20.94					22.60%		55.33%
Aug-02	3.39%		21.65					21.09%		55.44%
Sep-02	3.19%		22.34	10.70%				26.57%		62.56%
Oct-02	(8	.59)%	20.42					7.59%		46.70%
Nov-02	0.64%		20.55					17.43%		41.53%
Dec-02	6.28%		21.84	(2	.24)%	29.08%		29.08%		24.80%
Jan-03	12.73%		24.62					43.14%		46.99%
Feb-03	11.70%		27.50					63.59%		63.50%
Mar-03	(9	.78)%	24.81	13.60%				47.68%		37.76%
Apr-03	2.98%		25.55					50.47%		53.73%
May-03	3.48%		26.44					45.92%		50.14%
Jun-03	(12	.78)%	23.06	(7	.05)%			14.27%		33.76%
Jul-03	1.91%		23.50					12.23%		37.59%
Aug-03	(4	.64)%	22.41					3.51%		25.34%
Sep-03	(5	.27)%	21.23	(7	.94)%			(4	.97)%	20.28%
Oct-03	(5	.84)%	19.99					(2	.11)%	5.32%
Nov-03	(0	.30)%	19.93					(3	.02)%	13.89%
Dec-03	3.96%		20.72	(2	.40)%	(5	.13)%	(5	.13)%	22.46%
Jan-04	(0	.14)%	20.69					(15	.96)%	20.29%
Feb-04	7.10%		22.16					(19	.42)%	31.83%
Mar-04	(5	.01)%	21.05	1.59%				(15	.16)%	25.30%
Apr-04	(9	.98)%	18.95					(25	.83)%	11.60%
May-04	(3	.69)%	18.25					(30	.98)%	0.72%
Jun-04	(8	.16)%	16.76	(20	.38)%			(27	.32)%	(16	.95)%
Jul-04	(4	.89)%	15.94					(32	.17)%	(23	.88)%
Aug-04	4.33%		16.63					(25	.79)%	(23	.19)%
Sep-04	0.54%		16.72	(0	.24)%			(21	.24)%	(25	.16)%
Oct-04	7.95%		18.05					(9	.70)%	(11	.61)%
Nov-04	4.32%		18.83					(5	.52)%	(8	.37)%
Dec-04	3.88%		19.56	16.99%		(5	.60)%	(5	.60)%	(10	.44)%
Jan-05	(7	.72)%	18.05					(12	.76)%	(26	.69)%
Feb-05	(4	.71)%	17.20			(12	.07)%	(22	.38)%	(37	.45)%
Compounded Annual ROR:				5.05%
Standard Deviation of Monthly Returns:				6.37%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Charter Campbell
Historical Performance

Month	Monthly Return		NAV/Unit	Qrtly Return		Annual Return		12 Mo. Holding Period		24 Mo. Holding Period
Beginning NAV per Unit			10.00
Oct-02	(5	.60)%	9.44
Nov-02	(1	.91)%	9.26
Dec-02	3.46%		9.58	(4	.20)%	(4	.20)%
Jan-03	7.52%		10.30
Feb-03	7.38%		11.06
Mar-03	(6	.06)%	10.39	8.46%
Apr-03	2.98%		10.70
May-03	2.34%		10.95
Jun-03	(1	.46)%	10.79	3.85%
Jul-03	(5	.19)%	10.23
Aug-03	2.15%		10.45
Sep-03	(1	.34)%	10.31	(4	.45)%			3.10%
Oct-03	2.23%		10.54					11.65%
Nov-03	0.85%		10.63					14.79%
Dec-03	4.80%		11.14	8.05%		16.28%		16.28%
Jan-04	2.69%		11.44					11.07%
Feb-04	10.58%		12.65					14.38%
Mar-04	0.63%		12.73	14.27%				22.52%
Apr-04	(6	.99)%	11.84					10.65%
May-04	(0	.84)%	11.74					7.21%
Jun-04	(3	.58)%	11.32	(11	.08)%			4.91%
Jul-04	(1	.06)%	11.20					9.48%
Aug-04	(1	.34)%	11.05					5.74%
Sep-04	(1	.72)%	10.86	(4	.06)%			5.33%		8.60%
Oct-04	2.30%		11.11					5.41%		17.69%
Nov-04	3.87%		11.54					8.56%		24.62%
Dec-04	0.35%		11.58	6.63%		3.95%		3.95%		20.88%
Jan-05	(2	.33)%	11.31					(1	.14)%	9.81%
Feb-05	(1	.33)%	11.16			(3	.63)%	(11	.78)%	0.90%
Compounded Annual ROR:				4.	66%
Standard Deviation of Monthly Returns:				4.	15%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

GLOSSARY OF TERMS

      The following glossary may assist prospective investors in understanding certain terms used in this prospectus:

      Charter Series exchange.   A redemption of units in a Charter Series partnership with the proceeds used to purchase units of one or more of the other partnerships in the Charter Series.

      Clearing broker.   The entity responsible for assuring that futures and options trades are properly processed and recorded or “cleared” by the clearinghouse affiliated with the exchange on which the trades took place.

       Commodity broker.   The entity responsible for holding the client’s funds deposited with it as margin for trades and, if the commodity broker is also a clearing broker, for assuring that futures and options trades for a client are properly processed and recorded or “cleared” by the clearinghouse affiliated with the exchange on which the trade took place. In the U.S., commodity brokers are registered under the Commodity Exchange Act as futures commission merchants.

      Commodity pool.   A partnership, trust or similar form of collective investment vehicle which consolidates funds from investors for the purpose of trading in commodity futures, forward, and options contracts.

       Commodity pool operator.   Any person or entity that solicits funds in connection with the sale of interests in a commodity pool or that manages the operations of a commodity pool. A commodity pool operator must register under the Commodity Exchange Act.

      Cross rate.   The trading of one foreign currency against another foreign currency.

      Daily price fluctuation limit.   The maximum permitted fluctuation imposed by commodity exchanges in the price of a commodity futures contract for a given commodity that can occur on an exchange on a given day in relation to the previous day’s settlement price, which maximum permitted fluctuation is subject to change from time to time by the exchange. These limits generally are not imposed on option contracts or outside the U.S.

      Delivery.   The process of satisfying a futures contract or a forward contract by transferring ownership of a specified quantity and grade of a commodity, product or instrument to the purchaser of the contract.

      Forward contract.   A cash market transaction in which the buyer and seller agree to the purchase and sale of a specific quantity of a commodity, product, instrument or currency for delivery at some future time under such terms and conditions as the two may agree upon.

      Fundamental analysis.   The analysis of fundamental market information such as supply and demand levels, weather, economic indicators and geopolitical events.

      Futures contract.   A contract providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity, product, instrument, or indices at a specified price and delivery point, or for cash settlement. A market participant can make a futures contract to buy or sell the underlying commodity, product, instrument, or index. The contractual obligations may be satisfied either by taking or making, as the case may be, physical delivery of the commodity, product, instrument, or index or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or a mutually offsetting, exchange prior to the designated date of delivery.

      Long contract or long position.   A contract to accept delivery (i.e., to buy) a specified amount of a commodity, product, instrument, or index at a future date at a specified price.

      Margin.   A good faith deposit with a broker to assure fulfillment of a purchase or sale of a futures, forward or options contract. Margins on these contracts do not usually involve the payment of interest.

      Margin call.   A demand for additional funds after the initial good faith deposit required to maintain a customer’s account in compliance with the requirements of a particular commodity exchange or of a commodity broker.

      Non-Charter Series exchange.   The use of proceeds from the redemption of interests from another commodity pool for which Demeter acts as general partner and commodity pool operator to acquire units in one or more of the Charter Series partnerships.

      Open position.   A contractual commitment arising under a long contract or a short contract that has not been extinguished by an offsetting trade or by delivery.

      Option on a futures contract.   A contract that gives the purchaser of the option, in exchange for a one-time payment known as premium, the right, but not the obligation, to buy or sell a futures contract at a specified price within a specified period of time. The seller of an option on a futures contract receives the premium payment and has the obligation to buy or sell the futures contract, if the option is exercised, at the specified price within the specified period of time.

      Parameters.   A value that can be freely assigned in a trading system in order to vary the timing of signals.

      Short contract or short position.   A contract to make delivery of (sell) a specified amount of a commodity, product, instrument or index at a future date at a specified price.

      Speculative position limit.   The maximum number of speculative futures or option contracts in any one commodity (on one exchange), imposed by the CFTC or a U.S. commodity exchange, that can be held or controlled at one time by one person or a group of persons acting together. These limits generally are not imposed for trading on markets or exchanges outside the U.S.

      Support.   A previous low. A price level under the market where buying interest is sufficiently strong to overcome selling pressure.

      Trading advisor.   Any person or entity that provides advice as to the purchase or sale of futures or options contracts. A commodity trading advisor must register under the Commodity Exchange Act.

FINANCIAL STATEMENTS

INDEX

Page
Morgan Stanley Charter Series
Report of Independent Registered Public Accounting Firm	F-2
Statements of Financial Condition as of December 31, 2004 and 2003	F-3

Statements of Operations for the three years in the period ended December 31, 2004 for Morgan Stanley Charter Graham L.P., Morgan Stanley Charter Millburn L.P. and Morgan Stanley Charter MSFCM L.P. and for the years ended December 31, 2004 and 2003 and from October 1, 2002 (commencement of operations) to December 31, 2002 for Morgan Stanley Charter Campbell L.P.

F-7

Statements of Changes in Partners’ Capital for the three years in the period ended December 31, 2004 for Morgan Stanley Charter Graham L.P., Morgan Stanley Charter Millburn L.P. and Morgan Stanley Charter MSFCM L.P. and for the years ended December 31, 2004 and 2003 and from October 1, 2002 to December 31, 2002 (commencement of operations) for Morgan Stanley Charter Campbell L.P.

F-11

Statements of Cash Flows for the three years in the period ended December 31, 2004 for Morgan Stanley Charter Graham L.P., Morgan Stanley Charter Millburn L.P. and Morgan Stanley Charter MSFCM L.P. and for the years ended December 31, 2004 and 2003 and from October 1, 2002 (commencement of operations) to December 31, 2002 for Morgan Stanley Charter Campbell L.P.

F-13
Schedules of Investments	F-17
Notes to Financial Statements	F-21
Demeter Management Corporation
Independent Auditors’ Report	F-29
Statements of Financial Condition as of November 30, 2004 and 2003	F-30
Notes to Statements of Financial Condition	F-31

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Limited Partners and the General Partner of
   Morgan Stanley Charter Graham L.P.
   Morgan Stanley Charter Millburn L.P.
   Morgan Stanley Charter MSFCM L.P.
   Morgan Stanley Charter Campbell L.P.

We have audited the accompanying statements of financial condition, of Morgan Stanley Charter Graham L.P., Morgan Stanley Charter Millburn L.P., Morgan Stanley Charter MSFCM L.P. and Morgan Stanley Charter Campbell L.P. (collectively, the “Partnerships”), including the schedules of investments, as of December 31, 2004 and 2003, and the related statements of operations, changes in partners’ capital, and cash flows for each of the three years in the period ended December 31, 2004 for Morgan Stanley Charter Graham L.P., Morgan Stanley Charter Millburn L.P., and Morgan Stanley Charter MSFCM L.P. and for the years ended December 31, 2004 and 2003 and the period from October 1, 2002 (commencement of operations) to December 31, 2002 for Morgan Stanley Charter Campbell L.P. These financial statements are the responsibility of the Partnerships’ management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Morgan Stanley Charter Graham L.P., Morgan Stanley Charter Millburn L.P., Morgan Stanley Charter MSFCM L.P. and Morgan Stanley Charter Campbell L.P. at December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2004 for Morgan Stanley Charter Graham L.P., Morgan Stanley Charter Millburn L.P., and Morgan Stanley Charter MSFCM L.P., and for the years ended December 31, 2004 and 2003 and the period from October 1, 2002 (commencement of operations) to December 31, 2002 for Morgan Stanley Charter Campbell L.P. in conformity with accounting principles generally accepted in the United States of America.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of the Partnership’s internal control over financial reporting as of December 31, 2004, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report (not presented herein) dated March 11, 2005 expressed an unqualified opinion on management’s assessment of the effectiveness of the Partnerships’ internal control over financial reporting and an unqualified opinion on the effectiveness of the Partnerships’ internal control over financial reporting.

New York, New York
March 11, 2005

MORGAN STANLEY CHARTER GRAHAM L.P.

STATEMENTS OF FINANCIAL CONDITION

	December 31,
	2004	2003
	$	$
ASSETS
Equity in futures interests trading accounts:
Cash	469,228,886	245,088,422
Net unrealized gain on open contracts (Morgan Stanley & Co.)	372,464	9,532,167
Net unrealized gain (loss) on open contracts (Morgan Stanley International)	(132,550)	6,934,499

Total net unrealized gain on open contracts	239,914	16,466,666

Total Trading Equity	469,468,800	261,555,088
Subscriptions receivable	15,265,122	14,005,999
Interest receivable (Morgan Stanley DW)	778,963	196,094

Total Assets	485,512,885	275,757,181

LIABILITIES AND PARTNERS’ CAPITAL
LIABILITIES
Redemptions payable	5,991,320	3,370,668
Accrued brokerage fees (Morgan Stanley DW)	2,336,127	1,270,243
Accrued management fees	747,560	406,478

Total Liabilities	9,075,007	5,047,389

PARTNERS’ CAPITAL
Limited Partners (21,265,535.495 and 12,239,934.203 Units, respectively)	471,290,914	267,851,230
General Partner (232,240.705 and 130,627.064 Units, respectively)	5,146,964	2,858,562

Total Partners’ Capital	476,437,878	270,709,792

Total Liabilities and Partners’ Capital	485,512,885	275,757,181

NET ASSET VALUE PER UNIT	22.16	21.88

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER MILLBURN L.P.

STATEMENTS OF FINANCIAL CONDITION

	December 31,
	2004	2003
	$	$
ASSETS
Equity in futures interests trading accounts:
Cash	58,204,901	59,756,846
Net unrealized gain on open contracts (Morgan Stanley & Co.)	3,182,764	4,376,376
Net unrealized gain on open contracts (Morgan Stanley International)	114,741	—

Total net unrealized gain on open contracts	3,297,505	4,376,376

Total Trading Equity	61,502,406	64,133,222
Subscriptions receivable	1,100,388	2,719,812
Interest receivable (Morgan Stanley DW)	92,043	45,599

Total Assets	62,694,837	66,898,633

LIABILITIES AND PARTNERS’ CAPITAL
LIABILITIES
Redemptions payable	1,689,928	1,601,321
Accrued brokerage fees (Morgan Stanley DW)	315,431	319,177
Accrued management fees	100,938	102,137

Total Liabilities	2,106,297	2,022,635

PARTNERS’ CAPITAL
Limited Partners (5,693,351.324 and 5,778,353.071 Units, respectively)	59,881,786	64,188,800
General Partner (67,195.701 and 61,862.368 Units, respectively)	706,754	687,198

Total Partners’ Capital	60,588,540	64,875,998

Total Liabilities and Partners’ Capital	62,694,837	66,898,633

NET ASSET VALUE PER UNIT	10.52	11.11

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER MSFCM L.P.

STATEMENTS OF FINANCIAL CONDITION

	December 31,
	2004	2003
	$	$
ASSETS
Equity in futures interests trading accounts:
Cash	213,442,730	161,809,223
Net unrealized gain on open contracts (Morgan Stanley & Co.)	13,483,848	3,139,491
Net unrealized gain (loss) on open contracts (Morgan Stanley International)	(460,130)	3,771,371

Total net unrealized gain on open contracts	13,023,718	6,910,862

Total Trading Equity	226,466,448	168,720,085
Subscriptions receivable	5,099,306	8,566,805
Interest receivable (Morgan Stanley DW)	344,686	122,459

Total Assets	231,910,440	177,409,349

LIABILITIES AND PARTNERS’ CAPITAL
LIABILITIES
Redemptions payable	4,737,970	2,825,203
Accrued brokerage fees (Morgan Stanley DW)	1,129,383	840,610
Accrued management fees (Morgan Stanley Futures & Currency Management)	361,403	268,996

Total Liabilities	6,228,756	3,934,809

PARTNERS’ CAPITAL
Limited Partners (11,410,826.848 and 8,284,969.696 Units, respectively)	223,240,153	171,628,106
General Partner (124,797.841 and 89,132.554 Units, respectively)	2,441,531	1,846,434

Total Partners’ Capital	225,681,684	173,474,540

Total Liabilities and Partners’ Capital	231,910,440	177,409,349

NET ASSET VALUE PER UNIT	19.56	20.72

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER CAMPBELL L.P.

STATEMENTS OF FINANCIAL CONDITION

	December 31,
	2004	2003
	$	$
ASSETS
Equity in futures interests trading accounts:
Cash	267,002,332	97,828,371
Net unrealized gain (loss) on open contracts (Morgan Stanley International)	(91,713)	144,170
Net unrealized gain (loss) on open contracts (Morgan Stanley & Co.)	(905,509)	5,068,363

Total net unrealized gain (loss) on open contracts	(997,222)	5,212,533

Total Trading Equity	266,005,110	103,040,904
Subscriptions receivable	14,332,785	9,775,917
Interest receivable (Morgan Stanley DW)	437,260	70,846

Total Assets	280,775,155	112,887,667

LIABILITIES AND PARTNERS’ CAPITAL
LIABILITIES
Redemptions payable	3,320,046	825,951
Accrued brokerage fees (Morgan Stanley DW)	1,372,469	508,438
Accrued management fees	581,926	215,577
Accrued incentive fee	—	9,503

Total Liabilities	5,274,441	1,559,469

PARTNERS’ CAPITAL
Limited Partners (23,535,882.766 and 9,879,493.243 Units, respectively)	272,588,976	110,098,161
General Partner (251,405.283 and 110,375.550 Units, respectively)	2,911,738	1,230,037

Total Partners’ Capital	275,500,714	111,328,198

Total Liabilities and Partners’ Capital	280,775,155	112,887,667

NET ASSET VALUE PER UNIT	11.58	11.14

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER GRAHAM L.P.

STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2004	2003	2002
	$	$	$
INVESTMENT INCOME
Interest income (Morgan Stanley DW)	4,414,059	1,799,417	1,164,347

EXPENSES
Brokerage fees (Morgan Stanley DW)	22,233,723	11,874,342	4,751,864
Management fees	7,114,792	3,651,522	1,395,472
Incentive fees	5,135,381	4,657,891	3,660,660

Total Expenses	34,483,896	20,183,755	9,807,996

NET INVESTMENT LOSS	(30,069,837)	(18,384,338)	(8,643,649)

TRADING RESULTS
Trading profit (loss):
Realized	58,748,074	36,375,835	26,923,850
Net change in unrealized	(16,226,752)	9,253,741	6,346,817

Total Trading Results	42,521,322	45,629,576	33,270,667

NET INCOME	12,451,485	27,245,238	24,627,018

Net Income Allocation:
Limited Partners	12,333,083	26,947,948	24,356,676
General Partner	118,402	297,290	270,342
Net Income Per Unit:
Limited Partners	0.28	3.04	5.07
General Partner	0.28	3.04	5.07

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER MILLBURN L.P.

STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2004	2003	2002
	$	$	$
INVESTMENT INCOME
Interest income (Morgan Stanley DW)	727,529	629,921	603,947

EXPENSES
Brokerage fees (Morgan Stanley DW)	3,804,604	3,658,103	2,355,852
Management fees	1,217,473	1,122,424	690,564
Incentive fees	—	476,219	99,341

Total Expenses	5,022,077	5,256,746	3,145,757

NET INVESTMENT LOSS	(4,294,548)	(4,626,825)	(2,541,810)

TRADING RESULTS
Trading profit (loss):
Realized	913,379	1,603,313	8,189,036
Net change in unrealized	(1,078,871)	1,734,999	1,206,647

Total Trading Results	(165,492)	3,338,312	9,395,683

NET INCOME (LOSS)	(4,460,040)	(1,288,513)	6,853,873

Net Income (Loss) Allocation:
Limited Partners	(4,419,596)	(1,275,885)	6,779,217
General Partner	(40,444)	(12,628)	74,656
Net Income (Loss) Per Unit:
Limited Partners	(0.59)	(0.07)	1.95
General Partner	(0.59)	(0.07)	1.95

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER MSFCM L.P.

STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2004	2003	2002
	$	$	$
INVESTMENT INCOME
Interest income (Morgan Stanley DW)\	2,427,231	1,305,055	937,878

EXPENSES
Brokerage fees (Morgan Stanley DW)	12,088,626	8,960,530	3,858,279
Management fees (MSFCM)	3,868,362	2,752,466	1,132,395
Incentive fees (MSFCM)	—	2,010,766	2,582,720

Total Expenses	15,956,988	13,723,762	7,573,394

NET INVESTMENT LOSS	(13,529,757)	(12,418,707)	(6,635,516)

TRADING RESULTS
Trading profit (loss):
Realized	(2,374,993)	(3,248,330)	12,083,168
Net change in unrealized	6,112,856	(655,041)	8,667,368

	3,737,863	(3,903,371)	20,750,536
Proceeds from Litigation Settlement	2,880	—	292,406

Total Trading Results	3,740,743	(3,903,371)	21,042,942

NET INCOME (LOSS)	(9,789,014)	(16,322,078)	14,407,426

Net Income (Loss) Allocation:
Limited Partners	(9,674,111)	(16,143,139)	14,239,699
General Partner	(114,903)	(178,939)	167,727
Net Income (Loss) Per Unit:
Limited Partners	(1.16)	(1.12)	4.92
General Partner	(1.16)	(1.12)	4.92

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER CAMPBELL L.P.

STATEMENT OF OPERATIONS

	For the Years ended December 31,		For the Period from October 1, 2002 (commencement of operations) to December 31,
	2004	2003	2002
	$	$	$
INVESTMENT INCOME
Interest income (Morgan Stanley DW)	2,467,486	522,737	35,475

EXPENSES
Brokerage fees (Morgan Stanley DW)	12,094,851	3,807,406	201,253
Management fees	5,128,216	1,586,956	81,992
Incentive fees	4,265,659	632,951	—

Total Expenses	21,488,726	6,027,313	283,245

NET INVESTMENT LOSS	(19,021,240)	(5,504,576)	(247,770)

TRADING RESULTS
Trading profit (loss):
Realized	28,264,123	8,138,778	(424,353)
Net change in unrealized	(6,209,755)	4,715,846	496,687

Total Trading Results	22,054,368	12,854,624	72,334

NET INCOME (LOSS)	3,033,128	7,350,048	(175,436)

Net Income (Loss) Allocation:
Limited Partners	3,001,427	7,267,734	(173,159)
General Partner	31,701	82,314	(2,277)
Net Income (Loss) Per Unit:
Limited Partners	0.44	1.56	(0.42)
General Partner	0.44	1.56	(0.42)

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER SERIES
STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL

For the Years Ended December 31, 2004, 2003 and 2002

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$
Morgan Stanley Charter Graham L.P.
Partners’ Capital, December 31, 2001	3,480,546.336	47,429,838	510,930	47,940,768
Offering of Units	3,256,032.080	52,245,849	450,000	52,695,849
Net income	—	24,356,676	270,342	24,627,018
Redemptions	(558,920.184)	(8,867,415)	—	(8,867,415)

Partners’ Capital, December 31, 2002	6,177,658.232	115,164,948	1,231,272	116,396,220
Offering of Units	7,061,916.942	143,646,579	1,330,000	144,976,579
Net income	—	26,947,948	297,290	27,245,238
Redemptions	(869,013.907)	(17,908,245)	—	(17,908,245)

Partners’ Capital, December 31, 2003	12,370,561.267	267,851,230	2,858,562	270,709,792
Offering of Units	10,495,671.792	219,363,280	2,170,000	221,533,280
Net income	—	12,333,083	118,402	12,451,485
Redemptions	(1,368,456.859)	(28,256,679)	—	(28,256,679)

Partners’ Capital, December 31, 2004	21,497,776.200	471,290,914	5,146,964	476,437,878

For the Years Ended December 31, 2004, 2003 and 2002

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$
Morgan Stanley Charter Millburn L.P.
Partners’ Capital, December 31, 2001	3,275,652.396	29,883,431	335,170	30,218,601
Offering of Units	1,249,986.726	12,765,966	70,000	12,835,966
Net income	—	6,779,217	74,656	6,853,873
Redemptions	(566,455.117)	(5,628,599)	—	(5,628,599)

Partners’ Capital, December 31, 2002	3,959,184.005	43,800,015	479,826	44,279,841
Offering of Units	2,596,025.144	29,901,428	220,000	30,121,428
Net loss	—	(1,275,885)	(12,628)	(1,288,513)
Redemptions	(714,993.710)	(8,236,758)	—	(8,236,758)

Partners’ Capital, December 31, 2003	5,840,215.439	64,188,800	687,198	64,875,998
Offering of Units	2,031,792.936	21,322,002	60,000	21,382,002
Net loss	—	(4,419,596)	(40,444)	(4,460,040)
Redemptions	(2,111,461.350)	(21,209,420)	—	(21,209,420)

Partners’ Capital, December 31, 2004	5,760,547.025	59,881,786	706,754	60,588,540

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER SERIES
STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL

For the Years Ended December 31, 2004, 2003 and 2002

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$
Morgan Stanley Charter MSFCM L.P.
Partners’ Capital, December 31, 2001	2,505,315.694	41,832,302	567,646	42,399,948
Offering of Units	1,650,078.947	33,075,899	200,000	33,275,899
Net income	—	14,239,699	167,727	14,407,426
Redemptions	(291,943.370)	(5,704,540)	—	(5,704,540)

Partners’ Capital, December 31, 2002	3,863,451.271	83,443,360	935,373	84,378,733
Offering of Units	5,067,317.039	116,565,731	1,090,000	117,655,731
Net loss	—	(16,143,139)	(178,939)	(16,322,078)
Redemptions	(556,666.060)	(12,237,846)	—	(12,237,846)

Partners’ Capital, December 31, 2003	8,374,102.250	171,628,106	1,846,434	173,474,540
Offering of Units	4,820,781.793	91,495,743	710,000	92,205,743
Net loss	—	(9,674,111)	(114,903)	(9,789,014)
Redemptions	(1,659,259.354)	(30,209,585)	—	(30,209,585)

Partners’ Capital, December 31, 2004	11,535,624.689	223,240,153	2,441,531	225,681,684

For the Years Ended December 31, 2004 and 2003 and
For the Period from October 1, 2002 (commencement of operations)
to December 31, 2002

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$
Morgan Stanley Charter Campbell L.P.
Partners’ Capital, Initial Offering	832,786.300	8,227,863	100,000	8,327,863
Offering of Units	1,216,003.471	11,350,313	120,000	11,470,313
Net loss	—	(173,159)	(2,277)	(175,436)
Redemptions	(2,118.644)	(20,297)	—	(20,297)

Partners’ Capital, December 31, 2002	2,046,671.127	19,384,720	217,723	19,602,443
Offering of Units	8,470,100.382	89,106,873	930,000	90,036,873
Net income	—	7,267,734	82,314	7,350,048
Redemptions	(526,902.716)	(5,661,166)	—	(5,661,166)

Partners’ Capital, December 31, 2003	9,989,868.793	110,098,161	1,230,037	111,328,198
Offering of Units	15,066,314.126	173,974,554	1,650,000	175,624,554
Net income	—	3,001,427	31,701	3,033,128
Redemptions	(1,268,894.870)	(14,485,166)	—	(14,485,166)

Partners’ Capital, December 31, 2004	23,787,288.049	272,588,976	2,911,738	275,500,714

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER GRAHAM L.P.

STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2004	2003	2002
	$	$	$
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	12,451,485	27,245,238	24,627,018
Noncash item included in net income:
Net change in unrealized	16,226,752	(9,253,741)	(6,346,817)
Increase in operating assets:
Interest receivable (Morgan Stanley DW)	(582,869)	(82,925)	(43,615)
Increase in operating liabilities:
Accrued brokerage fees (Morgan Stanley DW)	1,065,884	700,176	305,114
Accrued management fees	341,082	237,569	93,209

Net cash provided by operating activities	29,502,334	18,846,317	18,634,909

CASH FLOWS FROM FINANCING ACTIVITIES
Offering of Units	221,533,280	144,976,579	52,695,849
Increase in subscriptions receivable	(1,259,123)	(8,225,123)	(3,352,875)
Increase in redemptions payable	2,620,652	2,888,421	152,501
Redemptions of Units	(28,256,679)	(17,908,245)	(8,867,415)

Net cash provided by financing activities	194,638,130	121,731,632	40,628,060

Net increase in cash	224,140,464	140,577,949	59,262,969
Balance at beginning of period	245,088,422	104,510,473	45,247,504

Balance at end of period	469,228,886	245,088,422	104,510,473

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER MILLBURN L.P.

STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2004	2003	2002
	$	$	$
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	(4,460,040)	(1,288,513)	6,853,873
Noncash item included in net income (loss):
Net change in unrealized	1,078,871	(1,734,999)	(1,206,647)
(Increase) decrease in operating assets:
Interest receivable (Morgan Stanley DW)	(46,444)	3,033	(2,156)
Increase (decrease) in operating liabilities:
Accrued brokerage fees (Morgan Stanley DW)	(3,746)	96,557	53,304
Accrued management fees	(1,199)	36,176	17,585

Net cash provided by (used for) operating activities	(3,432,558)	(2,887,746)	5,715,959

CASH FLOWS FROM FINANCING ACTIVITIES
Offering of Units	21,382,002	30,121,428	12,835,966
(Increase) decrease in subscriptions receivable	1,619,424	(1,191,414)	(716,397)
Increase in redemptions payable	88,607	1,335,180	1,428
Redemptions of Units	(21,209,420)	(8,236,758)	(5,628,599)

Net cash provided by financing activities	1,880,613	22,028,436	6,492,398

Net increase (decrease) in cash	(1,551,945)	19,140,690	12,208,357
Balance at beginning of period	59,756,846	40,616,156	28,407,799

Balance at end of period	58,204,901	59,756,846	40,616,156

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER MSFCM L.P.
STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2004	2003	2002
	$	$	$
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	(9,789,014)	(16,322,078)	14,407,426
Noncash item included in net income (loss):
Net change in unrealized	(6,112,856)	655,041	(8,667,368)
Increase in operating assets:
Interest receivable (Morgan Stanley DW)	(222,227)	(43,975)	(11,667)
Increase in operating liabilities:
Accrued brokerage fees (Morgan Stanley DW)	288,773	411,884	175,910
Accrued management fees (Morgan Stanley Futures & Currency Management)	92,407	141,966	54,797

Net cash provided by (used for) operating activities	(15,742,917)	(15,157,162)	5,959,098

CASH FLOWS FROM FINANCING ACTIVITIES
Offering of Units	92,205,743	117,655,731	33,275,899
(Increase) decrease in subscriptions receivable	3,467,499	(4,899,798)	(2,391,248)
Increase (decrease) in redemptions payable	1,912,767	2,549,078	(513,072)
Redemptions of Units	(30,209,585)	(12,237,846)	(5,704,540)

Net cash provided by financing activities	67,376,424	103,067,165	24,667,039

Net increase in cash	51,633,507	87,910,003	30,626,137
Balance at beginning of period	161,809,223	73,899,220	43,273,083

Balance at end of period	213,442,730	161,809,223	73,899,220

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER CAMPBELL L.P.

STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2004	2003	For the Period from October 1, 2002 (commencement of operations) to December 31, 2002
	$	$	$
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	3,003,128	7,350,048	(175,436)
Noncash item included in net income (loss):
Net change in unrealized	6,209,755	(4,715,846)	(496,687)
Increase in operating assets:
Interest receivable (Morgan Stanley DW)	(366,414)	(57,130)	(13,716)
Increase (decrease) in operating liabilities:
Accrued brokerage fees (Morgan Stanley DW)	864,031	422,526	85,912
Accrued management fees	366,349	180,575	35,002
Accrued incentive fees	(9,503)	9,503	—

Net cash provided by (used for) operating activities	10,097,346	3,189,676	(564,925)

CASH FLOWS FROM FINANCING ACTIVITIES
Initial offering	—	—	8,327,863
Offering of Units	175,624,554	90,036,873	11,470,313
Increase in subscriptions receivable	(4,556,868)	(5,948,760)	(3,827,157)
Increase in redemptions payable	2,494,095	805,654	20,297
Redemptions of Units	(14,485,166)	(5,661,166)	(20,297)

Net cash provided by financing activities	159,076,615	79,232,601	15,971,019

Net increase in cash	169,173,961	82,422,277	15,406,094
Balance at beginning of period	97,828,371	15,406,094	—

Balance at end of period	267,002,332	97,828,371	15,406,094

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER GRAHAM L.P.
SCHEDULES OF INVESTMENTS

Partnership Net Assets at December 31, 2004: $476,437,878

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	(757,683)	(0.16)	852,477	0.18	94,794
Equity	8,942,281	1.88	—	—	8,942,281
Foreign currency	(5,479,156)	(1.15)	(2,287,245)	(0.48)	(7,766,401)
Interest rate	2,408,876	0.50	443,338	0.09	2,852,214

Grand Total:	5,114,318	1.07	(991,430)	(0.21)	4,122,888

Unrealized Currency Loss					(3,882,974)

Total Net Unrealized Gain per Statement of Financial Condition					239,914

Partnership Net Assets at December 31, 2003: $270,709,792

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	6,241,497	2.31	(5,968)	(0.01)	6,235,529
Equity	7,631,514	2.82	(262,587)	(0.10)	7,368,927
Foreign currency	4,816,855	1.78	(1,285,220)	(0.47)	3,531,635
Interest rate	(290,120)	(0.11)	—	—	(290,120)

Grand Total:	18,399,746	6.80	(1,553,775)	(0.58)	16,845,971

Unrealized Currency Loss					(379,305)

Total Net Unrealized Gain per Statement of Financial Condition					16,466,666

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER MILLBURN L.P.
SCHEDULES OF INVESTMENTS

Partnership Net Assets at December 31, 2004: $60,588,540

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	18,125	0.03	97,467	0.16	115,592
Equity	504,281	0.83	—	—	504,281
Foreign currency	1,029,901	1.70	(325,404)	(0.54)	704,497
Interest rate	(11,832)	(0.02)	10,402	0.02	(1,430)

Grand Total:	1,540,475	2.54	(217,535)	(0.36)	1,322,940

Unrealized Currency Gain					1,974,565

Total Net Unrealized Gain per Statement of Financial Condition					3,297,505

Partnership Net Assets at December 31, 2003: $64,875,998

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	88,962	0.14	(438)	—	88,524
Equity	301,184	0.46	—	—	301,184
Foreign currency	3,458,602	5.33 *	(1,122,986)	(1.73)	2,335,616
Interest rate	20,495	0.03	(16,194)	(0.02)	4,301

Grand Total:	3,869,243	5.96	(1,139,618)	(1.75)	2,729,625

Unrealized Currency Gain					1,646,751

Total Net Unrealized Gain per Statement of Financial Condition					4,376,376

* No single contract’s value exceeds 5% of Net Assets.

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER MSFCM L.P.
SCHEDULES OF INVESTMENTS

Partnership Net Assets at December 31, 2004: $225,681,684

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	1,491,833	0.66	(1,169,823)	(0.52)	322,010
Equity	3,573,003	1.58	—	—	3,573,003
Foreign currency	8,362,854	3.71	—	—	8,362,854
Interest rate	613,394	0.27	486,725	0.22	1,100,119

Grand Total	14,041,084	6.22	(683,098)	(0.30)	13,357,986

Unrealized Currency Loss					(334,268)

Total Net Unrealized Gain per Statement of Financial Condition					13,023,718

Partnership Net Assets at December 31, 2003: $173,474,540

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	5,451,831	3.14	—	—	5,451,831
Equity	1,176,725	0.68	—	—	1,176,725
Foreign currency	1,100,599	0.63	—	—	1,100,599
Interest rate	(661,987)	(0.38)	—	—	(661,987)

Grand Total	7,067,168	4.07	—	—	7,067,168

Unrealized Currency Loss					(156,306)

Total Net Unrealized Gain per Statement of Financial Condition					6,910,862

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER CAMPBELL L.P.
SCHEDULES OF INVESTMENTS

Partnership Net Assets at December 31, 2004: $275,500,714

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	(559,611)	(0.20)	—	—	(559,611)
Equity	1,898,546	0.69	—	—	1,898,546
Foreign currency	(1,727,800)	(0.63)	(3,015,578)	(1.09)	(4,743,378)
Interest rate	2,000,017	0.72	452,692	0.16	2,452,709

Grand Total	1,611,152	0.58	(2,562,886)	(0.93)	(951,734)

Unrealized Currency Loss					(45,488)

Total Net Unrealized Loss per Statement of Financial Condition					(997,222)

Partnership Net Assets at December 31, 2003: $111,328,198

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	597,104	0.54	—	—	597,104
Equity	1,447,121	1.30	—	—	1,447,121
Foreign currency	5,860,684	5.26 *	(2,551,537)	(2.29)	3,309,147
Interest rate	(45,925)	(0.04)	(99,252)	(0.09)	(145,177)

Grand Total	7,858,984	7.06	(2,650,789)	(2.38)	5,208,195

Unrealized Currency Gain					4,338

Total Net Unrealized Gain per Statement of Financial Condition					5,212,533

* No single contract’s value exceeds 5% of Net Assets.

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization — Morgan Stanley Charter Graham L.P. ( “Charter Graham”), Morgan Stanley Charter Millburn L.P. ( “Charter Millburn”), Morgan Stanley Charter MSFCM L.P. ( “Charter MSFCM”), and Morgan Stanley Charter Campbell L.P. ( “Charter Campbell”) (individually, a “Partnership”, or collectively, the “Partnerships”) are limited partnerships organized to engage primarily in the speculative trading of futures contracts, options on futures contracts, and forward contracts on physical commodities and other commodity interests, including, but not limited to, foreign currencies, financial instruments, metals, energy and agricultural products (collectively, “Futures Interests”).

The general partner for each Partnership is Demeter Management Corporation ( “Demeter”). The non-clearing commodity broker is Morgan Stanley DW Inc. ( “Morgan Stanley DW”). The clearing commodity brokers are Morgan Stanley & Co. Incorporated ( “MS & Co.”) and Morgan Stanley & Co. International Limited ( “Morgan Stanley International”). The trading advisor for Charter MSFCM is Morgan Stanley Futures & Currency Management Inc. ( “Morgan Stanley Futures & Currency Management”). Demeter, Morgan Stanley DW, MS & Co., Morgan Stanley International and Morgan Stanley Futures & Currency Management are wholly-owned subsidiaries of Morgan Stanley.

Effective June 20, 2002, Morgan Stanley Dean Witter & Co. changed its name to Morgan Stanley.

Effective July 29, 2002, Charter Campbell was added to the Charter Series and began trading on October 1, 2002.

Demeter is required to maintain a 1% minimum interest in the equity of each Partnership and income (losses) are shared by Demeter and the limited partners based on their proportional ownership interests.

Use of Estimates — The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from those estimates.

Revenue Recognition — Futures Interests are open commitments until settlement date, at which time they are realized. They are valued at market on a daily basis and the resulting net change in unrealized gains and losses is reflected in the change in unrealized trading profit (loss) on open contracts from one period to the next on the Statement of Operations. Monthly, Morgan Stanley DW credits each Partnership with interest income on 100% of its average daily funds held at Morgan Stanley DW. In addition, Morgan Stanley DW credits each Partnership with 100% of the interest income Morgan Stanley DW receives from MS & Co. and Morgan Stanley International with respect to such Partnership’s assets deposited as margin. The interest rates used are equal to that earned by Morgan Stanley DW on its U.S. Treasury bill investments. For purposes of such interest payments, Net Assets do not include monies owed to the Partnerships on forward contracts and other futures interests.

Net Income (Loss) per Unit — Net income (loss) per unit of limited partnership interest ( “Unit(s)”) is computed using the weighted average number of Units outstanding during the period.

Condensed Schedules of Investments — In December 2003, the American Institute of Certified Public Accountants’ Accounting Standards Executive Committee issued Statement of Position 03-4 ( “SOP 03-4”) “Reporting Financial Highlights and Schedule of Investments by Nonregistered Investment Partnerships: An Amendment to the Audit and Accounting Guide Audits Of

MORGAN STANLEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS—(Continued)

Investment Companies and AICPA Statement of Position 95-2, Financial Reporting By Nonpublic Investment Partnerships”. SOP 03-4 requires commodity pools to disclose the number of contracts, the contracts’ expiration dates, and the cumulative unrealized gains/(losses) on open futures contracts, when the cumulative unrealized gains/(losses) on an open futures contract exceeds 5% of Net Assets, taking long and short positions into account separately. SOP 03-4 also requires ratios for net investment income/(losses) expenses before and after incentive fees, and net income/(losses) based on average net assets, and ratios for total return before and after incentive fees based on average units outstanding to be disclosed in Financial Highlights. SOP 03-4 is effective for fiscal years ending after December 15, 2003.

Equity in Futures Interests Trading Accounts — The Partnerships’ asset “Equity in futures interests trading accounts,” reflected on the Statements of Financial Condition,) consists of (A) cash on deposit with Morgan Stanley DW, MS & Co. and Morgan Stanley International to be used as margin for trading; (B) net unrealized gains or losses on open contracts, which are valued at market and calculated as the difference between original contract value and market value; and (C) net option premiums, which represent the net of all monies paid and/or received for such option premiums.

The Partnerships, in their normal course of business, enter into various contracts with MS & Co. and Morgan Stanley International acting as their commodity brokers. Pursuant to brokerage agreements with MS & Co. and Morgan Stanley International, to the extent that such trading results in unrealized gains or losses, these amounts are offset and reported on a net basis in the Partnerships’ Statements of Financial Condition.

The Partnerships have offset the fair value amounts recognized for forward contracts executed with the same counterparty as allowable under the terms of their master netting agreements with MS & Co., the sole counterparty on such contracts. The Partnerships have consistently applied their right to offset.

Brokerage and Related Transaction Fees and Costs — Each Partnership pays a flat-rate monthly brokerage fee of 1/12 of 6.25% of the Partnership’s Net Assets as of the first day of each month (a 6.25% annual rate). Such fees currently cover all brokerage commissions, transaction fees and costs, and ordinary administrative and offering expenses.

From May 1, 2002 to July 31, 2002, each Partnership paid a flat-rate monthly brokerage fee of 1/12 of 6.75% of the Partnership’s Net Assets as of the first day of each month (a 6.75% annual rate).

From inception to April 30, 2002, each Partnership paid a flat-rate monthly brokerage fee of 1/12 of 7% of the Partnership’s Net Assets as of the first day of each month (a 7% annual rate).

Operating Expenses — The Partnerships incur monthly management fees and may incur incentive fees. All common administrative and continuing offering expenses including legal, auditing, accounting, filing fees, and other related expenses are borne by Morgan Stanley DW through the brokerage fees paid by the Partnerships.

Income Taxes — No provision for income taxes has been made in the accompanying financial statements, as partners are individually responsible for reporting income or loss based upon their respective share of each Partnership’s revenues and expenses for income tax purposes.

Distributions — Distributions, other than redemptions of Units, are made on a pro-rata basis at the sole discretion of Demeter. No distributions have been made to date. Demeter does not intend to make any distributions of the Partnerships’ profits.

Continuing Offering — Units of each Partnership are offered at a price equal to 100% of the Net Asset Value per Unit at monthly closings held as of the last day of each month. No selling

MORGAN STANLEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS—(Continued)

commissions or charges related to the continuing offering of Units are paid by the limited partners or the Partnerships. Morgan Stanley DW pays all such costs.

Redemptions — Limited partners may redeem some or all of their Units at 100% of the Net Asset Value per Unit as of the last day of any month that is at least six months after the closing at which a person first becomes a limited partner, upon five business days advance notice by redemption form to Demeter. Redemptions may only be made in whole Units, with a minimum of 100 Units required for each redemption, unless a limited partner is redeeming his entire interest in a particular Partnership.

Units redeemed on or prior to the last day of the twelfth month from the date of purchase will be subject to a redemption charge equal to 2% of the Net Asset Value of a Unit on the Redemption Date. Units redeemed after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month from the date of purchase will be subject to a redemption charge equal to 1% of the Net Asset Value of a Unit on the Redemption Date. Units redeemed after the last day of the twenty-fourth month from the date of purchase will not be subject to a redemption charge. The foregoing redemption charges are paid to Morgan Stanley DW.

Exchanges — On the last day of the first month which occurs more than 6 months after a person first becomes a limited partner in any of the Partnerships, and at the end of each month thereafter, limited partners may exchange their investment among the Partnerships (subject to certain restrictions outlined in the Limited Partnership Agreements) without paying additional charges.

Dissolution of the Partnerships — Charter MSFCM will terminate on December 31, 2025 and Charter Graham, Charter Millburn, and Charter Campbell will terminate on December 31, 2035, or at an earlier date if certain conditions occur as defined in each Partnership’s Limited Partnership Agreement.

Litigation Settlement — On February 27, 2002, Charter MSFCM received notification of a preliminary entitlement to payment from the Sumitomo Copper Litigation Settlement Administrator and received settlement award payments in the amount of $292,406 during August 2002 and $2,880 during July 2004. Any amounts received are accounted for in the period received for the benefit of the limited partners at the date of receipt.

Reclassifications — Certain reclassifications have been made to the prior years’ financial statements to conform to the current year presentation. Such reclassifications have no impact on the Partnerships’ reported net income (loss).

2. RELATED PARTY TRANSACTIONS

Each Partnership pays brokerage fees to Morgan Stanley DW as described in Note 1. Each Partnership’s cash is on deposit with Morgan Stanley DW, MS & Co. and Morgan Stanley International in futures interests trading accounts to meet margin requirements as needed. Morgan Stanley DW pays interest on these funds as described in Note 1.

Demeter, on behalf of Charter MSFCM and itself, entered into a management agreement with Morgan Stanley Futures & Currency Management to make all trading decisions for the Partnership. Charter MSFCM pays management and incentive fees (if any) to Morgan Stanley Futures & Currency Management.

MORGAN STANLEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS—(Continued)

3. TRADING ADVISORS

Demeter, on behalf of each Partnership, retains certain commodity trading advisors to make all trading decision for the Partnerships. The trading advisors for each Partnership at December 31, 2004 were as follows:

Morgan Stanley Charter Graham L.P.
   Graham Capital Management, L.P.

Morgan Stanley Charter Millburn L.P.
   Millburn Ridgefield Corporation

Morgan Stanley Charter MSFCM L.P.
   Morgan Stanley Futures & Currency Management Inc.

Morgan Stanley Charter Campbell L.P.
   Campbell & Company, Inc.

Compensation to the trading advisors by the Partnerships consists of a management fee and an incentive fee as follows:

Management Fee — Charter Graham, Charter Millburn, and Charter MSFCM each pay its trading advisor a flat-rate monthly fee equal to 1/12 of 2% (a 2% annual rate) of the Partnership’s Net Assets under management by each trading advisor as of the first day of each month.

Charter Campbell pays its trading advisor a flat-rate monthly fee equal to 1/12 of 2.65% (a 2.65% annual rate) of the Partnership’s Net Assets under management as of the first day of each month. Prior to August 1, 2003, Charter Campbell paid a flat-rate monthly fee of 1/12 of 2.75% (a 2.75% annual rate) of the Partnership’s Net Assets under management as of the first day of each month.

Incentive Fee — Each Partnership’s incentive fee is equal to 20% of trading profits, paid on a quarterly basis for Charter MSFCM, and paid on a monthly basis for Charter Graham, Charter Millburn, and Charter Campbell.

Trading profits represent the amount by which profits from futures, forwards and options trading exceed losses after brokerage and management fees are deducted. When a trading advisor experiences losses with respect to Net Assets as of the end of a calendar month, or calendar quarter with respect to Charter MSFCM, the trading advisor must recover such losses before that trading advisor is eligible for an incentive fee in the future.

4. FINANCIAL INSTRUMENTS

The Partnerships trade Futures Interests. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the market value of these contracts, including interest rate volatility.

The market value of exchange-traded contracts is based on the settlement price quoted by the exchange on the day with respect to which market value is being determined. If an exchange-traded contract could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange, the settlement price shall be the settlement price on the first subsequent day on which the contract could be liquidated. The market value of off-exchange-traded contracts is based on the fair market value quoted by the counterparty.

MORGAN STANLEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS—(Continued)

The Partnerships’ contracts are accounted for on a trade-date basis and marked to market on a daily basis. Each Partnership accounts for its derivative investments in accordance with the provisions of Statement of Financial Accounting Standard No. 133, “Accounting for Derivative Instruments and Hedging Activities” ( “SFAS No. 133”). SFAS No. 133 defines a derivative as a financial instrument or other contract that has all three of the following characteristics:

(1) One or more underlying notional amounts or payment provisions;

(2) Requires no initial net investment or a smaller initial net investment than would be required relative to changes in market factors;

(3) Terms require or permit net settlement.

Generally derivatives include futures, forward, swaps or options contracts, or other financial instruments with similar characteristics such as caps, floors, and collars.

The net unrealized gains (losses) on open contracts at December 31, reported as a component of “Equity in futures interests trading accounts” on the Statements of Financial Condition, and their longest contract maturities were as follows:

Charter Graham

	Net Unrealized Gains/ (Losses) on Open Contracts			Longest Maturities
Year	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$
2004	7,966,178	(7,726,264)	239,914	Jun. 2006	Mar. 2005
2003	17,018,386	(551,720)	16,466,666	Jun. 2005	Mar. 2004

Charter Millburn

	Net Unrealized Gains on Open Contracts			Longest Maturities
Year	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$
2004	2,593,008	704,497	3,297,505	Dec. 2005	Mar. 2005
2003	2,040,760	2,335,616	4,376,376	Jun. 2004	Mar. 2004

Charter MSFCM

	Net Unrealized Gains on Open Contracts			Longest Maturities
Year	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$
2004	5,612,530	7,411,188	13,023,718	Sep. 2005	Mar. 2005
2003	5,810,267	1,100,595	6,910,862	Mar. 2004	Mar. 2004

MORGAN STANLEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS—(Continued)

Charter Campbell

	Net Unrealized Gains (Losses) on Open Contracts			Longest Maturities
Year	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$
2004	3,746,156	(4,743,378)	(997,222)	Sep. 2005	Mar. 2005
2003	1,903,386	3,309,147	5,212,533	Sep. 2004	Mar. 2004

The Partnerships have credit risk associated with counterparty nonperformance. The credit risk associated with the instruments in which the Partnerships trade is limited to the amounts reflected in the Partnerships’ Statements of Financial Condition.

The Partnerships also have credit risk because Morgan Stanley DW, MS & Co. and Morgan Stanley International act as the futures commission merchants or the counterparties, with respect to most of the Partnerships’ assets. Exchange-traded futures, forward, and futures-styled options contracts are marked to market on a daily basis, with variations in value settled on a daily basis. Morgan Stanley DW, MS & Co. and Morgan Stanley International, each as a futures commission merchant for each Partnership’s exchange-traded futures, forward, and futures-styled options contracts, are required, pursuant to regulations of the Commodity Futures Trading Commission, to segregate from their own assets, and for the sole benefit of their commodity customers, all funds held by them with respect to exchange-traded futures, forward, and futures-styled options contracts, including an amount equal to the net unrealized gains (losses) on all open futures, forward, and futures-styled options contracts, which funds, in the aggregate, totaled $477,195,064 and $262,106,808 for Charter Graham, $60,797,909 and $61,797,606 for Charter Millburn, $219,055,260 and $167,619,490 for Charter MSFCM, and $270,748,488 and $99,731,757 for Charter Campbell at December 31, 2004 and 2003, respectively. With respect to each Partnership’s off-exchange-traded forward currency contracts, there are no daily exchange-required settlements of variations in value, nor is there any requirement that an amount equal to the net unrealized gains (losses) on open forward contracts be segregated. However, each Partnership is required to meet margin requirements equal to the net unrealized loss on open contracts in the Partnership accounts with the counterparty, which is accomplished by daily maintenance of the cash balance in a custody account held at Morgan Stanley DW for the benefit of MS & Co. With respect to those off-exchange-traded forward currency contracts, the Partnerships are at risk to the ability of MS & Co., the sole counterparty on all such contracts, to perform. Each Partnership has a netting agreement with MS & Co. These agreements, which seek to reduce both the Partnerships’ and MS & Co.’s exposure on off-exchange-traded forward currency contracts, should materially decrease the Partnerships’ credit risk in the event of MS & Co.’s bankruptcy or insolvency.

MORGAN STANLEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS—(Continued)

5. FINANCIAL HIGHLIGHTS

Charter Graham

Per Unit:
NET ASSET VALUE, JANUARY 1, 2004:	$21.88

NET OPERATING RESULTS:
Interest Income	0.25
Expenses	(1.96)
Realized Profit	2.91
Unrealized Loss	(0.92)

Net Income	0.28

NET ASSET VALUE, DECEMBER 31, 2004:	$22.16

RATIOS TO AVERAGE NET ASSETS:
Net Investment Loss	(8.1)%
Expenses before Incentive Fees	7.9%
Expenses after Incentive Fees	9.2%
Net Income	3.3%
TOTAL RETURN BEFORE INCENTIVE FEES	2.6%
TOTAL RETURN AFTER INCENTIVE FEES	1.3%
INCEPTION-TO-DATE RETURN	121.6%
COMPOUND ANNUALIZED RETURN	14.6%

Charter Millburn

Per Unit:
NET ASSET VALUE, JANUARY 1, 2004:	$11.11

NET OPERATING RESULTS:
Interest Income	0.12
Expenses	(0.84)
Realized Profit	0.31
Unrealized Loss	(0.18)

Net Loss	(0.59)

NET ASSET VALUE, DECEMBER 31, 2004:	$10.52

RATIOS TO AVERAGE NET ASSETS:
Net Investment Loss	(7.1)%
Expenses before Incentive Fees	8.3%
Expenses after Incentive Fees	8.3%
Net Loss	(7.4)%
TOTAL RETURN BEFORE INCENTIVE FEES	(5.3)%
TOTAL RETURN AFTER INCENTIVE FEES	(5.3)%
INCEPTION-TO-DATE RETURN	5.2%
COMPOUND ANNUALIZED RETURN	0.9%

MORGAN STANLEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS—(Continued)

Charter MSFCM

Per Unit:
NET ASSET VALUE, JANUARY 1, 2004:	$20.72

NET OPERATING RESULTS:
Interest Income	0.23
Expenses	(1.52)
Realized Loss	(0.45)
Unrealized Profit	0.58
Proceeds from Litigation Settlement	0.00
Net Loss	(1.16)

NET ASSET VALUE, DECEMBER 31, 2004:	$19.56

RATIOS TO AVERAGE NET ASSETS:
Net Investment Loss	(6.8)%
Expenses before Incentive Fees	8.1%
Expenses after Incentive Fees	8.1%
Net Loss	(4.9)%
TOTAL RETURN BEFORE INCENTIVE FEES	(5.6)%
TOTAL RETURN AFTER INCENTIVE FEES	(5.6)%
INCEPTION-TO-DATE RETURN	95.6%
COMPOUND ANNUALIZED RETURN	6.4%

Charter Campbell

Per Unit:
NET ASSET VALUE, JANUARY 1, 2004:	$11.14

NET OPERATING RESULTS:
Interest Income	0.14
Expenses	(1.24)
Realized Profit	1.90
Unrealized Loss	(0.36)

Net Income	0.44

NET ASSET VALUE, DECEMBER 31, 2004:	$11.58

RATIOS TO AVERAGE NET ASSETS:
Net Investment Loss	(9.2)%
Expenses before Incentive Fees	8.3%
Expenses after Incentive Fees	10.4%
Net Income	1.5%
TOTAL RETURN BEFORE INCENTIVE FEES	6.2%
TOTAL RETURN AFTER INCENTIVE FEES	3.9%
INCEPTION-TO-DATE RETURN	15.8%
COMPOUND ANNUALIZED RETURN	6.7%

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of
   Demeter Management Corporation:

We have audited the accompanying statements of financial condition of Demeter Management Corporation (the “Company”), a wholly-owned subsidiary of Morgan Stanley, as of and for the years ended November 30, 2004 and 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such statements of financial condition present fairly, in all material respects, the financial position of Demeter Management Corporation at November 30, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.

New York, New York
February 7, 2005

DEMETER MANAGEMENT CORPORATION
(Wholly-owned subsidiary of Morgan Stanley)

STATEMENTS OF FINANCIAL CONDITION
November 30, 2004 and 2003

	November 30,
	2004	2003
	$	$
ASSETS
Investments in affiliated partnerships	38,517,816	26,396,481
Deferred income taxes	1,412,706	2,248,934

Total Assets	39,930,522	28,645,415

LIABILITIES AND STOCKHOLDER’S EQUITY
LIABILITIES:
Payable to Parent	29,174,812	18,547,853
Accrued expenses	13,274	13,206

Total Liabilities	29,188,086	18,561,059

STOCKHOLDER’S EQUITY:
Common stock, no par value:
Authorized 1,000 shares; outstanding 100 shares at stated value of $500 per share	50,000	50,000
Additional paid-in capital	300,100,000	195,100,000
Retained earnings	10,592,436	9,934,356

	310,742,436	205,084,356
Less: Notes receivable from Parent	(300,000,000)	(195,000,000)

Total stockholder’s equity	10,742,436	10,084,356

Total liabilities and stockholder’s equity	39,930,522	28,645,415

The accompanying notes are an integral part of these financial condition.

DEMETER MANAGEMENT CORPORATION
(Wholly-owned subsidiary of Morgan Stanley)
NOTES TO STATEMENTS OF FINANCIAL CONDITION
For the Years Ended November 30, 2004 and 2003

1. INTRODUCTION AND BASIS OF PRESENTATION

Demeter Management Corporation ( “Demeter”) is a wholly-owned subsidiary of Morgan Stanley ( “Parent”).

Demeter manages the following commodity pools as sole general partner: Dean Witter Cornerstone Fund II, Dean Witter Cornerstone Fund III, Dean Witter Cornerstone Fund IV, Dean Witter Diversified Futures Fund Limited Partnership, Dean Witter Diversified Futures Fund II L.P., Dean Witter Diversified Futures Fund III L.P., Dean Witter Multi-Market Portfolio L.P., Dean Witter Principal Plus Fund L.P., Dean Witter Principal Plus Fund Management L.P., Dean Witter Portfolio Strategy Fund L.P., Dean Witter Global Perspective Portfolio L.P., Dean Witter World Currency Fund L.P., Morgan Stanley Spectrum Currency L.P., Morgan Stanley Spectrum Global Balanced L.P., Morgan Stanley Spectrum Strategic L.P., Morgan Stanley Spectrum Technical L.P., Morgan Stanley Spectrum Select L.P., Morgan Stanley/Chesapeake L.P., Morgan Stanley/JWH Futures Fund L.P., Morgan Morgan Stanley Charter MSFCM L.P., Morgan Stanley Charter Graham L.P., Morgan Stanley Charter Millburn L.P., Morgan Stanley Charter Campbell L.P. ( “Charter Campbell”), Morgan Stanley Strategic Alternatives Fund L.P., and Morgan Stanley/Mark J. Walsh & Company L.P.

Each of the commodity pools is a limited partnership organized to engage in the speculative trading of commodity futures contracts, forward contracts on foreign currencies, and other commodity interests.

The statements of financial condition are prepared in accordance with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from these estimates.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Income Taxes — Income tax expense is provided for using the asset and liability method, under which deferred tax assets and liabilities are determined based upon the temporary differences between the financial statement and the income tax basis of assets and liabilities, using enacted tax rates and laws that will be in effect when such differences are expected to reverse.

3. INVESTMENTS IN AFFILIATED PARTNERSHIPS

The limited partnership agreement of each commodity pool requires Demeter to maintain a general partnership interest in each partnership, generally in an amount equal to, but not less than, 1 percent of the aggregate capital contributed to the partnership by all partners.

DEMETER MANAGEMENT CORPORATION
(Wholly-owned subsidiary of Morgan Stanley)

NOTES TO STATEMENTS OF FINANCIAL CONDITION— (Concluded)

For the Years Ended November 30, 2004 and 2003

The total assets, liabilities and partners’ capital of all the funds managed by Demeter at November 30, 2004 and 2003 were as follows:

	2004	2003
	$	$
Total assets	3,520,441,929	2,403,993,109
Total liabilities	57,896,935	35,113,850

Total partners’ capital	3,462,544,994	2,368,879,259

Demeter’s investments in such limited partnerships are carried at market value.

4. PAYABLE TO PARENT

The payable to Parent is primarily for amounts due for the purchase of partnership investments, income tax payments made by Morgan Stanley on behalf of Demeter and the cumulative results of operations from inception to date.

5. NET WORTH REQUIREMENT AND SUBSEQUENT EVENTS

At November 30, 2004 and 2003, Demeter held non-interest bearing notes from its Parent that were payable on demand. These notes were received in connection with additional capital contributions aggregating $300,000,000 and $195,000,000 at November 30, 2004 and 2003, respectively.

The limited partnership agreement of each commodity pool requires Demeter to maintain its net worth at an amount not less than 10% of the capital contributions by all partners in each pool in which Demeter is the general partner (15% if the capital contributions to any partnership are less than $2,500,000, or $250,000, whichever is less).

In calculating this requirement, Demeter’s interests in each limited partnership and any amounts receivable from or payable to such partnerships are excluded from net worth. Notes receivable from Parent are included in net worth for purposes of this calculation. It is the Parent’s intent to ensure that Demeter maintains the required net worth.

6. INCOME TAXES

The Company is included in the consolidated federal income tax return filed by Morgan Stanley and certain other subsidiaries. Federal income taxes have been provided on a separate entity basis. The Company is included in various unitary and combined tax filings. Accordingly, state and local income taxes have been provided on separate entity income based upon unitary/combined effective tax rates.

In accordance with the terms of the Tax Allocation Agreement with Morgan Stanley, current taxes payable are due to Morgan Stanley. The Company accounts for its own deferred tax assets and liabilities. Deferred income taxes are primarily attributable to partnership investments.

EXHIBIT A

TABLE OF CONTENTS TO FORM OF
AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT FOR
MORGAN STANLEY DEAN WITTER CHARTER [GRAHAM] [MILLBURN]
[MSFCM] [CAMPBELL] L.P.

FORM OF AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT FOR
MORGAN STANLEY CHARTER [GRAHAM] [MILLBURN] [MSFCM] [CAMPBELL] L.P.

      Boldfaced captions and bracketed text reflect differences in Limited Partnership Agreements

Charter Graham, and Charter Millburn only:

      This Agreement of Limited Partnership, made as of July 15, 1998 as amended and restated as of March 26, 2002, April 28, 2004, and April 25, 2005 by and among Demeter Management Corporation, a Delaware corporation (the “General Partner”), and the other parties who shall execute this Agreement, whether in counterpart, by separate instrument, or otherwise, as limited partners (collectively “Limited Partners”; the General Partner and Limited Partners may be collectively referred to herein as “Partners”). The definitions of capitalized terms used in this Agreement and not defined where used may be found by reference to the index of defined terms in Section 16.

Charter MSFCM only:

      This Agreement of Limited Partnership, made as of October 22, 1993, as amended and restated as of October 31, 2000, March 26, 2002, and April 25, 2005 by and among Demeter Management Corporation, a Delaware corporation (the “General Partner”), and the other parties who shall execute this Agreement, whether in counterpart, by separate instrument, or otherwise, as limited partners (collectively “Limited Partners”; the General Partner and Limited Partners may be collectively referred to herein as “Partners”). The definitions of capitalized terms used in this Agreement and not defined where used may be found by reference to the index of defined terms in Section 16.

Charter Campbell only:

      This Agreement of Limited Partnership, made as of March 26, 2002, as amended and restated as of February 26, 2003, and as further amended and restated as of April 25, 2005 by and among Demeter Management Corporation, a Delaware corporation (the “General Partner”), and the other parties who shall execute this Agreement, whether in counterpart, by separate instrument, or otherwise, as limited partners (collectively “Limited Partners”; the General Partner and Limited Partners may be collectively referred to herein as “Partners”). The definitions of capitalized terms used in this Agreement and not defined where used may be found by reference to the index of defined terms in Section 16.

WITNESSETH:

      WHEREAS, the parties hereto desire to form a limited partnership for the purpose of engaging in the speculative trading of futures interests.

      NOW, THEREFORE, the parties hereto hereby agree as follows:

1.  Formation; Name.

      The parties hereto do hereby form a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended and in effect on the date hereof (the “Act”). The name of the limited partnership is Morgan Stanley Charter [Graham] [Millburn] [MSFCM] [Campbell] L.P. (the “Partnership”). The General Partner may, without the approval of the Limited Partners, change the name of the Partnership, or cause the Partnership to transact business under another name. The General Partner shall notify all Limited Partners (or any assignees thereof) of any such change. The General Partner shall execute and file a Certificate of Limited Partnership of the Partnership (the “Certificate of Limited Partnership”) in accordance with the Act, and shall execute, file, record, and publish as appropriate such amendments, assumed name certificates, and other documents as are or become necessary or advisable in connection with the operation of the Partnership, as determined by the General Partner, and shall take all steps which the General Partner may deem necessary or advisable to allow the Partnership to conduct business as a limited partnership where the Partnership conducts business in any jurisdiction, and to otherwise provide that Limited Partners will have limited liability with respect to the activities of the Partnership in all such jurisdictions, and to comply with the law of any jurisdiction. Each Limited Partner hereby undertakes to furnish to the General Partner a power of attorney and such additional information as the General Partner may request to complete such documents and to execute and cooperate in the filing, recording, or publishing of such documents as the General Partner determines appropriate.

2.  Office.

      The principal office of the Partnership shall be 330 Madison Avenue, 8th Floor, New York, New York 10017, or such other place as the General Partner may designate from time to time.

      The address of the principal office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, or such other agent as the General Partner shall designate from time to time.

3.  Business.

      The Partnership’s business and general purpose is to trade, buy, sell, spread, or otherwise acquire, hold, or dispose of commodities (which may include foreign currencies, mortgage-backed securities, money market instruments, financial instruments, and any other securities or items which are now, or may hereafter be, the subject of futures contract trading) domestic and foreign commodity futures contracts, commodity forward contracts, foreign exchange commitments, options on physical commodities and on futures contracts, spot (cash) commodities and currencies, and any rights pertaining thereto (collectively, “Futures Interests”), and securities (such as United States Treasury securities) approved by the Commodity Futures Trading Commission (the “CFTC”) for investment of customer funds and other securities on a limited basis, and to engage in all activities incident thereto. The objective of the Partnership’s business is appreciation of its assets through speculative trading. The Partnership may pursue this objective in any lawful manner consistent with the Partnership’s trading policies. The Partnership may engage in the foregoing activities either directly or through any lawful transaction or any lawful activity into which a limited partnership may enter or in which a limited partnership may engage under the laws of the State of Delaware; provided, that such transactions or activities do not subject the Limited Partners to any liability in excess of the limited liability provided for herein and contemplated by the Act.

4.  Term; Dissolution; Fiscal Year.

[Charter Graham, Charter Millburn, and Charter Campbell only:

      (a) Term. The term of the Partnership shall commence upon the filing of the Certificate of Limited Partnership in the Office of the Secretary of State of the State of Delaware and shall end upon the first to occur of the following: (i) December 31, 2035; (ii) receipt by the General Partner of a notice setting forth an election to terminate and dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the outstanding Units, which notice shall be sent by registered mail to the General Partner not less than 90 days prior to the effective date of such termination and dissolution; (iii) the withdrawal, insolvency, bankruptcy, dissolution, liquidation or termination of any general partner, unless the business of the Partnership shall be continued by any remaining or successor general partner(s) in accordance with the provisions hereof; (iv) the occurrence of any event which shall make it unlawful for the existence of the Partnership to be continued; (v) a decline in the Net Asset Value of a Unit as of the close of business (as determined by the General Partner) on any day to less than $2.50; (vi) a decline in the Partnership’s Net Assets as of the close of business (as determined by the General Partner) on any day to $250,000 or less; (vii) a determination by the General Partner that the Partnership’s Net Assets in relation to the operating expenses of the Partnership make it unreasonable or imprudent to continue the business of the Partnership; (viii) a determination by the General Partner upon 120 days’ notice to the Limited Partners to terminate the Partnership; or (ix) a determination by the General Partner to terminate the Partnership following a Special Redemption Date.]

[Charter MSFCM only:

      (a) Term. The term of the Partnership shall commence upon the filing of the Certificate of Limited Partnership in the Office of the Secretary of State of the State of Delaware and shall end upon the first to occur of the following: (i) December 31, 2025; (ii) receipt by the General Partner of a notice setting forth an election to terminate and dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the outstanding Units, which notice shall be sent by registered mail to the General Partner at least 90 days prior to the effective date of such termination and dissolution; (iii) the withdrawal, insolvency, bankruptcy, dissolution, liquidation or termination of any general partner, unless the business of the Partnership shall be continued by any remaining or successor general partner(s) in accordance with the provisions hereof; (iv) a decline in the Net Asset Value of a Unit as of the close of business (as determined by the General Partner) on any day to less than $2.50; (v) a decline in the Partnership’s Net Assets as of the close of business (as determined by the General Partner) on any day to $250,000 or less; (vi) a determination by the General Partner that the Partnership’s Net Assets in relation to the operating expenses of the Partnership make it unreasonable or imprudent to continue the business of the Partnership; (vii) the occurrence of any event which shall make it unlawful for the existence of the Partnership to be continued; or (viii) a determination by the General Partner to terminate the Partnership following a Special Redemption Date.]

      (b) Dissolution. Upon the occurrence of an event causing the termination of the Partnership, the Partnership shall terminate and be dissolved. Dissolution, payment of creditors, and distribution of the Partnership’s Net Assets shall be effected as soon as practicable in accordance with the Act, except that the General Partner and each Limited Partner (and any assignee) shall share in the Net Assets of the Partnership pro rata in accordance with such Partner’s respective capital account, less any amount owing by such Partner (or assignee) to the Partnership. The General Partner shall, at its option, be entitled to supervise the liquidation of the Partnership.

      Nothing contained in this Agreement shall impair, restrict, or limit the rights and powers of the Partners under the laws of the State of Delaware and any other jurisdiction in which the Partnership shall be conducting business to reform and reconstitute themselves as a limited partnership following dissolution of the Partnership, either under provisions identical to those set forth herein or any others which they shall deem appropriate.

      (c) Fiscal Year. The fiscal year of the Partnership shall begin on January 1 of each year and end on the following December 31.

5.  Net Worth of General Partner.

      The General Partner agrees that at all times, as long as it remains a general partner of the Partnership, it shall maintain its net worth at an amount not less than 10% of the total contributions to the Partnership by all Partners and to any other limited partnership for which it acts as a general partner by all such partnership’s partners; provided, however, that if the total contributions to the Partnership by all Partners, or to any limited partnership for which it acts as a general partner by all partners, are less than $2,500,000, then with respect to the Partnership and any such limited partnership, the General Partner shall maintain its net worth at an amount of at least 15% of the total contributions to the Partnership by all Partners and of the total contributions to any such limited partnership for which it acts as a general partner by all such partnership’s partners or $250,000, whichever is the lesser; and, provided, further, that in no event shall the General Partner’s net worth be less than $50,000. For the purposes of this Section 5, “net worth” shall be calculated in accordance with generally accepted accounting principles, except as otherwise specified in this Section 5, with all current assets based on their then current market values. The interests owned by the General Partner in the Partnership and any other partnerships for which it acts as a general partner and any notes and accounts receivable from and payable to any limited partnership in which it has an interest shall not be included as an asset in calculating its net worth, but any notes receivable from an “affiliate” (as such term is defined in Regulation S-X of the rules and regulations of the Securities and Exchange Commission (the “SEC”)) of the General Partner or letters of credit may be included.

      The General Partner agrees that it shall not be a general partner of any limited partnership other than the Partnership unless, at all times when it is a general partner of any such additional limited partnership, its net worth is at least equal to the net worth required by the preceding paragraph of this Section 5.

      The requirements of the preceding two paragraphs of this Section 5 may be modified by the General Partner at its option, without notice to or the consent of the Limited Partners, provided that: (a) such modification does not adversely affect the interests of the Limited Partners, and (b) the General Partner obtains a written opinion of counsel for the Partnership that such proposed modification: (i) will not adversely affect the classification of the Partnership as a partnership for federal income tax purposes, (ii) will not adversely affect the status of the Limited Partners as limited partners under the Act, and (iii) will not violate any applicable state securities or Blue Sky law or any rules, regulations, guidelines, or statements of policy promulgated or applied thereunder; provided, however, that the General Partner’s net worth may not be reduced below the lesser of (A) the net worth required by Section II.B of the Guidelines for Registration of Commodity Pool Programs, as adopted in revised form by the North American Securities Administrators Association, Inc. in September, 1993 (the “NASAA Guidelines”), and (B) the net worth required by such Guidelines as in effect on the date of such proposed modification.

6.  Capital Contributions and Offering of Units of Limited Partnership Interest.

      The General Partner shall contribute to the Partnership, in $1,000 increments, such amount in cash as is necessary to make the General Partner’s capital contribution at least equal to the greater of: (a) 1% of aggregate capital contributions to the Partnership by all Partners (including the General Partner’s contribution) and (b) $25,000. Such additional contribution by the General Partner need not exceed the amount described above and shall be evidenced by units of general partnership interest (a “Unit(s) of General Partnership Interest”). Thereafter, the General Partner shall maintain its interest in the capital of the Partnership at no less than the amount stated above. The General Partner, without notice to or consent of the Limited Partners, may withdraw any portion of its interest in the Partnership that is in excess of its required interest described above. Interests in the Partnership, other than the Units of General Partnership Interest, shall be Units of Limited Partnership Interest ( “Units” or, individually, a “Unit”). The net asset value of a Unit of General Partnership Interest shall at all times be equivalent to the Net Asset Value of a Unit of Limited Partnership Interest.]

[Charter Graham, Charter Millburn, and Charter Campbell only:

      The General Partner’s minimum investment requirements of the preceding paragraph of this Section 6 may be modified by the General Partner at its option, without notice to or the consent of the Limited Partners, provided that: (a) such modification does not adversely affect the interests of the Limited Partners, and (b) the General Partner obtains a written opinion of counsel for the Partnership that such proposed modification: (i) will not adversely affect the Partnership’s ability to meet the administrative requirements applicable to partnerships under the federal income tax laws, (ii) will not adversely affect the status of the Limited Partners as limited partners under the Act, and (iii) will not violate any applicable state securities or Blue Sky law or any rules, regulations, guidelines, or statements of policy promulgated or applied thereunder; provided, however, that the General Partner’s minimum investment in the Partnership may not be reduced below the lesser of (A) the minimum investment required by Section II.C of the NASAA Guidelines, and (B) the minimum investment required by such Guidelines as in effect on the date of such proposed modification.]

      Interests in the Partnership, other than the General Partnership Interest of the General Partner, shall be Units.

      The General Partner, for and on behalf of the Partnership, shall issue and sell Units to persons desiring to become Limited Partners, provided that such persons shall be determined by the General Partner to be qualified investors and their subscriptions for Units shall be accepted by the General Partner, which acceptance the General Partner may withhold in whole or in part in its sole discretion. The minimum subscription for Units per subscriber shall be such amount as the General Partner shall determine from time to time in its sole discretion.

      The Partnership, directly and/or through Morgan Stanley DW Inc. ( “Morgan Stanley DW”), Morgan Stanley & Co. Incorporated ( “MS & Co.”), or such other selling agent or agents (each, a “Selling Agent”) as may be approved by the General Partner, may at any time and from time to time in the sole discretion of the General Partner offer for sale Units and fractions of Units (to the third decimal place) in public and/or private offerings, at prices per Unit, in such minimum amounts, for such periods of time, and on such terms and conditions as the General Partner shall determine in its sole discretion. Units offered during any offering shall be issued and sold by the Partnership as of the close of business (as determined by the General Partner) on the last day of a calendar month and a closing for subscriptions received during such offering shall be held as of such date; provided, however, that the General Partner may hold closings at such other times and for such other periods as it shall determine in its sole discretion to effectuate such offerings. At each such closing, the Partnership shall issue and sell Units to each subscriber whose subscription shall be accepted by the General Partner at a price per Unit to be determined by the General Partner in its sole discretion; provided, however, that the offering price per Unit at the closing during any offering of Units shall not at any time be less than the Net Asset Value of a Unit as of the close of business on the date of the applicable closing at which such Unit shall be issued and sold, unless the newly offered Units’ participation in the Partnership’s profits and losses is proportionately reduced. During any offering, Units may be subscribed for by the General Partner, Morgan Stanley DW, MS & Co., Morgan Stanley, any trading advisor to the Partnership (each, a “Trading Advisor”), any commodity broker for the Partnership (each, a “Commodity Broker”), and such persons’ respective shareholders, directors, officers, partners, employees, principals, and Affiliates. [Charter Campbell only: Notwithstanding Section 10(b), Units of Charter Campbell purchased at the initial closing by the General Partner, Morgan Stanley DW, any Additional Seller and any Trading Advisor, or any Affiliate of the foregoing (for purposes of this provision, the term “Affiliate” shall not include any natural persons) may not be redeemed for a period of two years after such initial closing if such redemption would cause the Partnership to have less than $5,000,000 in Net Assets.] Subscriptions for Units by such persons shall not preclude them from receiving compensation from the Partnership for services rendered by them in their respective capacities as other than Limited Partners. No subscriber for Units during any offering of Units shall become a Limited Partner until the General Partner shall: (a) accept such subscriber’s subscription at a closing relating to such offering; (b) execute this Agreement on behalf of such subscriber pursuant to the power of attorney in the subscription agreement executed by the subscriber in connection with such offering; and (c) make an entry on the books and records of the Partnership reflecting that such subscriber has been admitted as a Limited Partner. Accepted subscribers shall be deemed Limited Partners at such time as their admission shall be reflected on the books and records of the Partnership. The aggregate of all capital contributions to the Partnership shall be available to the Partnership to carry on its business and no interest shall be paid by the Partnership on any such contribution.

      In connection with any offering of Units by the Partnership, the General Partner, on behalf of the Partnership, shall: (a) cause to be filed one or more disclosure documents and such amendments and supplements thereto as the General Partner shall deem advisable or as may be required by applicable law with the CFTC and the National Futures Association ( “NFA”), Forms D or other applications, notices or forms with the SEC and state securities and Blue Sky administrators, and Registration Statements, Prospectuses (as used hereinafter, the term “Prospectus” shall mean the most recent version of the Prospectus issued by the Partnership, or the most recent version of the disclosure document or other offering memorandum prepared, in connection with the particular offering of Units), and such amendments and supplements thereto as the General Partner shall deem advisable or as may be required by applicable law, with the CFTC, the NFA, the SEC, and NASD Regulation, Inc.; (b) qualify by registration or exemption from registration the Units for sale under the Blue Sky and securities laws of such states of the United States and such other jurisdictions as the General Partner in its sole discretion shall deem advisable or as may be required by applicable law; (c) make such arrangements for the sale of Units as it shall deem advisable, including engaging Morgan Stanley DW, MS & Co., or any other firm as Selling Agent and entering into a selling agreement with Morgan Stanley DW, MS & Co., or such other Selling Agent; and (d) take such action with respect to and in order to effectuate the matters described in clauses (a) through (c) as it shall deem advisable or necessary.

      The Partnership shall not pay the costs of any offering or any selling commissions relating thereto. No Limited Partner shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units, except as described in the applicable Prospectus. No Limited Partner shall have the right to consent to the admission of any additional Limited Partner. There is no maximum aggregate amount of contributions which may be received by the Partnership.

      All Units subscribed for shall be issued subject to the collection of good funds. If, at any time, good funds representing payment for Units are not made available to the Partnership because a subscriber has provided bad funds in the form of a bad check or draft or otherwise to Morgan Stanley DW, MS & Co., or another Selling Agent which, in turn, has deposited the subscription amount with the escrow agent, the Partnership shall cancel the Units issued to such subscriber represented by such bad funds, and the subscriber’s name shall be removed as a Limited Partner from the books and records of the Partnership. Any losses or profits sustained by the Partnership in connection with its Futures Interests trading allocable to such cancelled Units shall be deemed a decrease or increase in Net Assets and allocated among the remaining Partners as described in Section 7. Each Limited Partner agrees to reimburse the Partnership for any expense or loss (including any trading loss) incurred in connection with the issuance and cancellation of any such Units issued to such Limited Partner.

7.  Allocation of Profits and Losses; Accounting; Other Matters.

      (a) Capital Accounts. A capital account shall be established for each Partner. The initial balance of each Partner’s capital account shall be the amount of a Partner’s initial capital contribution to the Partnership.

      (b) Monthly Allocations. As of the close of business (as determined by the General Partner) on the last day of each calendar month ( “Determination Date”) during each fiscal year of the Partnership, the following determinations and allocations shall be made:

      (1) The Net Assets of the Partnership, before accrual of any monthly management fee and any incentive fee shall be determined.

      (2) The accrued monthly management fee shall then be charged against Net Assets.

      (3) The accrued incentive fee, if any, shall then be charged against Net Assets.

      (4) Any increase or decrease in Net Assets (after the adjustments in subparagraphs (2) and (3) above), over those of the immediately preceding Determination Date (or, in the case of the first Determination Date, the Initial Closing), shall then be credited or charged to the capital accounts of each Partner in the ratio that the balance of each account bears to the balance of all accounts.

      (5) The amount of any distribution to a Partner, any amount paid to a Partner on redemption of Units, any amount deemed received by a Partner on a Series Exchange of Units pursuant to Section 10(c) hereof, and any amount paid to the General Partner upon withdrawal of its interest in the Partnership shall be charged to that Partner’s capital account.

      (c) Allocation of Profit and Loss for Federal Income Tax Purposes. As of the end of each fiscal year of the Partnership, the Partnership’s recognized profit or loss shall be allocated among the Partners pursuant to the following subparagraphs for federal income tax purposes. Such allocations of profit and loss will be pro rata from net capital gain or loss and net operating income or loss realized by the Partnership. For United States federal income tax purposes, a distinction will be made between net short-term gain or loss and net long-term gain or loss.

      (1) Items of ordinary income (such as interest or credits in lieu of interest) and expense (such as the management fees, incentive fees, brokerage fees and extraordinary expenses) shall be allocated pro rata among the Partners based on their respective capital accounts (exclusive of these items of ordinary income or expense) as of the end of each month in which the items of ordinary income or expense accrued.

      (2) Net recognized gain or loss from the Partnership’s trading activities shall be allocated as follows (with any allocation of recognized gain or loss consisting of pro rata shares of capital or ordinary gain or loss):

      (aa) For the purpose of allocating the Partnership’s net recognized gain or loss among the Partners, there shall be established an allocation account with respect to each outstanding Unit. The initial balance of each allocation account shall be the amount paid by the Partner to the Partnership for the Unit. Allocation accounts shall be adjusted as of the end of each fiscal year and as of the date a Partner completely redeems his Units as follows:

      (i) Each allocation account shall be increased by the amount of income allocated to the holder of the Unit pursuant to subparagraph (c)(1) above and subparagraph (c)(2)(cc) below.

      (ii) Each allocation account shall be decreased by the amount of expense or loss allocated to the holder of the Unit pursuant to subparagraph (c)(1) above and subparagraph (c)(2)(ee) below and by the amount of any distribution the holder of the Unit has received with respect to the Unit (other than on redemption of the Unit).

      (iii) When a Unit is redeemed or exchanged in a Series Exchange, the allocation account with respect to such Unit shall be eliminated.

      (bb) Net recognized gain shall be allocated first to each Partner who has partially redeemed his Units or exchanged less than all his Units in a Series Exchange during the fiscal year up to the excess, if any, of the amount received upon redemption of the Units or the amount deemed received on the Series Exchange of the Units over the allocation account attributable to the redeemed Units or the Units exchanged in the Series Exchange.

      (cc) Net recognized gain remaining after the allocation thereof pursuant to subparagraph (c)(2)(bb) above shall be allocated next among all Partners whose capital accounts are in excess of their Units’ allocation accounts (after the adjustments in subparagraph (c)(2)(bb) above) in the ratio that each such Partner’s excess bears to all such Partners’ excesses. In the event that gain to be allocated pursuant to this subparagraph (c)(2)(cc) is greater than the excess of all such Partners’ capital accounts over all such allocation accounts, the excess will be allocated among all Partners in the ratio that each Partner’s capital account bears to all Partners’ capital accounts.

      (dd) Net recognized loss shall be allocated first to each Partner who has partially redeemed his Units or exchanged less than all his Units in a Series Exchange during the fiscal year up to the excess, if any, of the allocation account attributable to the redeemed Units or the Units exchanged in the Series Exchange over the amount received upon redemption of the Units or the amount deemed received on the Series Exchange of the Units.

      (ee) Net recognized loss remaining after the allocation thereof pursuant to subparagraph (c)(2)(dd) above shall be allocated next among all Partners whose Units’ allocation accounts are in excess of their capital accounts (after the adjustments in subparagraph (c)(2)(dd) above) in the ratio that each such Partner’s excess bears to all such Partners’ excesses. In the event that loss to be allocated pursuant to this subparagraph (c)(2)(ee) is greater than the excess of all such allocation accounts over all such Partners’ capital accounts, the excess loss will be allocated among all Partners in the ratio that each Partner’s capital account bears to all Partners’ capital accounts.

      (3) The tax allocations prescribed by this Section 7(c) shall be made to each holder of a Unit whether or not the holder is a substituted Limited Partner. In the event that a Unit has been transferred or assigned pursuant to Section 10(a), the allocations prescribed by this Section 7(c) shall be made with respect to such Unit without regard to the transfer or assignment, except that in the year of transfer or assignment the allocations prescribed by this Section 7(c) shall be divided between the transferor or assignor and the transferee or assignee based on the number of months each held the transferred or assigned Unit. For purposes of this Section 7(c), tax allocations shall be made to the General Partner’s Units of General Partnership Interest on a Unit-equivalent basis.

      (4) The allocation of profit and loss for federal income tax purposes set forth herein is intended to allocate taxable profits and loss among Partners generally in the ratio and to the extent that net profit and net loss are allocated to such Partners under Section 7(b) hereof so as to eliminate, to the extent possible, any disparity between a Partner’s capital account and his allocation account with respect to each Unit then outstanding, consistent with the principles set forth in Section 704(c) of the Internal Revenue Code of 1986, as amended (the “Code”).

      (d) Definitions; Accounting.

      (1) Net Assets. The Partnership’s “Net Assets” shall mean the total assets of the Partnership (including, but not limited to, all cash and cash equivalents (valued at cost), accrued interest and amortization of original issue discount, and the market value of all open Futures Interests positions and other assets of the Partnership), less the total liabilities of the Partnership (including, but not limited to, one-half of the brokerage commissions that would be payable with respect to the closing of each of the Partnership’s open Futures Interests positions (if charged on a “roundturn” basis), or brokerage fees (if charged on a “flat rate” basis), management fees, incentive fees, ordinary administrative expenses, Transaction Fees and Costs, if any, and extraordinary expenses), determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. Unless generally accepted accounting principles require otherwise, the market value of a Futures Interest traded on a United States exchange shall be determined using the settlement price on the exchange on which the particular Futures Interest was traded by the Partnership on the day with respect to which Net Assets are being determined; provided, however, that if a Futures Interest could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange upon which that Futures Interest shall be traded or otherwise, the settlement price on the first subsequent day on which the Futures Interest could have been liquidated shall be the market value of such Futures Interest for such day. The market value of a forward contract or a Futures Interest traded on a foreign exchange or off an exchange shall mean its market value as determined by the General Partner on a basis consistently applied for each different variety of forward contract or Futures Interest.

      (2) Net Asset Value. The “Net Asset Value” of a Unit shall mean the Net Assets allocated to capital accounts represented by Units divided by the aggregate number of Units.

      (e) Expenses and Limitations Thereof. Morgan Stanley DW shall pay all of the organizational, Initial Offering and continuing offering expenses of the Partnership (including, but not limited to, legal, accounting, and auditing fees, printing costs, filing fees, escrow fees, marketing costs and expenses, and other related expenses), and shall not be reimbursed therefor. Any such offering expenses in connection with a subsequent offering of Units shall not be paid by the Partnership.

      Subject to the limits set forth below, and except to the extent that Morgan Stanley DW or an affiliate has agreed to pay any such fees, costs, or expenses as provided in the Prospectus, the Partnership shall pay its operational expenses. The General Partner shall not be reimbursed by the Partnership for any costs incurred by it relating to office space, equipment, and staff necessary for Partnership operations and administration of redemptions and Series Exchanges of Units. The Partnership will be obligated to pay any extraordinary expenses (determined in accordance with generally accepted accounting principles) it may incur.

      The Partnership’s assets held by any Commodity Broker, as provided in Section 7(i), may be used as margin solely for the Partnership’s trading. The Partnership shall bear all commodity brokerage fees and commissions and, except as otherwise set forth herein or described in the Prospectus, shall be obligated to pay all liabilities incurred by it, including, without limitation, all fees and expenses incurred in connection with its trading activities (including, but not limited to, floor brokerage fees, exchange fees, clearinghouse fees, NFA fees, “give up” fees, any third party clearing costs incurred by a Commodity Broker, costs associated with the taking of delivery of Futures Interests, fees for the execution of forward contract transactions, and fees for the execution of cash transactions relating to the exchange of futures for physical transactions (collectively, “Transaction Fees and Costs”)), and management and incentive fees payable to any Trading Advisor. Appropriate reserves may be created, accrued, and charged against Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the General Partner. Such reserves shall reduce the Net Asset Value of interests in the Partnership for all purposes, including redemptions and Series Exchanges.

      The following special limits shall apply to the Partnership’s fees and expenses, in accordance with Section IV.C of the NASAA Guidelines: (a) the aggregate of (i) the management fees payable by the Partnership to the Trading Advisor(s), and (ii) the Partnership’s customary and routine administrative expenses (other than commodity brokerage commissions or fees, Transaction Fees and Costs, incentive fees, legal and auditing fees and expenses, and extraordinary expenses), if such expenses are being paid directly by the Partnership, shall not exceed 1/2 of 1% of the Partnership’s Net Assets per month, or 6% of the Partnership’s Net Assets annually; (b) the incentive fees payable by the Partnership to any Trading Advisor shall not exceed 15% of the Partnership’s “Trading Profits” (as defined in the Prospectus) attributable to such Trading Advisor for the applicable calculation period [Charter MSFCM only: which shall be quarterly with regard to any portion of the Partnership’s Net Assets which are traded by a Trading Advisor which is an Affiliate of the General Partner, Morgan Stanley DW or any other Commodity Broker, unless the NASAA Guidelines are amended to permit use of a different calculation period for such a Trading Advisor], provided that such incentive fees may be increased by 2% for each 1% by which the aggregate fees and expenses described in clause (a) of this sentence are below the 6% of Net Assets annual limit thereon (e.g., if such fees and expenses are 4% of Net Assets, the maximum incentive fee payable may be increased to 19%); (c) any “roundturn” brokerage commissions (excluding Transaction Fees and Costs) payable by the Partnership to any Commodity Broker shall not exceed 80% of such Commodity Broker’s published non-member rates for speculative accounts; and (d) the aggregate of (i) the brokerage commissions or fees payable by the Partnership to any Commodity Broker, (ii) any Transaction Fees and Costs separately payable by the Partnership, and (iii) any net excess interest and compensating balance benefits to any Commodity Broker (after crediting the Partnership with interest), shall not exceed 14% annually of the Partnership’s average monthly Net Assets as of the last day of each month during each calendar year. The General Partner or an Affiliate thereof shall pay and shall not be reimbursed for any fees and expenses in excess of any such limits.

      (f) Limited Liability of Limited Partners. Each Unit, when purchased by a Limited Partner in accordance with the terms of this Agreement, shall be fully paid and nonassessable. No Limited Partner shall be liable for the Partnership’s obligations in excess of such Partner’s unredeemed capital contribution, undistributed profits, if any, and any distributions and amounts received upon redemption of Units or deemed received on a Series Exchange of Units, together with interest thereon. The Partnership shall not make a claim against a Limited Partner with respect to amounts distributed to such Partner or amounts received by such Partner upon redemption of Units or deemed received upon a Series Exchange of Units, unless the Net Assets of the Partnership (which shall not include any right of contribution from the General Partner except to the extent previously made by it pursuant to this Agreement) shall be insufficient to discharge the liabilities of the Partnership which shall have arisen prior to the payment of such amounts.

      (g) Return of Limited Partner’s Capital Contribution. Except to the extent that a Limited Partner shall have the right to withdraw capital through redemption or Series Exchange of Units in accordance with Section 10(b) or (c), no Limited Partner shall have any right to demand the return of his capital contribution or any profits added thereto, except upon termination and dissolution of the Partnership. In no event shall a Limited Partner be entitled to demand or receive from the Partnership property other than cash.

      (h) Distributions. The General Partner shall have sole discretion in determining what distributions (other than on redemption or Series Exchange of Units), if any, the Partnership shall make to its Partners. If made, all distributions shall be pro rata in accordance with the respective capital accounts of the Partners and may be made by credit to a Limited Partner’s account with Morgan Stanley DW or by check if such account is closed.

      (i) Interest on Assets. The Partnership shall deposit all of its assets with such Commodity Broker(s) as the Partnership shall utilize from time to time, and such assets shall be used by the Partnership to engage in Futures Interests trading. Unless provided otherwise in the Prospectus, such assets will be invested in securities permitted by the CFTC for investment of customer funds or held in non-interest-bearing accounts, and such Commodity Broker(s) will credit the Partnership at month-end with interest income as set forth in the Prospectus or as otherwise set forth in a notice to Limited Partners. [Charter MSFCM only: If the Partnership invests in securities permitted by the CFTC for investment of customer funds, the Partnership will receive the interest on such securities.]

8.  Management and Trading Policies.

      (a) Management of the Partnership. Except as may be otherwise specifically provided herein, the General Partner, to the exclusion of all Limited Partners, shall conduct and manage the business of the Partnership, including, without limitation, the investment of the funds of the Partnership. No Limited Partner shall have the power to represent, act for, sign for, or bind the General Partner or the Partnership. Except as provided herein, no Partner shall be entitled to any salary, draw, or other compensation from the Partnership. Each Limited Partner hereby undertakes to furnish to the General Partner such additional information as may be determined by the General Partner to be required or appropriate for the Partnership to open and maintain an account or accounts with the Partnership’s Commodity Broker(s) for the purpose of trading in Futures Interests.

      The General Partner shall be under a fiduciary duty to conduct the affairs of the Partnership in the best interests of the Partnership. The Limited Partners will under no circumstances be permitted to contract away, or be deemed to have contracted away, the fiduciary obligations owed them by the General Partner under statutory or common law. The General Partner shall have fiduciary responsibility for the safekeeping of all of the funds and assets of the Partnership, whether or not in its immediate possession or control, and the General Partner shall not employ, or permit another to employ, such funds or assets in any manner except for the benefit of the Partnership.

      (b) The General Partner. The General Partner, on behalf of the Partnership, shall retain one or more Trading Advisors to make all trading decisions for the Partnership, and shall delegate complete trading discretion to such Trading Advisor(s); provided, however, that the General Partner may override any trading instructions: (i) that the General Partner, in its sole discretion, determines to be in violation of any trading policy of the Partnership, as set forth in subsection (c) below; (ii) to the extent the General Partner believes doing so is necessary for the protection of the Partnership; (iii) to terminate the Futures Interests trading of the Partnership; (iv) to comply with applicable laws or regulations; or (v) as and to the extent necessary, upon the failure of a Trading Advisor to comply with a request to make the necessary amount of funds available to the Partnership within five days of such request, to fund distributions, redemptions, or reapportionments among Trading Advisors or to pay the expenses of the Partnership; and provided, further, that the General Partner may make trading decisions at any time at which a Trading Advisor shall become incapacitated or some other emergency shall arise as a result of which such Trading Advisor shall be unable or unwilling to act and a successor Trading Advisor has not yet been retained.

      The Partnership shall not enter into any agreement with the General Partner, Morgan Stanley DW, MS & Co., Morgan Stanley, or their respective Affiliates (other than a selling agreement as contemplated by Section 6) which has a term of more than one year and which does not provide that it shall be terminable by the Partnership without penalty upon 60 days’ prior written notice by the Partnership; provided, however, that any such agreement may provide for automatic renewal for additional one-year terms unless either the Partnership or the other party to such agreement, upon written notice given not less than 60 days prior to the original termination date or any extended termination date, notifies the other party of its intention not to renew.

      Subject to the foregoing paragraph, the General Partner is hereby authorized, on behalf of the Partnership, to enter into the form of management agreement described in the Prospectus (each, a “Management Agreement”) with each Trading Advisor described in the Prospectus, and to cause the Partnership to pay to each such Trading Advisor the management and incentive fees provided for in the applicable Management Agreement, as described in the Prospectus.

      The General Partner is further authorized: (a) to modify (including changing the form and amount of compensation and other arrangements and terms) or terminate any Management Agreement in its sole discretion in accordance with the terms of such Management Agreement and to employ from time to time other Trading Advisors pursuant to management agreements having such terms and conditions and providing for such form and amount of compensation as the General Partner in its sole discretion shall deem to be in the best interests of the Partnership, which terms may include provision for the payment of an incentive fee to a new or replacement Trading Advisor or Advisors which shall be based on any trading profits which shall be earned by such Trading Advisor(s), irrespective of whether such profits shall exceed trading losses incurred by any previous or existing Trading Advisor or Advisors or by the Partnership as a whole; (b) to enter into the Customer Agreements described in the Prospectus (each, a “Customer Agreement”) with the Commodity Brokers described in the Prospectus, and to cause the Partnership to pay to such Commodity Brokers brokerage fees or commissions and Transaction Fees and Costs at the rates provided for in the Customer Agreements and as described in the Prospectus; and (c) to modify (including changing the form and amount of compensation and other arrangements and terms) and terminate any Customer Agreement in its sole discretion in accordance with the terms of such agreement and to employ from time to time other Commodity Brokers pursuant to customer agreements having such terms and conditions and providing for such form and amount of compensation as the General Partner in its sole discretion shall deem to be in the best interests of the Partnership, provided, however, that the General Partner shall review at least annually the brokerage arrangements with the Partnership to ensure that the brokerage fees or commissions paid to any Commodity Broker are fair, reasonable, and competitive, and represent the best price and services available, taking into consideration: (i) the size of the Partnership; (ii) the Futures Interests trading activity; (iii) the services provided by the Commodity Broker or any Affiliate thereof to the Partnership; (iv) the costs incurred by the Commodity Broker or any Affiliate thereof in organizing and operating the Partnership and offering Units; (v) the overall costs to the Partnership; (vi) any excess interest and compensating balance benefits to the Commodity Broker from assets held thereby; and (vii) if the General Partner is an Affiliate of the Commodity Broker, the risks incurred by and the obligations of the General Partner as such. Any modifications to any of the foregoing compensation arrangements shall be subject to the limits described in the fourth paragraph of Section 7(e) and the notice requirements of Section 9.

      The General Partner may subdivide or combine Units in its discretion, provided that no such subdivision or combination shall affect the Net Asset Value of any Limited Partner’s interest in the Partnership.

      (c) General Trading Policies. The General Partner shall require any Trading Advisor retained by the Partnership to follow the trading policies set forth below. The following trading policies are applicable to the Partnership as a whole and do not apply to the trading of any individual Trading Advisor.

      1. The Trading Advisor will trade only in those Futures Interests that have been approved by the General Partner. The Partnership normally will not establish new positions in a Futures Interest for any one contract month or option if such additional positions would result in a net long or short position for that Futures Interest requiring as margin or premium more than 15% of the Partnership’s Net Assets. [Charter MSFCM only: In addition, the Partnership will, except under extraordinary circumstances, maintain positions in Futures Interests in at least two market segments (i.e., agricultural items, industrial items (including energies), metals, currencies, and financial instruments (including stock, financial, and economic indexes)) at any one time.]

      2. The Partnership will not acquire additional positions in any Futures Interest if such additional positions would result in the aggregate net long or short positions for all Futures Interests requiring as margin or premium for all outstanding positions more than 66 2/3% of the Partnership’s Net Assets. Under certain market conditions, such as an abrupt increase in margins required by a commodity exchange or its clearinghouse or an inability to liquidate open positions because of daily price fluctuation limits, or both, the Partnership may be required to commit as margin amounts in excess of the foregoing limit. In such event, the Trading Advisor will reduce its open positions to comply with the foregoing limit before initiating new positions.

      3. The Partnership will trade currencies and other commodities in the interbank and forward contract markets only with banks, brokers, dealers, and other financial institutions which the General Partner, in conjunction with Morgan Stanley DW, has determined to be creditworthy. In determining the creditworthiness of a counterparty to a forward contract, the General Partner and Morgan Stanley DW will consult with the Corporate Credit Department of Morgan Stanley DW.

      4. The Trading Advisor will not generally take a position after the first notice day in any Futures Interest during the delivery month of that Futures Interest, except to match trades to close out a position on the interbank foreign currency or other forward markets or liquidate trades in a limit market.

      5. The Partnership will not employ the trading technique commonly known as “pyramiding,” in which the speculator uses unrealized profits on existing positions in a given Futures Interest due to favorable price movement as margin specifically to buy or sell additional positions in the same or a related Futures Interest. Taking into account the Partnership’s open trade equity on existing positions in determining generally whether to acquire additional Futures Interest positions on behalf of the Partnership will not be considered to constitute “pyramiding.”

      6. The Partnership will not under any circumstances lend money to Affiliates or otherwise. The Partnership will not utilize borrowings except if the Partnership purchases or takes delivery of commodities. If the Partnership borrows money from the General Partner or any Affiliate thereof, the lending entity in such case (the “Lender”) may not receive interest in excess of its interest costs, nor may the Lender receive interest in excess of the amounts which would be charged the Partnership (without reference to the General Partner’s financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose, nor may the Lender or any Affiliate thereof receive any points or other financing charges or fees regardless of the amount. Use of lines of credit in connection with its forward trading does not, however, constitute borrowing for purposes of this trading limitation.

      7. The Partnership will not permit “churning” of the Partnership’s assets.

      8. The Partnership will not purchase, sell, or trade securities (except securities permitted by the CFTC for investment of customer funds). The Partnership may, however, trade in futures contracts on securities and securities indexes, options on such futures contracts, and other commodity options.

      (d) Changes to Trading Policies. The General Partner shall not make any material change in the trading policies in Section 8(c) without obtaining prior written approval of Limited Partners owning more than 50% of the Units then outstanding.

      (e) Miscellaneous. The General Partner may take such other actions as it deems necessary or desirable to manage the business of the Partnership, including, but not limited to, the following: opening bank accounts and paying or authorizing the payment of distributions to the Partners and the expenses of the Partnership, such as brokerage fees and commissions, management and incentive fees, ordinary and extraordinary expenses, and Transaction Fees and Costs.

      The General Partner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any federal, state, or local tax returns which shall be required to be filed by the Partnership. The General Partner shall cause the Partnership to pay any taxes payable by the Partnership; provided, however, that the General Partner shall not be required to cause the Partnership to pay any tax so long as the General Partner or the Partnership shall be in good faith and by appropriate legal proceedings contesting the validity, applicability, or amount thereof and such contest shall not materially endanger any right or interest of the Partnership.

      The General Partner shall be authorized to perform all duties imposed by Sections 6221 through 6233 of the Code on the General Partner as “tax matters partner” of the Partnership, including, but not limited to, the following: (a) the power to conduct all audits and other administrative proceedings with respect to Partnership tax items; (b) the power to extend the statute of limitations for all Limited Partners with respect to Partnership tax items; (c) the power to file a petition with an appropriate federal court for review of a final Partnership administrative adjustment; and (d) the power to enter into a settlement with the Internal Revenue Service on behalf of, and binding upon, those Limited Partners having less than a 1% interest in the Partnership, unless a Limited Partner shall have notified the Internal Revenue Service and the General Partner that the General Partner may not act on such Partner’s behalf.

      If the Partnership is required to withhold United States taxes on income with respect to Units held by Limited Partners who are nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts, or foreign estates, the General Partner may, but is not required to, pay such tax out of its own funds and then be reimbursed out of the proceeds of any distribution or redemption with respect to such Units.

      The General Partner shall keep at the principal office of the Partnership such books and records relating to the business of the Partnership as it deems necessary or advisable, as are required by the Commodity Exchange Act, as amended (the “CEAct”), and the CFTC’s rules and regulations thereunder, or as shall be required by other regulatory bodies, exchanges, boards, and authorities having jurisdiction. Such books and records shall be retained by the Partnership for not less than five years.

      The Partnership’s books and records shall be available to Limited Partners or their authorized attorneys or agents for inspection and copying during normal business hours of the Partnership and, upon request, the General Partner shall send copies of same to any Limited Partner upon payment by him of reasonable reproduction and distribution costs. Any subscription documentation executed by a Limited Partner in connection with his purchase of Units, Series Exchange or Non-Series Exchange, as applicable, shall be retained by the Partnership for not less than six years.

      Except as described herein or in the Prospectus, no person may receive, directly or indirectly, any advisory, management, or incentive fee for investment advice who shares or participates in per trade commodity brokerage commissions paid by the Partnership. No Commodity Broker for the Partnership may pay, directly or indirectly, rebates or “give-ups” to the General Partner or any Trading Advisor, and such prohibitions may not be circumvented by any reciprocal business arrangements. Assets of the Partnership shall not be commingled with assets of any other person. Margin deposits and deposits of assets with a Commodity Broker shall not constitute commingling.

      The General Partner shall devote such time and resources to the Partnership’s business and affairs as it, in its sole discretion, shall deem necessary or advisable to effectively manage the Partnership. Subject to Section 5, the General Partner may engage in other business activities and shall not be required to refrain from any other activity or disgorge any profits from any such activity, whether as general partner of additional partnerships formed for investment in Futures Interests or otherwise. The General Partner may engage and compensate, on behalf and from funds of the Partnership, such persons, firms, or corporations, including any Affiliate of the General Partner, as the General Partner in its sole judgment shall deem advisable for the conduct and operation of the business of the Partnership; provided, however, that, except as described herein and in the Prospectus, the General Partner shall not engage any such Affiliate to perform services for the Partnership without having made a good faith determination that: (i) the Affiliate which it proposes to engage to perform such services is qualified to do so (considering the prior experience of the Affiliate or the individuals employed thereby); (ii) the terms and conditions of the agreement pursuant to which such Affiliate is to perform services for the Partnership are no less favorable to the Partnership than could be obtained from equally-qualified unaffiliated third parties, or are otherwise determined by the General Partner to be fair and reasonable to the Partnership and the Limited Partners; and (iii) the maximum period covered by the agreement pursuant to which such Affiliate is to perform services for the Partnership shall not exceed one year, and such agreement shall be terminable without penalty upon 60 days’ prior written notice by the Partnership. Nothing contained in the preceding sentence shall prohibit the General Partner from receiving reimbursement from the Partnership for expenses advanced on behalf of the Partnership (other than organizational and offering expenses).

      No person dealing with the General Partner shall be required to determine its authority to make any undertaking on behalf of the Partnership or to determine any fact or circumstance bearing upon the existence of its authority.

9.  Audits; Reports to Limited Partners.

      The Partnership’s books shall be audited annually by an independent certified public accounting firm selected by the General Partner in its sole discretion. The Partnership shall cause each Partner to receive: (a) within 90 days after the close of each fiscal year an annual report containing audited financial statements (including a statement of income and a statement of financial condition) of the Partnership for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and accompanied by a report of the accounting firm which audited such statements, and such other information as the CFTC and NFA may from time to time require (such annual reports will provide a detailed statement of any transactions with the General Partner or its Affiliates and of fees, commissions and any compensation paid or accrued to the General Partner or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed); (b) within 75 days after the close of each fiscal year (but in no event later than March 15 of each year) such tax information relating to the Partnership as is necessary for such Partner to complete his federal income tax return; (c) within 30 days after the close of each calendar month, such financial and other information with respect to the Partnership as the CFTC and NFA from time to time shall require in monthly reports, together with information concerning any material change in the brokerage commissions and fees payable by the Partnership to any Commodity Broker; and (d) at such times as shall be necessary or advisable in the General Partner’s sole discretion, such other information as the CFTC and NFA from time to time shall require under the CEAct to be given to participants in commodity pools.

      In addition, if any of the following events occurs, notice of such event, including a description of the redemption and voting rights of Limited Partners, as set forth in Sections 10(b) and 15, shall be mailed to each Limited Partner within seven business days after the occurrence of such event: (a) a decrease in the Net Asset Value of a Unit as of the close of business on any business day to 50% or less of the Net Asset Value for such Unit as of the end of the immediately preceding month; (b) any material amendment to this Agreement; (c) any change in Trading Advisors or any material change in the Management Agreement with a Trading Advisor; (d) any change in Commodity Brokers or any material change in the compensation arrangements with a Commodity Broker; (e) any change in general partners or any material change in the compensation arrangements with a general partner; (f) any change in the Partnership’s fiscal year; (g) any material change in the Partnership’s trading policies; or (h) cessation of Futures Interests trading by the Partnership. In the case of a notice given in accordance with clause (a) of the immediately preceding sentence: (i) such notice shall also advise Limited Partners that a “Special Redemption Date,” on a date specified in such notice (but in no event earlier than 15, nor later than 45, days after the mailing of such notice), will take place as of which Limited Partners may redeem their Units in the same manner as provided in Section 10(b) for regular Redemption Dates (a Special Redemption Date may take place on a regular Redemption Date); and (ii) following the close of business on the date of the 50% decrease giving rise to such notice, the Partnership shall liquidate all existing positions as promptly as reasonably practicable and shall suspend all Futures Interests trading through the Special Redemption Date. Thereafter, the General Partner shall determine whether to reinstitute Futures Interests trading or to terminate the Partnership. As used herein, “material change in the Partnership’s trading policies” shall mean any material change in those trading policies specified in Section 8(c).

      The Net Asset Value of a Unit shall be determined daily by the General Partner, and the most recent Net Asset Value calculation shall be promptly supplied by the General Partner in writing to any Limited Partner after the General Partner shall have received a written request from such Partner.

      In addition, no increase (subject to the limits in the fourth paragraph of Section 7(e)) in any of the management, incentive, or brokerage fees payable by the Partnership, or any caps (other than those described in the fourth paragraph of Section 7(e)) on management fees, incentive fees, brokerage commissions or fees, Transaction Fees and Costs, ordinary administrative expenses, or net excess interest or compensating balance benefits, all as described in the Prospectus, may take effect until the first business day following a Redemption Date, provided that: (i) notice of such increase is mailed to each Limited Partner at least five business days prior to the last date on which a Request for Redemption must be received by the General Partner with respect to the applicable Redemption Date; (ii) such notice shall describe the redemption and voting rights of Limited Partners, as set forth in Sections 10(b) and 15; and (iii) Limited Partners redeeming Units at the first Redemption Date following such notice shall not be subject to the redemption charges described in Section 10(b).

      In addition, following each Closing, the General Partner shall send written notice to any Limited Partner which has acquired of record more than five percent of the outstanding Units of the Partnership, so that such Limited Partner may comply with the reporting requirements of Section 13(d) and (g) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G promulgated thereunder.

10.  Transfer; Redemption of Units; Exchange Privilege.

      (a) Transfer. A Limited Partner may transfer or assign his Units only as provided in this Section 10(a). No transferee or assignee shall become a substituted Limited Partner unless the General Partner first consents to such transfer or assignment in writing, which consent may not be unreasonably withheld. Any transfer or assignment of Units which is permitted hereunder shall be effective as of the end of the month in which such transfer or assignment is made; provided, however, that the Partnership need not recognize any transfer or assignment until it has received at least 30 days’ prior written notice thereof from the Limited Partner, which notice shall set forth the address and social security or taxpayer identification number of the transferee or assignee and the number of Units to be transferred or assigned, and which notice shall be signed by the Limited Partner. No transfer or assignment of Units will be effective or recognized by the Partnership if the transferee or assignee, or the transferor or assignor (if fewer than all Units held by the transferor or assignor are being transferred or assigned), would, by reason of such transfer or assignment, acquire Units which do not meet the minimum initial subscription requirements, as described in the Prospectus; provided, however, that the foregoing restriction shall not apply to transfers or assignments of Units (i) by the way of gift or inheritance, (ii) to any members of the Limited Partner’s family, (iii) resulting from divorce, annulment, separation or similar proceedings, or (iv) to any person who would be deemed an Affiliate of the Limited Partner (for purposes of this clause (iv), the term “Affiliate” also includes any partnership, corporation, association, or other legal entity for which such Limited Partner acts as an officer, director or partner). No transfer or assignment shall be permitted unless the General Partner is satisfied that (i) such transfer or assignment would not be in violation of the Act or applicable federal, state, or foreign securities laws, and (ii) notwithstanding such transfer or assignment, the Partnership shall continue to be classified as a partnership rather than as an association taxable as a corporation under the Code. No transfer or assignment of Units shall be effective or recognized by the Partnership if such transfer or assignment would result in the termination of the Partnership for federal income tax purposes, and any attempted transfer or assignment in violation hereof shall be ineffective to transfer or assign any such Units. Any transferee or assignee of Units who has not been admitted to the Partnership as a substituted Limited Partner shall not have any of the rights of a Limited Partner, except that such person shall receive that share of capital and profits, shall have that right of redemption, and shall remain subject to the other terms of this Agreement binding upon Limited Partners. No Limited Partner shall have any right to approve of any person becoming a substituted Limited Partner. The Limited Partner shall bear all costs (including any attorneys’ and accountants’ fees) related to such transfer or assignment of his Units.

      In the event that the General Partner consents to the admission of a substituted Limited Partner pursuant to this Section 10(a), the General Partner is hereby authorized to take such actions as may be necessary to reflect such substitution of a Limited Partner.

      (b) Redemption. Except as set forth below and in accordance with the terms hereof, a Limited Partner (or any assignee thereof) may withdraw all or part of his unredeemed capital contribution and undistributed profits, if any, by requiring the Partnership to redeem all or part of his Units at the Net Asset Value thereof, reduced as hereinafter described (any such withdrawal being herein referred to as a “Redemption”). Redemptions may only be made in whole Units, with a minimum amount of 100 Units required for each redemption, unless a Limited Partner is redeeming his entire interest in the Partnership.

      Except as otherwise provided in Section 6, Units may be redeemed at the option of a Limited Partner as of, but not before, the sixth month-end following the closing at which the Limited Partner first becomes a Limited Partner of the Partnership or a limited partner of any other partnership offering Units pursuant to the Prospectus (all such partnerships shall be defined collectively as the “Charter Series Partnerships” or individually as a “Charter Series Partnership”). Thereafter, Units may be redeemed as of the end of any month. However, any Unit redeemed at or prior to the end of the twelfth or twenty-fourth full month following the closing at which such Unit was issued will be assessed a redemption charge equal to 2% or 1%, respectively, of the Net Asset Value of a Unit on the date of such redemption. The foregoing charges will be paid to Morgan Stanley DW. A Limited Partner who purchased Units pursuant to a Non-Series Exchange (as defined in the Prospectus) will not be subject to the foregoing redemption charges with respect to such Units. The number of Units (determined on a per closing basis), expressed as a percentage of Units purchased, which is not subject to a redemption charge is determined by dividing (a) the dollar amount used in a Non-Series Exchange to purchase Units by (b) the total investment in the Partnership. Limited Partners who redeem units of limited partnership interest in a Charter Series Partnership and have either paid a redemption charge with respect to such units, or have held such units for at least two years and subsequently purchase Units, will not be subject to redemption charges on the new Units under the following conditions: (a) the subscriber must subscribe for new Units prior to the one-year anniversary of the effective date of the redemption of the units of limited partnership in the other Charter Series Partnership, (b) the subscriber will not be subject to redemption charges with respect to the amount of the subscription for the new Units up to the amount of the proceeds of the redemption (net of any redemption charges), and (c) the subscriber must hold the newly acquired Units for six months from the date of purchase before such Units may be redeemed or exchanged pursuant to a Series Exchange. Such subscribers remain subject to the minimum purchase and suitability requirements. In addition, redemption charges may not be imposed for certain large purchasers of units of limited partnership interest in the Charter Series Partnerships, as provided in the Prospectus. A Limited Partner who redeems Units pursuant to a Series Exchange will not be subject to redemption charges with respect to the redeemed Units. Units acquired pursuant to a Series Exchange will be deemed as having the same purchase date as the Units exchanged for purposes of determining the applicability of any redemption charges. Furthermore, a Limited Partner redeeming Units at the first Redemption Date following notice of an increase in certain fees in accordance with the fourth paragraph of Section 9 will not be subject to the foregoing redemption charges. Redemptions of Units will be deemed to be in the order in which they are purchased (assuming purchases at more than one closing), with the Units not subject to a redemption charge being deemed to be the first Units purchased at a closing.

      Redemption of a Limited Partner’s Units shall be effective as of the last day of the first month ending after an irrevocable Request for Redemption in proper form shall have been received by the General Partner ( “Redemption Date”); provided, that all liabilities, contingent or otherwise, of the Partnership (except any liability to Partners on account of their capital contributions) shall have been paid or there shall remain property of the Partnership sufficient to pay them. As used herein, “Request for Redemption” shall mean a letter in the form specified by the General Partner and received by the General Partner by 3:00 p.m. (New York City time) on the date on which such Redemption is to be effective. A form of Request for Redemption is annexed to this Agreement. Additional forms of Request for Redemption may be obtained by written request to the General Partner.

      Upon Redemption, a Limited Partner (or any assignee thereof) shall receive from the Partnership for each Unit redeemed an amount equal to the Net Asset Value thereof as of the

Redemption Date, less any redemption charges and any amount owing by such Partner (and his assignee, if any) to the Partnership pursuant to Section 14(d). If a Redemption is requested by an assignee, all amounts owed to the Partnership under Section 14(d) by the Partner to whom such Unit was sold, as well as all amounts owed by all assignees of such Unit, shall be deducted from the Net Asset Value of such Unit upon Redemption. The General Partner shall endeavor to pay Redemptions within 10 business days after the Redemption Date, except that under special circumstances (including, but not limited to, the inability on the part of the Partnership to liquidate Futures Interests positions or the default or delay in payments which shall be due the Partnership from commodity brokers, banks, or other persons), the Partnership may delay payment to Partners requesting Redemption of Units of the proportionate part of the Net Asset Value of the Units represented by the sums which are the subject of such default or delay. If the General Partner determines that the Partnership will be unable to pay any Redemption in full within 30 days after the applicable Redemption Date, the General Partner will send written notice to each redeeming Limited Partner, within 10 business days after the Redemption Date, of such inability to pay, the reason(s) therefor, and the anticipated date of payment, if known. Redemptions will be made by credit to the Limited Partner’s customer account with Morgan Stanley DW or by check mailed to the Limited Partner if such account is closed. The General Partner may, in its absolute discretion, waive any restrictions or charges applicable to redemptions.

      The foregoing terms and conditions in this Section 10(b), other than those in the second paragraph hereof prohibiting redemptions before the sixth month-end following the closing at which a person first becomes a Limited Partner, shall also apply to redemptions effected on “Special Redemption Dates” held in accordance with Section 9.

      The General Partner shall be authorized to execute, file, record, and publish, on behalf of the Partnership and each Partner, such amendments to this Agreement and such other documents as shall be necessary or desirable to reflect any Redemption pursuant to this Section 10(b).

      (c) Exchange Privilege. Except as set forth below, a Limited Partner (or any assignee thereof) may redeem his Units effective as of the last business day of any month and authorize the General Partner to use the net proceeds of such redemption to purchase units of limited partnership interest of another Charter Series Partnership (such a transfer between Charter Series Partnerships being herein referred to as a “Series Exchange”). Series Exchanges shall only be permitted by a Limited Partner beginning as of, but not before, the sixth month-end following the closing at which a Limited Partner first became a limited partner of a Charter Series Partnership. The minimum amount of any Series Exchange is 100 Units, unless a Limited Partner is liquidating his entire interest in the other Charter Series Partnership.

      A Series Exchange shall be effective as of the last business day of the month ending after an Exchange Agreement and Power of Attorney in proper form has been received by the General Partner ( “Exchange Date”), provided, that the Partnership has assets sufficient to discharge its liabilities and to redeem Units on the Exchange Date. As used herein, “Exchange Agreement and Power of Attorney” shall mean the form annexed to the Prospectus as Exhibit B (or such other form as permitted by the General Partner), sent by a Limited Partner (or any assignee thereof) to a Morgan Stanley branch office in time for it to be forwarded and received by the General Partner by 3:00 p.m. New York City time on the Exchange Date. Additional forms of the Exchange Agreement and Power of Attorney may be obtained by written request to the General Partner or from a local Morgan Stanley branch office. Upon requesting a Series Exchange, a Limited Partner shall have authorized the General Partner to redeem the number of Units specified therein and to utilize the net proceeds of such redemption to purchase an amount of units of limited partnership interest of one or more other Charter Series Partnerships as specified in the Exchange Agreement and Power of Attorney. The General Partner shall cause the net proceeds of the redemption to be delivered to the Charter Series Partnership(s) issuing and selling units of limited partnership interest to the redeeming Limited Partner, and shall cause to be mailed to such Limited Partner, within 20 business days after such Exchange Date, a written confirmation thereof.

      As of each Exchange Date, the Partnership shall issue and sell Units with a total Net Asset Value equal to the net proceeds of redemptions from limited partners of other Charter Series Partnerships requesting Units on a Series Exchange, provided, that the General Partner, in its capacity as the general partner of each of the Charter Series Partnerships, has (i) timely received a properly executed Exchange Agreement and Power of Attorney verifying that such units of limited partnership interest in the other Charter Series Partnership(s) subject to such Series Exchange are owned by the person requesting such Series Exchange and acknowledging that the limited partner thereof remains eligible to purchase Units, and (ii) caused the net proceeds from units of limited partnership interest in the other Charter Series Partnership(s) being redeemed to be transferred to the Partnership in payment of such Units. Each Unit to be purchased with the net proceeds of a redemption of units of limited partnership interest from another Charter Series Partnership shall be issued and sold by the Partnership at a price per Unit equal to 100% of the Net Asset Value of a Unit as of the close of business on the relevant Exchange Date.

      Each Limited Partner understands that its ability to effect a Series Exchange in another Charter Series Partnership is conditioned upon units of limited partnership interest of other Charter Series Partnerships being registered and qualified for sale pursuant to a current Prospectus immediately prior to each Exchange Date. The General Partner shall not have any obligation to have units of limited partnership interest in other Charter Series Partnerships registered under federal, state or foreign securities laws, and may withdraw or terminate such registrations at any time. In the event that not all Exchange Agreements and Powers of Attorney can be processed because an insufficient number of units of limited partnership interest are available for sale on an Exchange Date, the General Partner is hereby authorized to allocate units of limited partnership interest in any manner which it deems is reasonable under the circumstances and may allocate a substantial portion of such units of limited partnership interest to new subscribers for Units.

      The General Partner, on behalf of the Partnership and each Partner, is authorized to execute, file, record, and publish such amendments to this Agreement and such other documents as shall be necessary to reflect any Series Exchange pursuant to this Section 10(c).

11.  Special Power of Attorney.

      Each Limited Partner, by the execution of this Agreement, does irrevocably constitute and appoint the General Partner, with full power of substitution, as his true and lawful agent and attorney-in-fact, in his name, place, and stead, (a) to execute, acknowledge, swear to, deliver, file, and record in his behalf in the appropriate public offices and publish: (i) this Agreement and the Certificate of Limited Partnership and amendments thereto; (ii) all instruments that the General Partner deems necessary or appropriate to reflect any amendment, change, or modification of this Agreement or the Certificate of Limited Partnership made in accordance with the terms of this Agreement; (iii) certificates of assumed name; and (iv) all instruments that the General Partner deems necessary or appropriate to qualify or maintain the qualification of the Partnership to do business as a foreign limited partnership in other jurisdictions; and (b) to admit additional Limited Partners and, to the extent that it is necessary under the laws of any jurisdiction, to execute, deliver, and file amended certificates or agreements of limited partnership or other instruments to reflect such admission. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest and shall survive the incapacity, death, dissolution, liquidation, or termination of a Limited Partner. Each Limited Partner hereby agrees to be bound by any representation made by the General Partner and by any successor thereto acting in good faith pursuant to such Power of Attorney. Each Limited Partner agrees to execute a special Power of Attorney on a document separate from this Agreement. In the event of any conflict between this Agreement and any instruments filed by such attorney-in-fact pursuant to the Power of Attorney granted in this Section 11, this Agreement shall control.

12.  Withdrawal of Partners.

      The Partnership shall terminate and be dissolved upon the withdrawal, insolvency, bankruptcy, dissolution, liquidation, or termination of the General Partner (unless a new general partner(s) is elected pursuant to Section 15(c) and such remaining general partner(s) shall have elected to continue the business of the Partnership, which any remaining general partner(s) shall have the right to do). The General Partner shall not withdraw or assign all of its interest at any time without giving the Limited Partners 120 days’ prior written notice of its intention to withdraw or assign, and, if the Limited Partners thereupon elect a new general partner or partners pursuant to Section 15(c) which elect(s) to continue the business of the Partnership, the withdrawing General Partner shall pay all reasonable expenses incurred by the Partnership in connection with such withdrawal. The General Partner shall be paid the Net Asset Value of its interests in the Partnership as of the date of such withdrawal.

      The death, incompetency, withdrawal, insolvency, bankruptcy, termination, liquidation, or dissolution of a Limited Partner shall not terminate or dissolve the Partnership, and such Limited Partner, his estate, custodian, or personal representative shall have no right to withdraw or value such Limited Partner’s interest in the Partnership except as provided in Section 10. Each Limited Partner (and any assignee of such Partner’s interest) expressly agrees that in the event of his death, he waives on behalf of himself and his estate and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting, or appraisal of the assets of the Partnership and any right to an audit or examination of the books of the Partnership (except to the extent permissible under the sixth paragraph of Section 8(e)).

13.  No Personal Liability for Return of Capital.

      Subject to Section 14, neither the General Partner, Morgan Stanley DW, nor any Affiliate thereof shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Partner (or assignee), it being expressly agreed that any such return of capital or profits made pursuant to this Agreement shall be made solely from the assets (which shall not include any right of contribution from the General Partner) of the Partnership.

14.  Standard of Liability; Indemnification.

      (a) Standard of Liability. The General Partner and its Affiliates shall not be liable to the Partnership, the Limited Partners, or its or their successors or assigns, for any act, omission, conduct or activity undertaken by or on behalf of the Partnership which the General Partner determines, in good faith, to be in the best interests of the Partnership, unless such act, omission, conduct, or activity constituted misconduct or negligence.

      (b) Indemnification by the Partnership. The Partnership shall indemnify, defend, and hold harmless the General Partner and its Affiliates from and against any loss, liability, damage, cost, or expense (including attorneys’ and accountants’ fees and expenses incurred in defense of any demands, claims, or lawsuits) actually and reasonably incurred arising from any act, omission, activity, or conduct undertaken by or on behalf of the Partnership, including, without limitation, any demands, claims, or lawsuits initiated by a Limited Partner (or assignee thereof), provided that (1) the General Partner has determined, in good faith, that the act, omission, activity, or conduct giving rise to the claim for indemnification was in the best interests of the Partnership, and (2) the act, omission, activity, or conduct that was the basis for such loss, liability, damage, cost, or expense was not the result of misconduct or negligence. Notwithstanding anything to the contrary contained in the foregoing, neither the General Partner nor any of its Affiliates nor any person acting as a broker-dealer shall be indemnified by the Partnership for any losses, liabilities, or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (3) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and related costs should be made, provided, with regard to such court approval, the indemnitee must apprise the court of the position of the SEC, and the positions of the respective securities administrators of Massachusetts, Missouri, Tennessee, and/or those other states and jurisdictions in which the plaintiffs claim that they were offered or sold Units, with respect to indemnification for securities laws violations before seeking court approval for indemnification. Furthermore, in any action or proceeding brought by a Limited Partner in the right of the Partnership to which the General Partner or any Affiliate thereof is a party defendant, any such person shall be indemnified only to the extent and subject to the conditions specified in the Act and this Section 14(b). The Partnership shall make advances to the General Partner or its Affiliates hereunder only if: (1) the demand, claim, lawsuit, or legal action relates to the performance of duties or services by such persons to the Partnership; (2) such demand, claim, lawsuit, or legal action is not initiated by a Limited Partner; and (3) such advances are repaid, with interest at the legal rate under Delaware law, if the person receiving such advance is ultimately found not to be entitled to indemnification hereunder.

      Nothing contained in this Section 14(b) shall increase the liability of any Limited Partner to the Partnership beyond the amount of his unredeemed capital contribution, undistributed profits, if any, and any amounts received on distributions and redemptions and deemed received on Series Exchanges, together with interest thereon. All rights to indemnification and payment of attorneys’ and accountants’ fees and expenses shall not be affected by the termination of the Partnership or the withdrawal, insolvency, or dissolution of the General Partner.

      The Partnership shall not incur the cost of that portion of liability insurance which insures the General Partner and its Affiliates for any liability as to which the General Partner and its Affiliates are prohibited from being indemnified.

      (c) Affiliate. As used in this Agreement, the term “Affiliate” of a person shall mean: (i) any natural person, partnership, corporation, association, or other legal entity directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of such person; (ii) any partnership, corporation, association, or other legal entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote by such person; (iii) any natural person, partnership, corporation, association, or other legal entity directly or indirectly controlling, controlled by, or under common control with, such person; or (iv) any officer, director or partner of such person. Notwithstanding the foregoing, solely for purposes of determining eligibility for indemnification under Section 14(b), the term “Affiliate” shall include only those persons performing services for the Partnership.

      (d) Indemnification by Partners. In the event that the Partnership is made a party to any claim, demand, dispute, or litigation or otherwise incurs any loss, liability, damage, cost, or expense as a result of, or in connection with, any Partner’s (or assignee’s) obligations or liabilities unrelated to the Partnership’s business, such Partner (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Partnership for such loss, liability, damage, cost, and expense to which the Partnership shall become subject (including attorneys’ and accountants’ fees and expenses).

15.  Amendments; Meetings.

      (a) Amendments with Consent of the General Partner. If, at any time during the term of the Partnership, the General Partner shall deem it necessary or desirable to amend this Agreement, such amendment shall be effective only if embodied in an instrument approved by the General Partner and by Limited Partners owning more than 50% of the Units then outstanding, and if made in accordance with, and to the extent permissible under, the Act. Any amendment to this Agreement or actions taken pursuant to this Section 15 that shall have been approved by the percentage of outstanding Units prescribed above shall be deemed to have been approved by all Limited Partners. Notwithstanding the foregoing, the General Partner shall be authorized to amend this Agreement without the consent of any Limited Partner in order to: (i) change the name of the Partnership or cause the Partnership to transact business under another name; (ii) clarify any inaccuracy or any ambiguity, or reconcile any inconsistent provisions herein; (iii) make any amendment to this Agreement, provided that such amendment is not adverse to the Limited Partners; (iv) effect the intent of the allocations proposed herein to the maximum extent possible and to the extent necessary to comply with the Code or the interpretations thereof affecting such allocations, as same may be amended from time to time; (v) attempt to ensure that the Partnership is not taxed as an association taxable as a corporation for federal income (or relevant state income or franchise) tax purposes; (vi) qualify or maintain the qualification of the Partnership as a limited partnership in any jurisdiction; (vii) delete, add or modify any provision of or to this Agreement required to be deleted, added or modified by the staff of the SEC, the CFTC, any other federal agency, any state “Blue Sky” official, or other governmental official, or in order to opt to be governed by any amendment or successor to the Act, or to comply with applicable law; (viii) [Charter Graham, Charter Millburn, and Charter Campbell only: make any modification to this Agreement to reflect the admission of additional or substitute general partners and to reflect any modification to the net worth and minimum investment requirements applicable to the General Partner and any other general partner, as contemplated by Sections 5 and 6 hereof] [Charter MSFCM only: make any modification to this Agreement to reflect the admission of additional or substitute general partners and to reflect any modification to the net worth requirements applicable to the General Partner and any other general partner, as contemplated by Section 5 hereof; (ix) make any amendment that is appropriate or necessary, in the opinion of the General Partner, to prevent the Partnership or the General Partner or its directors, officers or controlling persons from in any manner being subject to the provisions of the Investment Company Act of 1940, as amended (the “1940 Act”), the Investment Advisers Act of 1940, as amended (the “Advisers Act”), or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended; and (x) to make any amendment that is appropriate or necessary, in the opinion of the General Partner, to qualify the Partnership under the 1940 Act, and any persons under the 1940 Act and the Advisers Act, if the General Partner is informed that doing so is necessary. Any such supplemental or amendatory agreement shall be adhered to and have the same force and effect from and after its effective date as if the same had originally been embodied in, and formed a part of, this Agreement; provided, however, that no such supplemental or amendatory agreement shall, without the consent of all Partners affected thereby, change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses or distributions to which any Partner is entitled.

      (b) Meetings. Any Limited Partner or his authorized attorney or agent, upon written request to the General Partner, delivered either in person or by certified mail, and upon payment of reasonable duplicating and postage costs, shall be entitled to obtain from the General Partner by mail a list of the names and addresses of record of all Limited Partners and the number of Units owned by each.

      Upon receipt of a written request, signed by Limited Partners owning at least 10% of the Units then owned by Limited Partners, that a meeting of the Partnership be called to vote upon any matter upon which all Limited Partners may vote pursuant to this Agreement, the General Partner, by written notice to each Limited Partner of record sent by certified mail or delivered in person within 15 days after such receipt, shall call a meeting of the Partnership. Such meeting shall be held at least 30 but not more than 60 days after the mailing of such notice, and such notice shall specify the date, a reasonable place and time, and the purpose of such meeting.

      (c) Amendments and Actions without Consent of the General Partner. At any meeting of the Limited Partners, upon the affirmative vote (which may be in person or by proxy) of Limited Partners owning more than 50% of the Units then owned by Limited Partners, the following actions may be taken without the consent of the General Partner: (i) this Agreement may be amended in accordance with, and only to the extent permissible under, the Act; provided, however, that no such amendment shall, without the consent of all Partners affected thereby, change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses, or distributions to which any Partner is entitled; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and replaced; (iv) a new general partner or general partners may be elected if the General Partner terminates or liquidates or elects to withdraw from the Partnership pursuant to Section 12, or becomes insolvent, bankrupt, or is dissolved; (v) any contracts with the General Partner or any of its Affiliates may be terminated without penalty on not less than 60 days’ prior written notice; and (vi) the sale of all or substantially all of the assets of the Partnership may be approved. Notwithstanding the foregoing, no such action shall adversely affect the status of the Limited Partners as limited partners under the Act or the classification of the Partnership as a partnership under the federal income tax laws; Units owned by the General Partner and any Affiliate thereof shall not be voted on the matters described in clauses (iii) and (v) above or on any matter described in clauses (i), (ii), (iv), or (vi), if it entails a transaction between the Partnership and the General Partner or any Affiliate thereof; and, in determining the percentage of outstanding Units voting on any matter described above, any Units owned by the General Partner or any Affiliate thereof shall not be included. Any action which shall have been approved by the percentage of outstanding Units prescribed above shall be deemed to have been approved by all Limited Partners.

      (d) Action Without Meeting. Notwithstanding contrary provisions of this Section 15 covering notices to, meetings of, and voting by Limited Partners, any action required or permitted to be taken by Limited Partners at a meeting or otherwise may be taken by Limited Partners without a meeting, without prior notice, and without a vote if a consent in writing setting forth the action so taken shall be signed by Limited Partners owning Units having not fewer than the minimum number of votes that would be necessary to authorize or take such action at a meeting of Limited Partners at which all outstanding Units shall have been present and voted. Notice of the taking of action by Limited Partners without a meeting by less than unanimous written consent of the Limited Partners shall be given to those Limited Partners who shall not have consented in writing within seven business days after the occurrence thereof.

      (e) Amendments to Certificate of Limited Partnership. If an amendment to this Agreement shall be made pursuant to this Section 15, the General Partner shall be authorized to execute, acknowledge, swear to, deliver, file, record, and publish, on behalf of the Partnership and each Partner, such amendments to the Certificate of Limited Partnership as shall be necessary or desirable to reflect such amendment.

16.  Index of Defined Terms.

Defined Term	Section
1940 Act	15(a)
Act	1
Advisers Act	15(a)
Affiliate	14(c)
Agreement	Preamble
CEAct	8(e)
Certificate of Limited Partnership	1
CFTC	3
Charter Series Partnership(s)	10(b)
Code	7(c)(4)
Commodity Broker	6
Customer Agreement	8(b)
Determination Date	7(b)
Exchange Agreement and Power of Attorney	10(c)
Exchange Date	10(c)
Futures Interests	3
General Partner	Preamble
Initial Closing	6
Initial Offering	6
Limited Partners	Preamble
Management Agreement	8(b)
MS & Co.	6
Morgan Stanley DW	6
NASAA Guidelines	5
Net Asset Value	7(d)(2)
Net Assets	7(d)(1)
NFA	6
Non-Series Exchange	10(b)
Partners	Preamble
Partnership	1
Prospectus	6
Pyramiding	8(c)(5)
Redemption	10(b)
Redemption Date	10(b)
Request for Redemption	10(b)
SEC	5
Selling Agent	6
Series Exchange	10(c)
Special Redemption Date	9
Trading Advisor	6
Trading Profits	7(e)
Transaction Fees and Costs	7(e)
Unit(s) of General Partnership Interest	6
Unit(s)	6

17.  Governing Law.

      The validity and construction of this Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, including, specifically, the Act (without regard to its choice of law principles); provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 17.

18.  Miscellaneous.

      (a) Priority among Limited Partners. Except as otherwise specifically set forth in this Agreement, no Limited Partner shall be entitled to any priority or preference over any other Limited Partner in regard to the affairs of the Partnership.

      (b) Notices. All notices and requests to the General Partner under this Agreement (other than Subscriptions, Requests for Redemption, Series Exchanges, and notices of assignment or transfer, of Units) shall be in writing and shall be effective upon personal delivery or, if sent by registered or certified mail, postage prepaid, addressed to the General Partner at 330 Madison Avenue, 8th Floor, New York, NY 10017 (or such other address as the General Partner shall have notified the Limited Partners), upon the deposit of such notice in the United States mail. Requests for Redemption, Series Exchanges, and notices of assignment or transfer of Units shall be effective upon timely receipt by the General Partner. Except as otherwise provided herein, all reports and notices hereunder shall be in writing and shall be sent by first-class mail to the last known address of the Limited Partner.

      (c) Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, all of the parties, their successors, assigns as permitted herein, custodians, estates, heirs, and personal representatives. For purposes of determining the rights of any Partner or assignee hereunder, the Partnership and the General Partner may rely upon the Partnership’s records as to who are Partners and assignees, and all Partners and assignees agree that their rights shall be determined and that they shall be bound thereby, including all rights that they may have under Section 15.

      (d) Captions. Captions in no way define, limit, extend, or describe the scope of this Agreement nor the effect of any of its provisions.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Additional Limited Partners:	General Partner:
By: Demeter Management Corporation, General Partner, as Authorized Agent and Attorney-in-Fact	DEMETER MANAGEMENT CORPORATION
By:	By:
President	President

Annex A to Limited Partnership Agreement

REQUEST FOR REDEMPTION: MORGAN STANLEY MANAGED FUTURES FUNDS

THIS IRREVOCABLE REQUEST FOR REDEMPTION MUST BE DELIVERED TO A LIMITED PARTNER’S LOCAL MORGAN STANLEY BRANCH OFFICE IN TIME FOR IT TO BE FORWARDED AND RECEIVED BY THE GENERAL PARTNER, ATTN: MANAGED FUTURES, 330 MADISON AVENUE, 8TH FLOOR, NEW YORK, NEW YORK 10017) NO LATER THAN 3:00 P.M. NEW YORK CITY TIME ON THE LAST DAY OF THE MONTH IN WHICH THE REDEMPTION IS TO BE EFFECTIVE. THIS FORM CANNOT BE FAXED.

, 20	☐☐☐ — ☐☐☐☐☐☐
(date)	(print or type Morgan Stanley DW account number)

      I hereby request redemption (effective as of the next applicable date as of which redemption is permitted as set forth in the Limited Partnership Agreement of the Partnership for which redemption is requested, subject to all terms and conditions set forth therein) of my capital account in an amount equal to the respective Net Asset Value, as defined in the Limited Partnership Agreement, of the following Unit(s) of Limited Partnership Interest (“Units”), less any amounts specified in the Limited Partnership Agreement.

COMPLETE ONLY ONE SECTION -- A, B, C, OR D -- PER FORM

Section A

Spectrum Series shall only redeem Units in a minimum amount of 50 Units, unless a Limited
Partner is redeeming his/her entire interest (all) in such Partnership.

[DWSB] Spectrum Global Balanced	☐Entire Interest	Units _______________________________
[DWSF] Spectrum Select	☐Entire Interest	Units _______________________________
[DWSS] Spectrum Strategic	☐Entire Interest	Units _______________________________
[DWST] Spectrum Technical	☐Entire Interest	Units _______________________________
[DWSX] Spectrum Currency	☐Entire Interest	Units _______________________________

Section B

Cornerstone Funds shall only redeem $1,000 increments or WHOLE Units unless a Limited Partner is redeeming his/her entire interest (all) in such Partnership.

[CFCFB] Cornerstone Fund II	☐Entire Interest	Units _______________	$ _______________	,000
[CFCFC] Cornerstone Fund III	☐Entire Interest	Units _______________	$ _______________	,000
[CFCFD] Cornerstone Fund IV	☐Entire Interest	Units _______________	$ _______________	,000

Section C

Charter Series shall only redeem Units in a minimum amount of 100 Units, unless a Limited Partner is redeeming his/her entire interest (all) in such Partnership.

[MSCC] Charter Campbell	☐Entire Interest	Units __________________________
[MSCD] Charter MSFCM	☐Entire Interest	Units __________________________
[MSCG] Charter Graham	☐Entire Interest	Units __________________________
[MSCM] Charter Millburn	☐Entire Interest	Units __________________________

Section D

Other managed futures funds shall only redeem $1,000 increments or WHOLE Units unless a Limited Partner is redeeming his/her entire interest (all) in such Partnership.

MARK ONE FUND ONLY (Use One Form Per Fund):

☐[DFF] Diversified Futures Fund ☐[DFF2] Diversified Futures Fund II ☐[DFF3] Diversified Futures Fund III ☐[GPP] Global Perspective Portfolio	☐[PGF] Multi-Market Portfolio ☐[PPF] Principal Plus Fund ☐[PSF] Portfolio Strategy Fund ☐[WCF] World Currency Fund	☐Entire Interest Units ☐$ ,000

ACCOUNT INFORMATION AND SIGNATURES

I understand that I may only redeem Units at such times as are specified in the Limited Partnership Agreement and that, under certain circumstances described therein, I may be subject to a redemption charge.

I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful and beneficial owner of Units (or fractions thereof) to which this Request for Redemption relates, with full power and authority to request redemption. The Units (or fractions thereof) which are the subject of this request are not subject to any pledge or otherwise encumbered in any fashion. My signature has been represented by a member of a registered national securities exchange.

Signatures Must Be Identical to Name(s) in Which Units are Registered
Type or Print all Information Below

1. Account Information

(Name of Limited Partner)		(Morgan Stanley DW Account Number)
Address
(Street)
(City) (State or Province) (Zip Code or Postal Code)
2.a. Signature(s) of Individual Partner(s) or Assignee(s) including IRAs
X	(Signature)	(Date)
X	(Signature)	(Date)
2.b. Signature of Entity Partner or Assignee
(Name of Entity)		By: X	(Authorized officer, partner, trustee, or custodian. If a corporation, include certified copy of authorized resolution.)
3. Branch Manager and Financial Advisor Use Only
We, the undersigned Financial Advisor and Branch Manager, represent that the above signature(s) is/are true and correct.
X	(Financial Advisor MUST sign)	By: X	(Branch Manager MUST sign)
	(Branch Telephone Number)	Please enter a SELL order upon receipt of a completed Request for Redemption.

EXHIBIT B

SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY
MORGAN STANLEY CHARTER SERIES
UNITS OF LIMITED PARTNERSHIP INTEREST SUBSCRIPTION AND EXCHANGE INSTRUCTIONS

      If you wish to purchase units of one or more of the Morgan Stanley Charter Series partnerships, please follow the instructions below. Instructions relating to “Cash Subscribers” should be followed only if you are purchasing units for cash. Instructions relating to “Exchange Subscribers” should be followed only if you are redeeming units in another commodity pool for which Demeter Management Corporation serves as the general partner and commodity pool operator in a Non-Charter Series Exchange, or if you are redeeming units in a Morgan Stanley Charter Series partnership pursuant to a Charter Series Exchange.

SUBSCRIPTION INSTRUCTIONS

      You should carefully read and review the Morgan Stanley Charter Series Prospectus, dated April 25, 2005 (the “Prospectus”), and this Subscription and Exchange Agreement and Power of Attorney. In reading the Prospectus, pay particular attention to the matters discussed under “Risk Factors,” “Conflicts of Interest” and “Description of Charges.” By signing the Agreement, you will be deemed to make each applicable representation and warranty, and satisfy any applicable special State Suitability Requirement, set forth in this Agreement on pages B-2-B-4, so please make sure that you satisfy all applicable provisions in those sections before signing this Agreement.

      CASH SUBSCRIBERS MUST FILL IN ALL OF THE BOXES AND BLANKS ONLY ON PAGES B-7 AND B-8, AND EXCHANGE SUBSCRIBERS MUST FILL IN ALL OF THE BOXES AND BLANKS ONLY ON PAGES B-9 AND B-10, USING INK, AS FOLLOWS:

Item 1 For Cash Subscribers (pages B-7–B-8) and Exchange Subscribers (pages B-9–B-10)	--Enter your Morgan Stanley DW Inc. Account Number.

If you are subscribing for a joint or community property account, the statements, representations, and warranties set forth in this Subscription and Exchange Agreement and Power of Attorney shall be deemed to have been made by each owner of the account.
* If the units will be owned by tenants in common, signatures of all owners are required.

* If the case of a participant-directed ERISA Plan or Individual Retirement Account, the beneficiary must sign immediately below and the trustee or custodian must sign below under “Entity Subscription.”
Item 1 For Cash Subscribers (page B-7)	--Enter the dollar amount of the subscription for each partnership whose units you wish to purchase.
Item 1 For Exchange Subscribers (page B-9)	--Enter the symbol(s) of the limited partnership(s) from which you are redeeming units; specify the quantity to be redeemed (entire interest or number of whole units).
Item 2 For Cash Subscribers (page B-8) and Exchange Subscribers (page B-10)	--Enter the exact name in which your units are to be held based on ownership type.
--You and any co-subscriber must execute the Signature Page of this Agreement on page B-8 (for Cash Subscribers) or page B-10 (for Exchange Subscribers).
Item 3 For Cash Subscribers (page B-8) Exchange Subscribers (page B-10) and update subscribers (page C-1)	--A Morgan Stanley Financial Advisor and Branch Manager must complete the required information.

Morgan Stanley Financial Advisor: This Agreement must be mailed to Morgan Stanley DW, as selling agent, Attn: Managed Futures, at 330 Madison Avenue, 8th Floor, New York, New York 10017. This form cannot be faxed.

MORGAN STANLEY CHARTER SERIES

SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY

      If you are subscribing for units of limited partnership interest in the Morgan Stanley Charter Series, consisting of four commodity pool limited partnerships, Morgan Stanley Charter Graham L.P., Morgan Stanley Charter Millburn L.P., Morgan Stanley Charter MSFCM L.P., and Morgan Stanley Charter Campbell L.P., you should carefully read and review the Prospectus.

      For Cash Subscribers: By executing the Cash Subscription Signature Page of this Subscription and Exchange Agreement and Power of Attorney, you will irrevocably subscribe for units of one or more of the partnerships at the price per unit described in the Prospectus.

      For Exchange Subscribers: By executing the Exchange Subscription Signature Page of this Agreement, you will irrevocably redeem the units of limited partnership interest of the limited partnership indicated on the signature page of this Agreement and, with the proceeds of that redemption, irrevocably subscribe for units of one or more of the partnerships at the price per unit described in the Prospectus.

      Notwithstanding the foregoing, you may revoke this Agreement, and receive a full refund of the subscription amount you paid, plus any accrued interest thereon (or revoke the redemption of units in the other limited partnership in the case of an exchange), by delivering written notice to your Morgan Stanley financial advisor in time for it to be forwarded and received by the general partner, attn: Managed Futures, at 330 Madison Avenue, 8th Floor, New York, New York 10017, no later than 3:00 p.m., New York City time, on the date of the applicable monthly closing, whichever comes first, by delivering written notice to your Morgan Stanley financial advisor. If this Agreement is accepted, you agree to: (i) contribute your subscription to each partnership designated on the Signature Page of this Agreement; and (ii) be bound by the terms of each such partnership’s Amended and Restated Limited Partnership Agreement, included as Exhibit A to the Prospectus (the “Limited Partnership Agreement”). By executing the Signature Page of this Agreement, you shall be deemed to have executed this Agreement and the Limited Partnership Agreement (including the Powers of Attorney in both Agreements).

PAYMENT INSTRUCTIONS

      For Cash Subscribers:   You must pay your subscription amount by charging your customer account with Morgan Stanley DW (the “Customer Account”). In the event that you do not have a Customer Account or do not have sufficient funds in your existing Customer Account, you must make appropriate arrangements with your Morgan Stanley financial advisor. If you don’t have a financial advisor, contact your local Morgan Stanley branch office. Payment must NOT be mailed to the general partner at its offices in New York City. Any such payment will not be accepted by the general partner and will be returned to you for proper placement with the Morgan Stanley branch office where your Customer Account is maintained. By executing the Signature Page of this Agreement, you authorize and direct the general partner and Morgan Stanley DW to transfer the appropriate amount from your Customer Account to the escrow account.

      For Exchange Subscribers:   You must pay your subscription amount by applying the proceeds from the redemption of your limited partnership units in one of the partnerships or another commodity pool which Demeter Management Corporation serves as the general partner and commodity pool operator. You may only redeem units at such times as are specified in the limited partnership agreement for that commodity pool, and under certain circumstances described in that agreement you may be subject to a redemption charge.

REPRESENTATIONS AND WARRANTIES

      By executing the Signature Page of this Agreement, you (for yourself and any co-subscriber, and, if you are signing on behalf of an entity, on behalf of and with respect to that entity and its shareholders, partners, beneficiaries or members), represent and warrant to the general partner and each partnership whose units you are purchasing, as follows (as used below, the terms “you” and “your” refer to you and your co-subscriber, if any, or if you are signing on behalf of an entity, that entity):

      (1) You have received a copy of the Prospectus, including the Limited Partnership Agreement.

      (2) You are of legal age to execute this Agreement and are legally competent to do so.

      (3) You satisfy the applicable financial suitability and minimum investment requirements, as set forth below under the caption “State Suitability Requirements” (or in a special Supplement to the Prospectus) for residents of the state in which you reside. You agree to provide any additional documentation requested by the general partner, as may be required by the securities administrators of certain states, to confirm that you meet the applicable minimum financial suitability standards to invest in the partnerships.

      (4) All the information that you have provided on the Signature Page is correct and complete as of the date of this Agreement, and, if there should be any material change in such information prior to your admission as a limited partner, you will immediately furnish such revised or corrected information to the general partner.

      (5) If you are representing an ERISA Plan or Individual Retirement Account to the best of your knowledge, neither the general partner, Morgan Stanley DW, any additional selling agent, any trading advisor, nor any of their respective affiliates: (a) has investment discretion with respect to the investment of your plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such plan assets and (ii) will be based on the particular investment needs of the plan; or (c) is an employer maintaining or contributing to that plan. For purposes of this representation (5), “ERISA Plan” means any employee benefit plan or trust within the meaning of and subject to the Employee Retirement Income Security Act of 1974, as amended, and “Individual Retirement Account” means an individual retirement account or Keogh Plan subject solely to the provisions of Section 4975 of the Internal Revenue Code of 1986, as amended.

      (6) Unless representation (7) or (8) below is applicable, your subscription is made with your funds for your own account and not as trustee, custodian or nominee for another.

      (7) If you are subscribing as custodian for a minor, either (a) the subscription is a gift you have made to that minor and is not made with that minor’s funds, in which case the representations as to net worth and annual income below apply only to you, as the custodian; or (b) if the subscription is not a gift, the representations as to net worth and annual income below apply only to that minor.

      (8) If you are subscribing as a trustee or custodian of an ERISA Plan or of an Individual Retirement Account at the direction of the beneficiary of that ERISA Plan or Individual Retirement Account, the representations herein apply only to the beneficiary of that plan or IRA.

      (9) If you are subscribing in a representative capacity, you have full power and authority to purchase units and enter into and be bound by this Agreement on behalf of the entity for which you are purchasing the units, and that entity has full right and power to purchase the units and enter into and be bound by this Agreement and become a limited partner pursuant to each applicable Limited Partnership Agreement.

      (10) If you are subscribing for a joint or community property account, you have full power and authority to purchase units and enter into and be bound by this Agreement on behalf of the joint or community property account.

      (11) You either: (a) are not required to be registered with the Commodity Futures Trading Commission ( “CFTC”) or to be a member of the National Futures Association ( “NFA”); or (b) if so required, you are duly registered with the CFTC and are a member in good standing of the NFA. It is an NFA requirement that the general partner attempt to verify that any person or entity that seeks to purchase units be duly registered with the CFTC and a member of the NFA, if required. You agree to supply the general partner with such information as the general partner may reasonably request in order to attempt such verification. Certain entities that acquire units may, as a result, themselves become “commodity pools” within the intent of applicable CFTC and NFA rules, and their sponsors, accordingly, may be required to register as “commodity pool operators.”

      (12) You represent and agree that you will provide any information deemed necessary by the general partner, in its sole discretion, to comply with its anti-money laundering program and related responsibilities from time to time. You further agree that the general partner may, in its sole discretion, decline to accept a subscription if the requested information is not provided or on the basis of such information that is provided, and that if the information requested by the general partner is not provided on a timely basis, the general partner may, in its sole discretion, redeem your units in accordance with the Limited Partnership Agreement.

Additional Representation and Warranty for Exchange Subscribers:

      (13) You are the true, lawful, and beneficial owner of the units of limited partnership interest (or fractions thereof) to be redeemed pursuant to this Agreement, with full power and authority to request redemption and a subsequent purchase of units. The units of limited partnership interest (or fractions thereof) which you are redeeming are not subject to any pledge or are otherwise encumbered in any fashion.

      By making the representations and warranties set forth above, you should be aware that you have not waived any rights of action which you may have under applicable federal or state securities laws. Federal and state securities laws provide that any such waiver would be unenforceable. You should be aware, however, that the representations and warranties set forth above may be asserted in the defense of a partnership, the general partner, Morgan Stanley DW, Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, any additional selling agent, any trading advisor, or others in any subsequent litigation or other proceeding.

STATE SUITABILITY REQUIREMENTS

      Except as indicated below, you must have a net worth (exclusive of home, furnishings, and automobiles) of at least $150,000 or, failing that standard, have both a net worth (same exclusions) of at least $45,000 and an annual gross income of at least $45,000. If you are subscribing with your spouse as joint owners, you may count your joint net worth and joint income in satisfying these requirements, as well as the special requirements described below. You must also make a minimum initial aggregate investment of $20,000, and you must invest at least $5,000 in any one partnership. See “Subscription Procedure” in the Prospectus as to special rules if you are purchasing units in a Non-Charter Series Exchange. However, the states listed below (or in certain cases, in special Supplements to the Prospectus attached hereto) have more restrictive suitability or minimum investment requirements for their residents. Please read the following list to make sure that you meet the minimum suitability and/or investment requirements for the state in which you reside. (As used below, “NW” means net worth exclusive of home, furnishings, and automobiles; “AI” means annual gross income; and “TI” means annual taxable income for federal income tax purposes.)

Alaska: (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

California: (a) $150,000 NW, or (b) $75,000 NW and $50,000 AI.

Iowa: (1) Solely with respect to subscriptions for Charter Graham, Charter Millburn, or Charter MSFCM, (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI; and (2) solely with respect to subscriptions for Charter Campbell, (a) $225,000 NW and investment may not exceed 10% of NW, or (b) $60,000 NW and $60,000 TI and investment may not exceed 10% of NW.

Kansas: Solely with respect to subscribers who have not purchased Units of any Charter Series partnership at or prior to the September 30, 2004 Monthly Closing, (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI. In addition, it is recommended that Kansas investors (both current and new) not invest, in the aggregate, more than 10% of their net worth (exclusive of home, furnishings, and automobiles) in the Charter Series and other managed futures investments.

Maine: (a) $200,000 NW, or (b) $50,000 NW and $50,000 AI.

Massachusetts: (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

Michigan: (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.

Missouri: (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

North Carolina: (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

Ohio: (a) $150,000 NW and investment may not exceed 10% of NW, or (b) $45,000 NW and $45,000 AI and investment may not exceed 10% of NW.

Pennsylvania: (a) $175,000 NW and investment may not exceed 10% of NW, or (b) $100,000 NW and $50,000 TI and investment may not exceed 10% of NW.

Tennessee: (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

Texas: (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.

ACCEPTANCE OF THE LIMITED PARTNERSHIP AGREEMENTS

      You agree that as of the date that your name is entered on the books of a partnership, you shall become a limited partner of that partnership. You also agree to each and every term of the Limited Partnership Agreement of that partnership as if you signed that agreement. You further agree that you will not be issued a certificate evidencing the units that you are purchasing, but that you will receive a confirmation of purchase in Morgan Stanley DW’s customary form.

POWER OF ATTORNEY AND GOVERNING LAW

      You hereby irrevocably constitute and appoint Demeter Management Corporation, the general partner of each partnership, as your true and lawful Attorney-in-Fact, with full power of substitution, in your name, place, and stead: (1) to do all things necessary to admit you as a limited partner of each partnership requested below, and such other partnership(s) of the Morgan Stanley Charter Series as you may request from time to time; (2) to admit others as additional or substituted limited partners to such partnership(s) so long as such admission is in accordance with the terms of the applicable Limited Partnership Agreement or any amendment thereto; (3) to file, prosecute, defend, settle, or compromise any and all actions at law or suits in equity for or on behalf of each partnership in connection with any claim, demand, or liability asserted or threatened by or against any partnership; and (4) to execute, acknowledge, swear to, deliver, file, and record on your behalf and as necessary in the appropriate public offices, and publish: (a) each Limited Partnership Agreement and each Certificate of Limited Partnership and all amendments thereto permitted by the terms thereof; (b) all instruments that the general partner deems necessary or appropriate to reflect any amendment, change, or modification of any Limited Partnership Agreement or any Certificate of Limited Partnership made in accordance with the terms of such Limited Partnership Agreement; (c) certificates of assumed name; and (d) all instruments that the general partner deems necessary or appropriate to qualify or maintain the qualification of each partnership to do business as a foreign limited partnership in other jurisdictions. You agree to be bound by any representation made by the general partner or any successor thereto acting in good faith pursuant to this Power of Attorney.

      The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and survive your death, incapacity, dissolution, liquidation, or termination.

      This Subscription and Exchange Agreement and Power of Attorney shall be governed by and interpreted in accordance with the laws of the State of New York, provided, however, that this provision shall not be deemed a waiver of any rights of action you may have under applicable federal or state securities law.

RECEIPT OF DOCUMENTATION

      The regulations of the CFTC require that you be given a copy of the Prospectus (which includes the most current annual report for each partnership), as well as certain additional documentation consisting of: (a) a supplement to the Prospectus, which must be given to you if the Prospectus is dated more than nine months prior to the date that you first received the Prospectus, and (b) the most current monthly account statement (report) for the partnerships. You hereby acknowledge receipt of the Prospectus and the additional documentation referred to above, if any.

(This page has been left blank intentionally.)

Morgan Stanley Charter Series
Units of Limited Partnership Interest
Cash Subscription Signature Page

  A

April 25, 2005

Please print or type (except signatures). Use ink only.

      PAGES B-7 AND B-8, THE CASH SUBSCRIPTION SIGNATURE PAGES, MUST BE DELIVERED TO YOUR LOCAL MORGAN STANLEY BRANCH OFFICE IN TIME FOR IT TO BE FORWARDED AND RECEIVED BY THE GENERAL PARTNER, ATTN: MANAGED FUTURES AT 330 MADISON AVENUE, 8TH FLOOR, NEW YORK, NEW YORK 10017, NO LATER THAN 3:00 P.M., NEW YORK CITY TIME, ON THE DATE OF THE APPLICABLE MONTHLY CLOSING. THIS FORM CANNOT BE FAXED.

      By execution and delivery of this Cash Subscription Signature Page and by payment of the purchase price for units of limited partnership interest of one or more partnerships in the Morgan Stanley Charter Series you hereby subscribe for units in the partnership(s) specified below at a price equal to 100% of the net asset value per unit of the applicable partnership(s) as of the close of business on the date of the applicable monthly closing.

      BY SUCH EXECUTION AND PAYMENT, YOU ACKNOWLEDGE RECEIPT OF THE MORGAN STANLEY CHARTER SERIES PROSPECTUS DATED APRIL 25, 2005, INCLUDING THE LIMITED PARTNERSHIP AGREEMENTS, ANY APPLICABLE SUPPLEMENT TO THE PROSPECTUS, AND THIS SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY, THE TERMS OF WHICH GOVERN THE INVESTMENT IN THE UNITS BEING SUBSCRIBED FOR BY YOU, AND THE CURRENT MONTHLY REPORT FOR THE PARTNERSHIPS.

Item 1 -- SUBSCRIBER

☐☐☐ — ☐☐☐☐☐☐ — ☐☐☐
Morgan Stanley DW Account No.
Charter Fund Symbol Amount of Subscription
	M S C C	Morgan Stanley Charter Campbell L.P.	$ ________________________
	M S C D	Morgan Stanley Charter MSFCM L.P.	$ ________________________
	M S C G	Morgan Stanley Charter Graham L.P.	$ ________________________
	M S C M	Morgan Stanley Charter Millburn L.P.	$ ________________________

You hereby represent and agree that the name, address, and ownership capacity on the Morgan Stanley DW account referenced on this Subscription Agreement are your true and correct name, address, and ownership capacity, that the name, address, and ownership capacity on the partnership’s books and records shall be the same as your name, address, and ownership capacity on such Morgan Stanley DW account, and that you will promptly notify Morgan Stanley DW of any change in your address, which change shall also be effective for all partnership purposes.

Morgan Stanley Charter Series

April 25, 2005

Item 2 -- SIGNATURE(S) -- You MUST Sign Below

(1) BY SIGNING BELOW, YOU ARE DEEMED TO MAKE ALL THE REPRESENTATIONS AND WARRANTIES APPLICABLE TO YOU CONTAINED UNDER ‘REPRESENTATIONS AND WARRANTIES’ ON PAGES B-2 AND B-3 OF THE SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY, INCLUDING, IN PARTICULAR, THOSE RELATING TO YOUR RECEIPT OF THE PROSPECTUS AND YOUR SATISFYING APPLICABLE FINANCIAL SUITABILITY REQUIREMENTS UNDER ‘STATE SUITABILITY REQUIREMENTS’ ON PAGE B-4.
(2) You represent that you are a U.S. resident and a U.S. citizen.

INDIVIDUAL OR JOINT SUBSCRIPTION, INCLUDING PARTICIPANT-DIRECTED EMPLOYEE BENEFIT PLAN OR IRA SUBSCRIPTION

If you are subscribing for a joint or community property account, the statements, representations, and warranties set forth in this Subscription and Exchange Agreement and Power of Attorney shall be deemed to have been made by each owner of the account.

* If the Units will be owned by tenants in common, signatures of all owners are required.

* In the case of a participant-directed ERISA Plan or Individual Retirement Account, the beneficiary must sign immediately below and the trustee or custodian must sign below under “Entity Subscription.”

Full Name of Account _____________________________________________________________________________________________ Your Full Name or Name of Trust or Custodial Account—do not use initials
X		X
Signature of Subscriber	Date	Signature of Co-Subscriber	Date

Print Full Name of Subscriber		Print Full Name of Co-Subscriber

ENTITY SUBSCRIPTION

ACCEPTANCE OF SUBSCRIPTION ON BEHALF OF ERISA PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS IS IN NO RESPECT A REPRESENTATION BY THE GENERAL PARTNER OR MORGAN STANLEY DW THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN.

The undersigned officer, partner, trustee, manager, or other representative hereby certifies and warrants that: (a) s/he has full power and authority from or on behalf of the entity named below and its shareholders, partners, beneficiaries, or members to (i) complete, execute, and deliver this Subscription and Exchange Agreement and Power of Attorney on their behalf and (ii) to make the statements, representations, and warranties made herein on their behalf; and (b) the investment in each partnership specified is authorized under applicable law and the governing documents of the entity, has been affirmatively authorized by the governing board or body, if any, of the entity, and is legally permissible.

X
Print Full Name of Entity	Signature of Person Signing for Entity	Date
Title
Print Full Name of Person Signing for Entity

Item 3 -- Branch Manager and Financial Advisor Use Only (Complete in Full and in Ink)

The undersigned Financial Advisor hereby certifies that:

(1) the above signature(s) is/are true and correct;

(2) s/he has informed the Subscriber about the liquidity and marketability of the units as set forth in the Prospectus;

(3) based on information obtained from the Subscriber concerning the Subscriber’s investment objectives, other investments, financial situation, needs and any other relevant information, s/he reasonably believes that:

(a) such Subscriber is or will be in a financial position appropriate to enable such Subscriber to realize the benefits of each partnership specified, as described in the Prospectus;

(b) such Subscriber has a net worth sufficient to sustain the risk inherent in each partnership specified (including loss of investment and lack of liquidity); and

(c) each partnership specified is otherwise a suitable investment for such Subscriber;

(4) the Subscriber received the Prospectus, any supplement to the Prospectus, and current monthly report at least five business days prior to the applicable monthly closing; and

(5) the Subscriber meets the applicable suitability standards under "State Suitability Requirements" on page B-4.

The Financial Advisor MUST sign below in order to substantiate compliance with NASD Conduct Rule 2810.

X

Signature of Financial Advisor

. . . . . . . . . . . . . . . . . . . . . . . . .

Print Full Name of Financial Advisor

Telephone Number (. . .). . . . . . . . . . . . . . . .

The undersigned Branch Manager hereby certifies that:

(1) the above signature(s) is/are true and correct.

(2) the above client(s) is/are suitable under "State Suitability Requirements" on page B-4

(3) if the Subscriber’s account is a participant-directed ERISA Plan or Individual Retirement Account for which Morgan Stanley DW is custodian, then the representations set forth above under the heading “Entity Subscription” are incorporated into and made part of this certification.

X

Signature of Branch Manager

. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Print Full Name of Branch Manager

Please enter a BUY order upon receipt of a completed Subscription Agreement.

Morgan Stanley Charter Series
Units of Limited Partnership Interest
Exchange Subscription Signature Page

  B

April 25, 2005

Please print or type (except signatures). Use ink only.

      PAGES B-9 AND B-10, THE EXCHANGE SUBSCRIPTION SIGNATURE PAGES, MUST BE DELIVERED TO YOUR LOCAL MORGAN STANLEY BRANCH OFFICE IN TIME FOR IT TO BE FORWARDED AND RECEIVED BY THE GENERAL PARTNER, ATTN: MANAGED FUTURES, AT 330 MADISON AVENUE, 8TH FLOOR, NEW YORK, NEW YORK 10017, NO LATER THAN 3:00 P.M., NEW YORK CITY TIME, ON THE DATE OF THE APPLICABLE MONTHLY CLOSING. THIS FORM CANNOT BE FAXED.

      By execution and delivery of this Exchange Subscription Signature Page, you hereby redeem the units of limited partnership interest of the limited partnership(s) named in Item 1 below and, by application of the proceeds of such redemption to the payment of the purchase price for units of limited partnership interest in one or more partnerships in the Morgan Stanley Charter Series you hereby subscribe for units in the partnership(s) specified below at a price equal to 100% of the net asset value per unit of the applicable partnership(s) as of the close of business on the date of the applicable monthly closing. Redemption of units of any partnership for an exchange must be in whole units, unless you are redeeming your entire interest in such partnership.

      BY SUCH EXECUTION AND PAYMENT, YOU ACKNOWLEDGE RECEIPT OF THE MORGAN STANLEY CHARTER SERIES PROSPECTUS DATED APRIL 25, 2005, INCLUDING THE LIMITED PARTNERSHIP AGREEMENT, ANY APPLICABLE SUPPLEMENT TO THE PROSPECTUS, AND THIS SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY, THE TERMS OF WHICH GOVERN THE INVESTMENT IN THE UNITS BEING SUBSCRIBED FOR BY YOU, AND THE CURRENT MONTHLY REPORT FOR THE PARTNERSHIPS.

Item 1 -- SUBSCRIBER

☐☐☐ — ☐☐☐☐☐☐ — ☐☐☐
Morgan Stanley DW Account No.

Symbol(s) for Fund(s) from which Units are to be redeemed	Specify quantity of Units to be redeemed (check box if Entire Interest; insert number if Whole Units)			Charter Series Fund Symbol
☐☐☐☐☐	☐	Entire Interest or ________________	Whole Units to	☐☐☐☐
M S C
☐☐☐☐☐	☐	Entire Interest or ________________	Whole Units to	☐☐☐☐
M S C
☐☐☐☐☐	☐	Entire Interest or ________________	Whole Units to	☐☐☐☐
M S C
☐☐☐☐☐	☐	Entire Interest or ________________	Whole Units to	☐☐☐☐
M S C
☐☐☐☐☐	☐	Entire Interest or ________________	Whole Units to	☐☐☐☐
M S C

You hereby authorize Demeter Management Corporation to redeem the quantity of units of limited partnership interest set forth opposite the symbol for each partnership identified on the left above at the “Net Asset Value” thereof, as defined in the limited partnership agreement of each such partnership, less any redemption charges, and to utilize the net proceeds of that redemption to purchase units in the applicable Charter Series partnership as indicated on the right above. Redemptions for an exchange must meet the applicable minimum investment requirements described under “Subscription Procedure” in the prospectus.

You hereby represent and agree that the name, address, and ownership capacity on the Morgan Stanley DW account referenced on this Subscription Agreement are your true and correct name, address, and ownership capacity, that the name, address, and ownership capacity on the partnership’s books and records shall be the same as your name, address, and ownership capacity on such Morgan Stanley DW account, and that you will promptly notify Morgan Stanley DW of any change in your address, which change shall also be effective for all partnership purposes.

Morgan Stanley Charter Series

April 25, 2005

Item 2 -- SIGNATURE(S) -- You MUST Sign Below

(1) BY SIGINING BELOW, YOU ARE DEEMED TO MAKE ALL THE REPRESENTATIONS AND WARRANTIES APPLICABLE TO TOU CONTAINED UNDER “REPRESENTATIONS AND WARRANTIES” ON PAGES B-2 AND B-3 OF THE SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY, INCLUDING, IN PARTICULAR, THOSE RELATING TO YOUR RECEIPT OF THE PROSPECTUS AND YOUR SATISFYING APPLICABLE FINANCIAL SUITABILITY REQUIREMENTS UNDER “STATE SUITABILITY REQUIREMENTS” ON PAGE B-4.
(2) You represent that you are a U.S. resident and a U.S. citizen.

INDIVIDUAL OR JOINT SUBSCRIPTION, INCLUDING PARTICIPANT-DIRECTED EMPLOYEE BENEFIT PLAN OR IRA SUBSCRIPTION

If you are subscribing for a joint or community property account, the statements, representations, and warranties set forth in this Subscription and Exchange Agreement and Power of Attorney shall be deemed to have been made by each owner of the account.

* If the units will be owned by tenants in common, signatures of all owners are required.

* In the case of a participant-directed employee benefit plan or IRA, the beneficiary must sign immediately below and the trustee or custodian must sign below under “Entity Subscription.”

Full Name of Account ______________________________________________________________________________________ Your Full Name or Full Name of Trust or Custodial Account—do not use initials
X		X
Signature of Subscriber	Date	Signature of Co-Subscriber	Date

Print Full Name of Subscriber		Print Full Name of Co-Subscriber

ENTITY SUBSCRIPTION

ACCEPTANCE OF SUBSCRIPTION ON BEHALF OF ERISA PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS IS IN NO RESPECT A REPRESENTATION BY THE GENERAL PARTNER OR MORGAN STANLEY DW THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN.

The undersigned officer, partner, trustee, manager, or other representative hereby certifies and warrants that: (a) s/he has full power and authority from or on behalf of the entity named below and its shareholders, partners, beneficiaries, or members (i) to complete, execute and deliver this Subscription and Exchange Agreement and Power of Attorney on their behalf; and (ii) to make the statements, representations, and warranties made herein on their behalf; and (b) the investment in each partnership specified is authorized under applicable law and the governing documents of the entity, has been affirmatively authorized by the governing board or body, if any, of the entity, and is legally permissible.

X
Print Full Name of Entity	Signature of Person Signing for Entity	Date
Title
Print Full Name of Person Signing for Entity

Item 3 -- Financial Advisor and Branch Manager Use Only (Complete in Full and in Ink)

The undersigned Financial Advisor hereby certifies that:

(1) the above signature(s) is/are true and correct.

(2) s/he has informed the Subscriber about the liquidity and marketability of the units as set forth in the Prospectus;

(3) based on information obtained from the Subscriber concerning the Subscriber’s investment objectives, other investments, financial situation, needs and any other relevant information, that s/he reasonably believes that:

(a) such Subscriber is or will be in a financial position appropriate to enable such Subscriber to realize the benefits of each partnership specified, as described in the Prospectus;

(b) such Subscriber has a net worth sufficient to sustain the risk inherent in each partnership specified (including loss of investment and lack of liquidity); and

(c) each partnership specified is otherwise a suitable investment for such Subscriber;

(4) the Subscriber received the Prospectus, any supplement to the Prospectus, and current monthly report at least five business days prior to the applicable monthly closing; and

(5) the Subscriber meets the applicable suitability standards under “State Suitability Requirements” on page B-4.

The Financial Advisor MUST sign below in order to substantiate compliance with NASD Conduct Rule 2810.

X _________________________________

Signature of Financial Advisor

. . . . . . . . . . . . . . . . . . . . . . . .

Print Full Name of Financial Advisor

Telephone Number (. . .). . . . . . . . . . . . . . . .

The undersigned Branch Manager hereby certifies that:

(1) the above signature(s) is/are true and correct.

(2) the above client(s) is/are suitable under "State Suitability Requirements" on page B-4

(3) if the Subscriber’s account is a participant-directed ERISA Plan or Individual Retirement Account for which Morgan Stanley DW is custodian, then the representations set forth above under the heading “Entity Subscriptions” are incorporated into and made part of this certification.

X _________________________________

Signature of Branch Manager

. . . . . . . . . . . . . . . . . . . .

Print Full Name of Branch Manager

Please enter an EXCHANGE order upon receipt of a completed Exchange Agreement.

EXHIBIT C

Morgan Stanley Charter Series
Units of Limited Partnership Interest
Additional Subscription Agreement Update Form

  C

April 25, 2005

Please print or type (except signatures). Use ink only.

Morgan Stanley DW Account No.    ☐☐☐ — ☐☐☐☐☐☐ — ☐☐☐

      I am an investor in one or more of the Morgan Stanley Charter Series partnership(s).

      I acknowledge receipt of the Morgan Stanley Charter Series Prospectus dated April 25, 2004 (the “Prospectus”). I have signed this form, which updates each Subscription and Exchange Agreement and Power of Attorney I signed when I last purchased units in one or more of the Morgan Stanley Charter Series partnership(s), so that I may purchase additional units of such partnership(s) without the need to execute a new Subscription Agreement. I understand that if I wish to purchase additional units by way of an exchange, or if I wish to purchase units of any Morgan Stanley Charter Series partnership in which I am not currently an investor, I must first execute a new Subscription Agreement in the form annexed to the applicable Prospectus as Exhibit B.

      I hereby confirm that the representations, warranties and other information regarding the Subscriber in the Subscription Agreement(s) I previously executed are still accurate, and that any purchase of additional units following the date of this Subscription Agreement Update Form shall be deemed confirmation that such representations, warranties, and other information are still accurate at the time of that additional purchase. I will notify my Morgan Stanley Financial Advisor prior to the purchase of additional units if there is any material change in the Subscriber’s representations, warranties, or other information contained in the previously executed Subscription Agreement(s).

      I understand that I will need to execute a new Subscription Agreement Update Form when a new Prospectus or Prospectus Supplement is issued.

INDIVIDUAL SUBSCRIBERS	IF SUBSCRIBER IS AN ENTITY

X
Signature of Subscriber(s)	Print Full Name of Entity

By X
Print Full Name of Subscriber(s)	Signature

By:
X
Signature of Co-Subscriber	Print Full Name of Person Signing for Entity

Print Full Name of Co-Subscriber	Title

Date:	Date:

Branch Manager and Financial Advisor Use Only

•  We, the undersigned Financial Advisor and Branch Manager, represent that the above signature(s) is/are true and correct. If the Subscriber's account is a participant-directed ERISA Plan or Individual Retirement Account for which Morgan Stanley DW is custodian, the Branch Manager then certifies that the representations set forth under the heading "Entity Subscription" of the Subscription Agreement(s) the Subscriber previously executed are still accurate.
•  We hereby confirm that at the time of any purchase of additional Units, the Subscriber received the Prospectus, any supplement to the Prospectus, and current monthly report at least five business days prior to the applicable monthly closing.
•  We hereby confirm that at the time of any purchase of additional Units, the Subscriber meets the applicable suitability standards under “State Suitability Requirements” on page B-4 of the Subscription Agreement.

X	By X:
(Financial Advisor MUST sign)	(Branch Manager MUST sign)

(Branch Telephone Number)

Morgan Stanley Financial Advisor: Please enter a BUY order upon making additions to an existing position during the life of the current prospectus, then this Agreement must be forwarded to Morgan Stanley DW, as selling agent, Attn: Managed Futures, at 330 Madison Avenue, 8th Floor, New York, New York 10017. This form cannot be faxed.

C-1

(This page has been left blank intentionally.)

      No person is authorized to give any information or to make any representation not contained in this prospectus in connection with the matters described herein, and, if given or made, such information or representation must not be relied upon as having been authorized. This prospectus does not constitute an offer by any person within any jurisdiction in which such offer is not authorized, or in which the person making such offer is not qualified to do so, or to any person to whom such offer would be unlawful. The delivery of this prospectus at any time does not imply that information contained herein is correct as of any time subsequent to the date of its issue.

      Until 40 days from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

38230-01

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

SEC registration fee	—
NASD filing fee	—
Printing and engraving	150,000
Legal fees and expenses (excluding Blue Sky legal fees)	15,000
Accounting fees and expenses	5,000
Escrow Agent fees	750
Blue Sky fees and expenses (including Blue Sky legal fees)	10,000
Miscellaneous	10,000

Total	$190,750	*

*Represents an estimate of the registrant’s portion of fees and expenses that are common to this Post-Effecitve Amendment No. 3 to the Registration Statement and the Post-Effective Amendments No. 3 to the Registration Statement on Form S-1 for each of Morgan Stanley Charter Millburn L.P. (SEC File No. 333-113893), Morgan Stanley Charter MSFCM L.P. (SEC File No. 333-113877), and Morgan Stanley Charter Campbell L.P. (SEC File No. 333-113878), which are being filed concurrently with this Registration Statement.

Item 14. Indemnification of Directors and Officers.

      Section 14 of the Limited Partnership Agreement (a form of which is annexed to the prospectus as Exhibit A) provides for indemnification of the general partner and its affiliates (as such term is defined therein) by the partnership for any loss, liability, damage, cost or expense arising from any act, omission, activity or conduct undertaken by or on behalf of the partnership that is determined by the general partner in good faith to be in the best interests of the partnership and was not the result of misconduct or negligence. Section 11 of the Selling Agreement provides for indemnification of the general partner and its affiliates and its successors and assigns by Morgan Stanley DW Inc. (“MSDW”) for any loss, claim, damage, liability, cost and expense incurred for a breach by MSDW of a representation or agreement in the Selling Agreement, or for misleading statements and material omissions regarding MSDW in the registration statement or prospectus. Such section also provides for the indemnification by the partnership of MSDW, the general partner and their affiliates for any act, omission, conduct, or activity undertaken by or on behalf of a partnership that is determined by MSDW or the general partner, as applicable, in good faith to be in the best interests of the partnership and was not the result of misconduct or negligence. Section 8 of the Customer Agreement, between the partnership and MSDW, provides for indemnification of MSDW and its affiliates for liabilities, losses, damages, costs, or expenses for activities taken by or on behalf of the partnership which MSDW has determined in good faith are in the best interests of the partnership and are not the result of misconduct or negligence. Section 8 of the Management Agreement provides for indemnification of the general partner and its affiliates by the trading advisor for losses, claims, damages, liabilities, costs and expenses incurred as a result of actions or omissions by the trading advisor involving the partnership’s trading which are the result of a breach of agreement, representation or warranty or the result of bad faith, misconduct or negligence.

Item 15. Recent Sales of Unregistered Securities.

      None.

Item 16. Exhibits and Financial Statement Schedules.

      (a) Exhibits

Exhibit Number	Description of Document
1.01	(8)	Amended and Restated Selling Agreement among the registrant, Morgan Stanley Charter Millburn L.P., Morgan Stanley Charter Welton L.P., Morgan Stanley Charter MSFCM L.P., Morgan Stanley Charter Campbell L.P., Demeter Management Corporation, and Morgan Stanley DW Inc.
1.01	(a)(9)	Amendment No. 1 to Amended and Restated Selling Agreement among the registrant, Morgan Stanley Charter Millburn L.P., Morgan Stanley Charter Welton L.P., Morgan Stanley Charter MSFCM L.P., Morgan Stanley Charter Campbell L.P., Demeter Management Corporation, and Morgan Stanley DW Inc.
1.01	(b)(11)	Amendment No. 2 to Amended and Restated Selling Agreement among the registrant, Morgan Stanley Charter Millburn L.P., Morgan Stanley Charter MSFCM L.P., Morgan Stanley Charter Campbell L.P., Demeter Management Corporation, and Morgan Stanley DW Inc.
1.01	(c)(12)	Amendment No. 3 to Amended and Restated Selling Agreement among the registrant, Morgan Stanley Charter Millburn L.P., Morgan Stanley Charter MSFCM L.P., Morgan Stanley Charter Campbell L.P., Demeter Management Corporation, and Morgan Stanley DW Inc.
1.03	(3)	Form of Additional Seller Agreement between Morgan Stanley DW Inc. and additional selling agents.
3.01		Form of Amended and Restated Limited Partnership Agreement of the registrant (included as Exhibit A to the prospectus).
3.02	(1)	Certificate of Limited Partnership of the registrant.
3.03	(6)	Certificate of Amendment of Certificate of Limited Partnership of the registrant (changing its name from Morgan Stanley Dean Witter Charter Graham L.P.)
5.01	(1)	Opinion of Cadwalader, Wickersham & Taft to the registrant regarding the legality of units of limited partnership interests (including consent).
5.02	(2)	Opinion of Cadwalader, Wickersham & Taft to the registrant regarding the legality of units of limited partnership interests (including consent).
5.03	(7)	Opinion of Cadwalader, Wickersham & Taft to the registrant regarding the legality of units of limited partnership interests (including consent).
5.04	(8)	Opinion of Cadwalader, Wickersham & Taft to the registrant regarding the legality of units of limited partnership interests (including consent).
5.05	(10)	Opinion of Cadwalader, Wickersham & Taft LLP to the registrant regarding the legality of units of limited partnership interests (including consent).
8.01	(1)	Opinion of Cadwalader, Wickersham & Taft to the registrant regarding certain federal income tax matters (including consent).
8.02	(2)	Opinion of Cadwalader, Wickersham & Taft to the registrant regarding certain federal income tax matters (including consent).
8.03	(7)	Opinion of Cadwalader, Wickersham & Taft to the registrant regarding certain federal income tax matters (including consent).
8.04	(8)	Opinion of Cadwalader, Wichersham & Taft to the registrant regarding certain federal income tax matters (including consent).
8.05	(10)	Opinion of Cadwalader, Wickersham & Taft LLP to the registrant regarding certain federal income tax mattters.
10.02	(5)	Management Agreement among the registrant, Demeter Management Corporation and Graham Capital Management L.P.

10.03		Form of Subscription and Exchange Agreement and Power of Attorney to be executed by purchasers of units of limited partnership interests (included as Exhibit B to the prospectus).
10.04	(8)	Amended and Restated Escrow Agreement among the registrant, Morgan Stanley Charter Millburn L.P., Morgan Stanley Charter Welton L.P., Morgan Stanley Charter MSFCM L.P., Morgan Stanley DW Inc., and JPMorgan Chase Bank, as escrow agent.
10.05	(6)	Amended and Restated Customer Agreement between the registrant and Morgan Stanley DW Inc.
10.05	(a)(13)	Amendment No. 1 to Amended and Restated Customer Agreement between the registrant and Morgan Stanley DW Inc.
10.05	(b)(14)	Amendment No. 2 to the Amended and Restated Customer Agreement between the registrant and Morgan Stanley DW Inc.
10.06	(6)	Customer Agreement among the registrant, Morgan Stanley & Co. Incorporated, and Morgan Stanley DW Inc.
10.07	(6)	Customer Agreement between the registrant and Morgan Stanley & Co. International Limited.
10.08	(6)	Foreign Exchange and Options Master Agreement between the registrant and Morgan Stanley & Co. Incorporated.
10.09		Form of Subscription Agreement Update Form to be executed by purchasers of units of limited partnership interests (included as Exhibit C to the prospectus).
10.10	(6)	Securities Account Control Agreement among the registrant, Morgan Stanley & Co. Incorporated and Morgan Stanley DW Inc.
23.01		Consent of Independent Registered Public Accounting Firm for Demeter Management Corporation and the registrant.

(1) Incorporated by reference to the registrant’s Registration Statement No. 333-60115 filed with the SEC on July 29, 1998.

(2) Incorporated by reference to the registrant’s Registration Statement No. 333-91563 filed with the SEC on November 23, 1999.

(3) Incorporated by reference to the registrant’s Registration Statement No. 333-91563 filed with the SEC on July 18, 2000.

(4) Incorporated by reference to the registrant’s Registration Statement No. 333-91563 filed with the SEC on March 30, 2001.

(5) Incorporated by reference to the registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 1999 filed with the SEC on May 17, 1999 (File No. 0-25603).

(6) Incorporated by reference to the registrant’s Form 8-K filed with the SEC on November 6, 2001 (File No. 0-25603).

(7) Incorporated by reference to the registrant’s Registration Statement No. 333-85076 filed with the SEC on March 28, 2002.

(8) Incorporated by reference to the registrant’s Registration Statement No. 333-103166 filed with the SEC on February 13, 2003.

(9) Incorporated by reference to the registrant’s Post-Effective Amendment No. 1 to the Registration Statement No. 333-113166 filed with the SEC on October 22, 2003.

(10) Incorporated by reference to the registrant’s Registration Statement No. 333-113876 filed with the SEC on March 24, 2004.

(11) Incorporated by reference to the registrant’s Post-Effective Amendment No. 1 to the Registration Statement No. 333-113876 filed with the SEC on November 26, 2004.

(12) Incorporated by reference to the registrant’s Form 8-K filed with the SEC on July 18, 2005 (File No. 0-25603).

(13) Incorporated by reference to the registrant’s quarterly report on Form 10-Q for the quarter ended September 30, 2005 filed filed with the SEC on November 10, 2005 (File No. 0-25603).

(14) Incorporated by reference to the registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2005 filed filed with the SEC on August 12, 2005 (File No. 0-25603).

      (b) Financial Statements.

      Included in the prospectus:

    Morgan Stanley Charter Graham L.P.

Report of Independent Registered Public Accounting Firm
Statements of Financial Condition
Statements of Operations
Statements of Changes in Partners’ Capital
Statements of Cash Flows
Schedules of Investments
Notes to Financial Statements

    Demeter Management Corporation

Independent Auditors’ Report
Statements of Financial Condition
Notes to Statements of Financial Condition

Item 17. Undertakings.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) Insofar, as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on the 21st day of November, 2005.

MORGAN STANLEY CHARTER GRAHAM L.P.

By: DEMETER MANAGEMENT CORPORATION,
      General Partner

By:  /s/ Jeffrey A. Rothman
        Jeffrey A. Rothman, President

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
DEMETER MANAGEMENT CORPORATION	General Partner
By: /s/ JEFFREY A. ROTHMAN Jeffrey A. Rothman	President and Chairman of the Board of the General Partner	November 21, 2005
/s/ RICHARD A. BEECH Richard A. Beech	Director of the General Partner	November 21, 2005
/s/ FRANK ZAFRAN Frank Zafran	Director of the General Partner	November 21, 2005
/s/ DOUGLAS J. KETTERER Douglas J. Ketterer	Director of the General Partner	November 21, 2005
/s/ SHELLEY HANAN Shelley Hanan	Director of the General Partner	November 21, 2005
/s/ HARRY HANDLER Harry Handler	Director of the General Partner	November 21, 2005
/s/ KEVIN PERRY Kevin Perry	Chief Financial Officer of the General Partner	November 21, 2005